PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED MARCH 18, 2005)

                          $2,137,215,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C17

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

-------------------------------
YOU SHOULD CAREFULLY CONSIDER      THE TRUST FUND:
THE RISK FACTORS BEGINNING ON
PAGE S-41 OF THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 14 OF       o  As of March 11, 2005, the mortgage loans
THE ACCOMPANYING PROSPECTUS.          included in the trust fund will have an
                                      aggregate principal balance of
Neither the offered                   approximately $2,723,531,640.
certificates nor the
underlying mortgage loans are      o  The trust fund will consist of a pool of
insured or guaranteed by any          226 fixed rate mortgage loans.
government agency or
instrumentality.                   o  The mortgage loans are secured by first
                                      liens on commercial and multifamily
The offered certificates will         properties.
represent interests in the
trust fund only. They will not     o  All of the mortgage loans were originated
represent obligations of any          or acquired by Wachovia Bank, National
other party. The offered              Association, Countrywide Commercial Real
certificates will not be              Estate Finance, Inc., Citigroup Global
listed on any national                Markets Realty Corp. and Artesia Mortgage
securities exchange or any            Capital Corporation.
automated quotation system of
any registered securities          THE CERTIFICATES:
association.
                                   o  The trust fund will issue twenty-six
This prospectus supplement may        classes of certificates.
be used to offer and sell the
offered certificates only if       o  Only the nine classes of offered
it is accompanied by the              certificates described in the following
prospectus dated March 18,            table are being offered by this prospectus
2005.                                 supple ment and the accompanying
                                      prospectus.
-------------------------------

=======================================================================================================================
                                                                                                           EXPECTED
                        ORIGINAL      PERCENTAGE OF                                                       S&P/MOODY'S/
                      CERTIFICATE      CUT-OFF DATE    PASS-THROUGH       ASSUMED FINAL                     FITCH
CLASS                  BALANCE(1)      POOL BALANCE        RATE        DISTRIBUTION DATE(2)   CUSIP NO.    RATING(3)
-----------------------------------------------------------------------------------------------------------------------

Class A-1 ........  $  129,081,000         4.739%          4.430%       October 15, 2009     929766B77    AAA/Aaa/AAA
Class A-2 ........  $  288,753,000        10.602%          4.782%        March 15, 2010      929766B85    AAA/Aaa/AAA
Class A-3 ........  $   82,046,000         3.012%          5.003%       February 15, 2012    929766B93    AAA/Aaa/AAA
Class A-PB .......  $  224,353,000         8.238%          5.037%      September 15, 2014    929766C27    AAA/Aaa/AAA
Class A-4 ........  $1,079,352,000        39.631%          5.083%(4)    February 15, 2015    929766C35    AAA/Aaa/AAA
Class A-J ........  $  187,242,000         6.875%          5.224%(4)     March 15, 2015      929766C43    AAA/Aaa/AAA
Class B ..........  $   74,897,000         2.750%          5.287%(4)     March 15, 2015      929766C50     AA/Aa2/AA
Class C ..........  $   23,830,000         0.875%          5.346%(4)     March 15, 2015      929766C68    AA-/Aa3/AA-
Class D ..........  $   47,661,000         1.750%          5.396%(4)     March 15, 2015      929766C76       A/A2/A
=======================================================================================================================

(Footnotes explaining the table are on page S-2)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC, Countrywide Securities Corporation and Citigroup
Global Markets, Inc. are acting as co-lead managers for this offering.
Countrywide Securities Corporation is acting as sole bookrunner with respect to
42.00% of the Class C Certificates. Citigroup Global Markets Inc. is acting as sole bookrunner with respect to 34.64% of the Class A-4 certificates. Wachovia
Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-4 and Class C certificates and all other classes of offered certificates. ABN AMRO Incorporated, Credit Suisse First Boston LLC and Goldman,
Sachs & Co. are acting as co-managers for this offering. Wachovia Capital
Markets, LLC, Countrywide Securities Corporation, Citigroup Global Markets,
Inc., ABN AMRO Incorporated, Credit Suisse First Boston LLC and Goldman, Sachs &
Co. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 100.23% of the initial certificate balance of the offered certificates, plus accrued interest from March 1, 2005, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about March 30, 2005.

WACHOVIA SECURITIES
                         COUNTRYWIDE SECURITIES CORPORATION
                                                                       CITIGROUP

ABN AMRO INCORPORATED        CREDIT SUISSE FIRST BOSTON     GOLDMAN, SACHS & CO.

                                 March 18, 2005

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C17
                    GEORGRAPHIC OVERVIEW OF MORTGAGE POOL(1)

NEW YORK                    TENNESSEE                   NEVADA
8 properties                6 properties                12 properties
$244,942,391                $43,755,800                 $96,328,277
9.0% of total               1.6% of total               3.5% of total

MASSACHUSETTS               MISSISSIPPI                 IDAHO
14 properties               2 properties                1 property
$345,896,799                $7,360,000                  $2,991,046
12.7% of total              0.3% of total               0.1% of total

CONNECTICUT                 ARKANSAS                    WASHINGTON
3 properties                1 property                  8 properties
$6,786,589                  $2,431,000                  $50,185,106
0.2% of total               0.1% of total               1.8% of total

NEW JERSEY                  LOUISIANA                   SOUTH DAKOTA
5 properties                2 properties                2 properties
$110,353,653                $6,242,000                  $5,126,249
4.1% of total               0.2% of total               0.2% of total

DISTRICT OF COLUMBIA        TEXAS                       MISSOURI
3 properties                48 properties               2 properties
$96,079,433                 $224,543,504                $31,977,420
3.5% of total               8.2% of total               1.2% of total

MARYLAND                    OKLAHOMA                    IOWA
4 properties                14 properties               4 properties
$67,924,011                 $71,182,822                 $39,019,035
2.5% of total               2.6% of total               1.4% of total

WEST VIRGINIA               KANSAS                      ILLINOIS
1 property                  2 properties                6 properties
$2,596,312                  $23,571,397                 $75,818,770
0.1% of total               0.9% of total               2.8% of total

VIRGINIA                    NEW MEXICO                  MINNESOTA
10 properties               6 properties                6 properties
$171,430,483                $28,100,564                 $23,949,572
6.3% of total               1.0% of total               0.9% of total

NORTH CAROLINA              COLORADO                    WISCONSIN
5 properties                3 properties                3 properties
$55,849,234                 $44,207,000                 $19,267,395
2.1% of total               1.6% of total               0.7% of total

SOUTH CAROLINA              ARIZONA                     INDIANA
3 properties                4 properties                3 properties
$13,569,341                 $43,579,697                 $21,349,503
0.5% of total               1.6% of total               0.8% of total

GEORGIA                     UTAH                        MICHIGAN
12 properties               2 properties                6 properties
$63,373,235                 $18,000,000                 $42,889,081
2.3% of total               0.7% of total               1.6% of total

FLORIDA                     SOUTHERN CALIFORNIA(2)      OHIO
28 properties               15 properties               15 properties
$151,885,266                $183,238,986                $83,950,686
5.6% of total               6.7% of total               3.1% of total

KENTUCKY                    CALIFORNIA                  PENNSYLVANIA
1 property                  19 properties               8 properties
$3,900,000                  $279,188,986                $43,800,469
0.1% of total               10.3% of total              1.6% of total

ALABAMA                     NORTHERN CALIFORNIA(2)
6 properties                4 properties
$60,129,514                 $95,950,000
2.2% of total               3.5% of total

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                        Retail                  25.3%
                        Multifamily             16.0%
                        Hospitality             10.5%
                        Mixed Use                5.4%
                        Industrial               3.0%
                        Special Purpose          1.9%
                        Self Storage             0.7%
                        Land                     0.4%
                        Office                  36.9%

GEORGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties mortgaged by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California, mortgaged properties located north of San Luis
Obispo County, Kern County and San Bernadino County were included in Northern
California and mortgaged properties located in and south of such counties were included in Southern California.

-----------------------------------
[ ] >10.0%
    of Cut-Off Date Pool Balance

[ ] >5.0-10.0%
    of Cut-Off Date Pool Balance

[ ] >1.0-5.0%
    of Cut-Off Date Pool Balance

[ ] <=1.0%
    of Cut-Off Date Pool Balance
-----------------------------------

[ONE & TWO INTERNATIONAL PLACE PICUTRES OMITTED]
ONE & TWO INTERNATIONAL PLACE, Boston, MA

[DIGITAL REALTY TRUST PORTFOLIO
PICUTRE OMITTED]                          [450 WEST 33RD STREET PICTURE OMITTED]
DIGITAL REALTY TRUST PORTFOLIO, Various   450 WEST 33RD STREET, New York, NY

[OLYMPIA PORTFOLIO PICTURE OMITTED]       [THARALDSON POOL I-B PICTURE OMITTED]
OLYMPIA PORTFOLIO, Various                THARALDSON POOL I-B, Various

[EASTMONT TOWN CENTER                     [RESIDENCE INN PORTFOLIO
PICTURE OMITTED]                          PICTURE OMITTED]
EASTMONT TOWN CENTER, Oakland, CA         RESIDENCE INN PORTFOLIO, Various

[METROPLACE III & IV PICTURES OMITTED]
METROPLACE III & IV, Fairfax, VA

                                          [1001 CONNECTICUT AVENUE &
[THARALDSON POOL I-A PICTURE OMITTED]     1701 K STREET PICTURE OMITTED]
THARALDSON POOL I-A, Various              1001 CONNECTICUT AVENUE &
                                          1701 K STREET, Washington DC

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT
MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE
OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS
PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o    SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o    RISK FACTORS, commencing on page S-41 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-271 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
TO BE AN OFFER OR SOLICITATION:

     o    if used in a jurisdiction in which such offer or solicitation is not authorized;

     o    if the person making such offer or solicitation is not qualified to do so; or

     o    if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                      S-1

(Footnotes to table on the front cover)

----------------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
     Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
     CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The
     "Rated Final Distribution Date" is the distribution date to occur in March
     2042. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution
     Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)  By each of Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch,
     Inc. See "RATINGS" in this prospectus supplement.

(4)  The pass-through rate applicable to the Class A-4, Class A-J, Class B,
     Class C and Class D certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described herein) for that date.

                                       S-2

                                                                            PAGE
                                                                            ----

                                      S-3

                                                                            PAGE
                                                                            ----

ANNEX A-1    Certain Characteristics of the Mortgage Loans and
             Mortgaged Properties ........................................   A-1
ANNEX A-1A   Certain Characteristics of the Mortgage Loans and
             Mortgaged Properties in Loan Group 1 ........................  A-1A
ANNEX A-1B   Certain Characteristic of the Mortgage Loans and
             Mortgaged Properties in Loan Group 2 ........................  A-1B
ANNEX A-2    Certain Information Regarding Multifamily

ANNEX A-5    Certain Characteristics of the Mortgage Loans and

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
     SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO
     CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE
     OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS
     SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND
     OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL
     DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS
     PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o    WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES
     THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR
     UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE
     NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

o    FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2, CLASS
     A-3, CLASS A-PB, CLASS A-4 AND CLASS A-1A CERTIFICATES, THE POOL OF
     MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN
     GROUP 1 AND LOAN GROUP 2.

o    UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN
     THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE
     TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING
     THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST
     FUND AS OF THE CUT-OFF DATE (WHICH IS MARCH 11, 2005, WITH RESPECT TO 225
     MORTGAGE LOANS AND MARCH 1, 2005, WITH RESPECT TO 1 MORTGAGE LOAN), AFTER
     GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT
     RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE
     TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS
     SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF
     ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON
     ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF
     MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE
     PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR
     OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, AS OF
     THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE
     RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

o    TWO (2) MORTGAGE LOANS, THE ONE & TWO INTERNATIONAL PLACE MORTGAGE LOAN AND
     THE 450 WEST 33RD STREET MORTGAGE LOAN, ARE EACH PART OF A SPLIT LOAN
     STRUCTURE WHERE ONE (1) COMPANION LOAN THAT IS PART OF THIS SPLIT LOAN
     STRUCTURE IS OR WILL BE PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH
     THE RELATED MORTGAGE LOAN. SEVEN (7) MORTGAGE LOANS ARE EACH PART OF A
     SPLIT LOAN STRUCTURE IN WHICH THE RELATED COMPANION LOANS ARE SUBORDINATE
     TO THE RELATED MORTGAGE LOANS. AMOUNTS ATTRIBUTABLE TO ANY COMPANION LOAN
     WILL NOT BE ASSETS OF THE TRUST FUND AND WILL BE BENEFICIALLY OWNED BY THE
     HOLDER OF SUCH COMPANION LOAN.

o    ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
     INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND EXCLUDES
     INFORMATION ON THE SUBORDINATE COMPANION LOANS.

                                      S-5

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C17, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                  CLOSING DATE
                  CERTIFICATE     PERCENTAGE                               INITIAL     WEIGHTED        CASH FLOW        EXPECTED
                   BALANCE OR     OF CUT-OFF              PASS-THROUGH      PASS-       AVERAGE      OR PRINCIPAL     S&P/MOODY'S/
                    NOTIONAL       DATE POOL    CREDIT        RATE         THROUGH       LIFE           WINDOW           FITCH
    CLASS          AMOUNT(1)        BALANCE     SUPPORT    DESCRIPTION       RATE     (YEARS)(2)     (MON./YR.)(2)      RATING(3)
-------------- ----------------- ------------ ---------- --------------  ----------- ------------ ------------------  -------------

Class A-1 ....  $   129,081,000       4.739%     20.000%      Fixed          4.430%       2.65       04/05 - 10/09     AAA/Aaa/AAA
Class A-2 ....  $   288,753,000      10.602%     20.000%      Fixed          4.782%       4.86       10/09 - 03/10     AAA/Aaa/AAA
Class A-3 ....  $    82,046,000       3.012%     20.000%      Fixed          5.003%       6.81       12/11 - 02/12     AAA/Aaa/AAA
Class A-PB ...  $   224,353,000       8.238%     20.000%      Fixed          5.037%       7.43       03/10 - 09/14     AAA/Aaa/AAA
Class A-4 ....  $ 1,079,352,000      39.631%     20.000%     Fixed(4)        5.083%       9.76       09/14 - 02/15     AAA/Aaa/AAA
Class A-J ....  $   187,242,000       6.875%     13.125%     Fixed(4)        5.224%       9.89       02/15 - 03/15     AAA/Aaa/AAA
Class B ......  $    74,897,000       2.750%     10.375%     Fixed(4)        5.287%       9.96       03/15 - 03/15      AA/Aa2/AA
Class C ......  $    23,830,000       0.875%      9.500%     Fixed(4)        5.346%       9.96       03/15 - 03/15     AA-/Aa3/AA-
Class D ......  $    47,661,000       1.750%      7.750%     Fixed(4)        5.396%       9.96       03/15 - 03/15       A/A2/A
 Class A-1A ..  $   375,240,000      13.778%     20.000%     Fixed(4)        5.111%        (5)            (5)          AAA/Aaa/AAA
 Class E .....  $    27,235,000       1.000%      6.750%      WAC(6)         5.565%        (5)            (5)           A-/A3/A-
 Class F .....  $    27,235,000       1.000%      5.750%      WAC(6)         5.565%        (5)            (5)         BBB+/Baa1/BB+
 Class G .....  $    30,639,000       1.125%      4.625%      WAC(6)         5.565%        (5)            (5)         BBB/Baa2/BBB
 Class H .....  $    37,448,000       1.375%      3.250%      WAC(6)         5.565%        (5)            (5)         BBB-/Baa3/BBB-
 Class J .....  $     6,808,000       0.250%      3.000%     Fixed(4)        4.988%        (5)            (5)          BB+/Ba1/BB+
 Class K .....  $    10,213,000       0.375%      2.625%     Fixed(4)        4.988%        (5)            (5)           BB/Ba2/BB
 Class L .....  $    13,617,000       0.500%      2.125%     Fixed(4)        4.988%        (5)            (5)          BB-/Ba3/BB-
 Class M .....  $     6,808,000       0.250%      1.875%     Fixed(4)        4.988%        (5)            (5)            B+/B1/B+
 Class N .....        6,808,000       0.250%      1.625%     Fixed(4)        4.988%        (5)            (5)             B/B2/B
 Class O .....  $     6,808,000       0.250%      1.375%     Fixed(4)        4.988%        (5)            (5)            B-/B3/B-
 Class P .....  $    37,457,639       1.375%      0.000%     Fixed(4)        4.988%        (5)            (5)               NR
 Class X-P ...  $ 2,628,355,000        N/A         N/A       WAC-IO(7)       0.473%        (7)            (7)          AAA/Aaa/AAA
 Class X-C ...  $ 2,723,531,639        N/A         N/A       WAC-IO(7)       0.049%        (7)            (7)          AAA/Aaa/AAA

--------------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  Based on no prepayments and the other assumptions set forth under "YIELD
     AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)  By each of Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc. Moody's Investors Service, Inc. and Fitch, Inc.
     See "RATINGS" in this prospectus supplement.

(4)  The pass-through rates applicable to the Class A-4, Class A-J, Class B,
     Class C, Class D, Class A-1A, Class J, Class K, Class L, Class M, Class N,
     Class O and Class P certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

(5)  Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(6)  The pass-through rate applicable to the Class E, Class F, Class G and Class
     H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

                                      S-6

(7)  The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE
     CERTIFICATES -- Pass-Through Rates" in this prospectus supplement.

[ ]  Offered certificates

[ ]  Private certificates

                                      S-7

                                   THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about the
                                 closing date pursuant to a pooling and
                                 servicing agreement, dated as of March 1, 2005,
                                 by and among the depositor, the master
                                 servicer, the special servicer and the trustee.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the
                                 mortgage loan sellers, the master servicer, and
                                 an affiliate of one of the underwriters. Our
                                 principal executive office is located at 301
                                 South College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates
                                 have insured or guaranteed the offered
                                 certificates. For more detailed information,
                                 see "THE DEPOSITOR" in the accompanying
                                 prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association,
                                 Countrywide Commercial Real Estate Finance,
                                 Inc., Citigroup Global Markets Realty Corp. and
                                 Artesia Mortgage Capital Corporation. For more
                                 information, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--The Mortgage Loan Sellers" in this
                                 prospectus supplement. The mortgage loan
                                 sellers will sell and assign to us on the
                                 closing date the mortgage loans to be included
                                 in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                                 Wachovia Bank, National Association originated
                                 or acquired 150 of the mortgage loans to be
                                 included in the trust fund, representing 63.3%
                                 of the cut-off date pool balance of all the
                                 mortgage loans to be included in the trust fund
                                 (126 mortgage loans in loan group 1 or 61.4%
                                 and 24 mortgage loans in loan group 2 or
                                 75.7%). Countrywide Commercial Real Estate
                                 Finance, Inc. originated 15 of the mortgage
                                 loans to be included in the trust fund,
                                 representing 14.8% of the cut-off date pool
                                 balance of all the mortgage loans to be
                                 included in the trust fund (14 mortgage loans
                                 in loan group 1 or 16.8% and 1 mortgage loan in
                                 loan group 2 or 2.4%). Citigroup Global Markets
                                 Realty Corp. originated 21 of the mortgage
                                 loans to be included in the trust fund,
                                 representing 13.7% of the cut-off date pool
                                 balance of all the mortgage loans to be
                                 included in the trust fund (18 mortgage loans
                                 in loan group 1

                                      S-8

                                 or 13.8% and 3 mortgage loans in loan group 2
                                 or 13.2%). Artesia Mortgage Capital Corporation
                                 originated 40 of the mortgage loans to be
                                 included in the trust fund, representing 8.1%
                                 of the cut-off date pool balance of all the
                                 mortgage loans to be included in the trust fund
                                 (35 mortgage loans in loan group 1 or 8.0% and
                                 5 mortgage loans in loan group 2 or 8.6%).

THE MASTER SERVICER...........   Wachovia Bank, National Association. The master
                                 servicer is our affiliate, one of the mortgage
                                 loan sellers and an affiliate of one of the
                                 underwriters. The master servicer will be
                                 primarily responsible for collecting payments
                                 and gathering information with respect to the
                                 mortgage loans included in the trust fund and
                                 the companion loans which are not part of the
                                 trust fund.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" in
                                 this prospectus supplement.

THE SPECIAL SERVICER..........   Initially, Allied Capital Corporation. The
                                 special servicer will be responsible for
                                 performing certain servicing functions with
                                 respect to the mortgage loans included in the
                                 trust fund and the companion loans which are
                                 not part of the trust fund that, in general,
                                 are in default or as to which default is
                                 imminent.

                                 Some holders of certificates (initially the
                                 holder of the Class P certificates with respect
                                 to each mortgage loan other than the Cabrillo
                                 Palisades whole loan and the Great Wolf Resorts
                                 whole loan) will have the right to replace the
                                 special servicer and to select a representative
                                 who may advise and direct the special servicer
                                 and whose approval is required for certain
                                 actions by the special servicer under certain
                                 circumstances. With respect to the Cabrillo
                                 Palisades whole loan and the Great Wolf Resorts
                                 whole loan, except during the continuance of a
                                 control appraisal period under the related
                                 intercreditor agreement, the holder of the
                                 subordinate companion loan related to the
                                 Cabrillo Palisades whole loan or the Great Wolf
                                 Resorts whole loan, as applicable may appoint
                                 or remove the special servicer with respect to
                                 the Cabrillo Palisades whole loan or the Great
                                 Wolf Resorts whole loan, subject to certain
                                 conditions. See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" and "--The Controlling Class
                                 Representative" in this prospectus supplement.
                                 It is anticipated that Allied Capital
                                 Corporation or an affiliate of Allied Capital
                                 Corporation, will purchase certain non-offered
                                 classes of certificates (including the Class P
                                 certificates). See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

                                      S-9

THE TRUSTEE...................   Wells Fargo Bank, N.A. The trustee will be
                                 responsible for (among other things)
                                 distributing payments to certificateholders and
                                 delivering to certificateholders certain
                                 reports on the mortgage loans included in the
                                 trust fund and the certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--The Trustee"
                                 in this prospectus supplement.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Countrywide
                                 Securities Corporation, Citigroup Global
                                 Markets Inc., ABN AMRO Incorporated, Credit
                                 Suisse First Boston LLC and Goldman, Sachs &
                                 Co. Wachovia Capital Markets, LLC is our
                                 affiliate and is an affiliate of Wachovia Bank,
                                 National Association, which is the master
                                 servicer and one of the mortgage loan sellers.
                                 Countrywide Securities Corporation is an
                                 affiliate of Countrywide Commercial Real Estate
                                 Finance, Inc., one of the mortgage loan
                                 sellers. Citigroup Global Markets, Inc. is an
                                 affiliate of Citigroup Global Markets Realty
                                 Corp., one of the mortgage loan sellers.
                                 Wachovia Capital Markets, LLC, Countrywide
                                 Securities Corporation and Citigroup Global
                                 Markets Inc. are acting as co-lead managers for
                                 this offering. Countrywide Securities
                                 Corporation is acting as the sole bookrunner
                                 with respect to 42.00% of the Class C
                                 Certificates. Citigroup Global Markets Inc. is
                                 acting as sole bookrunner with respect to
                                 34.64% of the Class A-4 certificates. Wachovia
                                 Capital Markets, LLC is acting as sole
                                 bookrunner with respect to the remainder of the
                                 Class A-4 and the Class C certificates and all
                                 other classes of offered certificates. ABN AMRO
                                 Incorporated, Credit Suisse First Boston LLC
                                 and Goldman, Sachs & Co. are acting as
                                 co-managers for this offering.

                           IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about March 30, 2005.

CUT-OFF DATE..................   For 225 mortgage loans, representing 99.7% of
                                 the mortgage pool (192 mortgage loans in loan
                                 group 1 or 99.7% and 33 mortgage loans in loan
                                 group 2 or 100.0%), March 11, 2005 and for 1
                                 mortgage loan, representing 0.3% of the
                                 mortgage pool (0.3% of loan group 1), March 1,
                                 2005. The cut-off date balance of each mortgage
                                 loan included in the trust fund and each
                                 cut-off date certificate balance in this
                                 prospectus supplement assumes the timely
                                 receipt of principal scheduled to be paid (if
                                 any) on each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

                                      S-10

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in April 2005.

DETERMINATION DATE............   The 11th day of each month, or if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in April 2005.

COLLECTION PERIOD.............   For any distribution date, the period beginning
                                 on the 12th day in the immediately preceding
                                 month (or the day after the applicable cut-off
                                 date in the case of the first collection
                                 period) through and including the 11th day of
                                 the month in which the distribution date
                                 occurs. Notwithstanding the foregoing, in the
                                 event that the last day of a collection period
                                 is not a business day, any payments with
                                 respect to the mortgage loans which relate to
                                 such collection period and are received on the
                                 business day immediately following such last
                                 day will be deemed to have been received during
                                 such collection period and not during any other
                                 collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 9 classes
                                 of certificates of our Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C17
                                 pursuant to this prospectus supplement:

                                    Class A-1
                                    Class A-2
                                    Class A-3
                                    Class A-PB
                                    Class A-4
                                    Class A-J
                                    Class B
                                    Class C
                                    Class D

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions
                                 of payments or other collections on the
                                 mortgage loans that the master servicer
                                 collected or that the master servicer and/or
                                 the trustee advanced during or with respect to
                                 the related collection period after deducting
                                 certain fees and expenses. For purposes of
                                 making certain distributions to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4 and
                                 Class A-1A certificates, the mortgage pool will
                                 be deemed to consist of 2 loan groups:

                                 o  Loan group 1 will consist of (i) all of the
                                    mortgage loans that are not secured by
                                    multifamily properties, and (ii) 4 mortgage
                                    loans that are secured by multifamily
                                    properties; and

                                 o  Loan group 2 will consist of 33 mortgage
                                    loans that are secured by multifamily
                                    properties.

                                      S-11

                                 Annex A to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan. The trustee will distribute
                                 amounts to the extent that the money is
                                 available, in the following order of priority,
                                 to pay:

                                 ----------------------------------------------
                                 Interest, concurrently (i) pro rata, on the
                                 Class A-1, Class A-2, Class A-3, Class A-PB and
                                 Class A-4 certificates from the portion of
                                 money available attributable to mortgage loans
                                 in loan group 1, (ii) on the Class A-1A
                                 certificates from the portion of money
                                 available attributable to mortgage loans in
                                 loan group 2, and (iii) pro rata, on the Class
                                 X-C and Class X-P certificates from any and all
                                 money attributable to the mortgage pool;
                                 provided, however, if on any distribution date,
                                 the money available on such distribution date
                                 is insufficient to pay in full the total amount
                                 of interest to be paid to any of the classes as
                                 described above, money available with respect
                                 to the entire mortgage pool will be allocated
                                 among all those classes pro rata.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-PB certificates, up to
                                 the principal distribution amount related to
                                 loan group 1, until the certificate balance of
                                 the Class A-PB certificates is reduced to the
                                 planned principal balance set forth in the
                                 table on Annex D to this prospectus supplement,
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A
                                 certificates have been made, until the
                                 certificate balance of the Class A-PB
                                 certificates is reduced to the planned
                                 principal balance set forth in the table on
                                 Annex D to this prospectus supplement.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB certificates
                                 as set forth in the priority immediately
                                 preceding, principal of the Class A-1
                                 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A
                                 certificates and the Class A-PB certificates
                                 have been made, until their certificate balance
                                 is reduced to zero.
                                 ----------------------------------------------

                                      S-12

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB and Class A-1
                                 certificates as set forth in the immediately
                                 preceding priorities, principal of the Class
                                 A-2 certificates, up to the remaining principal
                                 distribution amount relating to loan group 1
                                 and, after the Class A-1A certificate balance
                                 has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB and Class A-1 certificates have been
                                 made, until their certificate balance is
                                 reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount relating
                                 to loan group 1 to the Class A-PB, Class A-1
                                 and Class A-2 certificates as set forth in the
                                 immediately preceding priorities, principal of
                                 the Class A-3 certificates, up to the remaining
                                 principal distribution amount relating to loan
                                 group 1 and, after the Class A-1A certificate
                                 balance has been reduced to zero, the principal
                                 distribution amount relating to loan group 2
                                 remaining after payments to the Class A-1A,
                                 Class A-PB, Class A-1 and Class A-2
                                 certificates have been made, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount related
                                 to loan group 1 to the Class A-PB, Class A-1,
                                 Class A-2 and Class A-3 certificates as set
                                 forth in the immediately preceding priorities,
                                 principal of the Class A-PB certificates, up to
                                 the remaining principal distribution amount
                                 relating to loan group 1 and, after the Class
                                 A-1A certificate balance has been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 2 remaining after
                                 payments to the Class A-1A, Class A-1, Class
                                 A-2 and Class A-3 certificates have been made,
                                 until their certificate balance is reduced to
                                 zero.
                                 ----------------------------------------------

                                      S-13

                                 ----------------------------------------------
                                 After distributions of principal have been made
                                 from the principal distribution amount related
                                 to loan group 1 to the Class A-1, Class A-2,
                                 Class A-3 and Class A-PB certificates as set
                                 forth in the immediately preceding priorities,
                                 principal of the Class A-4 certificates, up to
                                 the remaining principal distribution amount
                                 relating to loan group 1 and, after the Class
                                 A-1A certificate balance has been reduced to
                                 zero, the principal distribution amount
                                 relating to loan group 2 remaining after
                                 payments to the Class A-1A, Class A-PB, Class
                                 A-1, Class A-2 and Class A-3 certificates have
                                 been made, until their certificate balance is
                                 reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-1A certificates, up to
                                 the principal distribution amount relating to
                                 loan group 2 and, after the Class A-1, Class
                                 A-2, Class A-3, Class A-PB and Class A-4
                                 certificate balances have been reduced to zero,
                                 the principal distribution amount relating to
                                 loan group 1 remaining after payments to the
                                 Class A-1, Class A-2, Class A-3, Class A-PB and
                                 Class A-4 certificates have been made, until
                                 their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4 and Class A-1A
                                 certificates, pro rata, for any realized loss
                                 and trust fund expenses borne by such classes.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class A-J certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-J certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class A-J certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 ----------------------------------------------

                                      S-14

                                 ----------------------------------------------
                                 Interest on the Class B certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class B certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class B certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class C certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class C certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class C certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class D certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class D certificates, up to
                                 the principal distribution amount, until their
                                 certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class D certificates for
                                 any realized losses and trust fund expenses
                                 borne by such class.
                                 ----------------------------------------------

                                 If, on any distribution date, the certificate
                                 balances of the Class A-J through Class P
                                 certificates have been reduced to zero, but any
                                 two or more of the Class A-1, Class A-2, Class
                                 A-3, Class A-PB, Class A-4 and Class A-1A
                                 certificates remain outstanding, distributions
                                 of principal (other than distributions of
                                 principal otherwise allocable to reduce the
                                 certificate balance of the Class A-PB
                                 certificates to the planned principal amount
                                 set forth in the table on Annex D to this
                                 prospectus supplement) and interest will be
                                 made, pro rata, to the outstanding Class A-1,
                                 Class A-2, Class A-3, Class

                                      S-15

                                 A-PB, Class A-4 and Class A-1A certificates.
                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement.

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class Z, Class R-I
                                 and Class R-II certificates) will be entitled
                                 to receive:

                                 o  for each class of these certificates, one
                                    month's interest at the applicable
                                    pass-through rate accrued during the
                                    calendar month prior to the related
                                    distribution date, on the certificate
                                    balance or notional amount, as applicable,
                                    of each class of these certificates
                                    immediately prior to that distribution date;

                                 o  plus any interest that this class of
                                    certificates was entitled to receive on all
                                    prior distribution dates to the extent not
                                    received;

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    share of any shortfalls in interest
                                    collections due to prepayments on mortgage
                                    loans included in the trust fund that are
                                    not offset by certain payments made by the
                                    master servicer; and

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    allocable share of any reduction in interest
                                    accrued on any mortgage loan as a result of
                                    a modification that reduces the related
                                    mortgage rate and allows the reduction in
                                    accrued interest to be added to the stated
                                    principal balance of the mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4, Class A-1A,
                                 Class X-C and Class X-P certificates, interest
                                 distributions on the Class A-1, Class A-2,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates will be based upon amounts
                                 available relating to mortgage loans in loan
                                 group 1 and interest distributions on the Class
                                 A-1A certificates will be based upon amounts
                                 available relating to mortgage loans in loan
                                 group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "--Distributions" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates will
                                 be entitled to distributions of interest only
                                 on their respective notional amounts. The
                                 notional amounts of each of these classes of

                                      S-16

                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class X-C and Class X-P certificates will
                                 accrue interest at a rate as described under
                                 "--Pass-Through Rates" below.

                                 The certificates (other than the Class Z, Class
                                 R-I and Class R-II certificates) will accrue
                                 interest on the basis of a 360-day year
                                 consisting of twelve 30-day months.

                                 The interest accrual period with respect to any
                                 distribution date and any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is the calendar month
                                 preceding the month in which such distribution
                                 date occurs.

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-11 above, on
                                 each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class X-C and
                                 Class X-P certificates:

                                 o  first, pro rata, to the Class X-C, Class
                                    X-P, Class A-1, Class A-2, Class A-3, Class
                                    A-PB, Class A-4 and Class A-1A certificates
                                    as described above under "--Priority of
                                    Distributions", and then to each other class
                                    of offered certificates in alphabetical
                                    order; and

                                 o  only to the extent funds remain after the
                                    trustee makes all distributions of interest
                                    and principal required to be made on such
                                    date to each class of certificates with a
                                    higher priority of distribution.

                                 You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans included in the trust fund. These
                                 distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) on each distribution date is set
                                 forth above under "OVERVIEW OF THE
                                 CERTIFICATES" in this prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 X-C certificates and Class X-P certificates is
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The weighted average net mortgage rate for each
                                 distribution date is the weighted average of
                                 the net mortgage rates for the mortgage loans
                                 included in the trust fund as of the beginning
                                 of the related collection period, weighted on
                                 the basis of their respective stated principal
                                 balances immediately following

                                      S-17

                                 the preceding distribution date; provided that,
                                 for the purpose of determining the weighted
                                 average net mortgage rate only, if the mortgage
                                 rate for any mortgage loan included in the
                                 trust fund has been modified in connection with
                                 a bankruptcy or similar proceeding involving
                                 the related borrower or a modification, waiver
                                 or amendment granted or agreed to by the
                                 special servicer, the weighted average net
                                 mortgage rate for that mortgage loan will be
                                 calculated without regard to that event. The
                                 net mortgage rate for each mortgage loan
                                 included in the trust fund will generally
                                 equal:

                                 o  the mortgage interest rate in effect for
                                    that mortgage loan as of the closing date;
                                    minus

                                 o  the applicable administrative cost rate, as
                                    described in this prospectus supplement.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate of
                                 each mortgage loan will be deemed adjusted as
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of that mortgage
                                 loan as of the cut-off date, reduced as of any
                                 date of determination (to not less than zero)
                                 by:

                                 o  the portion of the principal distribution
                                    amount for the related distribution date
                                    that is attributable to that mortgage loan;
                                    and

                                 o  the principal portion of any realized loss
                                    incurred in respect of that mortgage loan
                                    during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of certificates
                                 (other than the Class X-C, Class X-P, Class Z,
                                 Class R-I and Class R-II certificates) will
                                 have the certificate balance set forth above
                                 under "OVERVIEW OF THE CERTIFICATES". The
                                 certificate balance for each class of
                                 certificates entitled to receive principal may
                                 be reduced by:

                                 o  distributions of principal; and

                                 o  allocations of realized losses and trust
                                    fund expenses.

                                 The certificate balance or notional amount of a
                                 class of certificates may be increased in
                                 certain circumstances by the allocation of any
                                 increase in the stated principal balance of

                                      S-18

                                 any mortgage loan resulting from the reduction
                                 of the related mortgage rate through
                                 modification. See "DESCRIPTION OF THE
                                 CERTIFICATES--Certificate Balances and Notional
                                 Amounts" in this prospectus supplement.

                                 The Class X-C and Class X-P certificates do not
                                 have principal balances and will not receive
                                 distributions of principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o  generally, the Class A-1, Class A-2, Class
                                    A-3, Class A-PB and Class A-4 certificates
                                    will only be entitled to receive
                                    distributions of principal collected or
                                    advanced in respect of mortgage loans in
                                    loan group 1 until the certificate balance
                                    of the Class A-1A certificates has been
                                    reduced to zero, and the Class A-1A
                                    certificates will only be entitled to
                                    receive distributions of principal collected
                                    or advanced in respect of mortgage loans in
                                    loan group 2 until the certificate principal
                                    balance of the Class A-4 certificates has
                                    been reduced to zero; provided, however, the
                                    Class A-1, Class A-2, Class A-3 and Class
                                    A-4 certificates will not be entitled to
                                    distributions of principal from either loan
                                    group 1 or loan group 2 until the
                                    certificate principal balance of the Class
                                    A-PB certificates is reduced to the planned
                                    principal balance set forth on Annex D to
                                    this prospectus supplement;

                                 o  principal is distributed to each class of
                                    certificates entitled to receive
                                    distributions of principal in the order
                                    described in "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  principal is only distributed on a related
                                    class of certificates to the extent funds
                                    remain after the trustee makes all
                                    distributions of principal and interest on
                                    those classes of certificates with a higher
                                    priority of distribution as described under
                                    "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  generally, no class of certificates is
                                    entitled to distributions of principal until
                                    the certificate balance of each class of
                                    certificates with a higher priority of
                                    distribution as described under "DESCRIPTION
                                    OF THE CERTIFICATES--Distributions" in this
                                    prospectus supplement has been reduced to
                                    zero; and

                                 o  in no event will holders of the Class A-J,
                                    Class B, Class C or Class D certificates or
                                    the classes of non-offered certificates
                                    (other than the Class A-1A certificates) be
                                    entitled to receive any payments of
                                    principal until the certificate balances of
                                    the Class A-1, Class A-2, Class

                                      S-19

                                    A-3, Class A-PB, Class A-4 and Class A-1A
                                    certificates have all been reduced to zero.

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o  the scheduled principal payments (other than
                                    balloon payments) due on the mortgage loans
                                    included in the trust fund during the
                                    related collection period whether or not
                                    those scheduled payments are actually
                                    received;

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the
                                    trust fund during the related collection
                                    period;

                                 o  prepayments received with respect to the
                                    mortgage loans included in the trust fund
                                    during the related collection period;

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and repurchase
                                    and substitution amounts received during the
                                    related collection period that are allocable
                                    to principal; and

                                 o  for purposes of making distributions to the
                                    Class A-1, Class A-2, Class A-3, Class A-PB,
                                    Class A-4 and Class A-1A certificates, the
                                    principal distribution amount for each loan
                                    group on any distribution date will be equal
                                    to the sum of the collections specified
                                    above but only to the extent such amounts
                                    relate to the mortgage loans comprising the
                                    specified loan group.

                                 However, if the master servicer or the trustee
                                 reimburses itself out of general collections on
                                 the mortgage pool for any advance that it or
                                 the special servicer has determined is not
                                 recoverable out of collections on the related
                                 mortgage loan, and certain advances that are
                                 determined not to be reimbursed currently in
                                 connection with the work-out of a mortgage
                                 loan, then such advances (together with accrued
                                 interest thereon) will be deemed, to the
                                 fullest extent permitted pursuant to the terms
                                 of the pooling and servicing agreement, to be
                                 reimbursed first out of payments and other
                                 collections of principal otherwise
                                 distributable on the principal balance
                                 certificates, prior to, in the case of
                                 nonrecoverable advances only, being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise distributable
                                 on the certificates.

SUBORDINATION; ALLOCATION OF
  LOSSES AND CERTAIN
  EXPENSES....................   Credit support for any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is provided by the
                                 subordination of payments and allocation of any
                                 losses to such classes of certificates which
                                 have a later priority of distribution (other
                                 than the Class X-C and Class X-P certificates)
                                 and, with respect to the Class A-1, Class A-2,
                                 Class

                                      S-20

                                 A-3, Class A-PB, Class A-4, and Class A-1A
                                 certificates, the Class A-J certificates. The
                                 certificate balance of a class of certificates
                                 (other than the Class X-C, Class X-P, Class Z,
                                 Class R-I and Class R-II certificates) will be
                                 reduced on each distribution date by any losses
                                 on the mortgage loans that have been realized
                                 and certain additional trust fund expenses
                                 actually allocated to that class of
                                 certificates on that distribution date.

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the certificates
                                 (other than the Class A-1A, Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) that are not offered by this
                                 prospectus supplement and then to the offered
                                 certificates and the Class A-1A certificates as
                                 indicated on the following table.

                                                           ORDER OF
                                             PERCENTAGE   APPLICATION
                               ORIGINAL      OF CUT-OFF    OF LOSSES
                             CERTIFICATE      DATE POOL       AND
    CLASS DESIGNATION          BALANCE         BALANCE     EXPENSES
------------------------- ----------------- ------------ ------------
Class A-1 ...............  $  129,081,000       4.739%        6
Class A-2 ...............  $  288,753,000      10.602%        6
Class A-3 ...............  $   82,046,000       3.012%        6
Class A-PB ..............  $  224,353,000       8.238%        6
Class A-4 ...............  $1,079,352,000      39.631%        6
Class A-1A ..............  $  375,240,000      13.778%        6
Class A-J ...............  $  187,242,000       6.875%        5
Class B .................  $   74,897,000       2.750%        4
Class C .................  $   23,830,000       0.875%        3
Class D .................  $   47,661,000       1.750%        2
Other non-offered
  certificates (excluding
  the Class A-1A, Class
  X-C and Class X-P
  certificates) .........  $  211,076,639       7.750%        1

                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates will result in a corresponding
                                 reduction in the notional amount of the Class
                                 X-C certificates and, with respect to the Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-J, Class B, Class C, Class D, Class E, Class
                                 F, Class G and Class H certificates and
                                 portions of the Class A-1 and Class A-1A
                                 certificates, a corresponding reduction in the
                                 notional amount of the Class X-P certificates.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, with regard to the
                                 mortgage loans with pari passu companion loans,
                                 any losses and expenses that are associated
                                 with the applicable whole loan will be
                                 allocated in accordance with the terms of

                                      S-21

                                 the related intercreditor agreement, pro rata
                                 between each related mortgage loan (and
                                 therefore to the certificates other than the
                                 Class X-C, Class X-P, Class Z, Class R-I and
                                 Class R-II certificates) and its related pari
                                 passu companion loan. Further, with regard to
                                 the mortgage loans with subordinate companion
                                 loans, any losses and expenses that are
                                 associated with the applicable whole loan will
                                 be allocated, in accordance with the terms of
                                 the related intercreditor agreement, generally,
                                 first, to the subordinate companion loan, and
                                 second, to the related mortgage loan. The
                                 portions of those losses and expenses that are
                                 allocated to the mortgage loans that are
                                 included in the trust fund will be allocated
                                 among the Series 2005-C17 certificates in the
                                 manner described above. See "DESCRIPTION OF THE
                                 CERTIFICATES-- Subordination; Allocation of
                                 Losses and Certain Expenses" in this prospectus
                                 supplement.

PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES.........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 will be distributed to the holders of each
                                 class of offered certificates and the Class
                                 A-1A, Class E, Class F, Class G and Class H
                                 certificates then entitled to distributions as
                                 follows:

                                 The holders of each class of offered
                                 certificates and the Class A-1A, Class E, Class
                                 F, Class G and Class H certificates then
                                 entitled to distributions of principal with
                                 respect to the related loan group on that
                                 distribution date will generally be entitled to
                                 a portion of prepayment premiums or yield
                                 maintenance charges equal to the product of:

                                 o  the amount of those prepayment premiums or
                                    yield maintenance charges;

                                 o  a fraction (in no event greater than one),
                                    the numerator of which is equal to the
                                    excess, if any, of the pass-through rate of
                                    that class of certificates over the relevant
                                    discount rate, and the denominator of which
                                    is equal to the excess, if any, of the
                                    mortgage interest rate of the prepaid
                                    mortgage loan over the relevant discount
                                    rate; and

                                 o  a fraction, the numerator of which is equal
                                    to the amount of principal distributable on
                                    that class of certificates on that
                                    distribution date, and the denominator of
                                    which is the principal distribution amount
                                    for that distribution date.

                                 If there is more than one class of certificates
                                 entitled to distributions of principal with
                                 respect to the related loan group on any
                                 particular distribution date on which a
                                 prepayment premium or yield maintenance charge
                                 is distributable, the aggregate amount of that
                                 prepayment premium or yield maintenance charge
                                 will be allocated among all such classes up to,
                                 and on a pro rata basis in accordance with, the
                                 foregoing entitlements.

                                      S-22

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed as follows: (a) on or before the
                                 distribution date in March 2012, 10% to the
                                 holders of the Class X-P certificates and 90%
                                 to the holders of the Class X-C certificates
                                 and (b) thereafter, 100% to the holders of the
                                 Class X-C certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates and the Class A-1A, Class
                                 E, Class F, Class G and Class H certificates
                                 will equal the yield (when compounded monthly)
                                 on the U.S. Treasury issue with a maturity date
                                 closest to the maturity date for the prepaid
                                 mortgage loan or mortgage loan for which title
                                 to the related mortgaged property was acquired
                                 by the trust fund.

                                 o  In the event that there are two or more such
                                    U.S. Treasury issues with the same coupon,
                                    the issue with the lowest yield will be
                                    utilized; and

                                 o  In the event that there are two or more such
                                    U.S. Treasury issues with maturity dates
                                    equally close to the maturity date for the
                                    prepaid mortgage loan, the issue with the
                                    earliest maturity date will be utilized.

                                     EXAMPLES OF ALLOCATION OF PREPAYMENT
                                     PREMIUMS OR YIELD MAINTENANCE CHARGES

                                 Mortgage interest rate ....................  8%
                                 Pass-through rate for applicable class ....  6%
                                 Discount rate .............................  5%

                           ALLOCATION         ALLOCATION          ALLOCATION
                         PERCENTAGE FOR       PERCENTAGE          PERCENTAGE
                        APPLICABLE CLASS     FOR CLASS X-P      FOR CLASS X-C
                       ------------------ ------------------- -----------------
                       6% - 5%            (100% - 33 1/3%) x  (100% - 33 1/3%) x
                       ------- = 33 1/3%   10% = 6 2/3%        90% = 60%
                       8% - 5%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges".

ALLOCATION OF ADDITIONAL
  INTEREST....................   On each distribution date, any additional
                                 interest collected in respect of a mortgage
                                 loan in the trust fund with an anticipated
                                 repayment date during the related collection
                                 period will be distributed to the holders of
                                 the Class Z certificates. In each case, this
                                 interest will not be available to provide
                                 credit support for other classes of
                                 certificates or offset any interest shortfalls.

ADVANCING OF PRINCIPAL AND
  INTEREST....................   The master servicer is required to advance
                                 delinquent scheduled payments of principal and
                                 interest with respect to any mortgage loan
                                 included in the trust fund unless the master
                                 servicer or the special servicer determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. If the
                                 master servicer fails to do so, the

                                      S-23

                                 trustee is required to make a principal and
                                 interest cash advance of such scheduled payment
                                 of principal and interest. The master servicer
                                 will not be required to advance balloon
                                 payments due at maturity in excess of regular
                                 periodic payments, interest in excess of the
                                 mortgage loan's regular interest rate or
                                 prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to the
                                 extent that an appraisal reduction of the
                                 related mortgage loan has occurred.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure against
                                 losses. In other words, the advances are
                                 intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest to
                                 the master servicer or the trustee, as the case
                                 may be, on the amount of any principal and
                                 interest cash advance calculated at the prime
                                 rate (provided, that no principal and/or
                                 interest cash advance shall accrue interest
                                 until after the expiration of any applicable
                                 grace or cure period for the related scheduled
                                 payment) and will reimburse the master servicer
                                 or the trustee for any principal and interest
                                 cash advances that are later determined to be
                                 not recoverable. Any principal and/or interest
                                 cash advance on any pari passu companion loan
                                 will not be recoverable by the master servicer
                                 from the trust fund. Neither the master
                                 servicer nor the trustee will be required to
                                 make a principal and interest cash advance with
                                 respect to any subordinate companion loan.
                                 Additionally, the Trustee will not be required
                                 to make a principal and interest cash advance
                                 with respect to any companion loan. See
                                 "DESCRIPTION OF THE CERTIFICATES--P&I Advances"
                                 in this prospectus supplement.

OPTIONAL TERMINATION OF THE
  TRUST FUND..................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage
                                 loans included in the trust fund is less than
                                 1.0% of the aggregate principal balance of the
                                 pool of mortgage loans included in the trust
                                 fund as of the cut-off date. See "DESCRIPTION
                                 OF THE CERTIFICATES--Termination" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4, Class A-1A, Class A-J, Class B,
                                 Class C and Class D certificates have been paid
                                 in full and all of the remaining certificates,
                                 other than the Class Z certificates and the
                                 REMIC residual certificates are held by a
                                 single certificateholder. See "DESCRIPTION OF
                                 THE CERTIFICATES--Termination" in this
                                 prospectus supplement.

                                      S-24

REGISTRATION AND
  DENOMINATION................   The offered certificates will initially be
                                 registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank S.A./
                                 N.V., as operator of the Euroclear System. You
                                 will not receive a definitive certificate
                                 representing your interest in the trust fund,
                                 except in the limited circumstances described
                                 in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in
                                 the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-J, Class B, Class C and Class D certificates
                                 will be offered in minimum denominations of
                                 $10,000 actual principal amount and in integral
                                 multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 most of the trust fund ("REMIC I" and "REMIC
                                 II", each a "REMIC"). The offered certificates
                                 will evidence regular interests in a REMIC and
                                 generally will be treated as debt instruments
                                 of such REMIC. The Class R-I certificates will
                                 represent the residual interests in REMIC I,
                                 and the Class R-II certificates will represent
                                 the residual interests in REMIC II. The Class Z
                                 certificateholders' entitlement to any
                                 additional interest that has accrued on a
                                 related mortgage loan that provides for the
                                 accrual of such additional interest if the
                                 unamortized principal amount of such mortgage
                                 loan is not repaid on the anticipated repayment
                                 date set forth in the related mortgage note
                                 will be treated as a grantor trust (as
                                 described in the related prospectus) for United
                                 States federal income tax purposes.

                                 The offered certificates will be treated as
                                 newly originated debt instruments for federal
                                 income tax purposes. You will be required to
                                 report income with respect to the offered
                                 certificates using the accrual method of
                                 accounting, even if you otherwise use the cash
                                 method of accounting. It is anticipated that
                                 the Class A-1, Class A-2, Class A-3, Class
                                 A-PB, Class A-4, Class A-J, Class B, Class C
                                 and Class D certificates will be treated as
                                 having been issued at a premium for federal
                                 income tax reporting purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and

                                      S-25

                                 the accompanying prospectus, the following
                                 certificates may be eligible for purchase by
                                 persons investing assets of employee benefit
                                 plans, individual retirement accounts, or other
                                 retirement plans and accounts:

                                    Class A-1
                                    Class A-2
                                    Class A-3
                                    Class A-PB
                                    Class A-4
                                    Class A-J
                                    Class B
                                    Class C
                                    Class D

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Countrywide
                                 Securities Corporation, Citigroup Global
                                 Markets, Inc., ABN AMRO Incorporated, Credit
                                 Suisse First Boston LLC and Goldman, Sachs &
                                 Co. by the U.S. Department of Labor. See "ERISA
                                 CONSIDERATIONS" in this prospectus supplement
                                 and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisers for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "LEGAL INVESTMENT" in this prospectus
                                 supplement and in the accompanying prospectus.

                                      S-26

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 Moody's Investors Service, Inc. and Fitch,
                                 Inc.:

                                                         EXPECTED RATING FROM
                                        CLASS             S&P/MOODY'S/FITCH
                                 --------------------   ---------------------
                                 Class A-1 ..........        AAA/Aaa/AAA
                                 Class A-2 ..........        AAA/Aaa/AAA
                                 Class A-3 ..........        AAA/Aaa/AAA
                                 Class A-PB .........        AAA/Aaa/AAA
                                 Class A-4 ..........        AAA/Aaa/AAA
                                 Class A-J ..........        AAA/Aaa/AAA
                                 Class B ............         AA/Aa2/AA
                                 Class C ............        AA-/Aa3/AA-
                                 Class D ............           A/A2/A

                                 The ratings on the offered certificates address
                                 the likelihood of timely receipt of interest
                                 and ultimate receipt of principal by the rated
                                 final distribution date by the holders of
                                 offered certificates. They do not address the
                                 likely actual rate of prepayments. The rate of
                                 prepayments, if different than originally
                                 anticipated, could adversely affect the yield
                                 realized by holders of the offered
                                 certificates. In addition, ratings adjustments
                                 may result from a change in the financial
                                 position of the trustee as back-up liquidity
                                 provider. See "RATINGS" in this prospectus
                                 supplement and in the accompanying prospectus
                                 for a discussion of the basis upon which
                                 ratings are given, the limitations and
                                 restrictions on the ratings, and conclusions
                                 that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/unit/room,
                                 loan-to-value ratios and debt service coverage
                                 ratios) with respect to the 7 mortgage loans
                                 with subordinate companion loans is calculated
                                 without regard to the related subordinate
                                 companion loans, as the case may be. With
                                 respect to loan numbers 1 and 2, unless
                                 otherwise specified, the calculations of loan
                                 balance per square foot, loan-to-value ratios
                                 and debt service coverage ratios were based on
                                 the aggregate indebtedness of these mortgage
                                 loans and the related pari passu companion
                                 loans, if any. All percentages of the mortgage
                                 loans, or any specified group of mortgage
                                 loans, referred to in this prospectus
                                 supplement are approximate percentages.

                                      S-27

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.

                              ALL MORTGAGE          LOAN            LOAN
                                 LOANS             GROUP 1         GROUP 2
                             --------------    --------------   -------------
Number of mortgage loans ...            226               193              33

Number of crossed loan
  pools(1) .................             13                12               2

Number of mortgaged
  properties ...............            288               255              33

Aggregate balance of all
  mortgage loans ........... $2,723,531,640    $2,348,291,191    $375,240,449

Number of mortgage loans
  with balloon payments(2)..            145               113              32

Aggregate balance of
  mortgage loans with
  balloon payments(2)....... $2,138,573,604    $1,790,808,156    $347,765,449

Number of mortgage loans
  with anticipated
  repayment dates(3)........             38                38               0

Aggregate balance of
  mortgage loans with
  anticipated repayment
  dates(3) ................. $  257,117,677    $  257,117,677    $          0

Number of fully amortizing
  mortgage loans ...........              6                 6               0

Aggregate balance of fully
  amortizing mortgage loans. $   26,215,109    $   26,215,109    $          0

Number of non-amortizing
  mortgage loans ...........             37                36               1

Aggregate balance of
  non-amortizing mortgage
  loans .................... $  301,625,250    $  274,150,250    $ 27,475,000

Average mortgage loan
  balance .................. $   12,051,025    $   12,167,312    $ 11,370,923

Minimum mortgage loan
  balance .................. $    1,157,979    $    1,157,979    $  1,772,482

Maximum mortgage loan
  balance .................. $  216,000,000    $  216,000,000    $ 28,000,000

Maximum balance for a
  group of cross-
  collateralized and
  cross-defaulted loans .... $  154,335,917(4) $  154,335,917(4) $ 28,000,000(5)

Weighted average cut-off
  date loan-to-value
  ratio(6) .................           69.8%             69.0%           74.8%

Minimum cut-off date
  loan-to-value ratio ......           26.5%             26.5%           66.4%

                                      S-28

                              ALL MORTGAGE          LOAN            LOAN
                                 LOANS             GROUP 1         GROUP 2
                             --------------    --------------   -------------
Maximum cut-off date
  loan-to-value ratio ......         81.0%             81.0%          80.0%

Weighted average
  underwritten debt
  service coverage ratio(7).         1.54x             1.57x          1.31x

Minimum underwritten
  debt service coverage
  ratio ....................         1.20x             1.20x          1.20x

Maximum underwritten
  debt service coverage
  ratio ....................         4.59x             4.59x          1.73x

Weighted average
  loan-to-value ratio at
  stated maturity or
  anticipated repayment
  date(6) ..................         59.7%             58.6%          67.0%

Weighted average
  mortgage interest rate ...        5.426%            5.441%         5.334%

Minimum mortgage
  interest rate ............        4.620%            4.620%         4.930%

Maximum mortgage
  interest rate ............        6.880%            6.880%         5.840%

Weighted average
  remaining term to
  maturity or anticipated
  repayment date
  (months) .................          111               111            108

Minimum remaining term
  to maturity or
  anticipated repayment
  date (months) ............           50                55             50

Maximum remaining term
  to maturity or
  anticipated repayment
  date (months) ............          262               262            120

Weighted average occupancy
  rate(8) ..................         92.9%             92.5%          95.0%
                                    ------            ------         ------

                                 ----------
                                 (1)  One (1) group of crossed loan pools
                                      consists of mortgage loans in both loan
                                      groups.
                                 (2)  Does not include mortgage loans with
                                      anticipated repayment dates or mortgage
                                      loans that are interest-only for their
                                      entire term.
                                 (3)  Does not include mortgage loans that are
                                      interest-only for their entire term.
                                 (4)  Consists of a group of 6 individual
                                      mortgage loans (loan numbers 10, 15, 17,
                                      44, 62 and 83).
                                 (5)  Loan group 2 contains 1 mortgage loan
                                      (loan number 23), which is crossed with 1
                                      mortgage loan (loan number 59) in loan
                                      group 1.
                                 (6)  For purposes of determining the
                                      loan-to-value ratio of 1 mortgage loan
                                      (loan number 56), representing 0.5% of the
                                      cut-off date pool balance, such ratio was
                                      adjusted by taking into account an amount
                                      available under a letter of credit.
                                 (7)  For purposes of determining the debt
                                      service coverage ratio of 4 mortgage loans
                                      (loan numbers 56, 57, 81 and 166),
                                      representing 1.4% of the cut-off date pool
                                      balance, such ratio was adjusted by taking
                                      into account an amount available in cash
                                      reserves or under a letter of credit.
                                 (8)  Excludes 19 mortgage loans secured by
                                      hospitality properties, representing 10.5%
                                      of the mortgage pool (12.1% of loan group
                                      1) and 1 mortgage loan secured by a
                                      special purpose property, representing
                                      1.6% of the mortgage pool (1.8% of loan
                                      group 1).

                                      S-29

SECURITY FOR THE MORTGAGE
  LOANS IN THE TRUST FUND.....   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                 o  No mortgage loan included in the trust fund
                                    is insured or guaranteed by any government
                                    agency or private insurer.

                                 o  All of the mortgage loans included in the
                                    trust fund are secured by first lien fee
                                    mortgages and/or leasehold mortgages on
                                    commercial properties or multifamily
                                    properties.

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                                               PERCENTAGE OF     PERCENTAGE OF
                                           NUMBER OF        AGGREGATE        PERCENTAGE OF      CUT-OFF DATE     CUT-OFF DATE
                                           MORTGAGED       CUT-OFF DATE       CUT-OFF DATE        GROUP 1           GROUP 2
             PROPERTY TYPE                PROPERTIES         BALANCE          POOL BALANCE        BALANCE           BALANCE
--------------------------------------   ------------   -----------------   ---------------   ---------------   --------------

Office ...............................         38        $1,004,253,946           36.9%             42.8%              0.0%
Retail ...............................        112           689,441,962           25.3              29.4               0.0
  Retail - Anchored ..................         89           571,344,576           21.0              24.3               0.0
  Retail - Unanchored ................         15            78,980,225            2.9               3.4               0.0
  Retail - Shadow Anchored(2) ........          8            39,117,161            1.4               1.7               0.0
Multifamily ..........................         37           434,740,449           16.0               2.5             100.0
Hospitality(3) .......................         56           285,026,438           10.5              12.1               0.0
Mixed Use ............................          5           147,352,188            5.4               6.3               0.0
Industrial ...........................         29            80,460,737            3.0               3.4               0.0
Special Purpose(4) ...................          5            51,799,250            1.9               2.2               0.0
Self Storage .........................          3            20,364,780            0.7               0.9               0.0
Land(5) ..............................          3            10,091,890            0.4               0.4               0.0
                                              ---        --------------          -----             -----             -----
  TOTAL ..............................        288        $2,723,531,640          100.0%            100.0%            100.0%
                                              ===        ==============          =====             =====             =====

------------
(1)  Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2)  A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)  With regard to 1 mortgage loan (loan number 4), the mortgaged property includes the fee interest in land which the ground tenant has improved and leased as 13 limited service hotels, the source of funds for which mortgaged loan is the ground rent payments made to the related borrower.
     The 13 hotels are not part of the loan collateral for that mortgaged loan, but the loan collateral for another mortgaged loan (loan number 3) does include those 13 hotels.

(4)  Specifically, 2 mortgaged properties that are operated as parking garages and 3 mortgaged properties that are used for childcare.

(5)  Specifically, the fee interest in land which the ground tenant has improved and leased as an unanchored retail building or restaurant. Neither of the retail building or restaurant is part of the loan collateral, and the sources of funds for loan repayment are the ground rent payments made to the related borrower.

                               [PIECHART OMITTED]

                        Retail                  25.3%
                        Multifamily             16.0%
                        Hospitality             10.5%
                        Mixed Use                5.4%
                        Industrial               3.0%
                        Special Purpose          1.9%
                        Self Storage             0.7%
                        Land                     0.4%
                        Office                  36.9%

                                      S-30

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located throughout
                                 38 states and the District of Columbia. The
                                 following table describes the number and
                                 percentage of mortgaged properties in states
                                 which have concentrations of mortgaged
                                 properties above 5.0%:

               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE       PERCENTAGE OF
                            MORTGAGED      CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE        POOL BALANCE
  ---------------------   ------------   ----------------   --------------
  MA ..................         14        $  345,896,799          12.7%
  CA ..................         19           279,188,986          10.3
    Southern(2) .......         15           183,238,986           6.7
    Northern(2) .......          4            95,950,000           3.5
  NY ..................          8           244,942,391           9.0
  TX ..................         48           224,543,504           8.2
  VA ..................         10           171,430,483           6.3
  FL ..................         28           151,885,266           5.6
  Other ...............        161         1,305,644,211          47.9
                               ---        --------------         -----
    TOTAL .............        288        $2,723,531,640         100.0%
                               ===        ==============         =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                  LOAN GROUP 1
               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                             PERCENTAGE OF
                            NUMBER OF        AGGREGATE       CUT-OFF DATE
                            MORTGAGED      CUT-OFF DATE         GROUP 1
         STATE             PROPERTIES         BALANCE           BALANCE
  ---------------------   ------------   ----------------   --------------
  MA ..................         12        $  330,246,799          14.1%
  CA ..................         17           246,188,986          10.5
    Southern(2) .......         14           178,238,986           7.6
    Northern(2) .......          3            67,950,000           2.9
  NY ..................          8           244,942,391          10.4
  TX ..................         45           183,018,504           7.8
  VA ..................          7           153,149,433           6.5
  FL ..................         26           117,409,852           5.0
  Other ...............        140         1,073,335,227          45.7
                               ---        --------------         -----
    TOTAL .............        255        $2,348,291,191         100.0%
                               ===        ==============         =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                      S-31

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                  LOAN GROUP 2
               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                           PERCENTAGE OF
                            NUMBER OF       AGGREGATE      CUT-OFF DATE
                            MORTGAGED     CUT-OFF DATE        GROUP 2
         STATE             PROPERTIES        BALANCE          BALANCE
  ---------------------   ------------   --------------   --------------
  TX ..................         3         $ 41,525,000          11.1%
  AL ..................         2           38,676,355          10.3
  FL ..................         2           34,475,414           9.2
  CO ..................         2           34,207,000           9.1
  CA ..................         2           33,000,000           8.8
    Northern(2) .......         1           28,000,000           7.5
    Southern(2) .......         1            5,000,000           1.3
  TN ..................         2           32,600,000           8.7
  MN ..................         4           18,964,628           5.1
  Other ...............        16          141,792,051          37.8
                               --         ------------         -----
    TOTAL .............        33         $375,240,449         100.0%
                               ==         ============         =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

PAYMENT TERMS.................   All of the mortgage loans included in the trust
                                 fund accrue interest at a fixed rate, other
                                 than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                 o  Payments on the mortgage loans included in
                                    the trust fund are due on the 11th day of
                                    the month, except that payments on 1
                                    mortgage loan, representing 0.3% of the
                                    mortgage pool (0.3% of loan group 1), are
                                    due on the 1st day of the month. No mortgage
                                    loan has a grace period that extends payment
                                    beyond the 11th day of any calendar month.

                                 o  As of the cut-off date, 225 of the mortgage
                                    loans, representing 99.7% of the mortgage
                                    pool (192 mortgage loans in loan group 1 or
                                    99.6% and all of the mortgage loans in loan
                                    group 2), accrue interest on an actual/360
                                    basis and 1 of the mortgage loans,
                                    representing 0.3% of the mortgage pool (0.4%
                                    of loan group 1), accrues interest on a
                                    30/360 basis. Ninety-one (91) of the
                                    mortgage loans, representing 51.0% of the
                                    mortgage pool (69

                                      S-32

                                    mortgage loans in loan group 1 or 47.3% and
                                    22 mortgage loans in loan group 2 or 73.7%),
                                    have periods during which only interest is
                                    due and periods in which principal and
                                    interest are due. Thirty-seven (37) mortgage
                                    loans, representing 11.1% of the mortgage
                                    pool (36 mortgage loans in loan group 1 or
                                    11.7% and 1 mortgage loan in loan group 2 or
                                    7.3%), provide that only interest is due
                                    until maturity or the anticipated repayment
                                    date. One (1) mortgage loan, representing
                                    1.6% of the mortgage pool (1.8% of loan
                                    group 1), provides that only interest is due
                                    until maturity unless certain financial
                                    conditions are not met, in which case
                                    principal and interest are due for the
                                    remaining term of such loan.

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

                         RANGE OF CUT-OFF DATE BALANCES

                                                                       PERCENTAGE OF  PERCENTAGE OF
                                          AGGREGATE    PERCENTAGE OF    CUT-OFF DATE  CUT-OFF DATE
   RANGE OF CUT-OFF DATE      NUMBER     CUT-OFF DATE   CUT-OFF DATE      GROUP 1        GROUP 2
       BALANCES ($)          OF LOANS      BALANCE      POOL BALANCE      BALANCE        BALANCE
--------------------------- ---------- -------------- --------------- -------------- --------------

- 2,000,000 ...............      19    $   31,066,229        1.1%            1.2%           1.0%
2,000,001 - 3,000,000 .....      37        96,941,215        3.6             4.0            0.8
3,000,001 - 4,000,000 .....      32       113,075,703        4.2             4.7            0.9
4,000,001 - 5,000,000 .....      24       104,576,667        3.8             3.9            3.7
5,000,001 - 6,000,000 .....      14        76,131,499        2.8             2.6            4.3
6,000,001 - 7,000,000 .....       7        45,032,846        1.7             1.3            3.6
7,000,001 - 8,000,000 .....      11        84,289,340        3.1             3.6            0.0
8,000,001 - 9,000,000 .....       8        68,209,804        2.5             1.8            7.0
9,000,001 - 10,000,000 ....       7        66,031,995        2.4             2.0            5.1
10,000,001 - 15,000,000 ...      16       193,087,063        7.1             4.7           22.1
15,000,001 - 20,000,000 ...       9       151,149,902        5.5             4.4           12.7
20,000,001 - 25,000,000 ...      14       314,399,238       11.5             9.5           24.1
25,000,001 - 30,000,000 ...      10       281,312,549       10.3             9.6           14.8
30,000,001 - 35,000,000 ...       2        66,868,735        2.5             2.8            0.0
35,000,001 - 40,000,000 ...       3       112,144,476        4.1             4.8            0.0
40,000,001 - 45,000,000 ...       3       128,640,495        4.7             5.5            0.0
45,000,001 - 50,000,000 ...       3       143,443,083        5.3             6.1            0.0
50,000,001 - 55,000,000 ...       3       161,000,000        5.9             6.9            0.0
55,000,001 - 60,000,000 ...       1        57,844,828        2.1             2.5            0.0
75,000,001 - 80,000,000 ...       1        79,785,970        2.9             3.4            0.0
80,000,001 - 216,000,000 ..       2       348,500,000       12.8            14.8            0.0
                                ---    --------------      -----           -----          -----
 TOTAL ....................     226    $2,723,531,640      100.0%          100.0%         100.0%
                                ===    ==============      =====           =====          =====

                                      S-33

                             RANGE OF MORTGAGE RATES

                                                                              PERCENTAGE OF     PERCENTAGE OF
                                           AGGREGATE        PERCENTAGE OF      CUT-OFF DATE     CUT-OFF DATE
   RANGE OF MORTGAGE        NUMBER        CUT-OFF DATE       CUT-OFF DATE        GROUP 1           GROUP 2
       RATES (%)           OF LOANS         BALANCE          POOL BALANCE        BALANCE           BALANCE
-----------------------   ----------   -----------------   ---------------   ---------------   --------------

4.620 - 5.249 .........        50       $1,034,311,000           38.0%             38.2%             36.9%
5.250 - 5.499 .........        71          653,305,365           24.0              20.6              45.2
5.500 - 5.749 .........        70          638,831,020           23.5              25.4              11.5
5.750 - 5.999 .........        20          259,182,208            9.5              10.0               6.5
6.000 - 6.249 .........         4           68,041,046            2.5               2.9               0.0
6.500 - 6.749 .........         1            4,000,000            0.1               0.2               0.0
6.750 - 6.999 .........        10           65,861,000            2.4               2.8               0.0
                              ---       --------------          -----             -----             -----
 TOTAL ................       226       $2,723,531,640          100.0%            100.0%            100.0%
                              ===       ==============          =====             =====             =====

                       RANGE OF UNDERWRITTEN DSC RATIOS*

                                         AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
                          NUMBER        CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
  RANGE OF DSCR (X)      OF LOANS         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
---------------------   ----------   -----------------   ---------------   -----------------   ----------------

1.20 - 1.24 .........        49       $  668,302,756           24.5%              20.8%               48.0%
1.25 - 1.29 .........        39          378,022,736           13.9               13.8                14.2
1.30 - 1.34 .........        22          253,678,455            9.3                9.4                 8.6
1.35 - 1.39 .........        21          194,072,683            7.1                7.0                 8.0
1.40 - 1.44 .........        13          184,839,836            6.8                7.4                 3.1
1.45 - 1.49 .........         9          121,107,964            4.4                4.7                 2.8
1.50 - 1.54 .........        11          129,892,214            4.8                3.9                10.4
1.55 - 1.59 .........         9           93,112,875            3.4                3.3                 4.2
1.60 - 1.64 .........         2           11,700,000            0.4                0.5                 0.0
1.65 - 1.69 .........         1            4,380,000            0.2                0.2                 0.0
1.70 - 1.74 .........         5           33,232,856            1.2                1.3                 0.8
1.75 - 1.79 .........         3          226,747,688            8.3                9.7                 0.0
1.85 - 1.89 .........         3           53,596,399            2.0                2.3                 0.0
1.90 - 1.94 .........         3            5,120,533            0.2                0.2                 0.0
2.05 - 2.09 .........         1            9,095,490            0.3                0.4                 0.0
2.10 - 2.14 .........         2           97,844,828            3.6                4.2                 0.0
2.15 - 2.19 .........         1            3,000,000            0.1                0.1                 0.0
2.20 - 2.24 .........         6           17,582,760            0.6                0.7                 0.0
2.25 - 2.29 .........         4            9,707,000            0.4                0.4                 0.0
2.30 - 3.79 .........        21          225,994,564            8.3                9.6                 0.0
3.80 - 4.59 .........         1            2,500,000            0.1                0.1                 0.0
                            ---       --------------          -----              -----               -----
 TOTAL ..............       226       $2,723,531,640          100.0%             100.0%              100.0%
                            ===       ==============          =====              =====               =====

----------
*    For purposes of determining the debt service coverage ratio of 4 mortgage loans (loan numbers 56, 57, 81 and 166), representing 1.4% of the mortgage pool (3 mortgage loans in group 1 or 1.0% and 1 mortgage loan in group 2 or
     3.5%), such ratio was adjusted taking into account an amount available in cash reserves or under a letter of credit. See "DESCRIPTION OF THE MORTGAGE
     POOL--Additional Mortgage Loan Information" in this prospectus supplements.

                                      S-34

                        RANGE OF CUT-OFF DATE LTV RATIOS*

                                           AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
 RANGE OF CUT-OFF DATE      NUMBER        CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
     LTV RATIOS (%)        OF LOANS         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
-----------------------   ----------   -----------------   ---------------   -----------------   ----------------

25.01 - 30.00 .........         1       $    2,500,000            0.1%               0.1%                0.0%
30.01 - 35.00 .........         1           27,000,000            1.0                1.1                 0.0
35.01 - 40.00 .........         1            3,900,000            0.1                0.2                 0.0
40.01 - 50.00 .........         7           63,078,209            2.3                2.7                 0.0
50.01 - 55.00 .........        25          202,378,538            7.4                8.6                 0.0
55.01 - 60.00 .........        12           52,509,136            1.9                2.2                 0.0
60.01 - 65.00 .........        11          364,304,362           13.4               15.5                 0.0
65.01 - 70.00 .........        26          351,427,595           12.9               12.3                16.7
70.01 - 75.00 .........        55          748,472,643           27.5               26.6                33.0
75.01 - 80.00 .........        85          861,961,157           31.6               28.7                50.2
80.01 - 81.01 .........         2           46,000,000            1.7                2.0                 0.0
                              ---       --------------          -----              -----               -----
 TOTAL ................       226       $2,723,531,640          100.0%             100.0%              100.0%
                              ===       ==============          =====              =====               =====

----------
*    For purposes of determining the loan-to-value ratio of 1 mortgage loan
     (loan number 56), representing 0.5% of the mortgage pool (0.6% of loan group 1), such ratio was adjusted by taking into account an amount available under a letter of credit.

                    RANGE OF REMAINING TERMS TO MATURITY DATE
                         OR ANTICIPATED REPAYMENT DATE*

                                              AGGREGATE       PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
 RANGE OF REMAINING TERMS      NUMBER       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
         (MONTHS)             OF LOANS         BALANCE         POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
--------------------------   ----------   ----------------   ---------------   -----------------   ----------------

0 - 60 ...................        25       $  306,665,129          11.3%              12.0%                6.7%
61 - 84 ..................         6          144,060,000           5.3                3.8                14.7
85 - 108 .................         3           57,122,684           2.1                2.4                 0.0
109 - 120 ................       183        2,177,088,719          79.9               80.1                78.6
121 - 156 ................         2            7,180,000           0.3                0.3                 0.0
169 - 180 ................         2            8,300,000           0.3                0.4                 0.0
205 - 216 ................         1            2,990,861           0.1                0.1                 0.0
229 - 240 ................         2            5,906,624           0.2                0.3                 0.0
253 - 264 ................         2           14,217,623           0.5                0.6                 0.0
                                 ---       --------------         -----              -----               -----
 TOTAL ...................       226       $2,723,531,640         100.0%             100.0%              100.0%
                                 ===       ==============         =====              =====               =====

----------
*    With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                              AMORTIZATION TYPES

                                                            AGGREGATE      PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
                                               NUMBER      CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
              AMORTIZATION TYPE               OF LOANS       BALANCE        POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
-------------------------------------------- ---------- ----------------- --------------- ----------------- ----------------

Interest-only, Amortizing Balloon* .........      62     $1,188,248,000         43.6%            38.8%             73.7%
Amortizing Balloon .........................      83        950,325,604         34.9             37.4              18.9
Interest-only, Amortizing ARD* .............      29        199,578,000          7.3              8.5               0.0
Interest-only, Balloon .....................       9        177,775,000          6.5              7.6               0.0
Interest-only, ARD .........................      28        123,850,250          4.5              4.1               7.3
Amortizing ARD .............................       9         57,539,677          2.1              2.5               0.0
Fully Amortizing ...........................       6         26,215,109          1.0              1.1               0.0
                                                 ---     --------------        -----            -----             -----
 TOTAL .....................................     226     $2,723,531,640        100.0%           100.0%            100.0%
                                                 ===     ==============        =====            =====             =====

----------
*    These mortgage loans require payments of interest only for a period of 5 to
     60 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool and loan group 1, and a period of 7 to 36 months for loan group 2.

                                      S-35

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if such a mortgage loan is
                                 not prepaid by a date specified in its related
                                 mortgage note, interest will accrue at a higher
                                 rate and the related borrower will be required
                                 to apply all cash flow generated by the
                                 mortgaged property in excess of its regular
                                 debt service payments and certain other
                                 permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic payment
                                 on the mortgage loans is determined assuming
                                 interest is calculated on a "30/360 basis," but
                                 interest actually accrues and is applied on the
                                 majority of the mortgage loans on an "actual/
                                 360 basis," there will be less amortization,
                                 absent prepayments, of the principal balance
                                 during the term of the related mortgage loan,
                                 resulting in a higher final payment on such
                                 mortgage loan. This will occur even if a
                                 mortgage loan is a "fully amortizing" mortgage
                                 loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL-- Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the trust
                                 fund restrict or prohibit voluntary prepayments
                                 of principal in some manner for some period of
                                 time.

                        TYPES OF PREPAYMENT RESTRICTIONS

                                                          AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
              PREPAYMENT                   NUMBER        CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
           RESTRICTION TYPE               OF LOANS         BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
--------------------------------------   ----------   -----------------   ---------------   -----------------   ----------------

Lockout/Defeasance ...................       199       $2,459,908,263           90.3%              91.9%               80.7%
Lockout/Yield Maintenance ............        24          192,023,377            7.1                5.1                19.3
Yield Maintenance ....................         2           69,000,000            2.5                2.9                 0.0
Yield Maintenance/Defeasance .........         1            2,600,000            0.1                0.1                 0.0
                                             ---       --------------          -----              -----               -----
 TOTAL ...............................       226       $2,723,531,640          100.0%             100.0%              100.0%
                                             ===       ==============          =====              =====               =====

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive or
                                 modify the terms of any mortgage loan relating
                                 to the payment of a prepayment premium or yield
                                 maintenance charge will be limited as described
                                 in this prospectus supplement. See "SERVICING
                                 OF THE MORTGAGE LOANS--Modifications, Waivers
                                 and Amendments" in this prospectus supplement.
                                 We make no representations as to the
                                 enforceability of the provisions of any
                                 mortgage notes requiring the payment of a
                                 prepayment premium or

                                      S-36

                                 yield maintenance charge or limiting
                                 prepayments to defeasance or the ability of the
                                 master servicer or special servicer to collect
                                 any prepayment premium or yield maintenance
                                 charge.

DEFEASANCE....................   Two hundred (200) of the mortgage loans
                                 included in the trust fund as of the cut-off
                                 date, representing 90.4% of the mortgage pool
                                 (173 mortgage loans in loan group 1 or 92.0%
                                 and 27 mortgage loans in loan group 2 or
                                 80.7%), permit the borrower, under certain
                                 conditions, to substitute United States
                                 government obligations as collateral for the
                                 related mortgage loans (or a portion thereof)
                                 following their respective lock-out or yield
                                 maintenance periods. Upon substitution, the
                                 related mortgaged property (or, in the case of
                                 a mortgage loan secured by multiple mortgaged
                                 properties, one or more of such mortgaged
                                 properties) will no longer secure the related
                                 mortgage loan. The payments on the defeasance
                                 collateral are required to be at least equal to
                                 an amount sufficient to make, when due, all
                                 payments on the related mortgage loan or
                                 allocated to the related mortgaged property;
                                 provided that in the case of certain mortgage
                                 loans, these defeasance payments may cease at
                                 the beginning of the open prepayment period
                                 with respect to that mortgage loan, and the
                                 final payment on the defeasance collateral on
                                 such early prepayment date would fully prepay
                                 the mortgage loan. Defeasance may not occur
                                 prior to the second anniversary of the issuance
                                 of the certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

TWENTY LARGEST MORTGAGE
  LOANS.......................   The following table describes certain
                                 characteristics of the twenty largest mortgage
                                 loans or groups of cross-collateralized
                                 mortgage loans in the trust fund by aggregate
                                 principal balance as of the cut-off date. With
                                 respect to the loans referred to as the One &
                                 Two International Place mortgage loan and the
                                 450 West 33rd Street mortgage loan in the
                                 immediately following table, the loan balance
                                 per square foot, the debt service coverage
                                 ratio and the loan-to-value ratio set forth in
                                 such table, in each case, are based on the
                                 aggregate combined principal balance of each of
                                 the One & Two International Place mortgage loan
                                 and the 450 West 33rd Street mortgage loan, as
                                 the case may be, and its related pari passu
                                 companion loans. No companion loan is included
                                 in the trust fund.

                                      S-37

                                            NUMBER OF                                          % OF
                                            MORTGAGE                                % OF    APPLICABLE
                                             LOANS/                               CUT-OFF     CUT-OFF
                               MORTGAGE     NUMBER OF               CUT-OFF         DATE       DATE
                                 LOAN       MORTGAGED    LOAN         DATE          POOL    LOAN GROUP
         LOAN NAME              SELLER     PROPERTIES   GROUP     BALANCE (1)     BALANCE     BALANCE
--------------------------- ------------- ------------ ------- ----------------- --------- ------------

One & Two International
  Place.................... Wachovia            1/1        1    $  216,000,000       7.9%      9.2%
Digital Realty Trust
  Portfolio ............... Citigroup           6/6        1       154,335,917       5.6       6.6%
450 West 33rd Street ...... Wachovia            1/1        1       132,500,000       4.9       5.7%
Olympia Portfolio ......... Wachovia          23/24        1        85,700,000       3.1       3.6%
Tharaldson Pool I-B ....... Countrywide        1/13        1        79,785,970       2.9       3.4%
Residence Inn
  Portfolio #1 ............ Wachovia          10/10        1        65,861,000       2.4       2.8%
Tharaldson Pool I-A ....... Countrywide        1/25        1        57,844,828       2.1       2.5%
MetroPlace III & IV ....... Wachovia            1/1        1        55,000,000       2.0       2.3%
1001 Connecticut
  Avenue & 1701
  K Street ................ Wachovia            1/1        1        53,000,000       1.9       2.3%
Eastmont Town Center....... Countrywide         1/1        1        53,000,000       1.9       2.3%
                                             ------             --------------      ----
                                              46/83             $  953,027,715      35.0%
                                             ======             ==============      ====
Great Wolf Resorts Pool ... Citigroup           1/2        1    $   49,843,594       1.8%      2.1%
Falchi Building ........... Wachovia            1/1        1        47,000,000       1.7       2.0%
Gardner Tanenbaum Pool .... Countrywide         1/8        1        43,200,000       1.6       1.8%
Cabrillo Palisades ........ Wachovia            1/1        1        43,000,000       1.6       1.8%
201 West Madison .......... Countrywide         1/1        1        42,440,495       1.6       1.8%
One Fair Oaks ............. Wachovia            1/1        1        40,000,000       1.5       1.7%
Cadbury Schweppes ......... Wachovia            1/1        1        36,000,000       1.3       1.5%
Santa Teresa Portfolio..... Countrywide        2/19        1        33,878,000       1.2       1.4%
Choice Center ............. Wachovia            1/1        1        32,516,547       1.2       1.4%
Renaissance West Retail
  Center .................. Wachovia            1/1        1        29,500,000       1.1       1.2%
                                             ------             --------------      ----
                                              11/36             $  397,128,636      14.6%
                                             ------             ==============      ====
                                             57/119             $1,350,156,351      49.6%
                                             ======             ==============      ====

                                                         LOAN                         CUT-OFF      LTV
                                                      BALANCE PER                      DATE      RATIO AT
                                   PROPERTY            SF/UNIT/                         LTV      MATURITY    MORTGAGE
         LOAN NAME                   TYPE               ROOM(2)         DSCR(2)      RATIO(2)   OR ARD(2)      RATE
--------------------------- ---------------------- ---------------- --------------- ---------- ----------- -----------

One & Two International
  Place.................... Office - CBD              $     233         1.77   x        61.7%      53.7%       5.205%
Digital Realty Trust
  Portfolio ............... Office/Mixed Use          $     109         1.55   x        67.3%      56.7%       5.649%
450 West 33rd Street ...... Office - CBD              $     158         1.22   x        68.8%      59.3%       5.100%
Olympia Portfolio ......... Retail/Office             $     210         1.25   x        75.0%      58.6%       5.692%
                            Hospitality - Limited
Tharaldson Pool I-B ....... Service                   $  55,561         2.36   x        54.3%      34.5%       5.158%
Residence Inn               Hospitality -
  Portfolio #1 ............ Extended Stay             $  57,824         1.43   x        71.1%      58.6%       6.880%
                            Hospitality - Limited
Tharaldson Pool I-A ....... Service                   $  42,553(3)      2.11   x        54.5%      34.6%       5.158%
MetroPlace III & IV ....... Office - Suburban         $     162         1.53   x        64.6%      56.2%       5.210%
1001 Connecticut
  Avenue & 1701
  K Street ................ Office - CBD              $     242         1.27   x        77.9%      71.9%       5.060%
                            Mixed Use -
Eastmont Town Center....... Office/Retail             $      90         1.31   x(4)     71.1%      52.3%       6.240%
                                                                        1.59   X        66.0%      54.1%       5.465%
Great Wolf Resorts          Hospitality - Full
  Pool .................... Service                   $  88,690         3.08   x        42.0%      32.4%       5.835%
                            Mixed Use -
Falchi Building ........... Office/Industrial         $      74         1.21   x        79.7%      74.3%       5.800%
Gardner Tanenbaum           Industrial -
  Pool .................... Warehouse/Flex            $      40         1.40   x        76.6%      63.9%       5.460%
                            Multifamily -
Cabrillo Palisades ........ Conventional              $ 116,531         1.49   x        67.5%      67.5%       5.570%
                            Special Purpose -
201 West Madison .......... Parking                   $     110         1.38   x        74.6%      62.4%       5.500%
One Fair Oaks ............. Office - Suburban         $     187         2.10   x        70.5%      70.5%       4.780%
Cadbury Schweppes ......... Office - Flex             $     241         1.29   x        75.0%      62.7%       5.260%
Santa Teresa Portfolio..... Industrial/Office         $      32         1.26   x        76.8%      72.8%       5.870%
Choice Center ............. Office - Suburban         $     145         1.43   x        74.8%      56.3%       5.300%
Renaissance West
  Retail Center ........... Retail - Anchored         $     173         1.20   x        79.1%      69.0%       5.340%
                                                                        1.63   X        70.7%      62.5%       5.490%
                                                                        1.60   X        67.4%      56.5%       5.472%

----------
(1)  In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)  Each of the One & Two International Place mortgage loan and the 450 West
     33rd Street mortgage loan are part of a split loan structure containing a pari passu companion loan that is not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot are based on the aggregate indebtedness of each of these mortgage loans together with the related pari passu companion loans.

(3)  Calculation excludes the Mortgaged Properties which are leased fee interest.

(4)  DSC Ratio calculation assumes a 22-year amortization schedule and the approval of the Alameda County Behavioral Health Care Services lease.

                                 For more information on the twenty largest
                                 mortgage loans in the trust fund, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                      S-38

CO-LENDER LOANS...............   Eight (8) mortgage loans to be included in the
                                 trust that were originated by Wachovia Bank,
                                 National Association, representing
                                 approximately 16.5% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (19.1% of loan group 1), are, in
                                 each case, evidenced by one of two notes which
                                 are secured by a single mortgaged real
                                 property. One (1) mortgage loan to be included
                                 in the trust that was originated by Citigroup
                                 Global Markets Realty Corp., representing
                                 approximately 1.8% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (2.1% of loan group 1), is
                                 evidenced by one of two notes which are secured
                                 by the same mortgaged real property. In each
                                 case, the related companion loan(s) will not be
                                 part of the trust fund. Two (2) of such
                                 mortgage loans, loan numbers 1 and 2 (the One &
                                 Two International Place mortgage loan and the
                                 450 West 33rd Street mortgage loan) are each
                                 part of a split loan structure where one (1)
                                 companion loan that is part of this split loan
                                 structure is pari passu in right of entitlement
                                 to payment with the related mortgage loan. In
                                 each case, the related companion loan(s) will
                                 not be part of the trust fund. Each of these
                                 mortgage loans and its related companion
                                 loan(s) are subject to intercreditor
                                 agreements.

                                 The intercreditor agreements for each of the
                                 One & Two International Place mortgage loan and
                                 the 450 West 33rd Street mortgage loan
                                 generally allocate collections in respect of
                                 such mortgage loans to the related mortgage
                                 loan and the related pari passu companion loan,
                                 on a pro rata basis. The intercreditor
                                 agreements for each of the mortgage loans with
                                 subordinate companion loans generally allocate
                                 collections in respect of such mortgage loans,
                                 first, to the related mortgage loan, and
                                 second, to the related subordinate companion
                                 loan. No companion loan is included in the
                                 trust fund. The master servicer and special
                                 servicers will service and administer these
                                 mortgage loans and their related companion
                                 loans, pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement, for so long as the related mortgage
                                 loan is part of the trust fund.

                                 With respect to 4 mortgage loans (loan numbers
                                 79, 123, 128 and 143), the related
                                 intercreditor agreement allows the trust fund
                                 and the related companion loan to receive
                                 separate collections of principal and interest
                                 prior to any material defaults.

                                 Amounts attributable to any companion loan will
                                 not be assets of the trust fund, and will be
                                 beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE

                                      S-39

                                 LOANS" in this prospectus supplement for a
                                 description of certain rights of the holders of
                                 these companion loans to direct or consent to
                                 the servicing of the related mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage Loans
                                 Creates Additional Risks" in this prospectus
                                 supplement.

                                      S-40

                                 RISK FACTORS

o    You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

o    The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

o    This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

o    If any of the following risks are realized, your investment could be materially and adversely affected.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU........   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans, are
                                 insufficient to make payments on the offered
                                 certificates, no other assets will be available
                                 for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the
                                 accompanying prospectus.

PREPAYMENTS WILL AFFECT
  YOUR YIELD..................   Prepayments. The yield to maturity on the
                                 offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which in either case may not require any
                                 accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield maintenance
                                 charge would be payable with respect to
                                 purchase or repurchase). In addition, certain
                                 mortgage loans may permit prepayment without an
                                 accompanying prepayment premium or yield
                                 maintenance charge if the mortgagee elects to
                                 apply casualty or condemnation proceeds to the

                                      S-41

                                 mortgage loan. We cannot make any
                                 representation as to the anticipated rate of
                                 prepayments (voluntary or involuntary) on the
                                 mortgage loans or as to the anticipated yield
                                 to maturity of any certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4 and
                                 Class A-1A certificates will generally be based
                                 upon the particular loan group in which the
                                 related mortgage loan is deemed to be a part,
                                 the yield on the Class A-1, Class A-2, Class
                                 A-3, Class A-PB and Class A-4 certificates will
                                 be particularly sensitive to prepayments on
                                 mortgage loans in loan group 1 and the yield on
                                 the Class A-1A certificates will be
                                 particularly sensitive to prepayments on
                                 mortgage loans in loan group 2.

                                 In addition, one (1) mortgage loan (loan number
                                 12) provides that payments of interest only are
                                 due until maturity unless the related mortgaged
                                 property fails to achieve certain financial
                                 conditions, upon which failure payments of both
                                 principal and interest will become due for all
                                 or part the remaining term of that mortgage
                                 loan. Any payments of principal received with
                                 respect to this mortgage loan will allocated
                                 among the offered certificates entitled to
                                 distributions of principal. No prepayment
                                 premium or yield maintenance charge will be
                                 applicable to this payment of principal.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this
                                 prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate occur
                                 at a rate faster than you anticipated at the
                                 time of purchase, and no prepayment premiums or
                                 yield maintenance charges are collected, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.
                                 Conversely, if you purchase an offered
                                 certificate at a discount and principal
                                 distributions on that offered certificate occur
                                 at a rate slower than you anticipated at the
                                 time of purchase, your actual yield to maturity
                                 may be lower than you had predicted at the time
                                 of purchase.

                                 The yield on the Class A-4, Class A-J, Class B,
                                 Class C, Class D, Class A-1A, Class E, Class F,
                                 Class G, Class H, Class J, Class K, Class L,
                                 Class M, Class N, Class O and Class P
                                 certificates could be adversely affected if
                                 mortgage loans with higher mortgage interest
                                 rates pay faster than mortgage loans with lower
                                 mortgage interest rates, since those classes
                                 bear interest at a rate equal to, based upon or
                                 limited by the weighted average net mortgage
                                 rate of the mortgage loans.

                                 In addition, because there can be no assurances
                                 with respect to losses, prepayments and
                                 performance of the mortgage loans, there can be
                                 no assurance that distributions of principal on
                                 the Class A-PB certificates will be made in
                                 conformity

                                      S-42

                                 with the schedule attached on Annex D to this
                                 prospectus supplement.

                                 Interest Rate Environment. Mortgagors generally
                                 are less likely to prepay if prevailing
                                 interest rates are at or above the rates borne
                                 by their mortgage loans. On the other hand,
                                 mortgagors are generally more likely to prepay
                                 if prevailing interest rates fall significantly
                                 below the mortgage interest rates of their
                                 mortgage loans. Mortgagors are generally less
                                 likely to prepay mortgage loans with a lockout
                                 period, yield maintenance charge or prepayment
                                 premium provision, to the extent enforceable,
                                 than similar mortgage loans without such
                                 provisions, with shorter lockout periods or
                                 with lower yield maintenance charges or
                                 prepayment premiums.

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow funds
                                 or post a letter of credit related to obtaining
                                 certain performance objectives. In general,
                                 such funds will be released to the related
                                 borrower upon the satisfaction of certain
                                 conditions. If the conditions are not
                                 satisfied, although the master servicer will be
                                 directed in the pooling and servicing agreement
                                 (in accordance with the servicing standard) to
                                 hold the escrows, letters of credit or proceeds
                                 of such letters of credit as additional
                                 collateral and not use the funds to reduce the
                                 principal balance of the related mortgage loan,
                                 in the event such funds are required to be used
                                 to reduce the principal balance of such
                                 mortgage loans, such amounts will be passed
                                 through to the holders of the certificates as
                                 principal prepayments.

                                 With respect to the Eastmont Town Center
                                 mortgage loan (loan number 7), representing
                                 1.9% of the mortgage pool (2.3% of loan group
                                 1), $4,200,000 was held back in escrow until
                                 the related mortgaged property achieves a 1.25x
                                 debt service coverage ratio and a 75% loan to
                                 value ratio on the entire loan amount. The
                                 related loan documents require that if the
                                 above tests have not been satisfied by the 36th
                                 month following the origination of the mortgage
                                 loan U.S. treasuries will be purchased with the
                                 $4,200,000 that was held back (as specified in
                                 the loan documents) and the proceeds from such
                                 treasuries will be applied towards the payment
                                 of the scheduled monthly debt service (but will
                                 not be used to prepay the mortgage loan). See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--Eastmont Town Center
                                 Loan" in this prospectus supplement.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under federal
                                 bankruptcy law, and may constitute interest for
                                 usury purposes. Accordingly, we cannot provide
                                 assurance that the obligation to pay such
                                 premium or charge will be enforceable or, if
                                 enforceable, that the foreclosure proceeds will
                                 be sufficient to pay such prepayment premium or
                                 yield maintenance charge. Additionally,
                                 although the collateral substitution provisions
                                 related to defeasance are

                                      S-43

                                 not intended to be, and do not have the same
                                 effect on the certificateholders as, a
                                 prepayment, we cannot provide assurance that a
                                 court would not interpret such provisions as
                                 requiring a prepayment premium or yield
                                 maintenance charge and possibly determine that
                                 such provisions are unenforceable or usurious
                                 under applicable law. Prepayment premiums and
                                 yield maintenance charges are generally not
                                 charged for prepayments resulting from casualty
                                 or condemnation and would not be paid in
                                 connection with repurchases of mortgage loans
                                 for breaches of representations or warranties
                                 or a material document defect. No prepayment
                                 premium or yield maintenance charge will be
                                 required for prepayments in connection with a
                                 casualty or condemnation unless, in the case of
                                 certain of the mortgage loans, an event of
                                 default has occurred and is continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust fund or in a particular
                                 group will occur at different rates. In
                                 addition, mortgaged properties can be released
                                 from the trust fund as a result of prepayments,
                                 defeasance, repurchases, casualties or
                                 condemnations. As a result, the aggregate
                                 balance of the mortgage loans concentrated in
                                 various property types in the trust fund or in
                                 a particular loan group changes over time. You
                                 therefore may be exposed to varying
                                 concentration risks as the mixture of property
                                 types and relative principal balance of the
                                 mortgage loans associated with certain property
                                 types changes. See the table entitled "Range of
                                 Remaining Terms to Maturity or Anticipated
                                 Repayment Date for All Mortgage Loans as of the
                                 Cut-Off Date" under "DESCRIPTION OF THE
                                 MORTGAGE POOL--Additional Mortgage Loan
                                 Information" in this prospectus supplement for
                                 a description of the respective maturity dates
                                 of the mortgage loans included in the trust
                                 fund and in each loan group. Because principal
                                 on the certificates (other than the Class X-C,
                                 Class X-P, Class Z, Class R-I and Class R-II
                                 certificates) is payable in sequential order to
                                 the extent described under "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this prospectus
                                 supplement, classes that have a lower priority
                                 of distributions are more likely to be exposed
                                 to the risk of changing concentrations
                                 discussed under "--Special Risks Associated
                                 With High Balance Mortgage Loans" below than
                                 classes with a higher sequential priority.

OPTIONAL EARLY TERMINATION OF
  THE TRUST FUND MAY RESULT
  IN AN ADVERSE IMPACT ON
  YOUR YIELD OR MAY RESULT
  IN A LOSS...................   The offered certificates will be subject to
                                 optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued

                                      S-44

                                 on the certificates that are subject to the
                                 termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD.......................   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount of
                                 losses actually experienced, and if such losses
                                 are allocated to your class of certificates,
                                 your actual yield to maturity will be lower
                                 than the yield so calculated and could, under
                                 certain scenarios, be negative. The timing of
                                 any loss on a liquidated mortgage loan also
                                 will affect the actual yield to maturity of the
                                 offered certificates to which all or a portion
                                 of such loss is allocable, even if the rate of
                                 defaults and severity of losses are consistent
                                 with your expectations. In general, the earlier
                                 you bear a loss, the greater the effect on your
                                 yield to maturity. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a particular
                                 class of offered certificates, such losses may
                                 affect the weighted average life and yield to
                                 maturity of other certificates. Losses on the
                                 mortgage loans, to the extent not allocated to
                                 such class of offered certificates, may result
                                 in a higher percentage ownership interest
                                 evidenced by such certificates than would
                                 otherwise have resulted absent such loss. The
                                 consequent effect on the weighted average life
                                 and yield to maturity of the offered
                                 certificates will depend upon the
                                 characteristics of the remaining mortgage
                                 loans.

                                      S-45

ADDITIONAL COMPENSATION AND
  CERTAIN REIMBURSEMENTS TO
  THE SERVICER WILL AFFECT
  YOUR RIGHT TO RECEIVE
  DISTRIBUTIONS...............   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances and unreimbursed servicing expenses.
                                 The right of the master servicer, the special
                                 servicer or the trustee to receive such
                                 payments of interest is senior to the rights of
                                 certificateholders to receive distributions on
                                 the certificates and, consequently, may result
                                 in additional trust fund expenses being
                                 allocated to the offered certificates that
                                 would not have resulted absent the accrual of
                                 such interest. In addition, the special
                                 servicer will receive a fee with respect to
                                 each specially serviced mortgage loan and any
                                 collections thereon, including specially
                                 serviced mortgage loans which have been
                                 returned to performing status. This will result
                                 in shortfalls which will be allocated to the
                                 offered certificates.

SUBORDINATION OF SUBORDINATE
  OFFERED CERTIFICATES........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A, Class X-C or Class X-P certificates, your
                                 rights to receive distributions of amounts
                                 collected or advanced on or in respect of the
                                 mortgage loans will be subordinated to those of
                                 the holders of the offered certificates with an
                                 earlier payment priority (and, with respect to
                                 the Class A-J, the Class A-1, Class A-2, Class
                                 A-3, Class A-PB, Class A-4 and Class A-1A
                                 certificates).

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this prospectus
                                 supplement.

YOUR LACK OF CONTROL OVER THE
  TRUST FUND CAN CREATE
  RISKS.......................   You and other certificateholders generally do
                                 not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust fund. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement. Those decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust
                                 fund, even if that decision is determined to be
                                 in your best interests by that party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions relating
                                 to the trust fund. The interests of those
                                 certificateholders may be in

                                      S-46

                                 conflict with those of the other
                                 certificateholders. For example,
                                 certificateholders of certain classes that are
                                 subordinate in right of payment may direct the
                                 actions of the special servicer with respect to
                                 troubled mortgage loans and related mortgaged
                                 properties. In certain circumstances, the
                                 holder of a companion loan, mezzanine loan or
                                 subordinate debt may direct the actions of the
                                 special servicer with respect to the related
                                 mortgage loan and the holder of a companion
                                 loan, mezzanine loan or subordinate debt will
                                 have certain consent rights relating to
                                 foreclosure or modification of the related
                                 loans. The interests of such holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt may be in conflict with those of the
                                 certificateholders.

                                 Nine (9) of the mortgage loans, representing
                                 18.3% of the mortgage pool (21.2% of loan group
                                 1), are each evidenced by multiple promissory
                                 notes. With respect to 2 of these mortgage
                                 loans, representing 12.8% of the mortgage pool
                                 (14.8% of loan group 1), the related mortgage
                                 loans are evidenced by promissory notes that
                                 are pari passu in right of payment. In each
                                 case, the trust fund is comprised of only one
                                 of the pari passu notes. With respect to 7 of
                                 these mortgage loans, representing 5.5% of the
                                 mortgage pool (6.4% of loan group 1), the
                                 related mortgage loans are evidenced by one
                                 promissory note that is subordinate in right of
                                 payment to the other promissory note. In each
                                 case, the trust fund does not include the
                                 subordinate companion note. In each case, the
                                 holders of the subordinate companion notes
                                 and/or the pari passu companion notes (or, if
                                 applicable, the holders of beneficial interests
                                 in the pari passu companion notes and/or the
                                 subordinate companion notes) have certain
                                 control, consultation and/or consent rights
                                 with respect to the servicing and/or
                                 administration of these loans. In addition,
                                 such holders of the subordinate companion loans
                                 and/or the pari passu companion loans notes
                                 and/or the subordinate companion notes may have
                                 been granted various rights and powers pursuant
                                 to the related intercreditor agreement or other
                                 similar agreement, including cure rights and
                                 purchase options with respect to the related
                                 mortgage loans. In some cases, the foregoing
                                 rights and powers may be assignable or may be
                                 exercised through a representative or designee.
                                 Accordingly, these rights may potentially
                                 conflict with the interests of the
                                 certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this prospectus
                                 supplement and the accompanying prospectus.

                                      S-47

LIQUIDITY FOR CERTIFICATES
  MAY BE LIMITED..............   There is currently no secondary market for the
                                 offered certificates. While each underwriter
                                 has advised us that it intends to make a
                                 secondary market in one or more classes of the
                                 offered certificates, none of them are under
                                 any obligation to do so. No secondary market
                                 for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange or traded in
                                 any automated quotation system of any
                                 registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially represented
                                 by one or more certificates registered in the
                                 name of Cede & Co., as the nominee for DTC, and
                                 will not be registered in your name. As a
                                 result, you will not be recognized as a
                                 certificateholder, or holder of record of your
                                 certificates.

POTENTIAL CONFLICTS OF
  INTEREST....................   The master servicer is an affiliate of the
                                 depositor and is one of the underwriters and
                                 one of the mortgage loan sellers. These
                                 affiliations could cause conflicts with the
                                 master servicer's duties to the trust fund
                                 under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard described in this prospectus
                                 supplement without regard to an affiliation
                                 with any other party to the pooling and
                                 servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 Wachovia Bank, National Association, which is
                                 the master servicer, or one of its affiliates,
                                 is also the initial holder of certain companion
                                 loans with respect to 2 mortgage loans, the One
                                 & Two International Place mortgage loan and the
                                 450 West 33rd Street mortgage loan,
                                 representing 12.8% of the mortgage pool (14.8%
                                 of loan group 1). In addition, Wachovia Bank,
                                 National Association is also an equity owner of
                                 Capital Lease, LP, the holder of the companion
                                 loan with respect to the Cadbury Schweppes
                                 mortgage loan. Accordingly, a conflict may
                                 arise between Wachovia Bank, National
                                 Association's duties to the trust under the
                                 Pooling and Servicing Agreement and its or its
                                 affiliate's interest as a holder of a companion
                                 loan. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" in this prospectus
                                 supplement. This could cause a conflict between
                                 Wachovia Bank, National Association's duties to
                                 the trust under the pooling and servicing
                                 agreement and its or its affiliate's interest
                                 as a holder of those interests.

                                 Further, Capital Lease, LP, the holder of the
                                 companion loan with respect to the Cadbury
                                 Schweppes mortgage loan, is

                                      S-48

                                 also the sponsor of the related borrower. The
                                 Cadbury Schweppes mortgage loan represents 1.3%
                                 of the mortgage pool (1.5% of loan group 1).
                                 Pursuant to the related intercreditor
                                 agreement, the mortgagee will be required to
                                 seek the consent of Capital Lease, LP as holder
                                 of the subordinate companion loan related to
                                 the Cadbury Schweppes mortgage loan in
                                 connection with certain modifications and/or
                                 waivers of the Cadbury Schweppes whole loan
                                 which materially and adversely affects the
                                 holder of the subordinate companion loan.
                                 Accordingly, a conflict may result.

                                 The special servicer will (and any related
                                 sub-servicer may) be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate of the special servicer may purchase
                                 certain other non-offered certificates
                                 (including the controlling class and the Class
                                 Z certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing loans
                                 or interests in non-performing loans, which may
                                 include REO properties that compete with the
                                 mortgaged properties securing mortgage loans in
                                 the trust fund. The special servicer or its
                                 affiliates own and are in the business of
                                 acquiring assets similar in type to the assets
                                 of the trust fund. The special servicer or its
                                 affiliates may also make loans on properties
                                 that may compete with the mortgaged properties
                                 and may also advise other clients that own or
                                 are in the business of owning properties that
                                 compete with the mortgaged properties or that
                                 own loans like the mortgage loans included in
                                 the trust fund. Accordingly, the assets of the
                                 special servicer and its affiliates may,
                                 depending upon the particular circumstances
                                 including the nature and location of such
                                 assets, compete with the mortgaged properties
                                 for tenants, purchasers, financing and so
                                 forth. See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                 This could cause a conflict between the special
                                 servicer's duties to the trust fund under the
                                 pooling and servicing agreement and its
                                 interest as a holder of a certificate. However,
                                 the pooling and servicing agreement provides
                                 that the mortgage loans shall be administered
                                 in accordance with the servicing standard
                                 without regard to ownership of any certificate
                                 by the master servicer, the special servicer or
                                 any affiliate of the special servicer. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement.

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                 o  a substantial number of the mortgaged
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                      S-49

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties;

                                 o  affiliates of the property manager and/or
                                    the borrowers, or the property managers
                                    and/or the borrowers themselves also may own
                                    other properties, including competing
                                    properties; or

                                 o  the mortgaged property is self managed.

                                 In addition, certain mortgage loans included in
                                 the trust fund may have been refinancings of
                                 debt previously held by (or by an affiliate of)
                                 one of the mortgage loan sellers.

RECENT TERRORIST ATTACKS AND
  MILITARY CONFLICTS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT..................   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The full impact of
                                 these events is not yet known, but could
                                 include, among other things, increased
                                 volatility in the price of securities including
                                 your certificates. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. The
                                 terrorist attacks on the World Trade Center and
                                 the Pentagon suggest an increased likelihood
                                 that large public areas such as shopping malls
                                 or large office buildings could become the
                                 target of terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. See "--Insurance Coverage
                                 on Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq and
                                 elsewhere may significantly reduce air travel
                                 throughout the United States, and, therefore,
                                 continue to have a negative effect on revenues
                                 in areas heavily dependent on tourism. Any
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hotel mortgaged properties and those
                                 mortgaged properties located in tourist areas,
                                 which could reduce the ability of such
                                 mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed
                                 conflict involving the United States, including
                                 the recent war between the United States and
                                 Iraq or any future conflict with any other
                                 country, will have on domestic and world
                                 financial markets, economies, real estate
                                 markets, insurance costs or business

                                      S-50

                                 segments. Foreign or domestic conflicts of any
                                 kind could have an adverse effect on the
                                 mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely affect
                                 your investment in the certificates.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING.........   Commercial and multifamily lending is generally
                                 viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by
                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                 o  to generate income sufficient to pay debt
                                    service, operating expenses and leasing
                                    commissions and to make necessary repairs,
                                    tenant improvements and capital
                                    improvements; and

                                 o  in the case of loans that do not fully
                                    amortize over their terms, to retain
                                    sufficient value to permit the borrower to
                                    pay off the loan at maturity through a sale
                                    or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
  VALUES ARE NOT PREDICTABLE..   A number of factors, many beyond the control of
                                 the property owner, may affect the ability of
                                 an income producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.

                                 Among these factors are:

                                 o  economic conditions generally and in the
                                    area of the project;

                                 o  the age, quality, functionality and design
                                    of the project;

                                 o  the degree to which the project competes
                                    with other projects in the area;

                                 o  changes or continued weakness in specific
                                    industry segments;

                                 o  increases in operating costs;

                                 o  the willingness and ability of the owner to
                                    provide capable property management and
                                    maintenance;

                                 o  the degree to which the project's revenue is
                                    dependent upon a single tenant or user, a
                                    small group of tenants, tenants concentrated
                                    in a particular business or industry and the
                                    competition to any such tenants;

                                      S-51

                                 o  an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                 o  a decline in the financial condition of a
                                    major tenant;

                                 o  the location of a mortgaged property;

                                 o  whether a mortgaged property can be easily
                                    converted (or converted at all) to
                                    alternative uses;

                                 o  an increase in vacancy rates;

                                 o  perceptions regarding the safety,
                                    convenience and attractiveness of such
                                    properties;

                                 o  vulnerability to litigation by tenants and
                                    patrons; and

                                 o  environmental contamination.

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant. If leases are not renewed or replaced,
                                 if tenants default, if rental rates fall and/or
                                 if operating expenses increase, the borrower's
                                 ability to repay the loan may be impaired and
                                 the resale value of the property, which is
                                 substantially dependent upon the property's
                                 ability to generate income, may decline.

                                 With respect to 1 mortgage loan (loan number
                                 11), representing 1.6% of the mortgage pool
                                 (1.8% of loan group 1), 6 of 8 mortgaged
                                 properties are leased wholly to a single
                                 tenant, 5 of which have early termination
                                 rights prior to the maturity date of the
                                 mortgage loan. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--Gardner
                                 Tanenbaum Pool" in this prospectus supplement.

                                 Even if borrowers successfully renew leases or
                                 relet vacated space, the costs associated with
                                 reletting, including tenant improvements,
                                 leasing commissions and free rent, can exceed
                                 the amount of any reserves maintained for that
                                 purpose and reduce cash from the mortgaged
                                 properties. Although some of the mortgage loans
                                 included in the trust fund require the borrower
                                 to maintain escrows for leasing expenses, there
                                 is no guarantee that these reserves will be
                                 sufficient. In addition, there are other
                                 factors, including changes in zoning or tax
                                 laws, restrictive covenants, tenant exclusives
                                 and rights of first refusal to lease or
                                 purchase, the availability of credit for
                                 refinancing and changes in interest-rate levels
                                 that may adversely affect the value of a
                                 project and/or the borrower's ability to sell
                                 or refinance without necessarily affecting the
                                 ability to generate current income. In
                                 addition, certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who may have
                                 certain rights to cancel their leases or reduce
                                 the rent payable with respect to such leases at
                                 any time for, among other reasons, lack of
                                 appropriations.

                                      S-52

                                 Other factors are more general in nature, such
                                 as:

                                 o  national, regional or local economic
                                    conditions (including plant and military
                                    installation closings, industry slowdowns
                                    and unemployment rates);

                                 o  local real estate conditions (such as an
                                    oversupply of retail space, office space or
                                    multifamily housing);

                                 o  demographic factors;

                                 o  consumer confidence;

                                 o  consumer tastes and preferences; and

                                 o  changes in building codes and other
                                    applicable laws.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o  the length of tenant leases;

                                 o  the creditworthiness of tenants;

                                 o  in the case of rental properties, the rate
                                    at which new rentals occur;

                                 o  the property's "operating leverage" (for
                                    example, the percentage of total property
                                    expenses in relation to revenue, the ratio
                                    of fixed operating expenses to those that
                                    vary with revenues and the level of capital
                                    expenditures required to maintain the
                                    property and to retain or replace tenants);
                                    and

                                 o  a decline in the real estate market or in
                                    the financial condition of a major tenant
                                    will tend to have a more immediate effect on
                                    the net operating income of property with
                                    short-term revenue sources, such as
                                    short-term or month-to-month leases, and may
                                    lead to higher rates of delinquency or
                                    defaults.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES.........   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property, including, in the case of
                                 mortgaged properties that are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any

                                      S-53

                                 mortgaged property, subject to limitations of
                                 the kind described above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with
                                 Industrial, Parking Garage and Mixed Use
                                 Facilities" and "--Special Risks Associated
                                 with Self Storage Facilities" below.

LOANS NOT INSURED OR
  GUARANTEED..................   Generally, the mortgage loans included in the
                                 trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, any mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee or any of their
                                 respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower or
                                 another person in the event of a default.
                                 Accordingly, you should assume all of the
                                 mortgage loans included in the trust fund are
                                 nonrecourse loans, and that recourse in the
                                 case of default will be limited to the related
                                 mortgaged property.

                                 However, in certain circumstances a mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                 o  there is a defect or omission with respect
                                    to certain of the documents relating to such
                                    mortgage loan and such defect or omission
                                    materially and adversely affects the value
                                    of a mortgage loan or the interests of the
                                    trust fund therein or the interests of any
                                    certificateholder; or

                                 o  certain of their respective representations
                                    or warranties concerning such mortgage loan
                                    are breached, and such breach materially and
                                    adversely affects the value of such mortgage
                                    loan, the interests of the trust fund
                                    therein or the interests of any
                                    certificateholder and is not cured as
                                    required.

                                 We cannot provide assurance that the applicable
                                 mortgage loan seller will be in a financial
                                 position to make such a repurchase or
                                 substitution.

RISKS RELATING TO CERTAIN
  PROPERTY TYPES..............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES...........   Office properties may require their owners to
                                 expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive. In addition, a large number of

                                      S-54

                                 factors may adversely affect the value of
                                 office properties, including:

                                 o  the quality of an office building's tenants;

                                 o  the physical attributes of the building in
                                    relation to competing buildings (for
                                    example, age, condition, design, access to
                                    transportation and ability to offer certain
                                    amenities, such as sophisticated building
                                    systems);

                                 o  the physical attributes of the building with
                                    respect to the technological needs of the
                                    tenants, including the adaptability of the
                                    building to changes in the technological
                                    needs of the tenants;

                                 o  the desirability of the area as a business
                                    location;

                                 o  the presence of competing properties; and

                                 o  the strength and nature of the local economy
                                    (including labor costs and quality, tax
                                    environment and quality of life for
                                    employees).

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                 Office properties secure 37 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 36.9% of the
                                 mortgage pool (42.8% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES...........   Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer demand due to
                                 demographic changes (for example, population
                                 decreases or changes in average age or income)
                                 and/or changes in consumer preference (for
                                 example, to discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,
                                 shadow anchor or major tenant, or the cessation
                                 of the business of an anchor, shadow anchor or
                                 major tenant at its store, notwithstanding that
                                 such tenant may continue payment of rent after
                                 "going dark," may have a particularly negative
                                 effect on the economic performance of a
                                 shopping center property given the importance
                                 of anchor tenants, shadow anchor tenants and
                                 major tenants in attracting traffic to other
                                 stores within the same shopping center. In
                                 addition,

                                      S-55

                                 the failure of one or more major tenants, such
                                 as an anchor or shadow anchor tenant, to
                                 operate from its premises may entitle other
                                 tenants to rent reductions or the right to
                                 terminate their leases. See "--The Failure of a
                                 Tenant Will Have a Negative Impact on Single
                                 Tenant and Tenant Concentration Properties"
                                 below.

                                 Retail properties, including shopping centers,
                                 secure 112 of the mortgage loans included in
                                 the trust fund as of the cut-off date,
                                 representing 25.3% of the mortgage pool (29.4%
                                 of loan group 1).

SPECIAL RISKS ASSOCIATED
  WITH MULTIFAMILY PROJECTS...   Multifamily projects are part of a market that,
                                 in general, is characterized by low barriers to
                                 entry. Thus, a particular apartment market with
                                 historically low vacancies could experience
                                 substantial new construction and a resultant
                                 oversupply of units in a relatively short
                                 period of time. Since multifamily apartment
                                 units are typically leased on a short-term
                                 basis, the tenants who reside in a particular
                                 project within such a market may easily move to
                                 alternative projects with more desirable
                                 amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o  the physical attributes of the apartment
                                    building (for example, its age, appearance
                                    and construction quality);

                                 o  the location of the property (for example, a
                                    change in the neighborhood over time);

                                 o  the ability of management to provide
                                    adequate maintenance and insurance;

                                 o  the types of services and amenities that the
                                    property provides;

                                 o  the property's reputation;

                                 o  the level of mortgage interest rates (which,
                                    if relatively low, may encourage tenants to
                                    purchase rather than lease housing);

                                 o  the tenant mix, such as the tenant
                                    population being predominantly students or
                                    being heavily dependent on workers from a
                                    particular business or personnel from a
                                    local military base;

                                 o  dependence upon governmental programs that
                                    provide rent subsidies to tenants pursuant
                                    to tenant voucher programs or tax credits to
                                    developers to provide certain types of
                                    development;

                                 o  the presence of competing properties;

                                 o  adverse local or national economic
                                    conditions; and

                                 o  state and local regulations.

                                      S-56

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent stabilization
                                 or similar programs. The limitations and
                                 restrictions imposed by these programs could
                                 result in realized losses on the mortgage
                                 loans. In addition, in the event that the
                                 program is cancelled, it could result in less
                                 income for the project. These programs may
                                 include:

                                 o  rent limitations that could adversely affect
                                    the ability of borrowers to increase rents
                                    to maintain the condition of their mortgaged
                                    properties and satisfy operating expenses;
                                    and

                                 o  tenant income restrictions that may reduce
                                    the number of eligible tenants in those
                                    mortgaged properties and result in a
                                    reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 Multifamily properties secure 37 of the
                                 mortgage loans included in the trust fund as of
                                 the cut-off date, representing 16.0% of the
                                 mortgage pool (4 mortgage loans in loan group 1
                                 or 2.5% and all mortgage loans in loan group
                                 2).

SPECIAL RISKS ASSOCIATED WITH
  HOSPITALITY PROPERTIES......   Hospitality properties are affected by various
                                 factors, including:

                                 o  location;

                                 o  quality;

                                 o  management ability;

                                 o  amenities;

                                 o  franchise affiliation (or lack thereof);

                                 o  continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives;

                                 o  a deterioration in the financial strength or
                                    managerial capabilities of the owner and
                                    operator of a hotel;

                                 o  changes in travel patterns caused by changes
                                    in access, energy prices, strikes,
                                    relocation of highways, the construction of
                                    additional highways or other factors;

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that may be charged for a room and
                                    may result in a reduction in occupancy
                                    levels; and

                                      S-57

                                 o  construction of competing hotels or motels,
                                    which may also limit the amount that may be
                                    charged for a room and may result in a
                                    reduction in occupancy levels.

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. All of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel management
                                 company through a franchise or management
                                 agreement. The performance of a hotel property
                                 affiliated with a franchise or hotel management
                                 company depends in part on:

                                 o  the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                 o  the public perception of the franchise or
                                    hotel chain service mark; and

                                 o  the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a liquor
                                 license. Such a license may not be transferable
                                 (for example, in connection with a
                                 foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different seasons
                                 affect different hotels depending on type and
                                 location. This seasonality can be expected to
                                 cause periodic fluctuations in a hospitality
                                 property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses.

                                 In addition, the events of September 11, 2001,
                                 have had an adverse impact on the tourism and
                                 convention industry. See "--Recent Terrorist
                                 Attacks and Military Conflicts May Adversely
                                 Affect Your Investment" in this prospectus
                                 supplement.

                                 Hospitality properties secure 19 of the
                                 mortgage loans included in the trust fund as of
                                 the cut-off date, representing 10.5% of the
                                 mortgage pool (12.1% of loan group 1).

                                      S-58

SPECIAL RISKS ASSOCIATED WITH
  INDUSTRIAL, PARKING GARAGE
  AND MIXED USE FACILITIES....   Industrial, parking garage and mixed use
                                 facilities present risks not associated with
                                 other properties. Significant factors
                                 determining the value of industrial properties
                                 include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both
                                 office properties and industrial properties,
                                 although industrial properties are more
                                 frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property or a parking garage facility. Site
                                 characteristics which are valuable to an
                                 industrial property or a parking garage
                                 facility include clear ceiling heights, column
                                 spacing, zoning restrictions, number of bays
                                 and bay depths, divisibility, truck turning
                                 radius and overall functionality and
                                 accessibility. In addition, because of the
                                 unique construction requirements of many
                                 industrial properties and parking garage
                                 facilities, any vacant industrial property or a
                                 parking garage facility may not be easily
                                 converted to other uses. Location is also
                                 important to an industrial property or a
                                 parking garage facility. An industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways and
                                 other distribution channels.

                                 Industrial properties may be adversely affected
                                 by reduced demand for industrial space
                                 occasioned by a decline in a particular
                                 industry segment (for example, a decline in
                                 defense spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties. In addition,
                                 lease terms with respect to industrial
                                 properties are generally for shorter periods of
                                 time than with respect to other properties and
                                 may result in a substantial percentage of
                                 leases expiring in the same year at any
                                 particular industrial property.

                                 Industrial properties and mixed use facilities
                                 secure 10 of the mortgage loans included in the
                                 trust fund as of the cut-off date, representing
                                 8.4% of the aggregate principal balance of the
                                 pool of mortgage loans as of the cut-off date
                                 (9.7% of loan group 1).

                                 Parking garage facilities present risks not
                                 associated with other properties. Aspects of
                                 building site design and adaptability affect
                                 the value of a parking garage facility,
                                 including overall functionality, accessibility
                                 and location. In addition, if

                                      S-59

                                 a parking garage facility became unprofitable,
                                 it may not be readily convertible to an
                                 alternative use. Converting such property to an
                                 alternative use may require substantial capital
                                 expenditures. Parking garage facilities secure
                                 2 of the mortgage loans (loan numbers 13 and
                                 106) included in the trust fund as of the
                                 cut-off date, representing 1.8% of the
                                 aggregate principal balance of the pool of the
                                 mortgage loans as of the cut-off date (2.0% of
                                 loan group 1).

SPECIAL RISKS ASSOCIATED WITH
  SELF STORAGE FACILITIES.....   The self storage facilities market contains low
                                 barriers to entry. In addition, due to the
                                 short-term nature of self-storage leases, self
                                 storage properties also may be subject to more
                                 volatility in terms of supply and demand than
                                 loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to
                                 convert such a facility to an alternative use.
                                 Thus, liquidation value of self storage
                                 properties may be substantially less than would
                                 be the case if the same were readily adaptable
                                 to other uses.

                                 In addition, it is difficult to assess the
                                 environmental risks posed by such facilities
                                 due to tenant privacy, anonymity and
                                 unsupervised access to such facilities.
                                 Therefore, such facilities may pose additional
                                 environmental risks to investors. The
                                 environmental site assessments discussed in
                                 this prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units included in the self storage properties.
                                 We therefore cannot provide assurance that all
                                 of the units included in the self storage
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future. See "--Environmental
                                 Laws May Adversely Affect the Value of and Cash
                                 Flow from a Mortgaged Property" below.

                                 Self storage properties secure 3 of the
                                 mortgage loans included in the trust fund as of
                                 the cut-off date, representing 0.7% of the
                                 mortgage pool (0.9% of loan group 1).

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY..........   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a
                                 mortgage loan included in the trust fund, the
                                 trust fund may be subject to certain risks
                                 including the following:

                                 o  a reduction in the value of such mortgaged
                                    property which may make it impractical or
                                    imprudent to foreclose against such
                                    mortgaged property;

                                 o  the potential that the related borrower may
                                    default on the related mortgage loan due to
                                    such borrower's inability to pay high
                                    remediation costs or costs of defending

                                      S-60

                                    lawsuits due to an environmental impairment
                                    or difficulty in bringing its operations
                                    into compliance with environmental laws;

                                 o  liability for clean-up costs or other
                                    remedial actions, which could exceed the
                                    value of such mortgaged property or the
                                    unpaid balance of the related mortgage loan;
                                    and

                                 o  the inability to sell the related mortgage
                                    loan in the secondary market or to lease
                                    such mortgaged property to potential
                                    tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to secure
                                 the reimbursement of remedial costs incurred by
                                 these agencies to correct adverse environmental
                                 conditions. This lien may be superior to the
                                 lien of an existing mortgage. Any such lien
                                 arising with respect to a mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund would adversely affect the value of such
                                 mortgaged property and could make impracticable
                                 the foreclosure by the special servicer on such
                                 mortgaged property in the event of a default by
                                 the related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property, as
                                 well as certain other types of parties, may be
                                 liable for the costs of investigation, removal
                                 or remediation of hazardous or toxic substances
                                 on, under, adjacent to or in such property. The
                                 cost of any required investigation, delineation
                                 and/or remediation and the owner's liability
                                 therefor is generally not limited under
                                 applicable laws. Such liability could exceed
                                 the value of the property and/or the aggregate
                                 assets of the owner. Under some environmental
                                 laws, a secured lender (such as the trust fund)
                                 may be found to be an "owner" or "operator" of
                                 the related mortgaged property if it is
                                 determined that the lender actually
                                 participated in the hazardous waste management
                                 of the borrower, regardless of whether the
                                 borrower actually caused the environmental
                                 damage. In such cases, a secured lender may be
                                 liable for the costs of any required
                                 investigation, removal or remediation of
                                 hazardous substances. The trust fund's
                                 potential exposure to liability for
                                 environmental costs will increase if the trust
                                 fund, or an agent of the trust fund, actually
                                 takes possession of a mortgaged property or
                                 control of its day-to-day operations. See
                                 "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus, and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each

                                      S-61

                                 mortgaged property securing a mortgage loan
                                 included in the trust fund. Such assessments do
                                 not generally include invasive environmental
                                 testing. In each case where the environmental
                                 site assessment or update revealed a material
                                 adverse environmental condition or circumstance
                                 at any mortgaged property, then (depending on
                                 the nature of the condition or circumstance)
                                 one or more of the following actions has been
                                 or is expected to be taken:

                                 o  an environmental consultant investigated
                                    those conditions and recommended no further
                                    investigations or remediation;

                                 o  an environmental insurance policy, having
                                    the characteristics described below, was
                                    obtained from a third-party insurer;

                                 o  either (i) an operations and maintenance
                                    program, including, in several cases, with
                                    respect to asbestos-containing materials,
                                    lead-based paint, microbial matter and/or
                                    radon, or periodic monitoring of nearby
                                    properties, has been or is expected to be
                                    implemented in the manner and within the
                                    time frames specified in the related loan
                                    documents, or (ii) remediation in accordance
                                    with applicable law or regulations has been
                                    performed, is currently being performed or
                                    is expected to be performed either by the
                                    borrower or by the party responsible for the
                                    contamination;

                                 o  an escrow or reserve was established to
                                    cover the estimated cost of remediation,
                                    with each remediation required to be
                                    completed within a reasonable time frame in
                                    accordance with the related loan documents;
                                    or

                                 o  the related borrower or other responsible
                                    party having financial resources reasonably
                                    estimated to be adequate to address the
                                    related condition or circumstance is
                                    required to take (or is liable for the
                                    failure to take) actions, if any, with
                                    respect to those circumstances or conditions
                                    that have been required by the applicable
                                    governmental regulatory authority or any
                                    environmental law or regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and risks, that the
                                 related borrowers will implement all
                                 recommended operations and maintenance plans,
                                 that such plans will adequately remediate the
                                 environmental condition, or that any
                                 environmental indemnity, insurance or escrow
                                 will fully cover all potential environmental
                                 conditions and risks. In addition, the
                                 environmental condition of the underlying real
                                 properties could be adversely affected by
                                 tenants or by the condition of land or
                                 operations in the vicinity of the properties,
                                 such as underground storage tanks.

                                      S-62

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms and
                                 conditions of such coverage would be met, that
                                 coverage would be sufficient for the claims at
                                 issue or that coverage would not be subject to
                                 certain deductibles.

                                 In addition, some of the related borrowers have
                                 provided an environmental indemnification in
                                 favor of the mortgagee.

                                 With respect to 9 mortgage loans (loan numbers
                                 10, 15, 17, 44, 62, 83, 136, 186 and 194),
                                 representing 6.0% of the mortgage pool (7.0% of
                                 loan group 1), the related borrower obtained a
                                 pollution legal liability policy, with respect
                                 to the related mortgaged property. The premium
                                 for each policy was paid in full at origination
                                 and at issuance, the respective issuer each has
                                 a financial strength rating of "AAA" from S&P
                                 and "Aaa" from Moody's.

                                 With respect to 1 mortgage loan (loan number
                                 46), representing 0.6% of the mortgage pool
                                 (0.7% of loan group 1), the related borrower
                                 obtained an environmental collateral protection
                                 and liability policy, with respect to the
                                 related mortgaged property. The premium for the
                                 policy was paid in full at origination and at
                                 issuance, the issuer has a financial strength
                                 rating of "A+" from S&P.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust fund
                                 will become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will effectively insulate
                                 the trust fund from potential liability for a
                                 materially adverse environmental condition at
                                 any mortgaged property. See "DESCRIPTION OF THE
                                 POOLING AND SERVICING AGREEMENTS--Realization
                                 Upon Defaulted Mortgage Loans," "RISK
                                 FACTORS--Environmental Liability May Affect the
                                 Lien on a Mortgaged Property and Expose the
                                 Lender to Costs" and "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying prospectus.

SPECIAL RISKS ASSOCIATED
  WITH BALLOON LOANS AND
  ANTICIPATED REPAYMENT
  DATE LOANS..................   Two hundred twenty (220) of the mortgage loans,
                                 representing 99.0% of the mortgage pool (187
                                 mortgage loans in loan group 1 or 98.9% and all
                                 mortgage loans in loan group 2),

                                      S-63

                                 provide for scheduled payments of principal
                                 and/or interest based on amortization schedules
                                 significantly longer than their respective
                                 remaining terms to maturity or provide for
                                 payments of interest-only until the respective
                                 maturity date and, in each case, a balloon
                                 payment on their respective maturity dates.
                                 Sixty-six (66) of these mortgage loans included
                                 in the trust fund as of the cut-off date,
                                 representing 14.0% of the mortgage pool (65
                                 mortgage loans in loan group 1 or 15.1% and 1
                                 mortgage loan in loan group 2 or 7.3%), are
                                 anticipated repayment date loans, which provide
                                 that if the principal balance of the loan is
                                 not repaid on a date specified in the related
                                 mortgage note, the loan will accrue interest at
                                 an increased rate.

                                 o  A borrower's ability to make a balloon
                                    payment or repay its anticipated repayment
                                    date loan on the anticipated repayment date
                                    typically will depend upon its ability
                                    either to refinance fully the loan or to
                                    sell the related mortgaged property at a
                                    price sufficient to permit the borrower to
                                    make such payment.

                                 o  Whether or not losses are ultimately
                                    sustained, any delay in the collection of a
                                    balloon payment on the maturity date or
                                    repayment on the anticipated repayment date
                                    that would otherwise be distributable on
                                    your certificates will likely extend the
                                    weighted average life of your certificates.

                                 o  The ability of a borrower to effect a
                                    refinancing or sale will be affected by a
                                    number of factors, including (but not
                                    limited to) the value of the related
                                    mortgaged property, the level of available
                                    mortgage rates at the time of sale or
                                    refinancing, the borrower's equity in the
                                    mortgaged property, the financial condition
                                    and operating history of the borrower and
                                    the mortgaged property, rent rolling status,
                                    rent control laws with respect to certain
                                    residential properties, tax laws, prevailing
                                    general and regional economic conditions and
                                    the availability of credit for loans secured
                                    by multifamily or commercial properties, as
                                    the case may be.

                                 We cannot assure you that each borrower under a
                                 balloon loan or an anticipated repayment date
                                 loan will have the ability to repay the
                                 principal balance of such mortgage loan on the
                                 related maturity date or anticipated repayment
                                 date, as applicable. In addition, fully
                                 amortizing mortgage loans which pay interest on
                                 an "actual/360" basis but have fixed monthly
                                 payments may, in fact, have a small balloon
                                 payment due at maturity. For additional
                                 description of risks associated with balloon
                                 loans, see "RISK FACTORS--Balloon Payments on
                                 Mortgage Loans Result in Heightened Risk of
                                 Borrower Default" in the accompanying
                                 prospectus.

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are

                                      S-64

                                 in material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject, however,
                                 to the limitations described under "SERVICING
                                 OF THE MORTGAGE LOANS--Modifications, Waivers
                                 and Amendments" in this prospectus supplement.
                                 We cannot provide assurance, however, that any
                                 such extension or modification will increase
                                 the present value of recoveries in a given
                                 case. Any delay in collection of a balloon
                                 payment that would otherwise be distributable
                                 on your certificates, whether such delay is due
                                 to borrower default or to modification of the
                                 related mortgage loan, will likely extend the
                                 weighted average life of your certificates. See
                                 "YIELD AND MATURITY CONSIDERATIONS" in this
                                 prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES
  ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS...........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or becoming subject to a
                                 bankruptcy proceeding may have an adverse
                                 effect on the funds available to make
                                 distributions on the certificates and may lead
                                 to a downgrade, withdrawal or qualification (if
                                 applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers
                                 are likely to:

                                 o  have common management, increasing the risk
                                    that financial or other difficulties
                                    experienced by the property manager could
                                    have a greater impact on the pool of
                                    mortgage loans included in the trust fund;
                                    and

                                      S-65

                                 o  have common general partners or managing
                                    members which would increase the risk that a
                                    financial failure or bankruptcy filing would
                                    have a greater impact on the pool of
                                    mortgage loans included in the trust fund.

                                 The Tharaldson concentration consists of 2
                                 mortgage loans (loan numbers 3 and 4), which
                                 collectively represent 5.1% of the mortgage
                                 pool (5.9% of loan group 1). These 2 mortgage
                                 loans are not cross-collateralized or
                                 cross-defaulted but have common non-recourse
                                 carveout guarantors, and one or more principals
                                 of the related borrowers under each mortgage
                                 loan are the same. The sponsor of each mortgage
                                 loan in the Tharaldson concentration is Gary
                                 Tharaldson. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--Tharaldson
                                 Pool I-A Loan" and "--Tharaldson Pool I-B Loan"
                                 in this prospectus supplement.

                                 The Gravely and Zuckerman concentration
                                 consists of 2 mortgage loans (loan numbers 6
                                 and 22), which collectively represent 3.0% of
                                 the mortgage pool (3.5% of loan group 1). These
                                 2 mortgage loans are not cross-collateralized
                                 or cross-defaulted but have common non-recourse
                                 carveout guarantors, and one or more principals
                                 of the related borrowers under each mortgage
                                 loan are the same. The sponsors of each
                                 mortgage loan in the Gravely and Zuckerman
                                 concentration are Charles A. Gravely and/or
                                 Shelton Zuckerman. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--1001 Connecticut Loan & 1701 K Street
                                 Loan" in this prospectus supplement.

                                 The Westland Mall mortgage loan and Marshall
                                 Town Center mortgage loan, (loan numbers 43 and
                                 53), which collectively represent 1.2% of the
                                 mortgage pool (1.4% of loan group 1) are not
                                 cross-collateralized or cross-defaulted but one
                                 or more principals of the related borrowers
                                 under each such mortgage loan are the same. The
                                 sponsor of each such mortgage loan is Garo
                                 Kholamian.

                                 With respect to 65 mortgage loans (the Digital
                                 Realty Trust Portfolio mortgage loans, the
                                 Olympia Portfolio mortgage loans, the Residence
                                 Inn Portfolio #1 mortgage loans, the Davis
                                 Pacific Portfolio mortgage loans, the Santa
                                 Teresa Portfolio mortgage loans, the Spokane
                                 Integrated Medical Portfolio mortgage loans,
                                 the Provo Portfolio mortgage loans, the East
                                 Capital Portfolio mortgage loans, the Bernstein
                                 Portfolio mortgage loans, the Cole Portfolio
                                 mortgage loans, the Continental Portfolio
                                 mortgage loans, the Regency Portfolio mortgage
                                 loans and the Kindercare Portfolio mortgage
                                 loans), which collectively represent 17.3% of
                                 the mortgage pool (62 mortgage loans in loan
                                 group 1 or 18.1% and 3 mortgage loans in loan
                                 group 2 or 12.3%), each concentration
                                 represents a portfolio of cross-collateralized
                                 and cross-defaulted mortgage loans. Each such
                                 portfolio of mortgage loans have common
                                 non-recourse carveout guarantors, and one or
                                 more principals of the related borrowers under
                                 each mortgage loan are the same. See
                                 "DESCRIPTION OF THE

                                      S-66

                                 MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--Olympia Portfolio Loans", "--Residence
                                 Inn Portfolio #1 Loans", "--Gardner Tanenbaum
                                 Pool Loan" and "--Digital Realty Trust
                                 Portfolio Loans" in this prospectus supplement.

                                 No group, individual, borrower concentration or
                                 sponsor concentration represents more than 7.9%
                                 of the mortgage pool (1 mortgage loan in loan
                                 group 1 or 9.2%).

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES
  SUBJECTS THE TRUST FUND TO
  A GREATER EXTENT TO STATE
  AND REGIONAL CONDITIONS.....   Except as indicated in the following tables,
                                 less than 5.0% of the mortgage loans, by
                                 cut-off date pool or loan group balance, are
                                 secured by mortgaged properties in any one
                                 state or the District of Columbia.

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                             NUMBER OF        AGGREGATE       PERCENTAGE OF
                             MORTGAGED      CUT-OFF DATE      CUT-OFF DATE
          STATE             PROPERTIES         BALANCE        POOL BALANCE
  ----------------------   ------------   ----------------   --------------
  MA ...................         14        $  345,896,799          12.7%
  CA ...................         19           279,188,986          10.3
    Southern (2) .......         15           183,238,986           6.7
    Northern (2) .......          4            95,950,000           3.5
  NY ...................          8           244,942,391           9.0
  TX ...................         48           224,543,504           8.2
  VA ...................         10           171,430,483           6.3
  FL ...................         28           151,885,266           5.6
  Other ................        161         1,305,644,211          47.9
                                ---        --------------         -----
    TOTAL ..............        288        $2,723,531,640         100.0%
                                ===        ==============         =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                      S-67

                                 LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE        PERCENTAGE OF
                            MORTGAGED      CUT-OFF DATE       CUT-OFF DATE
         STATE             PROPERTIES         BALANCE        GROUP 1 BALANCE
  ---------------------   ------------   ----------------   ----------------
  MA ..................         12        $  330,246,799           14.1%
  CA ..................         17           246,188,986           10.5
    Southern(2) .......         14           178,238,986            7.6
    Northern(2) .......          3            67,950,000            2.9
  NY ..................          8           244,942,391           10.4
  TX ..................         45           183,018,504            7.8
  VA ..................          7           153,149,433            6.5
  FL ..................         26           117,409,852            5.0
  Other ...............        140         1,073,335,227           45.7
                               ---        --------------          -----
    TOTAL: ............        255        $2,348,291,191          100.0%
                               ===        ==============          =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF       AGGREGATE       PERCENTAGE OF
                            MORTGAGED     CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES        BALANCE       GROUP 2 BALANCE
  ---------------------   ------------   --------------   ----------------
  TX ..................         3         $ 41,525,000           11.1%
  AL ..................         2           38,676,355           10.3
  FL ..................         2           34,475,414            9.2
  CO ..................         2           34,207,000            9.1
  CA ..................         2           33,000,000            8.8
    Northern(2) .......         1           28,000,000            7.5
    Southern(2) .......         1            5,000,000            1.3
  TN ..................         2           32,600,000            8.7
  MN ..................         4           18,964,628            5.1
  Other ...............        16          141,792,051           37.8
                               --         ------------          -----
  TOTAL: ..............        33         $375,240,449          100.0%
                               ==         ============          =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (allocating the
                                      mortgage loan principal balance to each of
                                      those properties by the appraised values
                                      of the mortgaged properties) or the
                                      allocated loan amount as detailed in the
                                      related mortgage loan documents.

                                      S-68

                                 (2)  For purposes of determining whether a
                                      mortgaged property is located in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in and south of such
                                      counties were included in Southern
                                      California.

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region where the mortgagors and the mortgaged
                                 properties are located:

                                 o  economic conditions;

                                 o  conditions in the real estate market;

                                 o  changes in governmental rules and fiscal
                                    policies;

                                 o  acts of God or terrorism (which may result
                                    in uninsured losses); and

                                 o  other factors which are beyond the control
                                    of the mortgagors.

SPECIAL RISKS ASSOCIATED
  WITH HIGH BALANCE MORTGAGE
  LOANS.......................   Several of the mortgage loans included in the
                                 trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe, relative
                                 to the size of the pool, than would be the case
                                 if the aggregate balance of the pool were more
                                 evenly distributed.

                                 o  The largest single mortgage loan included in
                                    the trust fund as of the cut-off date
                                    represents 7.9% of the mortgage pool (9.2%
                                    of loan group 1).

                                 o  The largest group of cross-collateralized
                                    mortgage loans included in the trust fund as
                                    of the cut-off date represents, in the
                                    aggregate, 5.7% of the mortgage pool (6.6%
                                    of loan group 1).

                                 o  The 5 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans included
                                    in the trust fund as of the cut-off date
                                    represent, in the aggregate, 24.5% of the
                                    mortgage pool (28.5% of loan group 1).

                                 o  The 10 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans included
                                    in the trust fund as of the cut-off date
                                    represent, in the aggregate, 35.0% of the
                                    mortgage pool (40.6% of loan group 1).

                                      S-69

CONCENTRATIONS OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED
  RISK OF DECLINE IN A
  PARTICULAR INDUSTRY.........   A concentration of mortgaged property types can
                                 increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism, the hotel industry might be
                                 adversely affected, leading to increased losses
                                 on loans secured by hospitality properties as
                                 compared to the mortgage loans secured by other
                                 property types.

                                 In that regard:

                                 o  mortgage loans included in the trust fund
                                    and secured by office properties represent
                                    as of the cut-off date 36.9% of the mortgage
                                    pool (42.8% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by retail properties represent
                                    as of the cut-off date 25.3% of the mortgage
                                    pool (29.4% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by multifamily properties
                                    represent as of the cut-off date 16.0% of
                                    the mortgage pool (4 mortgage loans in loan
                                    group 1 or 2.5% and all mortgage loans in
                                    loan group 2);

                                 o  mortgage loans included in the trust fund
                                    and secured by hospitality properties
                                    represent as of the cut-off date 10.5% of
                                    the mortgage pool (12.1% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by mixed use properties
                                    represent as of the cut-off date 5.4% of the
                                    mortgage pool (6.3% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by industrial properties
                                    represent as of the cut-off date 3.0% of the
                                    mortgage pool (3.4% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by special purpose use
                                    properties represent as of the cut-off date
                                    1.9% of the mortgage pool (2.2% of loan
                                    group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by self-storage facilities
                                    represent as of the cut-off date 0.7% of the
                                    mortgage pool (0.9% of loan group 1); and

                                 o  mortgage loans included in the trust fund
                                    and secured by land represent as of the
                                    cut-off date 0.4% of the mortgage pool (0.4%
                                    of loan group 1).

WE HAVE NOT REUNDERWRITTEN
  ANY OF THE MORTGAGE LOANS...   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan sellers, and the
                                 mortgage loan sellers' respective obligations
                                 to repurchase, cure or substitute a mortgage
                                 loan in the event that a representation or
                                 warranty was not true when made and such breach
                                 materially and adversely affects the value of
                                 the

                                      S-70

                                 mortgage loan, the interest of the trust fund
                                 or the interests of any certificateholder.
                                 These representations and warranties do not
                                 cover all of the matters that we would review
                                 in underwriting a mortgage loan and you should
                                 not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans included in
                                 the trust fund, it is possible that the
                                 reunderwriting process may have revealed
                                 problems with a mortgage loan not covered by
                                 representations or warranties given by the
                                 mortgage loan sellers. In addition, we cannot
                                 provide assurance that the mortgage loan
                                 sellers will be able to repurchase or
                                 substitute a mortgage loan if a representation
                                 or warranty has been breached. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES....   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and management of a mortgaged property
                                 subsequent to the trust fund's acquisition of a
                                 mortgaged property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax would
                                 substantially reduce net proceeds available for
                                 distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the
                                 accompanying prospectus. In addition, if the
                                 trust fund were to acquire one or more
                                 mortgaged properties pursuant to a foreclosure
                                 or deed in lieu of foreclosure, upon
                                 acquisition of those mortgaged properties, the
                                 trust fund may in certain jurisdictions,
                                 particularly in New York, be required to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such properties. Such state or
                                 local taxes may reduce net proceeds available
                                 for distribution to the certificateholders.

INSURANCE COVERAGE ON
  MORTGAGED PROPERTIES MAY
  NOT COVER SPECIAL HAZARD
  LOSSES......................   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will
                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or

                                      S-71

                                 destruction of the improvements on the related
                                 mortgaged property by fire, lightning,
                                 explosion, smoke, windstorm and hail, and riot,
                                 strike and civil commotion, subject to the
                                 conditions and exclusions specified in each
                                 policy. The mortgage loans generally do not
                                 require earthquake insurance.

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and therefore do not contain identical
                                 terms and conditions, most such policies
                                 typically may not cover any physical damage
                                 resulting from:

                                 o  war;

                                 o  terrorism;

                                 o  revolution;

                                 o  governmental actions;

                                 o  floods, and other water-related causes;

                                 o  earth movement (including earthquakes,
                                    landslides and mud flows);

                                 o  wet or dry rot;

                                 o  vermin;

                                 o  domestic animals;

                                 o  sink holes or similarly occurring soil
                                    conditions; and

                                 o  other kinds of risks not specified in the
                                    preceding paragraph.

                                 In light of the September 11, 2001, terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage. In
                                 order to offset this risk, Congress passed the
                                 Terrorism Risk Insurance Act of 2002, which
                                 established the Terrorism Insurance Program.
                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and was
                                 established to provide financial assistance
                                 from the United States government to insurers
                                 in the event of another terrorist attack that
                                 is the subject of an insurance claim. The
                                 Terrorism Risk Insurance Act of 2002 requires
                                 the Treasury Department to establish procedures
                                 for the Terrorism Insurance Program under which
                                 the federal share of compensation will be equal
                                 to 90% of that portion of insured losses that
                                 exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year

                                      S-72

                                 may not exceed $100 billion. An insurer that
                                 has paid its deductible is not liable for the
                                 payment of any portion of total annual United
                                 States-wide losses that exceed $100 billion,
                                 regardless of the terms of the individual
                                 insurance contracts.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 authorizes the exclusion or does not pay the
                                 premium, insurance for acts of terrorism may be
                                 excluded from the policy. All policies for
                                 insurance issued after November 26, 2002, must
                                 make similar disclosure and provide a similar
                                 opportunity for the insured to purchase
                                 coverage. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage nor does it stipulate the pricing of
                                 the coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies. On
                                 June 18, 2004, the Secretary of the Treasury
                                 announced its decision to extend this mandatory
                                 participation through December 2005. Any
                                 commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002, is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses, subject to the
                                 immediately preceding paragraph. Any state
                                 approval of such types of exclusions in force
                                 on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to acts
                                 that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law,
                                 there can be no assurance that it or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates as described above. There can be no
                                 assurance that such temporary program will
                                 create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, there can be no assurance that
                                 subsequent terrorism insurance legislation will
                                 be passed upon its expiration.

                                      S-73

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit of
                                 insurance against terrorist acts. In addition,
                                 no assurance can be given that the coverage for
                                 such acts, if obtained or maintained, will be
                                 broad enough to cover the particular act of
                                 terrorism that may be committed or that the
                                 amount of coverage will be sufficient to repair
                                 and restore the mortgaged property or to repay
                                 the mortgage loan in full. The insufficiency of
                                 insurance coverage in any respect could have a
                                 material and adverse affect on your
                                 certificates.

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or the
                                 special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar acts, nor will it be required to call a
                                 default under a mortgage loan, if the related
                                 borrower fails to maintain such insurance (even
                                 if required to do so under the related loan
                                 documents) if the special servicer has
                                 determined, in consultation with the
                                 controlling class representative, in accordance
                                 with the servicing standard that either:

                                 o  such insurance is not available at
                                    commercially reasonable rates and that such
                                    hazards are not at the time commonly insured
                                    against for properties similar to the
                                    mortgaged property and located in or around
                                    the region in which such mortgaged property
                                    is located; or

                                 o  such insurance is not available at any rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which terrorism
                                 insurance is required. For example, with
                                 respect to 1 mortgage loan (loan number 5),
                                 representing 2.0% of the mortgage pool (2.3% of
                                 loan group 1), the related borrower is not
                                 required to carry terrorism insurance in excess
                                 of a maximum annual premium amount.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME
  MORTGAGE LOANS CREATES
  ADDITIONAL RISKS............   In general, the borrowers are:

                                 o  required to satisfy any existing
                                    indebtedness encumbering the related
                                    mortgaged property as of the closing of the
                                    related mortgage loan; and

                                 o  prohibited from encumbering the related
                                    mortgaged property with additional secured
                                    debt without the mortgagee's prior approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that

                                      S-74

                                 secure other loans outside the trust fund, and,
                                 except as provided below none of the related
                                 entities with a controlling ownership interest
                                 in the borrower may pledge its interest in that
                                 borrower as security for mezzanine debt.

                                 With respect to 1 mortgage loan (loan number
                                 25), representing approximately 1.0% of the
                                 mortgage pool (7.3% of loan group 2), there is
                                 existing subordinated debt secured by the
                                 mortgaged property and also secured by
                                 partnership interests in the related borrower,
                                 all of which is subject to an intercreditor
                                 agreement and/or a subordination and standstill
                                 agreement.

                                 With respect to 5 mortgage loans (loan numbers
                                 58, 63, 75, 94 and 180), representing 1.6% of
                                 the mortgage pool (11.3% of loan group 2), the
                                 related borrower, under certain circumstances,
                                 may encumber the related mortgaged property
                                 with subordinate debt subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 4 mortgage loans (loan numbers
                                 3, 5, 70 and 191), representing approximately
                                 5.4% of the mortgage pool (6.3% of loan group
                                 1), the related borrower, under certain
                                 circumstances, may incur additional unsecured
                                 indebtedness other than in the ordinary course
                                 of business and without the consent of the
                                 mortgagee.

                                 With respect to 2 mortgage loans (loan numbers
                                 33 and 72), representing approximately 1.2% of
                                 the mortgage pool (1 mortgage loan in loan
                                 group 1 or 1.0% and 1 mortgage loan in loan
                                 group 2 or 2.4%), the related mortgage loan
                                 documents provide that, under certain
                                 circumstances, (a) the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future and/or (b) the
                                 entities with a controlling interest in the
                                 related borrower may pledge their interest in
                                 the borrower as security for mezzanine debt in
                                 the future, subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 3 mortgage loans (loan numbers
                                 2, 43 and 47), representing approximately 6.2%
                                 of the mortgage pool (2 mortgage loans in loan
                                 group 1 or 6.5% and 1 mortgage loan in loan
                                 group 2 or 4.3%), the ownership interests of
                                 the direct or indirect owners of the related
                                 borrower have been pledged as security for
                                 mezzanine debt, subject to the terms of an
                                 intercreditor agreement entered into in favor
                                 of the mortgagee.

                                 With respect to 24 mortgage loans (loan numbers
                                 7, 11, 19, 20, 38, 40, 43, 52, 54, 68, 76, 77,
                                 81, 99, 103, 110, 113, 116, 132, 144, 163, 171,
                                 195 and 209), representing approximately 12.0%
                                 of the mortgage pool (17 mortgage loans in loan
                                 group 1 or 10.9% and 7 mortgage loans in loan
                                 group 2 or 18.9%), the related loan documents
                                 provide that, under certain

                                      S-75

                                 circumstances, ownership interests in the
                                 related borrowers may be pledged as security
                                 for mezzanine debt in the future, subject to
                                 the terms of a subordination and standstill
                                 agreement and/or an intercreditor agreement to
                                 be entered into in favor of the mortgagee and
                                 the satisfaction of certain financial
                                 conditions.

                                 Two (2) mortgage loans (loan numbers 48 and
                                 106), representing 0.8% of the mortgage pool
                                 (0.9% of loan group 1), have existing unsecured
                                 debt.

                                 In addition, 28 mortgage loans (loan numbers
                                 65, 84, 89, 93, 101, 111, 122, 127, 131, 133,
                                 135, 140, 145, 148, 151, 152, 153, 154, 155,
                                 156, 157, 161, 175, 178, 182, 199, 216 and
                                 218), representing 4.4% of the mortgage pool
                                 (5.1% of loan group 1), do not prohibit the
                                 related borrower from incurring additional
                                 unsecured debt or an owner of an interest in
                                 the related borrower from pledging its
                                 ownership interest in the related borrower as
                                 security for mezzanine debt because the related
                                 borrower is not required by either the mortgage
                                 loan documents or related organizational
                                 documents to be a special purpose entity.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder (including
                                 the trust fund) on the mortgaged property could
                                 be delayed. In addition, substantially all of
                                 the mortgage loans permit the related borrower
                                 to incur limited indebtedness in the ordinary
                                 course of business or for capital improvements
                                 that is not secured by the related mortgaged
                                 property which is generally limited to a
                                 specified percentage of the outstanding
                                 principal balance of the related mortgage loan.
                                 Further, certain of the mortgage loans included
                                 in the trust fund do not prohibit limited
                                 partners or other owners of non-controlling
                                 interests in the related borrower from pledging
                                 their interests in the borrower as security for
                                 mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously described
                                 in this risk factor, permit the related
                                 borrower to incur, or do not prohibit the
                                 related borrower from incurring, unsecured debt
                                 to an affiliate of, or owner of an interest in,
                                 the borrower or to an affiliate of such an
                                 owner, subject to certain conditions under the
                                 related mortgage loan documents. Further,
                                 certain of the mortgage loans permit additional
                                 liens on the related mortgaged properties for
                                 (1) assessments, taxes or other similar charges
                                 or (2) liens which in the aggregate constitute
                                 an immaterial and insignificant monetary amount
                                 with respect to the net value of the related
                                 borrower's assets. A default by the borrower on
                                 such additional indebtedness could impair

                                      S-76

                                 the borrower's financial condition and result
                                 in the bankruptcy or receivership of the
                                 borrower which would cause a delay in the
                                 foreclosure by the trust fund on the mortgaged
                                 property. It may not be evident that a borrower
                                 has incurred any such future subordinate second
                                 lien debt until the related mortgage loan
                                 otherwise defaults. In cases in which one or
                                 more subordinate liens are imposed on a
                                 mortgaged property or the borrower incurs other
                                 indebtedness, the trust fund is subject to
                                 additional risks, including, without
                                 limitation, the following:

                                 o  the risk that the necessary maintenance of
                                    the mortgaged property could be deferred to
                                    allow the borrower to pay the required debt
                                    service on the subordinate financing and
                                    that the value of the mortgaged property may
                                    fall as a result;

                                 o  the risk that the borrower may have a
                                    greater incentive to repay the subordinate
                                    or unsecured indebtedness first;

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment upon
                                    the maturity of the mortgage loan;

                                 o  the existence of subordinated debt
                                    encumbering any mortgaged property may
                                    increase the difficulty of refinancing the
                                    related mortgage loan at maturity and the
                                    possibility that reduced cash flow could
                                    result in deferred maintenance; and

                                 o  the risk that, in the event that the holder
                                    of the subordinated debt has filed for
                                    bankruptcy or been placed in involuntary
                                    receivership, foreclosing on the mortgaged
                                    property could be delayed and the trust fund
                                    may be subjected to the costs and
                                    administrative burdens of involvement in
                                    foreclosure or bankruptcy proceedings or
                                    related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and "--
                                 Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Other Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and is
                                 secured by a pledge of the equity ownership
                                 interests in such borrowers. Because mezzanine
                                 debt is secured by the obligor's equity
                                 interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a

                                      S-77

                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                 Generally, upon a default under mezzanine debt,
                                 the holder of such mezzanine debt would be
                                 entitled to foreclose upon the equity in the
                                 related mortgagor, which has been pledged to
                                 secure payment of such mezzanine debt. Although
                                 such transfer of equity may not trigger the due
                                 on sale clause under the related mortgage loan,
                                 it could cause the obligor under such mezzanine
                                 debt to file for bankruptcy, which could
                                 negatively affect the operation of the related
                                 mortgaged property and such borrower's ability
                                 to make payments on the related mortgage loan
                                 in a timely manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may give
                                 the holder of the mezzanine debt the right to
                                 cure certain defaults and, upon a default, to
                                 purchase the related mortgage loan for an
                                 amount equal to the then-current outstanding
                                 balance of such loan. Some intercreditor
                                 agreements relating to mezzanine debt may also
                                 limit the special servicer's ability to enter
                                 into certain modifications of the mortgage loan
                                 without the consent of the related mezzanine
                                 lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance"
                                 in the accompanying prospectus and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional obligations. As a result, the trust
                                 fund is subject to additional risks, including:

                                 o  the risk that the necessary maintenance of
                                    the related mortgaged property could be
                                    deferred to allow the borrower to pay the
                                    required debt service on the subordinate or
                                    pari passu obligations and that the value of
                                    the mortgaged property may fall as a result;
                                    and

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment on
                                    the entire balance of both the loans
                                    contained in the loan pair upon the maturity
                                    of the mortgage loans.

                                 In addition, although seven (7) of the mortgage
                                 loans have companion loans that are subordinate
                                 to the related mortgage loan, each of the One &
                                 Two International Place

                                      S-78

                                 mortgage loan and the 450 West 33rd Street
                                 mortgage loan, representing 12.8% of the
                                 mortgage pool (14.8% of loan group 1), has a
                                 companion loan that is pari passu with the
                                 mortgage loan. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans" and
                                 "--Co-Lender Loans" in this prospectus
                                 supplement.

THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS.....   Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal
                                 entities may entail risks of loss greater than
                                 those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an
                                 individual, may be more inclined to seek legal
                                 protection from its creditors under the
                                 bankruptcy laws. Unlike individuals involved in
                                 bankruptcies, most of the entities generally do
                                 not have personal assets and creditworthiness
                                 at stake. The bankruptcy of a borrower, or a
                                 general partner or managing member of a
                                 borrower, may impair the ability of the
                                 mortgagee to enforce its rights and remedies
                                 under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility of
                                 becoming insolvent or bankrupt, and therefore
                                 may be more likely to become insolvent or the
                                 subject of a voluntary or involuntary
                                 bankruptcy proceeding because such borrowers
                                 may be:

                                 o  operating entities with businesses distinct
                                    from the operation of the property with the
                                    associated liabilities and risks of
                                    operating an ongoing business; or

                                 o  individuals that have personal liabilities
                                    unrelated to the property.

                                 With respect to 23 of the mortgage loans (the
                                 Olympia Portfolio loans), the related borrowers
                                 are not special purpose entities; however, the
                                 terms of the related mortgage loan documents
                                 restrict the borrowers from incurring any
                                 additional debt.

                                 Any borrower, even a special purpose entity
                                 structured to be bankruptcy-remote, as an owner
                                 of real estate will be subject to certain
                                 potential liabilities and risks. We cannot
                                 provide assurances that any borrower will not
                                 file for bankruptcy protection or that
                                 creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy or
                                 similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your

                                      S-79

                                 certificates. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in
                                 the accompanying prospectus.

                                 In addition, with respect to 40 mortgage loans,
                                 representing 15.6% of the mortgage pool (31
                                 mortgage loans in loan group 1 or 11.8% and 9
                                 mortgage loans in loan group 2 or 39.4%), the
                                 borrowers own the related mortgaged property as
                                 tenants in common. As a result, the related
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported to waive any right of
                                 partition, we cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction. In addition,
                                 enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged if
                                 the tenant-in-common borrowers become insolvent
                                 or bankrupt at different times because each
                                 time a tenant-in-common borrower files for
                                 bankruptcy, the bankruptcy court stay is
                                 reinstated.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISKS...............   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a
                                 mortgagee from foreclosing on the mortgaged
                                 property (subject to certain protections
                                 available to the mortgagee). As part of a
                                 restructuring plan, a court also may reduce the
                                 amount of secured indebtedness to the
                                 then-current value of the mortgaged property,
                                 which would make the mortgagee a general
                                 unsecured creditor for the difference between
                                 the then-current value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may: (1) grant a debtor a reasonable
                                 time to cure a payment default on a mortgage
                                 loan; (2) reduce periodic payments due under a
                                 mortgage loan; (3) change the rate of interest
                                 due on a mortgage loan; or (4) otherwise alter
                                 the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's ability
                                 to enforce lockbox

                                      S-80

                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 diminish the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the holder
                                 of the mortgage loan will have all rights to
                                 direct all such actions. There can be no
                                 assurance that in the event of the borrower's
                                 bankruptcy, a court will enforce such
                                 restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans may have a
                                 borrower, a principal or a sponsor of the
                                 related borrower that has previously filed
                                 bankruptcy. In each case, the related entity or
                                 person has emerged from bankruptcy. However, we
                                 cannot assure you that such borrowers,
                                 principals and sponsors will not be more likely
                                 than others, to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents. For example,
                                 with respect to 1 mortgage loan (loan number 1)
                                 representing 7.9% of the mortgage pool (9.2% of
                                 loan group 1), the previous borrower declared
                                 bankruptcy in connection with the previous
                                 lender in 2004. The dispute regarding the
                                 previous debt was resolved and the bankruptcy
                                 was discharged and is not appealable.

INSPECTIONS AND APPRAISALS
  MAY NOT ACCURATELY REFLECT
  VALUE OR CONDITION OF
  MORTGAGED PROPERTY..........   In general, appraisals represent only the
                                 analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or

                                      S-81

                                 liquidation sale. Information regarding the
                                 values of the mortgaged properties at the date
                                 of such report is presented under "DESCRIPTION
                                 OF THE MORTGAGE POOL--Additional Mortgage Loan
                                 Information" in this prospectus supplement for
                                 illustrative purposes only. Any engineering
                                 reports or site inspections obtained in
                                 connection with this offering represent only
                                 the analysis of the individual engineers or
                                 site inspectors preparing such reports at the
                                 time of such report, and may not reveal all
                                 necessary or desirable repairs, maintenance or
                                 capital improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS.........   The mortgaged properties securing the mortgage
                                 loans included in the trust fund are typically
                                 subject to building and zoning ordinances and
                                 codes affecting the construction and use of
                                 real property. Since the zoning laws applicable
                                 to a mortgaged property (including, without
                                 limitation, density, use, parking and set-back
                                 requirements) are usually subject to change by
                                 the applicable regulatory authority at any
                                 time, the improvements upon the mortgaged
                                 properties may not, currently or in the future,
                                 comply fully with all applicable current and
                                 future zoning laws. Such changes may limit the
                                 ability of the related borrower to
                                 rehabilitate, renovate and update the premises,
                                 and to rebuild or utilize the premises "as is"
                                 in the event of a casualty loss with respect
                                 thereto. Such limitations may adversely affect
                                 the cash flow of the mortgaged property
                                 following such loss. Insurance proceeds may not
                                 be sufficient to pay off such mortgage loan in
                                 full. In addition, if the mortgaged property
                                 were to be repaired or restored in conformity
                                 with then-current law, its value could be less
                                 than the remaining balance on the mortgage loan
                                 and it may produce less revenue than before
                                 such repair or restoration.

RESTRICTIONS ON CERTAIN OF THE
  MORTGAGED PROPERTIES MAY
  LIMIT THEIR USE.............   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does not
                                 represent the entire condominium building. For
                                 example, 1 mortgage loan (loan number 102)
                                 representing

                                      S-82

                                 0.2% of the mortgage pool (0.2% of loan group
                                 1) is subject to a condominium declaration
                                 where the mortgaged property does not represent
                                 the entire condominium building. Such use
                                 restrictions include, for example, limitations
                                 on the character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a prescribed
                                 radius. These limitations could adversely
                                 affect the ability of the related borrower to
                                 lease the mortgaged property on favorable
                                 terms, thus adversely affecting the borrower's
                                 ability to fulfill its obligations under the
                                 related mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES............   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all
                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could negatively impact the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS
  OF LEASES AND RENTS IS
  LIMITED.....................   The mortgages securing the mortgage loans
                                 included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There also may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's

                                      S-83

                                 approval. In addition, certain of the mortgage
                                 loans may not restrict the transfer of limited
                                 partnership interests or non-managing member
                                 interests in the related borrower. See "CERTAIN
                                 LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Due-on-Sale and Due-on-Encumbrance" in
                                 the accompanying prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and interest
                                 as landlord under the leases on the related
                                 mortgaged property and the income derived
                                 therefrom to the mortgagee as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents for so long as there
                                 is no default. In the event the borrower
                                 defaults, the license terminates and the
                                 mortgagee is entitled to collect the rents.
                                 Such assignments are typically not perfected as
                                 security interests prior to the mortgagee's
                                 taking possession of the related mortgaged
                                 property and/or appointment of a receiver. Some
                                 state laws may require that the mortgagee take
                                 possession of the mortgaged property and obtain
                                 a judicial appointment of a receiver before
                                 becoming entitled to collect the rents. In
                                 addition, if bankruptcy or similar proceedings
                                 are commenced by or in respect of the borrower,
                                 the mortgagee's ability to collect the rents
                                 may be adversely affected. See "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND LEASES--Leases
                                 and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS OF
  CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED PROPERTIES..   Thirteen (13) groups of mortgage loans, the
                                 Olympia Portfolio concentration (loan numbers
                                 93, 101, 111, 122, 127, 131, 133, 135, 140,
                                 151, 152, 153, 154, 155, 156, 157, 161, 175,
                                 178, 182, 199, 216 and 218), representing in
                                 the aggregate 3.1% of the mortgage pool (23
                                 mortgage loans in loan group 1 or 3.6%), the
                                 Digital Realty Trust Portfolio concentration
                                 (loan numbers 10, 15, 17, 44, 62 and 83),
                                 representing in the aggregate 5.7% of the
                                 mortgage pool (6 mortgage loans in loan group 1
                                 or 6.6%), the Residence Inn Portfolio #1
                                 concentration (loan numbers 41, 82, 90, 105,
                                 108, 118, 136, 141, 162 and 193), representing
                                 in the aggregate 2.4% of the mortgage pool (10
                                 mortgage loans in loan group 1 or 2.8%), the
                                 Davis Pacific Portfolio concentration (loan
                                 numbers 23 and 59), representing in the
                                 aggregate 1.5% of the mortgage pool (1 mortgage
                                 loan in loan group 1 or 0.5% and 1 mortgage
                                 loan in loan group 2 or 7.5%), the Provo
                                 Portfolio concentration (loan numbers 63 and
                                 94), representing in the aggregate 0.7% of the
                                 mortgage pool (2 mortgage loans in loan group 2
                                 or 4.8%), the East Capital Portfolio
                                 concentration (loan numbers 79 and 128),
                                 representing in the aggregate 0.5% of the
                                 mortgage pool (2 mortgage loans in loan group 1
                                 or 0.5%), the Bernstein Portfolio concentration
                                 (loan numbers 124, 149 and 150), representing
                                 in the aggregate 0.4% of

                                      S-84

                                 the mortgage pool (3 mortgage loans in loan
                                 group 1 or 0.5%), the Cole Portfolio
                                 concentration (loan numbers 212, 215, 219, 223,
                                 224 and 225), representing in the aggregate
                                 0.3% of the mortgage pool (6 mortgage loans in
                                 loan group 1 or 0.4%), the Regency Portfolio
                                 concentration (loan numbers 146 and 201),
                                 representing in the aggregate 0.2% of the
                                 mortgage pool (2 mortgage loans in loan group 1
                                 or 0.3%), the Kindercare Portfolio
                                 concentration (loan numbers 220, 221 and 226),
                                 representing in the aggregate 0.1% of the
                                 mortgage pool (3 mortgage loans in loan group 1
                                 or 0.2%), the Santa Teresa Portfolio
                                 concentration (loan numbers 19 and 132),
                                 representing in the aggregate 1.2% of the
                                 mortgage pool (2 mortgage loans in loan group 1
                                 or 1.4%), the Spokane Integrated Medical
                                 Portfolio concentration (loan numbers 48 and
                                 106), representing in the aggregate 0.8% of the
                                 mortgage pool (2 mortgage loans in loan group 1
                                 or 0.9%), and the Continental Portfolio
                                 concentration (loan numbers 100 and 206),
                                 representing in the aggregate 0.3% of the
                                 mortgage pool (2 mortgage loans in loan group 1
                                 or 0.3%) are groups of mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 each of the other mortgage loans in their
                                 respective groups. In addition, some mortgage
                                 loans are secured by first lien deeds of trust
                                 or mortgages, as applicable, on multiple
                                 properties securing the joint and several
                                 obligations of multiple borrowers. Such
                                 arrangements could be challenged as fraudulent
                                 conveyances by creditors of any of the related
                                 borrowers or by the representative of the
                                 bankruptcy estate of any related borrower if
                                 one or more of such borrowers becomes a debtor
                                 in a bankruptcy case. Generally, under federal
                                 and most state fraudulent conveyance statutes,
                                 a lien granted by any such borrower could be
                                 voided if a court determines that:

                                 o  such borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent by
                                    the granting of the lien, was left with
                                    inadequate capital or was not able to pay
                                    its debts as they matured; and

                                 o  such borrower did not, when it allowed its
                                    mortgaged property to be encumbered by the
                                    liens securing the indebtedness represented
                                    by the other cross-collateralized loans,
                                    receive "fair consideration" or "reasonably
                                    equivalent value" for pledging such
                                    mortgaged property for the equal benefit of
                                    the other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a cross-collateralized
                                 loan to secure the mortgage loan of another
                                 borrower, or any payment thereon, would not be
                                 avoided as a fraudulent conveyance. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans"
                                 in this prospectus supplement and Annex A-5 to
                                 this prospectus

                                      S-85

                                 supplement for more information regarding the
                                 cross-collateralized loans. No mortgage loan
                                 included in the trust fund (other than the
                                 mortgage loans with companion loans) is
                                 cross-collateralized with a mortgage loan not
                                 included in the trust fund.

SUBSTITUTION OF MORTGAGED
  PROPERTIES MAY LEAD TO
  INCREASED RISKS.............   Sixty (60) mortgage loans representing 12.9% of
                                 the mortgage pool (15.0% of loan group 1),
                                 permit the related borrower the right to
                                 substitute mortgaged properties of like kind
                                 and quality for the properties currently
                                 securing the related mortgage loans. As a
                                 result, it is possible that the mortgaged
                                 properties that secure the mortgage loans may
                                 not secure such mortgage loans for their entire
                                 term. Any substitution will have to meet
                                 certain conditions, including loan-to-value
                                 tests and debt service coverage tests, the
                                 related borrower will be required to obtain
                                 written confirmation from the rating agencies
                                 that any ratings of the certificates will not,
                                 as a result of the proposed substitution, be
                                 downgraded, qualified or withdrawn, and the
                                 related borrower will provide an opinion of
                                 counsel that the REMIC status of the trust fund
                                 will not be adversely impacted by the proposed
                                 substitution. Nevertheless, the replacement
                                 property may differ from the substituted
                                 property with respect to certain
                                 characteristics. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans--
                                 Olympia Portfolio Loan","--Residence Inn
                                 Portfolio #1 Loans", "--Tharaldson Pool I-A
                                 Loan" and "--Tharaldson Pool I-B Loan".

SINGLE TENANTS AND
  CONCENTRATION OF TENANTS
  SUBJECT THE TRUST FUND TO
  INCREASED RISK..............   Ninety-three (93) of the mortgaged properties
                                 securing mortgage loans included in the trust
                                 fund, representing 14.6% of the mortgage pool
                                 (16.9% of loan group 1), are leased wholly to a
                                 single tenant or are wholly owner occupied.
                                 Certain other of the mortgaged properties are
                                 leased in large part to a single tenant or are
                                 in large part owner occupied. Any default by a
                                 major tenant could adversely affect the related
                                 borrower's ability to make payments on the
                                 related mortgage loan. We cannot provide
                                 assurances that any major tenant will continue
                                 to perform its obligations under its lease (or,
                                 in the case of an owner-occupied mortgaged
                                 property, under the related mortgage loan
                                 documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event a
                                 sale is contemplated or an option to purchase
                                 all or a portion of the mortgaged property and
                                 this provision, if not waived, may impede the
                                 mortgagee's ability to sell the related
                                 mortgaged property at foreclosure or adversely
                                 affect the foreclosure proceeds.

                                      S-86

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or
                                 a major tenant may have leases that terminate
                                 or grant the tenant early termination rights
                                 prior to the maturity date of the related
                                 mortgage loan. Mortgaged properties leased to a
                                 single tenant, or a small number of tenants,
                                 are more likely to experience interruptions of
                                 cash flow if a tenant fails to renew its lease
                                 because there may be less or no rental income
                                 until new tenants are found and it may be
                                 necessary to expend substantial amounts of
                                 capital to make the space acceptable to new
                                 tenants.

                                 With respect to 1 mortgage loan (loan number
                                 11), representing 1.6% of the mortgage pool
                                 (1.8% of loan group 1), 6 of 8 mortgaged
                                 properties are leased wholly to a single
                                 tenant, 5 of which tenants have early
                                 termination rights prior to the maturity date
                                 of the mortgage loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Mortgage Loans--Gardner
                                 Tanenbaum Pool" in this prospectus supplement.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with respect
                                 to 50 mortgage loans representing 5.7% of the
                                 aggregate principal balance with the pool of
                                 mortgage loans as of the cut-off date (6.6% of
                                 loan group 1), the single tenant of each
                                 mortgaged property is Walgreens.

                                 For further information regarding certain
                                 significant tenants at the mortgaged
                                 properties, see Annex A-4 to this prospectus
                                 supplement.

THE FAILURE OF A TENANT WILL
  HAVE A NEGATIVE IMPACT ON
  SINGLE TENANT AND TENANT
  CONCENTRATION PROPERTIES....   The bankruptcy or insolvency of a major tenant
                                 or sole tenant, or a number of smaller tenants,
                                 in retail, industrial and office properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the Bankruptcy Code,
                                 a tenant has the option of assuming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant (absent
                                 collateral securing the claim) and the amounts
                                 the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
  EFFECT ON BORROWERS.........   From time to time, there may be legal
                                 proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or

                                      S-87

                                 their respective affiliates. It is possible
                                 that such proceedings may have a material
                                 adverse effect on any borrower's ability to
                                 meet its obligations under the related mortgage
                                 loan and, thus, on distributions on your
                                 certificates.

                                 With respect to the 1 mortgage loan (loan
                                 number 7), representing 1.9% of the mortgage
                                 pool (2.3% of loan group 1), the current
                                 principals of the related borrower and the
                                 previous owner of the related mortgaged
                                 property are defendants in a potential class
                                 action lawsuit (class action status has not yet
                                 been granted) filed on February 18, 2004. The
                                 action was commenced by an investor in certain
                                 investor notes issued by Bayside Mortgage and
                                 Loan Company, Inc. in 1990 and collateralized
                                 by a mortgage note secured by the related
                                 mortgaged property. Two additional investors
                                 have since joined in the lawsuit. The investors
                                 in the investor notes have not been paid since
                                 July 1994. Parties unrelated to the sponsor
                                 hold approximately $4.6 million in investor
                                 notes, while the sponsor holds the remaining
                                 approximately $2.4 million in investor notes.
                                 The related mortgage note was assigned by
                                 Bayside Mortgage and Loan Company, Inc. to one
                                 of its principals, and subsequently assigned in
                                 January 1996 to Eastmont Town Center Company
                                 LLC, which foreclosed on the related mortgage
                                 loan. No cash flow has been distributed to the
                                 sponsor since foreclosure, and all net cash
                                 flows have been reinvested in the related
                                 mortgaged property. The operating agreement of
                                 Eastmont Town Center Company LLC provides for
                                 distribution of the net sale proceeds to
                                 holders of the investor notes who agree to
                                 settle their claims. The lawsuit claims fraud
                                 and seeks to set aside the foreclosure. If the
                                 lawsuit is successful, the plaintiffs may be
                                 entitled to damages in addition to principal
                                 and accrued interest due on the investor notes,
                                 and the setting aside of the foreclosure could
                                 jeopardize the related borrower's title to the
                                 related mortgaged property. First American
                                 Title Insurance Company issued a title policy
                                 insuring against the overturning of the
                                 foreclosure, but collection on the policy could
                                 have the same effect as an involuntary
                                 prepayment of the related mortgage loan. Until
                                 such litigation is resolved, all cash flows
                                 after debt service and reserves from the
                                 mortgaged property will be held by the master
                                 servicer, and at origination the sponsor
                                 delivered a guarantee of any losses incurred by
                                 the related mortgaged arising from such
                                 litigation.

                                 With respect to 2 mortgage loans (loan numbers
                                 3 and 4), representing 5.1% of the mortgage
                                 pool (5.9% of loan group 1), Gary Tharaldson
                                 (the sponsor of the both mortgage loans) and 48
                                 other individuals, together with the Tharaldson
                                 Motels, Inc. Employee Stock Ownership Plan and
                                 Trust, are defendants in a breach-of-duty
                                 lawsuit filed on December 30, 2004 and
                                 generally intended to force the reformation of
                                 the terms and conditions under which the
                                 employee stock ownership plan in 1999 acquired,
                                 and became committed to pay for, the
                                 controlling interest in Tharaldson Motels Inc.
                                 The plaintiff alleged that the employee stock
                                 ownership plan

                                      S-88

                                 overpaid for its purchase of the shares of
                                 Tharaldson Motels, Inc. from Gary Tharaldson
                                 and his family members and that proper
                                 disclosure was not made in connection with such
                                 stock purchase. Although currently none of the
                                 related borrowers, are named in the lawsuit,
                                 there can be no assurance that the outcome of
                                 such litigation will not have a material
                                 adverse affect on the related mortgage loans.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF THE
  RELATED MORTGAGED PROPERTY..   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term leases,
                                 are generally more management intensive than
                                 properties leased to creditworthy tenants under
                                 long-term leases.

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage the related mortgaged
                                 properties or any financial difficulties with
                                 respect to this property manager could have a
                                 significant negative impact on the continued
                                 income generation from these mortgaged
                                 properties and therefore the performance of the
                                 related mortgage loans. See "--Adverse
                                 Consequences Associated with Borrower
                                 Concentration, Borrowers Under Common Control
                                 and Related Borrowers" above and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans" in this prospectus supplement.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In addition,
                                 the property managers are usually operating
                                 companies and unlike limited purpose entities,
                                 may not be restricted from incurring debt and
                                 other liabilities in the ordinary course of
                                 business or otherwise.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers.
                                 Additionally, we cannot provide assurance that
                                 the property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

                                      S-89

CONDEMNATIONS OF MORTGAGED
  PROPERTIES MAY RESULT
  IN LOSSES...................   From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING.......   Eleven (11) mortgage loans included in the
                                 trust fund, representing 9.2% of the mortgage
                                 pool (10 mortgage loans in loan group 1 or
                                 10.2% and 1 mortgage loan in loan group 2 or
                                 2.7%), are secured in whole or in part by
                                 leasehold interests. Leasehold mortgage loans
                                 are subject to certain risks not associated
                                 with mortgage loans secured by a lien on the
                                 fee estate of the borrower. The most
                                 significant of these risks is that if the
                                 related leasehold interest were to be
                                 terminated upon a lease default, the mortgagee
                                 would lose its security in the loan. Generally,
                                 each related ground lease requires the lessor
                                 thereunder to give the mortgagee notice of the
                                 borrower's defaults under the ground lease and
                                 an opportunity to cure them, permits the
                                 leasehold interest to be assigned to the
                                 mortgagee or a purchaser at a foreclosure sale
                                 (in some cases only upon the consent of the
                                 lessor) and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease.

                                 In addition, pursuant to Section 365(h) of the
                                 Bankruptcy Code, ground lessees in possession
                                 under a ground lease that has commenced have
                                 the right to continue in a ground lease even
                                 though the representative of their bankrupt
                                 ground lessor rejects the lease. The leasehold
                                 mortgages generally provide that the borrower
                                 may not elect to treat the ground lease as
                                 terminated on account of any such rejection by
                                 the ground lessor without the prior approval of
                                 the holder of the mortgage note or otherwise
                                 prohibit the borrower from terminating the
                                 ground lease. In a bankruptcy of a ground
                                 lessee/borrower, the ground lessee/borrower
                                 under the protection of the Bankruptcy Code has
                                 the right to assume (continue) or reject
                                 (breach and/or terminate) any or all of its
                                 ground leases. If the ground lessor and the
                                 ground lessee/ borrower are concurrently
                                 involved in bankruptcy proceedings, the trustee
                                 may be unable to enforce the bankrupt ground
                                 lessee/ borrower's right to continue in a
                                 ground lease rejected by a bankrupt ground
                                 lessor. In such circumstances, a ground lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the related mortgage. Further, in a recent
                                 decision by the United States

                                      S-90

                                 Court of Appeals for the Seventh Circuit
                                 (Precision Indus. v. Qualitech Steel SBQ, LLC,
                                 327 F.3d 537 (7th Cir. 2003)), the court ruled
                                 with respect to an unrecorded lease of real
                                 property that where a statutory sale of the fee
                                 interest in leased property occurs under
                                 Section 363(f) of the Bankruptcy Code (11
                                 U.S.C. Section 363(f)) upon the bankruptcy of a
                                 landlord, such sale terminates a lessee's
                                 possessory interest in the property, and the
                                 purchaser assumes title free and clear of any
                                 interest, including any leasehold estates.
                                 Pursuant to Section 363(e) of the Bankruptcy
                                 Code (11 U.S.C. Section 363(a)), a lessee may
                                 request the bankruptcy court to prohibit or
                                 condition the statutory sale of the property so
                                 as to provide adequate protection of the
                                 leasehold interest; however, the court ruled
                                 that this provision does not ensure continued
                                 possession of the property, but rather entitles
                                 the lessee to compensation for the value of its
                                 leasehold interest, typically from the sale
                                 proceeds. While there are certain circumstances
                                 under which a "free and clear" sale under
                                 Section 363(f) of the Bankruptcy Code would not
                                 be authorized (including that the lessee could
                                 not be compelled in a legal or equitable
                                 proceeding to accept a monetary satisfaction of
                                 his possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the mortgagee will be able to
                                 recuperate the full value of the leasehold
                                 interest in bankruptcy court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will be
                                 subject to the bankruptcy risks with respect to
                                 the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN........................   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Wachovia Bank,
                                 National Association in its capacity as a
                                 mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a breach of any mortgage
                                 loan seller's representations and warranties or
                                 any document defects, if such mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the mortgage
                                 loan sellers will

                                      S-91

                                 have the financial ability to effect such
                                 repurchases or substitutions.

                                 In addition, one or more of the mortgage loan
                                 sellers may have acquired a portion of the
                                 mortgage loans included in the trust fund in
                                 one or more secondary market purchases. Such
                                 purchases may be challenged as fraudulent
                                 conveyances. Such a challenge if successful,
                                 may have a negative impact on the distributions
                                 on your certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions" in this prospectus
                                 supplement and "DESCRIPTION OF THE POOLING AND
                                 SERVICING AGREEMENTS-- Representations and
                                 Warranties; Repurchases" in the accompanying
                                 prospectus.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON THE MORTGAGED
  PROPERTY....................   Some states (including California) have laws
                                 that prohibit more than one judicial action to
                                 enforce a mortgage obligation, and some courts
                                 have construed the term judicial action
                                 broadly. Accordingly, the special servicer is
                                 required to obtain advice of counsel prior to
                                 enforcing any of the trust fund's rights under
                                 any of the mortgage loans that include
                                 mortgaged properties where this rule could be
                                 applicable. In the case of either a
                                 cross-collateralized and cross-defaulted
                                 mortgage loan or a multi-property mortgage loan
                                 which is secured by mortgaged properties
                                 located in multiple states, the special
                                 servicer may be required to foreclose first on
                                 properties located in states where such "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in the states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the special servicer
                                 may incur delay and expense in foreclosing on
                                 mortgaged properties located in states affected
                                 by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in
                                 the accompanying prospectus.

                                      S-92

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (each, a "Mortgage Loan") included in the Trust
Fund (the "Mortgage Pool") is expected to consist of 226 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off
Date Pool Balance") of $2,723,531,640. The "Cut-Off Date" for (i) 1 of the
Mortgage Loans is March 1, 2005, and (ii) 225 of the Mortgage Loans is March 11,
2005. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received.
The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and
"Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties, and (ii) 4 Mortgage Loans that are secured by multifamily properties. Loan Group
1 is expected to consist of 193 Mortgage Loans with an aggregate Cut-Off Date
Balance of $2,348,291,191 (the "Cut-Off Date Group 1 Balance"). Loan Group 2
will consist of 33 Mortgage Loans that are secured by multifamily properties.
Loan Group 2 is expected to consist of 33 Mortgage Loans with an aggregate
Cut-Off Date Balance of $375,240,449 (the "Cut-Off Date Group 2 Balance" and,
together with the Cut-Off Date Group 1 Balance the "Cut-Off Date Group
Balances"). Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $1,157,979 to
$216,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off
Date Balance of $12,051,025. The Cut-Off Date Balances of the Mortgage Loans in
Loan Group 1 range from $1,157,979 to $216,000,000. The Cut-Off Date Balances of
the Mortgage Loans in Loan Group 2 range from $1,772,482 to $28,000,000.
References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the
Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related
Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of
Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the
Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date
Balances, loan balances per square foot, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loan; provided that, with respect to the One & Two International Place Loan and the 450 West 33rd Street Loan,
numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios include the related Pari Passu Loans (but not any related Subordinate Companion
Loans) as well as the Mortgage Loans themselves.

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 11 Mortgage Loans, representing 9.2% of the Cut-Off Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 10.2% of the
Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.7% of the
Cut-Off Date Group 2 Balance), on a portion or all of a leasehold estate in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                                      S-93

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                        PERCENTAGE OF
                                          NUMBER OF      AGGREGATE      CUT-OFF DATE    PERCENTAGE OF     PERCENTAGE OF
                                          MORTGAGED     CUT-OFF DATE        POOL         CUT-OFF DATE     CUT-OFF DATE
             PROPERTY TYPE               PROPERTIES       BALANCE          BALANCE     GROUP 1 BALANCE   GROUP 2 BALANCE
--------------------------------------- ------------ ----------------- -------------- ----------------- ----------------

Office ................................       38      $1,004,253,946         36.9%          42.8%              0.0%
Retail ................................      112         689,441,962         25.3           29.4               0.0
  Retail -- Anchored ..................       89         571,344,576         21.0           24.3               0.0
  Retail -- Unanchored ................       15          78,980,225          2.9            3.4               0.0
  Retail -- Shadow Anchored(2) ........        8          39,117,161          1.4            1.7               0.0
Multifamily ...........................       37         434,740,449         16.0            2.5             100.0
Hospitality(3) ........................       56         285,026,438         10.5           12.1               0.0
Mixed Use .............................        5         147,352,188          5.4            6.3               0.0
Industrial ............................       29          80,460,737          3.0            3.4               0.0
Special Purpose(4) ....................        5          51,799,250          1.9            2.2               0.0
Self Storage ..........................        3          20,364,780          0.7            0.9               0.0
Land(5) ...............................        3          10,091,890          0.4            0.4               0.0
                                             ---      --------------         -----         -----             -----
  TOTAL: ..............................      288      $2,723,531,640         100.0%        100.0%            100.0%
                                             ===      ==============         =====         =====             =====

----------
(1)  Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2)  A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)  With regard to 1 Mortgage Loan (loan number 4), the Mortgaged Property includes the fee interest in land which the ground tenant has improved and leased as 13 limited service hotels, the source of funds for which Mortgage
     Loan is the ground rent payments made to the related borrower. The 13 hotels are not part of the loan collateral for that Mortgage Loan, but the loan collateral for another Mortgage Loan (loan number 3) does include those 13 hotels.

(4)  Specifically, 2 Mortgaged Properties that are operated as parking garages, and 3 Mortgaged Properties that are used for childcare.

(5)  Specifically, the fee interest in land which the ground tenant has improved and leased as an anchored retail building or restaurant. Neither of the retail building or restaurant is part of the loan collateral, and the sources of funds for loan repayment are the ground rent payments made to the related borrower.

                                      S-94

                               [PIECHART OMITTED]

                        Retail                  25.3%
                        Multifamily             16.0%
                        Hospitality             10.5%
                        Mixed Use                5.4%
                        Industrial               3.0%
                        Special Purpose          1.9%
                        Self Storage             0.7%
                        Land                     0.4%
                        Office                  36.9%

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired
150 of the Mortgage Loans to be included in the Trust Fund representing 63.3% of the Cut-Off Date Pool Balance (126 Mortgage Loans in Loan Group 1 or 61.4% of
the Cut-Off Date Group 1 Balance and 24 Mortgage Loans in Loan Group 2 or 75.7%
of the Cut-Off Date Group 2 Balance). Countrywide Commercial Real Estate
Finance, Inc. ("Countrywide") originated 15 of the Mortgage Loans to be included in the Trust Fund representing 14.8% of the Cut-Off Date Pool Balance (14
Mortgage Loans in Loan Group 1 or 16.8% of the Cut-Off Date Group 1 Balance and
1 Mortgage Loan in Loan Group 2 or 2.4% of the Cut-Off Date Group 2 Balance).
Citigroup Global Markets Realty Corp. ("Citigroup") originated 21 of the
Mortgage Loans to be included in the Trust Fund representing 13.7% of the
Cut-Off Date Pool Balance (18 Mortgage Loans in Loan Group 1 or 13.8% of the
Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 13.2% of
the Cut-Off Date Group 2 Balance). Artesia Mortgage Capital Corporation
("Artesia") originated 40 of the Mortgage Loans to be included in the Trust Fund representing 8.1% of the Cut-Off Date Pool Balance (35 Mortgage Loans in Loan
Group 1 or 8.0% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan
Group 2 or 8.6% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans
were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date
(or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. Two hundred twenty-five (225) of the Mortgage Loans, representing 99.7% of the Cut-Off Date
Pool Balance (192 Mortgage Loans in Loan Group 1 or 99.6% and all of the
Mortgage Loans in Loan Group 2), accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. One (1) of the
Mortgage Loans, representing 0.3% of the Cut-Off Date Pool Balance (0.4% of
Cut-Off Date Group 1 Balance), accrue interest on the basis (a "30/360 basis")
of a 360-day year consisting of 12 thirty-day months. Ninety-one of the Mortgage
Loans, representing 51.0% of the Cut-Off Date Pool Balance (69 Mortgage Loans in
Loan Group 1 or 47.3% of the Cut-Off Date Group 1 Balance and 22 Mortgage Loans
in Loan Group 2 or 73.7% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Thirty-seven (37) of the Mortgage Loans, representing 11.1% of the
Cut-Off Date Pool Balance (36 Mortgage Loans in Loan Group 1 or 11.7% of the
Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 7.3% of the
Cut-Off Date Group 2 Balance), are interest-only for their entire term. One (1)
of the Mortgage Loans, representing 1.6% of the Cut-Off Date Pool Balance (1.8%
of the Cut-Off Date Group 1 Balance) provides that only interest is due until maturity unless certain financial conditions are not met, in which case principal and interest are due for the remaining term of such Mortgage Loan.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

                                      S-95

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month
(or in the case of 1 Mortgage Loan, the 1st day of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month.

     Amortization. Two hundred twenty (220) of the Mortgage Loans (the "Balloon
Loans") (including the ARD Loans), representing 99.0% of the Cut-Off Date Pool
Balance (187 Mortgage Loans in Loan Group 1 or 98.9% of the Cut-Off Date Group 1
Balance and all of the Mortgage Loans in Loan Group 2) provide for Periodic
Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). One
(1) such amortizing Mortgage Loan (loan number 7), representing 1.9% of Cut-Off
Date Pool Balance (2.3% of Cut-Off Date Group 1 Balance), provides for amortization on a 22-year schedule unless certain financial conditions are not met, in which case the Mortgage Loan will amortize on a 30-year schedule for all or part of the remaining term. Thirty-seven (37) of these Balloon Loans, representing 11.1% of the Cut-Off Date Pool Balance (36 Mortgage Loans in Loan
Group 1 or 11.7% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan
Group 2 or 7.3% of the Cut-off Date Group 2 Balance), provide for interest-only
Periodic Payments for the entire term and do not amortize. One (1) such interest-only Mortgage Loan (loan number 12), representing 1.6% of the Cut-Off
Date Pool Balance (1.8% of Cut-Off Date Group 1 Balance), provides that if certain financial conditions are not met, the Mortgage Loan will amortize during all or part the remaining term. Six of the Mortgage Loans (the "Fully Amortizing
Loans"), representing 1.0% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off
Date Group 1 Balance), fully or substantially amortize through their respective remaining terms to maturity. In addition, because the fixed periodic payments on the Fully Amortizing Loans are determined assuming interest is calculated on a
30/360 basis, but interest actually accrues and is applied on the Fully
Amortizing Loans on an Actual/360 basis, there will be less amortization, absent prepayments, of the related principal balances during the terms of the Fully
Amortizing Loans, resulting in a higher final payment on the Fully Amortizing
Loans.

     Sixty-six (66) of the Balloon Loans (the "ARD Loans"), representing 14.0%
of the Cut-Off Date Pool Balance (65 Mortgage Loans in Loan Group 1 or 15.1% of
the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 7.3% of
the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note
(the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash
Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess
Cash Flow will be deposited directly into a lockbox account. With respect to 28 of the ARD Loans, representing 4.5% of the Cut-Off Date Pool Balance (27
Mortgage Loans in Loan Group 1 or 4.1% of the Cut-Off Date Group 1 Balance and 1
Mortgage Loan in Loan Group 2 or 7.3% of the Cut-Off Date Group 2 Balance), such
ARD Loans provide for monthly payments of interest only until the related
Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of
Additional Interest will be distributed to the Class Z Certificates. Generally,
Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage
Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Ninety-one (91) of the Balloon Loans and ARD Loans, representing 51.0% of the Cut-Off Date Pool Balance (69 Mortgage Loans in Loan Group 1 or 47.3% of the
Cut-Off Date Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 73.7% of
the Cut-Off Date Group 2 Balance), provide for monthly payments of interest-only for the first 5 to 60 months for Loan Group 1 and the first 7 to 36 months for
Loan Group 2 of their respective terms followed by payments which amortize a portion of the principal

                                      S-96

balance of the Mortgage Loans by their related maturity dates or Anticipated
Repayment Dates, as applicable, but not the entire principal balance of the
Mortgage Loans. Thirty-seven (37) of the Balloon Loans and ARD Loans, representing 11.1% of the Cut-Off Date Pool Balance (36 Mortgage Loans in Loan
Group 1 or 11.7% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan
Group 2 or 7.3% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest-only until maturity or ARD and do not provide for any amortization of principal. Nine (9) of the ARD Loans, representing 2.1% of the
Cut-Off Date Pool Balance (2.5% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, the Mortgage
Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (199
Mortgage Loans or 90.3% of the Cut-Off Date Pool Balance, (172 Mortgage Loans in
Loan Group 1 or 91.9% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans
in Loan Group 2 or 80.7% of the Cut-Off Date Group 2 Balance)); (ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Yield Maintenance Charge for most of the remaining term (24 Mortgage Loans or 7.1% of the Cut-Off Date Pool
Balance (18 Mortgage Loans in Loan Group 1 or 5.1% of the Cut-Off Date Group 1
Balance and 6 Mortgage Loans in Loan Group 2 or 19.3% of the Cut-Off Date Group
2 Balance)); (iii) impose a Yield Maintenance Charge for the majority of the loan term (2 Mortgage Loans or 2.5% of the Cut-Off Date Pool Balance (2.9% of
the Cut-Off Date Group 1 Balance)); or (iv) impose a Yield Maintenance Charge until a date specified in the related Mortgage Note, and thereafter permit defeasance for most of the remaining term (1 Mortgage Loan or 0.1% of the
Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in
this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges,
if and to the extent collected, will be distributed as described under
"DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment
Premiums and Yield Maintenance Charges" in this prospectus supplement. The
Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield
Maintenance Charge, or of the collectability of any Prepayment Premium or Yield
Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment
Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the
Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment
Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment
Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund (other than certain of the
Artesia Mortgage Loans) provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See "RISK
FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     Two hundred (200) of the Mortgage Loans, or 90.4% of the Cut-Off Date Pool
Balance (173 Mortgage Loans in Loan Group 1 or 92.0% of the Cut-Off Date Group 1
Balance and 27 Mortgage Loans in Loan Group 2 or 80.7% of the Cut-Off Date Group
2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing
Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the

                                      S-97

Mortgage Loan or the payment of the applicable Prepayment Premium or Yield
Maintenance Charge except for 1 mortgage loan (loan number 190) which provides for Yield Maintenance prior to defeasance. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged
Property (or a portion thereof), a specified percentage (generally between 115%
and 125% of the allocated loan amount for such Mortgaged Property) be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of United
States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date
(or the Anticipated Repayment Date in the case of the ARD Loans) (provided, that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related
Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated
Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its
Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the
Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the
Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such
Defeasance Collateral may be in excess of the principal balance of the related
Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes.
In some states some forms of prepayment consideration are unenforceable.

     In addition, the Gardner Tanenbaum Pool Mortgage Loan (loan number 11), representing 1.6% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date
Group 1 Balance), is secured by 8 Mortgaged Properties and permits release from the lien of the mortgage from 2 Mortgaged Properties that are subject to purchase options by the related tenant. In the event that the purchase option is exercised, the borrower will be required to use the proceeds of the purchase option to partially defease the Mortgage Loan in the principal amount equal to
125% of the allocated loan amount of the released Mortgaged Property. In the event that the exercise price is not sufficient to purchase the Defeasance
Collateral necessary to effect the partial defeasance, such proceeds will be held as collateral for the Mortgage Loan, the Mortgaged Properties will be released, and excess cash flow from the remaining Mortgaged Properties will be trapped (in accordance with the related Mortgage Loan documents) until there is sufficient cash to purchase the full amount of Defeasance Collateral. If the release of the two Mortgaged Properties would otherwise cause a violation of the
REMIC provisions, then the Master Servicer or the Special Servicer, as applicable, will be required to use such proceeds to purchase Defeasance
Collateral to the extent of available funds, notwithstanding the fact that such funds are not sufficient to fully defease 125% of the allocated loan amount, and trap excess cash until enough funds are available to purchase additional United
States government obligations.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

                                      S-98

     With respect to 1 Mortgage Loan (loan number 25), representing approximately 1.0% of the Cut-Off Date Pool Balance (7.3% of the Cut-Off Date
Group 2 Balance), there is existing subordinated debt secured by the Mortgaged
Property and also secured by the partnership interests in the related borrower, all of which is subject to an intercreditor agreement and/or a subordination and standstill agreement.

     With respect to 5 Mortgage Loans (loan numbers 58, 63, 75, 94 and 180), representing approximately 1.6% of the Cut-Off Date Pool Balance (11.3% of the
Cut-Off Date Group 2 Balance), the related borrower, under certain circumstances, may encumber the related Mortgaged Property with subordinate debt subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 4 Mortgage Loans (loan numbers 3, 5, 70, and 191), representing approximately 5.4% of the Cut-Off Date Pool Balance (6.3% of the
Cut-Off Date Group 1 Balance), the related borrower, under certain circumstances, may incur additional unsecured indebtedness other than in the ordinary course of business and without the consent of the mortgagee.

     With respect to 2 Mortgage Loans (loan numbers 33 and 72), representing approximately 1.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan
Group 1 or 1.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan
Group 2 or 2.4% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and/or (b) the entities with a controlling interest in the related borrower may pledge their interest in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 3 Mortgage Loans (loan numbers 2, 43 and 47), representing approximately 6.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan
Group 1 or 6.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan
Group 2 or 4.3% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee. See "RISK FACTORS--Additional Debt on
Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

     Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement.

     With respect to 24 Mortgage Loans (loan numbers 7, 11, 19, 20, 38, 40, 43,
52, 54, 68, 76, 77, 81, 99, 103, 110, 113, 116, 132, 144, 163, 171, 195 and
209), representing approximately 12.0% of the Cut-Off Date Pool Balance (17
Mortgage Loans in Loan Group 1 or 10.9% of the Cut-Off Date Group 1 Balance and
7 Mortgage Loans in Loan Group 2 or 18.9% of the Cut-Off Date Group 2 Balance),
the related Mortgage Loan documents provide that, under certain circumstances, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement and/or an intercreditor agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 2 Mortgage Loans (loan numbers 48 and 106), representing approximately 0.8% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date
Group 1 Balance), the related borrower has existing unsecured subordinate debt to third parties.

     In addition, 28 Mortgage Loans (loan numbers 65, 84, 89, 93, 101, 111, 122,
127, 131, 133, 135, 140, 145, 148, 151, 152, 153, 154, 155, 156, 157, 161, 175,
178, 182, 199, 216 and 218), representing 4.4% of the Cut-Off Date Pool Balance
(5.1% of the Cut-Off Date Group 1 Balance), do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the Mortgage Loan documents or related organizational documents to be a special purpose entity.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

                                      S-99

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers.
As provided in, and subject to, the Pooling and Servicing Agreement, the Special
Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged
Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loans. Thirteen (13) groups of Mortgage Loans
(the Olympia Portfolio concentration, the Digital Realty Trust Portfolio concentration, the Residence Inn Portfolio #1 concentration, the Davis Pacific
Portfolio concentration, the Provo Portfolio concentration, the East Capital
Portfolio concentration, the Bernstein Portfolio concentration, the Cole
Portfolio concentration, the Regency Portfolio concentration, the Kindercare
Portfolio concentration, the Santa Teresa Portfolio concentration, the Spokane
Integrated Medical Portfolio concentration and the Continental Portfolio concentration) representing 17.3% in aggregate of the Cut-Off Date Pool Balance
(62 Mortgage Loans in Loan Group 1 or 18.1% of the Cut-Off Date Group 1 Balance
and 3 Mortgage Loans in Loan Group 2 or 12.3% of the Cut-Off Date Group 2
Balance) are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in
Annex A-5. Although the Mortgage Loans within each group of cross-collateralized and cross-defaulted Mortgage Loans are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. The related Mortgage Loan documents for each group of Mortgage Loans generally provide that the cross-default and cross-collateralization provisions for each such group of cross-collateralized and/or cross-defaulted Mortgage
Loans may be terminated in the event one of the Mortgage Loans is defeased without a simultaneous defeasance of the other Mortgage Loans; provided that the
Rating Agencies confirm that such release would not result in a downgrading of any of the current ratings of any Class of Certificates and certain loan to value ratio and debt service coverage ratio tests are satisfied. With respect to the Digital Realty Trust Portfolio concentration, in addition to the above requirements, the remaining Mortgage Loans must also be partially defeased subject to certain terms and conditions set forth in the related Mortgage Loan documents. With respect to the Residence Inn Portfolio #1 concentration and the
Spokane Integrated Medical Portfolio concentration, the related Mortgage Loan documents provide that at least 1 of the related Mortgage Loans may not be defeased without a simultaneous defeasance of the remaining mortgage loans.

     As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and
cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

                                     S-100

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     Nine (9) of the Mortgage Loans (loan numbers 28, 43, 54, 60, 89, 95, 110,
128 and 148), representing 3.6% of the Cut-Off Date Pool Balance (4.2% of the
Cut-Off Date Group 1 Balance) permit releases of certain unimproved, non-income producing parcels.

     In addition, the 4 Ground Leased Parcels -- Cranberry, PA Mortgage Loan
(loan number 142), representing 0.1% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance) permits a partial release of one or more of the pads constituting the Mortgaged Property upon the satisfaction of certain conditions, including, without limitation: (i) satisfaction of certain financial tests including debt service coverage ratio and loan-to-value tests, (ii)
payment of release price (through partial defeasance or deposit of cash deposit)
equal to the amount set forth in the related Mortgage Loan documents
(approximately 125% of the value of the release pad(s)) and (iii) delivery of rating agency confirmations that the release will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of
Certificates.

     Further, the Great Wolf Resorts Mortgage Loan (loan number 8), representing
1.8% of the Cut-Off Date Pool Balance (2.1% of the Cut-Off Date Group 1 Balance)
permits a non-material portion of one of properties constituting the Mortgaged
Property designated for condominium development to be released upon the satisfaction of certain conditions, including, without limitation: (i)
satisfaction of certain financial tests including a debt service coverage ratio test and (ii) and delivery of rating agency confirmations that the release will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates

     Substitutions. Sixty (60) of the Mortgage Loans representing 12.9% of the
Cut-Off Date Balance (15.0% of the Cut-Off Date Group 1 Balance) permit the related borrower to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, subject to certain conditions, including loan to value tests, debt service coverage tests and the provision of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See
"RISK FACTORS--Substitution of Mortgaged Properties" in this prospectus supplement.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act
of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be

                                     S-101

established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK
FACTORS--Environmental Laws May Adversely Affect the Value of and Cash Flow
from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. Except with respect to 3 Mortgage Loans, representing 1.6% of the Cut-Off Date Pool Balance (1.9% of the Cut-Off Date
Group 1 Balance), in connection with the origination of all of the Mortgage
Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated
deferred maintenance items and/or recommended capital improvements on the
Mortgaged Properties. Generally, with respect to a majority of Mortgaged
Properties, the related borrowers were required to deposit with the lender an amount equal to at least 100% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion;
provided, however, with respect to Mortgage Loans originated by Artesia Mortgage
Capital Corporation, such reserves are generally not required for repairs when the estimated cost is less than $10,000.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 2 Mortgaged Properties securing 2 Mortgage Loans, representing 0.8% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date
Group 1 Balance) are likely to suffer a probable maximum loss in excess of 20%
of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. With respect to 1 of these 2 Mortgaged Loans
(loan number 56), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), the Mortgaged Property has earthquake insurance in place.

CO-LENDER LOANS

  General

     Eight (8) Mortgage Loans (loan number 1, the "One & Two International Place
Loan", loan number 2, the "450 West 33rd Street Loan", loan number 12, the
"Cabrillo Palisades Loan", loan number 16, the "Cadbury Schweppes Loan", loan number 79, the "Marathon Center Loan", loan number 123, the "Firewheel Corners
Shopping Center Loan", loan number 128, the "Market Fair Shopping Center Loan"
and loan number 143, the "Kmart Plaza Shopping Center Loan" (collectively, the
"Wachovia Co-Lender Loans")) originated by Wachovia Bank, National Association, and one (1) Mortgage Loan (loan number 8, the "Great Wolf Resorts Loan" also referred to herein as (the "Citigroup Co-Lender Loan") originated by Citigroup
Global Markets Realty Corp. (the Citigroup Co-Lender Loan, together with the
Wachovia Co-Lender Loans, the "Co-Lender Loans"), are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See "RISK FACTORS--Additional Debt on Some Mortgage
Loans Creates Additional Risks".

     The One & Two International Place Loan is part of a split loan structure, which has 1 companion loan (the "One & Two International Place Companion Loan")
that is pari passu in right of entitlement to payment with the One & Two
International Place Loan. The One & Two International Place Companion Loan and
the One & Two International Place Loan are referred to collectively herein as the "One & Two International Place Whole Loan". The One & Two International
Place Loan has a Cut-Off Date Balance of $216,000,000, representing 7.9% of the
Cut-Off Date Pool Balance (9.2% of the Cut-Off Date Group 1 Balance). The One &
Two International Place Companion Loan will not be included in the Trust Fund.

     The 450 West 33rd Street Loan is part of a split loan structure, which has
1 companion loan (the "450 West 33rd Street Companion Loan" that is pari passu in right of entitlement to payment with the 450 West 33rd Street Loan. The 450
West 33rd Street Companion Loan and the 450 West 33rd Street Loan are referred to collectively herein as the "450 West 33rd Street Whole Loan". The 450 West
33rd Street Loan

                                     S-102

has a Cut-Off Date Balance of $132,500,000, representing 4.9% of the Cut-Off
Date Pool Balance (5.6% of the Cut-Off Date Group 1 Balance). The 450 West 33rd
Street Pari Passu Companion Loan will not be included in the Trust Fund. See
"--450 West 33rd Street Loan" below.

     The Cabrillo Palisades Loan is part of a split loan structure, which has 1 companion loan (the "Cabrillo Palisades Companion Loan") that is subordinate in its right of entitlement to payment to the Cabrillo Palisades Loan. See
"--Cabrillo Palisades Loan" below.

     The Cadbury Schweppes Loan is part of a split loan structure, which has 1 companion loan (the "Cadbury Schweppes Companion Loan") that is subordinate in its right of entitlement to payment to the Cadbury Schweppes Loan.
Notwithstanding the immediately preceding sentence, the holder of the Cadbury
Schweppes Companion Loan has agreed to subordinate its interests in certain respects to the Cadbury Schweppes Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a "Defaulted Lease Claim"). Capital Lease, LP
("Caplease"), an affiliate of the related borrower, is the holder of the Cadbury
Schweppes Companion Loan, but may elect to sell the Cadbury Schweppes Companion
Loan at any time. See "RISK FACTORS--Potential Conflicts of Interest" in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Cadbury Schweppes Companion Loan. See "--Cadbury Schweppes
Loan" below.

     The Firewheel Corners Shopping Center Loan is part of a split loan structure, which has 1 companion loan (the "Firewheel Corners Shopping Center
Companion Loan") that is subordinate in its right of entitlement to payment to the Firewheel Corners Shopping Center Loan. See "--Firewheel Corners Shopping
Center Loan" below.

     Three (3) Mortgage Loans ((the Market Fair Shopping Center Loan, the
Marathon Center Loan and the Kmart Plaza Shopping Center Loan) (collectively, the "Mezz Cap Loans")) are part of split loan structures, which in each case, have 1 companion loan (collectively, the "Mezz Cap Companion Loans") that is subordinate in its right of entitlement to payment to the related Mezz Cap Loan.
See "--Mezz Cap Loans" below.

     The Great Wolf Resorts Loan is part of a split loan structure, which has 1 companion loan (the "Great Wolf Resorts Companion Loan") that is subordinate in its right of entitlement to payment to the Great Wolf Resorts Loan. See "--Great
Wolf Resorts Loan" below.

     The 450 West 33rd Street Companion Loan, the One & Two International Place
Companion Loan, the Cabrillo Palisades Companion Loan, the Cadbury Schweppes
Companion Loan, the Firewheel Corners Companion Loan, the Mezz Cap Companion
Loans and the Great Wolf Resorts Companion Loan are referred to herein as the
"Companion Loans". None of the Companion Loans are included in the Trust Fund.
The One & Two International Place Companion Loan and the 450 West 33rd Street
Companion Loan are collectively referred to herein as the "Pari Passu Companion
Loans" and the One & Two International Place Loan and the 450 West 33rd Street
Loan are collectively referred to as the "Pari Passu Loans". The Companion
Loans, except for the Pari Passu Companion Loans, are collectively referred to herein as the "Subordinate Companion Loans". The Mezz Cap Loans together with their respective Mezz Cap Companion Loans are referred to herein as the "Mezz
Cap Whole Loans", and the Cabrillo Palisades Loan and the Cabrillo Palisades
Companion Loans are referred to herein as the "Cabrillo Palisades Whole Loan", the Cadbury Schweppes Loan together with the Cadbury Schweppes Companion Loan is referred to herein as the "Cadbury Schweppes Whole Loan", the Firewheel Corners
Shopping Center Loan and the Firewheel Corners Shopping Center Companion Loans
are referred to herein as the "Firewheel Corners Shopping Center Whole Loan",
the Great Wolf Resorts Loan and the Great Wolf Resorts Companion Loans are
referred to herein as the "Great Wolf Resorts Whole Loan" (together with the
Mezz Cap Whole Loans, the 450 West 33rd Street Whole Loan, the One & Two
International Place Whole Loan, the Cabrillo Palisades Whole Loan, the Cadbury
Schweppes Whole Loan and the Firewheel Corners Whole Loan, the "Whole Loans").

     Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the One & Two International Place Companion Loan, the 450 West
33rd Street Companion Loan, and the Firewheel Corners Companion Loan. Citigroup
Global Realty Markets Inc. (or one of its affiliates) is the initial

                                     S-103

holder of the Great Wolf Resorts Companion Loan. In addition, Wachovia Bank,
National Association is an equity owner of Capital Lease, L.P., the initial holder of the Cadbury Schweppes Companion Loan. Entities that are not affiliated with the Mortgage Loan Sellers are the holders of the Mezz Cap Companion Loans and the Cabrillo Palisades Companion Loan.

     With respect to the One & Two International Place Loan, the terms of the related intercreditor agreement (the "One & Two International Place
Intercreditor Agreement") provide that the One & Two International Place Loan and the One & Two International Place Companion Loans are of equal priority with each other and no portion of either loan will have priority or preference over the other. With respect to the 450 West 33rd Street Loan, the terms of the related intercreditor agreement (the "450 West 33rd Street Intercreditor
Agreement", together with the One & Two International Place Intercreditor
Agreement, collectively the "Pari Passu Loan Intercreditor Agreements") provide that the 450 West 33rd Street Loan and the 450 West 33rd Street Pari Passu
Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

     With respect to the Cabrillo Palisades Loan, the terms of the related intercreditor agreement (the "Cabrillo Palisades Intercreditor Agreement")
provide that the Cabrillo Palisades Companion Loan is subordinate in certain respects to the Cabrillo Palisades Loan. With respect to the Cadbury Schweppes
Loan, the terms of the related intercreditor agreement (the "Cadbury Schweppes
Intercreditor Agreement") provide that the Cadbury Schweppes Companion Loan is subordinate in certain respects to the Cadbury Schweppes Loan. With respect to the Firewheel Corners Shopping Center Loan, the terms of the related intercreditor agreement (the "Firewheel Corners Shopping Center Intercreditor
Agreement") provide that the Firewheel Corners Shopping Center Companion Loan is subordinate in certain respects to the Firewheel Corners Shopping Center Loan.
With respect to the Great Wolf Resorts Loan, the terms of the related intercreditor agreement (the "Great Wolf Resorts Intercreditor Agreement")
provide that the Great Wolf Resorts Companion Loan is subordinate in certain respects to the Great Wolf Resorts Loan.

     With respect to the Mezz Cap Loans, the terms of the related intercreditor agreements (collectively, the "Mezz Cap Intercreditor Agreements", and together with the 450 West 33rd Street Intercreditor Agreement, the One & Two
International Plaza Intercreditor Agreement, the Cabrillo Palisades
Intercreditor Agreement, the Cadbury Schweppes Intercreditor Agreement, the
Firewheel Corners Intercreditor Agreement and the Great Wolf Resorts
Intercreditor Agreement, the "Intercreditor Agreements") provide that the Mezz
Cap Companion Loans are subordinate in certain respects to the related Mezz Cap
Loans.

     The following table presents certain information with respect to the
Co-Lender Loans:

                                          CUT-OFF DATE
                                           PRINCIPAL        CUT-OFF DATE      CUT-OFF DATE
                                            BALANCE          PRINCIPAL         PRINCIPAL      WHOLE LOAN     WHOLE LOAN
                                          OF MORTGAGE        BALANCE OF         BALANCE      UNDERWRITTEN   CUT-OFF DATE
             MORTGAGE LOANS                   LOAN       SENIOR COMPONENTS   OF WHOLE LOAN       DSCR           LTV
--------------------------------------- --------------- ------------------- --------------- -------------- -------------

One & Two International Place .........  $216,000,000       $432,000,000     $432,000,000         1.77x         61.7%
450 West 33rd Street ..................  $132,500,000       $265,000,000     $265,000,000         1.22x         68.8%
Great Wolf Resorts ....................  $ 49,843,594       $ 49,843,594     $ 74,794,028         1.84x         63.0%
Cabrillo Palisades ....................  $ 43,000,000       $ 43,000,000     $ 51,000,000         1.26x         80.0%
Cadbury Schweppes .....................  $ 36,000,000       $ 36,000,000     $ 40,047,559         1.02x         83.4%
Marathon Center .......................  $  8,219,562       $  8,219,562     $  8,733,970         1.08x         84.8%
Firewheel Corners Shopping
  Center ..............................  $  4,400,000       $  4,400,000     $  4,680,000         1.09x         85.1%
Market Fair Shopping Center ...........  $  4,239,459       $  4,239,459     $  4,524,041         1.07x         79.4%
Kmart Plaza Shopping Center ...........  $  3,900,000       $  3,900,000     $  4,190,000         1.06x         72.2%

  Pari Passu Loans

     Servicing Provisions of the Pari Passu Loan Intercreditor Agreements. With
respect to the Pari Passu Loans, the Master Servicer and the Special Servicer
will administer each Pari Passu Loan and its related Pari Passu Companion Loan pursuant to the Pooling and Servicing Agreement and the related

                                     S-104

Pari Passu Loan Intercreditor Agreement for so long as such Pari Passu Loan is part of the trust. The holder of each Pari Passu Companion Loan or an advisor on its behalf will generally share all of the rights that the Controlling Class
Representative has with respect to directing the Master Servicer and/or Special
Servicer with respect to the servicing of the related Pari Passu Loan. See
"SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     Application of Payments. Pursuant to each Pari Passu Loan Intercreditor
Agreement, all payments, proceeds and other recoveries on or in respect of a
Pari Passu Loan and/or the related Pari Passu Companion Loan (subject in each case to the rights of the Master Servicer, the Special Servicer and the Trustee
to payments and reimbursements as set forth in the Pooling and Servicing
Agreement) will be applied to such Pari Passu Loan and the related Pari Passu
Companion Loan on a pro rata basis according to their respective principal balances.

  Cabrillo Palisades Loan

     Servicing Provisions of the Cabrillo Palisades Intercreditor Agreement.
With respect to the Cabrillo Palisades Whole Loan, the Master Servicer and the
Special Servicer will service and administer the Cabrillo Palisades Whole Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor
Agreement for so long as the Cabrillo Palisades Loan is part of the trust. If the principal amount of the Cabrillo Palisades Companion Loan, less any existing related Appraisal Reduction Amount (determined based on the collateral value described in the related Intercreditor Agreement), is not less than or equal to
25% of the original principal amount of the Cabrillo Palisades Companion Loan, the holder of the Cabrillo Palisades Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special
Servicer with respect to certain matters, including among things, foreclosure or material modifications of the Cabrillo Palisades Whole Loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the
Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     In the event of any monetary default, or to the extent of Master Servicer's knowledge thereof, a non-monetary default, the holder of the Cabrillo Palisades
Companion Loan will be entitled to cure (i) a monetary default within five (5)
business days of receipt of notice thereof and (ii) a non-monetary default within thirty (30) days of receipt of notice thereof. In addition, the holder of the Cabrillo Palisades Companion Loan has the right, by written notice to the holder of the Cabrillo Palisades Loan delivered within forty-five (45) days of the expiration of any cure period provided to the holder of the Cabrillo
Palisades Companion Loan described in the preceding sentence but prior to a cure of the related default or any waiver in writing by the Master Servicer of the related default, to purchase the Cabrillo Palisades Loan from the trust subject to the terms and conditions contained in the related Intercreditor Agreement.
The purchase price will include, among other things, an amount equal to the unpaid principal balance of the Cabrillo Palisades Loan, together with all unpaid interest on the Cabrillo Palisades Loan at the related mortgage rate
(excluding default interest and any prepayment premium) and any unreimbursed advances, expenses and interest on advances related to the Cabrillo Palisades
Loan.

     Application of Payments. Pursuant to the Cabrillo Palisades Intercreditor
Agreement, to the extent described below, the right of the holder of the
Cabrillo Palisades Companion Loan to receive payments with respect to the related Cabrillo Palisades Companion Loan is subordinate to the payment rights of the trust to receive payments with respect to the Cabrillo Palisades Loan.

     Prior to the occurrence and continuation of a monetary default or a non-monetary event of default resulting in the mortgage loan becoming a specially serviced mortgage loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the Cabrillo Palisades
Loan and Cabrillo Palisades Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related loan documents or released to the related borrower) will be paid in the following manner:

     first, to the holder of the Cabrillo Palisades Loan in an amount equal to all accrued and unpaid interest due with respect to the Cabrillo Palisades Loan;

                                     S-105

     second, to the holder of the Cabrillo Palisades Companion Loan in an amount equal to all accrued and unpaid interest due with respect to the Cabrillo
Palisades Companion Loan;

     third, to the holder of the Cabrillo Palisades Loan in an amount equal to its pro rata portion of the principal payments received with respect to the
Cabrillo Palisades Loan;

     fourth, to the holder of the Cabrillo Palisades Companion Loan in an amount equal to its pro rata portion of the principal payments received with respect to the Cabrillo Palisades Companion Loan;

     fifth, to the holder of the Cabrillo Palisades Loan and the holder of the
Cabrillo Palisades Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to each such holder, respectively, up to the amount of any such unreimbursed costs and expenses;

     sixth, to the holder of the Cabrillo Palisades Loan and the holder of the
Cabrillo Palisades Companion Loan, pro rata, in an amount equal to any prepayment premium actually paid and allocable to the Cabrillo Palisades Whole
Loan;

     seventh, to the holder of the Cabrillo Palisades Loan and the holder of the
Cabrillo Palisades Companion Loan, pro rata, based upon any default interest accrued under each note and actually paid and allocable to the Cabrillo
Palisades Whole Loan; and

     eighth, any excess, pro rata, to the holder of the Cabrillo Palisades Loan and the holder of the Cabrillo Palisades Companion Loan based upon the current balance of each such loan, provided that if the balances of each such loan equal zero, then based upon the initial balances of each such loan.

     Following the occurrence and during the continuation of a monetary default or a non-monetary event of default resulting in the mortgage loan becoming a specially serviced mortgage loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the Cabrillo Palisades
Loan and Cabrillo Palisades Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related loan documents or released to the related borrower) will be paid in the following manner:

     first, to the holder of the Cabrillo Palisades Loan in an amount equal to all accrued and unpaid interest due with respect to the Cabrillo Palisades Loan;

     second, to the holder of the Cabrillo Palisades Loan, in an amount equal to the Cabrillo Palisades Loan principal balance, until the unpaid principal balance of such Cabrillo Palisades Loan has been paid in full;

     third, to the holder of the Cabrillo Palisades Companion Loan in an amount equal to all accrued and unpaid interest on the Cabrillo Palisades Companion
Loan plus all unreimbursed advances made by the holder of the Cabrillo Palisades
Companion Loan to pay interest on the Cabrillo Palisades Loan and/or Cabrillo
Palisades Companion Loan;

     fourth, to the holder of the Cabrillo Palisades Companion Loan in an amount equal to all unreimbursed advances made by the holder of the Cabrillo Palisades
Companion Loan to pay principal on the Cabrillo Palisades Loan and/or Cabrillo
Palisades Companion Loan and in an amount equal to the Cabrillo Palisades
Companion Loan principal balance until both such advances and the principal balance are paid in full;

     fifth, to the holder of the Cabrillo Palisades Loan in an amount equal to any prepayment premium actually paid and allocable to the Cabrillo Palisades
Loan;

     sixth, to the holder of the Cabrillo Palisades Companion Loan in an amount equal to any prepayment premium actually paid and allocable to the Cabrillo
Palisades Companion Loan;

     seventh, to the holder of the Cabrillo Palisades Loan in an amount equal to any unpaid default interest accrued on the Cabrillo Palisades Loan;

     eighth, to the holder of the Cabrillo Palisades Companion Loan in an amount equal to any unpaid default interest accrued on the Cabrillo Palisades Companion
Loan;

                                     S-106

     ninth, to the holder of the Cabrillo Palisades Loan and the holder of the
Cabrillo Palisades Companion Loan, pro rata, based upon the amount of any unreimbursed costs and expenses respectively owing to the holder of the Cabrillo
Palisades Loan and the holder of the Cabrillo Palisades Companion Loan, up to the amount of any such unreimbursed costs and expenses; and

     tenth, any excess, pro rata, to the holder of the Cabrillo Palisades Loan and the holder of the Cabrillo Palisades Companion Loan based upon the current balance of each such loan, provided that if the balances of each such loan equal zero, then based upon the initial balances of each such loan.

  Cadbury Schweppes Loan

     Servicing Provisions of the Cadbury Schweppes Intercreditor Agreement. With
respect to the Cadbury Schweppes Loan, the Master Servicer and Special Servicer
will service and administer the Cadbury Schweppes Loan and the Cadbury Schweppes
Companion Loan pursuant to the Pooling Agreement and the Cadbury Schweppes
Intercreditor Agreement for so long as such Mortgage Loan is part of the trust.
However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the
Special Servicer will not be permitted to amend the Cadbury Schweppes Loan or the Cadbury Schweppes Companion Loan in a manner materially adverse to the holder of the Cadbury Schweppes Companion Loan without the consent of the holder of the Cadbury Schweppes Companion Loan. If the principal amount of the Cadbury
Schweppes Companion Loan, less any existing Appraisal Reduction Amount is not less than 25%, of the original principal balance of the Cadbury Schweppes
Companion Loan minus any principal payments allocated to and received on the
Cadbury Schweppes Companion Loan, the holder of the Cadbury Schweppes Companion
Loan will be entitled to advise and direct the Master Servicer and/or Special
Servicer with respect to certain matters, provided that, at all times, the holder of the Cadbury Schweppes Companion Loan will have the sole and exclusive right to file and/or pursue a Defaulted. Lease Claim against the credit tenant as described in the related Intercreditor Agreement. The holder of the Cadbury
Schweppes Companion Loan will be entitled to advise the Special Servicer with respect to certain matters related to the Cadbury Schweppes Loan and the Cadbury
Schweppes Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling
Class Representative" in this prospectus supplement.

     In the event of (a) any payment of principal or interest on the Cadbury
Schweppes Mortgage Loan becomes ninety (90) or more days delinquent; (b) the acceleration of the Cadbury Schweppes Whole Loan; (c) the principal balance of the Cadbury Schweppes Mortgage Loan is not paid at maturity or (d) a borrower bankruptcy, under the circumstances and within the time periods specified in the
Intercreditor Agreement,, the holder of the Cadbury Schweppes Companion Loan will be entitled to purchase the Cadbury Schweppes Loan from the trust for a purchase price equal to the sum of (i) the principal balance of the Cadbury
Schweppes Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) any other amounts payable under the related loan documents and the related Intercreditor Agreement.

     Applications of Payments. Pursuant to the Cadbury Schweppes Intercreditor
Agreement, to the extent described below, the right of the holder of the Cadbury
Schweppes Companion Loan to receive payments with respect to the Cadbury
Schweppes Companion Loan (other than payments in respect of Defaulted Lease
Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Cadbury Schweppes Loan. All payments and proceeds of the
Cadbury Schweppes Loan and the Cadbury Schweppes Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Cadbury
Schweppes Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first to reimbursement of servicing advances

                                     S-107

together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

     first, to the holder of the Cadbury Schweppes Loan, in an amount equal to interest due with respect to the Cadbury Schweppes Loan at the pre-default interest rate thereon;

     second, to the holder of the Cadbury Schweppes Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the Cadbury
Schweppes Loan (including, following acceleration, the full principal balance thereof);

     third, to fund any applicable reserves or other amounts required under the terms of the loan documents for the Cadbury Schweppes Whole Loan or to pay taxes or insurance and any insurance proceeds required to repair the related mortgaged property;

     fourth, to the holder of the Cadbury Schweppes Companion Loan, in an amount equal to amounts then due with respect to the Cadbury Schweppes Companion Loan
(including reimbursement of any advances made by or on behalf of the holder of the Cadbury Schweppes Companion Loan, interest due with respect to the Cadbury
Schweppes Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the related Cadbury Schweppes
Companion Loan);

     fifth, to reimburse the Master Servicer, Special Servicer or the holder of the Cadbury Schweppes Companion Loan pro rata for any outstanding advances made by either such party on the Cadbury Schweppes Loan or the Cadbury Schweppes
Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

     sixth, sequentially to the Cadbury Schweppes Loan and then the Cadbury
Schweppes Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

     seventh, to any prepayment premiums (allocated pro rata based on the principal then prepaid);

     eighth, to any default interest, first to the default interest accrued on the Cadbury Schweppes Loan and then to the default interest accrued on the
Cadbury Schweppes Companion Loan; and

     ninth, any excess will be paid to the related borrower or as otherwise specified in the related loan documents.

     Proceeds of Defaulted Lease Claims generally will be applied first to payment of amounts due under the Cadbury Schweppes Companion Loan, and thereafter will be payable to holder of the Cadbury Schweppes Loan. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing seven clauses, such amount will be paid to the holder of the Cadbury Schweppes Loan and the holder of the Cadbury Schweppes
Companion Loan in accordance with the terms of the related Intercreditor
Agreement.

  Firewheel Corners Loan

     Servicing Provisions of the Firewheel Corners Shopping Center Intercreditor
Agreement. With respect to the Firewheel Corners Shopping Center Whole Loan, the
Master Servicer and the Special Servicer will service and administer the
Firewheel Corners Shopping Center Whole Loan pursuant to the Pooling and
Servicing Agreement and the related Intercreditor Agreement for so long as the
Firewheel Corners Shopping Center Loan is part of the trust. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the related loan documents without obtaining the prior written consent of the holder of the Firewheel Corners Shopping Center Companion
Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the related loan documents adversely affects the lien priority of the related mortgage or constitutes certain material modifications specified in the related
Intercreditor Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See
"SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

                                     S-108

     In the event (i) any payment of principal or interest on either or both of the Firewheel Corners Loan or the Firewheel Corners Shopping Center Companion
Loan becomes ninety (90) or more days delinquent; (ii) the principal balance of the Firewheel Corners Shopping Center Loan and/or Firewheel Corners Shopping
Center Companion Loan has been accelerated; (iii) the principal balance of either or both of the Firewheel Corners Shopping Center Loan or Firewheel
Corners Shopping Center Companion Loan is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Firewheel Corners Shopping Center Companion Loan has been interrupted and the cash flow waterfall under the related Intercreditor Agreement converted to sequential payments, the holder of the Firewheel Corners Shopping Center
Companion Loan will be entitled to purchase the Firewheel Corners Shopping
Center Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the Firewheel
Corners Shopping Center Loan, together with all unpaid interest on the Firewheel
Corners Shopping Center Loan at the related mortgage rate (excluding default interest or other late payment charges) and any unreimbursed advances, expenses and interest on advances related to the Firewheel Corners Shopping Center Loan.

     Application of Payments. Pursuant to the Firewheel Corners Shopping Center
Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Firewheel Corners Shopping Center Loan or the Firewheel Corners Shopping
Center Companion Loan (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Firewheel Corners Shopping Center Companion Loan. Any
escrow and reserve payments required in respect of the Firewheel Corners
Shopping Center Loan or Firewheel Corners Shopping Center Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of the Firewheel Corners Shopping Center Loan or Firewheel Corners Shopping
Center Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Firewheel Corners Shopping Center Companion Loan
from the Trust Fund, all payments and proceeds (of whatever nature excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related loan documents or released to the related borrower)
on such Firewheel Corners Shopping Center Companion Loan will be subordinated to all payments due on the related Firewheel Corners Shopping Center Loan and the amounts with respect to such Firewheel Corners Shopping Center Whole Loan will be paid in the following manner:

     first, to the Master Servicer, Special Servicer or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to accrued and unpaid servicing fees and other servicing compensation earned by such entity;

     third, to the holder of the Firewheel Corners Shopping Center Loan, in an amount equal to interest due with respect to the Firewheel Corners Shopping
Center Loan;

     fourth, to the holder of the Firewheel Corners Shopping Center Loan, in an amount equal to the principal balance of the Firewheel Corners Shopping Center
Loan until paid in full;

     fifth, to the holder of the Firewheel Corners Shopping Center Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Firewheel Corners Shopping Center Loan;

     sixth, to the holder of the Firewheel Corners Shopping Center Companion
Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Firewheel Corners Shopping Center Companion Loan and accrued and unpaid servicing fees with respect to the Firewheel Corners Shopping Center Whole Loan;

     seventh, to the holder of the Firewheel Corners Shopping Center Companion
Loan, in an amount equal to interest due with respect to the Firewheel Corners
Shopping Center Companion Loan;

                                     S-109

     eighth, to the holder of the Firewheel Corners Shopping Center Companion
Loan, in an amount equal to the principal balance of the Firewheel Corners
Shopping Center Companion Loan until paid in full;

     ninth, to the holder of the Firewheel Corners Shopping Center Companion
Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Firewheel Corners Shopping Center Companion Loan;

     tenth, to the holder of the Firewheel Corners Shopping Center Loan and the holder of the Firewheel Corners Shopping Center Companion Loan, in an amount equal to any unpaid default interest (in excess of amounts paid pursuant to items set forth in clauses (third) through (seventh) above) accrued on the
Firewheel Corners Shopping Center Loan and the Firewheel Corners Shopping Center
Companion Loan, respectively;

     eleventh, any amounts actually collected or recovered on the Firewheel
Corners Shopping Center Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the servicer or trustee pursuant to the securitization servicing agreements in respect of the Firewheel Corners Shopping Center Whole Loan shall be paid to the holder of the Firewheel Corners Shopping Center Loan and the holder of the
Firewheel Corners Shopping Center Companion Loan on a pro rata basis based on the initial balance of the respective loans; and

     twelfth, any excess, to the holder of the Firewheel Corners Shopping Center
Loan and the holder of the Firewheel Corners Shopping Center Companion Loan, pro
rata, based upon the outstanding principal balances, provide that if the principal balance of the Firewheel Corners Shopping Center Companion Loan is
equal to zero, then based upon the initial principal balances.

  Great Wolf Resorts Loan

     Servicing Provisions of the Great Wolf Resorts Intercreditor Agreement.
With respect to the Great Wolf Resorts Whole Loan, the Master Servicer and the
Special Servicer will service and administer the Great Wolf Resorts Whole Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor
Agreement for so long as the Great Wolf Resorts Loan, is part of the trust. If the principal amount of the Great Wolf Companion Loan, less any existing related
Appraisal Reduction Amount, is not less than 25% of the original principal amount of the Great Wolf Resorts Companion Loan, the holder of the Great Wolf
Resorts Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Great Wolf Resorts Loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master
Servicer's and the Special Servicer's obligation to act in accordance with the
Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     In the event of any monetary default under the Great Wolf Resorts Loan, the holder of the Great Wolf Resorts Companion Loan will be entitled to (i) cure such monetary default within ten (10) business days following the expiration of the cure period afforded the related borrower under the mortgage loan documents
(or if no such cure period or written notice of such monetary default is afforded such borrower, then within seven (7) calendar days following receipt of written notice of the occurrence of such monetary default by the holder of the
Great Wolf Resorts Companion Loan). With respect to any monetary defaults which occur in consecutive months, the cure period described above (seven (7) or ten
(10) days, as applicable) shall apply only to the monetary default which occurs in the first of such consecutive months, and in order to prevent the monetary defaults of the related borrower in the succeeding consecutive months from constituting an event of default under the related mortgage loan documents, the holder of the Great Wolf Resorts Companion Loan shall be required in such succeeding consecutive months to make the payment due under the Great Wolf
Resorts Loan within three (3) business days following the expiration of the cure period afforded the borrower under the related mortgage loan documents (or if no such cure period or written notice of such monetary default is afforded to the related borrower, then within three (3) business days following the occurrence of any monetary default under the related mortgage loan documents). In addition, the holder of the Great Wolf Resorts Companion Loan has the

                                     S-110

right, by written notice to the holder of the Great Wolf Resorts Loan delivered at any time the Great Wolf Resorts Loan is being serviced by the Special
Servicer and, among other things, the monthly payments under the Great Wolf
Resorts Loan are at least forty-five (45) days delinquent, to purchase the Great
Wolf Resorts Loan from the trust after the expiration of the cure period subject to the terms and conditions contained in the Great Wolf Resorts Intercreditor
Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the Great Wolf Resorts Loan, together with all unpaid interest on the Great Wolf Resorts Loan at the related mortgage rate
(excluding any default interest which may be due and payable, late changes and any prepayment consideration due under the related mortgage loan documents) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Great Wolf Resorts Loan is responsible.

     Application of Payments. Pursuant to the Great Wolf Resorts Intercreditor
Agreement, to the extent described below, the right of the holder of the Great
Wolf Resorts Companion Loan to receive payments with respect to the related
Great Wolf Resorts Companion Loan is subordinate to the payment rights of the trust to receive payments with respect to the Great Wolf Resorts Loan.

     Prior to the occurrence and continuation of a monetary default or a material non-monetary event of default with respect to the Great Wolf Resorts
Loan, and other than during any period when such mortgage loan becomes a specially serviced mortgage loan pursuant to the Great Wolf Resorts
Intercreditor Agreement, all payments and proceeds (of whatever nature) received with respect to the Great Wolf Resorts Loan and the related Great Wolf Resorts
Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related loan documents or released to the related borrower and after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Great Wolf Resorts Whole Loan) will be paid in the following manner:

     first, to the holder of the Great Wolf Resorts Loan in an amount equal to all accrued and unpaid interest due with respect to the Great Wolf Resorts Loan;

     second, to the holder of the Great Wolf Resorts Loan in an amount equal to principal payments due with respect to the Great Wolf Resorts Loan;

     third, to the holder of the Great Wolf Resorts Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the Great Wolf Resorts
Loan, including any recovered costs not reimbursed to such holder (or paid or advanced by the Servicer or the Trustee on its behalf and not previously paid or reimbursed) pursuant to the Great Wolf Resorts Intercreditor Agreement or the
Pooling and Servicing Agreement;

     fourth, to the holder of the related Great Wolf Resorts Companion Loan in an amount equal to all accrued and unpaid interest due with respect to such
Great Wolf Resorts Companion Loan;

     fifth, to the holder of the Great Wolf Resorts Companion Loan in an amount equal to principal payments due with respect to the Great Wolf Resorts Companion
Loan;

     sixth, any unscheduled principal payment on the Great Wolf Resorts Whole
Loan shall be paid, (i) first, to the Great Wolf Resorts Loan holder until such time as the unpaid principal amount of the Great Wolf Resorts Loan has been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of the Great Wolf Resorts Loan have been paid in full (including any prepayment consideration being paid in accordance with the principal payments to which it relates); and (ii) second, to the Great Wolf Resorts Companion Loan holder until such time as the unpaid principal amount of Great Wolf Resorts
Companion Loan has been reduced to zero (including any prepayment consideration being paid in accordance with the principal payments to which it relates); and

     seventh, any remaining amounts shall be paid, (i) first to the holder of the Great Wolf Resorts Companion Loan, to the extent not paid under clause (c)
above, up to the amount of any unreimbursed costs and expenses paid or reimbursed by such Great Wolf Resorts Companion Loan holder (or paid or advanced by the Servicer or the Trustee on its behalf and not previously paid or reimbursed) with respect to the Great Wolf Resorts Whole Loan or the Pooling and
Servicing Agreement, and (ii) second, any remaining amount in accordance with the related loan agreement with respect to the Great Wolf Resorts

                                     S-111

Whole Loan. Notwithstanding the foregoing, in the event that the holder of the
Great Wolf Resorts Companion Loan has previously made a cure payment pursuant to the Great Wolf Resorts Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment shall be remitted to the holder of the
Great Wolf Resorts Companion Loan to reimburse it for such cure payment, so long as no amounts would be payable at such time to the holder of the Great Wolf
Resorts Loan under the foregoing clauses (first) through (third) and payments are not required to be applied following an event of default as described below.

     Following the occurrence and continuation of a monetary default or a material non-monetary event of default with respect to the Great Wolf Resorts
Loan and during any period when such mortgage loan becomes a specially serviced mortgage loan pursuant to the Great Wolf Resorts Intercreditor Agreement, and
subject to the holder of the related Great Wolf Resorts Companion Loan holder's right to purchase the Great Wolf Resorts Loan from the trust, all payments and proceeds (of whatever nature) received with respect to the Great Wolf Resorts
Loan and the related Great Wolf Resorts Companion Loan (excluding certain reserves, escrows, insurance proceeds and rewards otherwise required to be applied under the related loan documents or released to the related borrower ), after payment or reimbursement of any amounts due, payable or reimbursable with respect to the Great Wolf Resorts Whole Loan under the Pooling and Servicing
Agreement will be paid in the following manner:

     first, to the holder of the Great Wolf Resorts Loan in an amount equal to all accrued and unpaid interest due with respect to the Great Wolf Resorts Loan;

     second, to the holder of the Great Wolf Resorts Loan in an amount equal to the Great Wolf Resorts Loan principal balance, until such time as the unpaid principal amount of such Great Wolf Resorts Loan has been reduced to zero and all accrued and unpaid interest and all other amounts due in respect of the
Great Wolf Resorts Loan have been paid in full (other than amounts described in clauses (sixth) and (seventh) below);

     third, to the holder of the Great Wolf Resorts Loan up to the amount of any unreimbursed costs and expenses paid by such holder of the Great Wolf Resorts
Loan including any recovered costs not reimbursed to the holder of the Great
Wolf Resorts Loan (or paid or advanced by the Servicer or the Trustee on its behalf and not previously paid or reimbursed) pursuant to the Great Wolf Resorts
Intercreditor Agreement or the Pooling and Servicing Agreement;

     fourth, to the holder of the Great Wolf Resorts Companion Loan, in an amount equal to the accrued and unpaid interest on the Great Wolf Resorts
Companion Loan principal balance;

     fifth, to the holder of the Great Wolf Resorts Companion Loan, in an amount equal to the Great Wolf Resorts Companion Loan principal balance, until such time as the unpaid principal amount of the Great Wolf Resorts Companion Loan has been reduced to zero and all accrued and unpaid interest and all other amounts due in respect the Great Wolf Resorts Companion Loan have been paid in full
(other than amounts described in clauses (sixth) and (seventh) below);

     sixth, (i) first, to the holder to the Great Wolf Resorts Loan, any prepayment consideration attributable to the Great Wolf Resorts Loan, to the extent due and payable by the related borrower, computed on the prepaid amounts of the Great Wolf Resorts Loan principal balance, and (ii) second, to the holder of the Great Wolf Resorts Companion Loan, any prepayment consideration attributable to the Great Wolf Resorts Companion Loan, to the extent due and payable by the related borrower, computed on the prepaid amounts of the Great
Wolf Resorts Companion Loan principal balance;

     seventh, to the extent any default interest on the Great Wolf Resorts Whole
Loan is not required to be paid to the Servicer or used to offset interest on advances under the Pooling and Servicing Agreement, any such default interest in excess of the interest paid in accordance with clauses (first) and (sixth)
above, (i) first, to the holder of the Great Wolf Resorts Loan such amounts at the Great Wolf Resorts Loan default rate and (ii) then, to the holder of Great
Wolf Resorts Companion Loan such amounts at the Great Wolf Resorts Companion
Loan default rate; and

     eighth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses, such remaining amount shall be paid as follows: (i) first, to the holder of the

                                     S-112

Great Wolf Resorts Companion Loan, up to the amount of any unreimbursed costs and expenses (including any protective advances and any cure payments pursuant to the Great Wolf Resorts Intercreditor Agreement) paid or reimbursed by such holder of the Great Wolf Resorts Companion Loan (or paid or advanced by the
Servicer or the Trustee on its behalf and not previously paid or reimbursed)
with respect to the Great Wolf Resorts Whole Loan pursuant to the Great Wolf
Resorts Intercreditor Agreement or the Pooling and Servicing Agreement, and (ii)
second, any remaining amount (other than late payment charges and default interest received from the related borrower required under the Pooling and
Servicing Agreement to be paid to the Servicer) to the holder of the Great Wolf
Resorts Loan and the holder to the Great Wolf Resorts Companion Loan on a pro rata basis in accordance with their respective percentage interests in the Great
Wolf Resorts Whole Loan.

     If the related mortgaged property securing the Great Wolf Resorts Whole
Loan shall become an REO Property, then, for purposes of calculating the remittances to be made to the respective holders of the Great Wolf Resorts Loan and the Great Wolf Resorts Companion Loan and others, as well as for purposes of any other relevant calculations hereunder, the Great Wolf Resorts Whole Loan shall be deemed to have remained outstanding, the related mortgage loan documents shall be deemed to have remained in full force and effect, and amounts collected on the related mortgaged property shall be applied as provided above as if the Great Wolf Resorts Whole Loan remained outstanding.

  Mezz Cap Loans

     Servicing Provisions of the Mezz Cap Intercreditor Agreements. With respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer each Mezz Cap Loan and the related Mezz Cap Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreements for so long as such Mezz Cap Loan is part of the Trust Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the related loan documents without obtaining the prior written consent of the holder of the related Mezz Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the related loan documents adversely affects the lien priority of the related mortgage or constitutes certain material modifications specified in the related Intercreditor Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE MORTGAGE
LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on a Mezz Cap
Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent,
(ii) the principal balance of a Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap Loan or Mezz Cap
Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or
(v) any other event where the cash flow payment under a Mezz Cap Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such Mezz Cap Companion Loan will be entitled to purchase the related Mezz Cap Loan from the Trust Fund for a period of thirty
(30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related
Mezz Cap Loan, together with all unpaid interest on the related Mezz Cap Loan
(other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances.
Unless the borrower or an affiliate is purchasing a Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap
Loan.

     Application of Payments. Pursuant to the related Mezz Cap Intercreditor
Agreement and prior to the occurrence of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master
Servicer and the holder of the related Mezz Cap Companion Loan. Any escrow and reserve payments required in respect of a Mezz Cap Loan or Mezz Cap Companion
Loan will be paid to the Master Servicer.

                                     S-113

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of a Mezz Cap Companion Loan to purchase the related Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on such Mezz Cap Companion Loan will be subordinated to all payments due on related Mezz Cap Loan and the amounts with respect to such Whole
Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related loan documents or released to the related borrower) in the following manner:

     first, to the Master Servicer, Special Servicer or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity;

     third, to the holder of the related Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to the related Mezz Cap Loan;

     fourth, to the holder of the related Mezz Cap Loan, in an amount equal to the principal balance of the related Mezz Cap Loan until paid in full;

     fifth, to the holder of the related Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related
Mezz Cap Loan;

     sixth, to the holder of the related Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz
Cap Companion Loan and then to accrued and unpaid servicing fees with respect to the Mezz Cap Companion Loan;

     seventh, to the holder of the related Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Companion
Loan;

     eighth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

     ninth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such
Mezz Cap Companion Loan;

     tenth, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, in an amount equal to any unpaid excess default interest accrued on the related Mezz Cap Loan and such Mezz Cap Companion Loan, respectively;

     eleventh, any amounts collected or recovered on the Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer in respect of the Mezz Cap Loan or Mezz Cap Companion Loan are payable to the holder of the Mezz Cap Loan and
Mezz Cap Companion Loan on a pro rata basis based on the initial balance of each such loan, respectively; and

     twelfth, any excess, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, pro rata, based upon the initial principal balances of the related loans.

     Application of Amounts Paid to Trust Fund. On or before each distribution date, amounts payable to the trust as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution
Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage
Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase

                                     S-114

is generally equal to the outstanding principal balance of the related Mortgage
Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan.
The lenders for this mezzanine debt are generally not affiliates of the related
Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5 and A-6 to
this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-1A, A-1B,
A-2, A-3, A-4, A-5, and A-6, unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the One & Two
International Place Loan and the 450 West 33rd Street Loan, such ratios are calculated based upon the aggregate indebtedness of such Mortgage Loan and the related Pari Passu Companion Loans (but excluding the related Subordinate
Companion Loans). Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such
Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement, and under "DESCRIPTION OF THE
TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the
accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-1A, A-1B, A-2, A-3,
A-4, A-5 and A-6 to this prospectus supplement, cross-collateralized Mortgage
Loans are not grouped together; instead, references are made under the heading
"Cross Collateralized and Cross Defaulted Loan Flag" with respect to the other
Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5 and A-6:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b)
     required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow"
     produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 91 Mortgage Loans, representing 51.0% of the Cut-Off Date Pool
     Balance (69 Mortgage Loans in Loan Group 1 or 47.3% of the Cut-Off Date
     Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 73.7% of the
     Cut-Off Date Group 2 Balance), where Periodic Payments are interest-only for a certain amount of time after origination after which date the
     Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins and (ii) with respect to 4 Mortgage Loans (loan numbers 56, 57, 81 and 166), representing 1.4% of the Cut-Off Date Pool

                                     S-115

     Balance (3 Mortgage Loans in Loan Group 1 or 1.0% of the Cut-Off Date Group
     1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.5% of the Cut-Off Date
     Group 2 Balance), for purposes of determining the debt service coverage ratio, such ratio was adjusted by taking into account amounts available under certain letters of credit or cash reserves. In general, the Mortgage
     Loan Sellers relied on either full-year operating statements, rolling
     12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six (6) months prior to the respective date of origination in determining Net Cash Flow for the
     Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan
Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%.
In determining rental revenue for multifamily and self storage properties, the
Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental
Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates)
of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then-current occupancy rates. Occupancy rates for the private health care facilities were generally within then-current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to

                                     S-116

reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement
Reserves" in this prospectus supplement. In addition, in some instances, the
Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow")
where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Sellers nor the Depositor verified their accuracy.

          (i) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
     references to the ratio, expressed as a percentage, of the Cut-Off Date
     Balance of a Mortgage Loan to the appraised value of the related Mortgaged
     Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, that with respect to 1 Mortgage Loan (loan number 56), representing 0.5% of the
     Cut-Off Date Principal Balance (0.6% of the Cut-Off Date Group 1 Balance)
     for purposes of calculating any such loan-to-value ratios, such ratios were adjusted taking into account amounts available under a letter of credit.

          (ii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
     Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD
     Loan on its Anticipated Repayment Date) (prior to the payment of any
     Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, that with respect to 1 Mortgage Loan (loan number 56), representing 0.5% of the Cut-Off Date Principal Balance (0.6% of the
     Cut-Off Date Group 1 Balance) for purposes of calculating any such loan-to-value ratios, such ratios were adjusted by taking into account an amount available under a letter of credit.

          (iii) References to "Loan per Sq. Ft., Unit or Room" are, for each
     Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, guest rooms, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged
     Property.

          (iv) References to "Year Built" are references to the year that a
     Mortgaged Property was originally constructed or substantially renovated.
     With respect to any Mortgaged Property which was constructed in phases, the
     "Year Built" refers to the year that the first phase was originally constructed.

          (v) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage
     Loans.

          (vi) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (vii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
     Loan, and (b) 0.0004%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each
     Mortgage Loan is set forth on Annex A-1 hereto.

          (vii) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the
     Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (ix) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially

                                     S-117

     amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (x) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance
     Charge is assessed and (b) defeasance is no longer required. References to
     "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due
     Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a
     Prepayment Premium or a Yield Maintenance Charge (each such period, an
     "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such
     Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xi) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xii) References to "Occupancy Percentage" are, with respect to any
     Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiii) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xiv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

          (xv) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvi) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xvii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xviii) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                     S-118

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                             NUMBER OF      AGGREGATE          % OF          AVERAGE        HIGHEST
                             MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
       PROPERTY TYPE        PROPERTIES       BALANCE       POOL BALANCE      BALANCE        BALANCE
-------------------------- ------------ ----------------- -------------- -------------- --------------

Office ...................       38      $1,004,253,946         36.9%     $26,427,735    $216,000,000
Retail ...................      112         689,441,962         25.3      $ 6,155,732    $ 29,250,000
  Retail -- Anchored .....       89         571,344,576         21.0      $ 6,419,602    $ 29,250,000
  Retail -- Unanchored....       15          78,980,225          2.9      $ 5,265,348    $ 26,962,757
  Retail -- Shadow
    Anchored(4) ..........        8          39,117,161          1.4      $ 4,889,645    $  9,200,000
Multifamily ..............       37         434,740,449         16.0      $11,749,742    $ 43,000,000
Hospitality(5) ...........       56         285,026,438         10.5      $ 5,089,758    $ 27,798,196
Mixed Use ................        5         147,352,188          5.4      $29,470,438    $ 53,000,000
Industrial ...............       29          80,460,737          3.0      $ 2,774,508    $ 14,200,000
Special Purpose(6) .......        5          51,799,250          1.9      $10,359,850    $ 42,440,495
Self Storage .............        3          20,364,780          0.7      $ 6,788,260    $ 13,000,000
Land(7) ..................        3          10,091,890          0.4      $ 3,363,963    $  3,907,504
                                ---      --------------        -----
                                288      $2,723,531,640        100.0%     $ 9,456,707    $216,000,000
                                ===      ==============        =====

                                                          WTD. AVG.
                                                            STATED
                                                          REMAINING                                                   WTD.
                              WTD. AVG.      WTD. AVG.     TERM TO      WTD.     MINIMUM               WTD. AVG.      AVG.
                            CUT-OFF DATE   LTV RATIO AT    MATURITY   AVG. DSC     DSC      MAXIMUM    OCCUPANCY    MORTGAGE
       PROPERTY TYPE          LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO     RATIO    DSC RATIO    RATE(3)       RATE
-------------------------- -------------- -------------- ----------- ---------- --------- ----------- ----------- -----------

Office ...................       68.9%          60.6%        109     1.58x      1.20x     3.42x           89.8%       5.234%
Retail ...................       72.7%          61.0%        119     1.42x      1.20x     3.07x           96.7%       5.486%
  Retail -- Anchored .....       73.0%          62.8%        115     1.41x      1.20x     3.07x           96.9%       5.475%
  Retail -- Unanchored....       70.1%          52.9%        133     1.50x      1.20x     2.51x           96.2%       5.585%
  Retail -- Shadow
    Anchored(4) ..........       74.3%          50.7%        138     1.36x      1.22x     1.55x           95.8%       5.441%
Multifamily ..............       73.5%          66.7%        102     1.35x      1.20x     4.59x           94.6%       5.348%
Hospitality(5) ...........       57.3%          41.4%        118     2.14x      1.29x     3.08x           NA          5.757%
Mixed Use ................       72.5%          61.0%        100     1.34x      1.21x     3.31x           91.8%       5.873%
Industrial ...............       75.0%          63.6%         98     1.36x      1.26x     1.91x           89.4%       5.593%
Special Purpose(6) .......       72.9%          61.5%        113     1.41x      1.38x     1.91x          100.0%       5.531%
Self Storage .............       67.6%          56.6%        120     1.32x      1.26x     1.45x           90.4%       5.652%
Land(7) ..................       70.8%          59.4%        118     1.31x      1.23x     1.37x          100.0%       5.568%
                                 69.8%          59.7%        111     1.54X      1.20X     4.59X           92.9%       5.426%

-------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes
     19 Mortgage Loans secured by hospitality properties and 1 Mortgage Loan secured by a special purpose property, representing 12.0% of the Cut-Off
     Date Pool Balance.

(4)  A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(5)  With regard to 1 Mortgage Loan (loan number 4), the mortgaged property includes the fee interest in land which the ground tenant has improved and leased as 13 limited service hotels, the source of funds for which Mortgage
     Loan is the ground rent payments made to the related borrower. The 13 hotels are not part of the loan collateral for that Mortgage Loan, but the loan collateral for another Mortgage Loan (loan number 3) does include those 13 hotels.

(6)  Specifically, 2 mortgaged properties that are operated as parking garages, and 3 mortgaged properties that are used for childcare.

(7)  Specifically, the fee interest in land which the ground tenant has improved and leased as an anchored retail building or a restaurant. Neither of the retail building or restaurant is part of the loan collateral, and the sources of funds for loan repayment are the ground rent payments made to the related borrower.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                     S-119

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                             NUMBER OF      AGGREGATE            % OF           AVERAGE        HIGHEST
                             MORTGAGED     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
       PROPERTY TYPE        PROPERTIES       BALANCE       GROUP 1 BALANCE      BALANCE        BALANCE
-------------------------- ------------ ----------------- ----------------- -------------- --------------

Office ...................       38      $1,004,253,946          42.8%       $26,427,735    $216,000,000
Retail ...................      112         689,441,962          29.4        $ 6,155,732    $ 29,250,000
  Retail -- Anchored .....       89         571,344,576          24.3        $ 6,419,602    $ 29,250,000
  Retail -- Unanchored....       15          78,980,225           3.4        $ 5,265,348    $ 26,962,757
  Retail -- Shadow
    Anchored(4) ..........        8          39,117,161           1.7        $ 4,889,645    $  9,200,000
Hospitality(5) ...........       56         285,026,438          12.1        $ 5,089,758    $ 27,798,196
Mixed Use ................        5         147,352,188           6.3        $29,470,438    $ 53,000,000
Industrial ...............       29          80,460,737           3.4        $ 2,774,508    $ 14,200,000
Multifamily ..............        4          59,500,000           2.5        $14,875,000    $ 43,000,000
Special Purpose(6) .......        5          51,799,250           2.2        $10,359,850    $ 42,440,495
Self Storage .............        3          20,364,780           0.9        $ 6,788,260    $ 13,000,000
Land(7) ..................        3          10,091,890           0.4        $ 3,363,963    $  3,907,504
                                ---      --------------         -----
                                255      $2,348,291,191         100.0%       $ 9,208,985    $216,000,000
                                ===      ==============         =====

                                                          WTD. AVG.
                                                            STATED
                                                          REMAINING                                                 WTD.
                              WTD. AVG.      WTD. AVG.     TERM TO      WTD.     MINIMUM   MAXIMUM   WTD. AVG.      AVG.
                            CUT-OFF DATE   LTV RATIO AT    MATURITY   AVG. DSC     DSC       DSC     OCCUPANCY    MORTGAGE
       PROPERTY TYPE          LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO     RATIO     RATIO     RATE(3)       RATE
-------------------------- -------------- -------------- ----------- ---------- --------- --------- ----------- -----------

Office ...................       68.9%          60.6%        109     1.58x      1.20x     3.42x         89.8%       5.234%
Retail ...................       72.7%          61.0%        119     1.42x      1.20x     3.07x         96.7%       5.486%
  Retail -- Anchored .....       73.0%          62.8%        115     1.41x      1.20x     3.07x         96.9%       5.475%
  Retail -- Unanchored....       70.1%          52.9%        133     1.50x      1.20x     2.51x         96.2%       5.585%
  Retail -- Shadow
    Anchored(4) ..........       74.3%          50.7%        138     1.36x      1.22x     1.55x         95.8%       5.441%
Hospitality(5) ...........       57.3%          41.4%        118     2.14x      1.29x     3.08x         NA          5.757%
Mixed Use ................       72.5%          61.0%        100     1.34x      1.21x     3.31x         91.8%       5.873%
Industrial ...............       75.0%          63.6%         98     1.36x      1.26x     1.91x         89.4%       5.593%
Multifamily ..............       65.2%          64.9%         63     1.61x      1.29x     4.59x         92.2%       5.435%
Special Purpose(6) .......       72.9%          61.5%        113     1.41x      1.38x     1.91x        100.0%       5.531%
Self Storage .............       67.6%          56.6%        120     1.32x      1.26x     1.45x         90.4%       5.652%
Land(7) ..................       70.8%          59.4%        118     1.31x      1.23x     1.37x        100.0%       5.568%
                                 69.0%          58.6%        111     1.57X      1.20X     4.59X         92.5%       5.441%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes
     19 Mortgage Loans secured by hospitality properties and 1 Mortgage Loan secured by a special purpose property, representing 13.9% of the Cut-Off
     Date Group 1 Balance.

(4)  A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(5)  With regard to 1 Mortgage Loan (loan number 4), the mortgaged property includes the fee interest in land which the ground tenant has improved and leased as 13 limited service hotels, the source of funds for which Mortgage
     Loan is the ground rent payments made to the related borrower. The 13 hotels are not part of the loan collateral for that Mortgage Loan, but the loan collateral for another Mortgage Loan (loan number 3) does include those 13 hotels.

(6)  Specifically, 2 mortgaged properties that are operated as parking garages, and 3 mortgaged properties that are used for childcare.

(7)  Specifically, the fee interest in land, which the ground tenant has improved and leased as an anchored retail building or a restaurant. Neither the retail building nor the restaurant is part of the loan collateral, and the sources of funds for loan repayment are the ground rent payments made to the related borrower.

                                     S-120

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                        NUMBER OF     AGGREGATE          % OF           AVERAGE        HIGHEST
                        MORTGAGED   CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES      BALANCE     GROUP 2 BALANCE      BALANCE        BALANCE
--------------------- ------------ -------------- ----------------- -------------- --------------

Multifamily ......... 33            $375,240,449         100.0%      $11,370,923    $28,000,000
                      --            ------------         -----
                      33            $375,240,449         100.0%      $11,370,923    $28,000,000
                      ==            ============         =====

                                                     WTD. AVG.
                                                       STATED
                                                     REMAINING
                         WTD. AVG.      WTD. AVG.     TERM TO      WTD.     MINIMUM   MAXIMUM   WTD. AVG.   WTD. AVG.
                       CUT-OFF DATE   LTV RATIO AT    MATURITY   AVG. DSC     DSC       DSC     OCCUPANCY   MORTGAGE
    PROPERTY TYPE        LTV RATIO     MATURITY(2)   (MOS.)(2)   RATIO(2)    RATIO     RATIO     RATE(3)      RATE
--------------------- -------------- -------------- ----------- ---------- --------- --------- ----------- ----------

Multifamily .........       74.8%          67.0%    108             1.31x     1.20x     1.73x      95.0%      5.334%
                            74.8%          67.0%    108             1.31x     1.20x     1.73x      95.0%      5.334%

-------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.

                                     S-121

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                            AGGREGATE          % OF
      RANGE OF CUT-OFF       NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   AVERAGE CUT-OFF
     DATE BALANCES ($)         LOANS         BALANCE       POOL BALANCE     DATE BALANCE
--------------------------- ----------- ----------------- -------------- -----------------

<= 2,000,000 ..............      19      $   31,066,229          1.1%       $  1,635,065
 2,000,001 -   3,000,000...      37          96,941,215          3.6        $  2,620,033
 3,000,001 -   4,000,000...      32         113,075,703          4.2        $  3,533,616
 4,000,001 -   5,000,000...      24         104,576,667          3.8        $  4,357,361
 5,000,001 -   6,000,000...      14          76,131,499          2.8        $  5,437,964
 6,000,001 -   7,000,000...       7          45,032,846          1.7        $  6,433,264
 7,000,001 -   8,000,000...      11          84,289,340          3.1        $  7,662,667
 8,000,001 -   9,000,000...       8          68,209,804          2.5        $  8,526,226
 9,000,001 -  10,000,000...       7          66,031,995          2.4        $  9,433,142
10,000,001 -  15,000,000...      16         193,087,063          7.1        $ 12,067,941
15,000,001 -  20,000,000...       9         151,149,902          5.5        $ 16,794,434
20,000,001 -  25,000,000...      14         314,399,238         11.5        $ 22,457,088
25,000,001 -  30,000,000...      10         281,312,549         10.3        $ 28,131,255
30,000,001 -  35,000,000...       2          66,868,735          2.5        $ 33,434,368
35,000,001 -  40,000,000...       3         112,144,476          4.1        $ 37,381,492
40,000,001 -  45,000,000...       3         128,640,495          4.7        $ 42,880,165
45,000,001 -  50,000,000...       3         143,443,083          5.3        $ 47,814,361
50,000,001 -  55,000,000...       3         161,000,000          5.9        $ 53,666,667
55,000,001 -  60,000,000...       1          57,844,828          2.1        $ 57,844,828
75,000,001 -  80,000,000...       1          79,785,970          2.9        $ 79,785,970
80,000,001 - 216,000,000...       2         348,500,000         12.8        $174,250,000
                                ---      --------------        -----
                                226      $2,723,531,640        100.0%       $ 12,051,025
                                ===      ==============        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
                                                 WTD. AVG.      WTD. AVG.     TERM TO
      RANGE OF CUT-OFF       HIGHEST CUT-OFF   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.     WTD. AVG.
     DATE BALANCES ($)         DATE BALANCE      LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO   MORTGAGE RATE
--------------------------- ----------------- -------------- -------------- ---------- ----------- --------------

<= 2,000,000 ..............    $  2,000,000         61.4%          51.0%        106    1.90x            5.351%
 2,000,001 -   3,000,000...    $  3,000,000         63.2%          54.1%        116    1.80x            5.483%
 3,000,001 -   4,000,000...    $  4,000,000         69.2%          55.3%        121    1.49x            5.673%
 4,000,001 -   5,000,000...    $  5,000,000         72.0%          57.4%        122    1.41x            5.640%
 5,000,001 -   6,000,000...    $  6,000,000         74.6%          59.2%        120    1.40x            5.638%
 6,000,001 -   7,000,000...    $  7,000,000         72.4%          63.1%        110    1.55x            5.210%
 7,000,001 -   8,000,000...    $  7,915,939         73.7%          61.3%        114    1.43x            5.683%
 8,000,001 -   9,000,000...    $  9,000,000         72.5%          56.2%        120    1.32x            5.619%
 9,000,001 -  10,000,000...    $ 10,000,000         71.4%          63.8%        109    1.46x            5.320%
10,000,001 -  15,000,000...    $ 14,479,433         72.1%          62.5%        112    1.29x            5.400%
15,000,001 -  20,000,000...    $ 19,456,803         74.3%          64.7%        109    1.32x            5.476%
20,000,001 -  25,000,000...    $ 24,297,238         75.8%          67.8%        108    1.30x            5.469%
25,000,001 -  30,000,000...    $ 29,718,000         71.9%          66.6%        102    1.66x            5.328%
30,000,001 -  35,000,000...    $ 34,352,188         74.7%          59.7%        107    1.38x            5.479%
35,000,001 -  40,000,000...    $ 40,000,000         69.1%          62.0%         97    1.60x            5.214%
40,000,001 -  45,000,000...    $ 43,200,000         72.9%          64.6%         99    1.42x            5.510%
45,000,001 -  50,000,000...    $ 49,843,594         64.8%          56.0%         98    2.07x            5.763%
50,000,001 -  55,000,000...    $ 55,000,000         71.1%          60.1%        107    1.37x            5.500%
55,000,001 -  60,000,000...    $ 57,844,828         54.5%          34.6%        119    2.11x            5.158%
75,000,001 -  80,000,000...    $ 79,785,970         54.3%          34.5%        119    2.36x            5.158%
80,000,001 - 216,000,000...    $216,000,000         64.4%          55.8%        119    1.56x            5.165%
                               $216,000,000         69.8%          59.7%        111    1.54X            5.426%

-------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-122

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                             % OF
                                            AGGREGATE      CUT-OFF      AVERAGE
                                             CUT-OFF         DATE       CUT-OFF
      RANGE OF CUT-OFF       NUMBER OF         DATE        GROUP 1        DATE
     DATE BALANCES ($)         LOANS         BALANCE       BALANCE      BALANCE
--------------------------- ----------- ----------------- --------- ---------------

<= 2,000,000 ..............      17      $   27,343,746       1.2%   $  1,608,456
 2,000,001 -   3,000,000 ..      36          94,091,215       4.0    $  2,613,645
 3,000,001 -   4,000,000 ..      31         109,880,297       4.7    $  3,544,526
 4,000,001 -   5,000,000 ..      21          90,569,041       3.9    $  4,312,811
 5,000,001 -   6,000,000 ..      11          60,038,853       2.6    $  5,458,078
 6,000,001 -   7,000,000 ..       5          31,632,846       1.3    $  6,326,569
 7,000,001 -   8,000,000 ..      11          84,289,340       3.6    $  7,662,667
 8,000,001 -   9,000,000 ..       5          42,009,804       1.8    $  8,401,961
 9,000,001 -  10,000,000 ..       5          46,872,910       2.0    $  9,374,582
10,000,001 -  15,000,000 ..       9         110,022,216       4.7    $ 12,224,691
15,000,001 -  20,000,000 ..       6         103,473,547       4.4    $ 17,245,591
20,000,001 -  25,000,000 ..      10         224,002,238       9.5    $ 22,400,224
25,000,001 -  30,000,000 ..       8         225,837,549       9.6    $ 28,229,694
30,000,001 -  35,000,000 ..       2          66,868,735       2.8    $ 33,434,368
35,000,001 -  40,000,000 ..       3         112,144,476       4.8    $ 37,381,492
40,000,001 -  45,000,000 ..       3         128,640,495       5.5    $ 42,880,165
45,000,001 -  50,000,000 ..       3         143,443,083       6.1    $ 47,814,361
50,000,001 -  55,000,000 ..       3         161,000,000       6.9    $ 53,666,667
55,000,001 -  60,000,000 ..       1          57,844,828       2.5    $ 57,844,828
75,000,001 -  80,000,000 ..       1          79,785,970       3.4    $ 79,785,970
80,000,001 - 216,000,000 ..       2         348,500,000      14.8    $174,250,000
                                ---      --------------     -----
                                193      $2,348,291,191     100.0%   $ 12,167,312
                                ===      ==============     =====

                                                                      WTD. AVG.
                                              WTD. AVG.                STATED
                                 HIGHEST       CUT-OFF    WTD. AVG.   REMAINING
                                 CUT-OFF         DATE        LTV       TERM TO   WTD. AVG.   WTD. AVG.
      RANGE OF CUT-OFF             DATE          LTV       RATIO AT   MATURITY      DSC      MORTGAGE
     DATE BALANCES ($)           BALANCE        RATIO     MATURITY*    (MOS.)*     RATIO       RATE
---------------------------- --------------- ----------- ----------- ---------- ----------- ----------

<= 2,000,000 ...............  $  2,000,000       59.4%       49.7%       104    1.97x          5.324%
 2,000,001 -   3,000,000 ...  $  3,000,000       62.8%       53.7%       116    1.80x          5.492%
 3,000,001 -   4,000,000 ...  $  4,000,000       68.9%       55.0%       121    1.49x          5.685%
 4,000,001 -   5,000,000 ...  $  4,800,000       71.3%       56.3%       123    1.43x          5.693%
 5,000,001 -   6,000,000 ...  $  6,000,000       74.2%       57.5%       121    1.39x          5.772%
 6,000,001 -   7,000,000 ...  $  6,808,374       73.0%       63.4%       107    1.60x          5.227%
 7,000,001 -   8,000,000 ...  $  7,915,939       73.7%       61.3%       114    1.43x          5.683%
 8,000,001 -   9,000,000 ...  $  9,000,000       72.5%       50.4%       136    1.35x          5.842%
 9,000,001 -  10,000,000 ...  $ 10,000,000       68.5%       62.1%       106    1.49x          5.299%
10,000,001 -  15,000,000 ...  $ 14,466,482       71.9%       62.0%       112    1.27x          5.487%
15,000,001 -  20,000,000 ...  $ 19,456,803       73.8%       63.4%       114    1.34x          5.573%
20,000,001 -  25,000,000 ...  $ 24,297,238       75.2%       66.7%       112    1.33x          5.502%
25,000,001 -  30,000,000 ...  $ 29,718,000       71.4%       65.9%        99    1.72x          5.286%
30,000,001 -  35,000,000 ...  $ 34,352,188       74.7%       59.7%       107    1.38x          5.479%
35,000,001 -  40,000,000 ...  $ 40,000,000       69.1%       62.0%        97    1.60x          5.214%
40,000,001 -  45,000,000 ...  $ 43,200,000       72.9%       64.6%        99    1.42x          5.510%
45,000,001 -  50,000,000 ...  $ 49,843,594       64.8%       56.0%        98    2.07x          5.763%
50,000,001 -  55,000,000 ...  $ 55,000,000       71.1%       60.1%       107    1.37x          5.500%
55,000,001 -  60,000,000 ...  $ 57,844,828       54.5%       34.6%       119    2.11x          5.158%
75,000,001 -  80,000,000 ...  $ 79,785,970       54.3%       34.5%       119    2.36x          5.158%
80,000,001 - 216,000,000 ...  $216,000,000       64.4%       55.8%       119    1.56x          5.165%
                              $216,000,000       69.0%       58.6%       111    1.57X          5.441%

-------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-123

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                           % OF
                                           AGGREGATE     CUT-OFF     AVERAGE
                                            CUT-OFF        DATE      CUT-OFF
      RANGE OF CUT-OFF       NUMBER OF        DATE       GROUP 2       DATE
     DATE BALANCES ($)         LOANS        BALANCE      BALANCE     BALANCE
--------------------------- ----------- --------------- --------- -------------

<= 2,000,000 ..............       2      $  3,722,482       1.0%   $ 1,861,241
 2,000,001 -   3,000,000 ..       1         2,850,000       0.8    $ 2,850,000
 3,000,001 -   4,000,000 ..       1         3,195,406       0.9    $ 3,195,406
 4,000,001 -   5,000,000 ..       3        14,007,626       3.7    $ 4,669,209
 5,000,001 -   6,000,000 ..       3        16,092,646       4.3    $ 5,364,215
 6,000,001 -   7,000,000 ..       2        13,400,000       3.6    $ 6,700,000
 8,000,001 -   9,000,000 ..       3        26,200,000       7.0    $ 8,733,333
 9,000,001 -  10,000,000 ..       2        19,159,085       5.1    $ 9,579,543
10,000,001 -  15,000,000 ..       7        83,064,847      22.1    $11,866,407
15,000,001 -  20,000,000 ..       3        47,676,355      12.7    $15,892,118
20,000,001 -  25,000,000 ..       4        90,397,000      24.1    $22,599,250
25,000,001 -  28,000,000 ..       2        55,475,000      14.8    $27,737,500
                                  -      ------------     -----
                                 33      $375,240,449     100.0%   $11,370,923
                                 ==      ============     =====

                                                                   WTD. AVG.
                                           WTD. AVG.                STATED
                               HIGHEST      CUT-OFF    WTD. AVG.   REMAINING
                               CUT-OFF        DATE        LTV       TERM TO   WTD. AVG.   WTD. AVG.
      RANGE OF CUT-OFF           DATE         LTV       RATIO AT   MATURITY      DSC      MORTGAGE
     DATE BALANCES ($)         BALANCE       RATIO     MATURITY*    (MOS.)*     RATIO       RATE
--------------------------- ------------- ----------- ----------- ---------- ----------- ----------

<= 2,000,000 ..............  $ 1,950,000      76.1%       60.8%       120    1.34x          5.548%
 2,000,001 -   3,000,000 ..  $ 2,850,000      76.0%       66.1%       118    1.73x          5.190%
 3,000,001 -   4,000,000 ..  $ 3,195,406      79.9%       66.3%       119    1.28x          5.270%
 4,000,001 -   5,000,000 ..  $ 5,000,000      76.2%       65.0%       118    1.33x          5.302%
 5,000,001 -   6,000,000 ..  $ 5,650,000      75.9%       65.4%       118    1.42x          5.142%
 6,000,001 -   7,000,000 ..  $ 7,000,000      70.9%       62.4%       119    1.43x          5.169%
 8,000,001 -   9,000,000 ..  $ 9,000,000      72.5%       65.5%        95    1.27x          5.262%
 9,000,001 -  10,000,000 ..  $10,000,000      78.5%       67.9%       117    1.38x          5.372%
10,000,001 -  15,000,000 ..  $14,479,433      72.3%       63.3%       113    1.31x          5.284%
15,000,001 -  20,000,000 ..  $16,176,355      75.3%       67.5%        97    1.27x          5.267%
20,000,001 -  25,000,000 ..  $24,240,000      77.3%       70.4%       100    1.25x          5.388%
25,000,001 -  28,000,000 ..  $28,000,000      73.7%       69.6%       117    1.38x          5.500%
                             $28,000,000      74.8%       67.0%       108    1.31X          5.334%

-------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-124

             MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                                         % OF
                                        AGGREGATE      CUT-OFF      AVERAGE
                         NUMBER OF       CUT-OFF         DATE       CUT-OFF
                         MORTGAGED         DATE          POOL        DATE
         STATE          PROPERTIES       BALANCE       BALANCE      BALANCE
---------------------- ------------ ----------------- --------- --------------

MA ...................       14      $  345,896,799      12.7%   $24,706,914
CA ...................       19         279,188,986      10.3    $14,694,157
  Southern(3) ........       15         183,238,986       6.7    $12,215,932
  Northern(3) ........        4          95,950,000       3.5    $23,987,500
NY ...................        8         244,942,391       9.0    $30,617,799
TX ...................       48         224,543,504       8.2    $ 4,677,990
VA ...................       10         171,430,483       6.3    $17,143,048
FL ...................       28         151,885,266       5.6    $ 5,424,474
NJ ...................        5         110,353,653       4.1    $22,070,731
NV ...................       12          96,328,277       3.5    $ 8,027,356
DC ...................        3          96,079,433       3.5    $32,026,478
OH ...................       15          83,950,686       3.1    $ 5,596,712
IL ...................        6          75,818,770       2.8    $12,636,462
OK ...................       14          71,182,822       2.6    $ 5,084,487
MD ...................        4          67,924,011       2.5    $16,981,003
GA ...................       12          63,373,235       2.3    $ 5,281,103
AL ...................        6          60,129,514       2.2    $10,021,586
NC ...................        5          55,849,234       2.1    $11,169,847
WA ...................        8          50,185,106       1.8    $ 6,273,138
CO ...................        3          44,207,000       1.6    $14,735,667
PA ...................        8          43,800,469       1.6    $ 5,475,059
TN ...................        6          43,755,800       1.6    $ 7,292,633
AZ ...................        4          43,579,697       1.6    $10,894,924
MI ...................        6          42,889,081       1.6    $ 7,148,180
IA ...................        4          39,019,035       1.4    $ 9,754,759
MO ...................        2          31,977,420       1.2    $15,988,710
NM ...................        6          28,100,564       1.0    $ 4,683,427
MN ...................        6          23,949,572       0.9    $ 3,991,595
KS ...................        2          23,571,397       0.9    $11,785,699
IN ...................        3          21,349,503       0.8    $ 7,116,501
WI ...................        3          19,267,395       0.7    $ 6,422,465
UT ...................        2          18,000,000       0.7    $ 9,000,000
SC ...................        3          13,569,341       0.5    $ 4,523,114
MS ...................        2           7,360,000       0.3    $ 3,680,000
CT ...................        3           6,786,589       0.2    $ 2,262,196
LA ...................        2           6,242,000       0.2    $ 3,121,000
SD ...................        2           5,126,249       0.2    $ 2,563,124
KY ...................        1           3,900,000       0.1    $ 3,900,000
ID ...................        1           2,991,046       0.1    $ 2,991,046
WV ...................        1           2,596,312       0.1    $ 2,596,312
AR ...................        1           2,431,000       0.1    $ 2,431,000
                            ---      --------------     -----
                            288      $2,723,531,640     100.0%   $ 9,456,707
                            ===      ==============     =====

                                                                  WTD. AVG.
                                        WTD. AVG.                   STATED
                           HIGHEST       CUT-OFF     WTD. AVG.    REMAINING
                           CUT-OFF         DATE         LTV        TERM TO    WTD. AVG.   WTD. AVG.
                             DATE          LTV        RATIO AT     MATURITY      DSC      MORTGAGE
         STATE             BALANCE        RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
---------------------- --------------- ----------- ------------- ----------- ----------- ----------

MA ...................  $216,000,000       65.0%        57.5%        116        1.69x       5.341%
CA ...................  $ 53,000,000       70.2%        60.9%        107        1.41x       5.628%
  Southern(3) ........  $ 43,000,000       68.9%        61.8%        105        1.48x       5.506%
  Northern(3) ........  $ 53,000,000       72.7%        59.3%        110        1.29x       5.860%
NY ...................  $132,500,000       67.7%        59.4%        108        1.51x       5.285%
TX ...................  $ 34,352,188       68.8%        57.9%        113        1.56x       5.536%
VA ...................  $ 55,000,000       70.4%        59.5%        112        1.59x       5.207%
FL ...................  $ 24,240,000       73.2%        60.6%        116        1.35x       5.643%
NJ ...................  $ 46,599,490       74.7%        63.3%        118        1.56x       5.406%
NV ...................  $ 29,250,000       67.0%        52.2%        118        1.74x       5.596%
DC ...................  $ 53,000,000       76.7%        69.8%         88        1.27x       5.067%
OH ...................  $ 20,800,000       71.4%        62.2%        116        1.58x       5.411%
IL ...................  $ 42,440,495       74.7%        63.8%        110        1.39x       5.412%
OK ...................  $ 14,200,000       73.3%        61.5%        111        1.52x       5.390%
MD ...................  $ 32,516,547       72.3%        58.5%        104        1.47x       5.404%
GA ...................  $ 13,000,000       75.4%        62.6%        118        1.26x       5.386%
AL ...................  $ 22,500,000       75.2%        67.2%         88        1.30x       5.482%
NC ...................  $ 27,375,000       73.8%        59.9%        111        1.83x       5.196%
WA ...................  $ 16,100,000       67.9%        58.8%        113        1.40x       5.431%
CO ...................  $ 21,557,000       75.7%        66.7%        118        1.25x       5.191%
PA ...................  $ 13,344,831       68.1%        56.9%        117        1.64x       5.556%
TN ...................  $ 22,100,000       73.8%        67.1%         90        1.46x       5.273%
AZ ...................  $ 22,800,000       71.8%        64.7%         88        1.35x       5.123%
MI ...................  $ 27,798,196       48.1%        36.1%        118        2.67x       5.771%
IA ...................  $ 19,456,803       70.8%        59.4%        114        1.37x       5.657%
MO ...................  $ 22,500,000       74.5%        65.0%        117        1.28x       5.336%
NM ...................  $  8,854,309       67.6%        60.4%         95        1.54x       6.083%
MN ...................  $  6,400,000       70.6%        51.9%        122        1.47x       5.164%
KS ...................  $ 22,045,397       42.8%        33.9%        114        3.05x       5.791%
IN ...................  $ 16,000,000       74.5%        62.9%        116        1.25x       5.304%
WI ...................  $  8,219,562       78.5%        70.1%         79        1.21x       5.199%
UT ...................  $ 11,000,000       72.3%        64.3%        120        1.35x       5.260%
SC ...................  $  7,360,000       76.7%        67.4%         98        1.39x       5.451%
MS ...................  $  4,000,000       57.0%        37.5%        118        1.48x       6.684%
CT ...................  $  2,711,219       63.4%        55.8%        117        1.81x       5.538%
LA ...................  $  4,050,000       67.9%        59.3%        116        1.63x       6.343%
SD ...................  $  3,061,787       54.5%        34.6%        119        2.09x       5.158%
KY ...................  $  3,900,000       67.2%        54.1%        179        1.20x       6.000%
ID ...................  $  2,991,046       44.0%        40.0%         58        1.70x       6.180%
WV ...................  $  2,596,312       66.6%        55.5%        119        1.55x       5.380%
AR ...................  $  2,431,000       54.0%        54.0%        118        2.37x       5.100%
                        $216,000,000       69.8%        59.7%        111        1.54X       5.426%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-125

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                         % OF
                                        AGGREGATE      CUT-OFF      AVERAGE
                         NUMBER OF       CUT-OFF         DATE       CUT-OFF
                         MORTGAGED         DATE        GROUP 1       DATE
         STATE          PROPERTIES       BALANCE       BALANCE      BALANCE
---------------------- ------------ ----------------- --------- --------------

MA ...................       12      $  330,246,799      14.1%   $27,520,567
CA ...................       17         246,188,986      10.5    $14,481,705
  Southern(3) ........       14         178,238,986       7.6    $12,731,356
  Northern(3) ........        3          67,950,000       2.9    $22,650,000
NY ...................        8         244,942,391      10.4    $30,617,799
TX ...................       45         183,018,504       7.8    $ 4,067,078
VA ...................        7         153,149,433       6.5    $21,878,490
FL ...................       26         117,409,852       5.0    $ 4,515,764
NJ ...................        5         110,353,653       4.7    $22,070,731
NV ...................       12          96,328,277       4.1    $ 8,027,356
OH ...................       15          83,950,686       3.6    $ 5,596,712
DC ...................        2          81,600,000       3.5    $40,800,000
MD ...................        4          67,924,011       2.9    $16,981,003
IL ...................        5          66,818,770       2.8    $13,363,754
OK ...................       13          62,023,737       2.6    $ 4,771,057
GA ...................       11          50,373,235       2.1    $ 4,579,385
WA ...................        7          48,235,106       2.1    $ 6,890,729
PA ...................        8          43,800,469       1.9    $ 5,475,059
MI ...................        6          42,889,081       1.8    $ 7,148,180
IA ...................        4          39,019,035       1.7    $ 9,754,759
NC ...................        3          38,576,752       1.6    $12,858,917
AZ ...................        3          34,579,697       1.5    $11,526,566
MO ...................        2          31,977,420       1.4    $15,988,710
NM ...................        6          28,100,564       1.2    $ 4,683,427
KS ...................        2          23,571,397       1.0    $11,785,699
AL ...................        4          21,453,160       0.9    $ 5,363,290
WI ...................        3          19,267,395       0.8    $ 6,422,465
SC ...................        3          13,569,341       0.6    $ 4,523,114
TN ...................        4          11,155,800       0.5    $ 2,788,950
CO ...................        1          10,000,000       0.4    $10,000,000
MS ...................        2           7,360,000       0.3    $ 3,680,000
CT ...................        3           6,786,589       0.3    $ 2,262,196
LA ...................        2           6,242,000       0.3    $ 3,121,000
IN ...................        2           5,349,503       0.2    $ 2,674,752
SD ...................        2           5,126,249       0.2    $ 2,563,124
MN ...................        2           4,984,944       0.2    $ 2,492,472
KY ...................        1           3,900,000       0.2    $ 3,900,000
ID ...................        1           2,991,046       0.1    $ 2,991,046
WV ...................        1           2,596,312       0.1    $ 2,596,312
AR ...................        1           2,431,000       0.1    $ 2,431,000
                            ---      --------------     -----
                            255      $2,348,291,191     100.0%   $ 9,208,985
                            ===      ==============     =====

                                                                  WTD. AVG.
                                        WTD. AVG.                   STATED
                           HIGHEST       CUT-OFF     WTD. AVG.    REMAINING
                           CUT-OFF         DATE         LTV        TERM TO    WTD. AVG.   WTD. AVG.
                             DATE          LTV        RATIO AT     MATURITY      DSC      MORTGAGE
         STATE             BALANCE        RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
---------------------- --------------- ----------- ------------- ----------- ----------- ----------

MA ...................  $216,000,000       64.4%        56.9%        116        1.71x       5.345%
CA ...................  $ 53,000,000       69.2%        59.8%        106        1.44x       5.651%
  Southern(3) ........  $ 43,000,000       68.7%        61.6%        104        1.49x       5.519%
  Northern(3) ........  $ 53,000,000       70.6%        55.1%        108        1.31x       5.997%
NY ...................  $132,500,000       67.7%        59.4%        108        1.51x       5.285%
TX ...................  $ 34,352,188       68.1%        55.3%        112        1.59x       5.565%
VA ...................  $ 55,000,000       69.6%        58.7%        112        1.61x       5.177%
FL ...................  $ 18,171,810       71.8%        58.2%        116        1.36x       5.628%
NJ ...................  $ 46,599,490       74.7%        63.3%        118        1.56x       5.406%
NV ...................  $ 29,250,000       67.0%        52.2%        118        1.74x       5.596%
OH ...................  $ 20,800,000       71.4%        62.2%        116        1.58x       5.411%
DC ...................  $ 53,000,000       78.5%        72.4%         82        1.27x       5.011%
MD ...................  $ 32,516,547       72.3%        58.5%        104        1.47x       5.404%
IL ...................  $ 42,440,495       75.1%        63.3%        118        1.41x       5.469%
OK ...................  $ 14,200,000       72.4%        60.7%        110        1.55x       5.381%
GA ...................  $ 10,573,923       76.4%        62.6%        118        1.28x       5.370%
WA ...................  $ 16,100,000       67.7%        58.9%        113        1.41x       5.420%
PA ...................  $ 13,344,831       68.1%        56.9%        117        1.64x       5.556%
MI ...................  $ 27,798,196       48.1%        36.1%        118        2.67x       5.771%
IA ...................  $ 19,456,803       70.8%        59.4%        114        1.37x       5.657%
NC ...................  $ 27,375,000       73.2%        56.9%        107        2.08x       5.082%
AZ ...................  $ 22,800,000       72.7%        65.8%         80        1.38x       5.080%
MO ...................  $ 22,500,000       74.5%        65.0%        117        1.28x       5.336%
NM ...................  $  8,854,309       67.6%        60.4%         95        1.54x       6.083%
KS ...................  $ 22,045,397       42.8%        33.9%        114        3.05x       5.791%
AL ...................  $  7,661,835       77.3%        64.4%        117        1.30x       5.820%
WI ...................  $  8,219,562       78.5%        70.1%         79        1.21x       5.199%
SC ...................  $  7,360,000       76.7%        67.4%         98        1.39x       5.451%
TN ...................  $  4,600,000       61.2%        52.5%        107        1.90x       5.841%
CO ...................  $ 10,000,000       79.1%        68.2%        119        1.26x       5.360%
MS ...................  $  4,000,000       57.0%        37.5%        118        1.48x       6.684%
CT ...................  $  2,711,219       63.4%        55.8%        117        1.81x       5.538%
LA ...................  $  4,050,000       67.9%        59.3%        116        1.63x       6.343%
IN ...................  $  2,846,027       66.4%        50.2%        119        1.30x       5.526%
SD ...................  $  3,061,787       54.5%        34.6%        119        2.09x       5.158%
MN ...................  $  3,100,000       61.6%        13.1%        135        1.59x       5.234%
KY ...................  $  3,900,000       67.2%        54.1%        179        1.20x       6.000%
ID ...................  $  2,991,046       44.0%        40.0%         58        1.70x       6.180%
WV ...................  $  2,596,312       66.6%        55.5%        119        1.55x       5.380%
AR ...................  $  2,431,000       54.0%        54.0%        118        2.37x       5.100%
                        $216,000,000       69.0%        58.6%        111        1.57X       5.441%

-----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-126

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                      % OF
                                       AGGREGATE    CUT-OFF      AVERAGE
                         NUMBER OF      CUT-OFF       DATE       CUT-OFF
                         MORTGAGED       DATE       GROUP 2       DATE
         STATE          PROPERTIES      BALANCE     BALANCE      BALANCE
---------------------- ------------ -------------- --------- --------------

TX ...................       3       $ 41,525,000     11.1%   $13,841,667
AL ...................       2         38,676,355     10.3    $19,338,177
FL ...................       2         34,475,414      9.2    $17,237,707
CO ...................       2         34,207,000      9.1    $17,103,500
CA ...................       2         33,000,000      8.8    $16,500,000
  Northern(3) ........       1         28,000,000      7.5    $28,000,000
  Southern(3) ........       1          5,000,000      1.3    $ 5,000,000
TN ...................       2         32,600,000      8.7    $16,300,000
MN ...................       4         18,964,628      5.1    $ 4,741,157
VA ...................       3         18,281,051      4.9    $ 6,093,684
UT ...................       2         18,000,000      4.8    $ 9,000,000
NC ...................       2         17,272,482      4.6    $ 8,636,241
IN ...................       1         16,000,000      4.3    $16,000,000
MA ...................       2         15,650,000      4.2    $ 7,825,000
DC ...................       1         14,479,433      3.9    $14,479,433
GA ...................       1         13,000,000      3.5    $13,000,000
OK ...................       1          9,159,085      2.4    $ 9,159,085
AZ ...................       1          9,000,000      2.4    $ 9,000,000
IL ...................       1          9,000,000      2.4    $ 9,000,000
WA ...................       1          1,950,000      0.5    $ 1,950,000
                            --       ------------    -----
                            33       $375,240,449    100.0%   $11,370,923
                            ==       ============    =====

                                                                 WTD. AVG.
                                       WTD. AVG.                   STATED
                           HIGHEST      CUT-OFF     WTD. AVG.    REMAINING
                           CUT-OFF        DATE         LTV        TERM TO    WTD. AVG.   WTD. AVG.
                            DATE          LTV        RATIO AT     MATURITY      DSC      MORTGAGE
         STATE             BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO       RATE
---------------------- -------------- ----------- ------------- ----------- ----------- ----------

TX ...................  $27,475,000       71.9%        69.0%        117     1.45x          5.410%
AL ...................  $22,500,000       74.1%        68.7%         72     1.30x          5.295%
FL ...................  $24,240,000       78.0%        68.8%        116     1.34x          5.695%
CO ...................  $21,557,000       74.7%        66.3%        117     1.24x          5.142%
CA ...................  $28,000,000       77.5%        69.3%        115     1.24x          5.459%
  Northern(3) ........  $28,000,000       77.6%        69.4%        115     1.24x          5.530%
  Southern(3) ........  $ 5,000,000       76.9%        68.2%        118     1.21x          5.060%
TN ...................  $22,100,000       78.1%        72.1%         84     1.31x          5.079%
MN ...................  $ 6,400,000       73.0%        62.2%        118     1.44x          5.146%
VA ...................  $ 8,200,000       77.2%        65.9%        118     1.40x          5.457%
UT ...................  $11,000,000       72.3%        64.3%        120     1.35x          5.260%
NC ...................  $15,500,000       75.0%        66.5%        118     1.26x          5.452%
IN ...................  $16,000,000       77.2%        67.2%        115     1.24x          5.230%
MA ...................  $10,000,000       78.3%        69.6%        118     1.41x          5.239%
DC ...................  $14,479,433       66.4%        55.3%        119     1.24x          5.380%
GA ...................  $13,000,000       71.6%        62.7%        118     1.20x          5.450%
OK ...................  $ 9,159,085       79.6%        66.7%        116     1.31x          5.450%
AZ ...................  $ 9,000,000       68.2%        60.7%        119     1.25x          5.290%
IL ...................  $ 9,000,000       71.8%        67.5%         50     1.21x          4.990%
WA ...................  $ 1,950,000       73.6%        56.4%        120     1.25x          5.700%
                        $28,000,000       74.8%        67.0%        108     1.31X          5.334%

-----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-127

             RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS

                                                             % OF
                                           AGGREGATE       CUT-OFF       AVERAGE
   RANGE OF UNDERWRITTEN    NUMBER OF     CUT-OFF DATE    DATE POOL   CUT-OFF DATE
      DSC RATIOS (X)          LOANS         BALANCE        BALANCE       BALANCE
-------------------------- ----------- ----------------- ----------- --------------

1.20 - 1.24 ..............      49      $  668,302,756       24.5%    $13,638,832
1.25 - 1.29 ..............      39         378,022,736       13.9     $ 9,692,891
1.30 - 1.34 ..............      22         253,678,455        9.3     $11,530,839
1.35 - 1.39 ..............      21         194,072,683        7.1     $ 9,241,556
1.40 - 1.44 ..............      13         184,839,836        6.8     $14,218,449
1.45 - 1.49 ..............       9         121,107,964        4.4     $13,456,440
1.50 - 1.54 ..............      11         129,892,214        4.8     $11,808,383
1.55 - 1.59 ..............       9          93,112,875        3.4     $10,345,875
1.60 - 1.64 ..............       2          11,700,000        0.4     $ 5,850,000
1.65 - 1.69 ..............       1           4,380,000        0.2     $ 4,380,000
1.70 - 1.74 ..............       5          33,232,856        1.2     $ 6,646,571
1.75 - 1.79 ..............       3         226,747,688        8.3     $75,582,563
1.85 - 1.89 ..............       3          53,596,399        2.0     $17,865,466
1.90 - 1.94 ..............       3           5,120,533        0.2     $ 1,706,844
2.05 - 2.09 ..............       1           9,095,490        0.3     $ 9,095,490
2.10 - 2.14 ..............       2          97,844,828        3.6     $48,922,414
2.15 - 2.19 ..............       1           3,000,000        0.1     $ 3,000,000
2.20 - 2.24 ..............       6          17,582,760        0.6     $ 2,930,460
2.25 - 2.29 ..............       4           9,707,000        0.4     $ 2,426,750
2.30 - 3.79 ..............      21         225,994,564        8.3     $10,761,646
3.80 - 4.59 ..............       1           2,500,000        0.1     $ 2,500,000
                               ---      --------------      -----
                               226      $2,723,531,640      100.0%    $12,051,025
                               ===      ==============      =====

                                                                          WTD. AVG.
                                           WTD. AVG.                       STATED
                               HIGHEST      CUT-OFF      WTD. AVG.        REMAINING                  WTD. AVG.
   RANGE OF UNDERWRITTEN    CUT-OFF DATE    DATE LTV   LTV RATIO AT        TERM TO       WTD. AVG.   MORTGAGE
      DSC RATIOS (X)           BALANCE       RATIO       MATURITY*    MATURITY (MOS.)*   DSC RATIO     RATE
-------------------------- -------------- ----------- -------------- ------------------ ----------- ----------

1.20 - 1.24 ..............  $132,500,000      74.9%         64.2%            113        1.22x          5.375%
1.25 - 1.29 ..............  $ 53,000,000      75.5%         65.2%            103        1.27x          5.416%
1.30 - 1.34 ..............  $ 53,000,000      73.0%         60.6%            111        1.32x          5.706%
1.35 - 1.39 ..............  $ 42,440,495      72.4%         60.3%            120        1.36x          5.557%
1.40 - 1.44 ..............  $ 43,200,000      74.2%         61.5%            114        1.42x          5.620%
1.45 - 1.49 ..............  $ 43,000,000      70.6%         64.4%             90        1.47x          5.419%
1.50 - 1.54 ..............  $ 55,000,000      68.6%         60.7%            116        1.52x          5.410%
1.55 - 1.59 ..............  $ 29,000,000      74.2%         69.1%            119        1.56x          5.581%
1.60 - 1.64 ..............  $  7,700,000      66.3%         46.3%            120        1.61x          6.026%
1.65 - 1.69 ..............  $  4,380,000      67.4%         56.0%            120        1.69x          5.350%
1.70 - 1.74 ..............  $ 18,171,810      59.2%         49.5%            112        1.72x          5.845%
1.75 - 1.79 ..............  $216,000,000      61.3%         53.3%            118        1.77x          5.199%
1.85 - 1.89 ..............  $ 46,599,490      71.7%         60.0%            116        1.85x          5.652%
1.90 - 1.94 ..............  $  2,596,184      46.4%         36.8%            119        1.91x          5.326%
2.05 - 2.09 ..............  $  9,095,490      60.6%         60.6%            117        2.06x          5.377%
2.10 - 2.14 ..............  $ 57,844,828      61.0%         49.3%             94        2.11x          5.003%
2.15 - 2.19 ..............  $  3,000,000      62.5%         62.5%            118        2.16x          5.300%
2.20 - 2.24 ..............  $  4,032,000      55.0%         55.0%            115        2.22x          5.463%
2.25 - 2.29 ..............  $  3,387,000      55.2%         55.2%            116        2.26x          5.345%
2.30 - 3.79 ..............  $ 79,785,970      51.5%         42.4%            106        2.68x          5.229%
3.80 - 4.59 ..............  $  2,500,000      26.5%         26.5%            118        4.59x          5.250%
                            $216,000,000      69.8%         59.7%            111        1.54X          5.426%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-128

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                              % OF
                                           AGGREGATE         CUT-OFF        AVERAGE
   RANGE OF UNDERWRITTEN    NUMBER OF     CUT-OFF DATE    DATE GROUP 1   CUT-OFF DATE
      DSC RATIOS (X)          LOANS         BALANCE          BALANCE        BALANCE
-------------------------- ----------- ----------------- -------------- --------------

1.20 - 1.24 ..............      38      $  488,226,323         20.8%     $12,848,061
1.25 - 1.29 ..............      33         324,708,108         13.8      $ 9,839,640
1.30 - 1.34 ..............      19         221,343,015          9.4      $11,649,632
1.35 - 1.39 ..............      17         164,130,037          7.0      $ 9,654,708
1.40 - 1.44 ..............      11         173,067,354          7.4      $15,733,396
1.45 - 1.49 ..............       8         110,607,964          4.7      $13,825,996
1.50 - 1.54 ..............       8          91,028,810          3.9      $11,378,601
1.55 - 1.59 ..............       7          77,527,461          3.3      $11,075,352
1.60 - 1.64 ..............       2          11,700,000          0.5      $ 5,850,000
1.65 - 1.69 ..............       1           4,380,000          0.2      $ 4,380,000
1.70 - 1.74 ..............       4          30,382,856          1.3      $ 7,595,714
1.75 - 1.79 ..............       3         226,747,688          9.7      $75,582,563
1.85 - 1.89 ..............       3          53,596,399          2.3      $17,865,466
1.90 - 1.94 ..............       3           5,120,533          0.2      $ 1,706,844
2.05 - 2.09 ..............       1           9,095,490          0.4      $ 9,095,490
2.10 - 2.14 ..............       2          97,844,828          4.2      $48,922,414
2.15 - 2.19 ..............       1           3,000,000          0.1      $ 3,000,000
2.20 - 2.24 ..............       6          17,582,760          0.7      $ 2,930,460
2.25 - 2.29 ..............       4           9,707,000          0.4      $ 2,426,750
2.30 - 3.79 ..............      21         225,994,564          9.6      $10,761,646
3.80 - 4.59 ..............       1           2,500,000          0.1      $ 2,500,000
                               ---      --------------        -----
                               193      $2,348,291,191        100.0%     $12,167,312
                               ===      ==============        =====

                                                                          WTD. AVG.
                                           WTD. AVG.                       STATED
                               HIGHEST      CUT-OFF      WTD. AVG.        REMAINING                  WTD. AVG.
   RANGE OF UNDERWRITTEN    CUT-OFF DATE    DATE LTV   LTV RATIO AT        TERM TO       WTD. AVG.   MORTGAGE
      DSC RATIOS (X)           BALANCE       RATIO       MATURITY*    MATURITY (MOS.)*   DSC RATIO     RATE
-------------------------- -------------- ----------- -------------- ------------------ ----------- ----------

1.20 - 1.24 ..............  $132,500,000      74.6%         62.8%            114        1.22x          5.377%
1.25 - 1.29 ..............  $ 53,000,000      75.8%         65.1%            102        1.27x          5.428%
1.30 - 1.34 ..............  $ 53,000,000      72.7%         59.7%            115        1.32x          5.774%
1.35 - 1.39 ..............  $ 42,440,495      71.7%         59.1%            120        1.37x          5.603%
1.40 - 1.44 ..............  $ 43,200,000      74.0%         61.0%            114        1.41x          5.641%
1.45 - 1.49 ..............  $ 43,000,000      70.1%         63.8%             90        1.48x          5.466%
1.50 - 1.54 ..............  $ 55,000,000      67.9%         57.9%            114        1.52x          5.407%
1.55 - 1.59 ..............  $ 29,000,000      74.7%         70.9%            119        1.56x          5.647%
1.60 - 1.64 ..............  $  7,700,000      66.3%         46.3%            120        1.61x          6.026%
1.65 - 1.69 ..............  $  4,380,000      67.4%         56.0%            120        1.69x          5.350%
1.70 - 1.74 ..............  $ 18,171,810      57.6%         47.9%            111        1.72x          5.907%
1.75 - 1.79 ..............  $216,000,000      61.3%         53.3%            118        1.77x          5.199%
1.85 - 1.89 ..............  $ 46,599,490      71.7%         60.0%            116        1.85x          5.652%
1.90 - 1.94 ..............  $  2,596,184      46.4%         36.8%            119        1.91x          5.326%
2.05 - 2.09 ..............  $  9,095,490      60.6%         60.6%            117        2.06x          5.377%
2.10 - 2.14 ..............  $ 57,844,828      61.0%         49.3%             94        2.11x          5.003%
2.15 - 2.19 ..............  $  3,000,000      62.5%         62.5%            118        2.16x          5.300%
2.20 - 2.24 ..............  $  4,032,000      55.0%         55.0%            115        2.22x          5.463%
2.25 - 2.29 ..............  $  3,387,000      55.2%         55.2%            116        2.26x          5.345%
2.30 - 3.79 ..............  $ 79,785,970      51.5%         42.4%            106        2.68x          5.229%
3.80 - 4.59 ..............  $  2,500,000      26.5%         26.5%            118        4.59x          5.250%
                            $216,000,000      69.0%         58.6%            111        1.57X          5.441%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-129

        RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                           % OF
                                          AGGREGATE       CUT-OFF        AVERAGE
   RANGE OF UNDERWRITTEN    NUMBER OF   CUT-OFF DATE   DATE GROUP 2   CUT-OFF DATE
      DSC RATIOS (X)          LOANS        BALANCE        BALANCE        BALANCE
-------------------------- ----------- -------------- -------------- --------------

1.20 - 1.24 ..............     11       $180,076,433        48.0%     $16,370,585
1.25 - 1.29 ..............      6         53,314,628        14.2      $ 8,885,771
1.30 - 1.34 ..............      3         32,335,440         8.6      $10,778,480
1.35 - 1.39 ..............      4         29,942,646         8.0      $ 7,485,662
1.40 - 1.44 ..............      2         11,772,482         3.1      $ 5,886,241
1.45 - 1.49 ..............      1         10,500,000         2.8      $10,500,000
1.50 - 1.54 ..............      3         38,863,404        10.4      $12,954,468
1.55 - 1.59 ..............      2         15,585,414         4.2      $ 7,792,707
1.70 - 1.73 ..............      1          2,850,000         0.8      $ 2,850,000
                               --       ------------       -----
                               33       $375,240,449       100.0%     $11,370,923
                               ==       ============       =====

                                                                          WTD. AVG.
                                           WTD. AVG.                       STATED
                               HIGHEST      CUT-OFF      WTD. AVG.        REMAINING      WTD. AVG.   WTD. AVG.
   RANGE OF UNDERWRITTEN    CUT-OFF DATE    DATE LTV   LTV RATIO AT        TERM TO          DSC      MORTGAGE
      DSC RATIOS (X)           BALANCE       RATIO       MATURITY*    MATURITY (MOS.)*     RATIO       RATE
-------------------------- -------------- ----------- -------------- ------------------ ----------- ----------

1.20 - 1.24 ..............  $28,000,000       75.9%         67.7%            109        1.23x          5.369%
1.25 - 1.29 ..............  $22,500,000       73.3%         65.4%            103        1.26x          5.343%
1.30 - 1.34 ..............  $16,176,355       75.3%         67.1%             88        1.33x          5.244%
1.35 - 1.39 ..............  $11,000,000       76.5%         67.0%            119        1.35x          5.304%
1.40 - 1.44 ..............  $10,000,000       77.7%         68.6%            118        1.44x          5.312%
1.45 - 1.49 ..............  $10,500,000       76.4%         70.3%             83        1.45x          4.930%
1.50 - 1.54 ..............  $27,475,000       70.2%         67.2%            119        1.52x          5.417%
1.55 - 1.59 ..............  $10,235,414       71.7%         60.5%            119        1.56x          5.254%
1.70 - 1.73 ..............  $ 2,850,000       76.0%         66.1%            118        1.73x          5.190%
                            $28,000,000       74.8%         67.0%            108        1.31X          5.334%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                        AGGREGATE          % OF          AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE       POOL BALANCE      BALANCE
----------------------- ----------- ----------------- -------------- --------------

25.01 - 30.00 .........       1      $    2,500,000          0.1%     $ 2,500,000
30.01 - 35.00 .........       1          27,000,000          1.0      $27,000,000
35.01 - 40.00 .........       1           3,900,000          0.1      $ 3,900,000
40.01 - 50.00 .........       7          63,078,209          2.3      $ 9,011,173
50.01 - 55.00 .........      25         202,378,538          7.4      $ 8,095,142
55.01 - 60.00 .........      12          52,509,136          1.9      $ 4,375,761
60.01 - 65.00 .........      11         364,304,362         13.4      $33,118,578
65.01 - 70.00 .........      26         351,427,595         12.9      $13,516,446
70.01 - 75.00 .........      55         748,472,643         27.5      $13,608,594
75.01 - 80.00 .........      85         861,961,157         31.6      $10,140,719
80.01 - 81.01 .........       2          46,000,000          1.7      $23,000,000
                            ---      --------------        -----
                            226      $2,723,531,640        100.0%     $12,051,025
                            ===      ==============        =====

                                                                   WTD. AVG.
                                                                    STATED
                                        WTD. AVG.                  REMAINING
                            HIGHEST      CUT-OFF      WTD. AVG.     TERM TO               WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE    DATE LTV   LTV RATIO AT   MATURITY   WTD. AVG.   MORTGAGE
     LTV RATIOS (%)         BALANCE       RATIO       MATURITY*     (MOS.)*   DSC RATIO     RATE
----------------------- -------------- ----------- -------------- ---------- ----------- ----------

25.01 - 30.00 .........  $  2,500,000      26.5%         26.5%        118        4.59x      5.250%
30.01 - 35.00 .........  $ 27,000,000      34.6%         34.6%        120        3.42x      4.880%
35.01 - 40.00 .........  $  3,900,000      35.8%         35.8%        118        3.31x      5.290%
40.01 - 50.00 .........  $ 49,843,594      42.8%         33.6%        115        2.76x      5.851%
50.01 - 55.00 .........  $ 79,785,970      54.1%         40.0%        116        2.21x      5.187%
55.01 - 60.00 .........  $ 18,171,810      55.9%         46.8%        112        1.98x      5.439%
60.01 - 65.00 .........  $216,000,000      62.2%         53.2%        120        1.66x      5.333%
65.01 - 70.00 .........  $132,500,000      68.4%         59.6%        112        1.37x      5.417%
70.01 - 75.00 .........  $ 53,000,000      73.3%         62.0%        109        1.45x      5.499%
75.01 - 80.00 .........  $ 53,000,000      78.0%         68.0%        104        1.28x      5.446%
80.01 - 81.01 .........  $ 29,000,000      80.7%         77.0%        120        1.42x      5.459%
                         $216,000,000      69.8%         59.7%        111        1.54X      5.426%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-130

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                           AGGREGATE            % OF
   RANGE OF CUT-OFF DATE    NUMBER OF     CUT-OFF DATE      CUT-OFF DATE    AVERAGE CUT-OFF
      LTV RATIOS (%)          LOANS         BALANCE       GROUP 1 BALANCE     DATE BALANCE
-------------------------- ----------- ----------------- ----------------- -----------------

25.01 - 30.00 ............       1      $    2,500,000           0.1%         $ 2,500,000
30.01 - 35.00 ............       1          27,000,000           1.1          $27,000,000
35.01 - 40.00 ............       1           3,900,000           0.2          $ 3,900,000
40.01 - 50.00 ............       7          63,078,209           2.7          $ 9,011,173
50.01 - 55.00 ............      25         202,378,538           8.6          $ 8,095,142
55.01 - 60.00 ............      12          52,509,136           2.2          $ 4,375,761
60.01 - 65.00 ............      11         364,304,362          15.5          $33,118,578
65.01 - 70.00 ............      21         288,723,161          12.3          $13,748,722
70.01 - 75.00 ............      44         624,472,470          26.6          $14,192,556
75.01 - 80.00 ............      68         673,425,315          28.7          $ 9,903,313
80.01 - 81.01 ............       2          46,000,000           2.0          $23,000,000
                               ---      --------------         -----
                               193      $2,348,291,191         100.0%         $12,167,312
                               ===      ==============         =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                                WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
   RANGE OF CUT-OFF DATE    HIGHEST CUT-OFF   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
      LTV RATIOS (%)          DATE BALANCE      LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
-------------------------- ----------------- -------------- -------------- ---------- ----------- ----------

25.01 - 30.00 ............    $  2,500,000         26.5%          26.5%         118       4.59x      5.250%
30.01 - 35.00 ............    $ 27,000,000         34.6%          34.6%         120       3.42x      4.880%
35.01 - 40.00 ............    $  3,900,000         35.8%          35.8%         118       3.31x      5.290%
40.01 - 50.00 ............    $ 49,843,594         42.8%          33.6%         115       2.76x      5.851%
50.01 - 55.00 ............    $ 79,785,970         54.1%          40.0%         116       2.21x      5.187%
55.01 - 60.00 ............    $ 18,171,810         55.9%          46.8%         112       1.98x      5.439%
60.01 - 65.00 ............    $216,000,000         62.2%          53.2%         120       1.66x      5.333%
65.01 - 70.00 ............    $132,500,000         68.3%          58.8%         111       1.36x      5.432%
70.01 - 75.00 ............    $ 53,000,000         73.3%          61.3%         111       1.48x      5.534%
75.01 - 80.00 ............    $ 53,000,000         78.0%          67.7%         103       1.28x      5.476%
80.01 - 81.01 ............    $ 29,000,000         80.7%          77.0%         120       1.42x      5.459%
                              $216,000,000         69.0%          58.6%         111       1.57X      5.441%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
                                       AGGREGATE       CUT-OFF        AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF   CUT-OFF DATE   DATE GROUP 2   CUT-OFF DATE
     LTV RATIOS (%)        LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

65.01 - 70.00 .........      5       $ 62,704,433        16.7%     $12,540,887
70.01 - 75.00 .........     11        124,000,173        33.0      $11,272,743
75.01 - 80.00 .........     17        188,535,842        50.2      $11,090,344
                            --       ------------       -----
                            33       $375,240,449       100.0%     $11,370,923
                            ==       ============       =====

                                                                   WTD. AVG.
                                                                    STATED
                                        WTD. AVG.                  REMAINING
                            HIGHEST      CUT-OFF      WTD. AVG.     TERM TO               WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE    DATE LTV   LTV RATIO AT   MATURITY   WTD. AVG.   MORTGAGE
     LTV RATIOS (%)         BALANCE       RATIO       MATURITY*     (MOS.)*   DSC RATIO     RATE
----------------------- -------------- ----------- -------------- ---------- ----------- ----------

65.01 - 70.00 .........  $27,475,000       68.7%         63.3%        119        1.42x      5.348%
70.01 - 75.00 .........  $22,500,000       73.2%         65.5%         99        1.31x      5.320%
75.01 - 80.00 .........  $28,000,000       78.0%         69.2%        110        1.28x      5.339%
                         $28,000,000       74.8%         67.0%        108        1.31X      5.334%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-131

      RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

  RANGE OF MATURITY DATE OR                  AGGREGATE          % OF          AVERAGE
    ANTICIPATED REPAYMENT       NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     DATE LTV RATIOS (%)       OF LOANS       BALANCE       POOL BALANCE      BALANCE
----------------------------- ---------- ----------------- -------------- --------------

0.00 - 5.00 .................       6     $   26,215,109          1.0%     $ 4,369,185
20.01 - 30.00 ...............       1          2,500,000          0.1      $ 2,500,000
30.01 - 40.00 ...............      13        238,112,484          8.7      $18,316,345
40.01 - 50.00 ...............       8         50,982,777          1.9      $ 6,372,847
50.01 - 55.00 ...............      31        404,041,134         14.8      $13,033,585
55.01 - 60.00 ...............      49        432,628,151         15.9      $ 8,829,146
60.01 - 65.00 ...............      45        559,536,340         20.5      $12,434,141
65.01 - 70.00 ...............      52        578,872,441         21.3      $11,132,162
70.01 - 75.00 ...............      20        401,643,204         14.7      $20,082,160
80.01 - 81.01 ...............       1         29,000,000          1.1      $29,000,000
                                  ---     --------------        -----
                                  226     $2,723,531,640        100.0%     $12,051,025
                                  ===     ==============        =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
  RANGE OF MATURITY DATE OR       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
    ANTICIPATED REPAYMENT      CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
     DATE LTV RATIOS (%)          BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------

0.00 - 5.00 .................  $  8,590,242        67.4%          0.0%         238    1.27x          5.725%
20.01 - 30.00 ...............  $  2,500,000        26.5%         26.5%         118    4.59x          5.250%
30.01 - 40.00 ...............  $ 79,785,970        49.0%         34.4%         118    2.52x          5.339%
40.01 - 50.00 ...............  $ 18,171,810        54.6%         46.1%         118    1.69x          5.462%
50.01 - 55.00 ...............  $216,000,000        62.5%         53.3%         117    1.69x          5.466%
55.01 - 60.00 ...............  $132,500,000        69.4%         58.0%         116    1.39x          5.406%
60.01 - 65.00 ...............  $ 46,599,490        73.8%         62.6%         118    1.41x          5.561%
65.01 - 70.00 ...............  $ 43,000,000        75.7%         67.5%         107    1.32x          5.410%
70.01 - 75.00 ...............  $ 53,000,000        77.6%         72.3%          78    1.43x          5.264%
80.01 - 81.01 ...............  $ 29,000,000        81.0%         81.0%         120    1.55x          5.500%
                               $216,000,000        69.8%         59.7%         111    1.54X          5.426%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-132

 RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                                % OF
  RANGE OF MATURITY DATE OR                  AGGREGATE      CUT-OFF DATE      AVERAGE
    ANTICIPATED REPAYMENT       NUMBER      CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     DATE LTV RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

0.00 - 5.00 .................       6     $   26,215,109          1.1%     $ 4,369,185
20.01 - 30.00 ...............       1          2,500,000          0.1      $ 2,500,000
30.01 - 40.00 ...............      13        238,112,484         10.1      $18,316,345
40.01 - 50.00 ...............       8         50,982,777          2.2      $ 6,372,847
50.01 - 55.00 ...............      31        404,041,134         17.2      $13,033,585
55.01 - 60.00 ...............      46        410,848,718         17.5      $ 8,931,494
60.01 - 65.00 ...............      37        485,262,522         20.7      $13,115,203
65.01 - 70.00 ...............      34        362,175,244         15.4      $10,652,213
70.01 - 75.00 ...............      16        339,153,204         14.4      $21,197,075
80.01 - 81.01 ...............       1         29,000,000          1.2      $29,000,000
                                  ---     --------------        -----
                                  193     $2,348,291,191        100.0%     $12,167,312
                                  ===     ==============        =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
  RANGE OF MATURITY DATE OR       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
    ANTICIPATED REPAYMENT      CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
     DATE LTV RATIOS (%)          BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------

0.00 - 5.00 .................  $  8,590,242        67.4%          0.0%         238        1.27x      5.725%
20.01 - 30.00 ...............  $  2,500,000        26.5%         26.5%         118        4.59x      5.250%
30.01 - 40.00 ...............  $ 79,785,970        49.0%         34.4%         118        2.52x      5.339%
40.01 - 50.00 ...............  $ 18,171,810        54.6%         46.1%         118        1.69x      5.462%
50.01 - 55.00 ...............  $216,000,000        62.5%         53.3%         117        1.69x      5.466%
55.01 - 60.00 ...............  $132,500,000        69.5%         58.1%         116        1.40x      5.410%
60.01 - 65.00 ...............  $ 46,599,490        74.1%         62.6%         118        1.42x      5.600%
65.01 - 70.00 ...............  $ 43,000,000        75.8%         67.1%         108        1.32x      5.459%
70.01 - 75.00 ...............  $ 53,000,000        77.4%         72.4%          74        1.46x      5.243%
80.01 - 81.01 ...............  $ 29,000,000        81.0%         81.0%         120        1.55x      5.500%
                               $216,000,000        69.0%         58.6%         111        1.57X      5.441%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

 RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                             % OF
  RANGE OF MATURITY DATE OR                 AGGREGATE    CUT-OFF DATE      AVERAGE
    ANTICIPATED REPAYMENT       NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
     DATE LTV RATIOS (%)       OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

55.01 - 60.00 ...............      3      $ 21,779,433         5.8%     $ 7,259,811
60.01 - 65.00 ...............      8        74,273,818        19.8      $ 9,284,227
65.01 - 70.00 ...............     18       216,697,197        57.7      $12,038,733
70.01 - 72.97 ...............      4        62,490,000        16.7      $15,622,500
                                  --      ------------       -----
                                  33      $375,240,449       100.0%     $11,370,923
                                  ==      ============       =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
  RANGE OF MATURITY DATE OR       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
    ANTICIPATED REPAYMENT      CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
     DATE LTV RATIOS (%)          BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------

55.01 - 60.00 ...............  $14,479,433         67.6%          56.4%        119        1.32x      5.333%
60.01 - 65.00 ...............  $13,000,000         71.6%          62.6%        119        1.35x      5.309%
65.01 - 70.00 ...............  $28,000,000         75.4%          68.1%        106        1.31x      5.330%
70.01 - 72.97 ...............  $24,240,000         79.0%          72.0%         99        1.29x      5.379%
                               $28,000,000         74.8%          67.0%        108        1.31X      5.334%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-133

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                  % OF
                                               AGGREGATE      CUT-OFF DATE      AVERAGE
                                  NUMBER      CUT-OFF DATE        POOL       CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)    OF LOANS       BALANCE          BALANCE        BALANCE
------------------------------- ---------- ----------------- -------------- --------------

4.620 - 5.249 .................      50     $1,034,311,000         38.0%     $20,686,220
5.250 - 5.499 .................      71        653,305,365         24.0      $ 9,201,484
5.500 - 5.749 .................      70        638,831,020         23.5      $ 9,126,157
5.750 - 5.999 .................      20        259,182,208          9.5      $12,959,110
6.000 - 6.249 .................       4         68,041,046          2.5      $17,010,262
6.500 - 6.749 .................       1          4,000,000          0.1      $ 4,000,000
6.750 - 6.880 .................      10         65,861,000          2.4      $ 6,586,100
                                    ---     --------------        -----
                                    226     $2,723,531,640        100.0%     $12,051,025
                                    ===     ==============        =====

                                                                              WTD. AVG.
                                                                               STATED
                                                                              REMAINING
                                    HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
                                 CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
  RANGE OF MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
------------------------------- -------------- -------------- -------------- ---------- ----------- ----------

4.620 - 5.249 .................  $216,000,000        66.2%          57.7%       105         1.68x      5.107%
5.250 - 5.499 .................  $ 43,200,000        73.7%          63.6%       115         1.40x      5.352%
5.500 - 5.749 .................  $ 46,599,490        72.0%          61.9%       113         1.43x      5.614%
5.750 - 5.999 .................  $ 49,843,594        69.1%          55.5%       111         1.64x      5.830%
6.000 - 6.249 .................  $ 53,000,000        68.6%          52.0%       120         1.34x      6.202%
6.500 - 6.749 .................  $  4,000,000        65.0%          36.3%       120         1.64x      6.520%
6.750 - 6.880 .................  $ 20,625,000        71.8%          59.2%       116         1.43x      6.880%
                                 $216,000,000        69.8%          59.7%       111         1.54X      5.426%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-134

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                AGGREGATE            % OF           AVERAGE
                                   NUMBER      CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
   RANGE OF MORTGAGE RATES (%)    OF LOANS       BALANCE       GROUP 1 BALANCE      BALANCE
-------------------------------- ---------- ----------------- ----------------- --------------

4.620 - 5.249 ..................      37     $  895,984,998          38.2%       $24,215,811
5.250 - 5.499 ..................      56        483,769,322          20.6        $ 8,638,738
5.500 - 5.749 ..................      66        595,692,616          25.4        $ 9,025,646
5.750 - 5.999 ..................      19        234,942,208          10.0        $12,365,379
6.000 - 6.249 ..................       4         68,041,046           2.9        $17,010,262
6.500 - 6.749 ..................       1          4,000,000           0.2        $ 4,000,000
6.750 - 6.880 ..................      10         65,861,000           2.8        $ 6,586,100
                                     ---     --------------         -----
                                     193     $2,348,291,191         100.0%       $12,167,312
                                     ===     ==============         =====

                                                                               WTD. AVG.
                                                                                STATED
                                                                               REMAINING
                                     HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO                   WTD. AVG.
                                  CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG. DSC   MORTGAGE
   RANGE OF MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*       RATIO         RATE
-------------------------------- -------------- -------------- -------------- ---------- --------------- ----------

4.620 - 5.249 ..................  $216,000,000        64.8%          56.1%        106        1.74x          5.106%
5.250 - 5.499 ..................  $ 43,200,000        74.0%          62.9%        116        1.42x          5.340%
5.500 - 5.749 ..................  $ 46,599,490        71.6%          61.5%        113        1.44x          5.619%
5.750 - 5.999 ..................  $ 49,843,594        67.9%          53.8%        110        1.69x          5.829%
6.000 - 6.249 ..................  $ 53,000,000        68.6%          52.0%        120        1.34x          6.202%
6.500 - 6.749 ..................  $  4,000,000        65.0%          36.3%        120        1.64x          6.520%
6.750 - 6.880 ..................  $ 20,625,000        71.8%          59.2%        116        1.43x          6.880%
                                  $216,000,000        69.0%          58.6%        111        1.57X          5.441%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                            AGGREGATE          % OF           AVERAGE
                                NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)   OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
----------------------------- ---------- -------------- ----------------- --------------

4.930 - 5.249 ...............    13       $138,326,001         36.9%       $10,640,462
5.250 - 5.499 ...............    15        169,536,043         45.2        $11,302,403
5.500 - 5.749 ...............     4         43,138,404         11.5        $10,784,601
5.750 - 5.840 ...............     1         24,240,000          6.5        $24,240,000
                                 --       ------------        -----
                                 33       $375,240,449        100.0%       $11,370,923
                                 ==       ============        =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
 RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
----------------------------- -------------- -------------- -------------- ---------- ----------- ----------

4.930 - 5.249 ...............  $22,100,000         75.5%          67.8%         98         1.31x     5.120%
5.250 - 5.499 ...............  $27,475,000         72.9%          65.4%        113         1.33x     5.384%
5.500 - 5.749 ...............  $28,000,000         77.0%          67.8%        116         1.29x     5.542%
5.750 - 5.840 ...............  $24,240,000         80.0%          72.1%        115         1.24x     5.840%
                               $28,000,000         74.8%          67.0%        108         1.31X     5.334%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-135

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                             FOR ALL MORTGAGE LOANS

   RANGE OF ORIGINAL TERM TO                  AGGREGATE         % OF          AVERAGE
    MATURITY OR ANTICIPATED      NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)     OF LOANS       BALANCE      POOL BALANCE      BALANCE
------------------------------ ---------- ---------------- -------------- --------------

0 - 60 .......................      25     $  306,665,129        11.3%     $12,266,605
61 - 84 ......................       6        144,060,000         5.3      $24,010,000
85 - 108 .....................       2         49,261,482         1.8      $24,630,741
109 - 120 ....................     184      2,184,949,920        80.2      $11,874,728
121 - 156 ....................       2          7,180,000         0.3      $ 3,590,000
169 - 180 ....................       2          8,300,000         0.3      $ 4,150,000
205 - 216 ....................       1          2,990,861         0.1      $ 2,990,861
229 - 240 ....................       2          5,906,624         0.2      $ 2,953,312
253 - 264 ....................       2         14,217,623         0.5      $ 7,108,812
                                   ---     --------------       -----
                                   226     $2,723,531,640       100.0%     $12,051,025
                                   ===     ==============       =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
   RANGE OF ORIGINAL TERM TO       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
    MATURITY OR ANTICIPATED     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
    REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
------------------------------ -------------- -------------- -------------- ---------- ----------- ----------

0 - 60 .......................  $ 47,000,000        72.6%          70.0%         59        1.59x      5.299%
61 - 84 ......................  $ 53,000,000        77.8%          71.8%         83        1.28x      5.106%
85 - 108 .....................  $ 32,516,547        76.4%          61.0%         96        1.40x      5.378%
109 - 120 ....................  $216,000,000        68.8%          58.2%        118        1.55x      5.461%
121 - 156 ....................  $  4,080,000        73.9%          37.0%        141        1.26x      5.360%
169 - 180 ....................  $  4,400,000        74.0%          61.1%        179        1.21x      5.878%
205 - 216 ....................  $  2,990,861        59.8%           0.0%        215        1.25x      5.600%
229 - 240 ....................  $  4,600,000        69.8%           0.0%        240        1.22x      5.809%
253 - 264 ....................  $  8,590,242        68.4%           0.0%        262        1.28x      5.814%
                                $216,000,000        69.8%          59.7%        111        1.54X      5.426%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 1 MORTGAGE LOANS

   RANGE OF ORIGINAL TERM TO                  AGGREGATE           % OF           AVERAGE
    MATURITY OR ANTICIPATED      NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
    REPAYMENT DATE (MONTHS)     OF LOANS       BALANCE      GROUP 1 BALANCE      BALANCE
------------------------------ ---------- ---------------- ----------------- --------------

0 - 60 .......................      23     $  281,488,774         12.0%       $12,238,642
61 - 84 ......................       3         88,960,000          3.8        $29,653,333
85 - 108 .....................       2         49,261,482          2.1        $24,630,741
109 - 120 ....................     156      1,889,985,826         80.5        $12,115,294
121 - 156 ....................       2          7,180,000          0.3        $ 3,590,000
169 - 180 ....................       2          8,300,000          0.4        $ 4,150,000
205 - 216 ....................       1          2,990,861          0.1        $ 2,990,861
229 - 240 ....................       2          5,906,624          0.3        $ 2,953,312
253 - 264 ....................       2         14,217,623          0.6        $ 7,108,812
                                   ---     --------------        -----
                                   193     $2,348,291,191        100.0%       $12,167,312
                                   ===     ==============        =====

                                                                             WTD. AVG.
                                                                               STATED    WTD. AVG.
                                                                             REMAINING    CUT-OFF
   RANGE OF ORIGINAL TERM TO       MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      DATE     WTD. AVG.
    MATURITY OR ANTICIPATED     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO     MATURITY      DSC     MORTGAGE
    REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      RATIO      RATE
------------------------------ -------------- -------------- -------------- ----------- ---------- ----------

0 - 60 .......................  $ 47,000,000        72.5%          70.1%         59         1.62x     5.319%
61 - 84 ......................  $ 53,000,000        78.6%          72.4%         82         1.28x     5.036%
85 - 108 .....................  $ 32,516,547        76.4%          61.0%         96         1.40x     5.378%
109 - 120 ....................  $216,000,000        67.9%          56.9%        118         1.59x     5.473%
121 - 156 ....................  $  4,080,000        73.9%          37.0%        141         1.26x     5.360%
169 - 180 ....................  $  4,400,000        74.0%          61.1%        179         1.21x     5.878%
205 - 216 ....................  $  2,990,861        59.8%           0.0%        215         1.25x     5.600%
229 - 240 ....................  $  4,600,000        69.8%           0.0%        240         1.22x     5.809%
253 - 264 ....................  $  8,590,242        68.4%           0.0%        262         1.28x     5.814%
                                $216,000,000        69.0%          58.6%        111         1.57X     5.441%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-136

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 2 MORTGAGE LOANS

   RANGE OF ORIGINAL TERM TO                 AGGREGATE          % OF           AVERAGE
    MATURITY OR ANTICIPATED      NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
    REPAYMENT DATE (MONTHS)     OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
------------------------------ ---------- -------------- ----------------- --------------

0 - 60 .......................      2      $ 25,176,355          6.7%       $12,588,177
61 - 84 ......................      3        55,100,000         14.7        $18,366,667
109 - 120 ....................     28       294,964,094         78.6        $10,534,432
                                   --      ------------        -----
                                   33      $375,240,449        100.0%       $11,370,923
                                   ==      ============        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
   RANGE OF ORIGINAL TERM TO       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
    MATURITY OR ANTICIPATED     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
    REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
------------------------------ -------------- -------------- -------------- ---------- ----------- ----------

0 - 60 .......................  $16,176,355         73.4%          68.2%         56        1.29x      5.074%
61 - 84 ......................  $22,500,000         76.4%          70.7%         83        1.29x      5.218%
109 - 120 ....................  $28,000,000         74.6%          66.2%        117        1.32x      5.378%
                                $28,000,000         74.8%          67.0%        108        1.31X      5.334%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

   RANGE OF REMAINING TERM TO                  AGGREGATE         % OF          AVERAGE
    MATURITY OR ANTICIPATED       NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE      POOL BALANCE      BALANCE
------------------------------- ---------- ---------------- -------------- --------------

0 - 60 ........................      25     $  306,665,129        11.3%     $12,266,605
61 - 84 .......................       6        144,060,000         5.3      $24,010,000
85 - 108 ......................       3         57,122,684         2.1      $19,040,895
109 - 120 .....................     183      2,177,088,719        79.9      $11,896,660
121 - 156 .....................       2          7,180,000         0.3      $ 3,590,000
169 - 180 .....................       2          8,300,000         0.3      $ 4,150,000
205 - 216 .....................       1          2,990,861         0.1      $ 2,990,861
229 - 240 .....................       2          5,906,624         0.2      $ 2,953,312
253 - 262 .....................       2         14,217,623         0.5      $ 7,108,812
                                    ---     --------------       -----
                                    226     $2,723,531,640       100.0%     $12,051,025
                                    ===     ==============       =====

                                                                              WTD. AVG.
                                                                               STATED
                                                                              REMAINING
   RANGE OF REMAINING TERM TO       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
    MATURITY OR ANTICIPATED      CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
    REPAYMENT DATE (MONTHS)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------------- -------------- -------------- -------------- ---------- ----------- ----------

0 - 60 ........................  $ 47,000,000        72.6%          70.0%         59        1.59x      5.299%
61 - 84 .......................  $ 53,000,000        77.8%          71.8%         83        1.28x      5.106%
85 - 108 ......................  $ 32,516,547        76.6%          61.8%         97        1.39x      5.443%
109 - 120 .....................  $216,000,000        68.7%          58.2%        118        1.55x      5.459%
121 - 156 .....................  $  4,080,000        73.9%          37.0%        141        1.26x      5.360%
169 - 180 .....................  $  4,400,000        74.0%          61.1%        179        1.21x      5.878%
205 - 216 .....................  $  2,990,861        59.8%           0.0%        215        1.25x      5.600%
229 - 240 .....................  $  4,600,000        69.8%           0.0%        240        1.22x      5.809%
253 - 262 .....................  $  8,590,242        68.4%           0.0%        262        1.28x      5.814%
                                 $216,000,000        69.8%          59.7%        111        1.54X      5.426%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-137

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

   RANGE OF ORIGINAL TERM TO                  AGGREGATE           % OF           AVERAGE
    MATURITY OR ANTICIPATED      NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
    REPAYMENT DATE (MONTHS)     OF LOANS       BALANCE      GROUP 1 BALANCE      BALANCE
------------------------------ ---------- ---------------- ----------------- --------------

0 - 60 .......................      23     $  281,488,774         12.0%       $12,238,642
61 - 84 ......................       3         88,960,000          3.8        $29,653,333
85 - 108 .....................       3         57,122,684          2.4        $19,040,895
109 - 120 ....................     155      1,882,124,625         80.1        $12,142,740
121 - 156 ....................       2          7,180,000          0.3        $ 3,590,000
169 - 180 ....................       2          8,300,000          0.4        $ 4,150,000
205 - 216 ....................       1          2,990,861          0.1        $ 2,990,861
229 - 240 ....................       2          5,906,624          0.3        $ 2,953,312
253 - 262 ....................       2         14,217,623          0.6        $ 7,108,812
                                   ---     --------------        -----
                                   193     $2,348,291,191        100.0%       $12,167,312
                                   ===     ==============        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
   RANGE OF ORIGINAL TERM TO       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
    MATURITY OR ANTICIPATED     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
    REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
------------------------------ -------------- -------------- -------------- ---------- ----------- ----------

0 - 60 .......................  $ 47,000,000        72.5%          70.1%         59        1.62x      5.319%
61 - 84 ......................  $ 53,000,000        78.6%          72.4%         82        1.28x      5.036%
85 - 108 .....................  $ 32,516,547        76.6%          61.8%         97        1.39x      5.443%
109 - 120 ....................  $216,000,000        67.8%          56.9%        118        1.59x      5.472%
121 - 156 ....................  $  4,080,000        73.9%          37.0%        141        1.26x      5.360%
169 - 180 ....................  $  4,400,000        74.0%          61.1%        179        1.21x      5.878%
205 - 216 ....................  $  2,990,861        59.8%           0.0%        215        1.25x      5.600%
229 - 240 ....................  $  4,600,000        69.8%           0.0%        240        1.22x      5.809%
253 - 262 ....................  $  8,590,242        68.4%           0.0%        262        1.28x      5.814%
                                $216,000,000        69.0%          58.6%        111        1.57X      5.441%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

   RANGE OF REMAINING TERM TO                 AGGREGATE          % OF           AVERAGE
    MATURITY OR ANTICIPATED       NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
------------------------------- ---------- -------------- ----------------- --------------

0 - 60 ........................      2      $ 25,176,355          6.7%       $12,588,177
61 - 84 .......................      3        55,100,000         14.7        $18,366,667
109 - 120 .....................     28       294,964,094         78.6        $10,534,432
                                    --      ------------        -----
                                    33      $375,240,449        100.0%       $11,370,923
                                    ==      ============        =====

                                                                              WTD. AVG.
                                                                               STATED
                                                                              REMAINING
   RANGE OF REMAINING TERM TO       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
    MATURITY OR ANTICIPATED      CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
    REPAYMENT DATE (MONTHS)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
------------------------------- -------------- -------------- -------------- ---------- ----------- ----------

0 - 60 ........................  $16,176,355         73.4%          68.2%         56        1.29x      5.074%
61 - 84 .......................  $22,500,000         76.4%          70.7%         83        1.29x      5.218%
109 - 120 .....................  $28,000,000         74.6%          66.2%        117        1.32x      5.378%
                                 $28,000,000         74.8%          67.0%        108        1.31X      5.334%

------------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-138

                      RANGE OF REMAINING AMORTIZATION TERMS
                  FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

          RANGE OF                         AGGREGATE         % OF          AVERAGE
   REMAINING AMORTIZATION     NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS       BALANCE      POOL BALANCE      BALANCE
--------------------------- ---------- ---------------- -------------- --------------

133 - 144 .................       1     $    3,100,000         0.1%     $ 3,100,000
193 - 228 .................       2          6,990,861         0.3      $ 3,495,431
229 - 264 .................       8        213,258,522         7.8      $26,657,315
265 - 300 .................      47        246,454,664         9.0      $ 5,243,716
301 - 348 .................       3        176,361,201         6.5      $58,787,067
349 - 360 .................     127      1,743,224,593        64.0      $13,726,178
Varies ....................       1         32,516,547         1.2      $32,516,547
Non-amortizing ............      37        301,625,250        11.1      $ 8,152,034
                                ---     --------------       -----
                                226     $2,723,531,640       100.0%     $12,051,025
                                ===     ==============       =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
          RANGE OF              HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO                WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)   DSC RATIO     RATE
--------------------------- -------------- -------------- ---------------- ----------- ----------- ----------

133 - 144 .................  $  3,100,000        66.0%           0.0%          144         1.28x      5.280%
193 - 228 .................  $  4,000,000        62.8%          20.8%          161         1.47x      6.126%
229 - 264 .................  $ 79,785,970        60.0%          35.8%          132         1.91x      5.493%
265 - 300 .................  $ 49,843,594        65.8%          52.1%          117         1.72x      6.045%
301 - 348 .................  $132,500,000        70.5%          60.3%          119         1.24x      5.166%
349 - 360 .................  $216,000,000        72.6%          63.4%          109         1.40x      5.388%
Varies ....................  $ 32,516,547        74.8%          56.3%           98         1.43x      5.300%
Non-amortizing ............  $ 43,000,000        63.4%          63.4%           93         2.10x      5.243%
                             $216,000,000        69.8%          59.7%          111         1.54X      5.426%

------------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and the loan which varies) is 340 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                      RANGE OF REMAINING AMORTIZATION TERMS
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

          RANGE OF                         AGGREGATE           % OF           AVERAGE
   REMAINING AMORTIZATION     NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS       BALANCE      GROUP 1 BALANCE      BALANCE
--------------------------- ---------- ---------------- ----------------- --------------

133 - 144 .................       1     $    3,100,000          0.1%       $ 3,100,000
193 - 228 .................       2          6,990,861          0.3        $ 3,495,431
229 - 264 .................       8        213,258,522          9.1        $26,657,315
265 - 300 .................      46        244,504,664         10.4        $ 5,315,319
301 - 348 .................       3        176,361,201          7.5        $58,787,067
349 - 360 .................      96      1,397,409,144         59.5        $14,556,345
Varies ....................       1         32,516,547          1.4        $32,516,547
Non-amortizing ............      36        274,150,250         11.7        $ 7,615,285
                                ---     --------------        -----
                                193     $2,348,291,191        100.0%       $12,167,312
                                ===     ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
          RANGE OF              HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO                WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   WTD. AVG.   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)   DSC RATIO     RATE
--------------------------- -------------- -------------- ---------------- ----------- ----------- ----------

133 - 144 .................  $  3,100,000        66.0%           0.0%          144          1.28x     5.280%
193 - 228 .................  $  4,000,000        62.8%          20.8%          161          1.47x     6.126%
229 - 264 .................  $ 79,785,970        60.0%          35.8%          132          1.91x     5.493%
265 - 300 .................  $ 49,843,594        65.7%          52.0%          117          1.73x     6.048%
301 - 348 .................  $132,500,000        70.5%          60.3%          119          1.24x     5.166%
349 - 360 .................  $216,000,000        72.0%          62.5%          110          1.42x     5.404%
Varies ....................  $ 32,516,547        74.8%          56.3%           98          1.43x     5.300%
Non-amortizing ............  $ 43,000,000        62.8%          62.8%           90          2.16x     5.220%
                             $216,000,000        69.0%          58.6%          111          1.57X     5.441%

-----------
The weighted average remaining amortization term for all Loan Group 1 Mortgage
Loans (excluding non-amortizing loans and the loan which varies) is 337 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-139

                     RANGE OF REMAINING AMORTIZATION TERMS
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           % OF         AVERAGE
          RANGE OF                        AGGREGATE       CUT-OFF       CUT-OFF
   REMAINING AMORTIZATION     NUMBER    CUT-OFF DATE   DATE GROUP 2       DATE
     TERMS (MONTHS)(1)       OF LOANS      BALANCE        BALANCE       BALANCE
--------------------------- ---------- -------------- -------------- -------------

265 - 300 .................      1      $  1,950,000         0.5%     $ 1,950,000
349 - 360 .................     31       345,815,449        92.2      $11,155,337
Non-amortizing ............      1        27,475,000         7.3      $27,475,000
                                --      ------------       -----
                                33      $375,240,449       100.0%     $11,370,923
                                ==      ============       =====

                                                                        WTD. AVG.
                                                                          STATED
                               HIGHEST     WTD. AVG.                    REMAINING
          RANGE OF             CUT-OFF      CUT-OFF       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
   REMAINING AMORTIZATION        DATE       DATE LTV      LTV RATIO      MATURITY      DSC      MORTGAGE
     TERMS (MONTHS)(1)         BALANCE       RATIO     AT MATURITY(2)   (MOS.)(2)     RATIO       RATE
--------------------------- ------------- ----------- ---------------- ----------- ----------- ----------

265 - 300 .................  $ 1,950,000      73.6%          56.4%     120             1.25x      5.700%
349 - 360 .................  $28,000,000      75.2%          66.8%     107             1.30x      5.321%
Non-amortizing ............  $27,475,000      69.8%          69.8%     119             1.52x      5.470%
                             $28,000,000      74.8%          67.0%     108             1.31X      5.334%

-----------
The weighted average remaining amortization term for all Loan Group 2 Mortgage
Loans (excluding non-amortizing loans) is 359 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                              AVERAGE
                                             AGGREGATE          % OF          CUT-OFF
                                NUMBER      CUT-OFF DATE    CUT-OFF DATE       DATE
      AMORTIZATION TYPES       OF LOANS       BALANCE       POOL BALANCE      BALANCE
----------------------------- ---------- ----------------- -------------- --------------

Interest-only, Amortizing
  Balloon(2) ................      62     $1,188,248,000         43.6%     $19,165,290
Amortizing Balloon ..........      83        950,325,604         34.9      $11,449,706
Interest-only, Amortizing
  ARD(2) ....................      29        199,578,000          7.3      $ 6,882,000
Interest-only, Balloon ......       9        177,775,000          6.5      $19,752,778
Interest-only, ARD ..........      28        123,850,250          4.5      $ 4,423,223
Amortizing ARD ..............       9         57,539,677          2.1      $ 6,393,297
Fully Amortizing ............       6         26,215,109          1.0      $ 4,369,185
                                   --     --------------        -----
                                  226     $2,723,531,640        100.0%     $12,051,025
                                  ===     ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                  HIGHEST      WTD. AVG.                    REMAINING
                                  CUT-OFF       CUT-OFF       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                    DATE        DATE LTV      LTV RATIO      MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES          BALANCE        RATIO     AT MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- --------------- ----------- ---------------- ----------- ----------- ----------

Interest-only, Amortizing
  Balloon(2) ................  $216,000,000       71.3%          62.4%         111         1.39x      5.380%
Amortizing Balloon ..........  $ 79,785,970       68.7%          56.0%         112         1.62x      5.494%
Interest-only, Amortizing
  ARD(2) ....................  $ 36,000,000       75.2%          63.1%         109         1.26x      5.557%
Interest-only, Balloon ......  $ 43,000,000       65.0%          65.0%          82         2.16x      5.142%
Interest-only, ARD ..........  $ 27,475,000       61.1%          61.1%         109         2.02x      5.389%
Amortizing ARD ..............  $ 16,744,935       75.1%          63.1%         106         1.36x      5.622%
Fully Amortizing ............  $  8,590,242       67.4%           0.0%         238         1.27x      5.725%
                               $216,000,000       69.8%          59.7%         111         1.54X      5.426%

-----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 5 to
     60 months from origination prior to the commencement of payments of principal and interest.

                                     S-140

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF          AVERAGE
                                             AGGREGATE         CUT-OFF        CUT-OFF
                                NUMBER      CUT-OFF DATE    DATE GROUP 1       DATE
      AMORTIZATION TYPES       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

Interest-only, Amortizing
  Balloon(2) ................      40     $  911,551,000         38.8%     $22,788,775
Amortizing Balloon ..........      73        879,257,156         37.4      $12,044,619
Interest-only, Amortizing
  ARD(2) ....................      29        199,578,000          8.5      $ 6,882,000
Interest-only, Balloon ......       9        177,775,000          7.6      $19,752,778
Interest-only, ARD ..........      27         96,375,250          4.1      $ 3,569,454
Amortizing ARD ..............       9         57,539,677          2.5      $ 6,393,297
Fully Amortizing ............       6         26,215,109          1.1      $ 4,369,185
                                   --     --------------        -----
                                  193     $2,348,291,191        100.0%     $12,167,312
                                  ===     ==============        =====

                                                                          WTD. AVG.
                                                                            STATED
                                  HIGHEST      WTD. AVG.                  REMAINING
                                  CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                                    DATE        DATE LTV   LTV RATIO AT    MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES          BALANCE        RATIO      MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- --------------- ----------- -------------- ----------- ----------- ----------

Interest-only, Amortizing
  Balloon(2) ................  $216,000,000       70.0%         60.7%        113     1.42x          5.397%
Amortizing Balloon ..........  $ 79,785,970       68.3%         55.5%        113     1.64x          5.507%
Interest-only, Amortizing
  ARD(2) ....................  $ 36,000,000       75.2%         63.1%        109     1.26x          5.557%
Interest-only, Balloon ......  $ 43,000,000       65.0%         65.0%         82     2.16x          5.142%
Interest-only, ARD ..........  $ 23,900,000       58.7%         58.7%        106     2.16x          5.366%
Amortizing ARD ..............  $ 16,744,935       75.1%         63.1%        106     1.36x          5.622%
Fully Amortizing ............  $  8,590,242       67.4%          0.0%        238     1.27x          5.725%
                               $216,000,000       69.0%         58.6%        111     1.57X          5.441%

------------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 5 to
     60 months from origination prior to the commencement of payments of principal and interest.

              AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % OF          AVERAGE
                                            AGGREGATE       CUT-OFF        CUT-OFF
                                NUMBER    CUT-OFF DATE   DATE GROUP 2       DATE
      AMORTIZATION TYPES       OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

Interest-only, Amortizing
  Balloon(2) ................     22      $276,697,000        73.7%     $12,577,136
Amortizing Balloon ..........     10        71,068,449        18.9      $ 7,106,845
Interest-only, ARD ..........      1        27,475,000         7.3      $27,475,000
                                  --      ------------       -----
                                  33      $375,240,449       100.0%     $11,370,923
                                  ==      ============       =====

                                                                         WTD. AVG.
                                                                           STATED
                                  HIGHEST     WTD. AVG.                  REMAINING
                                  CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO    WTD. AVG.   WTD. AVG.
                                   DATE        DATE LTV   LTV RATIO AT    MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES          BALANCE       RATIO      MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- -------------- ----------- -------------- ----------- ----------- ----------

Interest-only, Amortizing
  Balloon(2) ................  $28,000,000       75.5%         67.7%    108         1.28x          5.323%
Amortizing Balloon ..........  $16,176,355       74.1%         63.2%    105         1.35x          5.326%
Interest-only, ARD ..........  $27,475,000       69.8%         69.8%    119         1.52x          5.470%
                               $28,000,000       74.8%         67.0%    108         1.31X          5.334%

-----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 7 to
     36 months from origination prior to the commencement of payments of principal and interest.

                                     S-141

                 RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                AGGREGATE          % OF          AVERAGE
                                   NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
 RANGE OF OCCUPANCY RATES(%)(1)   OF LOANS       BALANCE       POOL BALANCE      BALANCE
-------------------------------- ---------- ----------------- -------------- --------------

65.00 - 69.99 ..................       2     $   29,170,000         1.1%      $14,585,000
70.00 - 74.99 ..................       3         74,915,659         2.8       $24,971,886
75.00 - 79.99 ..................       2         58,718,000         2.2       $29,359,000
80.00 - 84.99 ..................       7        196,262,671         7.2       $28,037,524
85.00 - 89.99 ..................      14        436,685,825        16.0       $31,191,845
90.00 - 94.99 ..................      26        461,109,849        16.9       $17,734,994
95.00 - 99.99 ..................      36        578,786,395        21.3       $16,077,400
100.00 - 100.00 ................     116        560,416,307        20.6       $ 4,831,175
                                     ---     --------------        ----
                                     206     $2,396,064,706        88.0%      $11,631,382
                                     ===     ==============        ====

                                                                                 WTD. AVG.
                                                                                   STATED
                                                                                 REMAINING
                                     HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                  CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
 RANGE OF OCCUPANCY RATES(%)(1)      BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     RATIO       RATE
-------------------------------- -------------- -------------- ---------------- ----------- ----------- ----------

65.00 - 69.99 ..................  $ 27,375,000        73.5%           72.8%          62     2.26x          4.850%
70.00 - 74.99 ..................  $ 55,000,000        68.4%           59.6%         112     1.47x          5.309%
75.00 - 79.99 ..................  $ 29,718,000        78.9%           76.9%          89     1.40x          5.687%
80.00 - 84.99 ..................  $132,500,000        67.8%           58.0%         117     1.28x          5.224%
85.00 - 89.99 ..................  $216,000,000        68.1%           58.6%         110     1.59x          5.380%
90.00 - 94.99 ..................  $ 47,000,000        73.8%           65.7%         105     1.33x          5.460%
95.00 - 99.99 ..................  $ 36,144,476        72.3%           62.6%         110     1.45x          5.350%
100.00 - 100.00 ................  $ 40,000,000        71.1%           60.1%         113     1.53x          5.427%
                                  $216,000,000        71.2%           61.9%         110     1.47X          5.385%

-----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement, but excludes 19 Mortgage Loans secured by hospitality properties and 1 Mortgage
     Loan secured by a special purpose property, representing 12.0% of the
     Cut-off Date Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                    % OF
                                                 AGGREGATE         CUT-OFF        AVERAGE
                                    NUMBER      CUT-OFF DATE    DATE GROUP 1   CUT-OFF DATE
 RANGE OF OCCUPANCY RATES (%)(1)   OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------------- ---------- ----------------- -------------- --------------

65.00 - 69.99 ...................       2     $   29,170,000         1.2%      $14,585,000
70.00 - 74.99 ...................       3         74,915,659         3.2       $24,971,886
75.00 - 79.99 ...................       2         58,718,000         2.5       $29,359,000
80.00 - 84.99 ...................       6        187,262,671         8.0       $31,210,445
85.00 - 89.99 ...................      11        419,516,603        17.9       $38,137,873
90.00 - 94.99 ...................      16        321,853,684        13.7       $20,115,855
95.00 - 99.99 ...................      23        404,582,220        17.2       $17,590,531
100.00 - 100.00 .................     110        524,805,420        22.3       $ 4,770,958
                                      ---     --------------        ----
                                      173     $2,020,824,258        86.1%      $11,681,065
                                      ===     ==============        ====

                                                                                  WTD. AVG.
                                                                                    STATED
                                                                                  REMAINING
                                      HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                   CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
 RANGE OF OCCUPANCY RATES (%)(1)      BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     RATIO       RATE
--------------------------------- -------------- -------------- ---------------- ----------- ----------- ----------

65.00 - 69.99 ...................  $ 27,375,000        73.5%           72.8%          62         2.26x      4.850%
70.00 - 74.99 ...................  $ 55,000,000        68.4%           59.6%         112         1.47x      5.309%
75.00 - 79.99 ...................  $ 29,718,000        78.9%           76.9%          89         1.40x      5.687%
80.00 - 84.99 ...................  $132,500,000        67.7%           57.6%         121         1.28x      5.235%
85.00 - 89.99 ...................  $216,000,000        67.8%           58.3%         110         1.61x      5.381%
90.00 - 94.99 ...................  $ 47,000,000        74.0%           65.7%         100         1.33x      5.494%
95.00 - 99.99 ...................  $ 36,144,476        71.0%           60.3%         114         1.51x      5.367%
100.00 - 100.00 .................  $ 40,000,000        70.6%           59.6%         113         1.54x      5.433%
                                   $216,000,000        70.6%           60.9%         110         1.50X      5.395%

------------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 19 Mortgage Loans secured by hospitality properties and 1 Mortgage
     Loan secured by a special purpose property representing 13.9% of the
     Cut-Off Date Group 1 Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-142

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                 % OF         AVERAGE
                                                AGGREGATE       CUT-OFF       CUT-OFF
                                    NUMBER    CUT-OFF DATE   DATE GROUP 2       DATE
   RANGE OF OCCUPANCY RATES (%)    OF LOANS      BALANCE        BALANCE       BALANCE
--------------------------------- ---------- -------------- -------------- -------------

80.00 - 84.99 ...................      1      $  9,000,000         2.4%     $ 9,000,000
85.00 - 89.99 ...................      3        17,169,222         4.6      $ 5,723,074
90.00 - 94.99 ...................     10       139,256,165        37.1      $13,925,616
95.00 - 99.99 ...................     13       174,204,175        46.4      $13,400,321
100.00 - 100.00 .................      6        35,610,887         9.5      $ 5,935,148
                                      --      ------------       -----
                                      33      $375,240,449       100.0%     $11,370,923
                                      ==      ============       =====

                                                                            WTD. AVG.
                                                                             STATED
                                     HIGHEST     WTD. AVG.                  REMAINING
                                     CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                                       DATE       DATE LTV     LTV RATIO    MATURITY      DSC      MORTGAGE
   RANGE OF OCCUPANCY RATES (%)      BALANCE       RATIO     AT MATURITY*    (MOS.)*     RATIO       RATE
--------------------------------- ------------- ----------- -------------- ---------- ----------- ----------

80.00 - 84.99 ...................  $ 9,000,000      71.8%         67.5%         50        1.21x      4.990%
85.00 - 89.99 ...................  $11,200,000      76.3%         65.9%        113        1.22x      5.351%
90.00 - 94.99 ...................  $28,000,000      73.4%         65.7%        117        1.32x      5.382%
95.00 - 99.99 ...................  $24,240,000      75.5%         68.0%        101        1.31x      5.311%
100.00 - 100.00 .................  $10,000,000      77.4%         67.8%        118        1.38x      5.334%
                                   $28,000,000      74.8%         67.0%        108        1.31X      5.334%

-----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

           PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)

               DATE                  MARCH--2005     MARCH--2006     MARCH--2007     MARCH--2008     MARCH--2009
---------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out .......................        97.37%          97.07%          19.96%          13.79%           0.17%
Defeasance .......................         0.00            0.00           73.73           78.67           89.87
Yield Maintenance ................         2.63            2.93            6.31            7.54            9.63
Prepayment Premium ...............         0.00            0.00            0.00            0.00            0.00
Open .............................         0.00            0.00            0.00            0.00            0.33
                                     ----------      ----------      ----------      ----------      ----------
Total ............................       100.00%         100.00%         100.00%         100.00%         100.00%
                                     ----------      ----------      ----------      ----------      ----------
Mortgage Pool Balance
 Outstanding (in millions) .......   $ 2,723.53      $ 2,704.78      $ 2,680.49      $ 2,646.67      $ 2,605.77
                                     ----------      ----------      ----------      ----------      ----------
% of Initial Pool Balance ........       100.00%          99.31%          98.42%          97.18%          95.68%
                                     ==========      ==========      ==========      ==========      ==========

               DATE                  MARCH--2010     MARCH--2011     MARCH--2012     MARCH--2013     MARCH--2014    MARCH--2015
---------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out .......................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance .......................        91.78           91.71           91.10           89.69           90.17         29.24
Yield Maintenance ................         8.22            8.29            8.76            8.92            9.17         70.76
Prepayment Premium ...............         0.00            0.00            0.00            0.00            0.00          0.00
Open .............................         0.00            0.00            0.14            1.38            0.65          0.00
                                     ----------      ----------      ----------      ----------      ----------       -------
Total ............................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                     ----------      ----------      ----------      ----------      ----------       -------
Mortgage Pool Balance
 Outstanding (in millions) .......   $ 2,266.70      $ 2,223.65      $ 2,045.67      $ 1,985.25      $ 1,907.39      $ 27.09
                                     ----------      ----------      ----------      ----------      ----------      --------
% of Initial Pool Balance ........        83.23%          81.65%          75.11%          72.89%          70.03%         0.99%
                                     ==========      ==========      ==========      ==========      ==========      ========

-----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based upon the assumptions set forth in footnote (1) above, after March
     2015, the outstanding loan balances represent less than 0.99% of the
     Cut-Off Date Pool Balance.

                                     S-143

           PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)

              DATE                MARCH--2005     MARCH--2006     MARCH--2007     MARCH--2008     MARCH--2009
------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out ....................        96.95%          96.60%          15.07%           8.85%           0.12%
Defeasance ....................         0.00            0.00           78.79           84.27           91.76
Yield Maintenance .............         3.05            3.40            6.14            6.88            8.12
Prepayment Premium ............         0.00            0.00            0.00            0.00            0.00
Open ..........................         0.00            0.00            0.00            0.00            0.00
                                  ----------      ----------      ----------      ----------      ----------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%
                                  ----------      ----------      ----------      ----------      ----------
Group 1 Balance
  Outstanding (in millions) ...   $ 2,348.29      $ 2,330.60      $ 2,307.70      $ 2,277.07      $ 2,241.08
                                  ----------      ----------      ----------      ----------      ----------
% of Initial Group 1 Balance ..       100.00%          99.25%          98.27%          96.97%          95.43%
                                  ==========      ==========      ==========      ==========      ==========

              DATE                MARCH--2010     MARCH--2011     MARCH--2012     MARCH--2013     MARCH--2014    MARCH--2015
------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out ....................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance ....................        93.99           93.94           93.60           92.03           93.28         29.24
Yield Maintenance .............         6.01            6.06            6.24            6.37            6.57         70.76
Prepayment Premium ............         0.00            0.00            0.00            0.00            0.00          0.00
Open ..........................         0.00            0.00            0.16            1.60            0.15          0.00
                                  ----------      ----------      ----------      ----------      ----------       -------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                  ----------      ----------      ----------      ----------      ----------       -------
Group 1 Balance
  Outstanding (in millions) ...   $ 1,930.46      $ 1,892.42      $ 1,770.59      $ 1,714.78      $ 1,641.79       $ 27.09
                                  ----------      ----------      ----------      ----------      ----------      --------
% of Initial Group 1 Balance ..        82.21%          80.59%          75.40%          73.02%          69.91%         1.15%
                                  ==========      ==========      ==========      ==========      ==========      ========

-----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based upon the assumptions set forth in footnote (1) above, after March
     2015, the outstanding loan balances represent less than 1.15% of the
     Cut-Off Date Group 1 Balance.

              PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION*

              DATE               MARCH--2005   MARCH--2006   MARCH--2007   MARCH--2008   MARCH--2009
------------------------------- ------------- ------------- ------------- ------------- -------------

Locked Out ....................      100.00%       100.00%       50.23%        44.20%         0.49%
Defeasance ....................        0.00          0.00        42.40         44.15         78.22
Yield Maintenance .............        0.00          0.00         7.37         11.66         18.96
Prepayment Premium ............        0.00          0.00         0.00          0.00          0.00
Open ..........................        0.00          0.00         0.00          0.00          2.33
                                   --------      --------     --------      --------      --------
Total .........................       100.0%        100.0%       100.0%        100.0%        100.0%
                                   --------      --------     --------      --------      --------
Group 2 Balance
 Outstanding (in millions) ....    $ 375.24      $ 374.18     $ 372.80      $ 369.59      $ 364.69
                                   --------      --------     --------      --------      --------
% of Initial Group 2 Balance ..      100.00%        99.72%       99.35%        98.50%        97.19%
                                   ========      ========     ========      ========      ========

              DATE               MARCH--2010   MARCH--2011   MARCH--2012   MARCH--2013   MARCH--2014   MARCH--2015
------------------------------- ------------- ------------- ------------- ------------- ------------- ------------

Locked Out ....................       0.00%         0.00%         0.00%         0.00%         0.00%        0.00%
Defeasance ....................      79.10         79.01         75.00         74.87         70.96         0.00
Yield Maintenance .............      20.90         20.99         25.00         25.13         25.26         0.00
Prepayment Premium ............       0.00          0.00          0.00          0.00          0.00         0.00
Open ..........................       0.00          0.00          0.00          0.00          3.77         0.00
                                  --------      --------      --------      --------      --------       ------
Total .........................      100.0%        100.0%        100.0%        100.0%        100.0%        0.00%
                                  --------      --------      --------      --------      --------       ------
Group 2 Balance
 Outstanding (in millions) ....   $ 336.25      $ 331.23      $ 275.09      $ 270.47      $ 265.60       $ 0.00
                                  --------      --------      --------      --------      --------       ------
% of Initial Group 2 Balance ..      89.61%        88.27%        73.31%        72.08%        70.78%        0.00%
                                  ========      ========      ========      ========      ========       ======

-----------
*    Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

                                     S-144

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by
Cut-Off Date Balance:

                                    NUMBER OF
                                    MORTGAGE                                % OF        % OF
                                     LOANS/                               CUT-OFF    APPLICABLE
                                    NUMBER OF               CUT-OFF         DATE    CUT-OFF DATE
                       MORTGAGE     MORTGAGED    LOAN         DATE          POOL     LOAN GROUP
     LOAN NAME       LOAN SELLER   PROPERTIES   GROUP      BALANCE(1)     BALANCE      BALANCE
------------------- ------------- ------------ ------- ----------------- --------- --------------

One & Two
  International
  Place ...........    Wachovia         1/1      1      $  216,000,000       7.9%       9.2%
Digital Realty
  Trust
  Portfolio .......   Citigroup         6/6      1         154,335,917       5.7        6.6%
450 West 33rd
  Street ..........    Wachovia         1/1      1         132,500,000       4.9        5.6%
Olympia
  Portfolio .......    Wachovia       23/24      1          85,700,000       3.1        3.6%
Tharaldson Pool
  I-B .............  Countrywide       1/13      1          79,785,970       2.9        3.4%
Residence Inn
  Portfolio #1 ....    Wachovia       10/10      1          65,861,000       2.4        2.8%
Tharaldson Pool
  I-A .............  Countrywide       1/25      1          57,844,828       2.1        2.5%
MetroPlace III
  & IV ............    Wachovia         1/1      1          55,000,000       2.0        2.3%
1001
  Connecticut
  Avenue &
  1701 K Street....    Wachovia         1/1      1          53,000,000       1.9        2.3%
Eastmont Town
  Center ..........  Countrywide        1/1      1          53,000,000       1.9        2.3%
                                      -----             --------------      ----
                                      46/83             $  953,027,715      35.0%
                                      =====             ==============      ====
Great Wolf
  Resorts Pool.....   Citigroup         1/2      1      $   49,843,594       1.8%       2.1%
Falchi Building....    Wachovia         1/1      1          47,000,000       1.7        2.0%
Gardner
  Tanenbaum
  Pool ............  Countrywide        1/8      1          43,200,000       1.6        1.8%
Cabrillo
  Palisades .......    Wachovia         1/1      1          43,000,000       1.6        1.8%
201 West
  Madison .........  Countrywide        1/1      1          42,440,495       1.6        1.8%
One Fair Oaks .....    Wachovia         1/1      1          40,000,000       1.5        1.7%
Cadbury
  Schweppes .......    Wachovia         1/1      1          36,000,000       1.3        1.5%
Santa Teresa
  Portfolio .......  Countrywide       2/19      1          33,878,000       1.2        1.4%
Choice Center .....    Wachovia         1/1      1          32,516,547       1.2        1.4%
Renaissance
  West Retail
  Center ..........    Wachovia         1/1      1          29,250,000       1.1        1.2%
                                     ------             --------------      ----
                                      11/36             $  397,128,636      14.6%
                                     ======             ==============      ====
                                     57/119             $1,350,156,351      49.6%
                                     ======             ==============      ====

                                              LOAN                                          LTV
                                             BALANCE                         CUT-OFF      RATIO AT
                          PROPERTY           PER SF/                          DATE        MATURITY    MORTGAGE
     LOAN NAME              TYPE          UNIT/ROOM(2)       DSCR(2)      LTV RATIO(2)   OR ARD(2)      RATE
------------------- ------------------- ---------------- --------------- -------------- ----------- -----------

One & Two
  International
  Place ........... Office - CBD           $    233          1.77x             61.7%        53.7%       5.205%
Digital Realty
  Trust              Office/Mixed
  Portfolio ....... Use                    $    109          1.55x             67.3%        56.7%       5.649%
450 West 33rd
  Street .......... Office - CBD           $    158          1.22x             68.8%        59.3%       5.100%
Olympia
  Portfolio ....... Retail/Office          $    210          1.25x             75.0%        58.6%       5.692%
Tharaldson Pool     Hospitality -
  I-B ............. Limited Service        $ 55,561          2.36x             54.3%        34.5%       5.158%
Residence Inn       Hospitality -
  Portfolio #1 .... Extended Stay          $ 57,824          1.43x             71.1%        58.6%       6.880%
Tharaldson Pool     Hospitality -
  I-A ............. Limited Service        $ 42,553(3)       2.11x             54.5%        34.6%       5.158%
MetroPlace III      Office -
  & IV ............ Suburban               $    162          1.53x             64.6%        56.2%       5.210%
1001
  Connecticut
  Avenue &
  1701 K Street.... Office - CBD           $    242          1.27x             77.9%        71.9%       5.060%
Eastmont Town       Mixed Use -
  Center .......... Office/Retail          $     90          1.31x(4)          71.1%        52.3%       6.240%
                                                             1.59X             66.0%        54.1%       5.465%
Great Wolf          Hospitality -
  Resorts Pool..... Full Service           $ 88,690          3.08x             42.0%        32.4%       5.835%
                    Mixed Use -
Falchi Building.... Office/Industrial      $     74          1.21x             79.7%        74.3%       5.800%
Gardner
  Tanenbaum          Industrial -
  Pool ............ Warehouse/Flex         $     40          1.40x             76.6%        63.9%       5.460%
Cabrillo            Multifamily -
  Palisades ....... Conventional           $116,531          1.49x             67.5%        67.5%       5.570%
201 West            Special Purpose
  Madison ......... - Parking              $    110          1.38x             74.6%        62.4%       5.500%
                    Office -
One Fair Oaks ..... Suburban               $    187          2.10x             70.5%        70.5%       4.780%
Cadbury
  Schweppes ....... Office - Flex          $    241          1.29x             75.0%        62.7%       5.260%
Santa Teresa        Industrial/
  Portfolio ....... Office                 $     32          1.26x             76.8%        72.8%       5.870%
                    Office -
Choice Center ..... Suburban               $    145          1.43x             74.8%        56.3%       5.300%
Renaissance
  West Retail       Retail -
  Center .......... Anchored               $    173          1.20x             79.1%        69.0%       5.340%
                                                             1.63X             70.7%        62.5%       5.490%
                                                             1.60X             67.4%        56.5%       5.472%

---------
(1)  In the case of a concentration of cross-collateralized Mortgage Loans, the aggregate principal balance.

(2)  The One & Two International Place Loan and the 450 West 33rd Street Loan
     (loan numbers 1 and 2), representing 12.8% of the Cut-Off Date Pool Balance
     (14.8% of the Cut-Off Date Group 1 Balance), are each part of split loan structures with Pari Passu Companion Loans which are not included in the
     Trust Fund. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot were based on the aggregate indebtedness of these Mortgage
     Loans and the related Pari Passu Companion Loans.

(3)  Calculation excludes the Mortgaged Properties which are leased fee interest.

(4)  DSC Ratio calculation assumes a 22-year amortization schedule and the approval of the Alameda County Behavioral Health Care Services Lease.

                                     S-145

One & Two International Place

--------------------------------------------------------------------------------
                                 LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $216,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     7.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           Prudential Property Investment
                                                       Separate Account("PRISA")
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.205%
MATURITY DATE                                                   January 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes
SHADOW RATING (S&P/MOODY'S/FITCH)(1)                              BBB-/Baa3/BBB-

UP-FRONT RESERVES
  INSURANCE                      Yes
  ENGINEERING(2)                 $2,158,900
  TI/LC(3)                       $22,334,679
  RENT CONCESSION(4)             $5,000,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                  Yes
  REPLACEMENT                    $15,260
  TI/LC                          Springing
ADDITIONAL FINANCING             Pari Passu Debt                    $216,000,000

                                                             PARI PASSU NOTES(5)
                                                             ------------------
CUT-OFF DATE BALANCE                                                $432,000,000
CUT-OFF DATE BALANCE/SF                                                     $233
CUT-OFF DATE LTV                                                           61.7%
MATURITY DATE LTV                                                          53.7%
UW DSCR ON NCF                                                             1.77x
--------------------------------------------------------------------------------

(1)  S&P, Moody's and Fitch have confirmed that the One & Two International
     Place Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

(2)  In addition to the up-front reserves for Engineering, the borrower is required to complete parking garage repairs, or otherwise post a $3,000,000 escrow for the same not later than January 2008. Further, the borrower is required to undertake diligence to determine necessary elevator modernization requirements by not later than January 2009 and January 2011 for One International Place and Two International Place, respectively.
     Based upon conclusions resultant from that diligence, the borrower is required to post necessary reserves to complete any such required elevator modernization.

(3)  The borrower deposited $22,334,679 into a Tenant Improvement and Leasing
     Reserve which is a prefunded reletting reserve that represents 100% of all borrower TI/LC obligations with respect to existing tenants.

(4)  This Rent Concession reserve may not be diminished until such time as cumulative rent concessions are not greater than $5,000,000. At closing, the total of such concessions was $8,927,858.

(5)  LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the One & Two International Place Loan and the One & Two International Place Pari Passu Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                              Boston, MA

PROPERTY TYPE                                                       Office - CBD

SIZE (SF)                                                              1,852,501

OCCUPANCY AS OF JANUARY 31, 2005                                           89.6%

YEAR BUILT / YEAR RENOVATED                                            1987 / NA

APPRAISED VALUE                                                     $700,000,000

PROPERTY MANAGEMENT                                   The Chiofaro Company, Inc.

UW ECONOMIC OCCUPANCY                                                      92.5%

UW REVENUES                                                          $90,592,807

UW TOTAL EXPENSES                                                    $37,103,624

UW NET OPERATING INCOME (NOI)                                        $53,489,183

UW NET CASH FLOW (NCF)                                               $50,540,583
--------------------------------------------------------------------------------

                                     S-146

-----------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------

                                                         NET      % OF NET                              % OF          DATE OF
                                      RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                   ACTUAL          LEASE
TENANT                            MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT         EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Deutsche/Scudder, Stevens ......      Aa3/AA-/AA-       378,490      20.4%  $ 35.87     $13,574,748      17.9%            May 2009
Ropes & Gray ...................       NR/NR/NR         322,754      17.4   $ 44.30      14,296,524      18.8        December 2010
Choate, Hall & Stewart .........       NR/NR/NR         155,324       8.4   $ 44.00       6,834,256       9.0       September 2015
PricewaterhouseCoopers .........       NR/NR/NR          88,279       4.8   $ 36.50       3,222,192       4.2           April 2005
State Street Bank ..............      Aa3/AA-/AA-        62,076       3.4   $ 40.96       2,542,620       3.3    Multiple Spaces(2)
Non-major tenants ..............                        651,967      35.2   $ 54.44      35,495,627      46.7
Vacant .........................                        193,611      10.5                         0       0.0
                                                      ---------     -----               -----------     -----
TOTAL ..........................                      1,852,501     100.0%              $75,965,967     100.0%
                                                      =========     =====               ===========     =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 7,900 square feet expire in June 2005, and 54,176 square feet expire in June 2007.

-----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
-----------------------------------------------------------------------------------------------------------------------

     2005             6      $ 39.08        104,401           5.6%            5.6%           5.4%             5.4%
     2006            10      $ 65.17         79,660           4.3%            9.9%           6.8%            12.2%
     2007            28      $ 49.72        194,430          10.5%           20.4%          12.7%            24.9%
     2008            16      $ 51.34         47,234           2.5%           23.0%           3.2%            28.1%
     2009            12      $ 37.01        417,067          22.5%           45.5%          20.3%            48.4%
     2010            14      $ 46.83        408,187          22.0%           67.5%          25.2%            73.6%
     2011             2      $ 82.30         32,453           1.8%           69.3%           3.5%            77.1%
     2012             3      $ 50.10         19,505           1.1%           70.3%           1.3%            78.4%
     2013             6      $ 48.61         57,027           3.1%           73.4%           3.6%            82.1%
     2014             4      $ 53.10         62,207           3.4%           76.8%           4.3%            86.4%
     2015             4      $ 43.88        195,320          10.5%           87.3%          11.3%            97.7%
  Thereafter          1      $ 42.50         41,399           2.2%           89.5%           2.3%           100.0%
    Vacant            0      N/A            193,611          10.5%          100.0%           0.0%           100.0%
-----------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-147

THE LOAN. The Mortgage Loan (the "One & Two International Place Loan") is
secured by a first mortgage encumbering an office building located in Boston,
Massachusetts. The One & Two International Place Loan represents approximately
7.9% of the Cut-Off Date Pool Balance. The One & Two International Place Loan
was originated on January 10, 2005, and has a principal balance as of the
Cut-Off Date of $216,000,000. The One & Two International Place Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest based on a 30-year schedule.
The One & Two International Place Loan, which is evidenced by a pari passu note dated January 10, 2005, is a portion of a whole loan with an original principal balance of $432,000,000. The other loan related to the One & Two International
Place Loan is evidenced by a separate note, dated January 10, 2005 (the "One &
Two International Place Pari Passu Loan"), with an original principal balance of
$216,000,000.

The One & Two International Place Loan has a remaining term of 118 months and matures on January 11, 2015. The One & Two International Place Loan may be
prepaid on or after October 11, 2014 and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWERS. The borrowers are Fort Hill Square 1 Owner LLC and Fort Hill
Square 2 Owner LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One & Two International Place Loan. The sponsor is Prudential
Property Investment Separate Account ("PRISA"). which acquired a majority stake in the Mortgaged Property through the real estate investment arm of the
Prudential Insurance Company of America, Prudential Real Estate Investors
("PREI"). PREI provides global real estate investment management services in the
United States, Europe, Asia and Latin America. PREI is ranked among the largest real estate investment managers.

THE PROPERTY. The Mortgaged Property is an approximately 1,852,501 square foot office building situated on approximately 2.5 acres. The Mortgaged Property was designed by the architectural firm Johnson Burgee and was developed by The
Chiofaro Company, Inc. ("Chiofaro") in 1987. The Mortgaged Property is located in Boston, Massachusetts. As of January 31, 2005, the occupancy rate for the
Mortgaged Property securing the One & Two International Place Loan was approximately 89.6%.

The largest tenant is Deutsche/Scudder, Stevens ("Deutsche/Scudder"), occupying approximately 378,490 square feet, or approximately 20.4% of the net rentable area. Deutsche/Scudder is the asset management arm of Deutsche Bank AG
("Deutsche Bank"), and has over $699 billion of assets under management, 8,000 employees and 20 offices worldwide. Deutsche Asset Management is one of the largest retail asset managers in the Asia Pacific region. As of February 27,
2005, Deutsche Bank was rated "AA-" (S&P), "Aa3" (Moody's) and "AA-" (Fitch).
The Deutsche/ Scudder lease expires in May 2009. The second largest tenant is
Ropes & Gray ("Ropes & Gray"), occupying approximately 322,754 square feet, or approximately 17.4% of the net rentable area. Ropes & Gray is a leading national law firm with over 750 lawyers and professionals, offices in Boston, New York,
Palo Alto, San Francisco, and Washington, D.C., and conference centers in London and Providence. Ropes & Gray represents interests across a broad spectrum of industries in corporate law and litigation matters, as well as offer counsel on labor and employment issues, tax and benefits, creditors' rights, and private client services. The Ropes & Gray lease expires in December 2010. The third largest tenant is Choate, Hall & Stewart LLP ("Choate, Hall & Stewart"),
occupying approximately 155,324 square feet, or approximately 8.4% of the net rentable area. Choate, Hall & Stewart has maintained a position as one of the nation's leading law firms for over a century. Choate, Hall & Stewart's areas of core concentration are Corporate Law, Litigation, Intellectual Property, Trusts
and Estates, Real Estate, and Healthcare. The Choate, Hall & Stewart lease expires in September 2015.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

MANAGEMENT. Chiofaro, the original developer of the Mortgaged Property, is the property manager for the Mortgaged Property securing the One & Two International
Place Loan. Chiofaro is one of New England's leading developers and operators of first class commercial and research and development projects.

                                     S-148

Digital Realty Trust Portfolio

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Citigroup
CUT-OFF DATE BALANCE                                                $154,335,917
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     5.7%
NUMBER OF MORTGAGE LOANS                                                       6
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Digital Realty Trust,
                                             L.P. and Digital Realty Trust, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.649%
MATURITY DATE                                                  November 11, 2014
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 356
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX                            Yes
  REPLACEMENT                    $29,539
  TI/LC(1)                       $1,850,313
  QWEST SPACE TI/LC(2)           $2,400,000
  CEC PREPAID RENT(3)            $314,625
  ENGINEERING                    $55,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                  Yes
  REPLACEMENT                    $29,539
  TI/LC                          $177,236

ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                $154,335,917
CUT-OFF DATE BALANCE/SF                                                     $109
CUT-OFF DATE LTV                                                           67.3%
MATURITY DATE LTV                                                          56.7%
UW DSCR ON NCF                                                             1.55x
--------------------------------------------------------------------------------

(1)  The funds escrowed in the upfront TI/LC Reserve may be used for tenant improvement allowances and leasing commissions for tenants of the 6
     Mortgaged Properties (with amounts allocated to each Mortgaged Property)
     subject to the terms of the mortgage loan documents. The American
     Intercontinental University ("CEC") tenant at the Webb at LBJ property is entitled to $1,273,077 in tenant improvement allowances per the terms of the CEC lease. The Systems Management Specialists ("SMS") tenant at the
     Brea Office Building property is entitled to $400,000 for tenant improvement allowances per the terms of the SMS lease.

(2)  Qwest Communications Corporation ("Qwest") leases 78,540 sf at 36 Northeast
     Second Street on the second, third and fourth floor of the building and is a dark but paying tenant on the third and fourth floor (52,360 sf). Upon loan closing, the mortgagee required an upfront escrow totaling $2,400,000 to address tenant improvement and leasing commission costs associated with the dark but paying Qwest tenant space on the third and fourth floor and thereafter, for releasing costs associated with the currently built out tenant space that Qwest occupies on the second floor.

(3)  The CEC tenant at the Webb at LBJ property leases 50,463 sf under a lease that expires June 30, 2016. CEC's space includes phase I (30,463 sf), phase
     II (10,000 sf) and phase III (10,000 sf). As of the loan's closing date, the tenant was paying rent for the phase I space; however, rent for phase
     II and III tenant space were not being paid and will respectively commence on July 1, 2005 and July 1, 2006. The mortgagee escrowed 100% of phase II and III gross rental payments from the loan's closing date through the date that the CEC lease commences which totaled $314,625. Future releases of the escrow will commence on July 1, 2005 and will total $88,875 (i.e., the
     "First Prepaid Rent Disbursement") from the CEC Prepaid Rent Reserve
     Account provided that the phase II CEC lease is in full force and effect, the tenant is in occupancy and the tenant has commenced paying rent.
     Provided that the mortgagee shall have previously released the First
     Prepaid Rent Disbursement to borrower in accordance with the loan agreement, the mortgagee shall disburse any remaining amounts (i.e.,
     $225,750 plus accrued interest) on deposit in the CEC Prepaid Rent Reserve
     Account to the borrower for the phase III tenant space after July 1, 2006, subject to the aforementioned release criteria.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 6

LOCATION                                                                 Various

PROPERTY TYPE                                                 Office / Mixed Use

SIZE (SF)                                                              1,421,884

OCCUPANCY AS OF JANUARY 14, 2005                                           93.6%

YEAR BUILT / YEAR RENOVATED                                              Various

APPRAISED VALUE                                                     $229,200,000

PROPERTY MANAGEMENT                                                      Various

UW ECONOMIC OCCUPANCY                                                      89.0%

UW REVENUES                                                          $30,476,142

UW TOTAL EXPENSES                                                    $11,212,518

UW NET OPERATING INCOME (NOI)                                        $19,263,624

UW NET CASH FLOW (NCF)                                               $16,685,634
--------------------------------------------------------------------------------

                                     S-149

------------------------------------------------------------------------------------------------------------------------------------
                                               DIGITAL REALTY TRUST PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                   CUT-OFF
                                                      ALLOCATED     DATE                                   UNDERWRITTEN
                                                    CUT-OFF DATE   BALANCE    YEAR                              NET      APPRAISED
      PROPERTY NAME             CITY        STATE      BALANCE     PER SF    BUILT   NRA (SF)  OCCUPANCY*    CASH FLOW     VALUE
------------------------------------------------------------------------------------------------------------------------------------

Hudson Corporate
  Center.................     Weehawken       NJ   $  46,599,490    $ 149    1950     311,950      87.4%   $  6,010,295 $ 62,700,000
Comverse Office
  Building ..............     Wakefield       MA      36,144,476    $  93    1957     388,000      99.7%      3,417,856   58,600,000
Webb at LBJ .............      Dallas         TX      34,352,188    $  94    1966     365,449      94.5%      3,201,594   46,000,000
36 Northeast Second
  Street ................       Miami         FL      18,171,810    $ 112    1925     162,140      81.2%      2,186,529   33,000,000
Siemens Building ........  Farmers Branch     TX      11,152,015    $  89    1999     125,538     100.0%      1,029,934   18,300,000
Brea Office Building ....       Brea          CA       7,915,939    $ 115    1980      68,807     100.0%        839,426   10,600,000
                                                   -------------                    ---------              ------------ ------------
                                                   $ 154,335,917    $ 109           1,421,884      93.6%   $ 16,685,634 $229,200,000
                                                   =============                    =========              ============ ============
------------------------------------------------------------------------------------------------------------------------------------

*    Occupancy as of January 14, 2005.

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                         NET      % OF NET                                % OF          DATE OF
                                      RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                     ACTUAL          LEASE
             TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF    ACTUAL RENT      RENT         EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Comverse Technology ............      NR/BB-/NR         367,033      25.8%   $ 18.41    $  6,758,060       25.2%       February 2011
Savvis, Inc. ...................       NR/NR/NR         258,375      18.2    $ 26.27       6,788,733       25.3   Multiple Spaces(2)
SBC Services, Inc. .............       A2/A/A+          141,663      10.0    $ 23.00       3,258,249       12.2        November 2010
Siemens Subscriber Networks,
  Inc. .........................     Aa3/AA-/AA-        125,538       8.8    $ 20.00       2,510,760        9.4           April 2010
Burlington Coat Factory ........       NR/NR/NR          80,000       5.6    $  4.75         380,000        1.4         January 2009
Qwest Communications
  Corporation ..................     Caa2/BB-/B+         78,540       5.5    $ 23.19       1,820,988        6.8        December 2013
Non-major tenants ..............                        279,584      19.7    $ 18.88       5,278,446       19.7
Vacant .........................                         91,151       6.4                          0        0.0
                                                        -------     -----               ------------      -----
TOTAL ..........................                      1,421,884     100.0%              $ 26,795,236      100.0%
                                                      =========     =====               ============      =====
------------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, 23,805 square feet expire in August
     2009, and 234,570 square feet expire in August 2013.

--------------------------------------------------------------------------------------------------------
                                       LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------
                  # OF    WA BASE                            CUMULATIVE                    CUMULATIVE %
                 LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR       ROLLING   ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
--------------------------------------------------------------------------------------------------------

     2005      0         $  0.00          0         0.0%          0.0%          0.0%            0.0%
     2006      1         $ 15.00     19,923         1.4%          1.4%          1.1%            1.1%
     2007      1         $ 16.00      3,000         0.2%          1.6%          0.2%            1.3%
     2008      0         $  0.00          0         0.0%          1.6%          0.0%            1.3%
     2009      4         $ 10.94    111,117         7.8%          9.4%          4.5%            5.8%
     2010      3         $ 20.80    301,167        21.2%         30.6%         23.4%           29.2%
     2011      3         $ 18.93    402,275        28.3%         58.9%         28.4%           57.6%
     2012      1         $ 42.55      5,226         0.4%         59.3%          0.8%           58.5%
     2013      4         $ 25.15    363,313        25.6%         84.8%         34.1%           92.6%
     2014      3         $ 18.63     74,249         5.2%         90.0%          5.2%           97.7%
     2015      0         $  0.00          0         0.0%         90.0%          0.0%           97.7%
  Thereafter   1         $ 12.06     50,463         3.5%         93.6%          2.3%          100.0%
    Vacant     0            NA       91,151         6.4%        100.0%          0.0%          100.0%
--------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

                                      S-150

THE LOAN. The 6 Mortgage Loans (the "Digital Realty Trust Portfolio Loans") are
collectively secured by first mortgages or deeds of trust encumbering 2 office properties located in Massachusetts and Texas; 3 telecommunications facilities located in California, Florida and New Jersey and 1 mixed use property located in Dallas, Texas. The Digital Realty Trust Portfolio Loans represent approximately 5.7% of the Cut-Off Date Pool Balance. The Digital Realty Trust
Portfolio Loans were originated on November 3, 2004, and have an aggregate principal balance as of the Cut-Off Date of $154,335,917. Each of the Digital
Realty Trust Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Digital Realty Trust Portfolio Loans.

The Digital Realty Trust Portfolio Loans have a remaining term of 116 months and mature on November 11, 2014. The Digital Realty Trust Portfolio Loans may be
prepaid on or after September 11, 2014, and each Digital Realty Trust Portfolio
Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWERS. The borrowers are Global Weehawken Acquisition Company, LLC, GIP
Wakefield, LLC, Global Webb, L.P., Global Miami Acquisition Company, LLC, GIP
Alpha, L.P., and Global Brea, LLC, each a special purpose entity. A non-consolidation opinion was delivered in connection with the origination of each of the Digital Realty Trust Portfolio Loans. The sponsors are Digital
Realty Trust, L.P. and Digital Realty Trust, Inc. ("Digital") and Global
Innovation Partners, LLC ("GI Partners"). Digital conducts its business activities through Digital Realty Trust, L.P., its operating partnership.
Digital is a newly formed, publicly traded REIT which owns, acquires, repositions and manages technology related commercial real estate. Digital's portfolio is primarily located in eleven major metropolitan areas including
Silicon Valley, San Francisco, Dallas, Boston, Los Angeles, New York, London,
Denver and Miami. Digital's common stock is listed on the NYSE under "DLR". GI
Partners is a private equity fund that was formed to pursue investment opportunities that intersect the real estate and technology industries.
Investors in GI Partners include CalPERS (the majority investor in GI Partners at the time of Digital's initial public offering) and CB Richard Ellis.
Concurrent with Digital's initial public offering, GI Partners owned over 40% of the ownership interests in Digital Realty Trust, L.P.

THE PROPERTIES. The Mortgaged Properties consist of 2 office properties, 3 telecommunications facilities and 1 mixed use property totalling approximately
1,421,884 square feet. As of January 14, 2005, the weighted average occupancy rate for the Mortgaged Properties securing the Digital Realty Trust Portfolio
Loans was approximately 93.6%.

The largest tenant is Comverse Technology ("Comverse"), occupying approximately
367,033 square feet in two buildings, or 94.6% of the total net rentable area at the Comverse Office Building property. Comverse is a provider of software and systems enabling network-based multimedia enhanced communications services with wireless and wire line telecommunications network operators in more than 100 countries. This property serves as Comverse's U.S. headquarters. Comverse is rated "BB-" (S&P). The Comverse lease expires in February 2011. The second largest tenant is Savvis, Inc. ("Savvis") occupying 234,570 square feet, or
75.2% of the total net rentable area at the Hudson Corporate Center property and
23,805 square feet, or 14.7% of the total net rentable area at the 36 Northeast
Second Street property. Savvis provides access, data transport, and related network services to more than 1,900 medium and large businesses and ISPs. Its network supports ATM (asynchronous transfer mode), IP (Internet protocol), and frame relay technologies, using private network access points that allow traffic to bypass public Internet-access points and spans more than 100 cities in approximately 45 countries. The Savvis leases expire in August 2013 at the
Hudson Corporate Center property and in August 2009 at the 36 Northeast Second
Street property. The third largest tenant is SBC Services, Inc. ("SBC"), occupying 141,663 square feet, or 38.8% of the net rentable area at the Webb at
LBJ property. SBC is the second largest U.S. local telephone service provider.
Its recent acquisition of AT&T Wireless has made its `Cingular' brand one of the nation's leading wireless carriers. Other services include long-distance and DSL broadband services. SBC is rated "A2" (Moody's), "A" (S&P) and "A+" (Fitch). The
SBC lease expires in November 2010.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

MANAGEMENT. CB Richard Ellis, CB Richard Ellis-N.E. Partners, LP, Capstar
Commercial Real Estate Services, Ltd., and Lincoln Property Company of Florida,
Inc. are the property managers for the Mortgaged Properties securing the Digital
Realty Trust Portfolio Loans.

                                      S-151

450 West 33rd Street

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $132,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                    Jacob Chetrit & Arbor Realty SR, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.100%
MATURITY DATE                                                     March 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 324
REMAINING TERM / AMORTIZATION                                          120 / 324
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX/INSURANCE             Yes
  ENGINEERING               $22,125
  TI/LC                     $14,000,000
  RENT RESERVE(1)           $2,010,000
  OUTSTANDING TI/LC(2)      $1,662,530

ONGOING MONTHLY RESERVES
  TAX/INSURANCE             Yes
  REPLACEMENT               $27,871
  TI/LC(3)                  $69,677

ADDITIONAL FINANCING        Pari Passu Debt                         $132,500,000
                            Mezzanine Debt                           $85,000,000

                                                                     PARI PASSU
                                                                      NOTES(4)
                                                                    ------------
CUT-OFF DATE BALANCE                                                $265,000,000
CUT-OFF DATE BALANCE/SF                                                     $158
CUT-OFF DATE LTV                                                           68.8%
MATURITY DATE LTV                                                          59.3%
UW DSCR ON NCF                                                             1.22x
--------------------------------------------------------------------------------

(1)  Escrowed at closing to cover the free rent period or rent concessions for
     Coach and St. Vincent's, respectively.

(2)  Escrowed at closing for landlord obligations currently outstanding for tenant improvements and leasing commissions related to Coach, St. Vincent's and NY Clearing House.

(3)  Beginning in September 2009, the borrower will be required to fund the escrow account with $69,677 per month for the remaining loan term.

(4)  LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the 450 West 33rd Street Loan and the 450 West
     33rd Street Pari Passu Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                           New York, NY

 PROPERTY TYPE                                                      Office - CBD

 SIZE (SF)                                                             1,672,237

 OCCUPANCY AS OF MARCH 1, 2005                                             84.5%

 YEAR BUILT / YEAR RENOVATED                                         1969 / 1990

 APPRAISED VALUE                                                    $385,000,000

 PROPERTY MANAGEMENT                         Newmark & Company Real Estate, Inc.

 UW ECONOMIC OCCUPANCY                                                     83.4%

 UW REVENUES                                                         $41,194,147

 UW TOTAL EXPENSES                                                   $18,918,036

 UW NET OPERATING INCOME (NOI)                                       $22,276,111

 UW NET CASH FLOW (NCF)                                              $22,025,275
--------------------------------------------------------------------------------

                                     S-152

-------------------------------------------------------------------------------------------------------------------------
                                                     TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET                              % OF
                                  RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
           TENANT            MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Associated Press ..........       NR/NR/NR         290,752      17.4%  $ 27.45     $ 7,980,289      25.3%  November 2019
Thirteen/WNET .............       NR/NR/NR         204,791      12.2   $ 21.95       4,495,092      14.2   November 2018
Lerner NY .................     Baa2/BBB/NR        163,093       9.8   $ 26.72       4,357,881      13.8       June 2015
The Daily News ............       NR/NR/NR         140,950       8.4   $ 18.42       2,596,035       8.2       June 2011
City of New York ..........       NR/NR/NR         129,874       7.8   $ 16.69       2,167,732       6.9   December 2016
Non-major tenants .........                        482,732      28.9   $ 20.64       9,962,520      31.6
Vacant ....................                        260,045      15.6                         0       0.0
                                                 ---------     -----               -----------     -----
TOTAL .....................                      1,672,237     100.0%              $31,559,549     100.0%
                                                 =========     =====               ===========     =====
-------------------------------------------------------------------------------------------------------------------------

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------
                              WA BASE                            CUMULATIVE                    CUMULATIVE %
                # OF LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR         ROLLING     ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
------------------------------------------------------------------------------------------------------------

  2005         0             $  0.00          0         0.0%          0.0%          0.0%            0.0%
  2006         0             $  0.00          0         0.0%          0.0%          0.0%            0.0%
  2007         1             $ 14.00     17,800         1.1%          1.1%          0.8%            0.8%
  2008         0             $  0.00          0         0.0%          1.1%          0.0%            0.8%
  2009         0             $  0.00          0         0.0%          1.1%          0.0%            0.8%
  2010         0             $  0.00          0         0.0%          1.1%          0.0%            0.8%
  2011         6             $ 18.77    241,803        14.5%         15.5%         14.4%           15.2%
  2012         3             $ 19.22     81,308         4.9%         20.4%          5.0%           20.1%
  2013         6             $ 12.38     93,564         5.6%         26.0%          3.7%           23.8%
  2014         0             $  0.00          0         0.0%         26.0%          0.0%           23.8%
  2015         4             $ 26.22    199,794        11.9%         37.9%         16.6%           40.4%
  Thereafter   9             $ 24.18    777,923        46.5%         84.4%         59.6%          100.0%
  Vacant       0                N/A     260,045        15.6%        100.0%          0.0%          100.0%
------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-153

THE LOAN. The Mortgage Loan (the "450 West 33rd Street Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The
450 West 33rd Street Loan represents approximately 4.9% of the Cut-Off Date Pool
Balance. The 450 West 33rd Street Loan was originated on March 3, 2005, and has a principal balance as of the Cut-Off Date of $132,500,000. The 450 West 33rd
Street Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 450 West 33rd Street Loan, which is evidenced by a pari passu note dated
March 1, 2005, is a portion of a whole loan with an original principal balance of $265,000,000. The other loan related to the 450 West 33rd Street Loan is evidenced by a separate note, dated March 1, 2005 (the "450 West 33rd Street
Pari Passu Loan"), with an original principal balance of $132,500,000.

The 450 West 33rd Street Loan has a remaining term of 120 months and matures on
March 11, 2015. The 450 West 33rd Street Loan may be prepaid on or after
December 11, 2014 and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is 450 Partners LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 450 West 33rd Street Loan. The sponsors are Jacob Chetrit and Arbor Realty SR, Inc. Jacob Chetrit is an experienced real estate developer with major holdings in New York City and additional holdings around the country.
The Chetrit Group has acquired and operated more than 4,500 apartment units and
10 million square feet of office and industrial space over the past 10 years.
Arbor Realty SR, Inc. is a specialized real estate finance company investing in real estate-related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate-related assets, which are collectively referred to as structured finance investments.

THE PROPERTY. The Mortgaged Property is an approximately 1,672,237 square foot office building situated on approximately 3.1 acres. The Mortgaged Property was constructed in 1969 and renovated in 1990. The Mortgaged Property is located in
New York, New York. As of March 1, 2005, the occupancy rate for the Mortgaged
Property securing the 450 West 33rd Street Loan was approximately 84.5%.

The largest tenant is the Associated Press ("AP"), occupying approximately
290,752 square feet, or approximately 17.4% of the net rentable area. AP is the world's largest newsgathering organization, with approximately 242 news bureaus serving more than 120 countries. The AP currently serves more than 1,500 newspapers and 5,000 broadcast outlets in the United States. Abroad, AP services are printed and broadcast in 112 countries. The company provides news, photos, graphics, and audiovisual services that reach people daily through print, radio, television, and the Web. The AP lease expires in November 2019. The second largest tenant is Thirteen/WNET ("Thirteen") occupying approximately 204,791 square feet, or approximately 12.2% of the net rentable area. Thirteen provides non-commercial, educational, public television and is celebrating four decades of educational television, community partnership and new media innovation. The
Thirteen lease expires in November 2018. The third largest tenant is Lerner NY
("Lerner"), occupying approximately 163,093 square feet, or approximately 9.8%
of the net rentable area. Lerner caters to women looking for urban apparel including jeans, dresses, and coordinates as well as accessories including sunglasses, costume jewelry, and hosiery at moderate prices. The Lerner lease is guaranteed by The Limited, Inc. As of March 1, 2005, The Limited, Inc. was rated
"BBB" (S&P) and "Baa2" (Moody's). The Lerner lease expires in June 2015.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

MEZZANINE DEBT. Three Mezzanine loans in the aggregate amount of $85,000,000, were originated on March 1, 2005. The mezzanine loans are not assets of the
Trust and are secured by a pledge of the equity interests of the borrower.

MANAGEMENT. Newmark and Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 450 West 33rd Street Loan.
Newmark is headquartered in Manhattan and provides comprehensive real estate services to many of the world's most prominent corporations, property owners, investors and developers. Newmark manages and/or leases approximately 50 million square feet of commercial space nationally.

                                     S-154

Olympia Portfolio

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $85,700,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.1%
 NUMBER OF MORTGAGE LOANS                                                     23
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                     William E Touloumis
 TYPE OF SECURITY                                                            Fee
 WA MORTGAGE RATE                                                         5.692%
 MATURITY DATE                                                 February 11, 2015
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         6
 ORIGINAL TERM / AMORTIZATION                                          120 / 300
 REMAINING TERM / AMORTIZATION                                         119 / 300
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES                        None

 ONGOING MONTHLY RESERVES
 TAX / INSURANCE                          Springing

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $85,700,000
 CUT-OFF DATE BALANCE/SF                                                    $210
 CUT-OFF DATE LTV                                                          75.0%
 MATURITY DATE LTV                                                         58.6%
 UW DSCR ON NCF                                                            1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               24

 LOCATION                                                                Various

 PROPERTY TYPE                                                     Retail/Office

 SIZE (SF)                                                               409,058

 OCCUPANCY AS OF VARIOUS DATES                                             98.2%

 YEAR BUILT / YEAR RENOVATED                                             Various

 APPRAISED VALUE                                                    $114,260,000

 PROPERTY MANAGEMENT                             Olympia Development Group, Inc.

 UW ECONOMIC OCCUPANCY                                                     97.4%

 UW REVENUES                                                          $8,728,363

 UW TOTAL EXPENSES                                                      $596,411

 UW NET OPERATING INCOME (NOI)                                        $8,131,952

 UW NET CASH FLOW (NCF)                                               $8,009,468
--------------------------------------------------------------------------------

                                     S-155

------------------------------------------------------------------------------------------------------------
                                   OLYMPIA PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------

                                                                        CUT-OFF
                             CUT-OFF          GENERAL SPECIFIC           DATE
                              DATE     YEAR  PROPERTY PROPERTY  SQUARE  BALANCE  LARGEST
    PROPERTY NAME            BALANCE   BUILT   TYPE     TYPE   FOOTAGE  PER SF   TENANT            OCCUPANCY
------------------------------------------------------------------------------------------------------------

Olympia Retail Plaza
  at Dunedin, FL .........$ 7,062,000  1998   Retail  Anchored  28,176   $251   Walgreens            100.0%
Olympia Temple
  Terrace Publix
  Shopping Center ........  6,000,000  1999   Retail  Anchored  48,769   $123   Publix               100.0%
Olympia Walgreens -
  Sarasota (Tamiami
  Trail), FL .............  5,211,000  1999   Retail  Anchored  17,145   $304   Walgreens            100.0%
Olympia Walgreens -
  Temple Terrace, FL .....  4,418,000  1998   Retail  Anchored  15,120   $292   Walgreens            100.0%
Olympia Walgreens -
  Bradenton, FL ..........  4,305,000  1998   Retail  Anchored  15,930   $270   Walgreens            100.0%
Olympia Walgreens -
  Merritt Island, FL .....  4,161,000  1998   Retail  Anchored  15,120   $275   Walgreens            100.0%
Olympia Walgreens -
  Naples, FL .............  4,093,000  1998   Retail  Anchored  15,930   $257   Walgreens            100.0%
Olympia Walgreens -
  Lilburn, GA ............  4,078,000  2000   Retail  Anchored  15,120   $270   Walgreens            100.0%
Olympia Walgreens -
  Brooksville, FL ........  3,965,000  2001   Retail  Anchored  15,120   $262   Walgreens            100.0%
Olympia Walgreens -
  Sarasota (Bee
  Ridge Road), FL ........  3,625,000  1995   Retail  Anchored  16,496   $220   Walgreens            100.0%
Olympia Walgreens -
  Tampa, FL ..............  3,550,000  2001   Retail  Anchored  15,120   $235   Walgreens            100.0%
Olympia Walgreens -
  New Smyrna Beach,
  FL .....................  3,550,000  1999   Retail  Anchored  15,120   $235   Walgreens            100.0%
Olympia Walgreens -
  Marietta, GA ...........  3,546,500  2002   Retail  Anchored  15,120   $235   Walgreens            100.0%
Olympia Walgreens -
  Lehigh Acres, FL .......  3,432,500  2002   Retail  Anchored  15,120   $227   Walgreens            100.0%
Olympia Walgreens -
  Seminole, FL ...........  3,399,000  1996   Retail  Anchored  15,930   $213   Walgreens            100.0%
Olympia Walgreens -
  Decatur, GA ............  3,399,000  2001   Retail  Anchored  13,905   $244   Walgreens            100.0%
Olympia Walgreens -
  Ocoee, FL ..............  3,361,000  2001   Retail  Anchored  15,120   $222   Walgreens            100.0%
Olympia Walgreens -
  Homosassa, FL ..........  2,983,000  1997   Retail  Anchored  15,930   $187   Walgreens            100.0%
Olympia Walgreens -
  Oldsmar, FL ............  2,870,000  1998   Retail  Anchored  15,120   $190   Walgreens            100.0%
Olympia Walgreens -
  Lake Wales, FL .........  2,832,000  1997   Retail  Anchored  15,930   $178   Walgreens            100.0%
Olympia Medical/
  Office Pool ............  2,402,000 Various Office   Various  27,968   $ 86   Various              100.0%
Medical Associates
  of Pinellas
  Building ...............             1999   Office   Medical  13,984          Medical Associates   100.0%
                                                                                of Pinellas
Olympia Office Center ....             1998   Office  Suburban  13,984          American Vacation    100.0%
                                                                                Resorts
Olympia Retail Plaza
  at Daytona Beach,
  FL .....................  1,795,000  1990   Retail  Anchored  21,226   $ 85   Walgreens             65.1%
Olympia Applebees -
  Lithia Springs, GA......  1,662,000  2003   Retail Unanchored  4,523   $367   Applebees            100.0%
                          -----------                          -------
                          $85,700,000                          409,058   $210                         98.2%
                          ===========                          =======
------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                            OLYMPIA PORTFOLIO SUMMARY
-------------------------------------------------------------------------------------

                           UNDERWRITTEN                APPRAISED    CUT-OFF
                               NET        APPRAISED      VALUE       DATE    UW NCF
    PROPERTY NAME           CASH FLOW       VALUE       PER SF       LTV      DSCR
-------------------------------------------------------------------------------------

Olympia Retail Plaza
  at Dunedin, FL .........$  665,558   $  9,350,000     $ 332        75.5%    1.25x
Olympia Temple
  Terrace Publix
  Shopping Center ........   569,130      7,500,000     $ 154        80.0%    1.26x
Olympia Walgreens -
  Sarasota (Tamiami
  Trail), FL .............   507,516      6,900,000     $ 402        75.5%    1.30x
Olympia Walgreens -
  Temple Terrace, FL .....   415,600      5,850,000     $ 387        75.5%    1.25x
Olympia Walgreens -
  Bradenton, FL ..........   406,038      5,700,000     $ 358        75.5%    1.26x
Olympia Walgreens -
  Merritt Island, FL .....   391,250      5,510,000     $ 364        75.5%    1.25x
Olympia Walgreens -
  Naples, FL .............   371,884      5,420,000     $ 340        75.5%    1.21x
Olympia Walgreens -
  Lilburn, GA ............   371,894      5,400,000     $ 357        75.5%    1.21x
Olympia Walgreens -
  Brooksville, FL ........   371,894      5,250,000     $ 347        75.5%    1.25x
Olympia Walgreens -
  Sarasota (Bee
  Ridge Road), FL ........   341,337      4,800,000     $ 291        75.5%    1.25x
Olympia Walgreens -
  Tampa, FL ..............   321,442      4,700,000     $ 311        75.5%    1.21x
Olympia Walgreens -
  New Smyrna Beach,
  FL .....................   322,469      4,700,000     $ 311        75.5%    1.21x
Olympia Walgreens -
  Marietta, GA ...........   321,442      4,700,000     $ 311        75.5%    1.21x
Olympia Walgreens -
  Lehigh Acres, FL .......   311,762      4,550,000     $ 301        75.4%    1.21x
Olympia Walgreens -
  Seminole, FL ...........   318,575      4,500,000     $ 282        75.5%    1.25x
Olympia Walgreens -
  Decatur, GA ............   308,964      4,500,000     $ 324        75.5%    1.21x
Olympia Walgreens -
  Ocoee, FL ..............   305,016      4,450,000     $ 294        75.5%    1.21x
Olympia Walgreens -
  Homosassa, FL ..........   279,172      3,950,000     $ 248        75.5%    1.25x
Olympia Walgreens -
  Oldsmar, FL ............   270,109      3,800,000     $ 251        75.5%    1.25x
Olympia Walgreens -
  Lake Wales, FL .........   267,119      3,750,000     $ 235        75.5%    1.26x
Olympia Medical/
  Office Pool ............   254,204      3,180,000     $ 114        75.5%    1.41x
Medical Associates
  of Pinellas
  Building ...............                1,980,000     $ 142

Olympia Office Center ....                1,200,000     $  86

Olympia Retail Plaza
  at Daytona Beach,
  FL .....................   162,297      3,600,000     $ 170        49.9%    1.25x
Olympia Applebees -
  Lithia Springs, GA......   154,795      2,200,000     $ 486        75.5%    1.24x
                          ----------   ------------
                          $8,009,468   $114,260,000     $ 279        75.0%    1.25X
                          ==========   ============
-------------------------------------------------------------------------------------

                                      S-156

THE LOAN. The 23 Mortgage Loans (the "Olympia Portfolio Loans") are secured by
23 mortgages or first deeds of trust encumbering 22 retail properties and 2 office properties, located in Florida (19 properties) and Georgia (4 properties). The Olympia Portfolio Loans represent approximately 3.1% of the
Cut-Off Date Pool Balance. The Olympia Portfolio Loans were originated on
December 15, 2004, and have a principal balance as of the Cut-Off Date of
$85,700,000. Each of the Olympia Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Olympia Portfolio Loans. Each Olympia
Portfolio Loan provides for interest-only payments for the first 6 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Olympia Portfolio Loans each have a remaining term of 119 months and mature on February 11, 2015. The Olympia Portfolio Loans may be prepaid on or after
December 11, 2014, and permit defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower for 21 of the Olympia Portfolio Loans is Olympia
Development Group, Inc., for 1 of the Olympia Portfolio Loans is Seabreeze Plaza
Partnership, and for 1 of the Olympia Portfolio Loans is Russell/Touloumis I,
LLC. None of the borrowers is a special purpose entity. The sponsor of each of the borrowers is William E. Touloumis. Mr. Touloumis is President of Olympia
Development, Inc., and is an experienced developer with ties to Walgreens that date back to 1980. Olympia Development Group, Inc. is a vertically integrated real estate company focused on providing new stores for Walgreens both for sale and lease.

THE PROPERTIES. The Olympia Portfolio Loans consist of 22 retail properties and
2 office properties, containing, in the aggregate, approximately 409,058 square feet. The 24 Mortgaged Properties are located in Georgia and Florida. As of various dates in 2004, the occupancy for the Mortgaged Properties securing the
Olympia Portfolio Loans was approximately 98.2%.

LOCK BOX ACCOUNT. If each of the Olympia Portfolio Loans is not repaid in full on February 11, 2015, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgage designated lock box account.

SUBSTITUTION. The borrower may substitute one or more of the Mortgaged
Properties for properties of like kind and quality -upon mortgagee consent and satisfaction of certain conditions set forth under the loan documents, including without limitation; (i) the satisfaction of certain loan-to-value and debt service coverage tests, (ii) the borrower provides an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the
Trust Fund and (iii) a written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn.

MANAGEMENT. Olympia Development Group, Inc., the borrower for 21 of the Olympia
Portfolio Loans, is the property manager for each of the Mortgaged Properties securing the Olympia Portfolio Loans.

                                     S-157

Tharaldson Pool I-B

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Countrywide
 CUT-OFF DATE BALANCE                                                $79,785,970
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.9%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                         Gary Tharaldson
 TYPE OF SECURITY                                                      Leasehold
 MORTGAGE RATE                                                            5.158%
 MATURITY DATE                                                 February 11, 2015
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 240
 REMAINING TERM / AMORTIZATION                                         119 / 239
 LOCKBOX                                                                     Yes
 SHADOW RATING (S&P/MOODY'S/FITCH)(1)                                BBB+/A2/BBB

 UP-FRONT RESERVES
   TAX                             Yes
   REPLACEMENT(2)                  $420,000
   OTHER(3)                        $393,123

 ONGOING MONTHLY RESERVES
   TAX                             Yes
   REPLACEMENT(4)                  4% FF&E

 ADDITIONAL FINANCING(5)                                                    None

 CUT-OFF DATE BALANCE                                                $79,785,970
 CUT-OFF DATE BALANCE/ROOM                                               $55,561
 CUT-OFF DATE LTV                                                          54.3%
 MATURITY DATE LTV                                                         34.5%
 UW DSCR ON NCF                                                            2.36x
--------------------------------------------------------------------------------

(1)  S&P, Moody's and Fitch have confirmed that the Tharaldson Pool 1-B Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

(2)  3 months of FF&E calculated at 4% of annual gross revenue; amounts in this reserve are not released -- borrower pays actual FF&E costs directly without reimbursement.

(3)  Upon the closing of the loan, 3 months of ground rent payments.

(4)  Capped at 3 months.

(5)  The borrower is permitted to incur future unsecured debt in the amount of
     $6,000,000 from its affiliate, other than in the ordinary course of business.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               13

 LOCATION                                                                Various

 PROPERTY TYPE                                     Hospitality - Limited Service

 SIZE (ROOMS)                                                              1,436

 OCCUPANCY AS OF NOVEMBER 30, 2004                                         75.0%

 YEAR BUILT / YEAR RENOVATED                                        Various / NA

 APPRAISED VALUE                                                    $146,900,000

 PROPERTY MANAGEMENT                                         Tharaldson Property
                                                                Management, Inc.

 UW ECONOMIC OCCUPANCY                                                     77.5%

 UW REVENUES                                                         $40,255,633

 UW TOTAL EXPENSES                                                   $23,495,181

 UW NET OPERATING INCOME (NOI)                                       $16,760,451

 UW NET CASH FLOW (NCF)                                              $15,152,133
--------------------------------------------------------------------------------

                                     S-158

------------------------------------------------------------------------------------------------------------------------------------
                                                     THARALDSON POOL I-B SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                     CUT-OFF
                                     CUT-OFF                          DATE                                                 APPRAISED
                                       DATE       YEAR    NUMBER     BALANCE                      UW          APPRAISED      VALUE
          PROPERTY NAME              BALANCE     BUILT   OF ROOMS   PER ROOM   OCCUPANCY*   NET CASH FLOW       VALUE      PER ROOM
------------------------------------------------------------------------------------------------------------------------------------

Las Vegas Residence Inn .........  $ 9,773,781  2004         160    $61,086        69.2%     $ 1,736,111    $ 17,500,000   $109,375
Las Vegas Courtyard .............    9,075,654  2004         146    $62,162        65.2%       1,809,072      16,300,000   $111,644
Palmdale Residence Inn ..........    8,078,329  2001          90    $89,759        91.7%       1,557,559      14,400,000   $160,000
Las Vegas Holiday Inn Express ...    7,679,400  2004         139    $55,247        68.9%       1,294,647      13,400,000   $ 96,403
Las Vegas Fairfield Inn & Suites     7,479,935  2004         142    $52,676        71.0%       1,313,978      13,700,000   $ 96,479
Montgomeryville Courtyard .......    6,881,540  2004         102    $67,466        73.3%       1,370,100      12,200,000   $119,608
Palmdale Courtyard ..............    6,582,343  2000          90    $73,137        87.2%       1,187,567      11,700,000   $130,000
Cheektowaga Residence Inn .......    6,283,145  2002         113    $55,603        80.3%       1,006,724      11,100,000   $ 98,230
El Paso Residence Inn ...........    4,388,228  2003          96    $45,711        89.8%       1,034,954       8,400,000   $ 87,500
Woodlands Residence Inn II ......    4,338,362  2002          96    $45,191        71.0%         878,215       8,300,000   $ 86,458
Tulsa Residence Inn .............    4,089,031  2000          90    $45,434        80.2%         717,812       7,600,000   $ 84,444
Willowbrook Residence Inn .......    2,842,375  2002          96    $29,608        70.5%         829,802       8,200,000   $ 85,417
Tulsa Springhill Suites .........    2,293,847  2000          76    $30,182        70.7%         415,592       4,100,000   $ 53,947
                                   -----------             -----                             -----------    ------------
TOTAL ...........................  $79,785,970             1,436    $55,561        75.0%     $15,152,133    $146,900,000   $102,298
                                   ===========             =====                             ===========    ============
------------------------------------------------------------------------------------------------------------------------------------

*    As of November 30, 2004

-----------------------------------------------------------------------------------------------------------------------------
                                                 THARALDSON POOL I-B SUMMARY
-----------------------------------------------------------------------------------------------------------------------------

                                        CUT-OFF DATE      2002        2003        TTM                                  UW
             PROPERTY NAME                 BALANCE       REVPAR      REVPAR     REVPAR*     UW OCC      UW ADR       REVPAR
-----------------------------------------------------------------------------------------------------------------------------

Las Vegas Residence Inn ..............  $ 9,773,781        NA          NA      $  71.73       78.0%    $ 102.00    $  79.56
Las Vegas Courtyard ..................    9,075,654        NA          NA      $  62.19       76.1%    $ 101.12    $  77.08
Palmdale Residence Inn ...............    8,078,329     $ 92.82     $ 94.94    $ 104.92       87.0%    $ 116.00    $ 100.92
Las Vegas Holiday Inn Express ........    7,679,400        NA          NA      $  62.63       75.0%    $  88.00    $  66.00
Las Vegas Fairfield Inn & Suites .....    7,479,935        NA          NA      $  69.72       75.4%    $  88.86    $  66.96
Montgomeryville Courtyard ............    6,881,540        NA          NA      $  82.75       77.0%    $ 107.00    $  82.39
Palmdale Courtyard ...................    6,582,343     $ 73.57     $ 82.33    $  90.77       81.0%    $ 106.00    $  85.86
Cheektowaga Residence Inn ............    6,283,145        NA       $ 60.92    $  69.47       79.0%    $  89.00    $  70.31
El Paso Residence Inn ................    4,388,228        NA       $ 70.07    $  80.85       88.0%    $  91.00    $  80.08
Woodlands Residence Inn II ...........    4,338,362     $ 48.71     $ 50.13    $  66.15       71.0%    $  94.36    $  66.99
Tulsa Residence Inn ..................    4,089,031     $ 61.13     $ 57.57    $  63.58       80.2%    $  81.83    $  65.64
Willowbrook Residence Inn ............    2,842,375     $ 23.46     $ 51.62    $  66.58       71.0%    $  95.20    $  67.59
Tulsa Springhill Suites ..............    2,293,847     $ 47.19     $ 45.14    $  47.71       71.5%    $  69.78    $  49.91
                                        -----------
TOTAL ................................  $79,785,970     $ 57.61     $ 64.18    $  71.67       77.5%    $  95.05    $  73.91
                                        ===========
-----------------------------------------------------------------------------------------------------------------------------

*    Several of the properties opened during the trailing twelve months as follows: the Las Vegas Residence Inn, Las Vegas Courtyard, Montgomeryville
     Courtyard, Las Vegas Holiday Inn Express, and Las Vegas Fairfield Inn &
     Suites opened in April 2004, August 2004, March 2004, December 2003, and
     December 2003, respectively.

                                     S-159

THE LOAN. The Mortgage Loan ("Tharaldson Pool I-B Loan") is secured by the leasehold interests in 13 Mortgaged Properties. The Mortgaged Properties are
located in California (2 Mortgaged Properties), Nevada (4 Mortgaged Properties),
New York (1 Mortgaged Property), Oklahoma (2 Mortgaged Properties), Pennsylvania
(1 Mortgaged Property) and Texas (3 Mortgaged Properties). The Mortgaged
Properties are ground leased from the borrowers (and in the case of the Mortgage
Property located in Pennsylvania, a payment guarantor) under the Tharaldson Pool
I-A loan (loan number 4), which are affiliates of the Tharaldson Pool I-B Loan borrowers. The Tharaldson Pool I-B Loan represents approximately 2.9% of the
Cut-Off Date Pool Balance. The Tharaldson Pool I-B Loan was originated on
January 31, 2005, and has an aggregate principal balance as of the Cut-Off Date of $79,785,970. All of the mortgages and deeds of trust securing the Tharaldson
Pool I-B Loan are cross-collateralized and cross-defaulted with each other.

The Tharaldson Pool I-B Loan has a remaining term of 119 months and matures on
February 11, 2015. The Tharaldson Pool I-B Loan may be prepaid on or after
November 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWERS. The borrowers on the Tharaldson Pool I-B Loans consist of 12 special purpose entities which individually own the Mortgaged Properties. Each of the special purpose entities are directly or indirectly controlled by Gary
Tharaldson. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the Tharaldson Pool I-B Loan. The sponsor of the borrowers is
Mr. Tharaldson, founder and president of Tharaldson Motels, Inc. ("TMI"), which builds and operates hotels across the country. Tharaldson Property Management,
Inc. ("TPM"), is a subsidiary of TMI and operates over 355 hotels in 36 states.

THE PROPERTIES. The Tharaldson Pool I-B consists of 13 hotels containing, in the aggregate, 1,436 rooms. The 13 Mortgaged Properties are located in 6 states throughout the United States. As of November 30, 2004, the year-to-date occupancy rate for the Mortgaged Properties securing the Tharaldson Pool I-B
Loans was approximately 75.0%.

LOCK BOX ACCOUNT. All revenue with respect to the Mortgaged Properties
(including credit card receivables) will be deposited into a mortgagee designated lockbox account and swept to the borrowers' account until a trigger event occurs.

SUBSTITUTION. The borrower may substitute one or more of the Mortgaged
Properties with properties of like kind and quality upon satisfaction of certain conditions set forth under the loan documents, including without limitation: (i)
the satisfaction of certain loan-to value and debt service coverage tests, (ii)
no substitute property may be located in the greater metropolitan areas of
Houston, Texas, the Woodlands, Texas, or Las Vegas, Nevada, and (iii) a written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn.

PARTIAL DEFEASANCE. The borrowers may defease any individual property at 125% of such individual property's allocated loan amount, provided that certain conditions have been met.

MANAGEMENT. TPM is the property manager for each of the Mortgaged Properties securing the Tharaldson Pool I-B Loan. TPM manages approximately 355 limited service hotels in 36 states including the Mortgaged Properties and has been managing limited service hotels since 1982.

LITIGATION. The Tharaldson Pool I-B Loan is subject to certain pending litigation as described in this prospectus supplement under "RISK
FACTORS--Litigation May Have Adverse Effect on Borrowers".

                                     S-160

Residence Inn Portfolio #1

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $65,861,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.4%
 NUMBER OF MORTGAGE LOANS                                                     10
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                             Apple Hospitality Two, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            6.880%
 MATURITY DATE                                                 November 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                          120 / 300
 REMAINING TERM / AMORTIZATION                                         116 / 300
 LOCKBOX                                                                    None

 UP-FRONT RESERVES                 None

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Springing
   REPLACEMENT                     Springing

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $65,861,000
 CUT-OFF DATE BALANCE/ROOM                                               $57,824
 CUT-OFF DATE LTV                                                          71.1%
 MATURITY DATE LTV                                                         58.6%
 UW DSCR ON NCF                                                            1.43x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               10

 LOCATION                                                                Various

 PROPERTY TYPE                                       Hospitality - Extended Stay

 SIZE (ROOMS)                                                              1,139

 OCCUPANCY AS OF DECEMBER 3, 2004                                          79.4%

 YEAR BUILT / YEAR RENOVATED                                             Various

 APPRAISED VALUE                                                     $92,680,000

 PROPERTY MANAGEMENT                             Residence Inn by Marriott, Inc.

 UW ECONOMIC OCCUPANCY                                                     78.3%

 UW REVENUES                                                         $30,523,806

 UW TOTAL EXPENSES                                                   $21,129,330

 UW NET OPERATING INCOME (NOI)                                        $9,394,477

 UW NET CASH FLOW (NCF)                                               $7,868,286
--------------------------------------------------------------------------------

                                     S-161

----------------------------------------------------------------------------------
                        RESIDENCE INN PORTFOLIO #1 SUMMARY
----------------------------------------------------------------------------------
                                                                         CUT-OFF
                             CUT-OFF                          NUMBER      DATE
                               DATE        YEAR      YEAR       OF       BALANCE
      PROPERTY NAME          BALANCE      BUILT   RENOVATED    ROOMS    PER ROOM
----------------------------------------------------------------------------------

Residence Inn #1 --
  Las Vegas, NV ........  $ 20,625,000   1989       2001        192    $ 107,422
Residence Inn #1 --
  Santa Fe, NM .........     8,050,000   1986        NA         120    $  67,083
Residence Inn #1 --
  Placentia, CA ........     7,650,000   1988       2003        112    $  68,304
Residence Inn #1 --
  Birmingham, AL .......     5,573,000   1986       2004        128    $  43,539
Residence Inn #1 --
  Akron, OH ............     5,460,000   1987       2003        112    $  48,750
Residence Inn #1 --
  Danvers, MA ..........     4,620,000   1988       2003         96    $  48,125
Residence Inn #1 --
  Bossier City, LA .....     4,050,000   1985        NA          72    $  56,250
Residence Inn #1 --
  Kalamazoo, MI ........     3,938,000   1989        NA          83    $  47,446
Residence Inn #1 --
  Jackson, MS ..........     3,360,000   1986       2004        119    $  28,235
Residence Inn #1 --
  Memphis, TN ..........     2,535,000   1985        NA         105    $  24,143
                          ------------                          ---
                          $ 65,861,000                        1,139    $  57,824
                          ============                        =====
----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                 RESIDENCE INN PORTFOLIO #1 SUMMARY
-----------------------------------------------------------------------------------------------------
                                                                      APPRAISED    CUT-OFF
                                                        APPRAISED       VALUE       DATE        UW
      PROPERTY NAME       OCCUPANCY*      UW NCF          VALUE        PER ROOM      LTV       DSCR
-----------------------------------------------------------------------------------------------------

Residence Inn #1 --
  Las Vegas, NV ........      82.0%    $ 2,485,283    $ 27,500,000    $ 143,229      75.0%    1.44x
Residence Inn #1 --
  Santa Fe, NM .........      77.2%        910,143      11,500,000    $  95,833      70.0%    1.35x
Residence Inn #1 --
  Placentia, CA ........      79.8%        855,388      10,200,000    $  91,071      75.0%    1.33x
Residence Inn #1 --
  Birmingham, AL .......      81.3%        701,701       7,430,000    $  58,047      75.0%    1.50x
Residence Inn #1 --
  Akron, OH ............      80.9%        646,400       7,800,000    $  69,643      70.0%    1.41x
Residence Inn #1 --
  Danvers, MA ..........      79.4%        663,161       6,600,000    $  68,750      70.0%    1.71x
Residence Inn #1 --
  Bossier City, LA .....      87.0%        437,193       5,400,000    $  75,000      75.0%    1.29x
Residence Inn #1 --
  Kalamazoo, MI ........      83.5%        511,044       5,250,000    $  63,253      75.0%    1.55x
Residence Inn #1 --
  Jackson, MS ..........      78.3%        363,432       7,100,000    $  59,664      47.3%    1.29x
Residence Inn #1 --
  Memphis, TN ..........      65.8%        294,541       3,900,000    $  37,143      65.0%    1.38x
                                       -----------    ------------
                              79.4%    $ 7,868,286    $ 92,680,000    $  81,370      71.1%    1.43X
                                       ===========    ============
-----------------------------------------------------------------------------------------------------

*    The Occupancy is an average of the YTD as of December 3, 2004.

------------------------------------------------------------------------------------------------------------------------------------
                                                   RESIDENCE INN PORTFOLIO #1 SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                          CUT-OFF DATE      2002         2003          TTM         UW           UW           UW
            PROPERTY NAME                    BALANCE       REVPAR       REVPAR       REVPAR        OCC         ADR         REVPAR
------------------------------------------------------------------------------------------------------------------------------------

Residence Inn #1 - Las Vegas, NV ......  $ 20,625,000      $85.88       $83.97       $95.08       80.0%      $118.70       $94.96

Residence Inn #1 - Santa Fe, NM .......     8,050,000      $79.90       $69.00       $71.02       75.3%      $ 94.27       $70.99

Residence Inn #1 - Placentia, CA ......     7,650,000      $72.26       $66.47       $72.29       79.5%      $ 90.95       $72.31

Residence Inn #1 - Birmingham, AL .....     5,573,000      $56.95       $55.82       $61.83       79.1%      $ 78.15       $61.82

Residence Inn #1 - Akron, OH ..........     5,460,000      $66.34       $58.28       $64.66       78.8%      $ 82.09       $64.69

Residence Inn #1 - Danvers, MA ........     4,620,000      $80.27       $59.11       $71.85       80.0%      $ 94.49       $75.59

Residence Inn #1 - Bossier City, LA....     4,050,000      $65.68       $66.49       $68.03       85.0%      $ 79.63       $67.69

Residence Inn #1 - Kalamazoo, MI ......     3,938,000      $72.79       $69.98       $75.56       80.0%      $ 92.51       $74.01

Residence Inn #1 - Jackson, MS ........     3,360,000      $60.26       $56.10       $55.70       78.2%      $ 74.18       $58.01

Residence Inn #1 - Memphis, TN ........     2,535,000      $59.28       $61.76       $59.17       69.0%      $ 90.00       $62.10
                                         ------------
                                         $ 65,861,000      $70.91       $65.80       $71.06       78.4%      $ 91.52       $71.73
                                         ============
------------------------------------------------------------------------------------------------------------------------------------

                                     S-162

THE LOAN. The 10 Mortgage Loans (the "Residence Inn Portfolio #1 Loans") are
secured by 10 first deeds of trust encumbering 10 hotels, each located in a different state throughout the United States. The Residence Inn Portfolio #1
Loans represent approximately 2.4% of the Cut-Off Date Pool Balance. All of the
Residence Inn Portfolio #1 Loans were originated on November 10, 2004 and have an aggregate principal balance as of the Cut-Off Date of $65,861,000. Each of the Residence Inn Portfolio #1 Loans is cross-collateralized and cross-defaulted with each of the other Residence Inn #1 Portfolio Loans. Each Residence Inn
Portfolio #1 Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Residence Inn Portfolio #1 Loans each have a remaining term of 116 months and mature on November 11, 2014. The Residence Inn Portfolio #1 Loans may be
prepaid on or after August 11, 2014, and permit defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower for each Residence Inn Portfolio #1 Loan is AHT
Residence Inn II Limited Partnership, each a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of each Residence Inn Portfolio #1 Loan. The sponsor of the borrower is Apple Hospitality Two, Inc. ("Apple Hospitality"). Apple Hospitality
is an extended-stay real estate investment trust, with a portfolio of approximately 66 hotels.

THE PROPERTIES. The Residence Inn Portfolio #1 Loans consists of 10 hotels containing, in the aggregate, 1,139 rooms. The 10 Mortgaged Properties are located in 10 states throughout the United States. As of December 3, 2004, the year to date occupancy rate for the Mortgaged Properties securing the Residence
Inn Portfolio #1 Loans was approximately 79.4%.

LOCK BOX ACCOUNT. The loan documents do not require a lockbox account.

SUBSTITUTION. The borrower may substitute one or more of the Mortgaged
Properties for properties of like kind and quality upon mortgagee consent and satisfaction of certain conditions set forth under the loan documents, including without limitation; (i) the satisfaction of certain loan-to-value and debt service coverage tests, (ii) the borrower provides an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the
Trust Fund and (iii) a written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn.

MANAGEMENT. Residence Inn by Marriott, Inc., a wholly owned subsidiary of
Marriott International, Inc. ("Marriott"), is the property manager for the
Mortgaged Properties securing the Residence Inn Portfolio #1 Loans. Marriott operates or franchises approximately 2,600 lodging properties located in 50 states, 63 countries and also manages 156 senior living communities across the
United States.

                                     S-163

Tharaldson Pool I-A

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Countrywide
 CUT-OFF DATE BALANCE                                                $57,844,828
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.1%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                         Gary Tharaldson
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.158%
 MATURITY DATE                                                 February 11, 2015
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 240
 REMAINING TERM / AMORTIZATION                                         119 / 239
 LOCKBOX                                                                     Yes
 SHADOW RATING                                                     AA+/Baa1/BBB+
(S&P/MOODY'S/FITCH)(1)

 UP-FRONT RESERVES
   TAX                                 Yes
   REPLACEMENT                    $280,000

 ONGOING MONTHLY RESERVES
   TAX                                 Yes
   REPLACEMENT(2)                  4% FF&E

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $57,844,828
 CUT-OFF DATE BALANCE/ROOM(3)                                            $42,553
 CUT-OFF DATE LTV                                                          54.5%
 MATURITY DATE LTV                                                         34.6%
 UW DSCR ON NCF                                                            2.11x
--------------------------------------------------------------------------------

(1)  S&P, Moody's and Fitch have confirmed that the Tharaldson Pool 1-A Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

(2)  Capped at 3 months.

(3)  Excludes balances for Mortgaged Properties which are leased fee interests.

(4)  The borrower has a fee interest in 25 Mortgaged Properties comprised of 27 limited service hotels.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES(4)                                            25

 LOCATION                                                                Various

 PROPERTY TYPE                                     Hospitality - Limited Service

 SIZE (ROOMS)                                                              1,095

 OCCUPANCY AS OF NOVEMBER 30, 2004                                         74.3%

 YEAR BUILT / YEAR RENOVATED                                   Various / Various

 APPRAISED VALUE                                                    $106,215,000

 PROPERTY MANAGEMENT                        Tharaldson Property Management, Inc.

 UW ECONOMIC OCCUPANCY                                                     75.0%

 UW REVENUES                                                         $26,341,457

 UW TOTAL EXPENSES                                                   $15,546,616

 UW NET OPERATING INCOME (NOI)                                       $10,794,841

 UW NET CASH FLOW (NCF)                                               $9,804,088
--------------------------------------------------------------------------------

                                     S-164

------------------------------------------------------------------------------------------------------
                                     THARALDSON POOL I-A SUMMARY
------------------------------------------------------------------------------------------------------
                                                         CUT-OFF DATE    YEAR      YEAR     NUMBER OF
                     PROPERTY NAME                          BALANCE     BUILT   RENOVATED     ROOMS
------------------------------------------------------------------------------------------------------

Peoria Residence Inn                                     $  5,704,697   1998      2004         90
Westchase Homewood Suites                                   5,233,960   1998      2004         96
Toledo Homewood Suites                                      4,468,014   1997       NA          78
Woodlands Residence Inn                                     3,877,598   1997      2004         90
Lansing Residence Inn                                       3,710,048   1996      2004         78
Grand Rapids Homewood Suites                                3,241,305   1997      2004         78
Sioux Falls Residence Inn                                   3,061,787   1994       NA          66
Houston Towneplace Suites                                   2,999,952   1998      2004         94
Waco Residence Inn                                          2,820,434   1997       NA          78
Woodlands Courtyard                                         2,820,434   1997      2004         90
Cedar Rapids Residence Inn                                  2,702,750   1996      2004         66
Sioux Falls Fairfield Inn                                   2,064,462   1993      2003         63
Lansing Fairfield Inn                                       2,004,622   1996      2004         64
Mankato Fairfield Inn                                       1,884,944   1997      2004         64
Leased Fee Interest - Las Vegas Residence                   1,735,345    NA        NA          NA
Leased Fee Interest - Montgomeryville Courtyard             1,396,254    NA        NA          NA
Leased Fee Interest - Las Vegas Courtyard                   1,226,709    NA        NA          NA
Leased Fee Interest - Las Vegas Fairfield                   1,226,709    NA        NA          NA
Leased Fee Interest - Las Vegas Holiday Inn Express         1,117,004    NA        NA          NA
Leased Fee Interest - Palmdale Residence & Courtyard        1,027,244    NA        NA          NA
Leased Fee Interest - Woodlands Residence #2                  897,592    NA        NA          NA
Leased Fee Interest - Tulsa Residence & Springhill            797,860    NA        NA          NA
Leased Fee Interest - Cheektowaga Residence                   777,913    NA        NA          NA
Leased Fee Interest - El Paso Residence Inn                   598,395    NA        NA          NA
Leased Fee Interest - Willowbrook Residence                   448,796    NA        NA          NA
                                                         ------------                        -----
TOTAL                                                    $ 57,844,828                        1,095
                                                         ============                        =====
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    THARALDSON POOL I-A SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                      CUT-OFF DATE
                                                         BALANCE                                                     APPRAISED
                     PROPERTY NAME                     PER ROOM(1)   OCCUPANCY(2)     UW NCF     APPRAISED VALUE  VALUE PER ROOM(3)
------------------------------------------------------------------------------------------------------------------------------------

Peoria Residence Inn                                    $63,386           86.3%     $  968,278    $   9,900,000       $110,000
Westchase Homewood Suites                               $54,520           78.9%        983,738       10,300,000       $107,292
Toledo Homewood Suites                                  $57,282           80.8%        699,548        7,600,000       $ 97,436
Woodlands Residence Inn                                 $43,084           64.5%        718,707        8,000,000       $ 88,889
Lansing Residence Inn                                   $47,565           75.2%        559,372        6,300,000       $ 80,769
Grand Rapids Homewood Suites                            $41,555           71.3%        487,710        5,500,000       $ 70,513
Sioux Falls Residence Inn                               $46,391           82.9%        591,257        5,200,000       $ 78,788
Houston Towneplace Suites                               $31,914           73.2%        568,143        6,500,000       $ 69,149
Waco Residence Inn                                      $36,159           80.4%        745,412        6,100,000       $ 78,205
Woodlands Courtyard                                     $31,338           65.3%        496,048        6,300,000       $ 70,000
Cedar Rapids Residence Inn                              $40,951           82.9%        499,223        4,800,000       $ 72,727
Sioux Falls Fairfield Inn                               $32,769           71.1%        339,119        3,500,000       $ 55,556
Lansing Fairfield Inn                                   $31,322           61.6%        255,862        3,400,000       $ 53,125
Mankato Fairfield Inn                                   $29,452           63.5%        319,180        3,300,000       $ 51,563
Leased Fee Interest - Las Vegas Residence                  NA              NA          238,933        3,100,000          NA
Leased Fee Interest - Montgomeryville Courtyard            NA              NA          193,500        2,200,000          NA
Leased Fee Interest - Las Vegas Courtyard                  NA              NA          166,290        2,200,000          NA
Leased Fee Interest - Las Vegas Fairfield                  NA              NA          166,290        2,200,000          NA
Leased Fee Interest - Las Vegas Holiday Inn Express        NA              NA          150,536        2,000,000          NA
Leased Fee Interest - Palmdale Residence & Courtyard       NA              NA          144,000        1,835,000          NA
Leased Fee Interest - Woodlands Residence #2               NA              NA          115,500        1,500,000          NA
Leased Fee Interest - Tulsa Residence & Springhill         NA              NA          143,600        1,420,000          NA
Leased Fee Interest - Cheektowaga Residence                NA              NA          108,000        1,200,000          NA
Leased Fee Interest - El Paso Residence Inn                NA              NA           82,842        1,060,000          NA
Leased Fee Interest - Willowbrook Residence                NA              NA           63,000          800,000          NA
                                                                                    ----------    -------------
TOTAL                                                   $ 42,553          74.3%     $9,804,088    $ 106,215,000       $ 79,178
                                                                                    ==========    =============
------------------------------------------------------------------------------------------------------------------------------------

(1)  Excludes balances for Mortgaged Properties which are leased fee interest.

(2)  As of November 30, 2004.

(3)  Excludes the values of the Mortgaged Properties which are leased fee interest.

                                     S-165

------------------------------------------------------------------------------------------------------------------------------------
                                                     THARALDSON POOL I-A SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                      CUT-OFF DATE     2002       2003     TTM
                     PROPERTY NAME                       BALANCE      REVPAR     REVPAR   REVPAR      UW OCC    UW ADR   UW REVPAR
------------------------------------------------------------------------------------------------------------------------------------

Peoria Residence Inn                                  $  5,704,697    $69.09     $70.73   $76.20       85.0%    $90.48     $76.91
Westchase Homewood Suites                                5,233,960    $75.58     $72.75   $75.25       79.0%    $96.44     $76.19
Toledo Homewood Suites                                   4,468,014    $65.88     $62.20   $66.54       81.3%    $83.00     $67.23
Woodlands Residence Inn                                  3,877,598    $76.23     $47.83   $56.58       67.0%    $89.42     $59.91
Lansing Residence Inn                                    3,710,048    $62.43     $61.26   $58.84       76.0%    $79.30     $60.27
Grand Rapids Homewood Suites                             3,241,305    $58.30     $58.61   $57.76       72.5%    $83.94     $60.82
Sioux Falls Residence Inn                                3,061,787    $63.41     $67.55   $67.52       83.4%    $82.00     $68.06
Houston Towneplace Suites                                2,999,952    $50.60     $43.35   $46.25       74.6%    $64.02     $47.78
Waco Residence Inn                                       2,820,434    $66.72     $69.16   $69.72       81.0%    $88.00     $71.28
Woodlands Courtyard                                      2,820,434    $63.94     $44.20   $51.31       67.0%    $78.81     $52.80
Cedar Rapids Residence Inn                               2,702,750    $64.64     $66.79   $66.83       81.0%    $83.06     $67.28
Sioux Falls Fairfield Inn                                2,064,462    $44.94     $44.88   $43.05       71.7%    $62.67     $44.90
Lansing Fairfield Inn                                    2,004,622    $42.95     $41.86   $39.09       63.0%    $64.00     $40.32
Mankato Fairfield Inn                                    1,884,944    $42.57     $35.76   $40.68       66.0%    $63.91     $42.18
Leased Fee Interest - Las Vegas Residence                1,735,345      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Montgomeryville Courtyard          1,396,254      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Las Vegas Courtyard                1,226,709      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Las Vegas Fairfield                1,226,709      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Las Vegas Holiday Inn Express      1,117,004      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Palmdale Residence & Courtyard     1,027,244      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Woodlands Residence #2               897,592      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Tulsa Residence & Springhill         797,860      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Cheektowaga Residence                777,913      NA         NA       NA           NA       NA         NA
Leased Fee Interest - El Paso Residence Inn                598,395      NA         NA       NA           NA       NA         NA
Leased Fee Interest - Willowbrook Residence                448,796      NA         NA       NA           NA       NA         NA
                                                      ------------
TOTAL                                                 $ 57,844,828    $61.52     $56.59   $58.95       75.0%    $80.05     $60.42
                                                      ============
------------------------------------------------------------------------------------------------------------------------------------

                                      S-166

THE LOAN. The Mortgage Loan ("Tharaldson Pool I-A Loan") is secured by the fee interest in 25 Mortgaged Properties comprising 27 limited service hotels. With respect to 14 limited service hotels (the "Hotel Collateral"), the borrowers own the land and improvements. The Mortgaged Properties making up the Hotel
Collateral are located in Arizona (1 Mortgaged Property), Iowa (1 Mortgaged
Property), Michigan (3 Mortgaged Properties), Minnesota (1 Mortgaged Property),
Ohio (1 Mortgaged Property), South Dakota (2 Mortgaged Properties) and Texas (5
Mortgaged Properties). With respect to 12 limited service hotels, the borrowers own only the land, and with respect to 1 limited service hotel, the payment guarantor of the Tharaldson Pool I-A Loan owns only the land (collectively, the
"Ground Lease Collateral"). The Ground Lease Collateral is ground leased to the borrowers under the Tharaldson Pool I-B Loan (loan number 3), which are affiliates of the borrowers and the payment guarantor of the Tharaldson Pool I-A
Loan. The Mortgaged Properties making up the Ground Lease Collateral are located in Nevada (4 Mortgaged Properties), Texas (3 Mortgaged Properties), California
(2 Mortgaged Properties), Oklahoma (2 Mortgaged Properties), New York (1
Mortgaged Property) and Pennsylvania (1 Mortgaged Property). The Tharaldson Pool
I-A Loan represents approximately 2.1% of the Cut-Off Balance. The Tharaldson
Pool I-A Loan was originated on January 31, 2005, and has an aggregate principal balance as of the Cut-Off Date of $57,844,828.

The Tharaldson Pool I-A Loan has a remaining term of 119 months and matures on
February 11, 2015. The Tharaldson Pool I-A Loan may be prepaid on or after
November 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWERS AND THE PAYMENT GUARANTOR. The borrowers consist of 13 special purpose entities which individually own the Hotel Collateral, and 1 special purpose entity which owns the underlying fee interest in all 10 parcels
(consisting of 12 limited service hotels) comprising the majority of the Ground
Lease Collateral. Tharaldson Asset Management, Inc., the payment guarantor, is not a special purpose entity. The payment guarantor owns the underlying fee interest in 1 parcel (consisting of the limited service hotel located in
Pennsylvania) comprising the remainder of the Ground Lease Collateral. The payment guarantor guaranteed the borrowers' payment of the Tharaldson Pool I-A
Loan subject to certain non-recourse carve outs and exculpation clauses, and the guaranty is limited to the guarantor's ownership fee interest in the
Pennsylvania property. Each of the borrowers and the payment guarantor is directly or indirectly 100% owned by Tharaldson Motels, Inc. ("TMI"). TMI is majority-owned by the Tharaldson Motels, Inc. Employee Stock Option Plan and
Trust. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the Tharaldson Pool I-A Loan. The sponsor of the borrowers is
Gary Tharaldson, founder and president of TMI, which builds and operates hotels across the country. Tharaldson Property Management, Inc. ("TPM"), is a subsidiary of TMI and operates over 355 hotels in 36 states.

THE PROPERTIES. The Hotel Collateral consists of 14 hotels containing, in the aggregate, 1,095 rooms, and the Ground Lease Collateral consists of 13 hotels containing, in the aggregate, 1,436 rooms. The 25 Mortgaged Properties are located in 12 states throughout the United States. As of November 30, 2004, the year-to-date occupancy rate for the Mortgaged Properties securing the Tharaldson
Pool I-A Loans was approximately 74.3%.

LOCK BOX ACCOUNT. All revenue with respect to the Mortgaged Properties
(including credit card receivables) will be deposited into a mortgagee designated lockbox account and swept to the borrowers' account until a trigger event occurs.

SUBSTITUTION. The borrower may substitute one or more of the Mortgaged
Properties with properties of like kind and quality upon satisfaction of certain conditions set forth under the loan documents, including without limitation: (i)
the satisfaction of certain loan-to value and debt service coverage tests, (ii)
no substitute property may be located in the greater metropolitan areas of
Houston, Texas, the Woodlands, Texas, or Las Vegas, Nevada and (iii) a written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn.

RELEASES. With respect to 2 Mortgaged Properties with an allocated loan amount of $3,061,787 and $2,064,462, respectively, a third party has an option to purchase the Mortgaged Properties (at a price equal to the applicable borrower's cost of land, improvements and personal property less straight line depreciation and in the case of a casualty, less the insurance proceeds received as a result of the such casualty) if one of the following events occurs: (i) the borrower changes the use of the Mortgaged Property (for example, as a 78-unit Courtyard by Marriott, or as a 63-unit Fairfield Inn, as applicable, to the related
Mortgaged Property), (ii) the borrower closes the business being operated on the
Mortgaged Property for more than 90 days, or (iii) the improvements are destroyed by fire or other casualty and are not restored within 1 year from the date of such destruction. The title insurance policies covering these Mortgaged
Properties insure the mortgagee for any losses in connection with the exercise of such options. If

                                     S-167

the option is triggered, the borrower may (x) partially defease the Mortgage
Loan in an amount equal to 125% of the allocated loan amount for the Mortgaged
Property being released, if such defeasance otherwise meets the conditions under the Mortgage Loan documents, or (y) substitute another mortgaged property for such Mortgage Property (in accordance with the terms of the Mortgage Loan documents). If the borrower does not either partially defease the Mortgage Loan or substitute the Mortgaged Property (in accordance with the Mortgage Loan documents), the borrower will be in default under the Mortgage Loan documents.
Nevertheless, the Mortgage Loan will not be declared in default if (A) certain debt service coverage and loan-to-value tests are met (taking into account proceeds received from the sale to the third party and any additional cash received from the borrower and (B) such proceeds equal at least 100% of the allocated loan amount of the related Mortgaged Property. In that case, such proceeds will be held in escrow as additional collateral for the Mortgage Loan.

MANAGEMENT. TPM is the property manager for each of the Mortgaged Properties securing the Tharaldson Pool I-A Loan. TPM manages approximately 355 limited service hotels in 36 states including the Mortgaged Properties and has been managing limited service hotels since 1982.

LITIGATION. The Tharaldson Pool I-A Loan is subject to certain pending litigation as described in this prospectus supplement under "RISK
FACTORS--Litigation May Have Adverse Effect on Borrowers".

                                     S-168

MetroPlace III & IV

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $55,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.0%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                GE Pension Fund and Coakley Family Trust
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.210%
 MATURITY DATE                                                  January 11, 2015
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         118 / 360
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
   OTHER*                              $1,574,654

 ONGOING MONTHLY RESERVES
   REPLACEMENT                         Springing

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $55,000,000
 CUT-OFF DATE BALANCE/SF                                                    $162
 CUT-OFF DATE LTV                                                          64.6%
 MATURITY DATE LTV                                                         56.2%
 UW DSCR ON NCF                                                            1.53x
--------------------------------------------------------------------------------

*    Escrowed at closing, these funds represent the free rent for recently signed tenants.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                            Fairfax, VA

 PROPERTY TYPE                                                 Office - Suburban

 SIZE (SF)                                                               339,800

 OCCUPANCY AS OF FEBRUARY 2, 2005                                          72.0%

 YEAR BUILT / YEAR RENOVATED                                           2001 / NA

 APPRAISED VALUE                                                     $85,100,000

 PROPERTY MANAGEMENT                                            Polinger Company

 UW ECONOMIC OCCUPANCY                                                     90.0%

 UW REVENUES                                                          $8,393,688

 UW TOTAL EXPENSES                                                    $2,649,259

 UW NET OPERATING INCOME (NOI)                                        $5,744,429

 UW NET CASH FLOW (NCF)                                               $5,556,114
--------------------------------------------------------------------------------

                                      S-169

------------------------------------------------------------------------------------------------------------------------------------
                                                            TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                           NET      % OF NET                              % OF
                                         RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
              TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

GSA (INS) ........................     Aaa/AAA/AAA        93,817       27.6%   $27.63     $2,592,185       38.7%   February 2014
GSA (DEA) ........................     Aaa/AAA/AAA        70,626       20.8    $27.44      1,937,977       28.9    February 2015
Management Systems Designers .....       NR/NR/NR         44,844       13.2    $27.00      1,210,788       18.1     January 2013
SiloSmashers, Inc. ...............       NR/NR/NR         35,400       10.4    $27.00        955,800       14.3     October 2014
Vacant ...........................                        95,113       28.0                        0        0.0
                                                         -------      -----               ----------      -----
TOTAL ............................                       339,800      100.0%              $6,696,750      100.0%
                                                         =======      =====               ==========      =====
------------------------------------------------------------------------------------------------------------------------------------

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------
                                               LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------

                    # OF       WA BASE                                  CUMULATIVE                        CUMULATIVE %
                   LEASES      RENT/SF     TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL      OF ACTUAL RENT
     YEAR         ROLLING      ROLLING      ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*        ROLLING*
-----------------------------------------------------------------------------------------------------------------------

     2005        0             $ 0.00            0           0.0%            0.0%            0.0%              0.0%
     2006        0             $ 0.00            0           0.0%            0.0%            0.0%              0.0%
     2007        0             $ 0.00            0           0.0%            0.0%            0.0%              0.0%
     2008        0             $ 0.00            0           0.0%            0.0%            0.0%              0.0%
     2009        0             $ 0.00            0           0.0%            0.0%            0.0%              0.0%
     2010        0             $ 0.00            0           0.0%            0.0%            0.0%              0.0%
     2011        0             $ 0.00            0           0.0%            0.0%            0.0%              0.0%
     2012        0             $ 0.00            0           0.0%            0.0%            0.0%              0.0%
     2013        1             $27.00       44,844          13.2%           13.2%           18.1%             18.1%
     2014        4             $27.46      129,217          38.0%           51.2%           53.0%             71.1%
     2015        1             $27.44       70,626          20.8%           72.0%           28.9%            100.0%
  Thereafter     0             $ 0.00            0           0.0%           72.0%            0.0%            100.0%
    Vacant       0              N/A         95,113          28.0%          100.0%            0.0%            100.0%
-----------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-170

THE LOAN. The Mortgage Loan (the "MetroPlace III & IV Loan") is secured by a first deed of trust encumbering an office building located in Fairfax, Virginia.
The MetroPlace III & IV Loan represents approximately 2.0% of the Cut-Off Date
Pool Balance. The MetroPlace III & IV Loan was originated on December 29, 2004, and has a principal balance as of the Cut-Off Date of $55,000,000. The
MetroPlace III & IV Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

The MetroPlace III & IV Loan has a remaining term of 118 months, and matures on
January 11, 2015. The MetroPlace III & IV Loan may be prepaid on or after
November 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Prosperity Metro Plaza of Virginia, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the MetroPlace III & IV Loan. The sponsors are the GE Pension Fund and the Coakley Family Trust. The GE Pension
Fund is managed by GE Asset Management Incorporated, an investment management firm managing over $180 billion in assets with more than 200 clients. The
Coakley Family owns the C.J. Coakley Company, Inc., one of the largest commercial interior construction contractors in the Washington area and among the top twenty in the country.

THE PROPERTY. The Mortgaged Property is an approximately 339,800 square foot office building situated on approximately 3.5 acres. The Mortgaged Property was constructed in 2001. The Mortgaged Property is located in Fairfax, Virginia, within the Washington-Baltimore, DC-MD-VA metropolitan statistical area. As of
February 2, 2005, the occupancy rate for the Mortgaged Property securing the
MetroPlace III & IV Loan was approximately 72.0%.

The largest tenant is the U.S. Government -- U.S. Immigration and Naturalization
Service ("GSA-INS"). The GSA-INS occupies approximately 93,817 square feet, or approximately 27.6% of the net rentable area. The GSA-INS directs individuals through the U.S. citizenship process. As of February 15, 2005, the GSA-INS was rated "Aaa" (Moody's), "AAA" (S&P) and "AAA" (Fitch). The GSA-INS lease expires in February 2014. The second largest tenant is the U.S. Government -- U.S. Drug
Enforcement Administration ("GSA-DEA") occupying approximately 70,626 square feet, or approximately 20.8% of the net rentable area. The GSA-DEA enforces the controlled substances laws and regulations of the United States. As of February
15, 2005, the GSA-DEA was rated "Aaa" (Moody's), "AAA" (S&P) and "AAA" (Fitch).
The GSA-DEA lease expires in February 2015. The third largest tenant is
Management Systems Designers ("MSD"), occupying approximately 44,844 square feet, or approximately 13.2% of the net rentable area. MSD is a leading information technology services provider, which has provided IT solutions to
Federal Government clients for more than 24 years. The MSD lease expires in
January 2013.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

MANAGEMENT. Polinger Company is the property manager for the Mortgaged Property securing the MetroPlace III & IV Loan. Polinger Company provides property management services for approximately 5 million square feet of commercial space in the Washington, DC area.

                                     S-171

1001 Connecticut Avenue & 1701 K Street

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $53,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.9%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                      Charles A. Gravely
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.060%
 MATURITY DATE                                                 February 11, 2012
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                           84 / 360
 REMAINING TERM / AMORTIZATION                                          83 / 360
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
   ENGINEERING                    $6,250
   TI/LC                        $500,000
   HOLDBACK RESERVE(1)        $3,000,000

 ONGOING MONTHLY RESERVES
   TAX                               Yes
   REPLACEMENT                    $3,823
   TI/LC(2)                    Springing

 ADDITIONAL FINANCING                                                       None
 CUT-OFF DATE BALANCE                                                $53,000,000
 CUT-OFF DATE BALANCE/SF                                                    $242
 CUT-OFF DATE LTV                                                          77.9%
 MATURITY DATE LTV                                                         71.9%
 UW DSCR ON NCF                                                            1.27x
--------------------------------------------------------------------------------

(1)  Escrowed at closing, and to be held until the base rental collections from the property equal $569,000 / month. The borrower will qualify for partial release of the escrow, in the amount of $1.5 million, upon the achievement of $561,000 / month in base rental collections.

(2)  If the TI/LC reserve drops below the initial $500,000 due to the use of such funds for tenant improvements and leasing commissions, the borrower is required to escrow up to $25,000 monthly to replace such funds until the reserve again equals $500,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                         Washington, DC

 PROPERTY TYPE                                                      Office - CBD

 SIZE (SF)                                                               219,029

 OCCUPANCY AS OF JANUARY 18, 2005                                          88.2%

 YEAR BUILT / YEAR RENOVATED                                         1953 / 2001

 APPRAISED VALUE                                                     $68,000,000

 PROPERTY MANAGEMENT                          Zuckerman Gravely Management, Inc.

 UW ECONOMIC OCCUPANCY                                                     93.0%

 UW REVENUES                                                          $7,200,789

 UW TOTAL EXPENSES                                                    $2,366,204

 UW NET OPERATING INCOME (NOI)                                        $4,834,585

 UW NET CASH FLOW (NCF)                                               $4,357,037
--------------------------------------------------------------------------------

                                     S-172

----------------------------------------------------------------------------------------------------------------------------------
                                                             TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                           NET      % OF NET                              % OF
                                         RATINGS         RENTABLE   RENTABLE    ACTUAL                   ACTUAL     DATE OF LEASE
                  TENANT            MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT        EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Down Under / Bravo Bravo ..........      NR/NR/NR          9,107        4.2%  $24.36      $  221,847       3.4%        March 2009
Dress Barn ........................      NR/NR/NR          9,056        4.1   $53.23         482,053       7.3   Multiple Spaces*
Competitive Enterprise Institute ..      NR/NR/NR          8,971        4.1   $32.87         294,877       4.5      November 2008
Callahan & Associates .............      NR/NR/NR          7,052        3.2   $33.42         235,678       3.6          June 2008
ACEEE .............................      NR/NR/NR          6,128        2.8   $35.31         216,354       3.3           May 2008
Non-major tenants .................                      152,769       69.7   $33.74       5,154,940      78.0
Vacant ............................                       25,946       11.8                        0       0.0
                                                         -------      -----               ----------     -----
TOTAL .............................                      219,029      100.0%              $6,605,749     100.0%
                                                         =======      =====               ==========     =====
----------------------------------------------------------------------------------------------------------------------------------

*    Under the terms of multiple leases, 4,701 square feet expire in December
     2008, and 4,355 square feet expire in June 2009.

--------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------
                               WA BASE                                                                 CUMULATIVE %
                # OF LEASES    RENT/SF    TOTAL SF   % OF TOTAL SF    CUMULATIVE %     % OF ACTUAL    OF ACTUAL RENT
     YEAR         ROLLING      ROLLING     ROLLING      ROLLING*     OF SF ROLLING*   RENT ROLLING*      ROLLING*
--------------------------------------------------------------------------------------------------------------------

     2005           10         $33.08      12,191          5.6%             5.6%            6.1%            6.1%
     2006           24         $35.95      33,119         15.1%            20.7%           18.0%           24.1%
     2007           25         $34.00      33,471         15.3%            36.0%           17.2%           41.4%
     2008           28         $35.14      64,136         29.3%            65.3%           34.1%           75.5%
     2009           12         $30.89      34,326         15.7%            80.9%           16.1%           91.5%
     2010            4         $32.48      10,955          5.0%            85.9%            5.4%           96.9%
     2011            0         $ 0.00           0          0.0%            85.9%            0.0%           96.9%
     2012            2         $41.82       4,885          2.2%            88.2%            3.1%          100.0%
     2013            0         $ 0.00           0          0.0%            88.2%            0.0%          100.0%
     2014            0         $ 0.00           0          0.0%            88.2%            0.0%          100.0%
     2015            0         $ 0.00           0          0.0%            88.2%            0.0%          100.0%
  Thereafter         0         $ 0.00           0          0.0%            88.2%            0.0%          100.0%
    Vacant           0           NA        25,946         11.8%           100.0%            0.0%          100.0%
--------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-173

THE LOAN. The Mortgage Loan (the "1001 Connecticut Avenue & 1701 K Street Loan")
is secured by a first deed of trust encumbering an office building located in
Washington, DC. The 1001 Connecticut Avenue & 1701 K Street Loan represents approximately 1.9% of the Cut-Off Date Pool Balance. The 1001 Connecticut Avenue
& 1701 K Street Loan was originated on February 8, 2005, and has a principal balance as of the Cut-Off Date of $53,000,000. The 1001 Connecticut Avenue &
1701 K Street Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 1001 Connecticut Avenue & 1701 K Street Loan has a remaining term of 83 months, and matures on February 11, 2012. The 1001 Connecticut Avenue & 1701 K
Street Loan may be prepaid on or after December 11, 2011, and permits defeasance with United States government obligations beginning two years after the Closing
Date.

THE BORROWER. The borrowers are 1001 Connecticut, LLC and 1701 K, LLC, each a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1001
Connecticut Avenue & 1701 K Street Loan. The sponsor of the borrowers is Charles
A. Gravely, a principal in Zuckerman-Gravely Development. Zuckerman Gravely
Development and its affiliates currently own 1.3 million square feet of commercial space and have developed over two million square feet of office space in the Washington, DC area.

THE PROPERTY. The Mortgaged Property is an approximately 219,029 square foot office building situated on approximately 0.4 acres. The Mortgaged Property was constructed in 1953 and renovated in 2001. The Mortgaged Property is located in
NW Washington, DC. As of January 18, 2005, the occupancy rate for the Mortgaged
Property securing the 1001 Connecticut Avenue & 1701 K Street Loan was
approximately 88.2%.

The largest tenant is Down Under/Bravo Bravo occupying approximately 9,107 square feet, or approximately 4.2% of the net rentable area. Down Under/Bravo
Bravo is a restaurant and nightclub. The Down Under/Bravo Bravo lease expires in
March 2009. The second largest tenant is Dress Barn occupying approximately
9,056 square feet, or approximately 4.1% of the net rentable area. Dress Barn is a women's apparel specialty store, which offers career and casual fashion to the working woman. The Dress Barn lease expires in December 2008, with respect to
4,701 square feet, and in June 2009, with respect to 4,355 square feet. The third largest tenant is Competitive Enterprise Institute ("CEI"), occupying approximately 8,971 square feet, or approximately 4.1% of the net rentable area.
CEI, founded in 1984, is a non-profit organization dedicated to the advancement of limited government and free enterprise. The CEI lease expires in November
2008.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

MANAGEMENT. Zuckerman Gravely Management, Inc., an affiliate of the sponsors, is the property manager for the Mortgaged Property securing the 1001 Connecticut
Avenue & 1701 K Street Loan.

                                     S-174

Eastmont Town Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Countrywide
 CUT-OFF DATE BALANCE                                                $53,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.9%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                        Jack Sumski, Marilyn Sumski, and
                                              Jack and Marilyn Sumski 2004 Trust
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            6.240%
 MATURITY DATE                                                 February 11, 2015
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                          6
 ORIGINAL TERM / AMORTIZATION                                          120 / 264
 REMAINING TERM / AMORTIZATION(1)                                      119 / 264
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   OCCUPANCY(2)                 $4,200,000
   ENGINEERING                  $2,500

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE(3)             Yes
   REPLACEMENT(4)               $12,167
   TI/LC                        $31,500
   OTHER(5)                     Yes

 ADDITIONAL FINANCING(6)                                                    None

 CUT-OFF DATE BALANCE                                                $53,000,000
 CUT-OFF DATE BALANCE/SF                                                    $ 90
 CUT-OFF DATE LTV                                                          71.1%
 MATURITY DATE LTV                                                         52.3%
 UW DSCR ON NCF(7)                                                         1.31x
--------------------------------------------------------------------------------

(1)  The Mortgage Loan documents require amortization on a 22 year schedule as long as sufficient cash flow is available; however, the Mortgage Loan is not in payment default even if payments are made on a 30 year amortization schedule. At any time that the outstanding principal balance of the
     Mortgage Loan is higher than the balance would be on a 22 year amortization schedule, 100% of excess cash flow will be swept and applied to reduce the mortgage loan balance to the amount it would be had it amortized on a 22 year amortization schedule.

(2)  $4,200,000 was held back at closing to be released only for tenant improvements and leasing commissions associated with mortgagee approved leases and subject to 1.25x DSCR and 75% LTV.

(3)  Commencing on the date that the borrower notifies the mortgagee that the
     Alameda County Behavioral Healthcare Services or an affiliate thereof (or, in the event such entity does not execute a lease for the space currently contemplated, a replacement tenant or tenants for any portion of vacant space in the Mortgaged Property, provided such replacement tenant(s) are paying in the aggregate more than $250,000 in annual gross rent) has executed a lease and is in occupancy and paying rent pursuant to the terms of such lease. Prior to such date, the borrower will be responsible for the insurance premiums and will not be required to deposit such premiums into escrow.

(4)  Capped at $125,000.

(5)  The Mortgage Loan documents require a sweep of all excess cash flow until certain related litigation has been resolved.

(6)  Future mezzanine debt permitted.

(7)  Calculated using a 22 year amortization schedule and assuming approval of the Alameda County Behavioral Health Care Services lease.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                            Oakland, CA

 PROPERTY TYPE                                         Mixed Use - Office/Retail

 SIZE (SF)                                                               585,973

 OCCUPANCY AS OF OCTOBER 12, 2004                                          87.5%

 YEAR BUILT / YEAR RENOVATED                                         1965 / 2004

 APPRAISED VALUE                                                     $74,575,000

 PROPERTY MANAGEMENT                            Eastmont Properties Company, LLC

 UW ECONOMIC OCCUPANCY                                                     89.5%

 UW REVENUES                                                          $9,707,468

 UW TOTAL EXPENSES                                                    $3,445,475

 UW NET OPERATING INCOME (NOI)                                        $6,261,993

 UW NET CASH FLOW (NCF)                                               $5,820,888
--------------------------------------------------------------------------------

                                     S-175

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                       % OF
                                                                        NET                                   % OF
                                        RATINGS(1)     NET RENTABLE  RENTABLE   ACTUAL RENT                  ACTUAL    DATE OF LEASE
                TENANT              MOODY'S/S&P/FITCH    AREA (SF)     AREA         PSF       ACTUAL RENT     RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Alameda County SSC ................    Aaa3/AAA/AAA        64,302       11.0%      $16.77     $1,078,282       12.8%   November 2014
Oakland Police Precinct(2) ........    Aaa3/AAA/AAA        64,000       10.9       $ 9.00        576,000        6.8    December 2022
County of Alameda Adult and Aging..    Aaa3/AAA/AAA        55,000        9.4       $21.82      1,200,000       14.3   September 2023
Alameda County Behavioral Health
  Care Services(3) ................    Aaa3/AAA/AAA        44,000        7.5       $21.00        924,000       11.0    December 2020
Alameda County Wellness Center ....    Aaa3/AAA/AAA        36,995        6.3       $16.32        603,758        7.2       March 2018
Non-Major tenants .................                       271,286       46.3       $14.89      4,038,538       48.0
Vacant ............................                        50,390        8.6                           0        0.0
                                                          -------      -----                  ----------      -----
TOTAL .............................                       585,973      100.0%                 $8,420,578      100.0%
                                                          =======      =====                  ==========      =====
------------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  The Oakland Police Precinct has an option to terminate upon 90 days' notice in the event that the Oakland Police Department elects to relocate its entire police force to downtown Oakland, California.

(3)  The borrower has a lease out for signature with Alameda County Behavioral
     Health Care Services for approximately 44,000 square feet at rent of $1.75 psf per month which equates to $924,000 annually for 15 years with an occupancy date of January 2006. The estimated landlord buildout for this space is equal to $3,000,000 for which lender will release part of the
     $4,200,000 holdback.

----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                                                                                                          CUMULATIVE
                                  WA BASE                                CUMULATIVE                       % OF ACTUAL
                 # OF LEASES      RENT/SF      TOTAL SF      % OF SF       % OF SF       % OF ACTUAL         RENT
     YEAR          ROLLING        ROLLING       ROLLING     ROLLING*      ROLLING*      RENT ROLLING*      ROLLING*
----------------------------------------------------------------------------------------------------------------------

     2005             24           $10.53       62,220         10.6%         10.6%            8.2%             8.2%
     2006              3           $14.58       18,477          3.2%         13.8%            3.2%            11.4%
     2007              5           $13.56       31,707          5.4%         19.2%            5.3%            16.6%
     2008              6           $ 9.20       16,210          2.8%         21.9%            1.8%            18.4%
     2009              8           $17.04       30,560          5.2%         27.2%            7.4%            25.8%
     2010              2           $16.85        4,453          0.8%         27.9%            0.9%            26.7%
     2011              3           $35.00       17,050          2.9%         30.8%            7.1%            33.8%
     2012              1           $31.01        4,160          0.7%         31.5%            1.5%            35.3%
     2013              2           $20.73        7,260          1.2%         32.8%            1.8%            37.1%
     2014              2           $16.92       66,250         11.3%         44.1%           13.3%            50.4%
     2015              1           $ 5.00       22,041          3.8%         47.8%            1.3%            51.7%
  Thereafter          10           $16.02      249,695         42.6%         90.5%           48.3%           100.0%
    Vacant            19           $ 0.00       55,890          9.5%        100.0%            0.0%           100.0%
----------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-176

THE LOAN. The Mortgage Loan (the "Eastmont Town Center Loan") is secured by a first deed of trust encumbering a mixed-use retail/office building located in
Oakland, California. The Eastmont Town Center Loan represents approximately 1.9%
of the Cut-Off Date Balance. The Eastmont Town Center Loan was originated on
January 21, 2005, and has a principal balance as of the Cut-Off Date of
$53,000,000. The Eastmont Town Center Loan provides for interest-only payments for the first 6 months of its term, and thereafter, fixed payments of principal and interest based upon a 22-year amortization schedule. However, in the event that there is insufficient cash flow on the Mortgaged Property to make payments on a 22-year amortization schedule, the borrower will not be in default if it makes payments on a 30-year amortization schedule. In such event, all excess cash flow will be swept and used to amortize the Eastmont Town Center Loan until the principal balance of the loan is reduced to the then scheduled amount for the 22-year amortization schedule.

The Eastmont Town Center Loan has a remaining term to maturity of 119 months and matures on February 11, 2015. The Eastmont Town Center Loan may be prepaid on or after November 11, 2014 and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Eastmont Oakland, LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastmont Town Center Loan. The sponsors are Jack Sumski and Marilyn Sumski, who are real estate developers that own 13 commercial and residential properties, and the Jack and Marilyn Sumski 2004
Trust.

THE PROPERTY. The Mortgaged Property is an approximately 585,973 square foot mixed use, office/retail building on approximately 27.5 acres. The Mortgaged
Property was constructed in 1965 and renovated in 2004. The Mortgaged Property is located in Oakland, California. As of October 12, 2004, the occupancy rate for the Mortgaged Property securing the Eastmont Town Center Loan was approximately 87.5%.

The largest tenant is the Alameda County Self Sufficiency Center (the "ACSSC")
occupying approximately 64,302 square feet, or approximately 11.0% of the net rentable area. The ACSSC is a local government agency providing services to low income families, including assistance with tax returns, housing needs and job searches. The ACSSC lease expires in November 2014. As of January 31, 2005, the
ACSSC was rated "AAA" (S&P), "Aaa" (Moody's), and "AAA" (Fitch). The second largest tenant is the Oakland Police Department occupying approximately 64,000 square feet, or approximately 10.9% of the net rentable area. The Oakland Police
Department lease expires in December 2022. As of January 31, 2005, the Oakland
Police Department was rated "AAA" (S&P), "Aaa" (Moody's), and "AAA" (Fitch). The third largest tenant is County of Alameda Adult and Aging (the "CAAA") occupying approximately 55,000 square feet, or approximately 9.4% of the net rentable area. The CAAA is a local government agency providing services and care for the health and safety of older individuals, such as in-home support services and long-term medical care for individuals who are disabled, blind or aged. The CAAA lease expires in September 2023. As of January 31, 2005, the ACSSC was rated
"AAA" (S&P), "Aaa" (Moody's), and "AAA" (Fitch).

LOCK BOX ACCOUNT. From and after April 30, 2005, all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee designated lock box account and swept to the borrower's account until a trigger event occurs.

MANAGEMENT. Eastmont Properties Company, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Eastmont Town
Center Loan.

LITIGATION. The Eastmont Town Center Loan is subject to certain pending litigation as described in this prospectus supplement under "RISK
FACTORS--Litigation May Have Adverse Effect on Borrowers."

PERFORMANCE ESCROWS. $4,200,000 was held back in escrow until the Mortgaged
Property achieves certain underwriting criteria. For additional information, see
"RISK FACTORS--Prepayments Will Affect Your Yield--Performance Escrows."

                                     S-177

Great Wolf Resorts Pool

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                  Citigroup
 CUT-OFF DATE BALANCE                                                $49,843,594
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.8%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                    GWR Operating Partnership, L.L.L.P.,
                                                        Great Wolf Resorts, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.835%
 MATURITY DATE                                                  January 11, 2015
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 300
 REMAINING TERM / AMORTIZATION                                         118 / 298
 LOCKBOX                                                                     Yes
 SHADOW RATING (S&P/MOODY'S/FITCH)(1)                                AAA/Aa3/AA-

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes
   ENGINEERING               $62,350

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   FF&E(2)                   Springing

 ADDITIONAL FINANCING        Subordinate Debt                        $24,950,434

                                                                     WHOLE
                                                                    MORTGAGE
                                                  TRUST ASSET         LOAN
                                               ----------------   -----------
 CUT-OFF DATE BALANCE                             $49,843,594     $74,794,028
 CUT-OFF DATE BALANCE/ROOM                          $88,690         $133,085
 CUT-OFF DATE LTV                                    42.0%            63.0%
 MATURITY DATE LTV                                   32.4%            50.4%
 UW DSCR ON NCF                                      3.08x            1.84x
--------------------------------------------------------------------------------

(1)  S&P, Moody's and Fitch have confirmed that the Great Wolf Resorts Pool Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

(2)  Upon the occurrence of certain trigger events, the borrower is required to deposit 3.0% (during years 2-5 of the loan) or 3.5% (years 5 and thereafter of the loan) of Gross Revenues (as defined in the mortgage loan documents)
     into an FF&E account.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                2

 LOCATION                                    Traverse City, MI & Kansas City, KS

 PROPERTY TYPE                                        Hospitality - Full Service

 SIZE (ROOMS)                                                                562

 OCCUPANCY AS OF AUGUST 31, 2004                                           63.6%

 YEAR BUILT                                             2003 (Traverse City, MI)
                                                          2002 (Kansas City, KS)

 APPRAISED VALUE                                                    $118,700,000

 PROPERTY MANAGEMENT                                   Great Lakes Services, LLC

 UW ECONOMIC OCCUPANCY                                                     67.0%

 UW REVENUES                                                         $41,699,767

 UW TOTAL EXPENSES                                                   $28,324,071

 UW NET OPERATING INCOME (NOI)                                       $13,375,696

 UW NET CASH FLOW (NCF)                                              $11,707,706
--------------------------------------------------------------------------------

                                     S-178

--------------------------------------------------------------------------------
                  GREAT WOLF RESORT - TRAVERSE CITY, MI SUMMARY
--------------------------------------------------------------------------------
TYPES OF ROOMS                                                  NO. OF ROOMS
--------------------------------------------------------------------------------
Family Suite - Double/Double ................................       163
Kid Cabin - Bunk beds with Queen Bed ........................        38
Loft Suites - Three Queen Beds ..............................        16
Jacuzzi Suites ..............................................         4
Kids Camp Suites ............................................        18
Majestic Bear Suites ........................................        12
Wolf Den Suites .............................................        30
                                                                  -----
TOTAL .......................................................       281
                                                                  =====

MEETING/BANQUET ROOMS                                           SQUARE FEET
--------------------------------------------------------------------------------
Northwest Territory Conference Room .........................     2,400
Fallen Timbers Conference Rooms (two) .......................     1,520
Symposium Room ..............................................     2,070
Eagles Landing Boardroom ....................................       510
                                                                  -----
TOTAL .......................................................     6,500
                                                                  =====

FOOD AND BEVERAGE                                                 SEATING
--------------------------------------------------------------------------------
Loose Moose .................................................       120
Camp Critter ................................................       135
Camp Critter Bar ............................................        16
Bear Claw Cafe ..............................................        15
Waterpark Snack Bar .........................................        40
                                                                  -----
TOTAL .......................................................       326
                                                                  =====
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  GREAT WOLF RESORT -- KANSAS CITY, KS SUMMARY
--------------------------------------------------------------------------------
TYPES OF ROOMS                                                 NO. OF ROOMS
--------------------------------------------------------------------------------
Loft Suites .................................................        16
Majestic/Royal Bear Suites ..................................        14
Kid Cabin Suites ............................................        42
Jacuzzi Suites ..............................................         6
Family Suites ...............................................       162
Kid Camp Suites .............................................        17
Wolf Den Suites .............................................        24
                                                                  -----
TOTAL .......................................................       281
                                                                  =====

MEETING/BANQUET ROOMS                                          SQUARE FEET
--------------------------------------------------------------------------------
Northwest Territory A .......................................       840
Northwest Territory B .......................................     1,260
Fallen Timber ...............................................     1,680
                                                                  -----
TOTAL .......................................................     3,780
                                                                  =====

FOOD AND BEVERAGE                                               SEATING
--------------------------------------------------------------------------------
Camp Critter Bar & Grille ...................................       220
Pizza Hut Express ...........................................         0
Bear Claw Cafe ..............................................         0
Waterpark Snack Bar .........................................         0
                                                                  -----
TOTAL .......................................................       220
                                                                  =====
--------------------------------------------------------------------------------

                                     S-179

Falchi Building

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $47,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.7%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                         Meyer Chetrit & Margaret Dolgin
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.800%
 MATURITY DATE                                                    March 11, 2010
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          60 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                      Yes
   TI/LC                       $1,500,000
   MASTER LEASE(1)             $1,200,000
   ENGINEERING                 $  206,195

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                      Yes
   REPLACEMENT                 $   10,645
   TI/LC                       $   15,968
 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $47,000,000
 CUT-OFF DATE BALANCE/SF                                                     $74
 CUT-OFF DATE LTV                                                          79.7%
 MATURITY DATE LTV                                                         74.3%
 UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------

(1)  Represents 2.5 years of the master lease obligations, with funds to be released to the TI/LC escrow as third party leases are signed, thus reducing the master lease obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                   Long Island City, NY

 PROPERTY TYPE                                     Mixed Use - Office/Industrial

 SIZE (SF)                                                               638,712

 OCCUPANCY AS OF JANUARY 5, 2005                                           93.5%

 YEAR BUILT / YEAR RENOVATED                                         1922 / 1995

 APPRAISED VALUE                                                     $59,000,000

 PROPERTY MANAGEMENT                                          KND Management Co.

 UW ECONOMIC OCCUPANCY                                                     88.0%

 UW REVENUES                                                          $6,492,779

 UW TOTAL EXPENSES                                                    $2,171,219

 UW NET OPERATING INCOME (NOI)                                        $4,321,560

 UW NET CASH FLOW (NCF)                                               $4,004,713
--------------------------------------------------------------------------------

                                     S-180

----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------
                                                       NET      % OF NET                              % OF
                                     RATINGS         RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
            TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Aggregate Sales Inc. .........       NR/NR/NR         85,262       13.3%    $ 5.78    $  492,635       8.9%      June 2006
A Touch of Class LTD .........       NR/NR/NR         70,067       11.0     $ 5.56       389,759       7.0     August 2018
Samuel Aaron .................       NR/NR/NR         67,789       10.6     $ 9.30       630,320      11.4   December 2009
Genal Strap/Vogue ............       NR/NR/NR         53,407        8.4     $ 7.20       384,468       6.9   December 2013
Dalow Industries .............       NR/NR/NR         40,595        6.4     $ 9.05       367,481       6.6     August 2013
Non-major tenants ............                       279,959       43.8     $11.71     3,278,864      59.1
Vacant .......................                        41,633        6.5                        0       0.0
                                                     -------      -----               ----------     -----
TOTAL ........................                       638,712      100.0%              $5,543,527     100.0%
                                                     =======      =====               ==========     =====
----------------------------------------------------------------------------------------------------------------------------

                                     S-181

Gardner Tanenbaum Pool

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Countrywide
 CUT-OFF DATE BALANCE                                                $43,200,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.6%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                      Justin C. Gardner;
                                                            Richard I. Tanenbaum
 TYPE OF SECURITY                                              Fee and Leasehold
 MORTGAGE RATE                                                            5.460%
 MATURITY DATE                                                    March 11, 2015
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         120 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                 Yes
   ENGINEERING                   $65,625

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                 Yes
   REPLACEMENT(1)                Yes
   TI/LC                         $22,456

 ADDITIONAL FINANCING(2)                                                    None

 CUT-OFF DATE BALANCE                                                $43,200,000
 CUT-OFF DATE BALANCE/SF                                                     $40
 CUT-OFF DATE LTV                                                          76.6%
 MATURITY DATE LTV                                                         63.9%
 UW DSCR ON NCF                                                            1.40x
--------------------------------------------------------------------------------

(1)  Funds escrowed monthly in the amount of $13,473 for loan years 1-3 and
     $4,491 for loan years 4-10.

(2)  Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                8

 LOCATION                                                               Oklahoma

 PROPERTY TYPE                                     Industrial - Warehouse / Flex

 SIZE (SF)                                                             1,077,873

 OCCUPANCY AS OF DECEMBER 31, 2004                                         94.9%

 YEAR BUILT / YEAR RENOVATED                                   Various / Various

 APPRAISED VALUE                                                     $56,400,000

 PROPERTY MANAGEMENT                                     Gar-Tan Management, LLC

 UW ECONOMIC OCCUPANCY                                                     88.9%

 UW REVENUES                                                          $5,216,504

 UW TOTAL EXPENSES                                                      $792,912

 UW NET OPERATING INCOME (NOI)                                        $4,423,592

 UW NET CASH FLOW (NCF)                                               $4,105,095
--------------------------------------------------------------------------------

                                     S-182

--------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------------------
                                                          NET      % OF NET                              % OF
                                       RATINGS          RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
            TENANT              MOODY'S/S&P/FITCH(1)   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT       EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

ARINC, Inc. ..................        NR/NR/NR           174,145      16.2%   $8.63      $1,502,784       27.4%  September 2012
Manco Inc.(2) ................        A2/A-/NR           219,900      20.4    $4.47         982,584       17.9      August 2010
IMAX Corporation(3) ..........        NR/NR/NR           200,000      18.6    $3.43         686,580       12.5    February 2014
Howard GM ....................        NR/NR/NR           165,499      15.4    $2.34         386,940        7.1     October 2007
Carbonyx(4) ..................        NR/NR/NR            78,887       7.3    $6.30         496,905        9.1       March 2014
Non-major tenants(5) .........        NR/NR/NR           239,442      22.1    $5.96       1,427,892       26.0
Vacant .......................                                 0       0.0                        0        0.0
                                                       ---------     -----               ----------      -----
TOTAL ........................                         1,077,873     100.0%              $5,483,685      100.0%
                                                       =========     =====               ==========      =====
--------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent of the tenant whether or not the parent guarantees the lease.

(2)  Parent is Henkel Corporation. The tenant's ratings are based on the parent.
     Lease expiration on 153,900 SF (base lease) is 8/31/2010. Lease expiration on 66,000 SF (expansion space) is 6/30/2005. The Actual Rent collected on the tenant's base lease includes $99,696 for amortized capital expenditures that will be paid through 8/31/2007.

(3)  Tenant's Actual Rent includes $6,588 for amortized capital expenditures that will be paid through the term of the tenant's lease.

(4)  Tenant's Actual Rent includes $132,446.64 for amortized capital expenditures that will be paid through the term of the tenant's lease.

(5)  Actual Rent includes $115,560.36 for amortized capital expenditure payments that end on various dates.

                                     S-183

Cabrillo Palisades

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $43,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.6%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                        Henry Manoucheri
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.570%
 MATURITY DATE                                                 February 11, 2010
 AMORTIZATION TYPE(1)                                              Interest Only
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                            60 / IO
 REMAINING TERM / AMORTIZATION                                           59 / IO
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
   TAX/INSURANCE              Yes
   ENGINEERING                $334,740

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes
   REPLACEMENT                $7,780

 ADDITIONAL
 FINANCING(2)                    Subordinate Debt                     $8,000,000

                                                                   WHOLE
                                                  TRUST           MORTGAGE
                                                  ASSET             LOAN
                                               -----------      -----------
  CUT-OFF DATE
  BALANCE                                      $43,000,000      $51,000,000
  CUT-OFF DATE BALANCE/UNIT                      $116,531         $138,211
  CUT-OFF DATE LTV                                 67.5%            80.0%
  MATURITY DATE LTV                                67.5%            80.0%
  UW DSCR ON NCF                                   1.49x            1.26x
--------------------------------------------------------------------------------

(1)  The loan is structured as interest only; however scheduled quarterly payments of principal in the amount of $526,960.78, will occur if the annualized net cash flow, as defined in the Mortgage, is less than
     $4,000,000 at the end of the 36th month of the loan term. In addition, if at the end of the 48th month of the loan term, the annualized net cash flow is less than $4,300,000, these quarterly principal payments of $526,960.78 will continue for the final year of the loan term.

(2)  In addition to the $8,000,000 B note, South Charles Investment Corporation funded $14,080,000 of preferred equity, which is secured by a first priority pledge and security interest in 100% of the membership interests of the borrowing entity.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                          San Diego, CA

 PROPERTY TYPE                                        Multifamily - Conventional

 SIZE (UNITS)                                                                369

 OCCUPANCY AS OF DECEMBER 22, 2004                                         93.5%

 YEAR BUILT / YEAR RENOVATED                                           1959 / NA

 APPRAISED VALUE                                                     $63,750,000

 PROPERTY MANAGEMENT                         Global Integrity Realty Corporation

 UW ECONOMIC OCCUPANCY                                                     96.0%

 UW REVENUES                                                          $5,682,368

 UW TOTAL EXPENSES                                                    $2,015,187

 UW NET OPERATING INCOME (NOI)                                        $3,667,181

 UW NET CASH FLOW (NCF)                                               $3,573,824
--------------------------------------------------------------------------------

                                     S-184

---------------------------------------------------------------------------------------------------------
                                               UNIT MIX
---------------------------------------------------------------------------------------------------------
                         NO. OF       APPROXIMATE      APPROXIMATE
UNIT MIX                  UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA         RENTAL RATE
---------------------------------------------------------------------------------------------------------

2 BR/1.5 BA .........     266              950          252,700          68.6%            $1,187
3 BR/1.5 BA .........     103            1,125          115,875          31.4             $1,479
                          ---                           -------         -----
TOTAL ...............     369              999          368,575         100.0%      $1,269 / $1.27 / SF
                          ===                           =======         =====
---------------------------------------------------------------------------------------------------------

                                     S-185

201 West Madison

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Countrywide
 CUT-OFF DATE BALANCE                                                $42,440,495
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.6%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                        Syndicated Equities Corporation;
                                            John W. Hammerschlag; Richard Kaplan
 TYPE OF SECURITY                                              Fee and Leasehold
 MORTGAGE RATE                                                            5.500%
 MATURITY DATE                                                 February 11, 2015
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 359
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE              Yes
   REPLACEMENT                $618,750
   TI/LC(1)                   $125,000
   ENGINEERING                $31,250

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes
   REPLACEMENT(2)             $3,500
   TI/LC(3)                   $286

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $42,440,495
 CUT-OFF DATE BALANCE/SF                                                    $110
 CUT-OFF DATE LTV                                                          74.6%
 MATURITY DATE LTV                                                         62.4%
 UW DSCR ON NCF                                                            1.38x
--------------------------------------------------------------------------------

(1)  Escrowed for tenant improvement allowances for the Office Max lease.

(2)  Funds are escrowed only if the reserve balance falls below $100,000.

(3)  Increased to $1,898 monthly if Walgreens does not renew its lease by May
     2012.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                            Chicago, IL

 PROPERTY TYPE                                         Special Purpose - Parking
                                                                   Garage/Retail

 SIZE (SF)                                                               385,310

 OCCUPANCY                                                                    NA

 YEAR BUILT / YEAR RENOVATED                                           1998 / NA

 APPRAISED VALUE                                                     $56,900,000

 PROPERTY MANAGEMENT                               Imperial Parking (U.S.), Inc.

 UW ECONOMIC OCCUPANCY                                                     85.4%

 UW REVENUES                                                          $6,467,888

 UW TOTAL EXPENSES                                                    $2,427,615

 UW NET OPERATING INCOME (NOI)                                        $4,040,273

 UW NET CASH FLOW (NCF)                                               $3,998,314
--------------------------------------------------------------------------------

                                      S-186

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                            % OF NET
                             RATINGS(1)      NET RENTABLE   RENTABLE       ACTUAL                           % OF       DATE OF LEASE
      TENANT SUMMARY     MOODY'S/S&P/FITCH      AREA SF       AREA      RENT PSF(2)   ACTUAL RENT(2)   ACTUAL RENT(2)    EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Parking Garage(2) .....      NR/NR/NR           365,998        95.0%     $  14.77       $ 5,406,715          86.1%              N/A
Walgreens .............     Aa3/A+/NR            12,150         3.2      $  38.50           467,775           7.4        April 2028
Office Max ............     Ba1/BB/NR             3,363         0.9      $  53.50           179,921           2.9        April 2012
Tahn/65 Restaurant ....      NR/NR/NR             1,760         0.5      $  55.00            96,800           1.5        March 2008
AWAN/Dunkin Donuts ....      NR/NR/NR             1,733         0.4      $  55.00            95,315           1.5          May 2012
Nextel ................    Ba3/BB+/BB+              306         0.1      $  62.41            19,097           0.3     December 2006
Non-Major tenants(3) ..                               0         0.0                          17,400           0.3
Vacant ................                               0         0.0                               0           0.0
                                                -------       -----                     -----------         -----
TOTAL .................                         385,310       100.0%     $  16.31       $ 6,283,023         100.0%
                                                =======       =====                     ===========         =====
------------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent of the tenant whether or not the parent guarantees the lease.

(2)  The parking garage figures are based on TTM revenues received from the operation of 1,108 parking spaces.

(3)  Includes both the LaSalle Bank lease for operation of an automated teller machine and the Metro Lights LLC lease for rights to advertise near the garage entrances and exits.

                                     S-187

One Fair Oaks

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
  MORTGAGE LOAN SELLER                                                  Wachovia
  CUT-OFF DATE BALANCE                                               $40,000,000
  PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   1.5%
  NUMBER OF MORTGAGE LOANS                                                     1
  LOAN PURPOSE                                                       Acquisition
  SPONSOR                                      Beacon Capital Strategic Partners
                                                                       III, L.P.
  TYPE OF SECURITY                                                           Fee
  MORTGAGE RATE                                                           4.780%
  MATURITY DATE                                                February 11, 2010
  AMORTIZATION TYPE                                                Interest Only
  INTEREST ONLY PERIOD                                                        60
  ORIGINAL TERM / AMORTIZATION                                           60 / IO
  REMAINING TERM / AMORTIZATION                                          59 / IO
  LOCKBOX                                                                    Yes

  UP-FRONT RESERVES                  None

  ONGOING MONTHLY RESERVES
    TAX AND INSURANCE                Springing
    REPLACEMENT RESERVES             Springing
    TI/LC                            Springing

  ADDITIONAL FINANCING                                                      None

  CUT-OFF DATE BALANCE                                               $40,000,000
  CUT-OFF DATE BALANCE/SF                                                   $187
  CUT-OFF DATE LTV                                                         70.5%
  MATURITY DATE LTV                                                        70.5%
  UW DSCR ON NCF                                                           2.10x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                            Fairfax, VA

 PROPERTY TYPE                                                 Office - Suburban

 SIZE (SF)                                                               214,214

 OCCUPANCY AS OF JANUARY 14, 2005                                         100.0%

 YEAR BUILT / YEAR RENOVATED                                           1987 / NA

 APPRAISED VALUE                                                     $56,700,000

 PROPERTY MANAGEMENT                           Beacon Capital Strategic Partners
                                                    III Property Management, LLC

 UW ECONOMIC OCCUPANCY                                                     95.0%

 UW REVENUES                                                          $5,937,571

 UW TOTAL EXPENSES                                                    $1,877,852

 UW NET OPERATING INCOME (NOI)                                        $4,059,718

 UW NET CASH FLOW (NCF)                                               $4,016,876
--------------------------------------------------------------------------------

                                     S-188

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                            NET      % OF NET
                                          RATINGS*        RENTABLE   RENTABLE    ACTUAL                  % OF ACTUAL   DATE OF LEASE
                  TENANT             MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT       RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

CACI Enterprise Solutions, Inc. ...       NR/BB/NR        214,214      100.0%  $ 20.09      $4,303,559       100.0%    December 2016
Vacant ............................                             0        0.0                         0         0.0
                                                          -------      -----                ----------       -----
TOTAL .............................                       214,214      100.0%               $4,303,559       100.0%
                                                          =======      =====                ==========       =====
------------------------------------------------------------------------------------------------------------------------------------

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-189

Cadbury Schweppes

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $36,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.3%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                     Caplease Credit LLC
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.260%
 MATURITY DATE                                                    March 11, 2015
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                          120 / 344
 REMAINING TERM / AMORTIZATION                                         120 / 344
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   INSURANCE                     Yes
   ENVIRONMENTAL(1)              $500,000
   RENT ESCROW(2)                $11,500,000

 ONGOING MONTHLY RESERVES
   ROLLOVER RESERVE              Springing

 ADDITIONAL FINANCING            Subordinate Debt                     $4,047,559

                                                                   WHOLE
                                         TRUST ASSET           MORTGAGE LOAN
                                         -----------           -------------
 CUT-OFF DATE BALANCE                    $36,000,000             40,047,559
 CUT-OFF DATE BALANCE/SF                        $241                   $268
 CUT-OFF DATE LTV                              75.0%                  83.4%
 MATURITY DATE LTV                             62.7%                  62.7%
 UW DSCR ON NCF                                1.29x                  1.02x
--------------------------------------------------------------------------------

(1)  Reserve held due to the existence of USTs at the Mortgaged Property. All sums may be released upon satisfaction of certain terms as described in the escrow agreements including a no further action letter issued by the state.

(2)  Reserve to be held until the tenant commences paying full unabated rent.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                           Whippany, NJ

 PROPERTY TYPE                                                     Office - Flex

 SIZE (SF)                                                               149,475

 OCCUPANCY AS OF DECEMBER 13, 2004                                        100.0%

 YEAR BUILT / YEAR RENOVATED                                           2005 / NA

 APPRAISED VALUE                                                     $48,000,000

 PROPERTY MANAGEMENT                                                Self-Managed

 UW ECONOMIC OCCUPANCY                                                     98.0%

 UW REVENUES                                                          $3,498,074

 UW TOTAL EXPENSES                                                       $92,461

 UW NET OPERATING INCOME (NOI)                                        $3,405,612

 UW NET CASH FLOW (NCF)                                               $3,149,176
--------------------------------------------------------------------------------

                                     S-190

----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------

                                                    NET      % OF NET
                                  RATINGS*        RENTABLE   RENTABLE    ACTUAL                      % OF      DATE OF LEASE
           TENANT            MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT   ACTUAL RENT    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Cadbury Schweppes .........     Baa2/BBB/BBB      149,475      100.0%    $23.88    $3,569,463        100.0%      March 2021
Vacant ....................                             0        0.0                        0          0.0
                                                  -------      -----               ----------        -----
TOTAL .....................                       149,475      100.0%              $3,569,463        100.0%
                                                  =======      =====               ==========        =====
----------------------------------------------------------------------------------------------------------------------------

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-191

Santa Teresa Portfolio

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Countrywide
 CUT-OFF DATE BALANCE                                                $33,878,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.2%
 NUMBER OF MORTGAGE LOANS                                                      2
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                      Richard P. Tambone
 TYPE OF SECURITY                                              Fee and Leasehold
 MORTGAGE RATE                                                            5.870%
 MATURITY DATE                                                 February 11, 2010
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          59 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                           Yes
   ENGINEERING                         $31,938

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                           Yes
   REPLACEMENT                         $15,243
   TI/LC                               $20,565

 ADDITIONAL FINANCING                                                       None
 CUT-OFF DATE BALANCE                                                $33,878,000
 CUT-OFF DATE BALANCE/SF                                                    $32
 CUT-OFF DATE LTV                                                          76.8%
 MATURITY DATE LTV                                                         72.8%
 UW DSCR ON NCF                                                            1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                               19

 LOCATION                                                                Various

 PROPERTY TYPE                                                 Industrial/Office

 SIZE (SF)                                                             1,062,029

 OCCUPANCY AS OF JANUARY 31, 2005                                          77.9%

 YEAR BUILT / YEAR RENOVATED                                   Various / Various

 APPRAISED VALUE                                                     $44,130,000

 PROPERTY MANAGEMENT                          Santa Barbara Realty Services, LLC

 UW ECONOMIC OCCUPANCY                                                     77.2%

 UW REVENUES                                                          $4,949,809

 UW TOTAL EXPENSES                                                    $1,504,826

 UW NET OPERATING INCOME (NOI)                                        $3,444,983

 UW NET CASH FLOW (NCF)                                               $3,036,853
--------------------------------------------------------------------------------

                                     S-192

------------------------------------------------------------------------------------------------------------------------------------
                                                            TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                                       % OF NET                              % OF
                                         RATINGS        NET RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
TENANT                              MOODY'S/S&P/FITCH     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

ADC Telecommunications ........... NR/NR/NR                 243,800       23.0%   $3.84       $  936,192      24.4%    October 2012
Tally Genicom .................... NR/NR/NR                  52,500        4.9    $3.60          189,000       4.9      August 2008
Aztec Imports, Inc. .............. NR/NR/NR                  40,000        3.8    $3.00          120,000       3.1    February 2006
Morrison Express Corp. ........... NR/NR/NR                  38,400        3.6    $3.00          115,200       3.0         May 2007
Emerson Electric Company ......... NR/NR/NR                  38,268        3.6    $4.33          165,750       4.3   September 2005
Non-major tenants ................ NR/NR/NR                 414,364       39.0    $5.59        2,314,256      60.3
Vacant ...........................                          234,697       22.1                         0       0.0
                                                          ---------      -----                ----------     -----
TOTAL ............................                        1,062,029      100.0%               $3,840,398     100.0%
                                                          =========      =====                ==========     =====
------------------------------------------------------------------------------------------------------------------------------------

                                      S-193

Choice Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $32,516,547
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.2%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                             Capital Lease Funding, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.300%
 MATURITY DATE                                                      May 11, 2013
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          101 / 365
 REMAINING TERM / AMORTIZATION                                          98 / 362
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                     Yes
   ENGINEERING                   $68,750

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                      Yes
  REPLACEMENT                     $9,516
  TI/LC*                           Steps

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $32,516,547
 CUT-OFF DATE BALANCE/SF                                                    $145
 CUT-OFF DATE LTV                                                          74.8%
 MATURITY DATE LTV                                                         56.3%
 UW DSCR ON NCF                                                            1.43x
--------------------------------------------------------------------------------

*    Beginning in January 2008, the borrower must begin escrowing $39,583 monthly through December 2009, and beginning in January 2010, $50,000 monthly for the remainder of the loan term, with a maximum reserve of
     $3,000,000. TI/LC reserve to be capped at $3,000,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  NUMBER OF MORTGAGED PROPERTIES                                               1

  LOCATION                                                     Silver Spring, MD

  PROPERTY TYPE                                                Office - Suburban

  SIZE (SF)                                                              223,912

  OCCUPANCY AS OF DECEMBER 2, 2004                                         99.0%

  YEAR BUILT / YEAR RENOVATED                                        1971 / 2003

  APPRAISED VALUE                                                    $43,500,000

  PROPERTY MANAGEMENT                                   Moore & Associates, Inc.

  UW ECONOMIC OCCUPANCY                                                    95.0%

  UW REVENUES                                                         $5,195,700

  UW TOTAL EXPENSES                                                   $1,788,530

  UW NET OPERATING INCOME (NOI)                                       $3,407,170

  UW NET CASH FLOW (NCF)                                              $3,101,444
--------------------------------------------------------------------------------

                                     S-194

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                              NET      % OF NET                              % OF
                                            RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
TENANT                                 MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Choice Hotels International ..........    Baa3/BBB/NR       158,727       70.9%   $21.97      $3,487,293      71.1%       May 2013
American Institutes for Research .....      NR/NR/NR         40,676       18.2    $21.26         864,969      17.6    October 2008
Sunburst Hospitality Corporation .....      NR/NR/NR         18,658        8.3    $20.35         379,690       7.7        May 2013
Communications Services for the Deaf .      NR/NR/NR          3,582        1.6    $23.35          83,640       1.7   December 2006
AT& ..................................    Ba1/BB+/BB+             0        0.0                    32,319       0.7   November 2006
Non-major tenants ....................                            0        0.0                    54,836       1.1
Vacant ...............................                        2,269        1.0                         0       0.0
                                                            -------      -----                ----------     -----
TOTAL ................................                      223,912      100.0%               $4,902,748     100.0%
                                                            =======      =====                ==========     =====
------------------------------------------------------------------------------------------------------------------------------------

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-195

Renaissance West Retail Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $29,250,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.1%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                        Aria Mehrabi and David S. Walker
                                                              and Sam Rahim Siam
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.340%
 MATURITY DATE                                                  January 11, 2015
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         118 / 360
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
   TAX/INSURANCE               Yes
   TI/LC                       $250,000
   ENGINEERING                 $1,563

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE               Yes
   REPLACEMENT                 $2,995
   TI/LC(1)                    Springing

 ADDITIONAL FINANCING(2)                                                    None

 CUT-OFF DATE BALANCE                                                $29,250,000
 CUT-OFF DATE BALANCE/SF                                                    $173
 CUT-OFF DATE LTV                                                          79.1%
 MATURITY DATE LTV                                                         69.0%
 UW DSCR ON NCF                                                            1.20x
--------------------------------------------------------------------------------

(1)  If funds are disbursed from the initial TI/LC escrow of $250,000, the borrower must begin escrowing $5000/month until reaching $250,000.

(2)  Future mezzanine debt is permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                          Las Vegas, NV

 PROPERTY TYPE                                                 Retail - Anchored

 SIZE (SF)                                                               169,334

 OCCUPANCY AS OF DECEMBER 22, 2004                                         96.0%

 YEAR BUILT / YEAR RENOVATED                                           1986 / NA

 APPRAISED VALUE                                                     $37,000,000

 PROPERTY MANAGEMENT                                          Vista Realty, Inc.

 UW ECONOMIC OCCUPANCY                                                     95.0%

 UW REVENUES                                                          $3,218,413

 UW TOTAL EXPENSES                                                      $685,482

 UW NET OPERATING INCOME (NOI)                                        $2,532,931

 UW NET CASH FLOW (NCF)                                               $2,340,412
--------------------------------------------------------------------------------

                                     S-196

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                       NET      % OF NET
                                     RATINGS*        RENTABLE   RENTABLE    ACTUAL                  % OF ACTUAL   DATE OF LEASE
            TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT       RENT       EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Food 4 Less ..................     Baa2/BBB/BBB       60,560       35.8%   $  7.50    $  454,200        17.1%    December 2006
Hollywood Video ..............       NR/B+/NR         12,432        7.3    $ 19.43       241,554         9.1        March 2006
Wells Fargo ..................     Aa1/AA--/AA         9,074        5.4    $ 35.87       325,484        12.3          May 2007
Designer's Touch .............       NR/NR/NR          9,000        5.3    $ 18.00       162,000         6.1          May 2009
Ricardo's Restaurant .........       NR/NR/NR          8,706        5.1    $ 28.21       245,596         9.3      October 2007
Non-major tenants ............                        62,815       37.1    $ 19.48     1,223,703        46.1
Vacant .......................                         6,747        4.0                        0         0.0
                                                      ------      -----               ----------       -----
TOTAL ........................                       169,334      100.0%              $2,652,538       100.0%
                                                     =======      =====               ==========       =====
-------------------------------------------------------------------------------------------------------------------------------

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-197

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan
Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan
History."

     One hundred fifty (150) of the Mortgage Loans (the "Wachovia Mortgage
Loans"), representing 63.3% of the Cut-Off Date Pool Balance (126 Mortgage Loans
in Loan Group 1 or 61.4% of the Cut-Off Date Group 1 Balance and 24 Mortgage
Loans in Loan Group 2 or 75.7% of the Cut-Off Date Group 2 Balance), were originated or acquired by Wachovia Bank, National Association ("Wachovia").
Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia
is a wholly-owned subsidiary of Wachovia Corporation, which as of December 31,
2004, had total assets of approximately $493.3 billion. Wachovia is acting as the Master Servicer. Wachovia Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Fifteen (15) of the Mortgage Loans (the "Countrywide Mortgage Loans"),
representing 14.8% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan
Group 1 or 16.8% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan
Group 2 or 2.4% of the Cut-Off Date Group 2 Balance) were originated by
Countrywide Real Estate Finance, Inc. ("Countrywide"), a California corporation, whose principal offices are located in Calabasas, California. Countrywide
Securities Corporation is acting as an Underwriter for this transaction and is an affiliate of Countrywide.

     Twenty-one (21) of the Mortgage Loans (the "Citigroup Mortgage Loans"),
representing 13.7% of the Cut-Off Date Pool Balance (18 Mortgage Loans in Loan
Group 1 or 13.8% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in
Loan Group 2 or 13.2% of the Cut-Off Date Group 2 Balance) were originated by
Citigroup Global Markets Realty Corp., a New York corporation, whose principal offices are located in New York, New York, that is primarily engaged in the business of purchasing and originating commercial mortgage loans. Citigroup is a subsidiary of Citigroup Financial Products, Inc. An affiliate of Citigroup,
Citigroup Global Markets Inc. is acting as a co-lead manager for this transaction.

     Forty (40) of the Mortgage Loans (the "Artesia Mortgage Loans"),
representing 8.1% of the Cut-Off Date Pool Balance (35 Mortgage Loans in Loan
Group 1 or 8.0% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan
Group 2 or 8.6% of the Cut-Off Date Group 2 Balance) were originated by Artesia
Mortgage Capital Corporation ("Artesia"). Artesia is a Delaware corporation engaged in the business of originating and securitizing U.S. commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah,
Washington. Artesia is a wholly-owned subsidiary of Dexia Bank which is rated
"AA" by S&P, "Aa2" by Moody's and "AA+" by Fitch. Dexia Bank is part of Dexia
Group, a diversified financial services firm located in Brussels, Belgium, with a balance sheet of 389 billion EUR ($527 billion) and a stock market capitalization of approximately 19 billion EUR ($26 billion) as of December
2004.

     Wachovia has no obligation to repurchase or substitute any of the
Countrywide Mortgage Loans, the Citigroup Mortgage Loans or the Artesia Mortgage
Loans. Citigroup has no obligation to repurchase or substitute any of the
Wachovia Mortgage Loans, the Countrywide Mortgage Loans or the Artesia Mortgage
Loans. Countrywide has no obligation to repurchase or substitute any of the
Wachovia Mortgage Loans, the Citigroup Mortgage Loans or the Artesia Mortgage
Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia
Mortgage Loans, Countrywide Mortgage Loans or Citigroup Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by
Wachovia. All information concerning the Countrywide Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by
Countrywide. All information concerning the Citigroup Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Citigroup. All information concerning the Artesia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Artesia.

                                     S-198

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. Two (2) Mortgage Loans (loan numbers
16 and 18), representing 2.5% of the Cut-Off Date Pool Balance (2.9% of Loan
Group 1), sold to the Depositor by Wachovia, were originated by Capital Lease
Funding, Inc. In each case the related Mortgage Loan Seller re-underwrote such
Mortgage Loan to the related Mortgage Loan Seller's underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage Loan Seller where it was determined not to adversely affect the Mortgage Loans originated or acquired by it in any material respect.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest-only periods, a maximum amortization period of 30 years following the interest-only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by such Mortgage Loan
Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

                                     S-199

     o    Insurance--If the property is insured under an individual policy (for example, the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage
          Loan Seller with sufficient funds to pay all insurance premiums. Each
          Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. An originator of a
          Mortgage Loan may waive this escrow requirement under certain circumstances.

     o    Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     o    Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated or acquired by the applicable Mortgage
Loan Seller (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the
Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and
(subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases
(if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies
(bearing evidence of filing) or other evidence of filing satisfactory to the
Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground

                                     S-200

lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii)
copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable
Mortgage Loan, the interest of the trust fund or the interests of any
Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to
(1) repurchase the affected Mortgage Loan within such 90-day period at a price
(the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage
Loan (calculated at the applicable Mortgage Rate) to but not including the Due
Date in the Collection Period in which the purchase is to occur and (iii)
certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the
Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute
Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute
Mortgage Loan as of the date of substitution (the "Substitution Shortfall
Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter, and comfort letter transfer document (the "Core Material Documents") will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage
Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special
Servicer (with a possible 30 day extension if the Master Servicer or Special
Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for

                                     S-201

recording or filing, as applicable, in the appropriate public records. See
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage
Assets; Repurchases" in the prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted
Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve
30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii)
have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating
Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage
Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling
Class Representative; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and
Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage
Rate, net of the related Administrative Cost Rate, that is less than the highest
Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan
Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off
     Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan;

                                     S-202

          (iii) immediately prior to the sale, transfer and assignment to the
     Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage
     Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage
     Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such
     Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e)
     the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which,

                                     S-203

     individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged
     Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

          (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the
     18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any
Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee)
to either substitute a Qualified Substitute Mortgage Loan and pay any
Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan
Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the
Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a
Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage
Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed

                                     S-204

and which is the subject of a repurchase claim under the related Mortgage Loan
Purchase Agreement, the Special Servicer with the consent of the Controlling
Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party as set forth in the Pooling and Servicing Agreement (a "Determination Party") to
determine whether or not such proposed sale is in accordance with the Servicing
Standard. If the related Determination Party determines that such proposed sale is in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans or
REO Properties, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage
Loan Agreement and required to repurchase such Defaulted Mortgage Loan or REO
Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such
Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the
Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted
Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the
Determination Party will constitute Additional Trust Fund Expenses and the
Mortgage Loan Seller will not be liable for any such difference.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties; Repurchases
and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan"
and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage
Loan Seller will be required to repurchase or substitute for such other Crossed
Loan(s) in the related Crossed Group as provided above in "--Assignment of the
Mortgage Loans; Repurchases and Substitutions" or "--Representations and
Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related
Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed
Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the

                                     S-205

Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related
Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the
Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable
Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the
Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                                     S-206

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, and the Companion Loans for the holder of such Companion Loans, in accordance with applicable law, the terms of the
Pooling and Servicing Agreement, the terms of the related Intercreditor
Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing,
(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage
Loans on a net present value basis and the best interests of the
Certificateholders and the trust fund or, if a Co-Lender Loan and its related
Companion Loan (a "Loan Pair") are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related
Mortgage Loans and that the Pari Passu Companion Loans are pari passu in right of entitlement to payment to the related Mortgage Loan, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage
Loan Sellers or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special
Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master
Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master
Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special
Servicer or any affiliate of either has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing
Standard").

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master
Servicer and the Special Servicer will remain obligated under the Pooling and
Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master
Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master
Servicer or the Special Servicer would be reimbursed under the Pooling and
Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans and the Companion Loans. Reference is also made to the prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and
Servicing Agreement as they relate to the rights and obligations of the Master
Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and
Servicing Agreement relating to actions taken at the direction of the
Controlling Class Representative (and, in certain circumstances, the holder of a
Subordinate Companion

                                     S-207

Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the prospectus with respect to Specially Serviced
Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master
Servicer set forth in the accompanying prospectus, the Master Servicer and the
Special Servicer each has the right to resign at any other time provided that
(i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND
SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the
Depositor" in the accompanying prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master
Servicer"), will be responsible for servicing the Mortgage Loans (other than
Specially Serviced Mortgage Loans and REO Properties). Although the Master
Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master
Servicer will remain liable for its servicing obligations under the Pooling and
Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, is our affiliate, one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. Wachovia Bank, National Association or one
of its affiliates is the holder of the One & Two International Place Companion
Loan, the 450 West 33rd Street Companion Loan and the Firewheel Corners
Companion Loan. Wachovia Bank, National Association is also an equity owner of
Capital Lease, LP, the holder of the companion loan with respect to the Cadbury
Schweppes Loan and the sponsor of the related borrower. The Master Servicer's principal servicing offices are located at NC 1075, 8739 Research Drive URP4,
Charlotte, North Carolina 28262.

     As of December 31, 2004, Wachovia Bank, National Association and its
affiliates were responsible for master or primary servicing approximately 15,531 commercial and multifamily loans, totaling approximately $141 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National
Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing
Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     Allied Capital Corporation, a Maryland corporation ("Allied Capital") will initially be appointed as special servicer of the Mortgage Loans (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The following information has been provided by the Special Servicer. None of the Depositor, the Trustee, the
Underwriters, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy of completeness of the information.

     The principal executive offices of Allied Capital are located at 1919
Pennsylvania Avenue N.W., Washington, D.C. 20006 and its telephone number is
(202) 331-1112. Allied Capital and several of its subsidiaries are involved in the real estate investment, finance and management business. As of December 31,
2004, Allied Capital's CMBS portfolio included approximately 62 loans and REO properties as underlying collateral in most states across the country with a current face value of $1.0 billion, all of which are secured by commercial real estate assets. Included in this managed portfolio are approximately $428 billion of commercial real estate assets representing approximately 6,200 loans and REO properties within 45 securitization transactions, for which Allied Capital acts as special servicer.

                                     S-208

     Allied Capital owns assets similar in type to the assets of the trust fund.
Accordingly, the assets of the special servicer may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by Allied Capital Corporation and neither the Depositor nor any
Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     With respect to the Mortgage Loans (other than the Great Wolf Resorts Loan and the Cabrillo Palisades Loan), the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the
Controlling Class to replace the Special Servicer and to select a representative who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. Each advisor referred to above is referred to herein as the "Controlling Class
Representative". Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the
Controlling Class Representative as well as certain additional rights as more fully described in "--The Controlling Class Representative" below including with respect to (a) the Cabrillo Palisades Loan, the right to replace the Special
Servicer solely with respect to the Cabrillo Palisades Loan during any time that no Cabrillo Palisades Control Appraisal Period exists and (b) the Great Wolf
Resorts Loan, the right to replace the Special Servicer solely with respect to the Great Wolf Resorts Loan during any time that no Great Wolf Resorts control appraisal period exists. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than
50% of the Certificate Balance of the Controlling Class. See "--The Controlling
Class Representative" below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special
Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential
Pay Certificates, (i) which bears the latest payment priority and (ii) the
Certificate Balance of which is greater than 25% of its original Certificate
Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding
Class of Certificates (other than the Class Z Certificates, the REMIC Residual
Certificates or the Class X Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and
Class A-1A Certificates will be treated as one Class for determining the
Controlling Class.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan or Companion Loan as to which (a) the related mortgagor has (i)
failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the 60th day following such default, received a written commitment, which is reasonably acceptable to the Special Servicer and for which the
Controlling Class Representative has provided its consent, to refinance such
Mortgage Loan or Companion Loan within 120 days after the due date of such
Balloon Payment or if Borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, within 60 days after such default, or (ii)
failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days unless, with respect to any
Co-Lender Loan, the related holder of the Companion Loan effects a cure in accordance with the related Intercreditor Agreement; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic
Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days or any other default under the applicable
Mortgage Loan documents that would (with respect to such other default)
materially impair the value of the Mortgaged Property as security for the
Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders (and, if applicable, the holders of the related Companion Loans) and is

                                     S-209

likely to continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (c)
there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement)
that the Master Servicer or the Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the
Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a)
through (g) above, a "Servicing Transfer Event").

     In general, as long as a Co-Lender Loan is owned by the trust fund, each related Companion Loan will be serviced and administered under the Pooling and
Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage
Loan. If a Co-Lender Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or the related Subordinate
Companion Loans are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion
Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan
(including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage Loans"
and, together with any REO Properties, constitute "Specially Serviced Trust Fund
Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan or Companion Loan will cease to be a Specially Serviced
Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the
Master Servicer will re-assume servicing responsibilities):

                                     S-210

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such
     Mortgage Loan and, if applicable, Companion Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the
     Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee"
is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the
Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0400% to 0.1000%. As of the Cut-Off Date the weighted average
Master Servicing Fee Rate will be approximately 0.04155% per annum. The Master
Servicer will not be entitled to receive a separate fee with respect to a
Companion Loan unless such fee is expressly set forth in the related
Intercreditor Agreement. Otherwise, all references in this section to "Mortgage
Loans" will include the Companion Loans.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage
Loans during such Collection Period will exceed (such excess, a "Prepayment
Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest
Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master
Servicer is required to deposit into the Certificate Account (such deposit, a
"Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage
Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i)
the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of
0.020% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment

                                     S-211

income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related
Prepayment Interest Shortfall; provided, however, to the extent any such
Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such
Collection Period. Compensating Interest Payments will not cover shortfalls in
Mortgage Loan interest accruals that result from any liquidation of a defaulted
Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the
Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The
"Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate")
equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially
Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned
Special Servicing Fees are payable out of general collections on the Mortgage
Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan), will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the
Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset
(i) by a Mortgage Loan Seller (as described under "DESCRIPTION OF THE MORTGAGE
POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase Agreement, (ii) by the Master Servicer, the
Special Servicer, the Majority Subordinate Certificateholder or the purchasing
Certificateholder as described under "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of the
Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender
Loans" in this prospectus supplement. The Special Servicer also is entitled to a
"Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such
Mortgage Loan or Companion Loan for so long as it remains a Corrected Mortgage
Loan payable by withdrawal from such amounts on deposit in the Certificate
Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage
Loan that became a Corrected Mortgage Loan during the period that it acted as
Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage
Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage
Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional
Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) and the cost of property inspections as provided in the
Pooling and Servicing Agreement and to the extent not otherwise allocated to the
Companion Loan in accordance with the related Intercreditor Agreement) and
Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the

                                     S-212

Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust
Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional
Trust Fund Expenses. In addition, each of the Master Servicer and the Special
Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master
Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage
Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred.
See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in the
prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the
Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury
Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount
(including Prepayment Premiums and Yield Maintenance Charges) payable under the
Mortgage Loan, (ii) affect the obligation of the related borrower to pay a
Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then-aggregate current principal balances of all Mortgage
Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated
Principal Balance as of such date, permit the transfer of (A) the related
Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity

                                     S-213

owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related
Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then- aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the
Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of any related
Companion Loan, the Special Servicer may (i) reduce the amounts owing under any
Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially
Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced
Mortgage Loan (and the Master Servicer may extend the maturity of Mortgage Loans
(other than Specially Serviced Mortgage Loans) with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period;
provided that (x) the related borrower is in default with respect to the
Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable,
(y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders (and the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z)
such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause either REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final
Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then-prevailing interest rate for comparable loans, as determined by the Special
Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such
Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage
Loan. The Special Servicer will have the ability, subject to the Servicing
Standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan is effected

                                     S-214

are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports
to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii)
approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv)
approving certain modifications in connection with a defeasance permitted by the terms of the applicable mortgage loan documents and (v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust as holder of the Co-Lender Loan, nor the holder(s) of the related Companion
Loans gain a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage
     Loan Documents of a Mortgage Loan that relates to the Maturity Date,
     Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
     Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
     "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
     "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

          (ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

                                     S-215

          (x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

          (xi) any determination to allow a borrower not to maintain terrorism insurance; and

          (xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, or (ii)
expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders and, if applicable, the holders of each Companion Loan, taken as a collective whole. Allied Capital will be the initial Controlling Class Representative with respect to each Mortgage Loan.

     Notwithstanding the second preceding paragraph set forth above, the holders of the Cabrillo Palisades Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Cabrillo Palisades Whole Loan and the Controlling Class, and
the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the Cabrillo
Palisades Companion Loan will be entitled to such rights, but only so long as no
Cabrillo Palisades control appraisal period is then in effect (taking into consideration any Cabrillo Palisades reserve collateral, if applicable). These rights include that the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Cabrillo Palisades Companion Loan or its designee and the holder of the Cabrillo Palisades Companion Loan or its designee shall have the right to object within 10 days thereafter in connection with: (A) any modification or waiver of a monetary term of the loan and any modification of, or waiver with respect to, the loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the loan or a modification or waiver of any other monetary term of the loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the
Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents, (B) any modification of, or waiver with respect to, the loan that would result in a discounted pay off of the loan, (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise, (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the loan documents or in the Pooling Agreement) or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in borrower or any sale of the loan (other than pursuant to a purchase option contained in the loan documents or in the Pooling Agreement),
(E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (F) any substitution or release of collateral for the loan (other than in accordance with the terms of, or upon satisfaction of, the loan), (G) any release of the borrower or any guarantor from liability with respect to the loan, (H) any determination (x) not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the loan, (I) any material changes to or waivers of any of the

                                     S-216

insurance requirements, (J) any determination to apply insurance proceeds or recoveries for any damage, condemnation or taking or any deed in lieu of condemnation to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which lender may give or withhold, (K) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower
(other than the existing mezzanine loan), (L) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower, and (M) any material modification of the mezzanine loan intercreditor agreement related to the loan.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of the Cadbury Schweppes Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the
Special Servicer with respect to the Cadbury Schweppes Whole Loan provided no
Cadbury Schweppes control appraisal period is then in effect. In addition, the holder of the Cadbury Schweppes Companion Loan may exercise certain approval rights relating to a modification of the Cadbury Schweppes Loan or the Cadbury
Schweppes Companion Loan that materially and adversely affects the holder of the
Cadbury Schweppes Companion Loan and certain other matters related to Defaulted
Lease Claims. See "DESCRIPTION OF THE MORTGAGE POOL--Co Lender Loans--Servicing
Provisions of the Cadbury Schweppes Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the foregoing, the holders of the Great Wolf Resorts
Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Great
Wolf Resorts Whole Loan and the Controlling Class, and the Controlling Class
Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the Great Wolf Resorts Companion
Loan will be entitled to such rights, but only so long as no Great Wolf Resorts control appraisal period is then in effect (taking into consideration any Great
Wolf Resorts reserve collateral, if applicable). These rights include that (i)
the Special Servicer and/or the Master Servicer will be required to consult with the holder of such Great Wolf Resorts Companion Loan or its designee (A) upon the occurrence of any event of default under the Great Wolf Resorts Whole Loan and to consider alternative actions recommended by the holder of such Great Wolf
Resorts Companion Loan or its designee, (B) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the Great Wolf Resorts Whole Loan or the Mortgaged
Property and to consider alternative actions recommended by the holder of Great
Wolf Resorts Companion Loan or its designee; and (ii) the holder of the Great
Wolf Resorts Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Great Wolf Resorts Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification or waiver of a monetary term of the loan or any material non-monetary term of the loan, (B) of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed in lieu of foreclosure or otherwise, (C) any action (other than requiring the borrower to perform its obligations under the mortgage loan documents) to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials,
(D) any substitution or release of collateral for the loan (other than in accordance with the terms of or, with respect to release of collateral, upon satisfaction of, the loan), (E) any release or substitution of the borrower or any guarantor from liability with respect to the loan, (F) any determination (x)
not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the loan, (G) any modifications to, amendments of or waivers of any of the insurance requirements or any renewal or replacement of the then existing insurance policies with respect to the loans to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents to the extent any holder's approval is required under the mortgage loan documents, (H) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (other than in accordance with the loan documents), (I) the adoption or approval of any plan in the bankruptcy of the borrower, (J) any appointment of a replacement operator of the Mortgaged Property (provided that the holder of such Great Wolf Resorts
Companion Loan shall not unreasonably withhold or delay any approval requested pursuant to this clause (J), (K) any amendment, modification, entry into, renewal, or waiver, termination

                                     S-217

or cancellation of, or delivery of a waiver or consent under or with regard to, a lease or sublease with respect to the Mortgaged Property, (L) any proposed subordination of the loans to any obligation, (M) any proposed sale of a defaulted Great Wolf Resorts Companion Loan or REO property (other than in connection with the termination of the trust funds) for less than par, or (N)
any approval of a material capital expenditure to the extent any holder's approval is required under the mortgage loan documents.

     Pursuant to the Pooling and Servicing Agreement and the Pari Passu Loan
Intercreditor Agreements, with respect to the Pari Passu Loans and notwithstanding the rights of the Controlling Class Representative detailed above, the holder of each Pari Passu Companion Loan will generally share with the Controlling Class Representative the rights given to the Controlling Class
Representative under the Pooling and Servicing Agreement to direct the Master
Servicer and/or Special Servicer with respect to the servicing of the related
Pari Passu Loan and the related Pari Passu Companion Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to a Pari Passu Loan, the
Controlling Class Representative will generally be required to confer with the holder of the related Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the Pari Passu Companion Loan disagree with respect to such advice, consent or action, the related Pari Passu Loan Intercreditor Agreement and the Pooling
and Servicing Agreement provide that the Controlling Class Representative and the holder of the Pari Passu Companion Loan will contract with a third party designated under the related Pari Passu Loan Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the
Controlling Class Representative and the holder of such Pari Passu Companion
Loan in accordance with the related Pari Passu Loan Intercreditor Agreement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of the Firewheel Companion Loan may exercise certain consent rights related to certain amendments, deferrals, extensions, modifications, increases, renewals, replacements, consolidations, supplements or waivers of the related loan documents if the same adversely affect the lien priority of the related mortgage or constitute certain material modifications as specified in the related Intercreditor Agreement prior to the expiration of the related repurchase period. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans
Firewheel Corners Loan Servicing Provisions of the Firewheel Corners
Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of a Mezz Cap Companion Loan may exercise certain approval rights relating to a modification of the related Mezz Cap Loan or such Mezz Cap
Companion Loan that materially and adversely affects the holder of such Mezz Cap
Companion Loan prior to the expiration of the related repurchase period. See
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans Mezz Cap Loans Servicing
Provisions of the Mezz Cap Intercreditor Agreements" in this prospectus supplement.

     Further, notwithstanding any of the control rights of the holders of the
Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or
Special Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Master
Servicer's or Special Servicer's obligation to act in accordance with the
Servicing Standard.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees,

                                     S-218

principals or agents as a result of such a special relationship or conflict.
Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special
Servicer to determine the fair value of the Mortgage Loan in accordance with the
Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon
Payment unless the Master Servicer has, on or prior to the due date of such
Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the
Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every
90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority
Subordinate Certificateholder or any assignee thereof within 60 days of a
Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate
Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed-in-lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special

                                     S-219

Servicer's determination of the fair value of the Defaulted Mortgage Loan, the
Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged
Property that was prepared in accordance with the terms of the Pooling and
Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO
Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard; provided, however, that the Master Servicer, Special
Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i)
the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the trust fund an appraisal of such REO
Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the trust fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the trust fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer, or the Trustee to the
trust fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor, or the Trustee shall have any liability to the trust fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan

                                     S-220

becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust
Fund's expense. In addition, beginning in 2006, with respect to each Mortgaged
Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the
Master Servicer (with respect to each such Mortgaged Property securing a
Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special
Servicer (with respect to each Mortgaged Property securing a Specially Serviced
Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged
Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any
Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property.
Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders;
Available Information" in this prospectus supplement.

                                     S-221

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C17 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2005, among the Depositor, the Master Servicer, the Special Servicer the Trustee (the
"Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO
Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution
Account, the REO accounts, the Additional Interest Account, the Gain on Sale
Reserve Account and the Interest Reserve Account (see "DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus); and
(iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4
and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii) the
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
(collectively, the "Subordinate Certificates"); and, together with the Class A
Certificates, the "Sequential Pay Certificates"); (iii) the Class X-C and Class
X-P Certificates (collectively, the "Class X Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the
Class R-I and Class R-II Certificates (collectively, the "REMIC Residual
Certificates"); and (v) the Class Z Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-J,
Class B, Class C and Class D Certificates (collectively, the "Offered
Certificates") are offered by this prospectus supplement. The Class A-1A, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class P, Class X-C and Class X-P (collectively, the "Non-Offered
Certificates"), the Class Z Certificates and the REMIC Residual Certificates
have not been registered under the Securities Act of 1933, as amended (the
"Securities Act")and are not offered by this prospectus supplement. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered
Certificates, the Class Z Certificates and the REMIC Residual Certificates is
provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1,
Class A-2, Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C and
Class D Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream Banking, societe anonyme ("Clearstream")
or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the
Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the
Euroclear Participants, respectively, through customers' securities accounts in the name of Clearstream and Euroclear Operator on the books of the respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of

                                     S-222

the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or
Clearstream, as the case may be, will then deliver instructions to the
Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date, due to time zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing
Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to
Indirect Participants, Clearstream, the Euroclear Operator or holders of Offered
Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered
Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

                                     S-223

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the Certificate
Balances representing the approximate percentage of the Cut-Off Date Pool
Balance as set forth in the following table:

                                                 CLOSING DATE    PERCENTAGE OF
                                                 CERTIFICATE     CUT-OFF DATE
CLASS OF CERTIFICATES                              BALANCE       POOL BALANCE
---------------------------------------------   --------------  --------------
Class A-1 Certificates ......................   $  129,081,000       4.739%
Class A-2 Certificates ......................   $  288,753,000      10.602%
Class A-3 Certificates ......................   $   82,046,000       3.012%
Class A-PB Certificates .....................   $  224,353,000       8.238%
Class A-4 Certificates ......................   $1,079,352,000      39.631%
Class A-1A Certificates .....................   $  375,240,000      13.778%
Class A-J Certificates ......................   $  187,242,000       6.875%
Class B Certificates ........................   $   74,897,000       2.750%
Class C Certificates ........................   $   23,830,000       0.875%
Class D Certificates ........................   $   47,661,000       1.750%
Non-Offered Certificates (other than the
  Class X and the Class A-1A Certificates) ..   $  211,076,639       7.750%

     The "Certificate Balance" of any Class of Sequential Pay Certificates
outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable

                                     S-224

to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay
Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class X-C and Class X-P
Certificates. On each Distribution Date, the Notional Amount of the Class X-C
Certificates generally will be equal to the aggregate outstanding Certificate
Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately
$2,723,531,639 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

          (1) until the Distribution Date in September 2005, the sum of (a) the
     lesser of $122,837,000 and the Certificate Balance of the Class A-1
     Certificates, (b) the lesser of $374,827,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class
     C, Class D, Class E, Class F, Class G and Class H Certificates;

          (2) after the Distribution Date in September 2005 through and including the Distribution Date in March 2006, the sum of (a) the lesser of
     $113,555,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $374,300,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-2,
     Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G and Class H Certificates;

          (3) after the Distribution Date in March 2006 through and including the Distribution Date in September 2006, the sum of (a) the lesser of
     $64,466,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $367,552,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-2,
     Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G and Class H Certificates;

          (4) after the Distribution Date in September 2006 through and including the Distribution Date in March 2007, the sum of (a) the lesser of
     $9,258,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $359,706,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-2,
     Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G and Class H Certificates;

          (5) after the Distribution Date in March 2007 through and including the Distribution Date in September 2007, the sum of (a) the lesser of
     $241,005,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $351,507,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-3,
     Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
     F, Class G and Class H Certificates;

          (6) after the Distribution Date in September 2007 through and including the Distribution Date in March 2008, the sum of (a) the lesser of
     $186,027,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $343,307,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
     F and Class G Certificates and (d) the lesser of $20,033,000 and the
     Certificate Balance of the Class H Certificates;

          (7) after the Distribution Date in March 2008 through and including the Distribution Date in September 2008, the sum of (a) the lesser of
     $130,993,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $334,744,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E and
     Class F Certificates and (d) the lesser of $25,324,000 and the Certificate
     Balance of the Class G Certificates;

                                     S-225

          (8) after the Distribution Date in September 2008 through and including the Distribution Date in March 2009, the sum of (a) the lesser of
     $77,862,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $326,504,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E and
     Class F Certificates and (d) the lesser of $899,000 and the Certificate
     Balance of the Class G Certificates;

          (9) after the Distribution Date in March 2009 through and including the Distribution Date in September 2009, the sum of (a) the lesser of
     $66,698,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $299,678,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-PB,
     Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates
     and (d) the lesser of $4,655,000 and the Certificate Balance of the Class F
     Certificates;

          (10) after the Distribution Date in September 2009 through and including the Distribution Date in March 2010, the sum of (a) the lesser of
     $67,777,000 and the Certificate Balance of the Class A-PB Certificates, (b)
     the lesser of $292,208,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-4,
     Class A-J, Class B, Class C and Class D Certificates and (d) the lesser of
     $9,510,000 and the Certificate Balance of the Class E Certificates;

          (11) after the Distribution Date in March 2010 through and including the Distribution Date in September 2010, the sum of (a) the lesser of
     $23,284,000 and the Certificate Balance of the Class A-PB Certificates, (b)
     the lesser of $285,080,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-4,
     Class A-J, Class B and Class C Certificates and (d) the lesser of
     $37,803,000 and the Certificate Balance of the Class D Certificates;

          (12) after the Distribution Date in September 2010 through and including the Distribution Date in March 2011, the sum of (a) the lesser of
     $1,060,145,000 and the Certificate Balance of the Class A-4 Certificates,
     (b) the lesser of $278,260,000 and the Certificate Balance of the Class
     A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-J,
     Class B and Class C Certificates and (d) the lesser of $19,284,000 and the
     Certificate Balance of the Class D Certificates;

          (13) after the Distribution Date in March 2011 through and including the Distribution Date in September 2011, the sum of (a) the lesser of
     $1,018,230,000 and the Certificate Balance of the Class A-4 Certificates,
     (b) the lesser of $271,537,000 and the Certificate Balance of the Class
     A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-J,
     Class B and Class C Certificates and (d) the lesser of $1,495,000 and the
     Certificate Balance of the Class D Certificates;

          (14) after the Distribution Date in September 2011 through and including the Distribution Date in March 2012, the sum of (a) the lesser of
     $921,190,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $229,791,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-J and
     Class B Certificates and (d) the lesser of $8,341,000 and the Certificate
     Balance of the Class C Certificates;

          (15) after the Distribution Date in March 2012, $0.

     The initial Notional Amount of the Class X-P Certificates will be
$2,628,355,000.

     The Certificate Balance of any Class of Sequential Pay Certificates may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage
Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage
Deferred Interest allocable to such Class (any such amount, "Certificate
Deferred Interest"). With respect to the Sequential Pay Certificates,
Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB,
Class A-4 and Class A-1A

                                     S-226

Certificates, which amounts shall be applied pro rata (based on remaining Class
Certificate Balances) to such Classes). The Certificate Balance of each Class of
Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate
Deferred Interest. Any increase in the Certificate Balance of a Class of
Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the
Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class
A-4, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
and Class H Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P
Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular
Certificates. It is not anticipated that any such portion of the Available
Distribution Amount will result in more than a de minimis distribution to the
REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4, Class A-J, Class B, Class C and Class D Certificates for
each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the
Pass-Through Rate of the related Class of Certificates.

     The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.049% per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C Certificates
outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of
Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component.
However, if a portion, but not all, of the Certificate Balance of any particular
Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class
X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate
Class X-C Components for purposes of calculating the Pass-Through Rate of the
Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass- Through Rate of the Class X-C Certificates. For each
Distribution Date through and including the Distribution Date in March 2012,
"Class X-C Strip Rate" for each Class X-C Component will be calculated as follows:

     (1)  if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate
          Balance does not, in whole or in part, also constitute a Class X-P
          Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for the Distribution Date, over
          (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (2)  if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
          Certificates, and if the designated portion of the

                                     S-227

          Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class
          X-C Strip Rate will equal the excess, if any, of (a) the Weighted
          Average Net Mortgage Rate for the Distribution Date, over (b) the
          Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (3)  if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
          Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the
          Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          the Distribution Date, over (b) the sum of (i) the Class X-P Strip
          Rate for the applicable Class X-P Component, and (ii) the Pass-Through
          Rate in effect for the Distribution Date for the applicable Class of
          Sequential Pay Certificates; and

     (4)  if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate
          Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class
          X-C Strip Rate will equal the excess, if any, of (a) the Weighted
          Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P
          Component, and (ii) the Pass-Through Rate in effect for the
          Distribution Date for the applicable Class of Sequential Pay
          Certificates.

     For each Distribution Date after the Distribution Date in March 2012, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class
X-C Strip Rate with respect to each such Class X-C Component for each
Distribution Date will equal the excess, if any, of (a) the Weighted Average Net
Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay
Certificates.

     The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 0.473% per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P Certificates
outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the
Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential
Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under "--Certificate
Balances and Notional Amounts" above as being part of the Notional Amount of the
Class X-P Certificates immediately prior to any Distribution Date, then that
Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in March 2012, the "Class X-P Strip Rate" for each Class
X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such
Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus
(y) the Pass-Through Rate for such Component (but in no event will any Class X-P
Strip Rate be less than zero).

     After the Distribution Date in March 2012, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance
(or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such
Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular
Certificates will be calculated on the basis of a 360-day year consisting of twelve

                                     S-228

30-day months. With respect to any Class of REMIC Regular Certificates and any
Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the
commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date; provided that, for the purpose of determining the Weighted
Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such
Mortgage Loan will be calculated without regard to such event. The "Net Mortgage
Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 1 Mortgage Loan (loan number 74), accrues interest on the basis of a
360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each
Distribution Date, the Mortgage Rate of each Mortgage Loan, other than 1
Mortgage Loan, representing 0.3% of the Cut-Off Date Pool Balance (0.4% of Loan
Group 1), which accrue interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the
Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and
(b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable,
December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related
Collection Period and (b) increased on each Distribution Date by any Mortgage
Deferred Interest added to the principal balance of such Mortgage Loan on such
Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout Delayed Reimbursement Amount, and such amount has not been included as part of the Principal Distribution Amounts, such amount shall not reduce the
Stated Principal Balance (other than for purposes of computing the Weighted
Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the
Stated Principal Balance shall equal the unpaid principal balance of such
Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection
Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection
Period. The

                                     S-229

"Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April 2005.

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first
Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in April 2005.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than Class
R-I, Class R-II and Class Z Certificateholders) on each Distribution Date (the
"Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the
     Mortgage Loans and any REO Properties by the Master Servicer as of the
     close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or
          Companion Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates);

               (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest
          Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

               (vii) any amounts distributable to the Companion Loan holders.

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date other than, in the case of the Master
     Servicer, any P&I Advances allocable to a pari passu Companion Loan;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in
     February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve
     Account in respect of each Mortgage Loan.

                                     S-230

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Distributions--Allocation of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement.

     All amounts received by the trust fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in
February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an
Actual/360 basis an amount equal to one day's interest at the related Mortgage
Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest
Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution
Date occurring in March, or in the event the final Distribution Date occurs in
February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such
Distribution Date.

     Certificate Account. The Master Servicer will establish and will maintain a
"Certificate Account" on behalf of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution
Amount will be used to make distributions on the Certificates. See "DESCRIPTION
OF THE TRUST FUNDS--Certificate Accounts" in the prospectus.

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution
Amount, will be used to make distributions on the Certificates.

     Gain on Sale Reserve Account. The Trustee will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future
Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution
Date, an amount equal to the Additional Interest received during the related
Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     (1)  concurrently, to distributions of interest (i) from the portion of the
          Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the

                                     S-231

          holders of the Class A-1 Certificates, Class A-2 Certificates, Class
          A-3 Certificates, Class A-PB Certificates and Class A-4 Certificates,
          pro rata, in accordance with the amounts of Distributable Certificate
          Interest in respect of such classes of Certificates on such
          Distribution Date, in an amount equal to all Distributable Certificate
          Interest in respect of such Classes of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available
          Distribution Amount for such Distribution Date attributable to
          Mortgage Loans in Loan Group 2, to the holders of the Class A-1A
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates on such Distribution
          Date and, to the extent not previously paid, for all prior
          Distribution Dates, and (iii) from the entire Available Distribution
          Amount for such Distribution Date relating to the entire Mortgage
          Pool, to the holders of the Class X-C Certificates and the Class X-P
          Certificates, pro rata, in accordance with the amounts of
          Distributable Certificate Interest in respect of such Classes of
          Certificates on such Distribution Date, in an amount equal to all
          Distributable Certificate Interest in respect of such Classes of
          Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the
          Available Distribution Amount will be allocated among the above
          Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate
          Interest in respect of such Classes of Certificates on such
          Distribution Date, in an amount equal to all Distributable Certificate
          Interest in respect of each such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2)  to distributions of principal to the holders of the Class A-PB
          Certificates, in an amount equal to the Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, until the
          Certificate Balance of the Class A-PB Certificates is reduced to the
          Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

     (3)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates as set
          forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

     (4)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates and the
          Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the holders of the Class A-2
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1
          Certificates on such Distribution Date;

     (5)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, the
          Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan

                                     S-232

          Group 2 Principal Distribution Amount remaining after payments to the
          Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the
          Class A-PB Certificates, the Class A-1 Certificates and the Class A-2
          Certificates on such Distribution Date;

     (6)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-1, Class A-2, Class A-3
          and Class A-PB Certificates as set forth in clauses (2), (3), (4) and
          (5) above, to distributions of principal to the holders of the Class
          A-PB Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates and the Class A-3 Certificates on such
          Distribution Date;

     (7)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-1, Class A-2, Class A-3
          and Class A-PB Certificates as set forth in clauses (2), (3), (4), (5)
          and (6) above, to distributions of principal to the holders of the
          Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates and the Class A-3 Certificates on such
          Distribution Date;

     (8)  to distributions of principal to the holders of the Class A-1A
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-1A Certificate) equal to the Loan
          Group 2 Principal Distribution Amount for such Distribution and, after the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4
          Certificates have been retired, the Loan Group 1 Principal
          Distribution Amount remaining after payments to the Class A-PB
          Certificates, Class A-1 Certificates, Class A-2 Certificates, Class
          A-3 Certificates and the Class A-4 Certificates have been made on such
          Distribution Date;

     (9)  to distributions to the holders of the Class A-1 Certificates, Class
          A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates,
          Class A-4 Certificates and Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and
          Additional Trust Fund Expenses, if any, previously allocated to such
          Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

     (10) to distributions of interest to the holders of the Class A-J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (11) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-J Certificates) equal to the Principal Distribution Amount for such
          Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
          Certificates, Class A-PB Certificates, Class A-4 Certificates and/or
          Class A-1A Certificates on such Distribution Date;

     (12) to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (13) to distributions of interest to the holders of the Class B
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-233

     (14) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (15) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (16) to distributions of interest to the holders of the Class C
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (17) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (18) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (19) to distributions of interest to the holders of the Class D
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (20) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (21) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (22) to distributions of interest to the holders of the Class E
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (23) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (24) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

                                     S-234

     (25) to distributions of interest to the holders of the Class F
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (26) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (27) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (28) to distributions of interest to the holders of the Class G
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (29) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (30) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (31) to distributions of interest to the holders of the Class H
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (32) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (33) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (34) to distributions of interest to the holders of the Class J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (35) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (36) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

                                     S-235

     (37) to distributions of interest to the holders of the Class K
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (38) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (39) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (40) to distributions of interest to the holders of the Class L
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (41) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (42) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (43) to distributions of interest to the holders of the Class M
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (44) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (45) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (46) to distributions of interest to the holders of the Class N
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (47) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (48) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

                                     S-236

     (49) to distributions of interest to the holders of the Class O
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (50) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (51) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (52) to distributions of interest to the holders of the Class P
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (53) after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (54) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received; and

     (55) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
          Amount remaining after the distributions to be made on such
          Distribution Date as described in clauses (1) through (54) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund
Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8)
above with respect to the Class A-1 Certificates, the Class A-2 Certificates,
the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4
Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then-outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" in respect of each Class of REMIC Regular Certificates for each
Distribution Date equals the Accrued Certificate Interest in respect of such
Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from principal prepayments made on the
Mortgage Loans during the related Collection Period that are not covered by the
Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular
Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such
Distribution Date accrued for the related Interest Accrual Period on the related

                                     S-237

Certificate Balance or Component Principal Balance, as applicable, outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest"
in respect of the Class X-C and Class X-P Certificates for any Distribution Date
will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued
Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class X Certificates) will equal the product of (a) such Net
Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all
Classes of REMIC Regular Certificates (other than the Class X Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer's related Compensating Interest
Payment for such Distribution Date, will reduce the Distributable Certificate
Interest as described above.

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the
Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. So long as both the Class A-4 and Class A-1A
Certificates remain outstanding, the Principal Distribution Amount for each
Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the "Loan Group 1 Principal Distribution Amount" and
with respect to Loan Group 2, the "Loan Group 2 Principal Distribution Amount").
On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both Loan Groups.
The "Principal Distribution Amount" for each Distribution Date with respect to a
Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the
Trustee:

          (i) the aggregate of the principal portions of all Scheduled Payments
     (other than Balloon Payments) and of any Assumed Scheduled Payments due or
     deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and excluding amounts on any Companion
     Loan for their respective Due Dates occurring during the related Collection
     Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee as applicable, prior to such
     Collection Period;

          (ii) the aggregate of all principal prepayments received on the
     Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (iii) with respect to any Mortgage Loan in such Loan Group or the
     Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related
     Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any
     Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and not previously recovered;

          (iv) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and Substitution Shortfall Amounts with respect to Mortgage
     Loans in such Loan Group or the Mortgage Pool, as applicable, and, to the extent not otherwise included in clause (i), (ii) or (iii) above, payments and other amounts that were received on or in respect of

                                     S-238

     Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related
     Collection Period and not previously recovered; and

          (v) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Loan Group 1 Principal
     Distribution Amount, the Loan Group 2 Principal Distribution Amount and the
     Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on
each Distribution Date would be reduced to the balance indicated for that
Distribution Date on the table. There is no assurance, however, that the
Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates, and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan
Group 2 Principal Distribution Amount, as applicable, will be distributed on the
Class A-PB Certificates until the Certificate Balance of the Class A-PB
Certificates is reduced to zero.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of
Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon
Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if

                                     S-239

any, and to accrue interest at the Mortgage Rate in effect as of the Closing
Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each
Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a
Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be
"applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or
"Mortgage Loans" in the definitions of "Principal Distribution Amount" and
"Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO
Mortgage Loan"). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates and the Class A-1A, Class E, Class F, Class G and Class H
Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a
Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment;
provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates and the Class A-1A, Class E, Class
F, Class G and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield
Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the
Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and
(c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the
Principal Distribution Amount with

                                     S-240

respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or
Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in March 2012,
10% to the holders of the Class X-P Certificates and 90% to the holders of the
Class X-C Certificates and (b) thereafter, 100% to the holders of the Class X-C
Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the
Class A-1A, Class E, Class F, Class G and Class H Certificates will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan.
In the event that there are two or more such US Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield
Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain
Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender
Loan, payable on the related Mortgage Loan pursuant to the terms of the related
Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A, Class X-C and Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class
A and Class X Certificates of the full amount of Distributable Certificate
Interest payable in respect of such Classes of Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of the Class A
Certificates of principal in an amount equal to the entire related Certificate
Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class
A-J, Class B, Class C and Class D Certificates of the full amount of
Distributable Certificate Interest payable in respect of such Classes of
Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class D Certificates by means of the subordination of the
Non-Offered Certificates (other than the Class A-1A and the Class X
Certificates), (b) to the holders of the Class C Certificates by means of the subordination of the Class D and the Non-Offered Certificates (other than the
Class A-1A and the Class X Certificates), (c) to the holders of the Class B
Certificates by means of the subordination of the Class C, the Class D and the
Non-Offered Certificates (other than the Class A-1A and the Class X
Certificates), (d) to the holders of the Class A-J Certificates by means of the subordination of the Class B, Class C, Class D and the Non-Offered Certificates
(other than the Class A-1A and the Class X Certificates) and (e) to the holders of the Class A and Class X Certificates by means of the subordination of the
Subordinate Certificates will be accomplished by (i) the application of the
Available Distribution

                                     S-241

Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution
Amount" above and (ii) by the allocation of Realized Losses and Additional Trust
Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1, Class A-2, Class A-3 and
Class A-PB Certificates have been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, and the
Certificate Balance of the Class A-PB Certificates has been reduced to the Class
A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1
Certificates has been reduced to zero and the Certificate Balance of the Class
A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the
Certificate Balance of the Class A-PB Certificates has been reduced to the Class
A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A
Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class
A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class X-C and Class X-P
Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4
and Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount with respect to the related Loan Group for each
Distribution Date in accordance with the priorities described under "--
Distributions--Application of the Available Distribution Amount" above will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class
A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates at a
proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2, Class A-3, Class A-PB,
Class A-4 and Class A-1A Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and
Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded such Class A-1, Class A-2, Class A-3, Class
A-PB, Class A-4 and Class A-1A Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional
Trust Fund Expenses related to all Mortgage Loans (without regard to Loan
Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay
Certificates in reduction of their respective Certificate Balances as follows, but in the aggregate only to the extent the aggregate Certificate Balance of all
Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated
Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced

                                     S-242

to zero; tenth, to the Class F Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; eleventh, to the Class
E Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fifteenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates, the
Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates
and the Class A-1A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Generally, any losses and expenses that are associated with the Co-Lender
Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate
Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. See "DESCRIPTION
OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized
Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i)
all accrued and unpaid interest thereon to but not including the Due Date in the
Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment
Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over
(b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a
Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The
Realized Loss in respect of a Mortgage Loan for which a Final Recovery
Determination has been made includes nonrecoverable Advances (in each case, including interest thereon) to the extent amounts have been paid from the
Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed
Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and
Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain
Matters Regarding the Trustee" in the prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of
the type described under "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in
the prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of

                                     S-243

REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the
prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO
Properties; Purchase Option" in this prospectus supplement. Additional Trust
Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more
Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the second succeeding paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing
Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than
Balloon Payments) and any Assumed Scheduled Payments, net of related Master
Servicing Fees, in respect of the Mortgage Loans (and the Pari Passu Companion
Loans that are being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer)
as of the close of business on the last day of the Collection Period. P&I
Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage
Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related
Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any
Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, the Master Servicer or the Trustee, as applicable, will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction
Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such
Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions"
below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I
Advance required to be made, the Trustee will then be required to make such P&I
Advance, except any P&I Advance with respect to a Pari Passu Companion Loan, in such case, subject to the recoverability standard described below. Neither the
Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges,
Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     Neither the Master Servicer nor the Trustee will be required to make any
P&I Advances with respect to any Subordinate Companion Loan. In addition, the
Trustee will not be required to make any P&I Advances with respect to any Pari
Passu Companion Loan. If the Master Servicer fails to make the required P&I
Advance, the Trustee is required to make such P&I Advance, except any P&I
Advance with respect to a Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master
Servicer.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage
Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected

                                     S-244

in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property
("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and
Special Servicer) or its good faith business judgment (in the case of the
Trustee, would, if made, not be recoverable from Related Proceeds (a
"Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is
entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, each of the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage
Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any
Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master
Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the
Trustee) that such Workout-Delayed Reimbursement Amount, along with any other
Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate
Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the trust fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the
Master Servicer, the Trustee. Any requirement of the Master Servicer and the
Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See "DESCRIPTION OF THE
CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus.

     With respect to any recovery of any P&I Advance made by the Master Servicer on a Pari Passu Companion Loan, the Master Servicer may recover such amounts and any interest thereon from the holder of the Pari Passu Companion Loan and at no time, from the trust. In addition, with respect to any nonrecoverable property protection advances made on any Pari Passu Loan and related Pari Passu Companion
Loan, the Master Servicer and the Trustee may recover such amounts pro rata from the trust and the related holder of the Pari Passu Companion Loan provided that, in the event the pro rata shares, together with amounts available for reimbursement to the Master Servicer from general collections under the Pooling and Servicing Agreement, are not sufficient to reimburse the Master Servicer or
Trustee, the advancing party may collect the full amount thereof from the related holder of the Pari Passu Companion Loan.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders)
incurred by it (each such P&I Advance or expense, an "Advance"), the Master
Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related
Advance first out of late payment charges and default interest received on the related Mortgage Loan then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest

                                     S-245

until after the expiration of any applicable grace period for the related
Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on
Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust
Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street
Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master
Servicer and the Controlling Class Representative, each in its sole discretion)
and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the
Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer, the
Trustee , as applicable, elects not to recover such non-recoverable Advances over time, the Master Servicer, the Trustee , as applicable, will be required to give S&P and Moody's at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to the interest on the Mortgage Loans, unless the Master Servicer, the Trustee , as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

     If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement
Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of non-recoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution
Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the
Principal Distribution Amount as described above and the item for which the
Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution Date
corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date")
that (1) any Mortgage Loan (including the Pari Passu Companion Loans) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage
Loan has been modified by the Special Servicer to reduce the amount of any

                                     S-246

Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any
Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any
Mortgage Loan (including the Pari Passu Companion Loans) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan (including the Pari Passu Companion
Loans) within 120 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Pari Passu Companion Loans) will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is
outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a
"Required Appraisal Loan"), the Special Servicer is required to obtain (within
60 days of the applicable Required Appraisal Date) an appraisal of the related
Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a
Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the
Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master
Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate
Account. As a result of any such appraisal, it may be determined that an
"Appraisal Reduction Amount" exists with respect to the related Required
Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan
will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated
Principal Balance of such Required Appraisal Loan, and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required
Appraisal Loan and any related Companion Loans to the extent the Master Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage
Rate (exclusive of any portion thereof that constitutes Additional Interest),
(iii) all accrued but unpaid Servicing Fees and all accrued but unpaid
Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion
Loan, similar fees and expenses to the extent the Master Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances
(plus accrued interest thereon) made by or on behalf of the Master Servicer, the
Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related
Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special
Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage
Loan will equal 25% of the principal balance of such Mortgage Loan to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

                                     S-247

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the P&I Advance for such Mortgage Loan for the related
Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes. See
"--P&I Advances" above. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate
Balance of each Class of Sequential Pay Certificates in reverse payment priorities (except with respect to the Class A Certificates, to which such
Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate
          Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and
          Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated
          Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount;

               (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan
          Group and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage
          Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage
          Pool and each Loan Group as of the close of business on the related
          Determination Date;

               (x) the number and aggregate Stated Principal Balance
          (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b)
          delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal
          Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the

                                     S-248

          aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and
          (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust
          Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final
          Recovery Determination") was made during the related Collection
          Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the
          Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery
          Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular
          Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount;

               (xviii) the Principal Distribution Amount, the Loan Group 1
          Principal Distribution Amount and the Loan Group 2 Principal
          Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
          incurred during the related Collection Period;

               (xx) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated to each Class on such Distribution
          Date;

               (xxi) the Certificate Balance of each Class of REMIC Regular
          Certificates (other than the Class X Certificates) and the Notional
          Amount of the Class X-C and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and
          Additional Trust Fund Expenses on such Distribution Date;

               (xxii) the certificate factor for each Class of REMIC Regular
          Certificates immediately following such Distribution Date;

               (xxiii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related
          Collection Period;

               (xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
          applicable, during the related Collection Period;

               (xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
          Date;

               (xxvii) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxviii) the original and then current ratings for each Class of
          REMIC Regular Certificates;

                                     S-249

               (xxix) the aggregate amount of Prepayment Premiums and Yield
          Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

               (xxx) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z
          Certificates on such Distribution Date; and

               (xxxi) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
     electronic form and substance as provided by the Master Servicer and/or the
     Special Servicer) setting forth certain information (with respect to CMSA
     Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
     Certificates, respectively.

          (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date, and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the
Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

          (a)  CMSA Delinquent Loan Status Report;

          (b)  CMSA Historical Loan Modification and Corrected Mortgage Loan
               Report;

          (c)  CMSA Historical Liquidation Report;

          (d)  CMSA REO Status Report;

          (e)  CMSA Servicer Watch List/Portfolio Review Guidelines;

          (f)  CMSA Operating Statement Analysis Report;

          (g)  CMSA NOI Adjustment Worksheet;

          (h)  CMSA Comparative Financial Status Report;

          (i)  CMSA Loan Level Reserve/LOC Report; and

          (j)  CMSA Advance Recovery Report.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior

                                     S-250

to the related Distribution Date. Absent manifest error, none of the Master
Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its
Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the
Trustee. The manner in which notices and other communications are conveyed by
DTC to its Participants, and by its Participants to the holders of the
Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The Master Servicer, the Special Servicer or the Trustee and the Depositor are
required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate
Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs", (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing
Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the
Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA
Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the
Restricted Servicer Reports and the CMSA Property File. For assistance with the
Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the
Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the
Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the
Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund,

                                     S-251

during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an
Offered Certificate or an interest therein or any person identified by the
Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date
Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master
Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING
AND SERVICING AGREEMENTS--Evidence as to Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the
Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Evidence as to Compliance" in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the
Mortgage File relating to each Mortgage Loan, and (i) any and all officers'
certificates and other evidence prepared by the Master Servicer or the Special
Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating
Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to
Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date
(except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table
Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted
Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                                                ASSUMED FINAL
CLASS DESIGNATION                                             DISTRIBUTION DATE
----------------------------------------------------------   -------------------
Class A-1 ................................................    October 15, 2009
Class A-2 ................................................     March 15, 2010
Class A-3 ................................................    February 15, 2012
Class A-PB ...............................................   September 15, 2014
Class A-4 ................................................    February 15, 2015
Class A-J ................................................     March 15, 2015
Class B ..................................................     March 15, 2015
Class C ..................................................     March 15, 2015
Class D ..................................................     March 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans

                                     S-252

can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed
Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" and
"DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD
CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in March 2042, the first Distribution Date that follows the second anniversary of the end of the amortization term for the
Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of such Class of Certificates (as adjusted by treating any
Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate
Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority
Subordinate Certificateholder. The holders of the Class R-I, Class R-II and
Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related
Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master
Servicer or the Special Servicer is the holder of any Sequential Pay
Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.
See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO
Properties, if any, remaining in the Trust Fund by the Master Servicer, the
Special Servicer or any single Certificateholder (so long as such
Certificateholder is not an affiliate of the Depositor or a Mortgage Loan
Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the
Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate
Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling

                                     S-253

and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Trustee or other registrar for the
Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then-outstanding Offered Certificates, but the right of the Master
Servicer, the Special Servicer or the Majority Subordinate Certificateholder to
effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final
Distribution Date. The Available Distribution Amount for the final Distribution
Date will be distributed by the Trustee generally as described under
"--Distributions--Application of the Available Distribution Amount," in this prospectus supplement except that the distributions of principal on any Class of
Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1, Class A-2, Class A-3, Class
A-PB, Class A-4, Class A-1A, Class A-J, Class B, Class C and Class D
Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such
Certificateholder elects to exchange its Certificates for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account in immediately available funds in an amount equal to all amounts then due and owing to the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar, the REMIC
Administrator and their respective agents under the Pooling and Servicing
Agreement.

THE TRUSTEE

     Wells Fargo Bank, N.A. (the "Trustee") is acting as trustee pursuant to the
Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution
Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal
Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or

                                     S-254

advance as may arise from its willful misconduct, negligence or bad faith. The
Trustee will not be entitled to any fee with respect to any Companion Loan. The
Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and
Other Administrative Matters" in the prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the
Pooling and Servicing Agreement.

                                     S-255

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments)
and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii)
the rate, timing and severity of Realized Losses and Additional Trust Fund
Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any
Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any
Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class
A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof has been reduced to zero and then, to the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the
Class A-J, Class B, Class C, Class D Certificates and then the Non-Offered
Certificates (other than the Class X and the Class A-1A Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which
Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of
Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class
A-PB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4
Certificates will be particularly sensitive to prepayments on Mortgage Loans in
Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the
Class A-PB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the
Class A-1, Class A-2, Class A-3 and Class A-1A Certificates remain outstanding.
In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.
Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class
A-2, Class A-3 and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD
Loans on their Anticipated

                                     S-256

Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans;
provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal
Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization
Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1,
Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower)
than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate
Prepayment Interest Shortfalls, generally be borne by the respective Classes of
Sequential Pay Certificates

                                     S-257

(other than the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class
A-1A Certificates, which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and
Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the respective Classes of Sequential Pay
Certificates other than the Class A-1, Class A-2, Class A-3, Class A-PB, Class
A-4 and Class A-1A Certificates (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the
Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4 and Class A-1A Certificates (and the Class X Certificates
with respect to shortfalls of interest). As more fully described under
"DESCRIPTION OF THE CERTIFICATES-- Distributions--Distributable Certificate
Interest" in this prospectus supplement, Net Aggregate Prepayment Interest
Shortfalls will generally be borne by the respective Classes of REMIC Regular
Certificates (other than the Class X Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-4, Class A-1A, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage
Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance
Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage
Loans," "--Prepayments Will Affect Your Yield" and "DESCRIPTION OF THE MORTGAGE
POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance
Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell
Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection
Period, the effective yield to the holders of the Offered Certificates will be

                                     S-258

lower than the yield that would otherwise be produced by the applicable
Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of Offered
Certificates on any Distribution Date is less than the Distributable Certificate
Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of
Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class
A-PB, Class A-4, Class A-J, Class B, Class C and Class D Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage
Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal
Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate
Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof has been reduced to zero and then, to the Class
A-4 Certificates until the Certificate Balance thereof is reduced to zero. The
Loan Group 2 Principal Distribution Amount (and, after the Class A-4
Certificates have been retired, any remaining Loan Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining
Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-J Certificates, the Class B
Certificates, the Class C Certificates and the Class D Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the
Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class
A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the
Class A-PB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table
Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class
A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal

                                     S-259

Distribution Amount, as applicable, will be distributed on the Class A-PB
Certificates until the Certificate Balance of the Class A-PB Certificates is
reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables.
Investors are urged to conduct their own analyses of the rates at which the
Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage
Loans is prepaid in whole or in part before maturity or the Anticipated
Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR",
"75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of
CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial
Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional
Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage
Loans or the Trust Fund, (v) scheduled interest and principal payments on the
Mortgage Loans are received timely, (vi) ARD Loans pay in full on their
Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (for example, a 30/360 basis or an Actual/360 basis),
(viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage
Loan Sellers' representations and warranties regarding its Mortgage Loans, (x)
all applicable Prepayment Premiums and Yield Maintenance Charges are collected,
(xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in April 2005, and (xiii) the Closing Date for the sale of the
Offered Certificates is March 30, 2005.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial
Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated
level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing
Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                                     S-260

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-1 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................     100         100         100         100         100
03/15/06 .................................      86          86          86          86          86
03/15/07 .................................      69          69          69          69          69
03/15/08 .................................      45          45          45          45          45
03/15/09 .................................      17          17          17          17          17
03/15/10 .................................       0           0           0           0           0
Weighted average life (in years) .........    2.65        2.65        2.65        2.64        2.64

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-2 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
03/15/06 .................................      100         100         100         100         100
03/15/07 .................................      100         100         100         100         100
03/15/08 .................................      100         100         100         100         100
03/15/09 .................................      100         100         100         100         100
03/15/10 .................................        0           0           0           0           0
Weighted average life (in years) .........     4.86        4.84        4.82        4.79        4.59

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-3 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
03/15/06 .................................      100         100         100         100         100
03/15/07 .................................      100         100         100         100         100
03/15/08 .................................      100         100         100         100         100
03/15/09 .................................      100         100         100         100         100
03/15/10 .................................      100         100         100         100         100
03/15/11 .................................      100         100         100         100         100
03/15/12 .................................        0           0           0           0           0
Weighted average life (in years) .........     6.81        6.81        6.80        6.79        6.65

                                     S-261

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-PB CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
03/15/06 .................................      100         100         100         100         100
03/15/07 .................................      100         100         100         100         100
03/15/08 .................................      100         100         100         100         100
03/15/09 .................................      100         100         100         100         100
03/15/10 .................................      100         100         100         100         100
03/15/11 .................................       83          83          83          83          83
03/15/12 .................................       65          65          65          65          65
03/15/13 .................................       40          40          39          38          28
03/15/14 .................................        8           7           7           7           7
03/15/15 .................................        0           0           0           0           0
Weighted average life (in years) .........     7.43        7.42        7.41        7.40        7.37

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-4 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
03/15/06 .................................      100         100         100         100         100
03/15/07 .................................      100         100         100         100         100
03/15/08 .................................      100         100         100         100         100
03/15/09 .................................      100         100         100         100         100
03/15/10 .................................      100         100         100         100         100
03/15/11 .................................      100         100         100         100         100
03/15/12 .................................      100         100         100         100         100
03/15/13 .................................      100         100         100         100         100
03/15/14 .................................      100         100         100         100         100
03/15/15 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.76        9.75        9.73        9.70        9.54

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF
                           THE CLASS A-J CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
03/15/06 .................................      100         100         100         100         100
03/15/07 .................................      100         100         100         100         100
03/15/08 .................................      100         100         100         100         100
03/15/09 .................................      100         100         100         100         100
03/15/10 .................................      100         100         100         100         100
03/15/11 .................................      100         100         100         100         100
03/15/12 .................................      100         100         100         100         100
03/15/13 .................................      100         100         100         100         100
03/15/14 .................................      100         100         100         100         100
03/15/15 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.89        9.88        9.88        9.88        9.71

                                     S-262

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
03/15/06 .................................      100         100         100         100         100
03/15/07 .................................      100         100         100         100         100
03/15/08 .................................      100         100         100         100         100
03/15/09 .................................      100         100         100         100         100
03/15/10 .................................      100         100         100         100         100
03/15/11 .................................      100         100         100         100         100
03/15/12 .................................      100         100         100         100         100
03/15/13 .................................      100         100         100         100         100
03/15/14 .................................      100         100         100         100         100
03/15/15 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.96        9.96        9.94        9.89        9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
03/15/06 .................................      100         100         100         100         100
03/15/07 .................................      100         100         100         100         100
03/15/08 .................................      100         100         100         100         100
03/15/09 .................................      100         100         100         100         100
03/15/10 .................................      100         100         100         100         100
03/15/11 .................................      100         100         100         100         100
03/15/12 .................................      100         100         100         100         100
03/15/13 .................................      100         100         100         100         100
03/15/14 .................................      100         100         100         100         100
03/15/15 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.96        9.96        9.96        9.96        9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
03/15/06 .................................      100         100         100         100         100
03/15/07 .................................      100         100         100         100         100
03/15/08 .................................      100         100         100         100         100
03/15/09 .................................      100         100         100         100         100
03/15/10 .................................      100         100         100         100         100
03/15/11 .................................      100         100         100         100         100
03/15/12 .................................      100         100         100         100         100
03/15/13 .................................      100         100         100         100         100
03/15/14 .................................      100         100         100         100         100
03/15/15 .................................        0           0           0           0           0
Weighted average life (in years) .........     9.96        9.96        9.96        9.96        9.71

                                     S-263

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Dechert LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the
Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered
Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the trust fund other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections,
(2) compliance with all provisions of the Pooling and Servicing Agreement, and
(3) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME
TAX CONSEQUENCES--REMICs" in the accompanying prospectus. The portion of the
Trust Fund consisting of Additional Interest and the Additional Interest Account
will be treated as a grantor trust fund for federal income tax purposes, and the
Class Z Certificates will represent undivided beneficial interests in those assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor
Trust Funds" in the accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Class A-1, Class
A-2, Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C and Class D
Certificates will be treated as having been issued at a premium for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the
Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section
1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID
Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered
Certificate if such Offered Certificate were treated as issued with original issue discount may be able to select a method for

                                     S-264

recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.
Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust"
("REIT"). In addition, interest (including original issue discount) on the
Offered Certificates will be interest described in Section 856(c)(3)(B) of the
Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 16.0% of the Cut-Off Date Pool Balance)
and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with US government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or
Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a
Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of
Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding and information reporting rules. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a Plan
(as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary acting directly or indirectly for, on behalf of or with any assets of any employee benefit plan or other plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered
Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans not subject to the foregoing provisions of ERISA or the
Code may be subject to substantively similar provisions of applicable federal, state, local non-U.S. or other law ("Similar Law").

                                     S-265

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996)
to Wachovia Corporation, and its subsidiaries and its affiliates, which include
Wachovia Capital Markets, LLC ("Wachovia Securities"), PTE 2000-55 (November 13,
2000) to Countrywide Securities Corporation ("Countrywide"), PTE 89-89 (October
17, 1989) to Citigroup Global Markets Inc. ("Citigroup"), Final Authorization
Number 98-08E (April 27, 1998) to ABN AMRO Incorporated ("ABN AMRO"), PTE 89-90
(October 17, 1989) to Credit Suisse First Boston LLC ("Credit Suisse First
Boston") and PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. ("Goldman,
Sachs & Co.") (each, as amended, an "Exemption" and collectively, the
"Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of
ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include
(a) Wachovia Securities, (b) Countrywide, (c) Citigroup, (d) ABN AMRO, (e)
Credit Suisse First Boston, (f) Goldman, Sachs & Co., (g) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Countrywide, Citigroup, ABN AMRO,
Credit Suisse First Boston, Goldman, Sachs & Co. and (h) any member of the underwriting syndicate or selling group of which Wachovia Securities,
Countrywide, Citigroup, ABN AMRO, Credit Suisse First Boston, Goldman, Sachs &
Co. or a person described in (g) is a manager or co-manager with respect to the
Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"),
Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any
successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The
"Restricted Group" consists of each of the Underwriters, the Depositor, the
Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates.
Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such
Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special
Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing
Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission
under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories

                                     S-266

by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements (i)
such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing
Agreement is a pooling and servicing agreement as defined in the Exemptions. The
Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that either (a) each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under the Securities Act and satisfies

                                     S-267

all of the requirements of the Exemptions as in effect at the time of acquisition or (b) such Plan is an insurance company general account that is eligible for, and satisfies all of the requirements for exemptive relief under
Sections I and III of Prohibited Transaction Class Exemption 95-60.

     Persons who have an ongoing relationship with the California Public
Employees' Retirement System, which is a governmental plan, should note that this plan owns equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT
TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS
WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement") among the Depositor and Wachovia Securities,
Countrywide, Citigroup, ABN AMRO, Credit Suisse First Boston and Goldman, Sachs
& Co. (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, Countrywide, Citigroup, ABN AMRO, Credit Suisse
First Boston and Goldman, Sachs & Co. and each of Wachovia Securities,
Countrywide, Citigroup, ABN AMRO, Credit Suisse First Boston and Goldman, Sachs
& Co. has agreed to purchase, severally but not jointly, the respective
Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

                          WACHOVIA                                                           CREDIT SUISSE      GOLDMAN,
CLASS                    SECURITIES       COUNTRYWIDE        CITIGROUP        ABN AMRO        FIRST BOSTON     SACHS & CO.
--------------------   --------------   ---------------   --------------   --------------   ---------------   ------------

Class A-1 ..........    $ 92,226,716     $ 19,131,215      $ 17,723,069
Class A-2 ..........    $195,593,001     $ 40,573,186      $ 37,586,813     $15,000,000
Class A-3 ..........    $ 58,620,813     $ 12,160,114      $ 11,265,073
Class A-PB .........    $160,297,336     $ 33,251,566      $ 30,804,098
Class A-4 ..........    $762,609,289     $158,193,231      $146,549,480     $10,000,000        $1,000,000      $1,000,000
Class A-J ..........    $133,782,003     $ 27,751,311      $ 25,708,686
Class B ............    $ 53,512,944     $ 11,100,554      $ 10,283,502
Class C ............    $ 17,026,229     $  3,531,866      $  3,271,905
Class D ............    $ 34,053,172     $  7,063,881      $  6,543,947

     Wachovia Securities, Countrywide and Citigroup are acting as co-lead managers for this offering and ABN AMRO, Credit Suisse First Boston and Goldman,
Sachs & Co. are acting as co-managers for this

                                     S-268

offering. Countrywide is acting as sole bookrunner with respect to 42.00% of the
Class C Certificates. Citigroup is acting as sole bookrunner with respect to
34.64% of the Class A-4 Certificates. Wachovia Securities is acting as sole bookrunner with respect to the remainder of the Class A-4 and the Class C
Certificates and all other Classes of Offered Certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$2,150,684,082 which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered
Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities,
Countrywide, Citigroup, ABN AMRO, Credit Suisse First Boston and Goldman, Sachs
& Co. may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered
Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the
Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates May
Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or
any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the
Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the
Depositor and Wachovia Bank, National Association, which is one of the Mortgage
Loan Sellers and the Master Servicer. Countrywide Securities Corporation, one of
the Underwriters, is an affiliate of Countrywide Commercial Real Estate Finance,
Inc., which is one of the Mortgage Loan Sellers. Citigroup Global Markets, Inc.,
one of the Underwriters, is an affiliate of Citigroup Global Markets Realty
Corp., which is one of the Mortgage Loan Sellers.

                                     S-269

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Dechert LLP,
Charlotte, North Carolina. Certain legal matters will be passed upon for the
Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P, Moody's and Fitch (collectively, the "Rating Agencies"):

                                                           EXPECTED
                                                         RATINGS FROM
                                                         S&P/MOODY'S/
                            CLASS                           FITCH
  ----------------------------------------------------- -------------
  Class A-1 ...........................................  AAA/Aaa/AAA
  Class A-2 ...........................................  AAA/Aaa/AAA
  Class A-3 ...........................................  AAA/Aaa/AAA
  Class A-PB ..........................................  AAA/Aaa/AAA
  Class A-4 ...........................................  AAA/Aaa/AAA
  Class A-J ...........................................  AAA/Aaa/AAA
  Class B .............................................   AA/Aa2/AA
  Class C .............................................   AA-/Aa3/AA
  Class D .............................................     A/A2/A

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity providers. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address
(i) the likelihood or frequency of voluntary or mandatory prepayments of
Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment
Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate
Prepayment Interest Shortfalls will be realized or allocated to
Certificateholders.

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                     S-270

                             INDEX OF DEFINED TERMS

                                                                            PAGE

1% ( ) ....................................................................S-118
1001 Connecticut Avenue & 1701 K Street Loan ..............................S-174
2% ( ) ....................................................................S-118
3% ( ) ....................................................................S-118
30/360 basis .........................................................S-36, S-95
450 West 33rd Street Companion Loan .......................................S-102
450 West 33rd Street Intercreditor Agreement ..............................S-104
450 West 33rd Street Loan ..........................................S-102, S-154
450 West 33rd Street Pari Passu Loan ......................................S-154
450 West 33rd Street Whole Loan ...........................................S-102
ABN AMRO ..................................................................S-266
Accrued Certificate Interest .......................................S-237, S-238
actual/360 basis ...........................................................S-36
Actual/360 basis ...........................................................S-95
Additional Interest ........................................................S-96
Additional Interest Account ...............................................S-231
Additional Trust Fund Expenses ............................................S-243
Administrative Cost Rate ..................................................S-117
Advance ...................................................................S-245
Allied Capital ............................................................S-208
Anticipated Repayment Date .................................................S-96
AP ........................................................................S-154
Apple Hospitality .........................................................S-163
Appraisal Reduction Amount ................................................S-247
ARD Loans ..................................................................S-96
Artesia .............................................................S-95, S-198
Artesia Mortgage Loans ....................................................S-198
Assumed Final Distribution Date ...........................................S-252
Assumed Scheduled Payment .................................................S-239
Available Distribution Amount .............................................S-230
Balloon Loans ..............................................................S-96
Balloon Payment ............................................................S-96
Breach ....................................................................S-205
Cabrillo Palisades Companion Loan .........................................S-103
Cabrillo Palisades Intercreditor Agreement ................................S-104
Cabrillo Palisades Loan ...................................................S-102
Cabrillo Palisades Whole Loan .............................................S-103
Cadbury Schweppes Companion Loan ..........................................S-103
Cadbury Schweppes Intercreditor Agreement .................................S-104
Cadbury Schweppes Loan ....................................................S-102
Cadbury Schweppes Whole Loan ..............................................S-103
Capital Imp. Reserve ......................................................S-118
Caplease ..................................................................S-103
CEC .......................................................................S-149
CEI .......................................................................S-174
Certificate Account .......................................................S-231
Certificate Balance .......................................................S-224
Certificate Deferred Interest .............................................S-226
Certificateholders ........................................................S-230
Certificates ..............................................................S-222
Chiofaro ..................................................................S-148
Choate, Hall & Stewart ....................................................S-148
Citigroup ...........................................................S-95, S-266
Citigroup Co-Lender Loan ..................................................S-102
Citigroup Mortgage Loans ..................................................S-198
Class .....................................................................S-222
Class A Certificates ......................................................S-222
Class A-PB Planned Principal Balance ......................................S-239
Class X Certificates ......................................................S-222
Class X-C Components ......................................................S-227
Class X-C Strip Rate ......................................................S-227
Class X-P Components ......................................................S-228
Class X-P Strip Rate ......................................................S-228
Clearstream ...............................................................S-222
Clearstream Participants ..................................................S-224
CMSA ......................................................................S-250
CMSA Bond File ............................................................S-250
CMSA Collateral Summary File ..............................................S-250
CMSA Loan Periodic Update File ............................................S-250
CMSA Property File ........................................................S-250
CMSA Reconciliation of Funds Report .......................................S-250
Co-Lender Loans ...........................................................S-102
Collection Period .........................................................S-229
Companion Loans ...........................................................S-103
Compensating Interest Payment .............................................S-211
Comverse ..................................................................S-151
Constant Prepayment Rate ..................................................S-260
Controlling Class .........................................................S-209
Controlling Class Representative ..........................................S-209
Core Material Documents ...................................................S-201
Corrected Mortgage Loan ...................................................S-210
Countrywide ..................................................S-95, S-198, S-266
Countrywide Mortgage Loans ................................................S-198
CPR .......................................................................S-260
Credit Suisse First Boston ................................................S-266
Crossed Group .............................................................S-205
Crossed Loan ..............................................................S-205
Custodian .................................................................S-200
Cut-Off Date ...............................................................S-93
Cut-Off Date Balance .......................................................S-93
Cut-Off Date Group 1 Balance ...............................................S-93
Cut-Off Date Group 2 Balance ...............................................S-93
Cut-Off Date Group Balances ................................................S-93
Cut-Off Date LTV ..........................................................S-117
Cut-Off Date LTV Ratio ....................................................S-117
Cut-Off Date Pool Balance ..................................................S-93

                                      S-271

                                                                            PAGE

D ( ) .....................................................................S-118
Defaulted Lease Claim .....................................................S-103
Defaulted Mortgage Loan ...................................................S-219
Defeasance Collateral ......................................................S-98
Defect ....................................................................S-205
Depositaries ..............................................................S-222
Determination Date ........................................................S-230
Determination Party .......................................................S-205
Deutsche Bank .............................................................S-148
Deutsche/Scudder ..........................................................S-148
Digital Realty Trust Portfolio Loans ......................................S-151
Discount Rate .............................................................S-241
Distributable Certificate Interest ........................................S-237
Distribution Account ......................................................S-231
Distribution Date .........................................................S-230
Distribution Date Statement ...............................................S-248
DSC Ratio .................................................................S-115
DSCR ......................................................................S-115
DTC .......................................................................S-222
Due Date ...................................................................S-96
ERISA .....................................................................S-265
Euroclear Operator ........................................................S-222
Euroclear Participants ....................................................S-224
Euroclear System ..........................................................S-222
Excess Cash Flow ...........................................................S-96
Excluded Plan .............................................................S-267
Exemption .................................................................S-266
Exemptions ................................................................S-266
expense ...................................................................S-116
Final Recovery Determination ..............................................S-249
Firewheel Corners Shopping Center Companion Loan ..........................S-103
Firewheel Corners Shopping Center Intercreditor Agreement .................S-104
Firewheel Corners Shopping Center Loan ....................................S-102
Firewheel Corners Shopping Center Whole Loan ..............................S-103
Fitch .....................................................................S-266
Form 8-K ..................................................................S-206
Fully Amortizing Loans .....................................................S-96
Gain on Sale Reserve Account ..............................................S-231
GI Partners ...............................................................S-151
Goldman, Sachs & Co. ......................................................S-266
Great Wolf Resorts Companion Loan .........................................S-103
Great Wolf Resorts Intercreditor Agreement ................................S-104
Great Wolf Resorts Loan ...................................................S-102
Great Wolf Resorts Whole Loan .............................................S-103
Ground Lease Collateral ...................................................S-167
GSA-DEA ...................................................................S-171
GSA-INS ...................................................................S-171
Hotel Collateral ..........................................................S-167
Indirect Participants .....................................................S-223
Intercreditor Agreements ..................................................S-104
Interest Accrual Period ...................................................S-229
Interest Reserve Account ..................................................S-231
Interest Reserve Amount ...................................................S-231
Interest Reserve Loans ....................................................S-231
IRS .......................................................................S-264
Kmart Plaza Shopping Center Loan ..........................................S-102
L ( ) .....................................................................S-118
Lerner ....................................................................S-154
Liquidation Fee ...........................................................S-212
Loan Group 1 ...............................................................S-93
Loan Group 1 Principal Distribution Amount ................................S-238
Loan Group 2 ...............................................................S-93
Loan Group 2 Principal Distribution Amount ................................S-238
Loan Groups ................................................................S-93
Loan Pair .................................................................S-207
Loan per Sq. Ft., Unit or Room ............................................S-117
Lockout Period ............................................................S-118
LTV at ARD or Maturity ....................................................S-117
Majority Subordinate Certificateholder ....................................S-253
Marathon Center Loan ......................................................S-102
Market Fair Shopping Center Loan ..........................................S-102
Marriott ..................................................................S-163
Master Servicer ...........................................................S-208
Master Servicing Fee ......................................................S-211
Master Servicing Fee Rate .................................................S-211
Maturity Date LTV Ratio ...................................................S-117
MetroPlace III & IV Loan ..................................................S-171
Mezz Cap Companion Loans ..................................................S-103
Mezz Cap Intercreditor Agreements .........................................S-104
Mezz Cap Loans ............................................................S-103
Mezz Cap Whole Loans ......................................................S-103
Money Rates ...............................................................S-246
Moody's ...................................................................S-266
Mortgage ...................................................................S-93
Mortgage Deferred Interest ................................................S-226
Mortgage File .............................................................S-200
Mortgage Loan ..............................................................S-93
Mortgage Loan Purchase Agreement ..........................................S-198
Mortgage Loan Purchase Agreements .........................................S-198
Mortgage Loans .............................................................S-93
Mortgage Note ..............................................................S-93
Mortgage Pool ..............................................................S-93
Mortgage Rate ..............................................................S-95
Mortgaged Property .........................................................S-93
MSD .......................................................................S-171

                                      S-272

                                                                            PAGE

NA ........................................................................S-118
NAV .......................................................................S-118
Net Aggregate Prepayment Interest Shortfall ...............................S-237
net cash flow .............................................................S-116
Net Mortgage Rate .........................................................S-229
Newmark ...................................................................S-154
Non-Offered Certificates ..................................................S-222
Nonrecoverable P&I Advance ................................................S-245
Notional Amount ...........................................................S-225
NRSRO .....................................................................S-266
O ( ) .....................................................................S-118
Occupancy Percentage ......................................................S-118
Offered Certificates ......................................................S-222
OID Regulations ...........................................................S-264
Olympia Portfolio Loans ...................................................S-157
One & Two International Place Companion Loan ..............................S-102
One & Two International Place Intercreditor Agreement .....................S-104
One & Two International Place Loan S-102, .................................S-148
One & Two International Place Pari Passu Loan .............................S-148
One & Two International Place Whole Loan ..................................S-102
Open Period ...............................................................S-118
Option Price ..............................................................S-219
Original Term to Maturity .................................................S-118
Pari Passu Companion Loans ................................................S-103
Pari Passu Loan Intercreditor Agreements ..................................S-104
Pari Passu Loans ..........................................................S-103
Participants ..............................................................S-222
Party in Interest .........................................................S-267
Periodic Payments ..........................................................S-95
Plan ......................................................................S-265
Pooling and Servicing Agreement ...........................................S-222
PREI ......................................................................S-148
Prepayment Interest Excess ................................................S-211
Prepayment Interest Shortfall .............................................S-211
Prepayment Premiums .......................................................S-240
Primary Collateral ........................................................S-206
Principal Distribution Amount .............................................S-238
PRISA .....................................................................S-148
Privileged Person .........................................................S-251
PTE .......................................................................S-266
Purchase Option ...........................................................S-219
Purchase Price ............................................................S-201
P&I Advance ...............................................................S-244
Qualified Appraiser .......................................................S-247
Qualified Substitute Mortgage Loan ........................................S-202
Qwest .....................................................................S-149
Rated Final Distribution Date .............................................S-253
Rating Agencies ...........................................................S-270
Realized Losses ...........................................................S-243
Reimbursement Rate ........................................................S-246
REIT ......................................................................S-265
Related Proceeds ..........................................................S-245
Remaining Amortization Term ...............................................S-117
remaining term .............................................................S-97
Remaining Term to Maturity ................................................S-117
REMIC Administrator .......................................................S-255
REMIC I S-25, .............................................................S-264
REMIC II S-25, ............................................................S-264
REMIC Regular Certificates ................................................S-222
REMIC Regulations .........................................................S-264
REMIC Residual Certificates ...............................................S-222
REO Extension .............................................................S-220
REO Mortgage Loan .........................................................S-240
REO Property ..............................................................S-210
Replacement Reserve .......................................................S-118
Required Appraisal Date ...................................................S-246
Required Appraisal Loan ...................................................S-247
Residence Inn Portfolio #1 Loans ..........................................S-163
Restricted Group ..........................................................S-266
Restricted Servicer Reports ...............................................S-250
revenue ...................................................................S-116
Ropes & Gray ..............................................................S-148
Rules .....................................................................S-223
Savvis ....................................................................S-151
SBC .......................................................................S-151
Scenario ..................................................................S-260
Scheduled Payment .........................................................S-239
Securities Act ............................................................S-222
Servicing Fees ............................................................S-212
Servicing Standard ........................................................S-207
Servicing Transfer Event ..................................................S-210
Similar Law ...............................................................S-265
SMS .......................................................................S-149
Special Servicer ..........................................................S-208
Special Servicing Fee .....................................................S-212
Special Servicing Fee Rate ................................................S-212
Specially Serviced Mortgage Loans .........................................S-210
Specially Serviced Trust Fund Assets ......................................S-210
Stated Principal Balance ..................................................S-229
Subordinate Certificates ..................................................S-222
Subordinate Companion Loans ...............................................S-103
Substitution Shortfall Amount .............................................S-201
S&P .......................................................................S-266
Table Assumptions .........................................................S-260
Terms and Conditions ......................................................S-224
Tharaldson Pool I-A Loan ..................................................S-167
Tharaldson Pool I-B Loan ..................................................S-160

                                      S-273

                                                                            PAGE

Thirteen ..................................................................S-154
TI/LC Reserve .............................................................S-118
TMI S-160, ................................................................S-167
TPM S-160, ................................................................S-167
Trust Fund ................................................................S-222
Trustee ...................................................................S-254
Underwriter ...............................................................S-266
Underwriters ..............................................................S-268
Underwriting Agreement ....................................................S-268
Underwritten Replacement Reserves .........................................S-117
Unrestricted Servicer Reports .............................................S-250
Voting Rights .............................................................S-253
Wachovia S-95, ............................................................S-198
Wachovia Co-Lender Loans ..................................................S-102
Wachovia Mortgage Loans ...................................................S-198
Wachovia Securities .......................................................S-266
Weighted Average Net Mortgage Rate ........................................S-229
weighted averages .........................................................S-117
Whole Loans ...............................................................S-103
Workout Fee ...............................................................S-212
Workout-Delayed Reimbursement Amount ......................................S-245
Year Built ................................................................S-117
Yield Maintenance Charges .................................................S-240
YM ( ) ....................................................................S-118

                                      S-274

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C17

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

   MORTGAGE        LOAN
     LOAN          GROUP
    NUMBER        NUMBER    PROPERTY NAME
--------------------------------------------------------------------------------------------------------

       1             1      One & Two International Place(1)
       2             1      450 West 33rd Street(1)
       3             1      Tharaldson Pool I-B
      3.1                   Las Vegas Residence Inn
      3.2                   Las Vegas Courtyard
      3.3                   Palmdale Residence Inn
      3.4                   Las Vegas Holiday Inn Express
      3.5                   Las Vegas Fairfield Inn & Suites
      3.6                   Montgomeryville Courtyard
      3.7                   Palmdale Courtyard
      3.8                   Cheektowaga Residence Inn
      3.9                   El Paso Residence Inn
     3.10                   Woodlands Residence Inn (Six Pine Drive)
     3.11                   Tulsa Residence Inn
     3.12                   Willowbrook Residence Inn
     3.13                   Tulsa Springhill Suites
       4             1      Tharaldson Pool I-A
      4.1                   Peoria Residence Inn
      4.2                   Westchase Homewood Suites
      4.3                   Toledo Homewood Suites
      4.4                   Woodlands Residence Inn (Lake Front Circle)
      4.5                   Lansing Residence Inn
      4.6                   Grand Rapids Homewood Suites
      4.7                   Sioux Falls Residence Inn
      4.8                   Houston Towneplace Suites
      4.9                   Woodlands Courtyard
     4.10                   Waco Residence Inn
     4.11                   Cedar Rapids Residence Inn
     4.12                   Sioux Falls Fairfield Inn
     4.13                   Lansing Fairfield Inn
     4.14                   Mankato Fairfield Inn
     4.15                   Leased Fee Interest - Las Vegas Residence Inn
     4.16                   Leased Fee Interest - Montgomeryville Courtyard
     4.17                   Leased Fee Interest - Las Vegas Courtyard
     4.18                   Leased Fee Interest - Las Vegas Fairfield Inn
     4.19                   Leased Fee Interest - Las Vegas Holiday Inn Express
     4.20                   Leased Fee Interest - Palmdale Residence & Courtyard
     4.21                   Leased Fee Interest - Woodlands Residence Inn (Six Pine Drive)
     4.22                   Leased Fee Interest - Tulsa Residence Inn & Springhill
     4.23                   Leased Fee Interest - Cheektowaga Residence Inn
     4.24                   Leased Fee Interest - El Paso Residence Inn
     4.25                   Leased Fee Interest - Willowbrook Residence Inn
       5             1      MetroPlace III & IV
       6             1      1001 Connecticut Avenue & 1701 K Street
       7             1      Eastmont Town Center
       8             1      Great Wolf Resorts Pool
      8.1                   Great Wolf - Traverse City
      8.2                   Great Wolf - Kansas City
       9             1      Falchi Building
      10             1      Hudson Corporate Center
      11             1      Gardner Tanenbaum Pool
     11.1                   ARINC Building
     11.2                   Henkel (Manco) Building
     11.3                   IMAX Distribution Warehouse Building
     11.4                   L-3 Communications Building
     11.5                   Northgate Commerce Center
     11.6                   36th & Santa Fe Warehouse
     11.7                   Carbonyx Industrial Facility
     11.8                   Simplex Grinnell Building
      12             1      Cabrillo Palisades
      13             1      201 West Madison
      14             1      One Fair Oaks
      15             1      Comverse Office Building
      16             1      Cadbury Schweppes
      17             1      Webb at LBJ
      18             1      Choice Center
      19             1      Santa Teresa Pool
     19.1                   ADC Distribution Center
     19.2                   The Logistics Center
     19.3                   4200 West Military
     19.4                   2660 Airport Road
     19.5                   9701 Pan American Distribution Center
     19.6                   1328 East Hackberry
     19.7                   4301 West Military
     19.8                   5800 South 42nd
     19.9                   1200 East Hackberry
     19.10                  1300 East Hackberry
     19.11                  9515 Plaza Drive Distribution Center
     19.12                  6200 South 35th
     19.13                  3500 West Military
     19.14                  3600 West Military
     19.15                  3500 Durango
     19.16                  6901 South 33rd
     19.17                  7001 South 33rd
     19.18                  6412 South 36th
      20             1      Renaissance West Retail Center
      21             1      253 Summer Street
      22             1      122 C Street
      23             2      Sterling University Vista Apartments
      24             1      Princess Anne Plaza
      25             2      AMLI at Bent Tree Apartments
      26             1      Wachovia Tower
      27             1      200 Varick Street
      28             1      Westview Promenade
      29             1      Kohl's Plaza
      30             2      Pine Lake Apartments
      31             1      Sylvan Corporate Center
      32             1      Plaza at Puente Hills
      33             1      One Bunker Hill Office Building
      34             1      Deer Valley Office Park
      35             1      Creve Coeur Pavilion Retail Center
      36             2      The Exchange at Auburn Apartments
      37             2      Appling Lakes at Cordova Club Apartments
      38             2      Spring Canyon Apartments
      39             1      Artesia Oasis Plaza
      40             1      Hilltop Plaza
      41             1      Residence Inn #1 - Las Vegas, NV
      42             1      Shops at Abilene (Phase 1)
      43             1      Westland Mall
      44             1      36 Northeast Second Street
      45             1      6245 Leesburg Pike
      46             1      250 Summer Street
      47             2      Inverness Landing
      48             1      Spokane Integrated Medical Plaza
      49             1      The Airport Square Shopping Center
      50             2      Baywater Townhomes
      51             2      The Falls at Duraleigh
      52             2      Sutton Plaza
      53             1      Marshall Town Center
      54             1      Rusty Leaf Plaza
      55             1      Spring Meadow Shopping Center
      56             1      EZ Storage Pico(4)(5)
      57             2      Heritage at Riverstone(4)
      58             2      One Dartmouth Place
      59             1      Seventeen Mile Drive Apartments
      60             1      Boca Corporate Center
      61             2      Jefferson Oaks Apartments
      62             1      Siemens Building
      63             2      The Riviera Apartments
      64             1      700 North Sacramento
      65             1      Grayson Village Shopping Center
      66             2      Courtyards Apartments
      67             2      Greenwich Green Apartments
      68             2      32-40 Boylston Street
      69             1      CenterPlace of Greeley Phase II
      70             1      Chesterfield Commons Village
      71             1      The Plaza Shopping Center
      72             2      Regency Tower
      73             1      Harbormaster Office & Marina
      74             1      ANSYS Office Building
      75             2      The Grove Apartments
      76             1      Shopko Plaza
      77             2      Waterford Place Apartments
      78             1      Clayton Town Center
      79             1      Marathon Center
      80             2      Camden Plaza
      81             1      Independence Square(4)
      82             1      Residence Inn #1 - Santa Fe, NM
      83             1      Brea Office Building
      84             1      Golden Park Village Shopping Center
      85             1      Milestone Crossing
      86             1      Park 140 Office Park
      87             1      Three Points Plaza
      88             1      Hilton Garden Inn - Austin, TX
      89             1      Shoppes at Tuscaloosa
      90             1      Residence Inn #1 - Placentia, CA
      91             1      Courtyard by Marriott - College Station, TX
      92             1      Crosspointe Plaza
      93             1      Olympia Retail Plaza at Dunedin, FL
      94             2      The University Villa Apartments
      95             1      Prairie Creek Shopping Center
      96             1      National City Bank Building
      97             2      Woodhaven Apartments
      98             1      Lowe's - Texas City, TX
      99             1      Sunburst Plaza Shopping Center
      100            1      Lowe's Shopping Center - Athens, OH
      101            1      Olympia Temple Terrace Publix Shopping Center
      102            1      Comp USA - Braintree, MA
      103            2      Stonebridge Apartments
      104            1      Lee Highway Retail
      105            1      Residence Inn #1 - Birmingham, AL
      106            1      Spokane Integrated Medical Plaza (Garage)
      107            1      River Pointe Shopping Center
      108            1      Residence Inn #1 - Akron, OH
      109            2      Bayberry Place Apartments
      110            1      733 Yonkers Avenue
      111            1      Olympia Walgreens - Sarasota (Tamiami Trail), FL
      112            1      Wells Lake Commerce Center
      113            2      The Frontier Apartments
      114            1      Hyde Park Station Shopping Center
      115            2      The Avalon Apartments
      116            2      The Jefferson Park Apartments
      117            1      Hilton Garden Inn - Rio Rancho, NM
      118            1      Residence Inn #1 - Danvers, MA
      119            1      Courtyard by Marriott - Nashville, TN
      120            1      Glen Office Building I
      121            1      Walgreens-Cincinnati, OH
      122            1      Olympia Walgreens - Temple Terrace, FL
      123            1      Firewheel Corners Shopping Center
      124            1      Walgreens - Madison, AL
      125            1      Oglesby Square
      126            1      Walgreens/Chase Bank - Houston (West Bellfort Avenue), TX
      127            1      Olympia Walgreens - Bradenton, FL
      128            1      Market Fair Shopping Center
      129            1      Four Corners Self Storage
      130            1      Great American Plaza (building A-2)
      131            1      Olympia Walgreens - Merritt Island, FL
      132            1      Santa Teresa - 6030 Hollywood
      133            1      Olympia Walgreens - Naples, FL
      134            1      Stater Bros - Ridgecrest
      135            1      Olympia Walgreens - Lilburn, GA
      136            1      Residence Inn #1 - Bossier City, LA
      137            1      Walgreens - Houston (Westheimer Road), TX
      138            2      Windsor Oaks Apartments
      139            1      Suburban Lodge-D'Iberville, MS
      140            1      Olympia Walgreens - Brooksville, FL
      141            1      Residence Inn #1 - Kalamazoo, MI
      142            1      4 Ground Leased Parcels - Cranberry, PA
      143            1      Kmart Plaza Shopping Center
      144            1      Riverside Place
      145            1      Walgreens - Austin, TX
      146            1      CVS at Foley, AL
      147            1      Dorchester Square
      148            1      Horizon Center (Pad Leases)
      149            1      Walgreens - Kennesaw, GA
      150            1      Walgreens - Lawrenceville (Duluth Highway), GA
      151            1      Olympia Walgreens - Sarasota (Bee Ridge Road), FL
      152            1      Olympia Walgreens - New Smyrna Beach, FL
      153            1      Olympia Walgreens - Tampa, FL
      154            1      Olympia Walgreens - Marietta, GA
      155            1      Olympia Walgreens - Lehigh Acres, FL
      156            1      Olympia Walgreens - Decatur, GA
      157            1      Olympia Walgreens - Seminole, FL
      158            1      Walgreens - Richmond Heights, OH
      159            1      Eckerd Drug - Pittsburgh, PA
      160            1      Walgreens - Glen Burnie, MD
      161            1      Olympia Walgreens - Ocoee, FL
      162            1      Residence Inn #1 - Jackson, MS
      163            1      Walgreens - Ashland, IL
      164            1      Suwannee Plaza Shopping Center
      165            2      Summit Court Apartments
      166            1      Beaumont Self Storage(4)
      167            1      Walgreens - Garfield Heights, OH
      168            1      SPS Companies Building
      169            1      Griego Medical Building
      170            1      Walgreens - Hamilton, OH
      171            1      Mings Shopping Center
      172            1      The Clarion Inn of Sun Valley
      173            1      El Porton Shopping Center
      174            1      Fair Lakes
      175            1      Olympia Walgreens - Homosassa, FL
      176            1      Walgreens - Reno, NV
      177            1      650 4th Street
      178            1      Olympia Walgreens - Oldsmar, FL
      179            1      Walgreens - Columbus, OH
      180            2      Autumn Manor Apartments
      181            1      Walgreens - Lebanon, IN
      182            1      Olympia Walgreens - Lake Wales, FL
      183            1      Gage Retail
      184            1      Walgreens - Medway, MA
      185            1      Premier Professional Center
      186            1      Walgreens - Clinton, CT
      187            1      Walgreens - Willimantic, CT
      188            1      Walgreens - Fairborn, OH
      189            1      Walgreens - Goldsboro, NC
      190            1      Broadway Corners
      191            1      Shoppes at Trace Fork
      192            1      490 Huyler Street
      193            1      Residence Inn #1 - Memphis, TN
      194            1      Richmond Commons
      195            1      Babcock Apartments
      196            1      Walgreens - Ponca City, OK
      197            1      Walgreens - Jacksonville, AR
      198            1      Walgreens - Eatonville, FL
      199            1      Olympia Medical/Office Pool
     199.1                  Medical Associates of Pinellas Building
     199.2                  Olympia Office Center
      200            1      Walgreens - Newton, IA
      201            1      Smokey Bones_Longhorn Steakhouse-SC
      202            1      Walgreens - Carlsbad, NM
      203            1      Rite Aid - Midland, MI
      204            1      Walgreens - Slidell, LA
      205            1      Walgreens - Edgewood, NM
      206            1      Lowe's - Athens, OH
      207            1      Walgreens - Covington, TN
      208            1      1385 Enterprise Drive
      209            1      The Courtyard at Westgate
      210            1      Walgreens - Spring, TX
      211            2      Williams Court Townhomes
      212            1      Cole Rite Aid - Memphis, TN
      213            1      CVS - Barnesville, GA
      214            1      DHL & Airborne Express
      215            1      Cole Rite Aid - Warren, OH
      216            1      Olympia Retail Plaza at Daytona Beach, FL
      217            2      Brook Crossing Apartments
      218            1      Olympia Applebees - Lithia Springs, GA
      219            1      Cole Walgreens - Lawrence, KS
      220            1      Kindercare - Rocky Hill, CT
      221            1      Kindercare - Santa Clarita, CA
      222            1      Camp Bowie Shopping Center
      223            1      Cole Walgreens - Cahokia, IL
      224            1      Cole Walgreens - Cleveland, OH
      225            1      Cole Walgreens - Houston (Almeda Road), TX
      226            1      Kindercare - Wayne, NJ

MORTGAGE
  LOAN
 NUMBER      ADDRESS                                                                                              CITY
------------------------------------------------------------------------------------------------------------------------------------

    1        90-150 Oliver Street                                                                                 Boston
    2        450 West 33rd Street                                                                                 New York
    3        Various                                                                                              Various
   3.1       5875 Industrial Road                                                                                 Las Vegas
   3.2       5845 Industrial Road                                                                                 Las Vegas
   3.3       514 West Avenue P                                                                                    Palmdale
   3.4       5760 Polaris Avenue                                                                                  Las Vegas
   3.5       5775 Industrial Road                                                                                 Las Vegas
   3.6       544 Dekalb Pike                                                                                      North Wales
   3.7       530 West Avenue P                                                                                    Palmdale
   3.8       107 Anderson Road                                                                                    Cheektowaga
   3.9       6355 Gateway West Boulevard                                                                          El Paso
  3.10       9333 Six Pine Drive                                                                                  The Woodlands
  3.11       11025 East 73rd Street South                                                                         Tulsa
  3.12       7311 West Greens Road                                                                                Houston
  3.13       11023 East 73rd Street South                                                                         Tulsa
    4        Various                                                                                              Various
   4.1       8435 West Paradise Lane                                                                              Peoria
   4.2       2424 Rogerdale Road                                                                                  Houston
   4.3       1410 Arrowhead Road                                                                                  Maumee
   4.4       1040 Lake Front Circle                                                                               The Woodlands
   4.5       922 Delta Commerce Drive                                                                             Lansing
   4.6       3920 Stahl Drive, SE                                                                                 Grand Rapids
   4.7       4509 West Empire Place                                                                               Sioux Falls
   4.8       15155 Katy Freeway                                                                                   Houston
   4.9       1020 Lake Front Circle                                                                               The Woodlands
  4.10       501 S. University Park Drive                                                                         Waco
  4.11       1900 Dodge Road NE                                                                                   Cedar Rapids
  4.12       4501 West Empire Place                                                                               Sioux Falls
  4.13       810 Delta Commerce Drive                                                                             Lansing
  4.14       141 Apache Place                                                                                     Mankato
  4.15       5875 Industrial Road                                                                                 Las Vegas
  4.16       544 Dekalb Pike                                                                                      North Wales
  4.17       5845 Industrial Road                                                                                 Las Vegas
  4.18       5775 Industrial Road                                                                                 Las Vegas
  4.19       5760 Polaris Avenue                                                                                  Las Vegas
  4.20       514 & 530 West Avenue P                                                                              Palmdale
  4.21       9333 Six Pine Drive                                                                                  The Woodlands
  4.22       11015 & 11025 East 73rd Street South                                                                 Tulsa
  4.23       107 Anderson Road                                                                                    Buffalo
  4.24       6355 Gateway West Boulevard                                                                          El Paso
  4.25       7311 West Greens Road                                                                                Houston
    5        2675-2677 Prosperity Drive                                                                           Fairfax
    6        1001 Connecticut Avenue NW & 1701 K Street NW                                                        Washington
    7        7200 Bancroft Avenue, 7000 Bancroft Avenue and 6929 Foothill Boulevard                               Oakland
    8        Various                                                                                              Various
   8.1       3575 North US 31 South                                                                               Traverse City
   8.2       10401 Cabela Drive                                                                                   Kansas City
    9        31-00 47th Avenue                                                                                    Long Island City
   10        300 Boulevard East                                                                                   Weehawken
   11        Various                                                                                              Various
  11.1       6400 S.E. 59th Street                                                                                Oklahoma City
  11.2       4800 Partnership Drive                                                                               Oklahoma City
  11.3       5402 South 129th East Avenue                                                                         Tulsa
  11.4       6700 S.E. 59th Street                                                                                Oklahoma City
  11.5       11300 Partnership Drive                                                                              Oklahoma City
  11.6       3501 N. Santa Fe Avenue                                                                              Oklahoma City
  11.7       431 Boeing Avenue                                                                                    Ardmore
  11.8       6111 New Sapulpa Road                                                                                Tulsa
   12        7901 Harmarsh Street                                                                                 San Diego
   13        201 West Madison Street                                                                              Chicago
   14        4114 Legato Road                                                                                     Fairfax
   15        100 and 200 Quannapowitt Parkway                                                                     Wakefield
   16        945 Route 10                                                                                         Whippany
   17        11830 Webb Chapel Road                                                                               Dallas
   18        10720, 10750, 10770 Columbia Pike                                                                    Silver Spring
   19        Various                                                                                              Various
  19.1       101 Lindbergh Drive                                                                                  Santa Teresa
  19.2       4403 West Military Highway                                                                           McAllen
  19.3       4200 West Military Highway                                                                           McAllen
  19.4       2660 Airport Road                                                                                    Santa Teresa
  19.5       9701 Pan American Drive                                                                              El Paso
  19.6       1328 East Hackberry                                                                                  McAllen
  19.7       4301 West Military Highway                                                                           McAllen
  19.8       5800 South 42nd Street                                                                               McAllen
  19.9       1200 East Hackberry                                                                                  McAllen
  19.10      1300 East Hackberry                                                                                  McAllen
  19.11      9515 Plaza Drive                                                                                     El Paso
  19.12      6200 South 35th Street                                                                               McAllen
  19.13      3500 West Military Highway                                                                           McAllen
  19.14      3600 West Military Highway                                                                           McAllen
  19.15      3500 Durango Avenue                                                                                  McAllen
  19.16      6901 South 33rd Street                                                                               McAllen
  19.17      7001 South 33rd Street                                                                               McAllen
  19.18      6412 South 36th Street                                                                               McAllen
   20        4001 South Decatur Boulevard                                                                         Las Vegas
   21        253 Summer Street & 11,19,29 Melcher Street                                                          Boston
   22        122 C Street NW                                                                                      Washington
   23        625 Cantrill Drive                                                                                   Davis
   24        3333 Virginia Beach Boulevard                                                                        Virginia Beach
   25        3901 and 3930 Accent Drive                                                                           Dallas
   26        300 North Greene Street                                                                              Greensboro
   27        200 Varick Street                                                                                    New York
   28        5243 Buckeystown Pike                                                                                Frederick
   29        409 Commack Road                                                                                     Deer Park
   30        7700 Pine Lakes Boulevard                                                                            Port Saint Lucie
   31        910 & 920 Sylvan Avenue                                                                              Englewood Cliffs
   32        17877 - 18271 Gale Avenue                                                                            City of Industry
   33        601 West 5th Street                                                                                  Los Angeles
   34        20410 & 20430 North 19th Avenue                                                                      Phoenix
   35        10401 Olive Boulevard                                                                                St. Louis
   36        202 West Long Leaf Drive                                                                             Auburn
   37        1392 Equestrian Drive                                                                                Cordova
   38        4510 Spring Canyon Heights                                                                           Colorado Springs
   39        17831 - 18007 Pioneer Boulevard                                                                      Artesia
   40        5100-5222 Wilson Mills Road                                                                          Richmond Heights
   41        3225 Paradise Road                                                                                   Las Vegas
   42        3417 Catclaw Drive                                                                                   Abilene
   43        550 South Gear Avenue                                                                                West Burlington
   44        36 Northeast Second Street                                                                           Miami
   45        6245 Leesburg Pike                                                                                   Falls Church
   46        250 Summer Street                                                                                    Boston
   47        100 Inverness Lane                                                                                   Birmingham
   48        601 West 5th Avenue                                                                                  Spokane
   49        5201-5315 Airport Highway                                                                            Toledo
   50        US Route 52 West                                                                                     West Lafayette
   51        4518 Tournament Drive                                                                                Raleigh
   52        1230 13th Street NW                                                                                  Washington
   53        2500 South Center Street                                                                             Marshalltown
   54        2512 - 2620 Chapman Avenue and 133 South Yorba Street                                                Orange
   55        2104 Van Reed Road                                                                                   Wyomissing
   56        11470 Tennessee Avenue                                                                               Los Angeles
   57        101 Heritage Drive                                                                                   Canton
   58        11100 East Dartmouth Avenue                                                                          Aurora
   59        1012 Pacific Grove Lane                                                                              Pacific Grove
   60        7777 Glades Road                                                                                     Boca Raton
   61        18788 Marsh Lane                                                                                     Dallas
   62        4849 Alpha Road                                                                                      Farmers Branch
   63        1505 North Canyon Road                                                                               Provo
   64        700 North Sacramento Boulevard                                                                       Chicago
   65        2715 Loganville Highway                                                                              Grayson
   66        8810 Courtyard Way                                                                                   Knoxville
   67        3515 SW 39th Boulevard                                                                               Gainesville
   68        32-40 Boylston Street                                                                                Boston
   69        4224 & 4330 Centerplace Drive                                                                        Greeley
   70        17201-17249 Chesterfield Airport Road                                                                Chesterfield
   71        8102-8272 South Lewis Avenue                                                                         Tulsa
   72        333 Northwest 5th Street                                                                             Oklahoma City
   73        1800, 1818, and 1836 Westlake Avenue North                                                           Seattle
   74        275 Technology Drive                                                                                 Cecil Township
   75        1526 West Candletree Drive                                                                           Peoria
   76        2323 & 2411 West Pioneer Parkway                                                                     Peoria
   77        1055 West Baseline Road                                                                              Mesa
   78        813, 853, 865, 877 and 901 Town Centre Boulevard 12809, 12813, 12817 and 12977 US Highway 70 West    Clayton
   79        2323 East Capitol Drive                                                                              Appleton
   80        611 Rugby Road                                                                                       Charlottesville
   81        3100 Independence Parkway                                                                            Plano
   82        1698 Galisteo Street                                                                                 Santa Fe
   83        3300 Birch Street                                                                                    Brea
   84        4840 Golden Parkway                                                                                  Buford
   85        40 George Hannum Street                                                                              Belchertown
   86        2405-2515 140th Avenue Northeast                                                                     Bellevue
   87        2700 Pecan Street West                                                                               Pflugerville
   88        11617 Research Boulevard                                                                             Austin
   89        4851 Rice Mine Road                                                                                  Tuscaloosa
   90        700 West Kimberly Avenue                                                                             Placentia
   91        3939 State Highway 6 South                                                                           College Station
   92        840 Woods Crossing Road                                                                              Greenville
   93        1477 and 1471 Main Street & 1080 Keene Road                                                          Dunedin
   94        865 North 160 West                                                                                   Provo
   95        1300 Brown Street                                                                                    Oconomowoc
   96        623 Euclid Avenue & 1965 East 6th Street                                                             Cleveland
   97        6045 Lyndale Avenue South                                                                            Minneapolis
   98        3620 Emmett F. Lowry Espressway                                                                      Texas City
   99        4315 - 4381 West Bell Road                                                                           Glendale
   100       973 East State Street                                                                                Athens
   101       5400 East Busch Boulevard                                                                            Temple Terrace
   102       500 Grossman Drive Unit 7                                                                            Braintree
   103       38-48 Dean Street                                                                                    Norwood
   104       8424-8446 Lee Highway                                                                                Merrifield
   105       3 Greenhill Parkway                                                                                  Birmingham
   106       601 West 5th Avenue                                                                                  Spokane
   107       1550 Riverstone Parkway                                                                              Canton
   108       120 Montrose West Avenue                                                                             Akron
   109       3395 Yankee Doodle Road                                                                              Eagan
   110       733 & 749 Yonkers Avenue & 49 Cowles Avenue                                                          Yonkers
   111       3901 South Tamiami Trail                                                                             Sarasota
   112       320-350 Corporate Way                                                                                Orange Park
   113       4426 Plantation Road                                                                                 Roanoke
   114       1656 Hyde Park Road                                                                                  Essex
   115       1248 West Adams Boulevard                                                                            Los Angeles
   116       1815 Jefferson Park Avenue                                                                           Charlottesville
   117       1771 Rio Rancho Boulevard                                                                            Rio Rancho
   118       51 Newbury Street-US Route 1                                                                         Danvers
   119       125 Music City Circle                                                                                Nashville
   120       4310 & 4320 Prince William Parkway                                                                   Woodbridge
   121       3186 Harrison Avenue                                                                                 Cincinnati
   122       9222 North 56th Street                                                                               Temple Terrace
   123       5255 President George Bush Turnpike                                                                  Garland
   124       7813 Highway 72 West                                                                                 Madison
   125       2101, 2107, 2115, 2117 & 2121 Eisenhower Parkway                                                     Macon
   126       6671-6675 West Bellfort Avenue                                                                       Houston
   127       4320 26th Street West                                                                                Bradenton
   128       1530 South Koeller Road                                                                              Oshkosh
   129       24215 SE 271st Place                                                                                 Maple Valley
   130       8330 West Sahara Boulevard                                                                           Las Vegas
   131       90 South Sykes Creek Parkway                                                                         Merritt Island
   132       6030 Hollywood Boulevard                                                                             Hollywood
   133       1565 South Airport Road                                                                              Naples
   134       800 North China Lake Boulevard                                                                       Ridgecrest
   135       2990 Five Forks Trickum Road                                                                         Lilburn
   136       1001 Gould Drive                                                                                     Bossier City
   137       11038 Westheimer Road                                                                                Houston
   138       1520-1560 Highway 23 East                                                                            St. Cloud
   139       10221 Rodriquez Street                                                                               D'Iberville
   140       13053 Cortez Boulevard                                                                               Brooksville
   141       1500 East Kilgore Road                                                                               Kalamazoo
   142       1678, 1700, 1708, & 1716 Route 228                                                                   Cranberry
   143       3061-3099 Dixie Highway                                                                              Edgewood
   144       23-75 Riverside Avenue                                                                               Medford
   145       6721 South Congress                                                                                  Austin
   146       1300 South McKenzie Street                                                                           Foley
   147       4391 Dorchester Road                                                                                 North Charleston
   148       3605 Horizon Boulevard                                                                               Trevose
   149       4075 Cherokee Street NW                                                                              Kennesaw
   150       1065 Duluth Highway                                                                                  Lawrenceville
   151       3601 Bee Ridge Road                                                                                  Sarasota
   152       1800 State Road 44                                                                                   New Smyrna Beach
   153       7925 Gunn Highway                                                                                    Tampa
   154       3299 Canton Highway                                                                                  Marietta
   155       1000 Leeland Heights Boulevard                                                                       Lehigh Acres
   156       2035 Candler Road                                                                                    Decatur
   157       10563 Park Boulevard                                                                                 Seminole
   158       751 Richmond Road                                                                                    Richmond Heights
   159       5633 Baum Boulevard                                                                                  Pittsburgh
   160       7953 Crain Highway South                                                                             Glen Burnie
   161       1669 East Silver Star Road                                                                           Ocoee
   162       881 East River Place                                                                                 Jackson
   163       8636 South Ashland Avenue                                                                            Chicago
   164       6820-6852 US Highway 129 & 10549-1553 Suwannee Plaza Boulevard                                       Live Oak
   165       1001 Summit Avenue North                                                                             Sauk Rapids
   166       190 E. First Street                                                                                  Beaumont
   167       5090 Turney Road                                                                                     Garfield Heights
   168       6363 Highway 7                                                                                       St. Louis Park
   169       2701 South Hampton Road                                                                              Dallas
   170       562 Main Street                                                                                      Hamilton
   171       1102-1130 Washington Street                                                                          Boston
   172       600 North Main Street                                                                                Ketchum
   173       1920 Eldorado Parkway                                                                                McKinney
   174       12960 Fair Lakes Shopping Center                                                                     Fairfax
   175       4029 South Suncoast Boulevard                                                                        Homosassa
   176       12645 South Virginia Street                                                                          Reno
   177       650 4th Street                                                                                       Santa Rosa
   178       3770 Tampa Road                                                                                      Oldsmar
   179       3093 Cleveland Avenue                                                                                Columbus
   180       9960 McCombs Street                                                                                  El Paso
   181       1130 North Lebanon Street                                                                            Lebanon
   182       1903 State Road 60 East                                                                              Lake Wales
   183       1408 North Louisiana Street                                                                          Kennewick
   184       68 Main Street                                                                                       Medway
   185       15812 E Indiana Avenue                                                                               Spokane Valley
   186       218 East Main Street                                                                                 Clinton
   187       1475 West Main Street                                                                                Willimantic
   188       183 West Dayton Yellow Springs Road                                                                  Fairborn
   189       2606 East Ash Street                                                                                 Goldsboro
   190       5949 Broadway Boulevard                                                                              Garland
   191       40 RHL Boulevard                                                                                     South Charleston
   192       490 Huyler Street                                                                                    South Hackensack
   193       6141 Old Poplar Pike                                                                                 Memphis
   194       3771-3791 National Road East                                                                         Richmond
   195       222 and 230 Babcock Street                                                                           Brookline
   196       2300 North 14th Street                                                                               Ponca City
   197       819 Main Street                                                                                      Jacksonville
   198       2814 West Kennedy Boulevard                                                                          Eatonville
   199       Various                                                                                              Dunedin
  199.1      1064 Keene Road                                                                                      Dunedin
  199.2      1060 Keene Road                                                                                      Dunedin
   200       1204 1st Avenue East                                                                                 Newton
   201       7250 North Rivers Avenue, Suites 100 and 400                                                         North Charleston
   202       1401 West Pierce Street                                                                              Carlsbad
   203       2910 Ashman Street                                                                                   Midland
   204       4142 Pontchartrain Drive                                                                             Slidell
   205       5 Walker Road                                                                                        Edgewood
   206       975 East State Street                                                                                Athens
   207       950 Highway 51N                                                                                      Covington
   208       1385 Enterprise Drive                                                                                West Chester
   209       105-107 Westgate Drive                                                                               Burlington
   210       560 Rayford Road                                                                                     Spring
   211       2700-2744 Ruddell Road SE                                                                            Lacey
   212       3060 Thomas Street                                                                                   Memphis
   213       622 Rose Avenue                                                                                      Barnesville
   214       6788 and 6800 Northern Boulevard                                                                     East Syracuse
   215       1560 Parkman Road NW                                                                                 Warren
   216       600 East Seabreeze Boulevard and 537 North Atlantic Avenue                                           Daytona Beach
   217       3816 Wilshire Boulevard                                                                              Wilmington
   218       550 Thornton Road                                                                                    Lithia Springs
   219       400 West 23rd Street                                                                                 Lawrence
   220       303 Cromwell Avenue                                                                                  Rocky Hill
   221       27908 Seco Canyon Road                                                                               Santa Clarita
   222       5104-5136 Camp Bowie Boulevard                                                                       Fort Worth
   223       1201 Camp Jackson Road                                                                               Cahokia
   224       15609 Lakeshore Boulevard                                                                            Cleveland
   225       5202 Almeda Road                                                                                     Houston
   226       23 Barbour Pond Drive                                                                                Wayne

MORTGAGE                                                                                                               GENERAL
  LOAN                                               CROSS COLLATERALIZED AND CROSS           LOAN                    PROPERTY
 NUMBER           STATE          ZIP CODE                 DEFAULTED LOAN FLAG              ORIGINATOR                   TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1              MA             02110                                                     Wachovia                   Office
    2              NY             10001                                                     Wachovia                   Office
    3            Various         Various                                                   Countrywide               Hospitality
   3.1             NV             89118                                                                              Hospitality
   3.2             NV             89118                                                                              Hospitality
   3.3             CA             93550                                                                              Hospitality
   3.4             NV             89118                                                                              Hospitality
   3.5             NV             89118                                                                              Hospitality
   3.6             PA             19454                                                                              Hospitality
   3.7             CA             93550                                                                              Hospitality
   3.8             NY             14225                                                                              Hospitality
   3.9             TX             79925                                                                              Hospitality
  3.10             TX             77380                                                                              Hospitality
  3.11             OK             74133                                                                              Hospitality
  3.12             TX             77064                                                                              Hospitality
  3.13             OK             74133                                                                              Hospitality
    4            Various         Various                                                   Countrywide               Hospitality
   4.1             AZ             85382                                                                              Hospitality
   4.2             TX             77042                                                                              Hospitality
   4.3             OH             43537                                                                              Hospitality
   4.4             TX             77380                                                                              Hospitality
   4.5             MI             48917                                                                              Hospitality
   4.6             MI             49546                                                                              Hospitality
   4.7             SD             57106                                                                              Hospitality
   4.8             TX             77094                                                                              Hospitality
   4.9             TX             77380                                                                              Hospitality
  4.10             TX             76076                                                                              Hospitality
  4.11             IA             52402                                                                              Hospitality
  4.12             SD             57106                                                                              Hospitality
  4.13             MI             48917                                                                              Hospitality
  4.14             MN             56001                                                                              Hospitality
  4.15             NV             89118                                                                              Hospitality
  4.16             PA             19454                                                                              Hospitality
  4.17             NV             89118                                                                              Hospitality
  4.18             NV             89118                                                                              Hospitality
  4.19             NV             89118                                                                              Hospitality
  4.20             CA             93550                                                                              Hospitality
  4.21             TX             77380                                                                              Hospitality
  4.22             OK             74133                                                                              Hospitality
  4.23             NY             14225                                                                              Hospitality
  4.24             TX             79925                                                                              Hospitality
  4.25             TX             77064                                                                              Hospitality
    5              VA             22031                                                     Wachovia                   Office
    6              DC             20036                                                     Wachovia                   Office
    7              CA             94605                                                    Countrywide                Mixed Use
    8            Various         Various                                                    Citigroup                Hospitality
   8.1             MI             49684                                                                              Hospitality
   8.2             KS             66111                                                                              Hospitality
    9              NY             11101                                                     Wachovia                  Mixed Use
   10              NJ             07086              Digital Realty Trust Portfolio         Citigroup                  Office
   11              OK            Various                                                   Countrywide               Industrial
  11.1             OK             73135                                                                              Industrial
  11.2             OK             73131                                                                              Industrial
  11.3             OK             74146                                                                              Industrial
  11.4             OK             73135                                                                              Industrial
  11.5             OK             73131                                                                              Industrial
  11.6             OK             73118                                                                              Industrial
  11.7             OK             73458                                                                              Industrial
  11.8             OK             74131                                                                              Industrial
   12              CA             92123                                                     Wachovia                 Multifamily
   13              IL             60606                                                    Countrywide             Special Purpose
   14              VA             22033                                                     Wachovia                   Office
   15              MA             01880              Digital Realty Trust Portfolio         Citigroup                  Office
   16              NJ             07981                                                     Wachovia                   Office
   17              TX             75234              Digital Realty Trust Portfolio         Citigroup                 Mixed Use
   18              MD             20901                                                     Wachovia                   Office
   19            Various         Various                 Santa Teresa Portfolio            Countrywide               Industrial
  19.1             NM             88008                                                                              Industrial
  19.2             TX             78503                                                                              Industrial
  19.3             TX             78503                                                                              Industrial
  19.4             NM             88008                                                                              Industrial
  19.5             TX             79927                                                                              Industrial
  19.6             TX             78501                                                                              Industrial
  19.7             TX             78503                                                                              Industrial
  19.8             TX             78503                                                                              Industrial
  19.9             TX             78501                                                                              Industrial
  19.10            TX             78501                                                                              Industrial
  19.11            TX             79927                                                                              Industrial
  19.12            TX             78503                                                                              Industrial
  19.13            TX             78503                                                                              Industrial
  19.14            TX             78503                                                                              Industrial
  19.15            TX             78503                                                                              Industrial
  19.16            TX             78503                                                                              Industrial
  19.17            TX             78503                                                                              Industrial
  19.18            TX             78503                                                                              Industrial
   20              NV             89103                                                     Wachovia                   Retail
   21              MA             02110                                                     Wachovia                   Office
   22              DC             20001                                                     Wachovia                   Office
   23              CA             95616                 Davis Pacific Portfolio             Wachovia                 Multifamily
   24              VA             23452                                                     Wachovia                   Retail
   25              TX             75287                                                     Wachovia                 Multifamily
   26              NC             27401                                                     Wachovia                   Office
   27              NY             10014                                                     Wachovia                   Office
   28              MD             21703                                                     Wachovia                   Retail
   29              NY             11729                                                     Citigroup                  Retail
   30              FL             34952                                                     Wachovia                 Multifamily
   31              NJ             07632                                                     Wachovia                   Office
   32              CA             91748                                                     Wachovia                   Retail
   33              CA             90071                                                     Wachovia                   Office
   34              AZ             85027                                                     Wachovia                   Office
   35              MO             63141                                                     Citigroup                  Retail
   36              AL             36830                                                     Citigroup                Multifamily
   37              TN             38120                                                     Wachovia                 Multifamily
   38              CO             80907                                                     Wachovia                 Multifamily
   39              CA             90701                                                     Wachovia                   Retail
   40              OH             44143                                                    Countrywide                 Retail
   41              NV             89109                Residence Inn Portfolio #1           Wachovia                 Hospitality
   42              TX             79606                                                     Wachovia                   Retail
   43              IA             52655                                                    Countrywide                 Retail
   44              FL             33132              Digital Realty Trust Portfolio         Citigroup                  Office
   45              VA             22044                                                     Citigroup                  Office
   46              MA             02210                                                     Citigroup                  Office
   47              AL             33324                                                     Wachovia                 Multifamily
   48              WA             99204                    Spokane Portfolio                 Artesia                   Office
   49              OH             43615                                                      Artesia                   Retail
   50              IN             47906                                                     Citigroup                Multifamily
   51              NC             27612                                                     Wachovia                 Multifamily
   52              DC             20005                                                     Wachovia                 Multifamily
   53              IA             50158                                                    Countrywide                 Retail
   54              CA             92869                                                    Countrywide                 Retail
   55              PA             19610                                                     Citigroup                  Retail
   56              CA             90064                                                      Artesia                Self Storage
   57              GA             30114                                                      Artesia                 Multifamily
   58              CO             80014                                                     Wachovia                 Multifamily
   59              CA             93950                 Davis Pacific Portfolio             Wachovia                 Multifamily
   60              FL             33434                                                     Wachovia                   Office
   61              TX             75287                                                     Citigroup                Multifamily
   62              TX             75244              Digital Realty Trust Portfolio         Citigroup                  Office
   63              UT             84604                     Provo Portfolio                 Wachovia                 Multifamily
   64              IL             60612                                                     Wachovia                   Office
   65              GA             30052                                                     Wachovia                   Retail
   66              TN             37931                                                     Wachovia                 Multifamily
   67              FL             32608                                                      Artesia                 Multifamily
   68              MA             02116                                                     Wachovia                 Multifamily
   69              CO             80634                                                     Wachovia                   Retail
   70              MO             63005                                                     Wachovia                   Retail
   71              OK             74137                                                     Wachovia                   Retail
   72              OK             73102                                                    Countrywide               Multifamily
   73              WA             98109                                                      Artesia                  Mixed Use
   74              PA             15317                                                    Countrywide                 Office
   75              IL             61614                                                     Wachovia                 Multifamily
   76              IL             61615                                                      Artesia                   Retail
   77              AZ             85210                                                     Wachovia                 Multifamily
   78              NC             27520                                                      Artesia                   Retail
   79              WI             54911                  East Capital Portfolio             Wachovia                   Office
   80              VA             22903                                                     Wachovia                 Multifamily
   81              TX             75075                                                      Artesia                   Retail
   82              NM             87505                Residence Inn Portfolio #1           Wachovia                 Hospitality
   83              CA             92821              Digital Realty Trust Portfolio         Citigroup                  Office
   84              GA             30518                                                     Wachovia                   Retail
   85              MA             01007                                                     Citigroup                  Retail
   86              WA             98005                                                     Wachovia                   Office
   87              TX             78660                                                      Artesia                   Retail
   88              TX             78759                                                      Artesia                 Hospitality
   89              AL             35406                                                     Wachovia                   Retail
   90              CA             92870                Residence Inn Portfolio #1           Wachovia                 Hospitality
   91              TX             77845                                                      Artesia                 Hospitality
   92              SC             29607                                                     Wachovia                   Retail
   93              FL             34698                    Olympia Portfolio                Wachovia                   Retail
   94              UT             84604                     Provo Portfolio                 Wachovia                 Multifamily
   95              WI             53066                                                     Wachovia                   Retail
   96              OH             44114                                                     Wachovia                   Office
   97              MN             55419                                                     Wachovia                 Multifamily
   98              TX             77590                                                     Wachovia                   Retail
   99              AZ             85306                                                     Wachovia                   Retail
   100             OH             45701                  Continental Portfolio              Wachovia                   Retail
   101             FL             33617                    Olympia Portfolio                Wachovia                   Retail
   102             MA             02184                                                     Citigroup                  Retail
   103             MA             02062                                                     Wachovia                 Multifamily
   104             VA             22031                                                      Artesia                   Retail
   105             AL             35242                Residence Inn Portfolio #1           Wachovia                 Hospitality
   106             WA             99204                    Spokane Portfolio                 Artesia               Special Purpose
   107             GA             30114                                                     Wachovia                   Retail
   108             OH             44321                Residence Inn Portfolio #1           Wachovia                 Hospitality
   109             MN             55121                                                     Wachovia                 Multifamily
   110             NY             10704                                                     Wachovia                   Office
   111             FL             34231                    Olympia Portfolio                Wachovia                   Retail
   112             FL             32073                                                     Wachovia                   Office
   113             VA             24012                                                     Wachovia                 Multifamily
   114             MD             21221                                                     Wachovia                   Retail
   115             CA             90007                                                     Wachovia                 Multifamily
   116             VA             22901                                                     Wachovia                 Multifamily
   117             NM             87124                                                      Artesia                 Hospitality
   118             MA             01923                Residence Inn Portfolio #1           Wachovia                 Hospitality
   119             TN             37214                                                      Artesia                 Hospitality
   120             VA             22191                                                      Artesia                   Office
   121             OH             45211                                                      Artesia                   Retail
   122             FL             33617                    Olympia Portfolio                Wachovia                   Retail
   123             TX             75044                                                     Wachovia                   Retail
   124             AL             35758                   Bernstein Portfolio               Wachovia                   Retail
   125             GA             31206                                                      Artesia                   Retail
   126             TX             77035                                                     Wachovia                   Retail
   127             FL             34205                    Olympia Portfolio                Wachovia                   Retail
   128             WI             54902                  East Capital Portfolio             Wachovia                   Retail
   129             WA             98038                                                      Artesia                Self Storage
   130             NV             89117                                                     Wachovia                   Office
   131             FL             32952                    Olympia Portfolio                Wachovia                   Retail
   132             FL             33023                  Santa Teresa Portfolio            Countrywide                 Office
   133             FL             34104                    Olympia Portfolio                Wachovia                   Retail
   134             CA             93555                                                    Countrywide                 Retail
   135             GA             30047                    Olympia Portfolio                Wachovia                   Retail
   136             LA             71111                Residence Inn Portfolio #1           Wachovia                 Hospitality
   137             TX             77042                                                     Wachovia                   Retail
   138             MN             56304                                                      Artesia                 Multifamily
   139             MS             39532                                                      Artesia                 Hospitality
   140             FL             34613                    Olympia Portfolio                Wachovia                   Retail
   141             MI             49001                Residence Inn #1 Portfolio           Wachovia                 Hospitality
   142             PA             16066                                                      Artesia                    Land
   143             KY             41018                                                     Wachovia                   Retail
   144             MA             02155                                                     Wachovia                  Mixed Use
   145             TX             78745                                                     Wachovia                   Retail
   146             AL             36535                    Regency Portfolio                Citigroup                  Retail
   147             SC             29405                                                     Wachovia                   Retail
   148             PA             19053                                                      Artesia                    Land
   149             GA             30144                   Bernstein Portfolio               Wachovia                   Retail
   150             GA             30043                   Bernstein Portfolio               Wachovia                   Retail
   151             FL             34233                    Olympia Portfolio                Wachovia                   Retail
   152             FL             32168                    Olympia Portfolio                Wachovia                   Retail
   153             FL             33626                    Olympia Portfolio                Wachovia                   Retail
   154             GA             30066                    Olympia Portfolio                Wachovia                   Retail
   155             FL             33936                    Olympia Portfolio                Wachovia                   Retail
   156             GA             30032                    Olympia Portfolio                Wachovia                   Retail
   157             FL             33772                    Olympia Portfolio                Wachovia                   Retail
   158             OH             44143                                                     Wachovia                   Retail
   159             PA             15206                                                     Citigroup                  Retail
   160             MD             21061                                                     Wachovia                   Retail
   161             FL             34761                    Olympia Portfolio                Wachovia                   Retail
   162             MS             39202                Residence Inn Portfolio #1           Wachovia                 Hospitality
   163             IL             60620                                                     Wachovia                   Retail
   164             FL             32060                                                     Wachovia                   Retail
   165             MN             56379                                                      Artesia                 Multifamily
   166             CA             92223                                                      Artesia                Self Storage
   167             OH             44125                                                     Wachovia                   Retail
   168             MN             55416                                                      Artesia                 Industrial
   169             TX             75224                                                      Artesia                   Office
   170             OH             45013                                                     Wachovia                   Retail
   171             MA             02118                                                     Wachovia                   Retail
   172             ID             83340                                                      Artesia                 Hospitality
   173             TX             75069                                                      Artesia                   Retail
   174             VA             22033                                                     Citigroup                  Retail
   175             FL             34446                    Olympia Portfolio                Wachovia                   Retail
   176             NV             89511                                                     Wachovia                   Retail
   177             CA             95404                                                    Countrywide                 Retail
   178             FL             34677                    Olympia Portfolio                Wachovia                   Retail
   179             OH             43224                                                     Wachovia                   Retail
   180             TX             79924                                                     Wachovia                 Multifamily
   181             IN             46052                                                      Artesia                   Retail
   182             FL             33853                    Olympia Portfolio                Wachovia                   Retail
   183             WA             99336                                                      Artesia                   Retail
   184             MA             02053                                                     Wachovia                   Retail
   185             WA             99216                                                      Artesia                   Office
   186             CT             06413                                                     Wachovia                   Retail
   187             CT             06226                                                     Wachovia                   Retail
   188             OH             45324                                                     Wachovia                   Retail
   189             NC             27534                                                     Wachovia                   Retail
   190             TX             75043                                                     Wachovia                   Retail
   191             WV             25309                                                     Wachovia                   Retail
   192             NJ             07606                                                      Artesia                 Industrial
   193             TN             38119                Residence Inn Portfolio #1           Wachovia                 Hospitality
   194             IN             47374                                                      Artesia                   Retail
   195             MA             02446                                                     Wachovia                 Multifamily
   196             OK             74601                                                     Wachovia                   Retail
   197             AR             72076                                                     Wachovia                   Retail
   198             FL             32810                                                     Wachovia                   Retail
   199             FL             34698                    Olympia Portfolio                Wachovia                   Office
  199.1            FL             34698                                                                                Office
  199.2            FL             34698                                                                                Office
   200             IA             50208                                                     Wachovia                   Retail
   201             SC             29406                    Regency Portfolio                Citigroup                   Land
   202             NM             88220                                                     Wachovia                   Retail
   203             MI             48640                                                     Wachovia                   Retail
   204             LA             70458                                                     Wachovia                   Retail
   205             NM             87015                                                     Wachovia                   Retail
   206             OH             45701                  Continental Portfolio              Wachovia                   Retail
   207             TN             38019                                                     Wachovia                   Retail
   208             PA             19380                                                      Artesia                   Office
   209             MA             01803                                                     Wachovia                 Multifamily
   210             TX             77386                                                     Wachovia                   Retail
   211             WA             98503                                                      Artesia                 Multifamily
   212             TN             38127                      Cole Portfolio                 Wachovia                   Retail
   213             GA             30204                                                      Artesia                   Retail
   214             NY             13057                                                      Artesia                 Industrial
   215             OH             44485                      Cole Portfolio                 Wachovia                   Retail
   216             FL             32118                    Olympia Portfolio                Wachovia                   Retail
   217             NC             28403                                                     Wachovia                 Multifamily
   218             GA             30122                    Olympia Portfolio                Wachovia                   Retail
   219             KS             66046                      Cole Portfolio                 Wachovia                   Retail
   220             CT             06067                   Kindercare Portfolio              Wachovia               Special Purpose
   221             CA             91350                   Kindercare Portfolio              Wachovia               Special Purpose
   222             TX             76107                                                      Artesia                   Retail
   223             IL             62206                      Cole Portfolio                 Wachovia                   Retail
   224             OH             44110                      Cole Portfolio                 Wachovia                   Retail
   225             TX             77004                      Cole Portfolio                 Wachovia                   Retail
   226             NJ             07470                   Kindercare Portfolio              Wachovia               Special Purpose

MORTGAGE                                                             CUT-OFF DATE       % OF AGGREGATE      % OF AGGREGATE
  LOAN             SPECIFIC PROPERTY             ORIGINAL LOAN       LOAN BALANCE        CUT-OFF DATE        CUT-OFF DATE
 NUMBER                   TYPE                    BALANCE ($)             ($)            POOL BALANCE       GROUP 1 BALANCE
-------------------------------------------------------------------------------------------------------------------------------

    1                     CBD                    216,000,000.00     216,000,000.00          7.93%                9.20%
    2                     CBD                    132,500,000.00     132,500,000.00          4.87%                5.64%
    3               Limited Service              80,000,000.00       79,785,970.10          2.93%                3.40%
   3.1              Limited Service               9,800,000.00
   3.2              Limited Service               9,100,000.00
   3.3              Limited Service               8,100,000.00
   3.4              Limited Service               7,700,000.00
   3.5              Limited Service               7,500,000.00
   3.6              Limited Service               6,900,000.00
   3.7              Limited Service               6,600,000.00
   3.8              Limited Service               6,300,000.00
   3.9              Limited Service               4,400,000.00
  3.10              Limited Service               4,350,000.00
  3.11              Limited Service               4,100,000.00
  3.12              Limited Service               2,850,000.00
  3.13              Limited Service               2,300,000.00
    4               Limited Service              58,000,000.00       57,844,828.32          2.12%                2.46%
   4.1              Limited Service               5,720,000.00
   4.2              Limited Service               5,248,000.00
   4.3              Limited Service               4,480,000.00
   4.4              Limited Service               3,888,000.00
   4.5              Limited Service               3,720,000.00
   4.6              Limited Service               3,250,000.00
   4.7              Limited Service               3,070,000.00
   4.8              Limited Service               3,008,000.00
   4.9              Limited Service               2,828,000.00
  4.10              Limited Service               2,828,000.00
  4.11              Limited Service               2,710,000.00
  4.12              Limited Service               2,070,000.00
  4.13              Limited Service               2,010,000.00
  4.14              Limited Service               1,890,000.00
  4.15              Limited Service               1,740,000.00
  4.16              Limited Service               1,400,000.00
  4.17              Limited Service               1,230,000.00
  4.18              Limited Service               1,230,000.00
  4.19              Limited Service               1,120,000.00
  4.20              Limited Service               1,030,000.00
  4.21              Limited Service                900,000.00
  4.22              Limited Service                800,000.00
  4.23              Limited Service                780,000.00
  4.24              Limited Service                600,000.00
  4.25              Limited Service                450,000.00
    5                   Suburban                 55,000,000.00       55,000,000.00          2.02%                2.34%
    6                     CBD                    53,000,000.00       53,000,000.00          1.95%                2.26%
    7                Office/Retail               53,000,000.00       53,000,000.00          1.95%                2.26%
    8                 Full Service               50,000,000.00       49,843,593.67          1.83%                2.12%
   8.1                Full Service
   8.2                Full Service
    9              Office/Industrial             47,000,000.00       47,000,000.00          1.73%                2.00%
   10         Telecommunications Facility        46,800,000.00       46,599,489.64          1.71%                1.98%
   11                Warehouse/Flex              43,200,000.00       43,200,000.00          1.59%                1.84%
  11.1                    Flex                   14,200,000.00
  11.2                 Warehouse                  8,200,000.00
  11.3                 Warehouse                  6,000,000.00
  11.4                    Flex                    4,500,000.00
  11.5                 Warehouse                  4,000,000.00
  11.6                 Warehouse                  2,700,000.00
  11.7                 Warehouse                  2,100,000.00
  11.8                    Flex                    1,500,000.00
   12                 Conventional               43,000,000.00       43,000,000.00          1.58%                1.83%
   13            Parking Garage, Retail          42,500,000.00       42,440,495.23          1.56%                1.81%
   14                   Suburban                 40,000,000.00       40,000,000.00          1.47%                1.70%
   15                   Suburban                 36,300,000.00       36,144,475.93          1.33%                1.54%
   16                     Flex                   36,000,000.00       36,000,000.00          1.32%                1.53%
   17            Telecom/Office/Retail           34,500,000.00       34,352,187.88          1.26%                1.46%
   18                   Suburban                 32,625,000.00       32,516,547.47          1.19%                1.38%
   19                  Warehouse                 29,718,000.00       29,718,000.00          1.09%                1.27%
  19.1                 Warehouse
  19.2                 Warehouse
  19.3                 Warehouse
  19.4                 Warehouse
  19.5                 Warehouse
  19.6                 Warehouse
  19.7                 Warehouse
  19.8                 Warehouse
  19.9                 Warehouse
  19.10                Warehouse
  19.11                Warehouse
  19.12                Warehouse
  19.13                Warehouse
  19.14                Warehouse
  19.15                Warehouse
  19.16                Warehouse
  19.17                Warehouse
  19.18                Warehouse
   20                   Anchored                 29,250,000.00       29,250,000.00          1.07%                1.25%
   21                   Suburban                 29,000,000.00       29,000,000.00          1.06%                1.23%
   22                     CBD                    28,600,000.00       28,600,000.00          1.05%                1.22%
   23               Student Housing              28,000,000.00       28,000,000.00          1.03%
   24                   Anchored                 28,000,000.00       27,931,791.95          1.03%                1.19%
   25                 Conventional               27,475,000.00       27,475,000.00          1.01%
   26                     CBD                    27,375,000.00       27,375,000.00          1.01%                1.17%
   27                     CBD                    27,000,000.00       27,000,000.00          0.99%                1.15%
   28                  Unanchored                27,000,000.00       26,962,756.97          0.99%                1.15%
   29                   Anchored                 24,400,000.00       24,297,237.52          0.89%                1.03%
   30                 Conventional               24,240,000.00       24,240,000.00          0.89%
   31                   Suburban                 24,000,000.00       24,000,000.00          0.88%                1.02%
   32                   Anchored                 23,900,000.00       23,900,000.00          0.88%                1.02%
   33                     CBD                    23,500,000.00       23,500,000.00          0.86%                1.00%
   34                   Suburban                 22,800,000.00       22,800,000.00          0.84%                0.97%
   35                   Anchored                 22,500,000.00       22,500,000.00          0.83%                0.96%
   36               Student Housing              22,500,000.00       22,500,000.00          0.83%
   37                 Conventional               22,100,000.00       22,100,000.00          0.81%
   38                 Conventional               21,557,000.00       21,557,000.00          0.79%
   39                   Anchored                 21,500,000.00       21,500,000.00          0.79%                0.92%
   40                   Anchored                 20,800,000.00       20,800,000.00          0.76%                0.89%
   41                Extended Stay               20,625,000.00       20,625,000.00          0.76%                0.88%
   42                   Anchored                 20,080,000.00       20,080,000.00          0.74%                0.86%
   43                   Anchored                 19,500,000.00       19,456,802.82          0.71%                0.83%
   44         Telecommunications Facility        18,250,000.00       18,171,809.51          0.67%                0.77%
   45                   Suburban                 17,000,000.00       17,000,000.00          0.62%                0.72%
   46                     CBD                    16,800,000.00       16,744,934.77          0.61%                0.71%
   47                 Conventional               16,200,000.00       16,176,354.94          0.59%
   48                   Medical                  16,100,000.00       16,100,000.00          0.59%                0.69%
   49                   Anchored                 16,000,000.00       16,000,000.00          0.59%                0.68%
   50               Student Housing              16,000,000.00       16,000,000.00          0.59%
   51                 Conventional               15,500,000.00       15,500,000.00          0.57%
   52                 Conventional               14,500,000.00       14,479,433.41          0.53%
   53                   Anchored                 14,500,000.00       14,466,482.00          0.53%                0.62%
   54                   Anchored                 13,500,000.00       13,500,000.00          0.50%                0.57%
   55                   Anchored                 13,400,000.00       13,344,831.00          0.49%                0.57%
   56                 Self Storage               13,000,000.00       13,000,000.00          0.48%                0.55%
   57                 Conventional               13,000,000.00       13,000,000.00          0.48%
   58                 Conventional               12,650,000.00       12,650,000.00          0.46%
   59                 Conventional               12,000,000.00       12,000,000.00          0.44%                0.51%
   60                   Suburban                 11,250,000.00       11,250,000.00          0.41%                0.48%
   61                 Conventional               11,200,000.00       11,200,000.00          0.41%
   62                   Suburban                 11,200,000.00       11,152,014.61          0.41%                0.47%
   63               Student Housing              11,000,000.00       11,000,000.00          0.40%
   64                   Suburban                 10,750,000.00       10,734,964.94          0.39%                0.46%
   65                   Anchored                 10,600,000.00       10,573,923.36          0.39%                0.45%
   66                 Conventional               10,500,000.00       10,500,000.00          0.39%
   67                 Conventional               10,250,000.00       10,235,413.99          0.38%
   68                 Conventional               10,000,000.00       10,000,000.00          0.37%
   69                   Anchored                 10,000,000.00       10,000,000.00          0.37%                0.43%
   70                  Unanchored                 9,500,000.00       9,477,419.74           0.35%                0.40%
   71               Shadow Anchored               9,200,000.00       9,200,000.00           0.34%                0.39%
   72                  High Rise                  9,200,000.00       9,159,085.09           0.34%
   73            Office/Special Purpose           9,100,000.00       9,100,000.00           0.33%                0.39%
   74                   Suburban                  9,095,490.00       9,095,490.00           0.33%                0.39%
   75                 Conventional                9,000,000.00       9,000,000.00           0.33%
   76                   Anchored                  9,000,000.00       9,000,000.00           0.33%                0.38%
   77                 Conventional                9,000,000.00       9,000,000.00           0.33%
   78               Shadow Anchored               8,625,000.00       8,590,241.66           0.32%                0.37%
   79                   Suburban                  8,240,000.00       8,219,562.42           0.30%                0.35%
   80               Student Housing               8,200,000.00       8,200,000.00           0.30%
   81                   Anchored                  8,150,000.00       8,150,000.00           0.30%                0.35%
   82                Extended Stay                8,050,000.00       8,050,000.00           0.30%                0.34%
   83         Telecommunications Facility         7,950,000.00       7,915,938.95           0.29%                0.34%
   84                   Anchored                  7,920,000.00       7,900,643.56           0.29%                0.34%
   85                   Anchored                  7,980,000.00       7,861,201.47           0.29%                0.33%
   86                   Suburban                  7,795,000.00       7,795,000.00           0.29%                0.33%
   87                  Unanchored                 7,800,000.00       7,782,721.13           0.29%                0.33%
   88               Limited Service               7,700,000.00       7,700,000.00           0.28%                0.33%
   89                   Anchored                  7,680,000.00       7,661,835.15           0.28%                0.33%
   90                Extended Stay                7,650,000.00       7,650,000.00           0.28%                0.33%
   91               Limited Service               7,600,000.00       7,600,000.00           0.28%                0.32%
   92                   Anchored                  7,360,000.00       7,360,000.00           0.27%                0.31%
   93                   Anchored                  7,062,000.00       7,062,000.00           0.26%                0.30%
   94               Student Housing               7,000,000.00       7,000,000.00           0.26%
   95                   Anchored                  6,825,000.00       6,808,374.29           0.25%                0.29%
   96                     CBD                     6,500,000.00       6,490,709.82           0.24%                0.28%
   97                 Conventional                6,400,000.00       6,400,000.00           0.23%
   98                   Anchored                  6,187,500.00       6,187,500.00           0.23%                0.26%
   99                   Anchored                  6,075,000.00       6,075,000.00           0.22%                0.26%
   100                  Anchored                  6,080,000.00       6,071,262.31           0.22%                0.26%
   101                  Anchored                  6,000,000.00       6,000,000.00           0.22%                0.26%
   102                  Anchored                  5,750,000.00       5,725,089.99           0.21%                0.24%
   103                Conventional                5,650,000.00       5,650,000.00           0.21%
   104                 Unanchored                 5,650,000.00       5,627,381.65           0.21%                0.24%
   105               Extended Stay                5,573,000.00       5,573,000.00           0.20%                0.24%
   106               Parking Garage               5,500,000.00       5,500,000.00           0.20%                0.23%
   107              Shadow Anchored               5,500,000.00       5,486,469.67           0.20%                0.23%
   108               Extended Stay                5,460,000.00       5,460,000.00           0.20%                0.23%
   109                Conventional                5,350,000.00       5,350,000.00           0.20%
   110                  Suburban                  5,250,000.00       5,237,541.86           0.19%                0.22%
   111                  Anchored                  5,211,000.00       5,211,000.00           0.19%                0.22%
   112                  Suburban                  5,150,000.00       5,142,663.42           0.19%                0.22%
   113                Conventional                5,100,000.00       5,092,646.42           0.19%
   114                  Anchored                  5,100,000.00       5,075,706.41           0.19%                0.22%
   115                Conventional                5,000,000.00       5,000,000.00           0.18%
   116              Student Housing               5,000,000.00       4,988,404.15           0.18%
   117              Limited Service               4,800,000.00       4,800,000.00           0.18%                0.20%
   118               Extended Stay                4,620,000.00       4,620,000.00           0.17%                0.20%
   119              Limited Service               4,600,000.00       4,600,000.00           0.17%                0.20%
   120                  Suburban                  4,600,000.00       4,600,000.00           0.17%                0.20%
   121                  Anchored                  4,450,000.00       4,443,796.16           0.16%                0.19%
   122                  Anchored                  4,418,000.00       4,418,000.00           0.16%                0.19%
   123              Shadow Anchored               4,400,000.00       4,400,000.00           0.16%                0.19%
   124                  Anchored                  4,400,000.00       4,384,971.98           0.16%                0.19%
   125                 Unanchored                 4,380,000.00       4,380,000.00           0.16%                0.19%
   126                  Anchored                  4,350,000.00       4,343,707.01           0.16%                0.18%
   127                  Anchored                  4,305,000.00       4,305,000.00           0.16%                0.18%
   128                  Anchored                  4,250,000.00       4,239,458.76           0.16%                0.18%
   129                Self Storage                4,200,000.00       4,194,055.71           0.15%                0.18%
   130                  Suburban                  4,200,000.00       4,186,051.69           0.15%                0.18%
   131                  Anchored                  4,161,000.00       4,161,000.00           0.15%                0.18%
   132                  Suburban                  4,160,000.00       4,160,000.00           0.15%                0.18%
   133                  Anchored                  4,093,000.00       4,093,000.00           0.15%                0.17%
   134                 Unanchored                 4,080,000.00       4,080,000.00           0.15%                0.17%
   135                  Anchored                  4,078,000.00       4,078,000.00           0.15%                0.17%
   136               Extended Stay                4,050,000.00       4,050,000.00           0.15%                0.17%
   137                  Anchored                  4,032,000.00       4,032,000.00           0.15%                0.17%
   138                Conventional                4,025,000.00       4,019,221.94           0.15%
   139              Limited Service               4,000,000.00       4,000,000.00           0.15%                0.17%
   140                  Anchored                  3,965,000.00       3,965,000.00           0.15%                0.17%
   141               Extended Stay                3,938,000.00       3,938,000.00           0.14%                0.17%
   142                   Retail                   3,913,000.00       3,907,503.65           0.14%                0.17%
   143                  Anchored                  3,900,000.00       3,900,000.00           0.14%                0.17%
   144             Retail/Multifamily             3,900,000.00       3,900,000.00           0.14%                0.17%
   145                  Anchored                  3,900,000.00       3,894,574.52           0.14%                0.17%
   146                  Anchored                  3,850,000.00       3,833,352.41           0.14%                0.16%
   147                  Anchored                  3,825,000.00       3,819,718.32           0.14%                0.16%
   148                   Retail                   3,800,000.00       3,794,763.93           0.14%                0.16%
   149                  Anchored                  3,800,000.00       3,787,021.27           0.14%                0.16%
   150                  Anchored                  3,700,000.00       3,687,362.80           0.14%                0.16%
   151                  Anchored                  3,625,000.00       3,625,000.00           0.13%                0.15%
   152                  Anchored                  3,550,000.00       3,550,000.00           0.13%                0.15%
   153                  Anchored                  3,550,000.00       3,550,000.00           0.13%                0.15%
   154                  Anchored                  3,546,500.00       3,546,500.00           0.13%                0.15%
   155                  Anchored                  3,432,500.00       3,432,500.00           0.13%                0.15%
   156                  Anchored                  3,399,000.00       3,399,000.00           0.12%                0.14%
   157                  Anchored                  3,399,000.00       3,399,000.00           0.12%                0.14%
   158                  Anchored                  3,387,000.00       3,387,000.00           0.12%                0.14%
   159                  Anchored                  3,400,000.00       3,380,086.51           0.12%                0.14%
   160                  Anchored                  3,369,000.00       3,369,000.00           0.12%                0.14%
   161                  Anchored                  3,361,000.00       3,361,000.00           0.12%                0.14%
   162               Extended Stay                3,360,000.00       3,360,000.00           0.12%                0.14%
   163                  Anchored                  3,343,000.00       3,338,309.35           0.12%                0.14%
   164              Shadow Anchored               3,260,000.00       3,253,878.91           0.12%                0.14%
   165                Conventional                3,200,000.00       3,195,406.26           0.12%
   166                Self Storage                3,175,000.00       3,170,724.46           0.12%                0.14%
   167                  Anchored                  3,128,000.00       3,128,000.00           0.11%                0.13%
   168             Warehouse - Office             3,100,000.00       3,100,000.00           0.11%                0.13%
   169                  Medical                   3,080,000.00       3,069,750.91           0.11%                0.13%
   170                  Anchored                  3,033,250.00       3,033,250.00           0.11%                0.13%
   171                 Unanchored                 3,000,000.00       3,000,000.00           0.11%                0.13%
   172              Limited Service               3,000,000.00       2,991,046.30           0.11%                0.13%
   173                 Unanchored                 3,000,000.00       2,990,861.27           0.11%                0.13%
   174              Shadow Anchored               3,000,000.00       2,990,258.94           0.11%                0.13%
   175                  Anchored                  2,983,000.00       2,983,000.00           0.11%                0.13%
   176                  Anchored                  2,960,000.00       2,952,688.35           0.11%                0.13%
   177                 Unanchored                 2,950,000.00       2,950,000.00           0.11%                0.13%
   178                  Anchored                  2,870,000.00       2,870,000.00           0.11%                0.12%
   179                  Anchored                  2,868,000.00       2,868,000.00           0.11%                0.12%
   180                Conventional                2,850,000.00       2,850,000.00           0.10%
   181                  Anchored                  2,850,000.00       2,846,026.75           0.10%                0.12%
   182                  Anchored                  2,832,000.00       2,832,000.00           0.10%                0.12%
   183                 Unanchored                 2,800,000.00       2,796,049.99           0.10%                0.12%
   184                  Anchored                  2,755,000.00       2,751,096.59           0.10%                0.12%
   185                  Suburban                  2,750,000.00       2,750,000.00           0.10%                0.12%
   186                  Anchored                  2,715,000.00       2,711,219.00           0.10%                0.12%
   187                  Anchored                  2,709,000.00       2,709,000.00           0.10%                0.12%
   188                  Anchored                  2,617,000.00       2,617,000.00           0.10%                0.11%
   189                  Anchored                  2,611,510.00       2,611,510.00           0.10%                0.11%
   190              Shadow Anchored               2,600,000.00       2,600,000.00           0.10%                0.11%
   191              Shadow Anchored               2,600,000.00       2,596,312.20           0.10%                0.11%
   192                 Warehouse                  2,600,000.00       2,596,183.87           0.10%                0.11%
   193               Extended Stay                2,535,000.00       2,535,000.00           0.09%                0.11%
   194                  Anchored                  2,510,000.00       2,503,476.59           0.09%                0.11%
   195                Conventional                2,500,000.00       2,500,000.00           0.09%                0.11%
   196                  Anchored                  2,443,000.00       2,443,000.00           0.09%                0.10%
   197                  Anchored                  2,431,000.00       2,431,000.00           0.09%                0.10%
   198                  Anchored                  2,417,000.00       2,417,000.00           0.09%                0.10%
   199              Medical/Suburban              2,402,000.00       2,402,000.00           0.09%                0.10%
  199.1                 Medical
  199.2                 Suburban
   200                  Anchored                  2,393,000.00       2,393,000.00           0.09%                0.10%
   201                 Restaurant                 2,400,000.00       2,389,622.26           0.09%                0.10%
   202                  Anchored                  2,335,000.00       2,335,000.00           0.09%                0.10%
   203                 Unanchored                 2,200,000.00       2,196,909.80           0.08%                0.09%
   204                  Anchored                  2,192,000.00       2,192,000.00           0.08%                0.09%
   205                  Anchored                  2,128,000.00       2,128,000.00           0.08%                0.09%
   206                  Anchored                  2,120,000.00       2,116,953.31           0.08%                0.09%
   207                  Anchored                  2,096,000.00       2,096,000.00           0.08%                0.09%
   208                  Suburban                  2,000,000.00       2,000,000.00           0.07%                0.09%
   209                Conventional                2,000,000.00       2,000,000.00           0.07%                0.09%
   210                  Anchored                  1,973,000.00       1,973,000.00           0.07%                0.08%
   211                Conventional                1,950,000.00       1,950,000.00           0.07%
   212                 Unanchored                 1,924,800.00       1,924,800.00           0.07%                0.08%
   213                  Anchored                  1,875,000.00       1,872,314.26           0.07%                0.08%
   214             Warehouse - Office             1,850,000.00       1,846,553.27           0.07%                0.08%
   215                 Unanchored                 1,842,700.00       1,842,700.00           0.07%                0.08%
   216                  Anchored                  1,795,000.00       1,795,000.00           0.07%                0.08%
   217                Conventional                1,775,000.00       1,772,482.37           0.07%
   218                 Unanchored                 1,662,000.00       1,662,000.00           0.06%                0.07%
   219                  Anchored                  1,526,000.00       1,526,000.00           0.06%                0.06%
   220                 Child Care                 1,368,898.00       1,366,369.70           0.05%                0.06%
   221                 Child Care                 1,336,875.00       1,334,405.85           0.05%                0.06%
   222                 Unanchored                 1,310,000.00       1,306,624.02           0.05%                0.06%
   223                  Anchored                  1,305,000.00       1,305,000.00           0.05%                0.06%
   224                  Anchored                  1,224,000.00       1,224,000.00           0.04%                0.05%
   225                  Anchored                  1,207,000.00       1,207,000.00           0.04%                0.05%
   226                 Child Care                 1,160,122.00       1,157,979.30           0.04%                0.05%

   MORTGAGE      % OF AGGREGATE                                                                                      LOAN
     LOAN         CUT-OFF DATE            ORIGINATION      FIRST PAY      MATURITY DATE        MORTGAGE         ADMINISTRATIVE
    NUMBER       GROUP 2 BALANCE              DATE           DATE             OR ARD           RATE (%)         COST RATE (%)
----------------------------------------------------------------------------------------------------------------------------------

       1                                    01/10/05       02/11/05          01/11/15          5.2050%             0.04040%
       2                                    03/03/05       04/11/05          03/11/15          5.1000%             0.04040%
       3                                    01/31/05       03/11/05          02/11/15          5.1580%             0.04040%
      3.1
      3.2
      3.3
      3.4
      3.5
      3.6
      3.7
      3.8
      3.9
     3.10
     3.11
     3.12
     3.13
       4                                    01/31/05       03/11/05          02/11/15          5.1580%             0.04040%
      4.1
      4.2
      4.3
      4.4
      4.5
      4.6
      4.7
      4.8
      4.9
     4.10
     4.11
     4.12
     4.13
     4.14
     4.15
     4.16
     4.17
     4.18
     4.19
     4.20
     4.21
     4.22
     4.23
     4.24
     4.25
       5                                    12/29/04       02/11/05          01/11/15          5.2100%             0.04040%
       6                                    02/08/05       03/11/05          02/11/12          5.0600%             0.04040%
       7                                    01/21/05       03/06/05          02/11/15          6.2400%             0.04040%
       8                                    12/20/04       02/11/05          01/11/15          5.8350%             0.04040%
      8.1
      8.2
       9                                    03/03/05       04/11/05          03/11/10          5.8000%             0.04040%
      10                                    11/03/04       12/11/04          11/11/14          5.6490%             0.04040%
      11                                    02/22/05       04/11/05          03/11/15          5.4600%             0.04040%
     11.1
     11.2
     11.3
     11.4
     11.5
     11.6
     11.7
     11.8
      12                                    01/20/05       03/11/05          02/11/10          5.5700%             0.04040%
      13                                    01/12/05       03/06/05          02/11/15          5.5000%             0.04040%
      14                                    01/14/05       03/11/05          02/11/10          4.7800%             0.04040%
      15                                    11/03/04       12/11/04          11/11/14          5.6490%             0.04040%
      16                                    02/25/05       04/11/05          03/11/15          5.2600%             0.04040%
      17                                    11/03/04       12/11/04          11/11/14          5.6490%             0.04040%
      18                                    12/09/04       01/11/05          05/11/13          5.3000%             0.04040%
      19                                    01/31/05       03/11/05          02/11/10          5.8700%             0.04040%
     19.1
     19.2
     19.3
     19.4
     19.5
     19.6
     19.7
     19.8
     19.9
     19.10
     19.11
     19.12
     19.13
     19.14
     19.15
     19.16
     19.17
     19.18
      20                                    01/03/05       02/11/05          01/11/15          5.3400%             0.04040%
      21                                    02/15/05       04/11/05          03/11/15          5.5000%             0.04040%
      22                                    12/01/04       01/11/05          12/11/11          4.9200%             0.04040%
      23              7.46%                 09/28/04       11/11/04          10/11/14          5.5300%             0.04040%
      24                                    12/22/04       02/11/05          01/11/15          5.2700%             0.04040%
      25              7.32%                 02/03/05       03/11/05          02/11/15          5.4700%             0.04040%
      26                                    12/20/04       02/11/05          01/11/10          4.8200%             0.04040%
      27                                    02/28/05       04/11/05          03/11/15          4.8800%             0.04040%
      28                                    02/10/05       03/11/05          02/11/15          5.6400%             0.04040%
      29                                    10/19/04       12/11/04          11/11/14          5.7400%             0.04040%
      30              6.46%                 12/17/04       02/11/05          10/11/14          5.8400%             0.04040%
      31                                    12/16/04       02/11/05          01/11/15          5.1800%             0.04040%
      32                                    12/28/04       02/11/05          01/11/15          5.6800%             0.04040%
      33                                    01/10/05       02/11/05          01/11/15          5.2600%             0.04040%
      34                                    02/14/05       04/11/05          03/11/10          4.9800%             0.08040%
      35                                    11/01/04       12/11/04          11/11/14          5.3000%             0.06040%
      36              6.00%                 12/30/04       02/11/05          01/11/12          5.4200%             0.04040%
      37              5.89%                 02/15/05       04/11/05          03/11/12          5.1500%             0.04040%
      38              5.74%                 11/30/04       01/11/05          12/11/14          5.0900%             0.04040%
      39                                    12/20/04       02/11/05          01/11/15          5.2100%             0.04040%
      40                                    02/15/05       04/11/05          03/11/15          5.2700%             0.04040%
      41                                    11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      42                                    01/27/05       03/11/05          02/11/15          5.6300%             0.04040%
      43                                    12/15/04       02/04/05          01/11/15          5.8500%             0.04040%
      44                                    11/03/04       12/11/04          11/11/14          5.6490%             0.04040%
      45                                    02/01/05       03/11/05          02/11/15          5.3900%             0.04040%
      46                                    11/12/04       01/11/05          12/11/12          5.5300%             0.04040%
      47              4.31%                 02/10/05       03/11/05          02/11/10          5.1200%             0.04040%
      48                                    03/02/05       04/11/05          03/11/15          5.5900%             0.04040%
      49                                    02/12/05       04/11/05          03/11/15          5.3700%             0.04040%
      50              4.26%                 09/23/04       11/11/04          10/11/14          5.2300%             0.09040%
      51              4.13%                 12/22/04       02/11/05          01/11/15          5.4600%             0.04040%
      52              3.86%                 01/26/05       03/11/05          02/11/15          5.3800%             0.04040%
      53                                    12/15/04       02/04/05          01/11/15          5.5900%             0.04040%
      54                                    01/31/05       03/11/05          02/11/15          5.3700%             0.04040%
      55                                    10/28/04       12/11/04          11/11/14          5.8600%             0.04040%
      56                                    02/22/05       04/11/05          03/11/15          5.6800%             0.04040%
      57              3.46%                 12/21/04       02/11/05          01/11/15          5.4500%             0.06809%
      58              3.37%                 12/30/04       02/11/05          01/11/15          5.2300%             0.04040%
      59                                    01/13/05       03/11/05          02/11/10          5.0200%             0.04040%
      60                                    02/14/05       04/11/05          03/11/15          5.4100%             0.04040%
      61              2.98%                 04/23/04       06/11/04          05/11/14          5.3200%             0.04040%
      62                                    11/03/04       12/11/04          11/11/14          5.6490%             0.04040%
      63              2.93%                 03/01/05       04/11/05          03/11/15          5.2600%             0.04040%
      64                                    01/25/05       03/11/05          02/11/15          5.5100%             0.04040%
      65                                    12/14/04       02/11/05          01/11/15          5.2100%             0.04040%
      66              2.80%                 01/31/05       03/11/05          02/11/12          4.9300%             0.04040%
      67              2.73%                 02/01/05       03/11/05          02/11/15          5.3500%             0.04040%
      68              2.66%                 01/03/05       02/11/05          01/11/15          5.3000%             0.04040%
      69                                    01/26/05       03/11/05          02/11/15          5.3600%             0.04040%
      70                                    12/21/04       02/11/05          01/11/15          5.4200%             0.04040%
      71                                    11/10/04       12/11/04          11/11/09          5.1300%             0.04040%
      72              2.44%                 11/15/04       12/06/04          11/11/14          5.4500%             0.04040%
      73                                    02/18/05       04/11/05          03/11/15          5.2000%             0.04040%
      74                                    12/22/04       01/06/05          12/11/14          5.3770%             0.04040%
      75              2.40%                 10/20/04       11/11/04          05/11/09          4.9900%             0.04040%
      76                                    02/18/05       04/11/05          03/11/15          5.3900%             0.04040%
      77              2.40%                 01/27/05       03/11/05          02/11/15          5.2900%             0.04040%
      78                                    12/14/04       02/11/05          01/11/27          5.7900%             0.04040%
      79                                    12/29/04       02/11/05          01/11/10          5.1600%             0.04040%
      80              2.19%                 12/30/04       02/11/05          01/11/15          5.5300%             0.04040%
      81                                    12/13/04       02/11/05          01/11/15          6.0600%             0.04040%
      82                                    11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      83                                    11/03/04       12/11/04          11/11/14          5.6490%             0.04040%
      84                                    12/22/04       02/11/05          01/11/15          5.2500%             0.04040%
      85                                    11/12/03       01/01/04          12/01/13          5.8500%             0.04040%
      86                                    01/18/05       03/11/05          02/11/15          5.0400%             0.04040%
      87                                    12/27/04       02/11/05          01/11/15          5.8500%             0.04040%
      88                                    02/28/05       04/11/05          03/11/15          5.7700%             0.08040%
      89                                    12/22/04       02/11/05          01/11/15          5.4500%             0.04040%
      90                                    11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      91                                    02/28/05       04/11/05          03/11/15          5.7700%             0.08040%
      92                                    12/29/04       02/11/05          01/11/12          5.3100%             0.04040%
      93                                    12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      94              1.87%                 03/01/05       04/11/05          03/11/15          5.2600%             0.04040%
      95                                    12/23/04       02/11/05          01/11/15          5.2700%             0.04040%
      96                                    01/27/05       03/11/05          02/11/15          5.3100%             0.04040%
      97              1.71%                 12/23/04       02/11/05          01/11/15          5.0700%             0.04040%
      98                                    01/10/05       02/11/05          01/11/10          4.9100%             0.04040%
      99                                    01/26/05       03/11/05          02/11/15          5.3800%             0.04040%
      100                                   02/11/05       03/11/05          02/11/15          5.2600%             0.04040%
      101                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      102                                   11/10/04       12/11/04          11/11/14          5.5900%             0.04040%
      103             1.51%                 12/01/04       01/11/05          12/11/14          5.1300%             0.04040%
      104                                   12/29/04       02/11/05          01/11/27          5.8500%             0.04040%
      105                                   11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      106                                   03/02/05       04/11/05          03/11/10          5.7300%             0.04040%
      107                                   12/20/04       02/11/05          01/11/15          5.2100%             0.04040%
      108                                   11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      109             1.43%                 12/23/04       02/11/05          01/11/15          5.0700%             0.04040%
      110                                   12/29/04       02/11/05          01/11/15          5.4300%             0.04040%
      111                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      112                                   01/31/05       03/11/05          02/11/15          5.3400%             0.04040%
      113             1.36%                 02/01/05       03/11/05          02/11/15          5.2300%             0.04040%
      114                                   11/03/04       12/11/04          11/11/09          5.0800%             0.04040%
      115             1.33%                 01/05/05       02/11/05          01/11/15          5.0600%             0.04040%
      116             1.33%                 12/28/04       02/11/05          01/11/15          5.5700%             0.04040%
      117                                   02/28/05       04/11/05          03/11/15          5.7700%             0.09040%
      118                                   11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      119                                   02/28/05       04/11/05          03/11/15          5.7700%             0.09040%
      120                                   02/16/05       04/11/05          03/11/25          5.8000%             0.09040%
      121                                   01/20/05       03/11/05          02/11/15          5.5400%             0.04040%
      122                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      123                                   02/01/05       03/11/05          02/11/20          5.7700%             0.04040%
      124                                   12/10/04       01/11/05          12/11/14          5.3100%             0.04040%
      125                                   02/21/05       04/11/05          03/11/15          5.3500%             0.04040%
      126                                   01/20/05       03/11/05          02/11/15          5.2000%             0.04040%
      127                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      128                                   12/29/04       02/11/05          01/11/10          5.1600%             0.04040%
      129                                   01/19/05       03/11/05          02/11/15          5.4000%             0.04040%
      130                                   12/02/04       01/11/05          12/11/14          5.4600%             0.04040%
      131                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      132                                   01/31/05       03/11/05          02/11/10          5.8700%             0.04040%
      133                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      134                                   11/19/04       01/11/05          10/11/16          5.4200%             0.04040%
      135                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      136                                   11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      137                                   11/01/04       12/11/04          11/11/14          5.4000%             0.04040%
      138             1.07%                 12/17/04       03/11/05          02/11/15          5.2700%             0.04040%
      139                                   03/03/05       04/11/05          03/11/15          6.5200%             0.04040%
      140                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      141                                   11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      142                                   01/11/05       03/11/05          02/11/15          5.4700%             0.04040%
      143                                   01/19/05       03/11/05          02/11/20          6.0000%             0.04040%
      144                                   01/03/05       02/11/05          01/11/15          5.2900%             0.04040%
      145                                   01/12/05       03/11/05          02/11/15          5.5600%             0.04040%
      146                                   10/12/04       12/11/04          11/11/14          5.6000%             0.07040%
      147                                   02/08/05       03/11/05          02/11/15          5.6300%             0.04040%
      148                                   12/29/04       03/11/05          02/11/15          5.6500%             0.04040%
      149                                   12/10/04       01/11/05          12/11/14          5.3100%             0.04040%
      150                                   12/10/04       01/11/05          12/11/14          5.3100%             0.04040%
      151                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      152                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      153                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      154                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      155                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      156                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      157                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      158                                   11/01/04       12/11/04          11/11/14          5.3000%             0.04040%
      159                                   10/22/04       12/11/04          11/11/14          5.9500%             0.10040%
      160                                   11/12/04       01/11/05          12/11/14          5.0000%             0.04040%
      161                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      162                                   11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      163                                   02/11/05       03/11/05          02/11/15          5.4800%             0.04040%
      164                                   02/08/05       03/11/05          02/11/15          5.4200%             0.04040%
      165             0.85%                 01/17/05       03/11/05          02/11/15          5.2700%             0.04040%
      166                                   01/12/05       03/11/05          02/11/15          5.8700%             0.04040%
      167                                   11/19/04       01/11/05          12/11/14          5.3500%             0.04040%
      168                                   02/15/05       04/11/05          03/11/17          5.2800%             0.04040%
      169                                   12/22/04       02/11/05          01/11/15          5.3800%             0.04040%
      170                                   08/28/04       10/11/04          09/11/14          5.5000%             0.04040%
      171                                   01/03/05       02/11/05          01/11/15          5.3000%             0.04040%
      172                                   12/29/04       02/11/05          01/11/10          6.1800%             0.04040%
      173                                   01/20/05       03/11/05          02/11/23          5.6000%             0.04040%
      174                                   11/19/04       01/11/05          12/11/14          5.5800%             0.04040%
      175                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      176                                   12/13/04       02/11/05          01/11/15          5.1850%             0.04040%
      177                                   02/18/05       04/11/05          03/11/15          5.5950%             0.04040%
      178                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      179                                   01/26/05       03/11/05          02/11/15          5.1000%             0.04040%
      180             0.76%                 12/31/04       02/11/05          01/11/15          5.1900%             0.04040%
      181                                   01/20/05       03/11/05          02/11/15          5.5400%             0.04040%
      182                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      183                                   01/25/05       03/11/05          02/11/15          5.4300%             0.04040%
      184                                   01/27/05       03/11/05          02/11/15          5.3900%             0.04040%
      185                                   02/25/05       04/11/05          03/11/15          5.6300%             0.04040%
      186                                   01/26/05       03/11/05          02/11/15          5.5500%             0.04040%
      187                                   09/24/04       11/11/04          10/11/14          5.5000%             0.04040%
      188                                   09/24/04       11/11/04          10/11/14          5.5000%             0.04040%
      189                                   08/28/04       10/11/04          09/11/14          5.5000%             0.04040%
      190                                   02/09/05       03/11/05          02/11/10          5.2500%             0.04040%
      191                                   01/25/05       03/11/05          02/11/15          5.3800%             0.04040%
      192                                   01/27/05       03/11/05          02/11/15          5.0700%             0.04040%
      193                                   11/10/04       12/11/04          11/11/14          6.8800%             0.04040%
      194                                   01/13/05       03/11/05          02/11/15          5.5100%             0.04040%
      195                                   01/03/05       02/11/05          01/11/15          5.2500%             0.04040%
      196                                   12/08/04       01/11/05          12/11/14          5.5900%             0.04040%
      197                                   12/21/04       02/11/05          01/11/15          5.1000%             0.04040%
      198                                   11/08/04       12/11/04          11/11/14          5.1000%             0.04040%
      199                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
     199.1
     199.2
      200                                   10/01/04       11/11/04          10/11/09          5.0600%             0.04040%
      201                                   10/12/04       12/11/04          11/11/14          5.6000%             0.07040%
      202                                   08/28/04       10/11/04          09/11/14          5.5000%             0.04040%
      203                                   01/19/05       03/11/05          02/11/15          5.4700%             0.04040%
      204                                   11/08/04       12/11/04          11/11/14          5.3500%             0.04040%
      205                                   09/24/04       11/11/04          10/11/14          5.5000%             0.04040%
      206                                   02/11/05       03/11/05          02/11/15          5.2600%             0.04040%
      207                                   11/08/04       12/11/04          11/11/14          5.1800%             0.04040%
      208                                   02/25/05       04/11/05          03/11/15          5.3200%             0.04040%
      209                                   01/03/05       02/11/05          01/11/15          5.2500%             0.04040%
      210                                   01/05/05       02/11/05          01/11/15          5.1900%             0.04040%
      211             0.52%                 02/24/05       04/11/05          03/11/15          5.7000%             0.04040%
      212                                   11/08/04       12/11/04          11/11/09          5.3600%             0.04040%
      213                                   01/26/05       03/11/05          02/11/15          5.2900%             0.04040%
      214                                   01/14/05       03/11/05          02/11/15          5.5000%             0.04040%
      215                                   11/08/04       12/11/04          11/11/09          5.3600%             0.04040%
      216                                   12/15/04       03/11/05          02/11/15          5.3000%             0.04040%
      217             0.47%                 02/04/05       03/11/05          02/11/15          5.3800%             0.04040%
      218                                   12/15/04       03/11/05          02/11/15          5.7000%             0.04040%
      219                                   11/08/04       12/11/04          11/11/09          5.1500%             0.04040%
      220                                   02/02/05       03/11/05          02/11/15          5.5900%             0.04040%
      221                                   02/02/05       03/11/05          02/11/15          5.5900%             0.04040%
      222                                   01/10/05       03/11/05          02/11/25          5.8400%             0.04040%
      223                                   11/15/04       01/11/05          12/11/09          4.6200%             0.04040%
      224                                   11/22/04       01/11/05          12/11/09          4.6200%             0.04040%
      225                                   11/08/04       12/11/04          11/11/09          5.1500%             0.04040%
      226                                   02/02/05       03/11/05          02/11/15          5.5900%             0.04040%

                              INTEREST         ORIGINAL       REMAINING
MORTGAGE        INTEREST      ACCURAL          TERM TO         TERM TO        REMAINING      ORIGINAL           REMAINING
  LOAN           ACCRUAL       METHOD        MATURITY OR     MATURITY OR      IO PERIOD     AMORT TERM         AMORT TERM
 NUMBER          METHOD      DURING IO        ARD (MOS.)     ARD (MOS.)         (MOS.)        (MOS.)              (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

    1          Actual/360    Actual/360          120             118              22            360                360
    2          Actual/360    Actual/360          120             120              36            324                324
    3          Actual/360                        120             119                            240                239
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12
  3.13
    4          Actual/360                        120             119                            240                239
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
    5          Actual/360    Actual/360          120             118              22            360                360
    6          Actual/360    Actual/360           84             83               23            360                360
    7          Actual/360    Actual/360          120             119              5             264                264
    8          Actual/360                        120             118                            300                298
   8.1
   8.2
    9          Actual/360                         60             60                             360                360
   10          Actual/360                        120             116                            360                356
   11          Actual/360                        120             120                            360                360
  11.1
  11.2
  11.3
  11.4
  11.5
  11.6
  11.7
  11.8
   12          Actual/360    Actual/360           60             59               59            IO                 IO
   13          Actual/360                        120             119                            360                359
   14          Actual/360    Actual/360           60             59               59            IO                 IO
   15          Actual/360                        120             116                            360                356
   16          Actual/360    Actual/360          120             120              12            344                344
   17          Actual/360                        120             116                            360                356
   18          Actual/360                        101             98                           Varies             Varies
   19          Actual/360    Actual/360           60             59               11            360                360
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15
  19.16
  19.17
  19.18
   20          Actual/360    Actual/360          120             118              22            360                360
   21          Actual/360    Actual/360          120             120             120            IO                 IO
   22          Actual/360    Actual/360           84             81               21            360                360
   23          Actual/360    Actual/360          120             115              31            360                360
   24          Actual/360                        120             118                            360                358
   25          Actual/360    Actual/360          120             119             119            IO                 IO
   26          Actual/360    Actual/360           60             58               58            IO                 IO
   27          Actual/360    Actual/360          120             120             120            IO                 IO
   28          Actual/360                        120             119                            360                359
   29          Actual/360                        120             116                            360                356
   30          Actual/360    Actual/360          117             115              31            360                360
   31          Actual/360    Actual/360          120             118              28            360                360
   32          Actual/360    Actual/360          120             118             118            IO                 IO
   33          Actual/360    Actual/360          120             118              34            360                360
   34          Actual/360    Actual/360           60             60               24            360                360
   35          Actual/360    Actual/360          120             116              32            360                360
   36          Actual/360    Actual/360           84             82               22            360                360
   37          Actual/360    Actual/360           84             84               24            360                360
   38          Actual/360    Actual/360          120             117              33            360                360
   39          Actual/360    Actual/360          120             118              22            360                360
   40          Actual/360    Actual/360          120             120              24            360                360
   41          Actual/360    Actual/360          120             116              8             300                300
   42          Actual/360    Actual/360          120             119              4             360                360
   43          Actual/360                        120             118                            360                358
   44          Actual/360                        120             116                            360                356
   45          Actual/360    Actual/360          120             119              23            360                360
   46          Actual/360                         96             93                             360                357
   47          Actual/360                         60             59                             360                359
   48          Actual/360                        120             120                            360                360
   49          Actual/360    Actual/360          120             120              24            360                360
   50          Actual/360    Actual/360          120             115              19            360                360
   51          Actual/360    Actual/360          120             118              34            360                360
   52          Actual/360                        120             119                            360                359
   53          Actual/360                        120             118                            360                358
   54          Actual/360    Actual/360          120             119              23            360                360
   55          Actual/360                        120             116                            360                356
   56          Actual/360    Actual/360          120             120              24            360                360
   57          Actual/360    Actual/360          120             118              22            360                360
   58          Actual/360    Actual/360          120             118              34            360                360
   59          Actual/360    Actual/360           60             59               35            360                360
   60          Actual/360    Actual/360          120             120              30            360                360
   61          Actual/360    Actual/360          120             110              26            360                360
   62          Actual/360                        120             116                            360                356
   63          Actual/360    Actual/360          120             120              36            360                360
   64          Actual/360                        120             119                            360                359
   65          Actual/360                        120             118                            360                358
   66          Actual/360    Actual/360           84             83               23            360                360
   67          Actual/360                        120             119                            360                359
   68          Actual/360    Actual/360          120             118              34            360                360
   69          Actual/360    Actual/360          120             119              17            360                360
   70          Actual/360                        120             118                            360                358
   71          Actual/360    Actual/360           60             56               14            360                360
   72          Actual/360                        120             116                            360                356
   73          Actual/360    Actual/360          120             120              60            360                360
   74            30/360      Actual/360          120             117             117            IO                 IO
   75          Actual/360    Actual/360           55             50               2             360                360
   76          Actual/360    Actual/360          120             120              24            360                360
   77          Actual/360    Actual/360          120             119              35            360                360
   78          Actual/360                        264             262                            264                262
   79          Actual/360                         60             58                             360                358
   80          Actual/360    Actual/360          120             118              22            360                360
   81          Actual/360    Actual/360          120             118              7             360                360
   82          Actual/360    Actual/360          120             116              8             300                300
   83          Actual/360                        120             116                            360                356
   84          Actual/360                        120             118                            360                358
   85          Actual/360                        120             105                            360                345
   86          Actual/360    Actual/360          120             119              35            360                360
   87          Actual/360                        120             118                            360                358
   88          Actual/360                        120             120                            300                300
   89          Actual/360                        120             118                            360                358
   90          Actual/360    Actual/360          120             116              8             300                300
   91          Actual/360                        120             120                            300                300
   92          Actual/360    Actual/360           84             82               10            360                360
   93          Actual/360    Actual/360          120             119              5             300                300
   94          Actual/360    Actual/360          120             120              36            360                360
   95          Actual/360                        120             118                            360                358
   96          Actual/360                        120             119                            360                359
   97          Actual/360    Actual/360          120             118              22            360                360
   98          Actual/360    Actual/360           60             58               58            IO                 IO
   99          Actual/360    Actual/360          120             119              35            360                360
   100         Actual/360                        120             119                            360                359
   101         Actual/360    Actual/360          120             119              5             300                300
   102         Actual/360                        120             116                            360                356
   103         Actual/360    Actual/360          120             117              33            360                360
   104         Actual/360                        264             262                            264                262
   105         Actual/360    Actual/360          120             116              8             300                300
   106         Actual/360                         60             60                             360                360
   107         Actual/360                        120             118                            360                358
   108         Actual/360    Actual/360          120             116              8             300                300
   109         Actual/360    Actual/360          120             118              22            360                360
   110         Actual/360                        120             118                            360                358
   111         Actual/360    Actual/360          120             119              5             300                300
   112         Actual/360                        120             119                            360                359
   113         Actual/360                        120             119                            360                359
   114         Actual/360                         60             56                             360                356
   115         Actual/360    Actual/360          120             118              34            360                360
   116         Actual/360                        120             118                            360                358
   117         Actual/360                        120             120                            300                300
   118         Actual/360    Actual/360          120             116              8             300                300
   119         Actual/360                        120             120                            300                300
   120         Actual/360                        240             240                            240                240
   121         Actual/360                        120             119                            360                359
   122         Actual/360    Actual/360          120             119              5             300                300
   123         Actual/360    Actual/360          180             179              59            360                360
   124         Actual/360                        120             117                            360                357
   125         Actual/360                        120             120                            360                360
   126         Actual/360                        120             119                            360                359
   127         Actual/360    Actual/360          120             119              5             300                300
   128         Actual/360                         60             58                             360                358
   129         Actual/360                        120             119                            360                359
   130         Actual/360                        120             117                            360                357
   131         Actual/360    Actual/360          120             119              5             300                300
   132         Actual/360    Actual/360           60             59               11            360                360
   133         Actual/360    Actual/360          120             119              5             300                300
   134         Actual/360    Actual/360          142             139              9             360                360
   135         Actual/360    Actual/360          120             119              5             300                300
   136         Actual/360    Actual/360          120             116              8             300                300
   137         Actual/360    Actual/360          120             116             116            IO                 IO
   138         Actual/360                        120             119                            360                359
   139         Actual/360                        120             120                            204                204
   140         Actual/360    Actual/360          120             119              5             300                300
   141         Actual/360    Actual/360          120             116              8             300                300
   142         Actual/360                        120             119                            360                359
   143         Actual/360    Actual/360          180             179              35            360                360
   144         Actual/360    Actual/360          120             118             118            IO                 IO
   145         Actual/360                        120             119                            360                359
   146         Actual/360                        120             116                            360                356
   147         Actual/360                        120             119                            360                359
   148         Actual/360                        120             119                            360                359
   149         Actual/360                        120             117                            360                357
   150         Actual/360                        120             117                            360                357
   151         Actual/360    Actual/360          120             119              5             300                300
   152         Actual/360    Actual/360          120             119              5             300                300
   153         Actual/360    Actual/360          120             119              5             300                300
   154         Actual/360    Actual/360          120             119              5             300                300
   155         Actual/360    Actual/360          120             119              5             300                300
   156         Actual/360    Actual/360          120             119              5             300                300
   157         Actual/360    Actual/360          120             119              5             300                300
   158         Actual/360    Actual/360          120             116             116            IO                 IO
   159         Actual/360                        120             116                            300                296
   160         Actual/360    Actual/360          120             117             117            IO                 IO
   161         Actual/360    Actual/360          120             119              5             300                300
   162         Actual/360    Actual/360          120             116              8             300                300
   163         Actual/360                        120             119                            360                359
   164         Actual/360                        120             119                            300                299
   165         Actual/360                        120             119                            360                359
   166         Actual/360                        120             119                            360                359
   167         Actual/360    Actual/360          120             117             117            IO                 IO
   168         Actual/360                        144             144                            144                144
   169         Actual/360                        120             118                            300                298
   170         Actual/360    Actual/360          120             114             114            IO                 IO
   171         Actual/360    Actual/360          120             118             118            IO                 IO
   172         Actual/360                         60             58                             300                298
   173         Actual/360                        216             215                            216                215
   174         Actual/360                        120             117                            360                357
   175         Actual/360    Actual/360          120             119              5             300                300
   176         Actual/360                        120             118                            360                358
   177         Actual/360                        120             120                            360                360
   178         Actual/360    Actual/360          120             119              5             300                300
   179         Actual/360    Actual/360          120             119             119            IO                 IO
   180         Actual/360    Actual/360          120             118              22            360                360
   181         Actual/360                        120             119                            360                359
   182         Actual/360    Actual/360          120             119              5             300                300
   183         Actual/360                        120             119                            360                359
   184         Actual/360                        120             119                            360                359
   185         Actual/360    Actual/360          120             120              24            360                360
   186         Actual/360                        120             119                            360                359
   187         Actual/360    Actual/360          120             115             115            IO                 IO
   188         Actual/360    Actual/360          120             115             115            IO                 IO
   189         Actual/360    Actual/360          120             114             114            IO                 IO
   190         Actual/360    Actual/360           60             59               17            360                360
   191         Actual/360                        120             119                            360                359
   192         Actual/360                        120             119                            360                359
   193         Actual/360    Actual/360          120             116              8             300                300
   194         Actual/360                        120             119                            240                239
   195         Actual/360    Actual/360          120             118             118            IO                 IO
   196         Actual/360    Actual/360          120             117             117            IO                 IO
   197         Actual/360    Actual/360          120             118             118            IO                 IO
   198         Actual/360    Actual/360          120             116             116            IO                 IO
   199         Actual/360    Actual/360          120             119              5             300                300
  199.1
  199.2
   200         Actual/360    Actual/360           60             55               55            IO                 IO
   201         Actual/360                        120             116                            360                356
   202         Actual/360    Actual/360          120             114             114            IO                 IO
   203         Actual/360                        120             119                            360                359
   204         Actual/360    Actual/360          120             116             116            IO                 IO
   205         Actual/360    Actual/360          120             115             115            IO                 IO
   206         Actual/360                        120             119                            360                359
   207         Actual/360    Actual/360          120             116             116            IO                 IO
   208         Actual/360                        120             120                            360                360
   209         Actual/360    Actual/360          120             118             118            IO                 IO
   210         Actual/360    Actual/360          120             118             118            IO                 IO
   211         Actual/360                        120             120                            300                300
   212         Actual/360    Actual/360           60             56               56            IO                 IO
   213         Actual/360                        120             119                            360                359
   214         Actual/360                        120             119                            300                299
   215         Actual/360    Actual/360           60             56               56            IO                 IO
   216         Actual/360    Actual/360          120             119              5             300                300
   217         Actual/360                        120             119                            360                359
   218         Actual/360    Actual/360          120             119              5             300                300
   219         Actual/360    Actual/360           60             56               56            IO                 IO
   220         Actual/360                        120             119                            300                299
   221         Actual/360                        120             119                            300                299
   222         Actual/360                        240             239                            240                239
   223         Actual/360    Actual/360           60             57               57            IO                 IO
   224         Actual/360    Actual/360           60             57               57            IO                 IO
   225         Actual/360    Actual/360           60             56               56            IO                 IO
   226         Actual/360                        120             119                            300                299

MORTGAGE                     MATURITY DATE OR
  LOAN       MONTHLY P&I        ARD BALLOON           ARD                                                                 APPRAISAL
 NUMBER     PAYMENTS ($)        BALANCE ($)          LOAN      PREPAYMENT PROVISIONS           APPRAISED VALUE ($)          DATE
------------------------------------------------------------------------------------------------------------------------------------

    1       1,186,746.76      187,848,579.57           N       L(26),D(90),O(4)                    700,000,000            01/04/05
    2        753,921.17       114,058,938.94           N       L(24),D(92),O(4)                    385,000,000            02/01/05
    3        534,972.12        50,716,529.46           N       L(25),D(91),O(4)                    146,900,000             Various
   3.1                                                                                              17,500,000            01/01/05
   3.2                                                                                              16,300,000            01/01/05
   3.3                                                                                              14,400,000            01/01/05
   3.4                                                                                              13,400,000            01/01/05
   3.5                                                                                              13,700,000            01/01/05
   3.6                                                                                              12,200,000            01/01/05
   3.7                                                                                              11,700,000            01/01/05
   3.8                                                                                              11,100,000            01/01/05
   3.9                                                                                              8,400,000             01/01/05
  3.10                                                                                              8,300,000             01/01/05
  3.11                                                                                              7,600,000             12/31/04
  3.12                                                                                              8,200,000             01/01/05
  3.13                                                                                              4,100,000             12/31/04
    4        387,854.79        36,769,483.50           N       L(25),D(91),O(4)                    106,215,000             Various
   4.1                                                                                              9,900,000             01/01/05
   4.2                                                                                              10,300,000            01/01/05
   4.3                                                                                              7,600,000             12/09/04
   4.4                                                                                              8,000,000             01/01/05
   4.5                                                                                              6,300,000             12/31/04
   4.6                                                                                              5,500,000             12/31/04
   4.7                                                                                              5,200,000             12/17/04
   4.8                                                                                              6,500,000             01/01/05
   4.9                                                                                              6,300,000             01/01/05
  4.10                                                                                              6,100,000             01/01/05
  4.11                                                                                              4,800,000             12/31/04
  4.12                                                                                              3,500,000             12/16/04
  4.13                                                                                              3,400,000             12/31/04
  4.14                                                                                              3,300,000             12/31/04
  4.15                                                                                              3,100,000             01/01/05
  4.16                                                                                              2,200,000             01/01/05
  4.17                                                                                              2,200,000             01/01/05
  4.18                                                                                              2,200,000             01/01/05
  4.19                                                                                              2,000,000             01/01/05
  4.20                                                                                              1,835,000             01/01/05
  4.21                                                                                              1,500,000             01/01/05
  4.22                                                                                              1,420,000             01/01/05
  4.23                                                                                              1,200,000             01/01/05
  4.24                                                                                              1,060,000             01/01/05
  4.25                                                                                               800,000              01/01/05
    5        302,350.84        47,837,729.55           N       L(26),D(91),O(3)                     85,100,000            12/06/04
    6        286,462.11        48,919,748.92           N       L(25),D(56),O(3)                     68,000,000            01/06/05
    7        369,585.32        38,992,577.06           N       L(25),D(91),O(4)                     74,575,000            10/01/04
    8        317,126.55        38,491,521.73           N       L(26),D(91),O(3)                    118,700,000             Various
   8.1                                                                                              66,200,000            09/21/04
   8.2                                                                                              52,500,000            09/24/04
    9        275,773.93        43,849,876.77           N       L(24),D(33),O(3)                     59,000,000            01/21/05
   10        270,116.77        39,265,185.95           N       L(28),D(89),O(3)                     62,700,000            05/12/04
   11        244,201.78        36,044,627.44           N       L(24), D(92), O(4)                   56,400,000             Various
  11.1                                                                                              17,300,000            12/20/04
  11.2                                                                                              10,400,000            12/20/04
  11.3                                                                                              7,750,000             01/06/05
  11.4                                                                                              5,500,000             12/20/04
  11.5                                                                                              5,750,000             12/20/04
  11.6                                                                                              3,800,000             12/20/04
  11.7                                                                                              3,850,000             01/06/05
  11.8                                                                                              2,050,000             01/06/05
   12            IO            43,000,000.00           N       L(25),D(28),O(7)                     63,750,000            12/28/04
   13        241,310.33        35,490,410.36           N       L(25),D(91),O(4)                     56,900,000            10/19/04
   14            IO            40,000,000.00           N       YM1%(54),O(6)                        56,700,000            02/15/05
   15        209,513.65        30,455,688.87           N       L(28),D(89),O(3)                     58,600,000            05/11/04
   16        202,900.61        30,085,936.60           Y       L(24),D(93),O(3)                     48,000,000            02/01/05
   17        199,124.54        28,945,489.97           N       L(28),D(89),O(3)                     46,000,000            06/21/04
   18         Steps(3)         24,484,076.35           N       L(27),D(71),O(3)                     43,500,000            11/17/04
   19        175,698.24        28,191,216.40           Y       L(25),D(31),O(4)                     38,430,000             Various
  19.1                                                                                              11,450,000            12/03/04
  19.2                                                                                              5,400,000             12/08/04
  19.3                                                                                              3,100,000             12/08/04
  19.4                                                                                              2,500,000             12/03/04
  19.5                                                                                              2,000,000             11/30/04
  19.6                                                                                              1,800,000             12/08/04
  19.7                                                                                              1,800,000             12/08/04
  19.8                                                                                              1,600,000             12/08/04
  19.9                                                                                              1,520,000             12/08/04
  19.10                                                                                             1,250,000             12/08/04
  19.11                                                                                              910,000              11/30/04
  19.12                                                                                              900,000              12/08/04
  19.13                                                                                              740,000              12/08/04
  19.14                                                                                              730,000              12/08/04
  19.15                                                                                              700,000              12/18/04
  19.16                                                                                              680,000              12/08/04
  19.17                                                                                              680,000              12/08/04
  19.18                                                                                              670,000              12/08/04
   20        163,153.94        25,522,291.69           N       L(36),D(81),O(3)                     37,000,000            10/05/04
   21            IO            29,000,000.00           N       YM1%(116),O(4)                       35,800,000            01/25/05
   22        152,135.71        26,343,994.97           N       L(27),D(54),O(3)                     36,000,000            10/25/04
   23        159,508.35        25,068,446.13           N       L(48),D(69),O(3)                     36,100,000            08/18/04
   24        154,964.07        23,216,205.81           N       L(26),D(87),O(7)                     38,500,000            11/04/04
   25            IO            27,475,000.00           Y       L(25),YM1%(92),O(3)                  39,350,000            12/01/04
   26            IO            27,375,000.00           N       L(25),YM1%(31),O(4)                  36,500,000            12/02/04
   27            IO            27,000,000.00           N       L(24),D(92),O(4)                     78,000,000            01/07/05
   28        155,683.03        22,643,982.24           N       L(25),D(92),O(3)                     38,400,000            01/04/05
   29        142,236.81        20,528,202.57           N       L(28),D(90),O(2)                     31,300,000            03/03/04
   30        142,846.98        21,838,272.51           N       L(45),D(69),O(3)                     30,300,000            11/12/04
   31        131,490.25        21,104,753.92           N       L(48),D(65),O(7)                     30,100,000            10/28/04
   32            IO            23,900,000.00           Y       L(26),YM1%(91),O(3)                  35,000,000            10/11/04
   33        129,913.46        20,920,048.93           N       L(26),D(91),O(3)                     32,700,000            10/27/04
   34        122,116.79        21,788,707.45           N       L(24),D(33),O(3)                     29,750,000            01/04/05
   35        124,943.55        20,046,995.70           N       L(28),D(89),O(3)                     31,000,000            08/16/04
   36        126,625.47        20,878,435.96           N       L(26),D(54),O(4)                     30,400,000            11/15/04
   37        120,671.80        20,431,789.09           N       L(24),D(57),O(3)                     28,000,000            12/02/04
   38        116,911.26        19,121,633.04           N       L(27),D(90),O(3)                     28,300,000            11/01/04
   39        118,191.69        18,700,203.61           Y       L(48),D(69),O(3)                     30,000,000            10/10/04
   40        115,116.17        18,121,890.25           N       L(24),D(92),O(4)                     26,000,000            12/30/04
   41        144,198.15        16,994,598.58           N       L(28),D(88),O(4)                     27,500,000            09/07/04
   42        115,655.20        17,022,342.51           N       L(25),D(92),O(3)                     25,435,000            05/25/05
   43        115,038.48        16,459,591.50           N       L(26),D(90),O(4)                     26,400,000            11/12/04
   44        105,334.00        15,311,744.01           N       L(28),D(89),O(3)                     33,000,000            10/04/04
   45         95,354.14        14,850,533.81           N       L(25),D(92),O(3)                     21,200,000            01/01/05
   46         95,705.01        14,726,387.16           Y       L(27),D(66),O(3)                     21,000,000            07/20/04
   47         88,157.06        14,965,881.97           N       L(48),D(5),O(7)                      21,800,000            12/13/04
   48         92,325.22        13,487,507.59           Y       L(24),D(93),O(3)                     21,000,000            11/11/04
   49         89,545.53        13,974,097.79           N       L(36),D(81),O(3)                     20,175,000            01/07/05
   50         88,154.50        13,924,359.53           N       L(29),D(88),O(3)                     20,725,000            08/02/04
   51         87,618.69        13,856,229.43           N       L(48),D(69),O(3)                     20,800,000            11/18/04
   52         81,241.03        12,063,349.86           N       L(48),YM2%(60),YM(9),O(3)            21,800,000            12/30/04
   53         83,150.04        12,143,276.20           N       L(26),D(90),O(4)                     19,900,000            11/11/04
   54         75,554.04        11,787,355.52           Y       L(25),D(91),O(4)                     18,000,000            11/27/04
   55         79,137.64        11,314,359.65           N       L(28),D(89),O(3)                     17,350,000            10/10/04
   56         75,287.37        11,438,517.13           N       L(36),D(81),O(3)                     14,930,000            01/13/05
   57         73,405.27        11,373,499.99           N       L(48),YM1%(69),O(3)                  18,150,000            11/30/04
   58         69,697.15        11,254,051.44           N       L(48),D(69),O(3)                     17,550,000            12/01/04
   59         64,565.35        11,656,985.55           N       L(48),D(9),O(3)                      17,900,000            08/12/04
   60         63,242.46        9,939,391.55            N       L(24),D(92),O(4)                     14,900,000            12/03/04
   61         62,333.30        9,984,412.96            N       L(34),D(83),O(3)                     14,750,000            03/19/04
   62         64,643.33        9,396,796.57            N       L(28),D(89),O(3)                     18,300,000            05/19/04
   63         60,810.56        9,791,719.29            N       L(48),D(69),O(3)                     15,200,000            09/01/05
   64         61,104.78        8,979,762.33            N       L(25),D(92),O(3)                     14,000,000            11/10/04
   65         58,271.25        8,772,232.68            N       L(48),D(68),O(4)                     13,300,000            11/16/04
   66         55,917.93        9,672,630.98            N       L(25),D(56),O(3)                     13,750,000            08/26/04
   67         57,237.40        8,519,518.57            N       L(25),D(92),O(3)                     13,950,000            12/13/04
   68         55,530.47        8,909,675.98            N       L(36),YM1%(77),O(7)                  12,900,000            08/31/04
   69         55,903.65        8,633,276.60            N       L(25),D(92),O(3)                     12,650,000            12/01/04
   70         53,464.09        7,914,194.02            N       L(26),D(90),O(4)                     12,000,000            02/01/05
   71         50,121.11        8,732,713.65            N       L(28),D(29),O(3)                     12,800,000            10/20/04
   72         51,948.35        7,671,615.44            N       L(28),D(88),O(4)                     11,500,000            09/24/04
   73         49,969.09        8,418,015.74            N       L(36),D(81),O(3)                     18,000,000            01/19/05
   74            IO            9,095,490.00            Y       L(27),D(89),O(4)                     15,000,000            12/01/04
   75         48,258.96        8,454,117.55            N       L(43),D(9),O(3)                      12,530,000            03/04/04
   76         50,481.61        7,864,254.82            Y       L(36),D(81),O(3)                     11,700,000            01/24/05
   77         49,921.54        8,016,599.04            N       L(25),D(92),O(3)                     13,200,000            01/04/05
   78         58,266.83            0.00                N       L(48),YM1%(213),O(3)                 11,750,000            10/07/04
   79         45,043.34        7,617,045.75            N       L(48),D(8),O(4)                      10,300,000            01/01/05
   80         46,713.16        7,187,818.56            N       L(26),D(91),O(3)                     10,500,000            10/23/04
   81         49,178.20        7,044,645.68            N       L(26),D(91),O(3)                     13,100,000            01/15/05
   82         56,280.97        6,633,043.36            N       L(28),D(88),O(4)                     11,500,000            09/01/04
   83         45,885.22        6,670,047.70            N       L(28),D(89),O(3)                     10,600,000            05/12/04
   84         43,734.53        6,562,702.00            N       L(48),D(68),O(4)                     9,900,000             11/16/04
   85         47,077.29        6,738,548.99            N       L(39),D(78),O(3)                     10,100,000            06/16/03
   86         42,036.01        6,906,217.31            N       L(25),D(92),O(3)                     14,800,000            11/18/04
   87         46,015.39        6,583,836.89            N       L(6),YM1%(111),O(3)                  10,500,000            11/17/04
   88         48,534.30        5,916,885.10            N       L(36),D(81),O(3)                     11,500,000            01/18/05
   89         43,365.57        6,403,987.98            N       L(48),D(68),O(4)                     9,600,000             03/01/05
   90         53,484.40        6,303,451.82            N       L(28),D(88),O(4)                     10,200,000            08/23/04
   91         47,903.98        5,840,043.00            N       L(36),D(81),O(3)                     10,200,000            01/19/05
   92         40,916.14        6,691,584.95            N       L(26),D(55),O(3)                     9,200,000             10/29/04
   93         44,214.37        5,521,016.60            Y       L(25),D(92),O(3)                     9,350,000             05/16/04
   94         38,697.63        6,231,094.09            N       L(48),D(69),O(3)                     9,700,000             09/01/05
   95         37,772.49        5,658,950.49            N       L(26),D(91),O(3)                     8,550,000             04/01/05
   96         36,135.18        5,395,820.71            N       L(25),D(92),O(3)                     8,700,000             01/11/05
   97         34,630.90        5,547,184.35            N       L(26),D(91),O(3)                     9,200,000             11/11/04
   98            IO            6,187,500.00            Y       L(48),D(8),O(4)                      11,200,000            12/01/04
   99         34,037.19        5,421,431.72            N       L(25),D(92),O(3)                     8,100,000             11/11/04
   100        33,611.65        5,039,191.45            N       L(25),D(92),O(3)                     7,600,000             02/01/05
   101        37,565.31        4,690,753.29            Y       L(25),D(92),O(3)                     7,500,000             05/16/04
   102        32,973.29        4,815,551.16            N       L(28),YM1%(90),O(2)                  8,500,000             09/21/04
   103        30,780.90        5,016,026.05            N       L(36),YM2%(77),O(7)                  7,100,000             11/02/04
   104        38,371.32            0.00                N       L(48),YM1%(213),O(3)                 9,200,000             10/26/04
   105        38,963.21        4,592,044.14            N       L(28),D(88),O(4)                     7,430,000             09/03/04
   106        32,026.66        5,126,429.37            Y       L(24),D(29),O(7)                     7,180,000             11/11/04
   107        30,235.08        4,551,630.56            N       L(26),D(91),O(3)                     6,900,000             11/01/04
   108        38,173.18        4,498,934.18            N       L(28),D(88),O(4)                     7,800,000             08/19/04
   109        28,949.27        4,637,099.17            N       L(26),D(91),O(3)                     7,800,000             11/11/04
   110        29,578.76        4,374,998.28            N       L(26),D(91),O(3)                     7,000,000             12/02/04
   111        32,625.47        4,073,919.50            Y       L(25),D(92),O(3)                     6,900,000             05/12/04
   112        28,726.25        4,279,192.68            N       L(25),D(92),O(3)                     6,550,000             11/22/04
   113        28,099.25        4,222,925.79            N       L(48),D(65),O(7)                     6,400,000             01/05/05
   114        27,627.80        4,708,861.53            N       L(28),D(29),O(3)                     6,450,000             09/15/04
   115        27,024.73        4,432,038.43            N       L(48),D(69),O(3)                     6,500,000             10/13/04
   116        28,609.43        4,184,766.52            N       L(26),D(91),O(3)                     6,800,000             06/15/04
   117        30,255.15        3,688,447.39            N       L(36),D(81),O(3)                     8,700,000             01/18/05
   118        32,300.39        3,806,789.42            N       L(28),D(88),O(4)                     6,600,000             08/24/04
   119        28,994.52        3,534,762.01            N       L(36),D(81),O(3)                     7,200,000             01/18/05
   120        32,654.41            0.00                N       L(36),D(201),O(3)                    6,660,000             01/20/05
   121        25,378.40        3,720,646.41            Y       L(25),D(92),O(3)                     6,425,000             12/07/04
   122        27,660.59        3,453,958.00            Y       L(25),D(92),O(3)                     5,850,000             05/16/04
   123        25,733.14        3,704,817.55            N       L(25),YM1%(148),O(7)                 5,500,000             12/16/04
   124        24,460.74        3,653,206.35            N       L(27),D(90),O(3)                     5,900,000             09/22/04
   125        24,458.52        3,641,937.43            N       L(24),D(93),O(3)                     6,500,000             10/28/04
   126        23,886.32        3,598,466.69            N       L(48),D(69),O(3)                     6,450,000             12/01/04
   127        26,953.11        3,365,615.47            Y       L(25),D(92),O(3)                     5,700,000             05/12/04
   128        23,232.31        3,928,694.39            N       L(48),D(8),O(4)                      5,700,000             01/01/05
   129        23,584.29        3,496,399.32            N       L(36),D(81),O(3)                     5,550,000             12/10/04
   130        23,741.84        3,503,597.05            Y       L(48),D(69),O(3)                     6,000,000             11/15/04
   131        26,051.54        3,253,037.78            Y       L(25),D(92),O(3)                     5,510,000             05/12/04
   132        24,594.68        3,946,276.97            Y       L(25),D(31),O(4)                     5,700,000             12/06/04
   133        25,625.80        3,199,875.89            Y       L(25),D(92),O(3)                     5,420,000             05/27/04
   134        22,961.42        3,324,308.67            N       L(27),D(111),O(4)                    5,100,000             10/08/04
   135        25,531.89        3,188,148.51            Y       L(25),D(92),O(3)                     5,400,000             05/17/04
   136        28,315.27        3,337,121.64            N       L(28),D(88),O(4)                     5,400,000             09/01/04
   137           IO            4,032,000.00            Y       L(47),D(69),O(4)                     7,250,000             08/31/04
   138        22,276.09        3,337,034.54            N       L(36),D(81),O(3)                     5,100,000             11/24/04
   139        32,490.11        2,231,374.77            Y       L(48),YM1%(36),O(36)                 6,150,000             10/13/04
   140        24,824.41        3,099,805.98            Y       L(25),D(92),O(3)                     5,250,000             05/16/04
   141        27,532.23        3,244,835.87            N       L(28),D(88),O(4)                     5,250,000             08/26/04
   142        22,143.99        3,264,587.04            N       L(25),D(92),O(3)                     5,525,000             12/13/04
   143        23,382.47        3,138,727.07            N       L(25),YM 1%(148),O(7)                5,800,000             12/17/04
   144           IO            3,900,000.00            N       L(36),YM1%(77),O(7)                  10,900,000            11/23/04
   145        22,290.81        3,262,797.80            N       L(48),YM1%(68),O(4)                  5,910,000             11/05/04
   146        22,102.04        3,225,314.27            N       L(28),D(89),O(3)                     4,850,000             09/10/04
   147        22,030.93        3,206,920.03            N       L(25),D(91),O(4)                     5,200,000             11/30/04
   148        21,934.96        3,187,902.00            N       L(36),YM1%(81),O(3)                  5,400,000             11/10/04
   149        21,125.18        3,155,042.56            N       L(27),D(90),O(3)                     5,100,000             09/21/04
   150        20,569.26        3,072,014.21            N       L(27),D(90),O(3)                     4,950,000             09/21/04
   151        22,695.71        2,833,996.50            Y       L(25),D(92),O(3)                     4,800,000             05/12/04
   152        22,226.14        2,775,362.63            Y       L(25),D(92),O(3)                     4,700,000             05/11/04
   153        22,226.14        2,775,362.63            Y       L(25),D(92),O(3)                     4,700,000             05/12/04
   154        22,204.23        2,772,625.89            Y       L(25),D(92),O(3)                     4,700,000             05/17/04
   155        21,490.49        2,683,501.44            Y       L(25),D(92),O(3)                     4,550,000             05/27/04
   156        21,280.75        2,657,311.45            Y       L(25),D(92),O(3)                     4,500,000             05/17/04
   157        21,280.75        2,657,311.45            Y       L(25),D(92),O(3)                     4,500,000             05/12/04
   158           IO            3,387,000.00            Y       L(47),D(69),O(4)                     6,000,000             08/26/04
   159        21,802.45        2,627,741.64            N       L(28),D(89),O(3)                     4,300,000             08/27/04
   160           IO            3,369,000.00            Y       L(48),D(68),O(4)                     6,125,000             10/05/04
   161        21,042.83        2,627,604.31            Y       L(25),D(92),O(3)                     4,450,000             05/10/04
   162        23,491.19        2,768,574.53            N       L(28),D(88),O(4)                     7,100,000             09/01/04
   163        18,939.26        2,789,905.47            N       L(48),YM1%(69),O(3)                  4,220,000             11/11/04
   164        19,863.80        2,473,536.81            N       L(25),D(92),O(3)                     4,720,000             11/10/04
   165        17,710.18        2,653,046.58            N       L(36),D(81),O(3)                     4,000,000             11/24/04
   166        18,771.18        2,681,271.77            N       L(36),D(81),O(3)                     4,330,000             11/18/04
   167           IO            3,128,000.00            Y       L(48),D(68),O(4)                     5,700,000             09/28/04
   168        29,233.31            0.00                N       L(36),D(105),O(3)                    4,700,000             10/12/04
   169        18,693.81        2,333,921.61            N       L(36),D(81),O(3)                     4,500,000             11/02/04
   170           IO            3,033,250.00            Y       L(46),D(70),O(4)                     5,540,000             06/08/04
   171           IO            3,000,000.00            N       L(36),YM1%(77),O(7)                  4,800,000             12/09/04
   172        19,660.47        2,719,650.27            N       L(36),D(21),O(3)                     6,800,000             11/19/04
   173        22,205.40            0.00                N       L(48),YM1%(165),O(3)                 5,000,000             11/16/04
   174        17,184.55        2,511,875.07            N       L(27),D(90),O(3)                     3,775,000             10/11/04
   175        18,676.22        2,332,086.17            Y       L(25),D(92),O(3)                     3,950,000             05/16/04
   176        16,226.26        2,447,649.27            N       L(26),D(91),O(3)                     5,260,000             09/20/04
   177        16,926.03        2,471,693.73            N       L(24),D(92),O(4)                     3,800,000             11/08/04
   178        17,968.74        2,243,743.65            Y       L(25),D(92),O(3)                     3,800,000             05/16/04
   179           IO            2,868,000.00            Y       L(47),D(69),O(4)                     5,215,000             10/11/04
   180        15,632.06        2,477,637.08            N       L(48),D(69),O(3)                     3,750,000             11/01/04
   181        16,253.58        2,382,886.15            Y       L(25),D(92),O(3)                     3,950,000             12/11/04
   182        17,730.82        2,214,036.51            Y       L(25),D(92),O(3)                     3,750,000             05/16/04
   183        15,775.34        2,333,115.53            N       L(36),D(81),O(3)                     3,570,000             12/23/04
   184        15,452.98        2,292,754.10            N       L(48),D(69),O(3)                     3,700,000             12/28/04
   185        15,839.23        2,416,834.53            N       L(60),YM1%(57),O(3)                  3,700,000             01/25/05
   186        15,500.75        2,270,711.03            N       L(48),D(69),O(3)                     3,500,000             12/21/04
   187           IO            2,709,000.00            Y       L(47),D(69),O(4)                     5,000,000             07/15/04
   188           IO            2,617,000.00            Y       L(48),D(68),O(4)                     4,930,000             07/11/04
   189           IO            2,611,510.00            Y       L(46),D(70),O(4)                     4,750,000             06/11/04
   190        14,357.03        2,470,906.61            N       YM1%(25),D(32),O(3)                  3,500,000             01/08/05
   191        14,567.36        2,163,082.96            N       L(25),D(91),O(4)                     3,900,000             11/16/04
   192        14,068.80        2,141,842.31            N       L(25),D(92),O(3)                     6,150,000             12/07/04
   193        17,723.26        2,088,791.19            N       L(28),D(88),O(4)                     3,900,000             09/10/04
   194        17,280.15        1,613,659.32            N       L(36),D(81),O(3)                     4,175,000             12/11/04
   195           IO            2,500,000.00            N       L(36),YM1%(77),O(7)                  9,450,000             11/23/04
   196           IO            2,443,000.00            Y       L(48),D(68),O(4)                     4,560,000             10/15/04
   197           IO            2,431,000.00            Y       L(47),D(69),O(4)                     4,500,000             08/28/04
   198           IO            2,417,000.00            Y       L(48),D(68),O(4)                     4,400,000             10/04/04
   199        15,038.64        1,877,865.77            Y       L(25),D(92),O(3)                     3,180,000              Various
  199.1                                                                                             1,980,000             05/26/04
  199.2                                                                                             1,200,000             05/17/04
   200           IO            2,393,000.00            Y       L(48),D(8),O(4)                      4,400,000             08/20/04
   201        13,777.90        2,010,584.73            N       L(28),D(89),O(3)                     3,330,000             09/01/04
   202           IO            2,335,000.00            Y       L(47),D(69),O(4)                     4,200,000             06/24/04
   203        12,449.98        1,835,444.03            N       L(25),D(92),O(3)                     4,300,000             11/21/04
   204           IO            2,192,000.00            Y       L(48),D(68),O(4)                     4,000,000             09/07/04
   205           IO            2,128,000.00            Y       L(47),D(69),O(4)                     4,000,000             07/16/04
   206        11,719.85        1,757,086.32            N       L(25),D(92),O(3)                     2,650,000             02/01/05
   207           IO            2,096,000.00            Y       L(48),D(68),O(4)                     3,830,000             09/08/04
   208        11,130.95        1,661,409.05            N       L(36),D(81),O(3)                     2,700,000             12/14/04
   209           IO            2,000,000.00            N       L(36),YM1%(77),O(7)                  3,600,000             11/23/04
   210           IO            1,973,000.00            Y       L(47),D(69),O(4)                     3,600,000             11/01/04
   211        12,208.72        1,494,820.48            N       L(60),YM1%(57),O(3)                  2,650,000             10/11/04
   212           IO            1,924,800.00            Y       L(48),D(8),O(4)                      3,400,000             07/12/04
   213        10,400.32        1,555,504.19            Y       L(48),D(68),O(4)                     2,625,000             01/07/05
   214        11,360.62        1,407,638.80            Y       L(36),D(81),O(3)                     2,600,000             12/06/04
   215           IO            1,842,700.00            Y       L(48),D(8),O(4)                      3,400,000             06/25/04
   216        10,809.51        1,384,878.60            Y       L(25),D(92),O(3)                     3,600,000             05/11/04
   217        9,945.02         1,476,720.83            N       L(25),D(92),O(3)                     2,250,000             12/29/04
   218        10,405.59        1,299,338.79            Y       L(25),D(92),O(3)                     2,200,000             05/17/04
   219           IO            1,526,000.00            Y       L(48),D(8),O(4)                      2,790,000             07/02/04
   220        8,479.96         1,044,847.89            N       L(25),D(92),O(3)                     2,550,000             12/28/04
   221        8,281.59         1,020,404.84            N       L(25),D(92),O(3)                     2,820,000             12/18/04
   222        9,326.29             0.00                N       L(25),D(212),O(3)                    1,800,000             12/02/04
   223           IO            1,305,000.00            Y       L(48),D(8),O(4)                      2,440,000             09/28/04
   224           IO            1,224,000.00            Y       L(48),D(8),O(4)                      2,225,000             10/11/04
   225           IO            1,207,000.00            Y       L(48),D(8),O(4)                      2,320,000             07/24/04
   226        7,186.65          885,493.73             N       L(25),D(92),O(3)                     2,440,000             01/05/05

   MORTGAGE                                    LTV RATIO AT
     LOAN                     CUT-OFF DATE     MATURITY OR         YEAR               YEAR         NUMBER OF         UNIT OF
    NUMBER       DSCR (X)      LTV RATIO           ARD            BUILT            RENOVATED         UNITS           MEASURE
----------------------------------------------------------------------------------------------------------------------------------

       1           1.77          61.71%           53.67%           1987                            1,852,501         Sq. Ft.
       2           1.22          68.83%           59.25%           1969               1990         1,672,237         Sq. Ft.
       3           2.36          54.31%           34.52%         Various                             1,436            Rooms
      3.1                                                          2004                               160             Rooms
      3.2                                                          2004                               146             Rooms
      3.3                                                          2001                               90              Rooms
      3.4                                                          2004                               139             Rooms
      3.5                                                          2004                               142             Rooms
      3.6                                                          2004                               102             Rooms
      3.7                                                          2000                               90              Rooms
      3.8                                                          2002                               113             Rooms
      3.9                                                          2003                               96              Rooms
     3.10                                                          2002                               96              Rooms
     3.11                                                          2000                               90              Rooms
     3.12                                                          2002                               96              Rooms
     3.13                                                          2000                               76              Rooms
       4           2.11          54.46%           34.62%         Various            Various          1,095            Rooms
      4.1                                                          1998               2004            90              Rooms
      4.2                                                          1998               2004            96              Rooms
      4.3                                                          1997                               78              Rooms
      4.4                                                          1997               2004            90              Rooms
      4.5                                                          1996               2004            78              Rooms
      4.6                                                          1997               2004            78              Rooms
      4.7                                                          1994                               66              Rooms
      4.8                                                          1998               2004            94              Rooms
      4.9                                                          1997               2004            90              Rooms
     4.10                                                          1997                               78              Rooms
     4.11                                                          1996               2004            66              Rooms
     4.12                                                          1993               2003            63              Rooms
     4.13                                                          1996               2004            64              Rooms
     4.14                                                          1997               2004            64              Rooms
     4.15                                                                                                             Rooms
     4.16                                                                                                             Rooms
     4.17                                                                                                             Rooms
     4.18                                                                                                             Rooms
     4.19                                                                                                             Rooms
     4.20                                                                                                             Rooms
     4.21                                                                                                             Rooms
     4.22                                                                                                             Rooms
     4.23                                                                                                             Rooms
     4.24                                                                                                             Rooms
     4.25                                                                                                             Rooms
       5           1.53          64.63%           56.21%           2001                             339,800          Sq. Ft.
       6           1.27          77.94%           71.94%           1953               2001          219,029          Sq. Ft.
       7           1.31          71.07%           52.29%           1965               2004          585,973          Sq. Ft.
       8           3.08          41.99%           32.43%         Various                              562             Rooms
      8.1                                                          2003                               281             Rooms
      8.2                                                          2002                               281             Rooms
       9           1.21          79.66%           74.32%           1922               1995          638,712          Sq. Ft.
      10           1.85          74.32%           62.62%           1950               1990          311,950          Sq. Ft.
      11           1.40          76.60%           63.91%         Various            Various        1,077,873         Sq. Ft.
     11.1                                                          2001                             174,145          Sq. Ft.
     11.2                                                          1999               2002          219,900          Sq. Ft.
     11.3                                                          2004                             200,000          Sq. Ft.
     11.4                                                          2001                             32,000           Sq. Ft.
     11.5                                                          2002                             145,000          Sq. Ft.
     11.6                                                          1950               2002          202,941          Sq. Ft.
     11.7                                                          2004                             78,887           Sq. Ft.
     11.8                                                          2002                             25,000           Sq. Ft.
      12           1.49          67.45%           67.45%           1959                               369             Units
      13           1.38          74.59%           62.37%           1998                             385,310          Sq. Ft.
      14           2.10          70.55%           70.55%           1987                             214,214          Sq. Ft.
      15           1.36          61.68%           51.97%           1957               2003          388,000          Sq. Ft.
      16           1.29          75.00%           62.68%           2005                             149,475          Sq. Ft.
      17           1.34          74.68%           62.92%           1966               2000          365,449          Sq. Ft.
      18           1.43          74.75%           56.29%           1971               2003          223,912          Sq. Ft.
      19           1.26          76.77%           72.82%         Various                           1,026,070         Sq. Ft.
     19.1                                                          2000                             333,800          Sq. Ft.
     19.2                                                          1999                             112,104          Sq. Ft.
     19.3                                                          1987                             80,220           Sq. Ft.
     19.4                                                          2000                             32,562           Sq. Ft.
     19.5                                                          1991                             80,000           Sq. Ft.
     19.6                                                          1983                             45,734           Sq. Ft.
     19.7                                                          1992                             52,500           Sq. Ft.
     19.8                                                          1996                             41,400           Sq. Ft.
     19.9                                                          1994                             27,500           Sq. Ft.
     19.10                                                         1993                             34,500           Sq. Ft.
     19.11                                                         1991                             38,400           Sq. Ft.
     19.12                                                         1990                             24,000           Sq. Ft.
     19.13                                                         1985                             20,000           Sq. Ft.
     19.14                                                         1982                             21,000           Sq. Ft.
     19.15                                                         1990                             21,000           Sq. Ft.
     19.16                                                         1991                             21,190           Sq. Ft.
     19.17                                                         1995                             20,000           Sq. Ft.
     19.18                                                         1989                             20,160           Sq. Ft.
      20           1.20          79.05%           68.98%           1986                             169,334          Sq. Ft.
      21           1.55          81.01%           81.01%           1902               2001          192,220          Sq. Ft.
      22           1.28          79.44%           73.18%           1967               1974          113,283          Sq. Ft.
      23           1.24          77.56%           69.44%           2003                               132             Units
      24           1.48          72.55%           60.30%           1970               2001          326,282          Sq. Ft.
      25           1.52          69.82%           69.82%           1996                               500             Units
      26           2.33          75.00%           75.00%           1989                             324,603          Sq. Ft.
      27           3.42          34.62%           34.62%           1926               1988          400,061          Sq. Ft.
      28           1.40          70.22%           58.97%           2002                             158,636          Sq. Ft.
      29           1.30          77.63%           65.59%           1995               2002          182,875          Sq. Ft.
      30           1.24          80.00%           72.07%           2003                               320             Units
      31           1.36          79.73%           70.12%           1988                             137,932          Sq. Ft.
      32           1.58          68.29%           68.29%           1988                             177,933          Sq. Ft.
      33           1.42          71.87%           63.98%           1930               1991          242,200          Sq. Ft.
      34           1.24          76.64%           73.24%           2001                             175,209          Sq. Ft.
      35           1.23          72.58%           64.67%           1999                             93,351           Sq. Ft.
      36           1.27          74.01%           68.68%           2002                               246             Units
      37           1.24          78.93%           72.97%           1997                               312             Units
      38           1.23          76.17%           67.57%           1997                               292             Units
      39           1.21          71.67%           62.33%           2003                             79,675           Sq. Ft.
      40           1.24          80.00%           69.70%           1971               1993          170,965          Sq. Ft.
      41           1.44          75.00%           61.80%           1989               2001            192             Rooms
      42           1.24          78.95%           66.92%           2004                             180,088          Sq. Ft.
      43           1.22          73.70%           62.35%           1977                             338,476          Sq. Ft.
      44           1.73          55.07%           46.40%           1925               1999          162,140          Sq. Ft.
      45           1.20          80.19%           70.05%           1987                             96,502           Sq. Ft.
      46           1.33          79.74%           70.13%           1900               1985          104,553          Sq. Ft.
      47           1.34          74.20%           68.65%           1975               2004            322             Units
      48           1.29          76.67%           64.23%           2004                             94,552           Sq. Ft.
      49           1.26          79.31%           69.26%           1987               2004          187,476          Sq. Ft.
      50           1.24          77.20%           67.19%           2004                               138             Units
      51           1.24          74.52%           66.62%           1987                               396             Units
      52           1.24          66.42%           55.34%           1964               2004            176             Units
      53           1.23          72.70%           61.02%           1972               1998          361,152          Sq. Ft.
      54           1.25          75.00%           65.49%           1970               1997          59,300           Sq. Ft.
      55           1.27          76.92%           65.21%           2004                             67,400           Sq. Ft.
      56           1.30          63.63%           53.17%           1983                             46,670           Sq. Ft.
      57           1.20          71.63%           62.66%           2000                               240             Units
      58           1.27          72.08%           64.13%           1973                               418             Units
      59           1.29          67.04%           65.12%           1986                               84              Units
      60           1.26          75.50%           66.71%           1984                             73,353           Sq. Ft.
      61           1.20          75.93%           67.69%           1984               1997            302             Units
      62           1.33          60.94%           51.35%           1999                             125,538          Sq. Ft.
      63           1.36          72.37%           64.42%           1969               2005            137             Units
      64           1.31          76.68%           64.14%           1920               2000          149,587          Sq. Ft.
      65           1.20          79.50%           65.96%           2002                             83,154           Sq. Ft.
      66           1.45          76.36%           70.35%           1995                               164             Units
      67           1.56          73.37%           61.07%           1990               2004            180             Units
      68           1.44          77.52%           69.07%           2004                               48              Units
      69           1.26          79.05%           68.25%           2004                             98,124           Sq. Ft.
      70           1.40          78.98%           65.95%           2004                             46,742           Sq. Ft.
      71           1.45          71.88%           68.22%           1985                             151,938          Sq. Ft.
      72           1.31          79.64%           66.71%           1964               1995            274             Units
      73           1.33          50.56%           46.77%           1962               1972          44,844           Sq. Ft.
      74           2.06          60.64%           60.64%           1996                             107,872          Sq. Ft.
      75           1.21          71.83%           67.47%           1972               2003            318             Units
      76           1.47          76.92%           67.22%           2000                             128,955          Sq. Ft.
      77           1.25          68.18%           60.73%           1984                               200             Units
      78           1.24          73.11%                            2003                             70,514           Sq. Ft.
      79           1.22          79.80%           73.95%           1991                             70,630           Sq. Ft.
      80           1.35          78.10%           68.46%           1950                               51              Units
      81           1.45          62.21%           53.78%           1978               2005          139,786          Sq. Ft.
      82           1.35          70.00%           57.68%           1986                               120             Rooms
      83           1.52          74.68%           62.92%           1980               2000          68,807           Sq. Ft.
      84           1.25          79.80%           66.29%           2000                             68,738           Sq. Ft.
      85           1.35          77.83%           66.72%           2002                             56,832           Sq. Ft.
      86           1.77          52.67%           46.66%           1988                             116,950          Sq. Ft.
      87           1.56          74.12%           62.70%           1985                             84,931           Sq. Ft.
      88           1.60          66.96%           51.45%           2002                               138             Rooms
      89           1.22          79.81%           66.71%           2004                             66,442           Sq. Ft.
      90           1.33          75.00%           61.80%           1988               2003            112             Rooms
      91           1.50          74.51%           57.26%           2002                               125             Rooms
      92           1.34          80.00%           72.73%           1995                             72,006           Sq. Ft.
      93           1.25          75.53%           59.05%           1998                             28,176           Sq. Ft.
      94           1.34          72.16%           64.24%           1969               2005            125             Units
      95           1.20          79.63%           66.19%           2004                             66,777           Sq. Ft.
      96           1.59          74.61%           62.02%           1896               2004          160,607          Sq. Ft.
      97           1.53          69.57%           60.30%           1974               2004            176             Units
      98           2.71          55.25%           55.25%           1995                             130,497          Sq. Ft.
      99           1.23          75.00%           66.93%           1976                             102,587          Sq. Ft.
      100          1.32          79.89%           66.31%           2004                             52,888           Sq. Ft.
      101          1.26          80.00%           62.54%           1999                             48,769           Sq. Ft.
      102          1.39          67.35%           56.65%           1997                             25,555           Sq. Ft.
      103          1.35          79.58%           70.65%           1982                               69              Units
      104          1.35          61.17%                            1962                             54,532           Sq. Ft.
      105          1.50          75.01%           61.80%           1986               2004            128             Rooms
      106          1.38          76.60%           71.40%           2004                             135,450          Sq. Ft.
      107          1.36          79.51%           65.97%           1996                             39,000           Sq. Ft.
      108          1.41          70.00%           57.68%           1987               2003            112             Rooms
      109          1.57          68.59%           59.45%           1969               2002            120             Units
      110          1.47          74.82%           62.50%           1962                             46,186           Sq. Ft.
      111          1.30          75.52%           59.04%           1999                             17,145           Sq. Ft.
      112          1.33          78.51%           65.33%           1997                             52,620           Sq. Ft.
      113          1.35          79.57%           65.98%           1971                               182             Units
      114          1.53          78.69%           73.01%           2000                             57,486           Sq. Ft.
      115          1.21          76.92%           68.19%           2002                               15              Units
      116          1.52          73.36%           61.54%           2002                               30              Units
      117          1.85          55.17%           42.40%           1998                               129             Rooms
      118          1.71          70.00%           57.68%           1988               2003            96              Rooms
      119          1.73          63.89%           49.09%           1997                               94              Rooms
      120          1.23          69.07%                            2004                             37,525           Sq. Ft.
      121          1.35          69.16%           57.91%           2003                             14,490           Sq. Ft.
      122          1.25          75.52%           59.04%           1998                             15,120           Sq. Ft.
      123          1.22          80.00%           67.36%           2004                             22,125           Sq. Ft.
      124          1.21          74.32%           61.92%           2004                             14,820           Sq. Ft.
      125          1.69          67.38%           56.03%           1999                             47,376           Sq. Ft.
      126          1.54          67.34%           55.79%           1999                             19,095           Sq. Ft.
      127          1.26          75.53%           59.05%           1998                             15,930           Sq. Ft.
      128          1.22          74.38%           68.92%           1981                             82,187           Sq. Ft.
      129          1.45          75.57%           63.00%           2001                             53,050           Sq. Ft.
      130          1.50          69.77%           58.39%           2004                             25,676           Sq. Ft.
      131          1.25          75.52%           59.04%           1998                             15,120           Sq. Ft.
      132          1.26          76.77%           72.82%           1976               2000          35,959           Sq. Ft.
      133          1.21          75.52%           59.04%           1998                             15,930           Sq. Ft.
      134          1.24          80.00%           65.18%           1987                             38,722           Sq. Ft.
      135          1.21          75.52%           59.04%           2000                             15,120           Sq. Ft.
      136          1.29          75.00%           61.80%           1985                               72              Rooms
      137          2.20          55.61%           55.61%           2003                             13,650           Sq. Ft.
      138          1.25          78.81%           65.43%           1973               2004            120             Units
      139          1.64          65.04%           36.28%           2000                               132             Rooms
      140          1.25          75.52%           59.04%           2001                             15,120           Sq. Ft.
      141          1.55          75.01%           61.81%           1989                               83              Rooms
      142          1.37          70.72%           59.09%                                            25,198           Sq. Ft.
      143          1.20          67.24%           54.12%           1972                             143,864          Sq. Ft.
      144          3.31          35.78%           35.78%           1958                             93,200           Sq. Ft.
      145          1.46          65.90%           55.21%           2003                             13,650           Sq. Ft.
      146          1.27          79.04%           66.50%           2004                             10,908           Sq. Ft.
      147          1.57          73.46%           61.67%           1992                             60,980           Sq. Ft.
      148          1.30          70.27%           59.04%                                            16,561           Sq. Ft.
      149          1.21          74.26%           61.86%           2004                             14,560           Sq. Ft.
      150          1.21          74.49%           62.06%           2004                             13,650           Sq. Ft.
      151          1.25          75.52%           59.04%           1995                             16,496           Sq. Ft.
      152          1.21          75.53%           59.05%           1999                             15,120           Sq. Ft.
      153          1.21          75.53%           59.05%           2001                             15,120           Sq. Ft.
      154          1.21          75.46%           58.99%           2002                             15,120           Sq. Ft.
      155          1.21          75.44%           58.98%           2002                             15,120           Sq. Ft.
      156          1.21          75.53%           59.05%           2001                             13,905           Sq. Ft.
      157          1.25          75.53%           59.05%           1996                             15,930           Sq. Ft.
      158          2.26          56.45%           56.45%           2004                             13,216           Sq. Ft.
      159          1.21          78.61%           61.11%           1938               2000          10,908           Sq. Ft.
      160          2.38          55.00%           55.00%           2004                             13,650           Sq. Ft.
      161          1.21          75.53%           59.05%           2001                             15,120           Sq. Ft.
      162          1.29          47.32%           38.99%           1986               2004            119             Rooms
      163          1.30          79.11%           66.11%           2004                             15,035           Sq. Ft.
      164          1.40          68.94%           52.41%           1998                             38,171           Sq. Ft.
      165          1.28          79.89%           66.33%           1990               2003            64              Units
      166          1.26          73.23%           61.92%           2003                             74,069           Sq. Ft.
      167          2.22          54.88%           54.88%           2004                             13,650           Sq. Ft.
      168          1.28          65.96%                            1994                             111,457          Sq. Ft.
      169          1.41          68.22%           51.86%           1995                             20,200           Sq. Ft.
      170          2.24          54.75%           54.75%           2004                             13,650           Sq. Ft.
      171          2.16          62.50%           62.50%           1960               1990          28,509           Sq. Ft.
      172          1.70          43.99%           39.99%           1989                               58              Rooms
      173          1.25          59.82%                            2004                             19,722           Sq. Ft.
      174          1.36          79.21%           66.54%           2002                              6,000           Sq. Ft.
      175          1.25          75.52%           59.04%           1997                             15,930           Sq. Ft.
      176          1.76          56.13%           46.53%           2004                             14,560           Sq. Ft.
      177          1.31          77.63%           65.04%           1962               2004          11,305           Sq. Ft.
      178          1.25          75.53%           59.05%           1998                             15,120           Sq. Ft.
      179          2.32          55.00%           55.00%           2002                             14,490           Sq. Ft.
      180          1.73          76.00%           66.07%           1984                               159             Units
      181          1.34          72.05%           60.33%           2004                             14,820           Sq. Ft.
      182          1.26          75.52%           59.04%           1997                             15,930           Sq. Ft.
      183          1.37          78.32%           65.35%           2002                             16,244           Sq. Ft.
      184          1.33          74.35%           61.97%           2003                             14,560           Sq. Ft.
      185          1.36          74.32%           65.32%           2004                             23,805           Sq. Ft.
      186          1.28          77.46%           64.88%           2004                             13,650           Sq. Ft.
      187          2.30          54.18%           54.18%           2004                             13,650           Sq. Ft.
      188          2.31          53.08%           53.08%           2002                             14,490           Sq. Ft.
      189          2.22          54.98%           54.98%           2004                             14,560           Sq. Ft.
      190          1.41          74.29%           70.60%           2004                             13,719           Sq. Ft.
      191          1.55          66.57%           55.46%           2004                             23,754           Sq. Ft.
      192          1.91          42.21%           34.83%           1962                             112,270          Sq. Ft.
      193          1.38          65.00%           53.56%           1985                               105             Rooms
      194          1.25          59.96%           38.65%           1972               1999          93,398           Sq. Ft.
      195          4.59          26.46%           26.46%           1961                               62              Units
      196          2.20          53.57%           53.57%           2003                             14,560           Sq. Ft.
      197          2.37          54.02%           54.02%           2004                             14,560           Sq. Ft.
      198          2.35          54.93%           54.93%           2004                             14,560           Sq. Ft.
      199          1.41          75.53%           59.05%         Various                            27,968           Sq. Ft.
     199.1                                                         1999                             13,984           Sq. Ft.
     199.2                                                         1998                             13,984           Sq. Ft.
      200          2.59          54.39%           54.39%           2000                             15,047           Sq. Ft.
      201          1.23          71.76%           60.38%           2003                             12,194           Sq. Ft.
      202          2.22          55.60%           55.60%           2004                             14,560           Sq. Ft.
      203          1.87          51.09%           42.68%           2000                             11,180           Sq. Ft.
      204          2.26          54.80%           54.80%           2003                             14,560           Sq. Ft.
      205          2.28          53.20%           53.20%           2004                             14,560           Sq. Ft.
      206          1.21          79.89%           66.31%           2004                             109,812          Sq. Ft.
      207          2.32          54.73%           54.73%           2004                             14,560           Sq. Ft.
      208          1.39          74.07%           61.53%           1985               1998          20,000           Sq. Ft.
      209          2.25          55.56%           55.56%           2004                               20              Units
      210          2.30          54.81%           54.81%           2003                             14,560           Sq. Ft.
      211          1.25          73.58%           56.41%           1969               1998            48              Units
      212          2.51          56.61%           56.61%           2000                             11,180           Sq. Ft.
      213          1.39          71.33%           59.26%           2004                             10,880           Sq. Ft.
      214          1.30          71.02%           54.14%           1987               1995          40,601           Sq. Ft.
      215          2.48          54.20%           54.20%           1999                             11,180           Sq. Ft.
      216          1.25          49.86%           38.47%           1990                             21,226           Sq. Ft.
      217          1.44          78.78%           65.63%           1993                               40              Units
      218          1.24          75.55%           59.06%           2003                              4,523           Sq. Ft.
      219          2.64          54.70%           54.70%           1992                             12,844           Sq. Ft.
      220          1.90          53.58%           40.97%           2001                             10,140           Sq. Ft.
      221          1.53          47.32%           36.18%           2002                              9,850           Sq. Ft.
      222          1.20          72.59%                            1958                             13,550           Sq. Ft.
      223          3.03          53.48%           53.48%           1994                             13,422           Sq. Ft.
      224          3.07          55.01%           55.01%           1994                             13,500           Sq. Ft.
      225          2.75          52.03%           52.03%           1993                             13,000           Sq. Ft.
      226          1.91          47.46%           36.29%           1998                              9,390           Sq. Ft.

MORTGAGE       CUT-OFF DATE
  LOAN         LOAN AMOUNT             OCCUPANCY      OCCUPANCY                                        MOST RECENT      MOST RECENT
 NUMBER       PER (UNIT) ($)           RATE (%)     "AS OF" DATE            MOST RECENT PERIOD         REVENUES ($)    EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

    1              117                  89.55%        01/31/05                 TTM 07/31/04             70,644,369      39,362,284
    2               79                  84.45%        03/01/05             YTD 11/04 Annualized         29,855,041      17,619,290
    3             55,561                75.00%        11/30/04                 TTM 10/31/04             31,859,425      18,935,472
   3.1                                  69.20%        11/30/04                 TTM 10/31/04             2,320,119        1,687,748
   3.2                                  65.20%        11/30/04                 TTM 10/31/04              916,111          835,261
   3.3                                  91.70%        11/30/04                 TTM 10/31/04             3,536,160        1,754,671
   3.4                                  68.90%        11/30/04                 TTM 10/31/04             2,799,431        1,645,621
   3.5                                  71.00%        11/30/04                 TTM 10/31/04             3,013,606        1,665,875
   3.6                                  73.30%        11/30/04                 TTM 10/31/04             2,020,674        1,170,541
   3.7                                  87.20%        11/30/04                 TTM 10/31/04             3,172,008        1,759,239
   3.8                                  80.30%        11/30/04                 TTM 10/31/04             2,925,284        1,772,098
   3.9                                  89.80%        11/30/04                 TTM 10/31/04             2,889,482        1,412,855
  3.10                                  71.00%        11/30/04                 TTM 10/31/04             2,392,280        1,439,901
  3.11                                  80.20%        11/30/04                 TTM 10/31/04             2,132,682        1,384,279
  3.12                                  70.50%        11/30/04                 TTM 10/31/04             2,379,992        1,470,522
  3.13                                  70.70%        11/30/04                 TTM 10/31/04             1,361,596         936,861
    4           42,553(2)               74.28%        11/30/04                 TTM 10/31/04             24,215,073      15,503,816
   4.1                                  86.30%        11/30/04                 TTM 10/31/04             2,567,211        1,515,441
   4.2                                  78.90%        11/30/04                 TTM 10/31/04             2,711,791        1,642,656
   4.3                                  80.80%        11/30/04                 TTM 10/31/04             1,957,013        1,172,405
   4.4                                  64.50%        11/30/04                 TTM 10/31/04             1,914,723        1,231,485
   4.5                                  75.20%        11/30/04                 TTM 10/31/04             1,709,265        1,114,165
   4.6                                  71.30%        11/30/04                 TTM 10/31/04             1,681,109        1,175,663
   4.7                                  82.90%        11/30/04                 TTM 10/31/04             1,663,406        1,018,470
   4.8                                  73.20%        11/30/04                 TTM 10/31/04             1,625,712        1,052,128
   4.9                                  65.30%        11/30/04                 TTM 10/31/04             1,826,053        1,309,791
  4.10                                  80.40%        11/30/04                 TTM 10/31/04             2,024,500        1,246,564
  4.11                                  82.90%        11/30/04                 TTM 10/31/04             1,652,810        1,077,024
  4.12                                  71.10%        11/30/04                 TTM 10/31/04             1,002,928         659,343
  4.13                                  61.60%        11/30/04                 TTM 10/31/04              916,533          658,028
  4.14                                  63.50%        11/30/04                 TTM 10/31/04              962,019          630,653
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
    5              162                  72.01%        02/02/05
    6              242                  88.15%        01/18/05               2004 Annualized            7,058,985        2,211,618
    7               90                  87.45%        10/12/04                 TTM 11/30/04             7,572,642        3,126,447
    8             88,690                63.60%        08/31/04               2004 Annualized            41,814,013      28,358,649
   8.1                                  68.30%        08/31/04               2004 Annualized            22,885,270      14,547,441
   8.2                                  58.90%        08/31/04               2004 Annualized            18,928,743      13,811,208
    9               74                  93.48%        01/05/05
   10              149                  87.38%        01/14/05                 TTM 08/31/04             8,987,866        2,640,477
   11               40                  94.90%        12/31/04                   Various                5,526,430         878,198
  11.1                                  100.00%       12/31/04                     2004                 1,656,886         246,645
  11.2                                  100.00%       12/31/04                     2004                 1,076,480         163,199
  11.3                                  100.00%       12/31/04                     2004                  608,167          84,212
  11.4                                  100.00%       12/31/04                     2004                  531,843          93,150
  11.5                                  62.07%        12/31/04                     2004                  630,201          134,036
  11.6                                  100.00%       12/31/04                     2004                  455,443          83,572
  11.7                                  100.00%       12/31/04               2004 Annualized             360,311          32,379
  11.8                                  100.00%       12/31/04                     2004                  207,099          41,005
   12            116,531                93.50%        12/22/04                 TTM 11/30/04             5,640,071        1,630,266
   13              110                                11/09/04                 TTM 09/30/04             6,326,524        2,434,825
   14              187                  100.00%       01/14/05          T-9 01/04-09/04 Annualized      6,003,644        1,987,109
   15               93                  99.73%        01/14/05                 TTM 08/31/04             10,374,729       4,305,695
   16              241                  100.00%       12/13/04
   17               94                  94.47%        01/14/05                 TTM 08/31/04             5,315,057        1,396,349
   18              145                  98.99%        12/02/04                 2005 Budget              5,096,685        1,883,740
   19               29                  77.50%        01/31/05                   Various                4,616,555        1,265,609
  19.1                                  73.04%        01/31/05                 TTM 09/30/04             1,288,953         237,205
  19.2                                  99.05%        01/31/05                 TTM 09/30/04              619,352          211,297
  19.3                                  85.84%        01/31/05                 TTM 09/30/04              305,282          69,982
  19.4                                  36.24%        01/31/05                 TTM 09/30/04              299,478          69,691
  19.5                                  80.00%        01/31/05                 TTM 09/30/04              234,981          107,462
  19.6                                  84.12%        01/31/05                 TTM 09/30/04              236,271          51,331
  19.7                                  100.00%       01/31/05                 TTM 09/30/04              223,379          49,274
  19.8                                  36.23%        01/31/05                 TTM 09/30/04              232,975          59,817
  19.9                                  72.73%        01/31/05                 TTM 09/30/04              194,643          46,888
  19.10                                 14.49%        01/31/05                 TTM 09/30/04              188,130          45,049
  19.11                                 100.00%       01/31/05                 TTM 09/30/04              139,392          50,056
  19.12                                 100.00%       01/31/05                 TTM 09/30/04               86,825          53,190
  19.13                                 100.00%       01/31/05                 TTM 09/30/04              116,050          32,164
  19.14                                               01/31/05                 TTM 09/30/04               92,837          35,593
  19.15                                 100.00%       01/31/05                 TTM 09/30/04               81,870          33,775
  19.16                                 100.00%       01/31/05                 TTM 09/30/04              114,111          36,550
  19.17                                 100.00%       01/31/05                 TTM 09/30/04              130,762          40,603
  19.18                                 100.00%       01/31/05                 TTM 09/30/04               31,264          35,682
   20              173                  96.02%        12/22/04                     2003                 3,031,532         665,144
   21              151                  77.65%        01/06/05                     2004                 4,451,787        1,742,434
   22              252                  96.38%        11/29/04               2004 Annualized            4,023,057        1,497,833
   23            212,121                93.94%        02/07/05
   24               86                  96.26%        09/01/04               2004 Annualized            3,994,379         761,755
   25             54,950                91.60%        11/12/04                     2004                 4,723,302        2,039,610
   26               84                  66.30%        10/21/04               2004 Annualized            4,845,448        1,999,867
   27               67                  97.06%        11/17/04              In-Place 12/31/04           10,239,936       4,985,433
   28              170                  96.57%        01/13/05               2004 Annualized            2,746,662         877,719
   29              133                  100.00%       09/24/04               2004 Annualized            3,391,833        1,061,534
   30             75,750                99.06%        11/01/04                  Trailing 3              3,580,644        1,250,855
   31              174                  99.22%        12/06/04                     2003                 3,546,090        1,333,402
   32              134                  95.70%        12/27/04
   33               97                  94.59%        11/30/04           T-6 1/04-6/04 Annualized       4,676,572        2,152,749
   34              130                  97.03%        02/28/05                     Ann.                 3,174,592        1,181,793
   35              241                  83.88%        11/01/04               2004 Annualized            2,504,103         338,856
   36             91,463                99.34%        11/30/04                 TTM 10/31/04             3,459,070        1,276,788
   37             70,833                96.47%        02/04/05                     2004                 3,041,927        1,097,120
   38             73,825                95.89%        11/29/04          T-3 8/04-10/04 Annualized       2,670,236         947,658
   39              270                  94.94%        10/12/04
   40              122                  92.69%        02/15/05                     2004                 2,529,264         815,933
   41            107,422                82.04%        12/03/04                 TTM 12/03/04             6,904,183        4,068,565
   42              112                  97.70%        01/01/05
   43               57                  98.19%        12/31/04                 TTM 09/30/04             3,399,524        1,583,029
   44              112                  81.17%        01/14/05                 TTM 08/31/04             3,914,943        1,012,354
   45              176                  100.00%       01/19/05                 TTM 11/30/04             1,742,426         600,179
   46              160                  72.59%        11/02/04                 TTM 09/30/04             2,603,917        1,098,084
   47             50,237                97.52%        01/31/05                 MetLife T12              2,546,876        1,592,661
   48              170                  96.95%        12/10/04
   49               85                  94.74%        01/01/05         T-10 01/04-10/04 Annualized      1,940,808         528,090
   50            115,942                90.58%        01/20/05
   51             39,141                97.73%        12/10/04              TTM Ended 9/30/04           2,334,622        1,218,064
   52             82,270                90.34%        01/04/05               Trailing-3 11/04           2,050,596         797,485
   53               40                  93.32%        12/31/04             10/01/03 - 09/30/04          2,576,793        1,205,046
   54              228                  100.00%       01/08/05             1/1/2004 - 12/31/04          1,343,019         217,095
   55              198                  100.00%       10/27/04
   56              279                  94.70%        01/26/05                Statement 2004            1,216,476         339,206
   57             54,167                90.42%        12/27/04        Annualized 2004 (1/1 - 11/30)     1,482,110         863,248
   58             30,263                93.30%        01/31/05                  T12 11/04               2,383,245        1,274,849
   59            142,857                85.71%        02/07/05                 T-12 10/2004             1,503,668         506,404
   60              153                  100.00%       01/13/05                  YTD 08/04               1,821,035         640,178
   61             37,086                87.42%        10/25/04           Annualized 6 mos. 10/04        2,171,119         730,655
   62               89                  100.00%       01/14/05                  TTM 08/04               2,670,760         790,567
   63             80,292                99.53%        02/25/05                     2004                 1,490,098         481,219
   64               72                  85.05%        01/10/05                     2003                  709,125          620,574
   65              127                  93.75%        11/17/04             10/31 YTD Annualized         1,122,603         371,897
   66             64,024                96.95%        01/13/05                04-Annualized             1,568,837         499,830
   67             56,863                97.78%        11/15/04         Annualized 2004 (1/1-11/30)      1,491,878         771,665
   68            208,333                100.00%       12/27/04
   69              102                  95.72%        01/12/05
   70              203                  95.79%        12/17/04
   71               61                  89.68%        01/31/05
   72             33,427                90.51%        10/28/04             10/01/03 - 09/30/04          2,003,097        1,202,171
   73              203                  94.98%        02/07/05                Statement 2004            1,306,371         474,858
   74               84                  100.00%       12/01/04             01/01/03 - 12/31/03          1,659,713         305,921
   75             28,302                83.87%        10/14/04                     2004                 1,660,974        1,034,746
   76               70                  97.88%        01/26/05             2004 Oper Statement          1,362,756         370,886
   77             45,000                97.50%        01/21/05                     T-3                  1,424,136         831,257
   78              122                  95.75%        02/14/05        Annualized 2004 (1/1 - 10/31)      762,959          146,034
   79              116                  100.00%       11/10/04                     2003                  990,000          43,795
   80            160,784                100.00%       11/08/04
   81               58                  82.80%        01/31/05           Trailing 12 (10/03-9/04)       1,379,406         627,557
   82             67,083                77.21%        12/03/04              TTM ended 12/03/04          3,161,355        2,093,145
   83              115                  100.00%       01/14/05                  TTM 08/04               1,332,767         195,843
   84              115                  100.00%       11/05/04                     2003                  927,566          245,893
   85              138                  100.00%       12/01/04               Annualized 11/04            824,064
   86               67                  97.21%        01/21/05                YTD 10/04 Ann             1,736,112         664,203
   87               92                  91.73%        11/30/04         Annualized 2004 (1/1-11/30)      1,354,867         345,704
   88             55,797                67.64%        12/31/04                Statement 2004            3,033,222        1,983,381
   89              115                  97.92%        12/15/04
   90             68,304                79.76%        12/03/04              TTM ended 12/03/04          3,000,861        1,995,430
   91             60,800                74.77%        12/31/04                Statement 2004            3,031,786        1,944,513
   92              102                  94.73%        01/31/05                     2003                  910,166          214,558
   93              251                  100.00%       02/01/05
   94             56,000                93.17%        02/25/05                     2004                  978,192          403,425
   95              102                  85.91%        12/13/04
   96               40                  100.00%       11/19/04
   97             36,364                93.75%        10/06/04             T-3 09/04 Annualized         1,493,432         791,586
   98               47                  100.00%       11/30/04
   99               59                  97.66%        01/26/05                     2003                  925,835          341,350
   100             115                  100.00%       12/01/04
   101             123                  100.00%       06/05/04
   102             224                  100.00%       11/04/04               Annualized 11/04            611,000          15,196
   103            81,884                100.00%       10/25/04           T-12 10/30/04 Annualized        897,464          363,852
   104             103                  100.00%       12/07/04
   105            43,539                81.34%        12/03/04              TTM ended 12/03/04          2,926,453        2,078,429
   106              41                  100.00%       12/10/04
   107             141                  96.41%        01/31/05                     2004                  706,405          142,284
   108            48,750                80.93%        12/03/04              TTM ended 12/03/04          2,708,427        1,926,606
   109            44,583                96.67%        12/06/04                     2003                 1,049,315         447,522
   110             113                  100.00%       12/31/04               YTD Ending 11/04           1,036,518         373,392
   111             304                  100.00%       05/24/04
   112              98                  90.45%        01/01/05                     2004                  762,340          225,531
   113            27,982                92.86%        12/28/04                     2004                 1,041,654         502,581
   114              88                  93.15%        09/01/04                     2003                  646,625          183,631
   115           333,333                100.00%       12/29/04
   116           166,280                100.00%       08/15/04                 Fiscal 2004               704,640          156,069
   117            37,209                70.03%        12/31/04                Statement 2004            2,491,445        1,746,238
   118            48,125                79.36%        12/03/04              TTM ended 12/03/04          2,587,265        1,904,333
   119            48,936                75.31%        12/31/04                Statement 2004            2,142,411        1,466,863
   120             123                  100.00%       01/21/05
   121             307                  100.00%       11/30/04                Statement 2004             433,517          126,106
   122             292                  100.00%       05/24/04
   123             199                  100.00%       02/15/05            Annualized 2/04-10/04          358,586          132,782
   124             296                  100.00%       12/08/04
   125              92                  100.00%       02/09/05                Statement 2004             573,114          133,297
   126             227                  100.00%       12/16/04                     2003                  557,463          106,552
   127             270                  100.00%       05/24/04
   128              52                  100.00%       11/10/04             YTD Ending 11/30/04           405,099          153,385
   129              79                  88.96%        01/31/05                Statement 2004             550,996          196,059
   130             163                  100.00%       12/02/04
   131             275                  100.00%       05/24/04
   132             116                  89.32%        01/31/05             10/01/03 - 09/30/04           706,021          263,787
   133             257                  100.00%       05/24/04
   134             105                  100.00%       11/19/04
   135             270                  100.00%       05/24/04
   136            56,250                87.00%        12/03/04              TTM ended 12/03/04          1,819,550        1,283,733
   137             295                  100.00%       09/07/04
   138            33,494                89.17%        12/08/04          Annualized 2004 (Jan-Nov)        799,151          452,905
   139            30,303                77.40%        12/31/04                Statement 2004            1,594,466         793,733
   140             262                  100.00%       05/24/04
   141            47,446                83.52%        12/03/04              TTM ended 12/03/04          2,329,463        1,656,052
   142             155                  100.00%       01/07/05
   143              27                  100.00%       12/08/04        Annualized YTD Ending 11/31/04     574,459          139,473
   144              42                  100.00%       02/16/05                   T-3 9/04               1,221,192         407,673
   145             285                  100.00%       01/06/05
   146             351                  100.00%       09/30/04
   147              63                  86.11%        12/31/04                     2004                  592,226          173,052
   148             229                  100.00%       11/09/04
   149             260                  100.00%       12/08/04
   150             270                  100.00%       12/08/04
   151             220                  100.00%       05/24/04
   152             235                  100.00%       05/24/04
   153             235                  100.00%       05/24/04
   154             235                  100.00%       05/24/04
   155             227                  100.00%       05/24/04
   156             244                  100.00%       05/24/04
   157             213                  100.00%       05/24/04
   158             256                  100.00%       10/01/04
   159             310                  100.00%       10/20/04               Annualized 09/04            425,531          64,942
   160             247                  100.00%       11/11/04
   161             222                  100.00%       05/24/04
   162            28,235                78.32%        12/03/04              TTM ended 12/03/04          2,487,146        2,126,898
   163             222                  100.00%       01/05/05
   164              85                  95.81%        11/22/04                     2004                  383,005          58,331
   165            49,928                98.44%        12/08/04         Annualized 2004 (Jan - Nov)       512,090          273,245
   166              43                  74.87%        11/17/04          Trailing 12 (12/03-11/04)        283,194          246,630
   167             229                  100.00%       11/11/04
   168              28                  100.00%       02/02/05
   169             152                  100.00%       12/01/04        Annualized 2004 (1/1 - 10/31)      593,010          209,633
   170             222                  100.00%       05/27/04
   171             105                  100.00%       12/23/04               9/04 Annualized             539,826          129,213
   172            51,570                48.35%        11/30/04          Trailing 12 (11/03-10/04)       1,349,504         849,488
   173             152                  83.98%        01/21/05
   174             498                  100.00%       11/19/04               Annualized 10/04            306,431          36,380
   175             187                  100.00%       05/24/04
   176             203                  100.00%       12/08/04
   177             261                  82.31%        11/25/04
   178             190                  100.00%       05/24/04
   179             198                  100.00%       11/11/04
   180            17,925                95.17%        11/02/04                  TTM 09/04                762,659          392,983
   181             192                  100.00%       11/30/04
   182             178                  100.00%       05/24/04
   183             172                  100.00%       01/01/05                2004 Statement             370,598          99,020
   184             189                  100.00%       01/27/05
   185             116                  100.00%       01/10/05
   186             199                  100.00%       12/03/04
   187             198                  100.00%       08/16/04
   188             181                  100.00%       01/08/02
   189             179                  100.00%       06/15/04
   190             190                  100.00%       02/09/05                     2005                  336,558          73,140
   191             109                  100.00%       08/05/04
   192              23                  100.00%       01/01/05         Annualized 2004 (1/1-10/31)       440,911          322,157
   193            24,143                65.77%        12/03/04              TTM ended 12/03/04          2,313,979        1,842,517
   194              27                  100.00%       12/30/04                Statement 2004             530,060          189,060
   195            40,323                95.16%        11/22/04                  T-6 09/04               1,014,792         436,892
   196             168                  100.00%       11/02/04
   197             167                  100.00%       06/25/03
   198             166                  100.00%       10/20/04
   199              86                  100.00%       04/29/04
  199.1                                 100.00%       04/29/04
  199.2                                 100.00%       04/29/04
   200             159                  100.00%       12/07/99
   201             196                  100.00%       09/30/04
   202             160                  100.00%       07/09/01
   203             197                  100.00%       11/11/04                     2003                  337,500          10,716
   204             151                  100.00%       10/07/04
   205             146                  100.00%       06/04/03
   206              19                  100.00%       12/20/04
   207             144                  100.00%       07/14/04
   208             100                  100.00%       12/27/04                Statement 2003             225,000          17,047
   209           100,000                100.00%       01/01/05
   210             136                  100.00%       12/07/04
   211            40,625                85.42%        02/04/05                Statement 2004             348,795          157,241
   212             172                  100.00%       07/29/04
   213             172                  100.00%       01/27/05
   214              45                  100.00%       01/11/05                Statement 2004             279,958          51,502
   215             165                  100.00%       07/02/04
   216              85                  65.13%        05/24/04
   217            44,312                100.00%       12/20/04               2004-Annualized             246,789          89,650
   218             367                  100.00%       06/15/04
   219             119                  100.00%       10/25/04
   220             135                  100.00%       01/18/05
   221             135                  100.00%       01/18/05
   222              96                  100.00%       01/01/05         Annualized 2004 (1/1-10/31)       213,584          52,224
   223              97                  100.00%       10/22/04
   224              91                  100.00%       10/25/04
   225              93                  100.00%       10/23/04
   226             123                  100.00%       01/18/05

   MORTGAGE                                                                                  UW NET
     LOAN       MOST RECENT         MOST RECENT           UW                UW              OPERATING        UW NET CASH
    NUMBER        NOI ($)             NCF ($)        REVENUES ($)      EXPENSES ($)        INCOME ($)         FLOW ($)
--------------------------------------------------------------------------------------------------------------------------------

       1        31,282,085           30,911,585       90,592,807        37,103,624         53,489,183        50,540,583
       2        12,235,751           11,984,916       41,194,147        18,918,036         22,276,111        22,025,275
       3        12,923,956           12,796,564       40,255,633        23,495,181         16,760,451        15,152,133
      3.1         632,371             617,080         4,683,137         2,759,701           1,923,436         1,736,111
      3.2         80,846               71,625         4,576,656         2,584,518           1,992,138         1,809,072
      3.3        1,781,491           1,781,491        3,391,264         1,698,052           1,693,212         1,557,559
      3.4        1,153,811           1,141,055        3,436,664         2,004,550           1,432,114         1,294,647
      3.5        1,347,731           1,335,605        3,517,847         2,063,155           1,454,692         1,313,978
      3.6         850,133             843,655         3,399,749         1,893,659           1,506,090         1,370,100
      3.7        1,412,768           1,407,546        3,004,782         1,697,021           1,307,760         1,187,567
      3.8        1,153,187           1,138,957        2,951,607         1,826,819           1,124,788         1,006,724
      3.9        1,476,628           1,464,197        2,853,769         1,706,576           1,147,193         1,034,954
     3.10         952,379             938,643         2,416,288         1,441,421            974,867           878,215
     3.11         748,405             737,465         2,194,622         1,389,025            805,597           717,812
     3.12         909,471             899,287         2,409,426         1,483,247            926,179           829,802
     3.13         424,735             419,958         1,419,822          947,437             472,385           415,592
       4         8,711,528           8,559,774        26,341,457        15,546,616         10,794,841         9,804,088
      4.1        1,051,771           1,031,994        2,582,317         1,510,746           1,071,571          968,278
      4.2        1,069,135           1,046,654        2,737,361         1,644,132           1,093,229          983,738
      4.3         784,608             767,151         1,971,418         1,193,014            778,404           699,548
      4.4         683,509             673,335         2,021,233         1,221,677            799,556           718,707
      4.5         595,100             578,594         1,745,333         1,116,148            629,185           559,372
      4.6         505,446             497,018         1,764,519         1,206,228            558,291           487,710
      4.7         644,936             636,232         1,671,872         1,013,741            658,131           591,257
      4.8         573,584             564,701         1,674,816         1,039,680            635,136           568,143
      4.9         516,262             506,976         1,873,772         1,302,773            570,999           496,048
     4.10         777,935             767,452         2,063,623         1,235,667            827,956           745,412
     4.11         575,786             568,695         1,658,846         1,093,269            565,577           499,223
     4.12         343,585             341,481         1,042,819          661,987             380,832           339,119
     4.13         258,505             250,290          956,712           662,582             294,130           255,862
     4.14         331,366             329,201         1,004,325          644,972             359,353           319,180
     4.15                                              238,933                               238,933           238,933
     4.16                                              193,500                               193,500           193,500
     4.17                                              166,290                               166,290           166,290
     4.18                                              166,290                               166,290           166,290
     4.19                                              150,536                               150,536           150,536
     4.20                                              144,000                               144,000           144,000
     4.21                                              115,500                               115,500           115,500
     4.22                                              143,600                               143,600           143,600
     4.23                                              108,000                               108,000           108,000
     4.24                                               82,842                               82,842            82,842
     4.25                                               63,000                               63,000            63,000
       5                                              8,393,688         2,649,259           5,744,429         5,556,114
       6         4,847,367           4,801,370        7,200,789         2,366,204           4,834,585         4,357,037
       7         4,446,195           4,446,195        9,707,468         3,445,475           6,261,993         5,820,888
       8        13,455,364           13,455,364       41,699,767        28,324,071         13,375,696        11,707,706
      8.1        8,337,829           8,337,829        22,822,742        14,424,856          8,397,886         7,484,976
      8.2        5,117,535           5,117,535        18,877,025        13,899,215          4,977,810         4,222,730
       9                                              6,492,779         2,171,219           4,321,560         4,004,713
      10         6,347,389           6,347,389        9,680,127         3,066,238           6,613,889         6,010,295
      11         4,648,232           4,648,232        5,216,504          792,912            4,423,592         4,105,095
     11.1        1,410,241           1,410,241        1,646,692          220,934            1,425,758         1,344,359
     11.2         913,281             913,281          986,872           149,182             837,690           789,413
     11.3         523,955             523,955          716,388            72,880             643,508           602,437
     11.4         438,693             438,693          526,672            86,168             440,504           418,676
     11.5         496,165             496,165          355,500           112,915             242,585           213,694
     11.6         371,871             371,871          430,045            95,298             334,747           273,400
     11.7         327,932             327,932          361,478            15,648             345,830           326,439
     11.8         166,094             166,094          192,857            39,887             152,970           136,677
      12         4,009,805           3,916,448        5,682,368         2,015,187           3,667,181         3,573,824
      13         3,891,699           3,891,699        6,467,888         2,427,615           4,040,273         3,998,314
      14         4,016,535           3,973,692        5,937,571         1,877,852           4,059,718         4,016,876
      15         6,069,034           6,069,034        8,538,350         4,359,299           4,179,051         3,417,856
      16                                              3,498,074           92,461            3,405,612         3,149,176
      17         3,918,708           3,918,708        5,542,323         1,780,813           3,761,510         3,201,594
      18         3,212,945           3,098,750        5,195,700         1,788,530           3,407,170         3,101,444
      19         3,350,946           3,350,946        4,239,608         1,229,207           3,010,401         2,649,117
     19.1        1,051,748           1,051,748        1,104,168          231,071             873,097           776,229
     19.2         408,055             408,055          760,599           210,110             550,489           502,367
     19.3         235,300             235,300          345,366            72,650             272,716           247,035
     19.4         229,787             229,787          134,448            58,859             75,589            60,528
     19.5         127,519             127,519          276,590           108,672             167,918           129,626
     19.6         184,940             184,940          201,371            40,953             160,418           145,700
     19.7         174,105             174,105          239,399            55,353             184,046           166,862
     19.8         173,158             173,158           91,041            55,937             35,104            25,170
     19.9         147,755             147,755          139,810            41,786             98,024            87,785
     19.10        143,081             143,081           43,826            36,585              7,241              206
     19.11        89,336               89,336          155,520            52,611             102,909           82,715
     19.12        33,635               33,635          136,306            45,087             91,219            80,197
     19.13        83,886               83,886          113,400            33,971             79,429            72,517
     19.14        57,244               57,244           39,570            36,095              3,475              325
     19.15        48,095               48,095          116,792            32,622             84,170            76,912
     19.16        77,561               77,561          107,809            37,616             70,193            62,947
     19.17        90,159               90,159          122,915            42,393             80,522            68,951
     19.18        (4,418)             (4,418)          110,678            36,836             73,842            63,045
      20         2,366,388           2,366,388        3,218,413          685,482            2,532,931         2,340,412
      21         2,709,353           2,670,909        4,416,091         1,719,404           2,696,687         2,470,612
      22         2,525,224           2,513,895        3,844,464         1,309,982           2,534,483         2,334,677
      23                                              3,300,192          889,896            2,410,296         2,373,996
      24         3,232,624           3,199,996        3,701,683          878,346            2,823,336         2,743,993
      25         2,683,692           2,561,192        4,723,304         2,322,672           2,400,632         2,278,132
      26         2,845,581           2,370,622        5,419,734         2,106,951           3,312,784         3,073,936
      27         5,254,503           5,194,493        10,171,684        5,068,889           5,102,795         4,505,528
      28         1,868,943           1,853,079        3,622,077          881,937            2,740,141         2,617,073
      29         2,330,300           2,330,300        3,558,822         1,291,835           2,266,987         2,222,631
      30         2,329,789           2,265,789        3,663,595         1,466,589           2,197,006         2,133,006
      31         2,212,688           2,187,855        3,664,309         1,349,602           2,314,707         2,151,052
      32                                              3,719,989         1,397,314           2,322,675         2,138,137
      33         2,523,823           2,468,117        4,742,917         2,117,163           2,625,753         2,218,788
      34         1,992,799           1,975,278        3,256,566         1,201,927           2,054,640         1,817,342
      35         2,165,247           2,165,247        2,711,822          752,304            1,959,518         1,836,802
      36         2,182,282           2,137,753        3,428,780         1,381,355           2,047,425         1,934,024
      37         1,944,807           1,866,807        3,004,723         1,137,301           1,867,422         1,789,422
      38         1,722,578           1,650,454        2,701,200          909,759            1,791,441         1,719,317
      39                                              2,434,769          658,305            1,776,464         1,711,308
      40         1,713,331           1,713,331        2,646,506          809,817            1,836,689         1,707,515
      41         2,835,618           2,490,409        6,896,230         4,066,135           2,830,095         2,485,283
      42                                              2,312,679          542,700            1,769,979         1,714,073
      43         1,816,495           1,814,495        3,527,267         1,617,745           1,909,522         1,688,448
      44         2,902,589           2,902,589        3,578,901         1,054,802           2,524,099         2,186,529
      45         1,142,247           1,142,247        2,177,326          703,312            1,474,015         1,373,744
      46         1,505,833           1,494,814        2,753,189         1,052,867           1,700,322         1,526,674
      47          954,215             873,715         2,623,006         1,121,337           1,501,669         1,421,169
      48                                              2,279,825          744,278            1,535,547         1,427,092
      49         1,412,718           1,412,718        2,079,148          619,184            1,459,964         1,349,173
      50                                              2,091,132          735,334            1,355,798         1,314,398
      51         1,116,558           1,037,358        2,480,987         1,104,179           1,376,809         1,299,985
      52         1,253,111           1,218,111        2,098,456          843,839            1,254,617         1,210,617
      53         1,371,747           1,371,747        2,704,671         1,247,478           1,457,193         1,223,407
      54         1,125,924           1,125,924        1,401,837          243,403            1,158,434         1,132,952
      55                                              1,742,053          528,200            1,213,853         1,202,422
      56          877,270             877,270         1,214,521          351,158             863,363           856,362
      57          618,862             586,441         1,828,445          815,298            1,013,147          953,147
      58         1,108,396           1,016,478        2,432,267         1,281,744           1,150,523         1,058,605
      59          997,264             976,348         1,603,022          582,599            1,020,423          999,507
      60         1,180,857           1,161,052        1,817,978          700,611            1,117,367          959,909
      61         1,440,464           1,427,696        2,107,947         1,131,753            976,194           899,586
      62         1,880,193           1,880,193        1,920,731          678,780            1,241,951         1,029,934
      63         1,008,879            974,629         1,597,125          567,458            1,029,667          995,417
      64          88,551               74,676         2,073,444          914,372            1,159,072          957,243
      65          750,706             742,390         1,242,773          375,965             866,808           836,642
      66         1,069,007           1,028,007        1,509,385          493,314            1,016,071          975,071
      67          720,213             720,213         1,936,874          819,285            1,117,589         1,068,089
      68                                              1,369,346          394,615             974,731           962,731
      69                                              1,293,759          433,313             860,446           842,815
      70                                              1,189,943          236,866             953,077           895,914
      71                                              1,559,493          539,962            1,019,531          872,031
      72          800,926             800,926         2,002,265         1,111,979            890,286           813,566
      73          831,513             831,513         1,273,612          439,789             833,823           797,240
      74         1,353,792           1,353,792        1,671,623          558,169            1,113,454         1,008,987
      75          626,228             557,222         1,765,215          997,607             767,608           698,602
      76          991,870             991,870         1,345,611          371,489             974,122           890,170
      77          592,879             542,879         1,513,215          712,279             800,936           750,936
      78          616,926             557,041         1,129,054          198,893             930,161           868,593
      79          946,205             934,198          765,531            42,621             722,910           660,355
      80                                              1,076,834          304,273             772,560           754,710
      81          751,849             736,763         1,439,626          597,907             841,719           755,601
      82         1,068,210            910,143         3,161,355         2,093,145           1,068,210          910,143
      83         1,136,924           1,136,924        1,215,710          272,586             943,123           839,426
      84          681,673             674,798          941,165           255,158             686,007           656,311
      85          824,064             824,064          940,310           173,537             766,773           761,090
      86         1,071,909           1,055,536        1,800,078          668,231            1,131,846          892,443
      87         1,009,163           1,009,163        1,213,241          291,804             921,437           862,080
      88         1,049,841           1,049,841        3,035,932         1,981,218           1,054,714          933,698
      89                                               858,087           206,560             651,527           632,954
      90         1,005,431            855,388         3,000,861         1,995,430           1,005,431          855,388
      91         1,087,273           1,087,273        2,858,000         1,882,128            975,872           861,552
      92          695,608             688,310          878,727           202,784             675,943           659,680
      93                                               732,144            42,567             689,576           665,558
      94          574,767             537,267         1,101,774          444,171             657,603           620,103
      95                                               789,936           234,384             555,552           546,016
      96                                              2,093,017         1,278,324            814,693           688,617
      97          701,846             647,110         1,488,442          808,678             679,764           635,764
      98                                               862,585            25,878             836,708           823,658
      99          584,485             546,528          915,578           335,917             579,661           501,243
      100                                              769,537           190,682             578,855           532,406
      101                                              735,019           155,304             579,716           569,130
      102         595,804             595,804          580,454            18,974             561,480           550,747
      103         533,612             516,362          894,315           377,226             517,089           499,839
      104                                              896,394           220,204             676,191           623,773
      105         848,024             701,701         2,926,453         2,078,429            848,024           701,701
      106                                              574,133            17,224             556,909           529,819
      107         564,121             559,831          692,604           155,315             537,288           494,149
      108         781,821             646,400         2,708,427         1,926,606            781,821           646,400
      109         601,793             561,833         1,018,610          443,597             575,014           545,014
      110         663,126             653,889          989,600           377,999             611,601           521,688
      111                                              524,980            15,749             509,231           507,516
      112         536,809             528,916          765,940           209,707             556,233           458,346
      113         539,073             493,573         1,009,866          507,546             502,320           456,820
      114         462,994             457,245          722,631           197,460             525,171           507,918
      115                                              559,546           162,825             396,721           393,346
      116         548,571             541,071          696,846           166,192             530,654           523,154
      117         745,207             745,207         2,491,493         1,722,934            768,559           671,453
      118         682,932             553,569         2,718,513         1,919,426            799,087           663,161
      119         675,548             675,548         2,131,734         1,445,708            686,026           600,756
      120                                              770,070           245,337             524,733           483,304
      121         307,411             307,411          424,847            12,745             412,101           409,928
      122                                              430,013            12,900             417,112           415,600
      123         225,804             223,591          547,504           133,026             414,478           377,950
      124                                              369,018            11,071             357,947           356,465
      125         439,817             439,817          667,734           124,664             543,070           495,789
      126         450,911             449,001          567,141           120,571             446,570           442,302
      127                                              420,074            12,602             407,472           406,038
      128         251,714             229,112          617,011           203,713             413,298           340,041
      129         354,937             354,937          605,821           188,478             417,343           410,218
      130                                              585,831           121,030             464,801           428,032
      131                                              405,065            12,152             392,913           391,250
      132         442,234             442,234          710,201           275,619             434,582           387,736
      133                                              385,028            11,551             373,477           371,884
      134                                              360,886            3,609              357,277           341,034
      135                                              384,955            11,549             373,406           371,894
      136         535,817             444,839         1,810,393         1,282,680            527,713           437,193
      137                                              494,949            14,848             480,101           479,418
      138         346,246             256,891          845,681           470,527             375,154           333,154
      139         800,733             800,733         1,500,479          799,707             700,772           640,152
      140                                              384,955            11,549             373,406           371,894
      141         673,411             556,938         2,282,285         1,657,126            625,159           511,044
      142                                              384,779            21,568             363,212           363,212
      143         434,986             420,600          588,141           165,346             422,795           337,950
      144         813,519             791,113         1,125,144          418,943             706,201           683,794
      145                                              404,000            12,120             391,880           390,515
      146                                              349,819            10,495             339,324           337,688
      147         419,174             413,076          621,623           173,645             447,978           414,667
      148                                              354,050            12,622             341,429           341,429
      149                                              318,718            9,562              309,157           307,701
      150                                              309,992            9,300              300,692           299,327
      151                                              353,595            10,608             342,987           341,337
      152                                              334,001            10,020             323,981           322,469
      153                                              332,942            9,988              322,954           321,442
      154                                              332,942            9,988              322,954           321,442
      155                                              322,963            9,689              313,274           311,762
      156                                              319,954            9,599              310,355           308,964
      157                                              330,070            9,902              320,168           318,575
      158                                              420,004            12,600             407,404           406,083
      159         360,589             360,589          406,031            80,987             325,044           316,657
      160                                              414,960            12,449             402,511           401,146
      161                                              316,008            9,480              306,528           305,016
      162         360,248             235,891         2,593,065         2,099,980            493,085           363,432
      163                                              300,000            3,000              297,000           295,496
      164         324,674             320,857          475,528           105,744             369,783           332,841
      165         238,845             202,487          543,125           247,891             295,234           271,372
      166         36,564               36,564          494,530           245,710             248,819           241,415
      167                                              384,000            11,520             372,480           371,115
      168                                             1,046,670          537,707             508,963           450,760
      169         383,377             383,377          597,168           244,659             352,509           316,721
      170                                              386,022            11,581             374,441           373,076
      171         410,613             404,911          509,627           140,765             368,862           343,584
      172         500,016             500,016         1,361,159          905,334             455,825           401,378
      173                                              515,355           160,990             354,365           332,773
      174         270,050             270,050          321,106            39,779             281,328           280,728
      175                                              289,448            8,683              280,765           279,172
      176                                              354,973            10,649             344,324           342,868
      177                                              348,798            67,473             281,325           266,519
      178                                              280,022            8,401              271,621           270,109
      179                                              352,000            10,560             341,440           339,991
      180         369,676             330,726          762,854           399,984             362,870           323,920
      181                                              271,460            8,144              263,316           261,093
      182                                              277,023            8,311              268,712           267,119
      183         271,578             268,236          364,965            88,067             276,898           260,247
      184                                              380,000           131,400             248,600           247,144
      185                                              409,656           118,226             291,430           259,428
      186                                              345,000           105,350             239,650           238,285
      187                                              354,627            10,639             343,988           342,623
      188                                              345,000            10,350             334,650           333,201
      189                                              329,999            9,900              320,099           318,643
      190         263,418             260,674          336,558            73,140             263,418           242,945
      191                                              393,909           116,645             277,264           270,874
      192         118,754             113,881          619,562           226,560             393,001           321,737
      193         471,462             355,763         2,426,225         2,010,372            415,852           294,541
      194         340,999             340,999          494,946           170,764             324,182           259,326
      195         577,900             562,400          984,600           367,050             617,550           602,050
      196                                              311,438            9,343              302,095           300,639
      197                                              305,032            9,151              295,881           294,425
      198                                              299,935            8,998              290,937           289,481
      199                                              469,753           173,516             296,237           254,204
     199.1
     199.2
      200                                              325,080            9,752              315,328           313,816
      201                                              213,416            4,268              209,147           203,385
      202                                              294,986            8,850              286,136           284,680
      203         326,784             325,219          320,625            9,619              311,006           279,943
      204                                              275,038            8,251              266,787           265,331
      205                                              276,640            8,299              268,341           266,885
      206                                              241,992            72,210             169,782           169,782
      207                                              261,061            7,832              253,229           251,773
      208         207,953             207,953          213,120            6,394              206,726           185,278
      209                                              324,323            83,366             240,957           236,457
      210                                              244,026            7,321              236,705           235,249
      211         191,555             189,450          358,336           160,980             197,356           183,465
      212                                              278,617            8,359              270,258           259,143
      213                                              180,638            5,419              175,218           173,586
      214         228,456             228,456          264,159            62,506             201,653           177,644
      215                                              263,725            7,912              255,813           245,009
      216                                              207,360            27,501             179,859           162,297
      217         157,139             147,139          272,919            90,824             182,095           172,095
      218                                              160,049            4,801              155,248           154,795
      219                                              215,137            6,454              208,683           207,398
      220                                              219,825            8,793              211,032           193,040
      221                                              174,144            5,224              168,920           151,615
      222         161,360             161,360          246,391           101,523             144,869           133,980
      223                                              191,800            5,754              186,046           182,557
      224                                              180,360            5,411              174,949           173,599
      225                                              177,840            5,335              172,505           171,205
      226                                              186,599            5,598              181,001           165,135

   MORTGAGE                                                             LARGEST            LARGEST
     LOAN                                                               TENANT              TENANT                LARGEST TENANT
    NUMBER      LARGEST TENANT NAME                                     SQ. FT.            % OF NRA                  EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

       1        Deutsche / Scudder, Stevens                             378,490             20.43%                   05/31/09
       2        Associated Press                                        290,752             17.39%                   11/30/19
       3
      3.1
      3.2
      3.3
      3.4
      3.5
      3.6
      3.7
      3.8
      3.9
     3.10
     3.11
     3.12
     3.13
       4
      4.1
      4.2
      4.3
      4.4
      4.5
      4.6
      4.7
      4.8
      4.9
     4.10
     4.11
     4.12
     4.13
     4.14
     4.15
     4.16
     4.17
     4.18
     4.19
     4.20
     4.21
     4.22
     4.23
     4.24
     4.25
       5        GSA (INS)                                               93,817              27.61%                   02/24/14
       6        Down Under / Bravo Bravo                                 9,107              4.16%                    03/31/09
       7        Alameda County Self Sufficiency Center                  64,302              10.93%                   11/30/14
       8
      8.1
      8.2
       9        Aggregate Sales Inc.                                    85,262              13.35%                   06/30/06
      10        Savvis, Inc.                                            234,570             75.19%                   08/31/13
      11        Various                                                 Various            Various                    Various
     11.1       ARINC                                                   174,145            100.00%                   09/30/12
     11.2       Henkel (Manco)                                          153,900             69.99%                   08/31/10
     11.3       IMAX Corporation                                        200,000            100.00%                   02/28/14
     11.4       L-3 Communications Corp.                                32,000             100.00%                   08/30/16
     11.5       ProPak Logistics                                        60,000              41.38%                   07/14/07
     11.6       Howard GM                                               157,059             77.39%                   10/31/07
     11.7       Carbonyx, Inc.                                          78,887             100.00%                   03/31/14
     11.8       Simplex Grinnell (Tyco)                                 25,000             100.00%                   06/30/10
      12
      13        Walgreens                                               12,150              3.15%                    04/30/28
      14        CACI Enterprise Solutions, Inc.                         214,214            100.00%                   12/31/16
      15        Comverse Technology                                     367,033             94.60%                   02/14/11
      16        Cadbury Schweppes                                       149,475            100.00%                   03/31/21
      17        SBC Services, Inc.                                      141,663             38.76%                   11/30/10
      18        Choice Hotels International                             158,727             70.89%                   05/31/13
      19        Various                                                 Various            Various                    Various
     19.1       ADC Telecommunications                                  243,800             73.04%                   10/20/12
     19.2       Emerson Electric Company                                38,268              34.14%                   09/30/05
     19.3       IMI Cornelius, Inc.                                     19,470              24.27%                   11/30/05
     19.4       Dona Ana Construction Ltd                                5,500              16.89%                   01/25/06
     19.5       Aztec Imports, Inc.                                     40,000              50.00%                   02/28/06
     19.6       Secobasa Grocery, LLC                                    9,375              20.50%                   02/28/07
     19.7       Tally Genicom                                           52,500             100.00%                   08/31/08
     19.8       Antenna Specialists                                     15,000              36.23%                   07/31/05
     19.9       Grinnell Fire Protection Systems                         5,000              18.18%                   10/31/05
     19.10      KCI Therapeutic Services                                 5,000              14.49%                   05/31/06
     19.11      Morrison Express Corp.                                  38,400             100.00%                   05/31/07
     19.12      Valley Archives                                          6,000              25.00%                   12/31/09
     19.13      McAllen Metal Stamping                                  20,000             100.00%                   06/30/06
     19.14
     19.15      Hankyu International Transport                          12,000              57.14%                   03/31/07
     19.16      Exel North American Logistics                           21,190             100.00%                   03/31/05
     19.17      Essex Group                                             20,000             100.00%                   10/31/06
     19.18      Fujitsu Ten Corp. of America                            20,160             100.00%                   08/31/07
      20        Food 4 Less                                             60,560              35.76%                   12/31/06
      21        Neighborhood Health Plan, Inc.                          69,023              35.91%                   07/31/11
      22        GSA (Department of Labor)                               22,552              19.91%                   04/04/11
      23
      24        Sam's Club                                              140,000             42.91%                   01/31/21
      25
      26        Smith Moore LLP                                         70,360              21.68%                   02/28/10
      27        Cox & Company                                           104,890             26.22%                   04/29/10
      28        R/C Theatres                                            57,000              35.93%                   11/30/22
      29        Kohl's                                                  113,275             61.94%                   07/30/19
      30
      31        LG Electronics U.S.A., Inc.                             35,530              25.76%                Multiple Spaces
      32        Office Depot                                            30,000              16.86%                   08/31/12
      33        Mellon First Business Bank                              62,867              25.96%                Multiple Spaces
      34        Universal Technical Institute                           69,030              39.40%                   02/28/11
      35        AMC Theatre                                             39,799              42.63%                   09/30/19
      36
      37
      38
      39        99 Ranch Market                                         35,000              43.93%                   10/03/18
      40        Tops Supermarkets                                       55,344              32.37%                   12/31/13
      41
      42        The Dunlap Company-Texas                                35,080              19.48%                   09/30/19
      43        JC Penney                                               91,889              27.15%                   03/31/07
      44        QWEST Communications Corporation                        78,540              48.44%                   12/31/13
      45        Board of Supervisors                                    96,502             100.00%                   09/30/11
      46        Morrison Mahoney LLP                                    68,435              65.45%                   04/30/13
      47
      48        Empire Health Services                                  50,121              53.01%                   02/25/19
      49        Best Buy                                                36,258              19.34%                   01/31/09
      50
      51
      52
      53        Menards                                                 77,284              21.40%                   01/31/08
      54        Ralph's Supermarket                                     41,545              70.06%                   12/31/17
      55        Giant Food Stores, Inc.                                 67,400             100.00%                   10/31/24
      56
      57
      58
      59
      60        Levitt and Sons                                         17,441              23.78%                   01/31/08
      61
      62        Siemens Subscriber Networks, Inc.                       125,538            100.00%                   04/30/10
      63
      64        Kaleidoscope                                            27,023              18.07%                   06/30/11
      65        Publix                                                  44,270              53.24%                   01/16/22
      66
      67
      68
      69        Kohl's                                                  88,408              90.10%                   03/31/24
      70        The Maytag Store                                         6,000              12.84%                   05/31/09
      71        Global Fitness, Inc.                                    13,392              8.81%                    05/31/13
      72
      73        Business Benefits                                        2,626              5.86%                    07/31/07
      74        ANSYS, Inc.                                             107,872            100.00%                   12/31/14
      75
      76        Shopko                                                  112,260             87.05%                   10/31/20
      77
      78        Dollar Tree                                             10,000              14.18%                   09/30/13
      79        Marathon Engineers                                      43,932              62.20%                   12/30/10
      80
      81        Tom Thumb (Safeway)                                     43,200              30.90%                   11/30/14
      82
      83        Systems Management Specialists                          68,807             100.00%                   12/31/14
      84        Publix                                                  44,270              64.40%                   02/29/20
      85        The Stop & Shop Supermarket Company                     56,832             100.00%                   11/30/27
      86        Cingular Wireless                                       23,878              20.42%                   06/30/05
      87        Dollar Value                                             8,130              9.57%                    12/31/08
      88
      89        Publix                                                  44,271              66.63%                   12/31/23
      90
      91
      92        Circuit City                                            45,000              62.49%                   01/31/16
      93        Walgreens                                               15,120              53.66%                   10/01/58
      94
      95        Piggly Wiggly                                           51,067              76.47%                   10/31/24
      96        National City Bank                                      160,607            100.00%                   12/31/14
      97
      98        Lowe's                                                  130,497            100.00%                   10/01/15
      99        Fry's Food & Drug                                       55,947              54.54%                   12/31/12
      100       Staples                                                 14,600              27.61%                   11/30/13
      101       Publix                                                  44,265              90.76%                   09/30/24
      102       CompUSA, Inc.                                           25,555             100.00%                   04/30/22
      103
      104       MV Transportation, Inc.                                  6,730              12.34%                   06/30/07
      105
      106       Empire Health Services                                  135,450            100.00%                   04/02/54
      107       Family Christian Stores                                  4,900              12.56%                   11/30/06
      108
      109
      110       Novick Edelstein                                        14,000              30.31%                   09/30/08
      111       Walgreens                                               17,145             100.00%                   07/31/59
      112       General Dynamics                                         7,260              13.80%                   12/31/10
      113
      114       Food Lion                                               37,119              64.57%                   06/01/25
      115
      116
      117
      118
      119
      120       Walsh, Colucci & Lubeley                                14,313              38.14%                   05/31/14
      121       Walgreens                                               14,490             100.00%                   10/31/78
      122       Walgreens                                               15,120             100.00%                   06/30/59
      123       Rick's Bedrooms                                          4,207              19.01%                   12/31/09
      124       Walgreens                                               14,820             100.00%                   09/30/79
      125       Books-A-Million                                         15,882              33.52%                   01/31/10
      126       Walgreens                                               15,795              82.72%                   08/01/59
      127       Walgreens                                               15,930             100.00%                   08/31/58
      128       Big Lots                                                31,000              37.72%                   03/31/08
      129
      130       Dyson & Dyson                                           14,268              55.57%                   10/31/17
      131       Walgreens                                               15,120             100.00%                   08/31/58
      132       University Radiation Oncology                            8,360              23.25%                   12/14/10
      133       Walgreens                                               15,930             100.00%                   10/31/59
      134       Stater Bros. Markets                                    38,722             100.00%                   10/17/16
      135       Walgreens                                               15,120             100.00%                   08/31/60
      136
      137       Walgreens                                               13,650             100.00%                   03/31/78
      138
      139
      140       Walgreens                                               15,120             100.00%                   12/31/61
      141
      142       Olive Garden (GMRI) (Pad Lease)                          7,685              30.50%                   12/31/14
      143       K-Mart                                                  114,464             79.56%                   11/30/07
      144       Winchester Physician Assoc                              13,098              14.05%                Multiple Spaces
      145       Walgreens                                               13,650             100.00%                   12/31/78
      146       CVS                                                     10,908             100.00%                   02/25/24
      147       Bi-Lo                                                   30,500              50.02%                   05/09/12
      148       Red Robin (Pad Lease)                                    7,800              47.10%                   03/31/19
      149       Walgreens                                               14,560             100.00%                   08/31/79
      150       Walgreens                                               13,650             100.00%                   09/30/79
      151       Walgreens                                               16,496             100.00%                   11/30/62
      152       Walgreens                                               15,120             100.00%                   07/31/60
      153       Walgreens                                               15,120             100.00%                   10/31/61
      154       Walgreens                                               15,120             100.00%                   11/30/62
      155       Walgreens                                               15,120             100.00%                   10/31/62
      156       Walgreens                                               13,905             100.00%                   06/30/61
      157       Walgreens                                               15,930             100.00%                   01/31/57
      158       Walgreens                                               13,216             100.00%                   09/30/79
      159       Eckerd                                                  10,908             100.00%                   07/24/20
      160       Walgreens                                               13,650             100.00%                   10/31/79
      161       Walgreens                                               15,120             100.00%                   07/31/61
      162
      163       Walgreens                                               15,035             100.00%                   09/30/62
      164       BMA Dialysis                                             8,200              21.48%                   02/28/13
      165
      166
      167       Walgreens                                               13,650             100.00%                   08/31/79
      168       SPS Companies, Inc.                                     111,457            100.00%                   02/18/17
      169       Texas Health System                                     10,366              51.32%                   12/31/08
      170       Walgreens                                               13,650             100.00%                   03/31/79
      171       Ming's Supermarket                                      23,356              81.93%                   05/31/10
      172
      173       PrimaCare                                                4,000              20.28%                   08/01/14
      174       Jared - The Galleria of Jewelry                          6,000             100.00%                   04/30/22
      175       Walgreens                                               15,930             100.00%                   12/31/57
      176       Walgreens                                               14,560             100.00%                   10/31/79
      177       Kinko's                                                  7,400              65.46%                   12/01/14
      178       Walgreens                                               15,120             100.00%                   10/31/58
      179       Walgreens                                               14,490             100.00%                   10/31/78
      180
      181       Walgreens                                               14,820             100.00%                   10/31/79
      182       Walgreens                                               15,930             100.00%                   11/30/57
      183       Columbia River Bank                                      2,600              16.01%                   02/28/06
      184       Walgreens                                               14,560             100.00%                   09/30/74
      185       Windermere RE/Valley                                    13,511              56.76%                   09/30/14
      186       Walgreens                                               13,650             100.00%                   10/31/79
      187       Walgreens                                               13,650             100.00%                   08/31/79
      188       Walgreens                                               14,490             100.00%                   08/31/77
      189       Walgreens                                               14,560             100.00%                   03/31/79
      190       Suntana                                                  2,030              14.80%                   11/30/09
      191       China Gourmet Restaurant                                 7,520              31.66%                   08/31/14
      192       Maurice Auerbach                                        36,500              32.51%                   06/30/09
      193
      194       Big Lots                                                28,700              30.73%                   01/31/08
      195
      196       Walgreens                                               14,560             100.00%                   10/31/78
      197       Walgreens                                               14,560             100.00%                   12/31/78
      198       Walgreens                                               14,560             100.00%                   10/31/79
      199       Various                                                 Various            Various                    Various
     199.1      Medical Associates of Pinellas                          13,984             100.00%                   12/31/08
     199.2      American Vacation Resorts                                7,000              50.06%                   12/15/05
      200       Walgreens                                               15,047             100.00%                   10/31/60
      201       Smokey Bones (Ground Lease)                              6,894              56.54%                   11/30/13
      202       Walgreens                                               14,560             100.00%                   06/30/79
      203       Rite-Aid                                                11,180             100.00%                   04/30/20
      204       Walgreens                                               14,560             100.00%                   11/30/78
      205       Walgreens                                               14,560             100.00%                   02/28/79
      206       Lowe's                                                  109,812            100.00%                   09/30/26
      207       Walgreens                                               14,560             100.00%                   05/31/79
      208       Competitive Media Reports                               20,000             100.00%                   12/31/12
      209
      210       Walgreens                                               14,560             100.00%                   12/31/78
      211
      212       Rite Aid                                                11,180             100.00%                   04/06/20
      213       CVS                                                     10,880             100.00%                   01/31/30
      214       DHL Express (USA) Inc.                                  29,853              73.53%                   01/31/11
      215       Rite Aid                                                11,180             100.00%                   04/30/20
      216       Walgreens                                               13,824              65.13%                   08/31/40
      217
      218       Applebees                                                4,523             100.00%                   12/08/23
      219       Walgreens                                               12,844             100.00%                   12/31/43
      220       Kindercare                                              10,140             100.00%                   11/30/19
      221       Kindercare                                               9,850             100.00%                   11/30/19
      222       LMB Investments, Inc.                                    4,500              33.21%                   09/30/11
      223       Walgreens                                               13,422             100.00%                   07/31/44
      224       Walgreens                                               13,500             100.00%                   09/30/44
      225       Walgreens                                               13,000             100.00%                   02/29/44
      226       Kindercare                                               9,390             100.00%                   11/30/19

                                                                                            2ND          2ND
MORTGAGE                                                                                  LARGEST      LARGEST
  LOAN       2ND LARGEST TENANT NAME                                                       TENANT     TENANT %       2ND LARGEST
 NUMBER                                                                                   SQ. FT.    OF NRA (%)    TENANT EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

    1        Ropes & Gray                                                                 322,754      17.42%          12/31/10
    2        Thirteen/WNET                                                                204,791      12.25%          11/19/18
    3
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12
  3.13
    4
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
    5        GSA (DEA)                                                                     70,626      20.78%          02/28/15
    6        Dress Barn                                                                    9,056        4.13%      Multiple Spaces
    7        Oakland Police Precinct                                                       64,000      10.92%          12/06/22
    8
   8.1
   8.2
    9        A Touch of Class LTD                                                          70,067      10.97%          08/31/18
   10        Level 3 Communications                                                        38,017      12.19%          10/31/13
   11        Various                                                                      Various      Various         Various
  11.1
  11.2       Henkel (Manco) Expansion                                                      66,000      30.01%          06/30/05
  11.3
  11.4
  11.5       Sooner Portable Moving                                                        30,000      20.69%          04/30/06
  11.6       Fine Art Engraving Company                                                    37,442      18.45%          05/31/05
  11.7
  11.8
   12
   13        Office Max                                                                    3,363        0.87%          04/30/12
   14
   15        Hallmark Health Properties, Inc.                                              19,923       5.13%          07/31/06
   16
   17        Burlington Coat Factory                                                       80,000      21.89%          01/31/09
   18        American Institutes for Research                                              40,676      18.17%          10/31/08
   19        Various                                                                      Various      Various         Various
  19.1
  19.2       FedEx Trade Networks                                                          19,184      17.11%          12/31/09
  19.3       Wells Manufacturing Company                                                   17,725      22.10%          12/31/05
  19.4       La Frontera Foods, Inc.                                                       3,200        9.83%          12/31/05
  19.5       Pedraza Custom House Brokers, Inc.                                            16,000      20.00%          05/31/07
  19.6       Central Consolidated                                                          6,250       13.67%          12/31/06
  19.7
  19.8
  19.9       The Glidden Co                                                                5,000       18.18%          08/31/09
  19.10
  19.11
  19.12      Manuel Flores                                                                 6,000       25.00%          10/31/07
  19.13
  19.14
  19.15      Tres Puentes Logistics, Inc.                                                  9,000       42.86%          12/31/06
  19.16
  19.17
  19.18
   20        Hollywood Video                                                               12,432       7.34%          03/31/06
   21        DST Technologies                                                              24,400      12.69%          01/31/09
   22        The District of Columbia Eastern Star Temple Building & Maintenance, Inc.     7,458        6.58%          03/31/07
   23
   24        Harris Teeter                                                                 66,440      20.36%          06/30/16
   25
   26        Wachovia Bank                                                                 62,622      19.29%      Multiple Spaces
   27        Doremus & Company, Inc.                                                       97,200      24.30%          06/30/10
   28        Champion Billiards, II, Inc.                                                  16,441      10.36%          01/31/10
   29        Stop & Shop                                                                   64,100      35.05%          01/31/20
   30
   31        Unilever Consumer Services                                                    20,104      14.58%          08/31/06
   32        Sam Ash Music                                                                 20,160      11.33%          09/30/14
   33        IPG Shared Services                                                           27,336      11.29%          06/30/08
   34        Payment Systems                                                               35,462      20.24%          07/31/09
   35        Macaroni Grill                                                                8,000        8.57%          06/02/09
   36
   37
   38
   39        Ten Ten Seafood                                                               8,085       10.15%          12/15/18
   40        Fitworks Fitness Centers                                                      32,269      18.87%          12/31/07
   41
   42        Ross Stores Texas, L.P.                                                       30,228      16.79%          01/31/15
   43        Younker's                                                                     48,205      14.24%          01/31/08
   44        Savvis, Inc.                                                                  23,805      14.68%          08/11/09
   45
   46        KLD Research & Analytics, Inc.                                                5,500        5.26%          10/31/08
   47
   48        NW Orthopaedic Specialists, PS                                                41,544      43.94%      Multiple Spaces
   49        The Pharm                                                                     30,000      16.00%          03/31/05
   50
   51
   52
   53        JC Penney                                                                     46,854      12.97%          07/31/07
   54        John Czuchanski, DDS                                                          2,521        4.25%          02/28/08
   55        Fulton Bank (Ground Lease)                                                                                07/31/14
   56
   57
   58
   59
   60        Broad & Cassel                                                                17,346      23.65%      Multiple Spaces
   61
   62
   63
   64        US Marshall Service                                                           24,790      16.57%          03/31/15
   65        Laurens Hallmark Shop                                                         4,800        5.77%          02/28/07
   66
   67
   68
   69        Paradise Tanning                                                              2,800        2.85%          07/31/09
   70        Clarkson Eyecare                                                              4,768       10.20%          10/31/09
   71        Red River Mercantile                                                          8,600        5.66%      Multiple Spaces
   72
   73        Rairdon                                                                       1,491        3.32%          04/30/05
   74
   75
   76        Dollar Tree                                                                   9,387        7.28%          02/28/07
   77
   78        Blockbuster                                                                   6,014        8.53%          08/04/10
   79        Virchow, Krause & Company                                                     26,698      37.80%          12/31/13
   80
   81        Rock Climbing                                                                 12,138       8.68%          04/30/10
   82
   83
   84        Sonia's Mexican Restaurant                                                    4,184        6.09%          12/31/07
   85
   86        Cascade Engineering Services                                                  16,193      13.85%          02/28/08
   87        Goodwill Retail Store                                                         8,080        9.51%          01/31/08
   88
   89        Milagros                                                                      3,900        5.87%          01/31/10
   90
   91
   92        Stax Grill                                                                    6,748        9.37%          09/30/12
   93        Hollywood Video                                                               6,656       23.62%          08/30/08
   94
   95        China Town Kitchen                                                            2,000        3.00%          12/31/14
   96
   97
   98
   99        Ace Hardware                                                                  12,960      12.63%          01/31/12
   100       Aaron's Rents                                                                 6,000       11.34%          07/31/09
   101       UPS Store                                                                     1,512        3.10%          11/30/13
   102
   103
   104       Economy Office Products, Inc.                                                 6,489       11.90%          08/31/06
   105
   106
   107       Dos Hombres                                                                   4,200       10.77%          12/31/06
   108
   109
   110       Smith Buss & Jacobs                                                           7,000       15.16%          12/31/14
   111
   112       Software Quality                                                              6,578       12.50%          12/31/05
   113
   114       Dollar Buys                                                                   6,400       11.13%          12/01/08
   115
   116
   117
   118
   119
   120       Fru-Con Construction                                                          10,230      27.26%          11/30/09
   121
   122
   123       Benchmark Medical                                                             3,565       16.11%          09/30/09
   124
   125       Morris Appliance                                                              9,439       19.92%          12/31/14
   126       JP Morgan Chase Bank                                                          3,300       17.28%          05/03/09
   127
   128       Wallace Furniture                                                             20,000      24.33%          12/31/09
   129
   130       Berkley, Gordon & Goldstein                                                   5,624       21.90%          07/31/10
   131
   132       Gresham Smith and Partners                                                    6,187       17.21%          06/30/06
   133
   134
   135
   136
   137
   138
   139
   140
   141
   142       Smokey Bones (GMRI) (Pad Lease)                                               6,800       26.99%          12/31/14
   143       Paperphanalia                                                                 10,000       6.95%          08/31/08
   144       CVS                                                                           10,025      10.76%          05/31/06
   145
   146
   147       Family Dollar                                                                 9,800       16.07%          12/31/09
   148       Wachovia (Pad Lease)                                                          4,500       27.17%          03/22/25
   149
   150
   151
   152
   153
   154
   155
   156
   157
   158
   159
   160
   161
   162
   163
   164       Hibbetts                                                                      4,982       13.05%          01/31/06
   165
   166
   167
   168
   169       Rehab First                                                                   3,888       19.25%          12/31/07
   170
   171       Empire Collateral Loan                                                        3,060       10.73%          06/30/10
   172
   173       Fast Eddie's Burgers                                                          3,600       18.25%          07/31/09
   174
   175
   176
   177       Peet's Coffee Tea                                                             1,905       16.85%          02/28/14
   178
   179
   180
   181
   182
   183       Therapeutic Associates, Inc.                                                  2,496       15.37%          11/30/10
   184
   185       Acceptance Cap. Mortg                                                         8,944       37.57%          02/20/10
   186
   187
   188
   189
   190       Wings N Things                                                                1,776       12.95%          11/30/08
   191       Mountainer Imaging Ground Lease                                               5,417       22.80%          01/31/23
   192       Driscoll Foods                                                                31,000      27.61%          08/31/09
   193
   194       H. H. Gregg, Inc.                                                             26,000      27.84%          04/30/10
   195
   196
   197
   198
   199       Various                                                                      Various      Various         Various
  199.1
  199.2      Olympia Development                                                           5,080       36.33%            MTM
   200
   201       Longhorn Steakhouse (Ground Lease)                                            5,300       43.46%          09/30/13
   202
   203
   204
   205
   206
   207
   208
   209
   210
   211
   212
   213
   214       DHL Airways, Inc.                                                             10,748      26.47%          07/31/09
   215
   216
   217
   218
   219
   220
   221
   222       Group Venus, Inc.                                                             3,250       23.99%          09/30/07
   223
   224
   225
   226

                                                                  3RD                3RD
MORTGAGE                                                        LARGEST            LARGEST
  LOAN                                                           TENANT           TENANT %                3RD LARGEST
 NUMBER      3RD LARGEST TENANT NAME                            SQ. FT.            OF NRA              TENANT EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------

    1        Choate, Hall & Stewart                             155,324             8.38%                  09/30/15
    2        Lerner NY                                          163,093             9.75%                  06/30/15
    3
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12
  3.13
    4
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
    5        Management Systems Designers                        44,844            13.20%                  01/31/13
    6        Competitive Enterprise Inst.                        8,971              4.10%                  11/30/08
    7        County of Alameda Adult and Aging                   55,000             9.39%                  10/31/23
    8
   8.1
   8.2
    9        Samuel Aaron                                        67,789            10.61%                  12/31/09
   10
   11
  11.1
  11.2
  11.3
  11.4
  11.5
  11.6
  11.7
  11.8
   12
   13        Tahn / 65 Restaurant                                1,760              0.46%                  03/31/08
   14
   15
   16
   17        T-Mobile                                            33,966             9.29%                  05/31/10
   18        Sunburst Hospitality Corporation                    18,658             8.33%                  05/31/13
   19        Various                                            Various            Various                  Various
  19.1
  19.2       Wurth McAllen Bolt & Screw                          12,822            11.44%                  04/30/09
  19.3       Electronic Label Company, Inc.                      11,652            14.53%                  02/28/07
  19.4       Quest Personal, Inc.                                1,600              4.91%                  10/31/06
  19.5       FedEx Trade Networks Transport                      8,000             10.00%                  08/31/09
  19.6       Olmstead-Kirk Paper Co.                             6,250             13.67%                  05/31/09
  19.7
  19.8
  19.9       Hobart Corporation/ITW Food Equip.                  4,405             16.02%                  07/31/05
  19.10
  19.11
  19.12      R.C. Coil Manufacturing Co., Inc.                   6,000             25.00%                  02/04/06
  19.13
  19.14
  19.15
  19.16
  19.17
  19.18
   20        Wells Fargo                                         9,074              5.36%                  05/31/07
   21        Softricity                                          16,605             8.64%                  10/31/09
   22        State of Texas                                      6,802              6.00%                  09/30/07
   23
   24        Linens 'N Things                                    37,500            11.49%                  01/31/11
   25
   26        Womble Carlyle                                      20,387             6.28%                  06/30/10
   27        NYSarc, Inc. NYC Chapter                            40,000            10.00%                  12/31/19
   28        Renaissance of Frederick, LLC                       7,688              4.85%                  06/30/09
   29        Ruby Tuesday's (Ground Lease)                                                                 09/30/16
   30
   31        Concentrex Incorporated                             14,198            10.29%                  03/31/05
   32        Smart & Final                                       15,080             8.48%                  11/30/11
   33        O'Melveny & Meyers LLP                              18,714             7.73%                  12/31/13
   34        TCA America                                         20,009            11.42%                  02/28/09
   35        Garden Fresh Restaurant                             7,433              7.96%                  08/31/15
   36
   37
   38
   39        United Commercial Bank                              2,650              3.33%                  09/21/08
   40        Dollar Tree                                         7,858              4.60%                  05/31/09
   41
   42        Michaels Stores, Inc.                               21,332            11.85%                  02/28/14
   43        Mcgregor's                                          39,250            11.60%                  08/31/14
   44        LayerOne Miami, Inc., LLC                           17,545            10.82%               Multiple Spaces
   45
   46        Glickman Turley, LLP                                1,962              1.88%                  08/31/08
   47
   48
   49        Office Depot, Inc.                                  25,000            13.34%                  06/30/09
   50
   51
   52
   53        Younker's                                           38,804            10.74%                  01/31/13
   54        Pampered Pets                                       2,000              3.37%                  05/31/09
   55
   56
   57
   58
   59
   60        XM Satellite Radio                                  13,649            18.61%                  10/01/05
   61
   62
   63
   64        Pioneer                                             11,320             7.57%                  10/31/11
   65        Washington Mutual                                   3,200              3.85%                  03/31/07
   66
   67
   68
   69        Advance America                                     1,400              1.43%                  03/31/07
   70        Beacon Street                                       4,209              9.00%                  10/31/09
   71        Zio's Italian Kitchen                               7,252              4.77%                  04/30/09
   72
   73        West Coast Yachts                                   1,248              2.78%                  12/31/05
   74
   75
   76        Hair Cuttery                                        1,600              1.24%                  10/31/06
   77
   78        Source of Truth                                     6,000              8.51%                  10/14/08
   79
   80
   81        Neal's                                              4,800              3.43%                  05/31/09
   82
   83
   84        Blockbuster Video                                   3,500              5.09%                  02/28/10
   85
   86        AppWorx, Corporations                               14,456            12.36%                  08/31/09
   87        Pflugerville Center LP                              7,770              9.15%                  10/06/06
   88
   89        Movie Gallery                                       3,900              5.87%                  02/28/10
   90
   91
   92        Jason's Deli                                        4,988              6.93%                  02/28/10
   93        Bank of America                                     4,400             15.62%                  02/28/08
   94
   95        AD Nails                                            1,200              1.80%                  11/30/09
   96
   97
   98
   99        Just Brakes                                         5,040              4.91%                  08/31/13
   100       Hollywood Video                                     6,000             11.34%                  12/31/14
   101       H&R Block                                           1,512              3.10%                  04/20/07
   102
   103
   104       End of The Roll, Inc.                               5,582             10.24%                  08/31/08
   105
   106
   107       Mattress Source                                     4,200             10.77%                  02/29/08
   108
   109
   110       Prime Locations                                     6,042             13.08%               Multiple Spaces
   111
   112       Masthead Hoses                                      5,907             11.23%                  09/30/06
   113
   114       Tanning/Nail Salon                                  3,632              6.32%                  12/01/14
   115
   116
   117
   118
   119
   120       Mike Garcia Construction                            5,191             13.83%                  05/31/14
   121
   122
   123       First Horizon Home Loan Corp.                       3,000             13.56%                  07/31/09
   124
   125       Pier 1 Imports                                      9,219             19.46%                  07/31/09
   126
   127
   128       Tuesday Morning                                     10,227            12.44%                  04/30/09
   129
   130       Easton Business Oppor.                              2,961             11.53%                  11/30/11
   131
   132       First Rate Mortgage Corp.                           3,611             10.04%                  10/18/06
   133
   134
   135
   136
   137
   138
   139
   140
   141
   142       Red Robin (Pad Lease)                               6,350             25.20%                  02/28/25
   143       Champions Family Karate                             7,150              4.97%                  06/30/09
   144       Medford Furniture                                   6,032              6.47%                  08/31/09
   145
   146
   147       Fashion Cents                                       2,970              4.87%                  05/31/07
   148       Chick-Fil-A (Pad Lease)                             4,261             25.73%                  01/27/25
   149
   150
   151
   152
   153
   154
   155
   156
   157
   158
   159
   160
   161
   162
   163
   164       Cato                                                4,240             11.11%                  01/31/09
   165
   166
   167
   168
   169       Diagnostic Imaging                                  2,676             13.25%                  09/30/07
   170
   171       Cheng Wing Printing                                 1,080              3.79%                     MTM
   172
   173       Fermentations                                       2,100             10.65%                  08/31/09
   174
   175
   176
   177
   178
   179
   180
   181
   182
   183       Scrapbook Station                                   2,308             14.21%                  08/30/07
   184
   185       Transnation                                         1,350              5.67%                  07/31/09
   186
   187
   188
   189
   190       Cingular Wireless                                   1,768             12.89%                  08/31/09
   191       O'Charley's Ground Lease                            5,417             22.80%                  11/30/18
   192       Advance Fiber Technologies Corp.                    28,170            25.09%                  01/31/10
   193
   194       Save-A-Lot                                          15,248            16.33%                  02/28/09
   195
   196
   197
   198
   199       Various                                            Various            Various                  Various
  199.1
  199.2      The Kolletis Crew                                   1,904             13.62%                  12/01/07
   200
   201
   202
   203
   204
   205
   206
   207
   208
   209
   210
   211
   212
   213
   214
   215
   216
   217
   218
   219
   220
   221
   222       Richard Bettinger                                   2,000             14.76%                  06/30/06
   223
   224
   225
   226

MORTGAGE
  LOAN                                                      LARGEST AFFILIATED SPONSOR FLAG
 NUMBER            LOCKBOX                                        (> THAN 4% OF POOL)
---------------------------------------------------------------------------------------------------------------------

    1               Day 1                      Prudential Property Investment Separate Account ("PRISA")
    2               Day 1                                Jacob Chetrit & Arbor Realty SR, Inc.
    3               Day 1                                           Gary Tharaldson
   3.1
   3.2
   3.3
   3.4
   3.5
   3.6
   3.7
   3.8
   3.9
  3.10
  3.11
  3.12
  3.13
    4               Day 1                                           Gary Tharaldson
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
   4.7
   4.8
   4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
    5
    6
    7               Day 1
    8               Day 1
   8.1
   8.2
    9               Day 1                               Meyer Chetrit & Margaret & Cindy Dolgin
   10               Day 1                       Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   11               Day 1
  11.1
  11.2
  11.3
  11.4
  11.5
  11.6
  11.7
  11.8
   12
   13               Day 1
   14               Day 1
   15               Day 1                       Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   16               Day 1
   17               Day 1                       Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   18               Day 1
   19               Day 1
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15
  19.16
  19.17
  19.18
   20
   21               Day 1
   22
   23
   24
   25               Day 1
   26
   27
   28
   29
   30
   31               Day 1
   32               Day 1
   33
   34
   35
   36               Day 1
   37
   38             Springing
   39             Springing
   40               Day 1
   41
   42
   43               Day 1
   44               Day 1                       Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   45               Day 1
   46             Springing
   47               Day 1
   48               Day 1
   49
   50
   51
   52
   53               Day 1
   54
   55
   56
   57
   58
   59
   60
   61
   62               Day 1                       Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   63
   64
   65
   66
   67
   68             Springing
   69
   70
   71
   72               Day 1
   73
   74               Day 1
   75
   76               Day 1
   77             Springing
   78
   79             Springing
   80
   81
   82
   83               Day 1                       Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   84
   85
   86
   87
   88
   89
   90
   91
   92
   93             Springing
   94
   95
   96               Day 1
   97
   98             Springing
   99
   100
   101            Springing
   102
   103            Springing
   104
   105
   106              Day 1
   107
   108
   109
   110
   111            Springing
   112
   113
   114
   115
   116
   117
   118
   119
   120
   121            Springing
   122            Springing
   123
   124
   125            Springing
   126
   127            Springing
   128            Springing
   129
   130            Springing
   131            Springing
   132              Day 1
   133            Springing
   134              Day 1
   135            Springing
   136
   137              Day 1
   138
   139            Springing
   140            Springing
   141
   142
   143            Springing
   144            Springing
   145
   146
   147
   148            Springing
   149
   150
   151            Springing
   152            Springing
   153            Springing
   154            Springing
   155            Springing
   156            Springing
   157            Springing
   158              Day 1
   159
   160            Springing
   161            Springing
   162
   163
   164
   165
   166
   167            Springing
   168              Day 1
   169
   170              Day 1
   171            Springing
   172
   173
   174
   175            Springing
   176
   177              Day 1
   178            Springing
   179            Springing
   180
   181            Springing
   182            Springing
   183
   184              Day 1
   185
   186              Day 1
   187              Day 1
   188              Day 1
   189              Day 1
   190
   191
   192
   193
   194
   195            Springing
   196            Springing
   197            Springing
   198              Day 1
   199            Springing
  199.1
  199.2
   200            Springing
   201            Springing
   202              Day 1
   203
   204              Day 1
   205              Day 1
   206
   207              Day 1
   208            Springing
   209            Springing
   210            Springing
   211
   212            Springing
   213            Springing
   214              Day 1
   215            Springing
   216            Springing
   217
   218            Springing
   219            Springing
   220              Day 1
   221              Day 1
   222
   223            Springing
   224            Springing
   225            Springing
   226              Day 1

(1)  Two Mortgage Loans are part of a split loan structure and the related pari passu companion loans are not included in the trust fund with respect to these Mortgage Loans. Unless otherwise specified, the calculation of
     Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loans and the related pari passu companion loans.

(2)  Calculation excludes the Mortgaged Properties which are leased fee interest.

(3)  Pursuant to the Annex A-6 Choice Center Payment Schedule, monthly debt service payments increase to coincide with the applicable rent bumps.

(4)  For purposes of determining the DSC Ratio of this Mortgage Loan the debt service payments were reduced by taking into account an amount available in certain cash reserves or under a letter of credit.

(5)  For purposes of determining the LTV Ratio of this Mortgage Loan the loan amount was reduced by taking into account an amount available under a letter of credit.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C17

          ANNEX A-1A               CERTAIN CHARACTERISTICS OF THE LOAN GROUP 1 MORTGAGE LOANS AND MORTGAGED PROPERTIES
          ----------

MORTGAGE   LOAN
  LOAN     GROUP
 NUMBER   NUMBER  PROPERTY NAME                                                   ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1         1    One & Two International Place(1)                                90-150 Oliver Street
   2         1    450 West 33rd Street(1)                                         450 West 33rd Street
   3         1    Tharaldson Pool I-B                                             Various
  3.1             Las Vegas Residence Inn                                         5875 Industrial Road
  3.2             Las Vegas Courtyard                                             5845 Industrial Road
  3.3             Palmdale Residence Inn                                          514 West Avenue P
  3.4             Las Vegas Holiday Inn Express                                   5760 Polaris Avenue
  3.5             Las Vegas Fairfield Inn & Suites                                5775 Industrial Road
  3.6             Montgomeryville Courtyard                                       544 Dekalb Pike
  3.7             Palmdale Courtyard                                              530 West Avenue P
  3.8             Cheektowaga Residence Inn                                       107 Anderson Road
  3.9             El Paso Residence Inn                                           6355 Gateway West Boulevard
  3.10            Woodlands Residence Inn (Six Pine Drive)                        9333 Six Pine Drive
  3.11            Tulsa Residence Inn                                             11025 East 73rd Street South
  3.12            Willowbrook Residence Inn                                       7311 West Greens Road
  3.13            Tulsa Springhill Suites                                         11023 East 73rd Street South
   4         1    Tharaldson Pool I-A                                             Various
  4.1             Peoria Residence Inn                                            8435 West Paradise Lane
  4.2             Westchase Homewood Suites                                       2424 Rogerdale Road
  4.3             Toledo Homewood Suites                                          1410 Arrowhead Road
  4.4             Woodlands Residence Inn (Lake Front Circle)                     1040 Lake Front Circle
  4.5             Lansing Residence Inn                                           922 Delta Commerce Drive
  4.6             Grand Rapids Homewood Suites                                    3920 Stahl Drive, SE
  4.7             Sioux Falls Residence Inn                                       4509 West Empire Place
  4.8             Houston Towneplace Suites                                       15155 Katy Freeway
  4.9             Woodlands Courtyard                                             1020 Lake Front Circle
  4.10            Waco Residence Inn                                              501 S. University Park Drive
  4.11            Cedar Rapids Residence Inn                                      1900 Dodge Road NE
  4.12            Sioux Falls Fairfield Inn                                       4501 West Empire Place
  4.13            Lansing Fairfield Inn                                           810 Delta Commerce Drive
  4.14            Mankato Fairfield Inn                                           141 Apache Place
  4.15            Leased Fee Interest - Las Vegas Residence Inn                   5875 Industrial Road
  4.16            Leased Fee Interest - Montgomeryville Courtyard                 544 Dekalb Pike
  4.17            Leased Fee Interest - Las Vegas Courtyard                       5845 Industrial Road
  4.18            Leased Fee Interest - Las Vegas Fairfield Inn                   5775 Industrial Road
  4.19            Leased Fee Interest - Las Vegas Holiday Inn Express             5760 Polaris Avenue
  4.20            Leased Fee Interest - Palmdale Residence & Courtyard            514 & 530 West Avenue P
  4.21            Leased Fee Interest - Woodlands Residence Inn (Six Pine Drive)  9333 Six Pine Drive
  4.22            Leased Fee Interest - Tulsa Residence Inn & Springhill          11015 & 11025 East 73rd Street South
  4.23            Leased Fee Interest - Cheektowaga Residence Inn                 107 Anderson Road
  4.24            Leased Fee Interest - El Paso Residence Inn                     6355 Gateway West Boulevard
  4.25            Leased Fee Interest - Willowbrook Residence Inn                 7311 West Greens Road
   5         1    MetroPlace III & IV                                             2675-2677 Prosperity Drive
   6         1    1001 Connecticut Avenue & 1701 K Street                         1001 Connecticut Avenue NW & 1701 K Street NW
   7         1    Eastmont Town Center                                            7200 Bancroft Avenue, 7000 Bancroft Avenue and
                                                                                  6929 Foothill Boulevard
   8         1    Great Wolf Resorts Pool                                         Various
  8.1             Great Wolf - Traverse City                                      3575 North US 31 South
  8.2             Great Wolf - Kansas City                                        10401 Cabela Drive
   9         1    Falchi Building                                                 31-00 47th Avenue
   10        1    Hudson Corporate Center                                         300 Boulevard East
   11        1    Gardner Tanenbaum Pool                                          Various
  11.1            ARINC Building                                                  6400 S.E. 59th Street
  11.2            Henkel (Manco) Building                                         4800 Partnership Drive
  11.3            IMAX Distribution Warehouse Building                            5402 South 129th East Avenue
  11.4            L-3 Communications Building                                     6700 S.E. 59th Street
  11.5            Northgate Commerce Center                                       11300 Partnership Drive
  11.6            36th & Santa Fe Warehouse                                       3501 N. Santa Fe Avenue
  11.7            Carbonyx Industrial Facility                                    431 Boeing Avenue
  11.8            Simplex Grinnell Building                                       6111 New Sapulpa Road
   12        1    Cabrillo Palisades                                              7901 Harmarsh Street
   13        1    201 West Madison                                                201 West Madison Street
   14        1    One Fair Oaks                                                   4114 Legato Road
   15        1    Comverse Office Building                                        100 and 200 Quannapowitt Parkway
   16        1    Cadbury Schweppes                                               945 Route 10
   17        1    Webb at LBJ                                                     11830 Webb Chapel Road
   18        1    Choice Center                                                   10720, 10750, 10770 Columbia Pike
   19        1    Santa Teresa Pool                                               Various
  19.1            ADC Distribution Center                                         101 Lindbergh Drive
  19.2            The Logistics Center                                            4403 West Military Highway
  19.3            4200 West Military                                              4200 West Military Highway
  19.4            2660 Airport Road                                               2660 Airport Road
  19.5            9701 Pan American Distribution Center                           9701 Pan American Drive
  19.6            1328 East Hackberry                                             1328 East Hackberry
  19.7            4301 West Military                                              4301 West Military Highway
  19.8            5800 South 42nd                                                 5800 South 42nd Street
  19.9            1200 East Hackberry                                             1200 East Hackberry
 19.10            1300 East Hackberry                                             1300 East Hackberry
 19.11            9515 Plaza Drive Distribution Center                            9515 Plaza Drive
 19.12            6200 South 35th                                                 6200 South 35th Street
 19.13            3500 West Military                                              3500 West Military Highway
 19.14            3600 West Military                                              3600 West Military Highway
 19.15            3500 Durango                                                    3500 Durango Avenue
 19.16            6901 South 33rd                                                 6901 South 33rd Street
 19.17            7001 South 33rd                                                 7001 South 33rd Street
 19.18            6412 South 36th                                                 6412 South 36th Street
   20        1    Renaissance West Retail Center                                  4001 South Decatur Boulevard
   21        1    253 Summer Street                                               253 Summer Street & 11,19,29 Melcher Street
   22        1    122 C Street                                                    122 C Street NW
   24        1    Princess Anne Plaza                                             3333 Virginia Beach Boulevard
   26        1    Wachovia Tower                                                  300 North Greene Street
   27        1    200 Varick Street                                               200 Varick Street
   28        1    Westview Promenade                                              5243 Buckeystown Pike
   29        1    Kohl's Plaza                                                    409 Commack Road
   31        1    Sylvan Corporate Center                                         910 & 920 Sylvan Avenue
   32        1    Plaza at Puente Hills                                           17877 - 18271 Gale Avenue
   33        1    One Bunker Hill Office Building                                 601 West 5th Street
   34        1    Deer Valley Office Park                                         20410 & 20430 North 19th Avenue
   35        1    Creve Coeur Pavilion Retail Center                              10401 Olive Boulevard
   39        1    Artesia Oasis Plaza                                             17831 - 18007 Pioneer Boulevard
   40        1    Hilltop Plaza                                                   5100-5222 Wilson Mills Road
   41        1    Residence Inn #1 - Las Vegas, NV                                3225 Paradise Road
   42        1    Shops at Abilene (Phase 1)                                      3417 Catclaw Drive
   43        1    Westland Mall                                                   550 South Gear Avenue
   44        1    36 Northeast Second Street                                      36 Northeast Second Street
   45        1    6245 Leesburg Pike                                              6245 Leesburg Pike
   46        1    250 Summer Street                                               250 Summer Street
   48        1    Spokane Integrated Medical Plaza                                601 West 5th Avenue
   49        1    The Airport Square Shopping Center                              5201-5315 Airport Highway
   53        1    Marshall Town Center                                            2500 South Center Street
   54        1    Rusty Leaf Plaza                                                2512 - 2620 Chapman Avenue and 133 South Yorba
                                                                                  Street
   55        1    Spring Meadow Shopping Center                                   2104 Van Reed Road
   56        1    EZ Storage Pico(4)(5)                                           11470 Tennessee Avenue
   59        1    Seventeen Mile Drive Apartments                                 1012 Pacific Grove Lane
   60        1    Boca Corporate Center                                           7777 Glades Road
   62        1    Siemens Building                                                4849 Alpha Road
   64        1    700 North Sacramento                                            700 North Sacramento Boulevard
   65        1    Grayson Village Shopping Center                                 2715 Loganville Highway
   69        1    CenterPlace of Greeley Phase II                                 4224 & 4330 Centerplace Drive
   70        1    Chesterfield Commons Village                                    17201-17249 Chesterfield Airport Road
   71        1    The Plaza Shopping Center                                       8102-8272 South Lewis Avenue
   73        1    Harbormaster Office & Marina                                    1800, 1818, and 1836 Westlake Avenue North
   74        1    ANSYS Office Building                                           275 Technology Drive
   76        1    Shopko Plaza                                                    2323 & 2411 West Pioneer Parkway
   78        1    Clayton Town Center                                             813, 853, 865, 877 and 901 Town Centre Boulevard
                                                                                  12809, 12813, 12817 and 12977 US Highway 70 West
   79        1    Marathon Center                                                 2323 East Capitol Drive
   81        1    Independence Square(4)                                          3100 Independence Parkway
   82        1    Residence Inn #1 - Santa Fe, NM                                 1698 Galisteo Street
   83        1    Brea Office Building                                            3300 Birch Street
   84        1    Golden Park Village Shopping Center                             4840 Golden Parkway
   85        1    Milestone Crossing                                              40 George Hannum Street
   86        1    Park 140 Office Park                                            2405-2515 140th Avenue Northeast
   87        1    Three Points Plaza                                              2700 Pecan Street West
   88        1    Hilton Garden Inn - Austin, TX                                  11617 Research Boulevard
   89        1    Shoppes at Tuscaloosa                                           4851 Rice Mine Road
   90        1    Residence Inn #1 - Placentia, CA                                700 West Kimberly Avenue
   91        1    Courtyard by Marriott - College Station, TX                     3939 State Highway 6 South
   92        1    Crosspointe Plaza                                               840 Woods Crossing Road
   93        1    Olympia Retail Plaza at Dunedin, FL                             1477 and 1471 Main Street & 1080 Keene Road
   95        1    Prairie Creek Shopping Center                                   1300 Brown Street
   96        1    National City Bank Building                                     623 Euclid Avenue & 1965 East 6th Street
   98        1    Lowe's - Texas City, TX                                         3620 Emmett F. Lowry Espressway
   99        1    Sunburst Plaza Shopping Center                                  4315 - 4381 West Bell Road
  100        1    Lowe's Shopping Center - Athens, OH                             973 East State Street
  101        1    Olympia Temple Terrace Publix Shopping Center                   5400 East Busch Boulevard
  102        1    Comp USA - Braintree, MA                                        500 Grossman Drive Unit 7
  104        1    Lee Highway Retail                                              8424-8446 Lee Highway
  105        1    Residence Inn #1 - Birmingham, AL                               3 Greenhill Parkway
  106        1    Spokane Integrated Medical Plaza (Garage)                       601 West 5th Avenue
  107        1    River Pointe Shopping Center                                    1550 Riverstone Parkway
  108        1    Residence Inn #1 - Akron, OH                                    120 Montrose West Avenue
  110        1    733 Yonkers Avenue                                              733 & 749 Yonkers Avenue & 49 Cowles Avenue
  111        1    Olympia Walgreens - Sarasota (Tamiami Trail), FL                3901 South Tamiami Trail
  112        1    Wells Lake Commerce Center                                      320-350 Corporate Way
  114        1    Hyde Park Station Shopping Center                               1656 Hyde Park Road
  117        1    Hilton Garden Inn - Rio Rancho, NM                              1771 Rio Rancho Boulevard
  118        1    Residence Inn #1 - Danvers, MA                                  51 Newbury Street-US Route 1
  119        1    Courtyard by Marriott - Nashville, TN                           125 Music City Circle
  120        1    Glen Office Building I                                          4310 & 4320 Prince William Parkway
  121        1    Walgreens-Cincinnati, OH                                        3186 Harrison Avenue
  122        1    Olympia Walgreens - Temple Terrace, FL                          9222 North 56th Street
  123        1    Firewheel Corners Shopping Center                               5255 President George Bush Turnpike
  124        1    Walgreens - Madison, AL                                         7813 Highway 72 West
  125        1    Oglesby Square                                                  2101, 2107, 2115, 2117 & 2121 Eisenhower Parkway
  126        1    Walgreens/Chase Bank - Houston (West Bellfort Avenue), TX       6671-6675 West Bellfort Avenue
  127        1    Olympia Walgreens - Bradenton, FL                               4320 26th Street West
  128        1    Market Fair Shopping Center                                     1530 South Koeller Road
  129        1    Four Corners Self Storage                                       24215 SE 271st Place
  130        1    Great American Plaza (building A-2)                             8330 West Sahara Boulevard
  131        1    Olympia Walgreens - Merritt Island, FL                          90 South Sykes Creek Parkway
  132        1    Santa Teresa - 6030 Hollywood                                   6030 Hollywood Boulevard
  133        1    Olympia Walgreens - Naples, FL                                  1565 South Airport Road
  134        1    Stater Bros - Ridgecrest                                        800 North China Lake Boulevard
  135        1    Olympia Walgreens - Lilburn, GA                                 2990 Five Forks Trickum Road
  136        1    Residence Inn #1 - Bossier City, LA                             1001 Gould Drive
  137        1    Walgreens - Houston (Westheimer Road), TX                       11038 Westheimer Road
  139        1    Suburban Lodge-D'Iberville, MS                                  10221 Rodriquez Street
  140        1    Olympia Walgreens - Brooksville, FL                             13053 Cortez Boulevard
  141        1    Residence Inn #1 - Kalamazoo, MI                                1500 East Kilgore Road
  142        1    4 Ground Leased Parcels - Cranberry, PA                         1678, 1700, 1708, & 1716 Route 228
  143        1    Kmart Plaza Shopping Center                                     3061-3099 Dixie Highway
  144        1    Riverside Place                                                 23-75 Riverside Avenue
  145        1    Walgreens - Austin, TX                                          6721 South Congress
  146        1    CVS at Foley, AL                                                1300 South McKenzie Street
  147        1    Dorchester Square                                               4391 Dorchester Road
  148        1    Horizon Center (Pad Leases)                                     3605 Horizon Boulevard
  149        1    Walgreens - Kennesaw, GA                                        4075 Cherokee Street NW
  150        1    Walgreens - Lawrenceville (Duluth Highway), GA                  1065 Duluth Highway
  151        1    Olympia Walgreens - Sarasota (Bee Ridge Road), FL               3601 Bee Ridge Road
  152        1    Olympia Walgreens - New Smyrna Beach, FL                        1800 State Road 44
  153        1    Olympia Walgreens - Tampa, FL                                   7925 Gunn Highway
  154        1    Olympia Walgreens - Marietta, GA                                3299 Canton Highway
  155        1    Olympia Walgreens - Lehigh Acres, FL                            1000 Leeland Heights Boulevard
  156        1    Olympia Walgreens - Decatur, GA                                 2035 Candler Road
  157        1    Olympia Walgreens - Seminole, FL                                10563 Park Boulevard
  158        1    Walgreens - Richmond Heights, OH                                751 Richmond Road
  159        1    Eckerd Drug - Pittsburgh, PA                                    5633 Baum Boulevard
  160        1    Walgreens - Glen Burnie, MD                                     7953 Crain Highway South
  161        1    Olympia Walgreens - Ocoee, FL                                   1669 East Silver Star Road
  162        1    Residence Inn #1 - Jackson, MS                                  881 East River Place
  163        1    Walgreens - Ashland, IL                                         8636 South Ashland Avenue
  164        1    Suwannee Plaza Shopping Center                                  6820-6852 US Highway 129 & 10549-1553 Suwannee
                                                                                  Plaza Boulevard
  166        1    Beaumont Self Storage(4)                                        190 E. First Street
  167        1    Walgreens - Garfield Heights, OH                                5090 Turney Road
  168        1    SPS Companies Building                                          6363 Highway 7
  169        1    Griego Medical Building                                         2701 South Hampton Road
  170        1    Walgreens - Hamilton, OH                                        562 Main Street
  171        1    Mings Shopping Center                                           1102-1130 Washington Street
  172        1    The Clarion Inn of Sun Valley                                   600 North Main Street
  173        1    El Porton Shopping Center                                       1920 Eldorado Parkway
  174        1    Fair Lakes                                                      12960 Fair Lakes Shopping Center
  175        1    Olympia Walgreens - Homosassa, FL                               4029 South Suncoast Boulevard
  176        1    Walgreens - Reno, NV                                            12645 South Virginia Street
  177        1    650 4th Street                                                  650 4th Street
  178        1    Olympia Walgreens - Oldsmar, FL                                 3770 Tampa Road
  179        1    Walgreens - Columbus, OH                                        3093 Cleveland Avenue
  181        1    Walgreens - Lebanon, IN                                         1130 North Lebanon Street
  182        1    Olympia Walgreens - Lake Wales, FL                              1903 State Road 60 East
  183        1    Gage Retail                                                     1408 North Louisiana Street
  184        1    Walgreens - Medway, MA                                          68 Main Street
  185        1    Premier Professional Center                                     15812 E Indiana Avenue
  186        1    Walgreens - Clinton, CT                                         218 East Main Street
  187        1    Walgreens - Willimantic, CT                                     1475 West Main Street
  188        1    Walgreens - Fairborn, OH                                        183 West Dayton Yellow Springs Road
  189        1    Walgreens - Goldsboro, NC                                       2606 East Ash Street
  190        1    Broadway Corners                                                5949 Broadway Boulevard
  191        1    Shoppes at Trace Fork                                           40 RHL Boulevard
  192        1    490 Huyler Street                                               490 Huyler Street
  193        1    Residence Inn #1 - Memphis, TN                                  6141 Old Poplar Pike
  194        1    Richmond Commons                                                3771-3791 National Road East
  195        1    Babcock Apartments                                              222 and 230 Babcock Street
  196        1    Walgreens - Ponca City, OK                                      2300 North 14th Street
  197        1    Walgreens - Jacksonville, AR                                    819 Main Street
  198        1    Walgreens - Eatonville, FL                                      2814 West Kennedy Boulevard
  199        1    Olympia Medical/Office Pool                                     Various
 199.1            Medical Associates of Pinellas Building                         1064 Keene Road
 199.2            Olympia Office Center                                           1060 Keene Road
  200        1    Walgreens - Newton, IA                                          1204 1st Avenue East
  201        1    Smokey Bones_Longhorn Steakhouse-SC                             7250 North Rivers Avenue, Suites 100 and 400
  202        1    Walgreens - Carlsbad, NM                                        1401 West Pierce Street
  203        1    Rite Aid - Midland, MI                                          2910 Ashman Street
  204        1    Walgreens - Slidell, LA                                         4142 Pontchartrain Drive
  205        1    Walgreens - Edgewood, NM                                        5 Walker Road
  206        1    Lowe's - Athens, OH                                             975 East State Street
  207        1    Walgreens - Covington, TN                                       950 Highway 51N
  208        1    1385 Enterprise Drive                                           1385 Enterprise Drive
  209        1    The Courtyard at Westgate                                       105-107 Westgate Drive
  210        1    Walgreens - Spring, TX                                          560 Rayford Road
  212        1    Cole Rite Aid - Memphis, TN                                     3060 Thomas Street
  213        1    CVS - Barnesville, GA                                           622 Rose Avenue
  214        1    DHL & Airborne Express                                          6788 and 6800 Northern Boulevard
  215        1    Cole Rite Aid - Warren, OH                                      1560 Parkman Road NW
  216        1    Olympia Retail Plaza at Daytona Beach, FL                       600 East Seabreeze Boulevard and 537 North
                                                                                  Atlantic Avenue
  218        1    Olympia Applebees - Lithia Springs, GA                          550 Thornton Road
  219        1    Cole Walgreens - Lawrence, KS                                   400 West 23rd Street
  220        1    Kindercare - Rocky Hill, CT                                     303 Cromwell Avenue
  221        1    Kindercare - Santa Clarita, CA                                  27908 Seco Canyon Road
  222        1    Camp Bowie Shopping Center                                      5104-5136 Camp Bowie Boulevard
  223        1    Cole Walgreens - Cahokia, IL                                    1201 Camp Jackson Road
  224        1    Cole Walgreens - Cleveland, OH                                  15609 Lakeshore Boulevard
  225        1    Cole Walgreens - Houston (Almeda Road), TX                      5202 Almeda Road
  226        1    Kindercare - Wayne, NJ                                          23 Barbour Pond Drive

MORTGAGE
  LOAN                                    CROSS COLLATERALIZED AND CROSS                 GENERAL PROPERTY
 NUMBER  CITY             STATE  ZIP CODE       DEFAULTED LOAN FLAG      LOAN ORIGINATOR        TYPE       SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1     Boston            MA      02110                                     Wachovia          Office                CBD
   2     New York          NY      10001                                     Wachovia          Office                CBD
   3     Various         Various  Various                                  Countrywide      Hospitality        Limited Service
  3.1    Las Vegas         NV      89118                                                    Hospitality        Limited Service
  3.2    Las Vegas         NV      89118                                                    Hospitality        Limited Service
  3.3    Palmdale          CA      93550                                                    Hospitality        Limited Service
  3.4    Las Vegas         NV      89118                                                    Hospitality        Limited Service
  3.5    Las Vegas         NV      89118                                                    Hospitality        Limited Service
  3.6    North Wales       PA      19454                                                    Hospitality        Limited Service
  3.7    Palmdale          CA      93550                                                    Hospitality        Limited Service
  3.8    Cheektowaga       NY      14225                                                    Hospitality        Limited Service
  3.9    El Paso           TX      79925                                                    Hospitality        Limited Service
  3.10   The Woodlands     TX      77380                                                    Hospitality        Limited Service
  3.11   Tulsa             OK      74133                                                    Hospitality        Limited Service
  3.12   Houston           TX      77064                                                    Hospitality        Limited Service
  3.13   Tulsa             OK      74133                                                    Hospitality        Limited Service
   4     Various         Various  Various                                  Countrywide      Hospitality        Limited Service
  4.1    Peoria            AZ      85382                                                    Hospitality        Limited Service
  4.2    Houston           TX      77042                                                    Hospitality        Limited Service
  4.3    Maumee            OH      43537                                                    Hospitality        Limited Service
  4.4    The Woodlands     TX      77380                                                    Hospitality        Limited Service
  4.5    Lansing           MI      48917                                                    Hospitality        Limited Service
  4.6    Grand Rapids      MI      49546                                                    Hospitality        Limited Service
  4.7    Sioux Falls       SD      57106                                                    Hospitality        Limited Service
  4.8    Houston           TX      77094                                                    Hospitality        Limited Service
  4.9    The Woodlands     TX      77380                                                    Hospitality        Limited Service
  4.10   Waco              TX      76076                                                    Hospitality        Limited Service
  4.11   Cedar Rapids      IA      52402                                                    Hospitality        Limited Service
  4.12   Sioux Falls       SD      57106                                                    Hospitality        Limited Service
  4.13   Lansing           MI      48917                                                    Hospitality        Limited Service
  4.14   Mankato           MN      56001                                                    Hospitality        Limited Service
  4.15   Las Vegas         NV      89118                                                    Hospitality        Limited Service
  4.16   North Wales       PA      19454                                                    Hospitality        Limited Service
  4.17   Las Vegas         NV      89118                                                    Hospitality        Limited Service
  4.18   Las Vegas         NV      89118                                                    Hospitality        Limited Service
  4.19   Las Vegas         NV      89118                                                    Hospitality        Limited Service
  4.20   Palmdale          CA      93550                                                    Hospitality        Limited Service
  4.21   The Woodlands     TX      77380                                                    Hospitality        Limited Service
  4.22   Tulsa             OK      74133                                                    Hospitality        Limited Service
  4.23   Buffalo           NY      14225                                                    Hospitality        Limited Service
  4.24   El Paso           TX      79925                                                    Hospitality        Limited Service
  4.25   Houston           TX      77064                                                    Hospitality        Limited Service
   5     Fairfax           VA      22031                                     Wachovia          Office             Suburban
   6     Washington        DC      20036                                     Wachovia          Office                CBD
   7     Oakland           CA      94605                                   Countrywide       Mixed Use          Office/Retail
   8     Various         Various  Various                                   Citigroup       Hospitality         Full Service
  8.1    Traverse City     MI      49684                                                    Hospitality         Full Service
  8.2    Kansas City       KS      66111                                                    Hospitality         Full Service
   9     Long Island City  NY      11101                                     Wachovia        Mixed Use        Office/Industrial
   10    Weehawken         NJ      07086   Digital Realty Trust Portfolio   Citigroup          Office    Telecommunications Facility
   11    Various           OK     Various                                  Countrywide       Industrial        Warehouse/Flex
  11.1   Oklahoma City     OK      73135                                                     Industrial             Flex
  11.2   Oklahoma City     OK      73131                                                     Industrial           Warehouse
  11.3   Tulsa             OK      74146                                                     Industrial           Warehouse
  11.4   Oklahoma City     OK      73135                                                     Industrial             Flex
  11.5   Oklahoma City     OK      73131                                                     Industrial           Warehouse
  11.6   Oklahoma City     OK      73118                                                     Industrial           Warehouse
  11.7   Ardmore           OK      73458                                                     Industrial           Warehouse
  11.8   Tulsa             OK      74131                                                     Industrial             Flex
   12    San Diego         CA      92123                                     Wachovia       Multifamily         Conventional
   13    Chicago           IL      60606                                   Countrywide    Special Purpose  Parking Garage, Retail
   14    Fairfax           VA      22033                                     Wachovia          Office             Suburban
   15    Wakefield         MA      01880   Digital Realty Trust Portfolio   Citigroup          Office             Suburban
   16    Whippany          NJ      07981                                     Wachovia          Office               Flex
   17    Dallas            TX      75234   Digital Realty Trust Portfolio   Citigroup        Mixed Use      Telecom/Office/Retail
   18    Silver Spring     MD      20901                                     Wachovia          Office             Suburban
   19    Various         Various  Various      Santa Teresa Portfolio      Countrywide       Industrial           Warehouse
  19.1   Santa Teresa      NM      88008                                                     Industrial           Warehouse
  19.2   McAllen           TX      78503                                                     Industrial           Warehouse
  19.3   McAllen           TX      78503                                                     Industrial           Warehouse
  19.4   Santa Teresa      NM      88008                                                     Industrial           Warehouse
  19.5   El Paso           TX      79927                                                     Industrial           Warehouse
  19.6   McAllen           TX      78501                                                     Industrial           Warehouse
  19.7   McAllen           TX      78503                                                     Industrial           Warehouse
  19.8   McAllen           TX      78503                                                     Industrial           Warehouse
  19.9   McAllen           TX      78501                                                     Industrial           Warehouse
 19.10   McAllen           TX      78501                                                     Industrial           Warehouse
 19.11   El Paso           TX      79927                                                     Industrial           Warehouse
 19.12   McAllen           TX      78503                                                     Industrial           Warehouse
 19.13   McAllen           TX      78503                                                     Industrial           Warehouse
 19.14   McAllen           TX      78503                                                     Industrial           Warehouse
 19.15   McAllen           TX      78503                                                     Industrial           Warehouse
 19.16   McAllen           TX      78503                                                     Industrial           Warehouse
 19.17   McAllen           TX      78503                                                     Industrial           Warehouse
 19.18   McAllen           TX      78503                                                     Industrial           Warehouse
   20    Las Vegas         NV      89103                                     Wachovia          Retail             Anchored
   21    Boston            MA      02110                                     Wachovia          Office             Suburban
   22    Washington        DC      20001                                     Wachovia          Office                CBD
   24    Virginia Beach    VA      23452                                     Wachovia          Retail             Anchored
   26    Greensboro        NC      27401                                     Wachovia          Office                CBD
   27    New York          NY      10014                                     Wachovia          Office                CBD
   28    Frederick         MD      21703                                     Wachovia          Retail            Unanchored
   29    Deer Park         NY      11729                                    Citigroup          Retail             Anchored
   31    Englewood Cliffs  NJ      07632                                     Wachovia          Office             Suburban
   32    City of Industry  CA      91748                                     Wachovia          Retail             Anchored
   33    Los Angeles       CA      90071                                     Wachovia          Office                CBD
   34    Phoenix           AZ      85027                                     Wachovia          Office             Suburban
   35    St. Louis         MO      63141                                    Citigroup          Retail             Anchored
   39    Artesia           CA      90701                                     Wachovia          Retail             Anchored
   40    Richmond Heights  OH      44143                                   Countrywide         Retail             Anchored
   41    Las Vegas         NV      89109     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
   42    Abilene           TX      79606                                     Wachovia          Retail             Anchored
   43    West Burlington   IA      52655                                   Countrywide         Retail             Anchored
   44    Miami             FL      33132   Digital Realty Trust Portfolio   Citigroup          Office    Telecommunications Facility
   45    Falls Church      VA      22044                                    Citigroup          Office             Suburban
   46    Boston            MA      02210                                    Citigroup          Office                CBD
   48    Spokane           WA      99204          Spokane Portfolio          Artesia           Office              Medical
   49    Toledo            OH      43615                                     Artesia           Retail             Anchored
   53    Marshalltown      IA      50158                                   Countrywide         Retail             Anchored
   54    Orange            CA      92869                                   Countrywide         Retail             Anchored
   55    Wyomissing        PA      19610                                    Citigroup          Retail             Anchored
   56    Los Angeles       CA      90064                                     Artesia        Self Storage        Self Storage
   59    Pacific Grove     CA      93950       Davis Pacific Portfolio       Wachovia       Multifamily         Conventional
   60    Boca Raton        FL      33434                                     Wachovia          Office             Suburban
   62    Farmers Branch    TX      75244   Digital Realty Trust Portfolio   Citigroup          Office             Suburban
   64    Chicago           IL      60612                                     Wachovia          Office             Suburban
   65    Grayson           GA      30052                                     Wachovia          Retail             Anchored
   69    Greeley           CO      80634                                     Wachovia          Retail             Anchored
   70    Chesterfield      MO      63005                                     Wachovia          Retail            Unanchored
   71    Tulsa             OK      74137                                     Wachovia          Retail          Shadow Anchored
   73    Seattle           WA      98109                                     Artesia         Mixed Use     Office/Special Purpose
   74    Cecil Township    PA      15317                                   Countrywide         Office             Suburban
   76    Peoria            IL      61615                                     Artesia           Retail             Anchored
   78    Clayton           NC      27520                                     Artesia           Retail          Shadow Anchored
   79    Appleton          WI      54911       East Capital Portfolio        Wachovia          Office             Suburban
   81    Plano             TX      75075                                     Artesia           Retail             Anchored
   82    Santa Fe          NM      87505     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
   83    Brea              CA      92821   Digital Realty Trust Portfolio   Citigroup          Office    Telecommunications Facility
   84    Buford            GA      30518                                     Wachovia          Retail             Anchored
   85    Belchertown       MA      01007                                    Citigroup          Retail             Anchored
   86    Bellevue          WA      98005                                     Wachovia          Office             Suburban
   87    Pflugerville      TX      78660                                     Artesia           Retail            Unanchored
   88    Austin            TX      78759                                     Artesia        Hospitality        Limited Service
   89    Tuscaloosa        AL      35406                                     Wachovia          Retail             Anchored
   90    Placentia         CA      92870     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
   91    College Station   TX      77845                                     Artesia        Hospitality        Limited Service
   92    Greenville        SC      29607                                     Wachovia          Retail             Anchored
   93    Dunedin           FL      34698          Olympia Portfolio          Wachovia          Retail             Anchored
   95    Oconomowoc        WI      53066                                     Wachovia          Retail             Anchored
   96    Cleveland         OH      44114                                     Wachovia          Office                CBD
   98    Texas City        TX      77590                                     Wachovia          Retail             Anchored
   99    Glendale          AZ      85306                                     Wachovia          Retail             Anchored
  100    Athens            OH      45701        Continental Portfolio        Wachovia          Retail             Anchored
  101    Temple Terrace    FL      33617          Olympia Portfolio          Wachovia          Retail             Anchored
  102    Braintree         MA      02184                                    Citigroup          Retail             Anchored
  104    Merrifield        VA      22031                                     Artesia           Retail            Unanchored
  105    Birmingham        AL      35242     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
  106    Spokane           WA      99204          Spokane Portfolio          Artesia      Special Purpose      Parking Garage
  107    Canton            GA      30114                                     Wachovia          Retail          Shadow Anchored
  108    Akron             OH      44321     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
  110    Yonkers           NY      10704                                     Wachovia          Office             Suburban
  111    Sarasota          FL      34231          Olympia Portfolio          Wachovia          Retail             Anchored
  112    Orange Park       FL      32073                                     Wachovia          Office             Suburban
  114    Essex             MD      21221                                     Wachovia          Retail             Anchored
  117    Rio Rancho        NM      87124                                     Artesia        Hospitality        Limited Service
  118    Danvers           MA      01923     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
  119    Nashville         TN      37214                                     Artesia        Hospitality        Limited Service
  120    Woodbridge        VA      22191                                     Artesia           Office             Suburban
  121    Cincinnati        OH      45211                                     Artesia           Retail             Anchored
  122    Temple Terrace    FL      33617          Olympia Portfolio          Wachovia          Retail             Anchored
  123    Garland           TX      75044                                     Wachovia          Retail          Shadow Anchored
  124    Madison           AL      35758         Bernstein Portfolio         Wachovia          Retail             Anchored
  125    Macon             GA      31206                                     Artesia           Retail            Unanchored
  126    Houston           TX      77035                                     Wachovia          Retail             Anchored
  127    Bradenton         FL      34205          Olympia Portfolio          Wachovia          Retail             Anchored
  128    Oshkosh           WI      54902       East Capital Portfolio        Wachovia          Retail             Anchored
  129    Maple Valley      WA      98038                                     Artesia        Self Storage        Self Storage
  130    Las Vegas         NV      89117                                     Wachovia          Office             Suburban
  131    Merritt Island    FL      32952          Olympia Portfolio          Wachovia          Retail             Anchored
  132    Hollywood         FL      33023       Santa Teresa Portfolio      Countrywide         Office             Suburban
  133    Naples            FL      34104          Olympia Portfolio          Wachovia          Retail             Anchored
  134    Ridgecrest        CA      93555                                   Countrywide         Retail            Unanchored
  135    Lilburn           GA      30047          Olympia Portfolio          Wachovia          Retail             Anchored
  136    Bossier City      LA      71111     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
  137    Houston           TX      77042                                     Wachovia          Retail             Anchored
  139    D'Iberville       MS      39532                                     Artesia        Hospitality        Limited Service
  140    Brooksville       FL      34613          Olympia Portfolio          Wachovia          Retail             Anchored
  141    Kalamazoo         MI      49001     Residence Inn #1 Portfolio      Wachovia       Hospitality         Extended Stay
  142    Cranberry         PA      16066                                     Artesia            Land               Retail
  143    Edgewood          KY      41018                                     Wachovia          Retail             Anchored
  144    Medford           MA      02155                                     Wachovia        Mixed Use       Retail/Multifamily
  145    Austin            TX      78745                                     Wachovia          Retail             Anchored
  146    Foley             AL      36535          Regency Portfolio         Citigroup          Retail             Anchored
  147    North Charleston  SC      29405                                     Wachovia          Retail             Anchored
  148    Trevose           PA      19053                                     Artesia            Land               Retail
  149    Kennesaw          GA      30144         Bernstein Portfolio         Wachovia          Retail             Anchored
  150    Lawrenceville     GA      30043         Bernstein Portfolio         Wachovia          Retail             Anchored
  151    Sarasota          FL      34233          Olympia Portfolio          Wachovia          Retail             Anchored
  152    New Smyrna Beach  FL      32168          Olympia Portfolio          Wachovia          Retail             Anchored
  153    Tampa             FL      33626          Olympia Portfolio          Wachovia          Retail             Anchored
  154    Marietta          GA      30066          Olympia Portfolio          Wachovia          Retail             Anchored
  155    Lehigh Acres      FL      33936          Olympia Portfolio          Wachovia          Retail             Anchored
  156    Decatur           GA      30032          Olympia Portfolio          Wachovia          Retail             Anchored
  157    Seminole          FL      33772          Olympia Portfolio          Wachovia          Retail             Anchored
  158    Richmond Heights  OH      44143                                     Wachovia          Retail             Anchored
  159    Pittsburgh        PA      15206                                    Citigroup          Retail             Anchored
  160    Glen Burnie       MD      21061                                     Wachovia          Retail             Anchored
  161    Ocoee             FL      34761          Olympia Portfolio          Wachovia          Retail             Anchored
  162    Jackson           MS      39202     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
  163    Chicago           IL      60620                                     Wachovia          Retail             Anchored
  164    Live Oak          FL      32060                                     Wachovia          Retail          Shadow Anchored
  166    Beaumont          CA      92223                                     Artesia        Self Storage        Self Storage
  167    Garfield Heights  OH      44125                                     Wachovia          Retail             Anchored
  168    St. Louis Park    MN      55416                                     Artesia         Industrial      Warehouse - Office
  169    Dallas            TX      75224                                     Artesia           Office              Medical
  170    Hamilton          OH      45013                                     Wachovia          Retail             Anchored
  171    Boston            MA      02118                                     Wachovia          Retail            Unanchored
  172    Ketchum           ID      83340                                     Artesia        Hospitality        Limited Service
  173    McKinney          TX      75069                                     Artesia           Retail            Unanchored
  174    Fairfax           VA      22033                                    Citigroup          Retail          Shadow Anchored
  175    Homosassa         FL      34446          Olympia Portfolio          Wachovia          Retail             Anchored
  176    Reno              NV      89511                                     Wachovia          Retail             Anchored
  177    Santa Rosa        CA      95404                                   Countrywide         Retail            Unanchored
  178    Oldsmar           FL      34677          Olympia Portfolio          Wachovia          Retail             Anchored
  179    Columbus          OH      43224                                     Wachovia          Retail             Anchored
  181    Lebanon           IN      46052                                     Artesia           Retail             Anchored
  182    Lake Wales        FL      33853          Olympia Portfolio          Wachovia          Retail             Anchored
  183    Kennewick         WA      99336                                     Artesia           Retail            Unanchored
  184    Medway            MA      02053                                     Wachovia          Retail             Anchored
  185    Spokane Valley    WA      99216                                     Artesia           Office             Suburban
  186    Clinton           CT      06413                                     Wachovia          Retail             Anchored
  187    Willimantic       CT      06226                                     Wachovia          Retail             Anchored
  188    Fairborn          OH      45324                                     Wachovia          Retail             Anchored
  189    Goldsboro         NC      27534                                     Wachovia          Retail             Anchored
  190    Garland           TX      75043                                     Wachovia          Retail          Shadow Anchored
  191    South Charleston  WV      25309                                     Wachovia          Retail          Shadow Anchored
  192    South Hackensack  NJ      07606                                     Artesia         Industrial           Warehouse
  193    Memphis           TN      38119     Residence Inn Portfolio #1      Wachovia       Hospitality         Extended Stay
  194    Richmond          IN      47374                                     Artesia           Retail             Anchored
  195    Brookline         MA      02446                                     Wachovia       Multifamily         Conventional
  196    Ponca City        OK      74601                                     Wachovia          Retail             Anchored
  197    Jacksonville      AR      72076                                     Wachovia          Retail             Anchored
  198    Eatonville        FL      32810                                     Wachovia          Retail             Anchored
  199    Dunedin           FL      34698          Olympia Portfolio          Wachovia          Office         Medical/Suburban
 199.1   Dunedin           FL      34698                                                       Office              Medical
 199.2   Dunedin           FL      34698                                                       Office             Suburban
  200    Newton            IA      50208                                     Wachovia          Retail             Anchored
  201    North Charleston  SC      29406          Regency Portfolio         Citigroup           Land             Restaurant
  202    Carlsbad          NM      88220                                     Wachovia          Retail             Anchored
  203    Midland           MI      48640                                     Wachovia          Retail            Unanchored
  204    Slidell           LA      70458                                     Wachovia          Retail             Anchored
  205    Edgewood          NM      87015                                     Wachovia          Retail             Anchored
  206    Athens            OH      45701        Continental Portfolio        Wachovia          Retail             Anchored
  207    Covington         TN      38019                                     Wachovia          Retail             Anchored
  208    West Chester      PA      19380                                     Artesia           Office             Suburban
  209    Burlington        MA      01803                                     Wachovia       Multifamily         Conventional
  210    Spring            TX      77386                                     Wachovia          Retail             Anchored
  212    Memphis           TN      38127           Cole Portfolio            Wachovia          Retail            Unanchored
  213    Barnesville       GA      30204                                     Artesia           Retail             Anchored
  214    East Syracuse     NY      13057                                     Artesia         Industrial      Warehouse - Office
  215    Warren            OH      44485           Cole Portfolio            Wachovia          Retail            Unanchored
  216    Daytona Beach     FL      32118          Olympia Portfolio          Wachovia          Retail             Anchored
  218    Lithia Springs    GA      30122          Olympia Portfolio          Wachovia          Retail            Unanchored
  219    Lawrence          KS      66046           Cole Portfolio            Wachovia          Retail             Anchored
  220    Rocky Hill        CT      06067        Kindercare Portfolio         Wachovia     Special Purpose        Child Care
  221    Santa Clarita     CA      91350        Kindercare Portfolio         Wachovia     Special Purpose        Child Care
  222    Fort Worth        TX      76107                                     Artesia           Retail            Unanchored
  223    Cahokia           IL      62206           Cole Portfolio            Wachovia          Retail             Anchored
  224    Cleveland         OH      44110           Cole Portfolio            Wachovia          Retail             Anchored
  225    Houston           TX      77004           Cole Portfolio            Wachovia          Retail             Anchored
  226    Wayne             NJ      07470        Kindercare Portfolio         Wachovia     Special Purpose        Child Care

MORTGAGE                                            % OF AGGREGATE
  LOAN     ORIGINAL LOAN      CUT-OFF DATE LOAN      CUT-OFF DATE        % OF AGGREGATE CUT-OFF DATE      ORIGINATION     FIRST PAY
 NUMBER     BALANCE ($)          BALANCE ($)         POOL BALANCE               GROUP 1 BALANCE              DATE           DATE
------------------------------------------------------------------------------------------------------------------------------------

   1       216,000,000.00       216,000,000.00           7.93%                      9.20%                  01/10/05       02/11/05
   2       132,500,000.00       132,500,000.00           4.87%                      5.64%                  03/03/05       04/11/05
   3       80,000,000.00        79,785,970.10            2.93%                      3.40%                  01/31/05       03/11/05
  3.1       9,800,000.00
  3.2       9,100,000.00
  3.3       8,100,000.00
  3.4       7,700,000.00
  3.5       7,500,000.00
  3.6       6,900,000.00
  3.7       6,600,000.00
  3.8       6,300,000.00
  3.9       4,400,000.00
  3.10      4,350,000.00
  3.11      4,100,000.00
  3.12      2,850,000.00
  3.13      2,300,000.00
   4       58,000,000.00        57,844,828.32            2.12%                      2.46%                  01/31/05       03/11/05
  4.1       5,720,000.00
  4.2       5,248,000.00
  4.3       4,480,000.00
  4.4       3,888,000.00
  4.5       3,720,000.00
  4.6       3,250,000.00
  4.7       3,070,000.00
  4.8       3,008,000.00
  4.9       2,828,000.00
  4.10      2,828,000.00
  4.11      2,710,000.00
  4.12      2,070,000.00
  4.13      2,010,000.00
  4.14      1,890,000.00
  4.15      1,740,000.00
  4.16      1,400,000.00
  4.17      1,230,000.00
  4.18      1,230,000.00
  4.19      1,120,000.00
  4.20      1,030,000.00
  4.21       900,000.00
  4.22       800,000.00
  4.23       780,000.00
  4.24       600,000.00
  4.25       450,000.00
   5       55,000,000.00        55,000,000.00            2.02%                      2.34%                  12/29/04       02/11/05
   6       53,000,000.00        53,000,000.00            1.95%                      2.26%                  02/08/05       03/11/05
   7       53,000,000.00        53,000,000.00            1.95%                      2.26%                  01/21/05       03/06/05
   8       50,000,000.00        49,843,593.67            1.83%                      2.12%                  12/20/04       02/11/05
  8.1
  8.2
   9       47,000,000.00        47,000,000.00            1.73%                      2.00%                  03/03/05       04/11/05
   10      46,800,000.00        46,599,489.64            1.71%                      1.98%                  11/03/04       12/11/04
   11      43,200,000.00        43,200,000.00            1.59%                      1.84%                  02/22/05       04/11/05
  11.1     14,200,000.00
  11.2      8,200,000.00
  11.3      6,000,000.00
  11.4      4,500,000.00
  11.5      4,000,000.00
  11.6      2,700,000.00
  11.7      2,100,000.00
  11.8      1,500,000.00
   12      43,000,000.00        43,000,000.00            1.58%                      1.83%                  01/20/05       03/11/05
   13      42,500,000.00        42,440,495.23            1.56%                      1.81%                  01/12/05       03/06/05
   14      40,000,000.00        40,000,000.00            1.47%                      1.70%                  01/14/05       03/11/05
   15      36,300,000.00        36,144,475.93            1.33%                      1.54%                  11/03/04       12/11/04
   16      36,000,000.00        36,000,000.00            1.32%                      1.53%                  02/25/05       04/11/05
   17      34,500,000.00        34,352,187.88            1.26%                      1.46%                  11/03/04       12/11/04
   18      32,625,000.00        32,516,547.47            1.19%                      1.38%                  12/09/04       01/11/05
   19      29,718,000.00        29,718,000.00            1.09%                      1.27%                  01/31/05       03/11/05
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
 19.10
 19.11
 19.12
 19.13
 19.14
 19.15
 19.16
 19.17
 19.18
   20      29,250,000.00        29,250,000.00            1.07%                      1.25%                  01/03/05       02/11/05
   21      29,000,000.00        29,000,000.00            1.06%                      1.23%                  02/15/05       04/11/05
   22      28,600,000.00        28,600,000.00            1.05%                      1.22%                  12/01/04       01/11/05
   24      28,000,000.00        27,931,791.95            1.03%                      1.19%                  12/22/04       02/11/05
   26      27,375,000.00        27,375,000.00            1.01%                      1.17%                  12/20/04       02/11/05
   27      27,000,000.00        27,000,000.00            0.99%                      1.15%                  02/28/05       04/11/05
   28      27,000,000.00        26,962,756.97            0.99%                      1.15%                  02/10/05       03/11/05
   29      24,400,000.00        24,297,237.52            0.89%                      1.03%                  10/19/04       12/11/04
   31      24,000,000.00        24,000,000.00            0.88%                      1.02%                  12/16/04       02/11/05
   32      23,900,000.00        23,900,000.00            0.88%                      1.02%                  12/28/04       02/11/05
   33      23,500,000.00        23,500,000.00            0.86%                      1.00%                  01/10/05       02/11/05
   34      22,800,000.00        22,800,000.00            0.84%                      0.97%                  02/14/05       04/11/05
   35      22,500,000.00        22,500,000.00            0.83%                      0.96%                  11/01/04       12/11/04
   39      21,500,000.00        21,500,000.00            0.79%                      0.92%                  12/20/04       02/11/05
   40      20,800,000.00        20,800,000.00            0.76%                      0.89%                  02/15/05       04/11/05
   41      20,625,000.00        20,625,000.00            0.76%                      0.88%                  11/10/04       12/11/04
   42      20,080,000.00        20,080,000.00            0.74%                      0.86%                  01/27/05       03/11/05
   43      19,500,000.00        19,456,802.82            0.71%                      0.83%                  12/15/04       02/04/05
   44      18,250,000.00        18,171,809.51            0.67%                      0.77%                  11/03/04       12/11/04
   45      17,000,000.00        17,000,000.00            0.62%                      0.72%                  02/01/05       03/11/05
   46      16,800,000.00        16,744,934.77            0.61%                      0.71%                  11/12/04       01/11/05
   48      16,100,000.00        16,100,000.00            0.59%                      0.69%                  03/02/05       04/11/05
   49      16,000,000.00        16,000,000.00            0.59%                      0.68%                  02/12/05       04/11/05
   53      14,500,000.00        14,466,482.00            0.53%                      0.62%                  12/15/04       02/04/05
   54      13,500,000.00        13,500,000.00            0.50%                      0.57%                  01/31/05       03/11/05
   55      13,400,000.00        13,344,831.00            0.49%                      0.57%                  10/28/04       12/11/04
   56      13,000,000.00        13,000,000.00            0.48%                      0.55%                  02/22/05       04/11/05
   59      12,000,000.00        12,000,000.00            0.44%                      0.51%                  01/13/05       03/11/05
   60      11,250,000.00        11,250,000.00            0.41%                      0.48%                  02/14/05       04/11/05
   62      11,200,000.00        11,152,014.61            0.41%                      0.47%                  11/03/04       12/11/04
   64      10,750,000.00        10,734,964.94            0.39%                      0.46%                  01/25/05       03/11/05
   65      10,600,000.00        10,573,923.36            0.39%                      0.45%                  12/14/04       02/11/05
   69      10,000,000.00        10,000,000.00            0.37%                      0.43%                  01/26/05       03/11/05
   70       9,500,000.00         9,477,419.74            0.35%                      0.40%                  12/21/04       02/11/05
   71       9,200,000.00         9,200,000.00            0.34%                      0.39%                  11/10/04       12/11/04
   73       9,100,000.00         9,100,000.00            0.33%                      0.39%                  02/18/05       04/11/05
   74       9,095,490.00         9,095,490.00            0.33%                      0.39%                  12/22/04       01/06/05
   76       9,000,000.00         9,000,000.00            0.33%                      0.38%                  02/18/05       04/11/05
   78       8,625,000.00         8,590,241.66            0.32%                      0.37%                  12/14/04       02/11/05
   79       8,240,000.00         8,219,562.42            0.30%                      0.35%                  12/29/04       02/11/05
   81       8,150,000.00         8,150,000.00            0.30%                      0.35%                  12/13/04       02/11/05
   82       8,050,000.00         8,050,000.00            0.30%                      0.34%                  11/10/04       12/11/04
   83       7,950,000.00         7,915,938.95            0.29%                      0.34%                  11/03/04       12/11/04
   84       7,920,000.00         7,900,643.56            0.29%                      0.34%                  12/22/04       02/11/05
   85       7,980,000.00         7,861,201.47            0.29%                      0.33%                  11/12/03       01/01/04
   86       7,795,000.00         7,795,000.00            0.29%                      0.33%                  01/18/05       03/11/05
   87       7,800,000.00         7,782,721.13            0.29%                      0.33%                  12/27/04       02/11/05
   88       7,700,000.00         7,700,000.00            0.28%                      0.33%                  02/28/05       04/11/05
   89       7,680,000.00         7,661,835.15            0.28%                      0.33%                  12/22/04       02/11/05
   90       7,650,000.00         7,650,000.00            0.28%                      0.33%                  11/10/04       12/11/04
   91       7,600,000.00         7,600,000.00            0.28%                      0.32%                  02/28/05       04/11/05
   92       7,360,000.00         7,360,000.00            0.27%                      0.31%                  12/29/04       02/11/05
   93       7,062,000.00         7,062,000.00            0.26%                      0.30%                  12/15/04       03/11/05
   95       6,825,000.00         6,808,374.29            0.25%                      0.29%                  12/23/04       02/11/05
   96       6,500,000.00         6,490,709.82            0.24%                      0.28%                  01/27/05       03/11/05
   98       6,187,500.00         6,187,500.00            0.23%                      0.26%                  01/10/05       02/11/05
   99       6,075,000.00         6,075,000.00            0.22%                      0.26%                  01/26/05       03/11/05
  100       6,080,000.00         6,071,262.31            0.22%                      0.26%                  02/11/05       03/11/05
  101       6,000,000.00         6,000,000.00            0.22%                      0.26%                  12/15/04       03/11/05
  102       5,750,000.00         5,725,089.99            0.21%                      0.24%                  11/10/04       12/11/04
  104       5,650,000.00         5,627,381.65            0.21%                      0.24%                  12/29/04       02/11/05
  105       5,573,000.00         5,573,000.00            0.20%                      0.24%                  11/10/04       12/11/04
  106       5,500,000.00         5,500,000.00            0.20%                      0.23%                  03/02/05       04/11/05
  107       5,500,000.00         5,486,469.67            0.20%                      0.23%                  12/20/04       02/11/05
  108       5,460,000.00         5,460,000.00            0.20%                      0.23%                  11/10/04       12/11/04
  110       5,250,000.00         5,237,541.86            0.19%                      0.22%                  12/29/04       02/11/05
  111       5,211,000.00         5,211,000.00            0.19%                      0.22%                  12/15/04       03/11/05
  112       5,150,000.00         5,142,663.42            0.19%                      0.22%                  01/31/05       03/11/05
  114       5,100,000.00         5,075,706.41            0.19%                      0.22%                  11/03/04       12/11/04
  117       4,800,000.00         4,800,000.00            0.18%                      0.20%                  02/28/05       04/11/05
  118       4,620,000.00         4,620,000.00            0.17%                      0.20%                  11/10/04       12/11/04
  119       4,600,000.00         4,600,000.00            0.17%                      0.20%                  02/28/05       04/11/05
  120       4,600,000.00         4,600,000.00            0.17%                      0.20%                  02/16/05       04/11/05
  121       4,450,000.00         4,443,796.16            0.16%                      0.19%                  01/20/05       03/11/05
  122       4,418,000.00         4,418,000.00            0.16%                      0.19%                  12/15/04       03/11/05
  123       4,400,000.00         4,400,000.00            0.16%                      0.19%                  02/01/05       03/11/05
  124       4,400,000.00         4,384,971.98            0.16%                      0.19%                  12/10/04       01/11/05
  125       4,380,000.00         4,380,000.00            0.16%                      0.19%                  02/21/05       04/11/05
  126       4,350,000.00         4,343,707.01            0.16%                      0.18%                  01/20/05       03/11/05
  127       4,305,000.00         4,305,000.00            0.16%                      0.18%                  12/15/04       03/11/05
  128       4,250,000.00         4,239,458.76            0.16%                      0.18%                  12/29/04       02/11/05
  129       4,200,000.00         4,194,055.71            0.15%                      0.18%                  01/19/05       03/11/05
  130       4,200,000.00         4,186,051.69            0.15%                      0.18%                  12/02/04       01/11/05
  131       4,161,000.00         4,161,000.00            0.15%                      0.18%                  12/15/04       03/11/05
  132       4,160,000.00         4,160,000.00            0.15%                      0.18%                  01/31/05       03/11/05
  133       4,093,000.00         4,093,000.00            0.15%                      0.17%                  12/15/04       03/11/05
  134       4,080,000.00         4,080,000.00            0.15%                      0.17%                  11/19/04       01/11/05
  135       4,078,000.00         4,078,000.00            0.15%                      0.17%                  12/15/04       03/11/05
  136       4,050,000.00         4,050,000.00            0.15%                      0.17%                  11/10/04       12/11/04
  137       4,032,000.00         4,032,000.00            0.15%                      0.17%                  11/01/04       12/11/04
  139       4,000,000.00         4,000,000.00            0.15%                      0.17%                  03/03/05       04/11/05
  140       3,965,000.00         3,965,000.00            0.15%                      0.17%                  12/15/04       03/11/05
  141       3,938,000.00         3,938,000.00            0.14%                      0.17%                  11/10/04       12/11/04
  142       3,913,000.00         3,907,503.65            0.14%                      0.17%                  01/11/05       03/11/05
  143       3,900,000.00         3,900,000.00            0.14%                      0.17%                  01/19/05       03/11/05
  144       3,900,000.00         3,900,000.00            0.14%                      0.17%                  01/03/05       02/11/05
  145       3,900,000.00         3,894,574.52            0.14%                      0.17%                  01/12/05       03/11/05
  146       3,850,000.00         3,833,352.41            0.14%                      0.16%                  10/12/04       12/11/04
  147       3,825,000.00         3,819,718.32            0.14%                      0.16%                  02/08/05       03/11/05
  148       3,800,000.00         3,794,763.93            0.14%                      0.16%                  12/29/04       03/11/05
  149       3,800,000.00         3,787,021.27            0.14%                      0.16%                  12/10/04       01/11/05
  150       3,700,000.00         3,687,362.80            0.14%                      0.16%                  12/10/04       01/11/05
  151       3,625,000.00         3,625,000.00            0.13%                      0.15%                  12/15/04       03/11/05
  152       3,550,000.00         3,550,000.00            0.13%                      0.15%                  12/15/04       03/11/05
  153       3,550,000.00         3,550,000.00            0.13%                      0.15%                  12/15/04       03/11/05
  154       3,546,500.00         3,546,500.00            0.13%                      0.15%                  12/15/04       03/11/05
  155       3,432,500.00         3,432,500.00            0.13%                      0.15%                  12/15/04       03/11/05
  156       3,399,000.00         3,399,000.00            0.12%                      0.14%                  12/15/04       03/11/05
  157       3,399,000.00         3,399,000.00            0.12%                      0.14%                  12/15/04       03/11/05
  158       3,387,000.00         3,387,000.00            0.12%                      0.14%                  11/01/04       12/11/04
  159       3,400,000.00         3,380,086.51            0.12%                      0.14%                  10/22/04       12/11/04
  160       3,369,000.00         3,369,000.00            0.12%                      0.14%                  11/12/04       01/11/05
  161       3,361,000.00         3,361,000.00            0.12%                      0.14%                  12/15/04       03/11/05
  162       3,360,000.00         3,360,000.00            0.12%                      0.14%                  11/10/04       12/11/04
  163       3,343,000.00         3,338,309.35            0.12%                      0.14%                  02/11/05       03/11/05
  164       3,260,000.00         3,253,878.91            0.12%                      0.14%                  02/08/05       03/11/05
  166       3,175,000.00         3,170,724.46            0.12%                      0.14%                  01/12/05       03/11/05
  167       3,128,000.00         3,128,000.00            0.11%                      0.13%                  11/19/04       01/11/05
  168       3,100,000.00         3,100,000.00            0.11%                      0.13%                  02/15/05       04/11/05
  169       3,080,000.00         3,069,750.91            0.11%                      0.13%                  12/22/04       02/11/05
  170       3,033,250.00         3,033,250.00            0.11%                      0.13%                  08/28/04       10/11/04
  171       3,000,000.00         3,000,000.00            0.11%                      0.13%                  01/03/05       02/11/05
  172       3,000,000.00         2,991,046.30            0.11%                      0.13%                  12/29/04       02/11/05
  173       3,000,000.00         2,990,861.27            0.11%                      0.13%                  01/20/05       03/11/05
  174       3,000,000.00         2,990,258.94            0.11%                      0.13%                  11/19/04       01/11/05
  175       2,983,000.00         2,983,000.00            0.11%                      0.13%                  12/15/04       03/11/05
  176       2,960,000.00         2,952,688.35            0.11%                      0.13%                  12/13/04       02/11/05
  177       2,950,000.00         2,950,000.00            0.11%                      0.13%                  02/18/05       04/11/05
  178       2,870,000.00         2,870,000.00            0.11%                      0.12%                  12/15/04       03/11/05
  179       2,868,000.00         2,868,000.00            0.11%                      0.12%                  01/26/05       03/11/05
  181       2,850,000.00         2,846,026.75            0.10%                      0.12%                  01/20/05       03/11/05
  182       2,832,000.00         2,832,000.00            0.10%                      0.12%                  12/15/04       03/11/05
  183       2,800,000.00         2,796,049.99            0.10%                      0.12%                  01/25/05       03/11/05
  184       2,755,000.00         2,751,096.59            0.10%                      0.12%                  01/27/05       03/11/05
  185       2,750,000.00         2,750,000.00            0.10%                      0.12%                  02/25/05       04/11/05
  186       2,715,000.00         2,711,219.00            0.10%                      0.12%                  01/26/05       03/11/05
  187       2,709,000.00         2,709,000.00            0.10%                      0.12%                  09/24/04       11/11/04
  188       2,617,000.00         2,617,000.00            0.10%                      0.11%                  09/24/04       11/11/04
  189       2,611,510.00         2,611,510.00            0.10%                      0.11%                  08/28/04       10/11/04
  190       2,600,000.00         2,600,000.00            0.10%                      0.11%                  02/09/05       03/11/05
  191       2,600,000.00         2,596,312.20            0.10%                      0.11%                  01/25/05       03/11/05
  192       2,600,000.00         2,596,183.87            0.10%                      0.11%                  01/27/05       03/11/05
  193       2,535,000.00         2,535,000.00            0.09%                      0.11%                  11/10/04       12/11/04
  194       2,510,000.00         2,503,476.59            0.09%                      0.11%                  01/13/05       03/11/05
  195       2,500,000.00         2,500,000.00            0.09%                      0.11%                  01/03/05       02/11/05
  196       2,443,000.00         2,443,000.00            0.09%                      0.10%                  12/08/04       01/11/05
  197       2,431,000.00         2,431,000.00            0.09%                      0.10%                  12/21/04       02/11/05
  198       2,417,000.00         2,417,000.00            0.09%                      0.10%                  11/08/04       12/11/04
  199       2,402,000.00         2,402,000.00            0.09%                      0.10%                  12/15/04       03/11/05
 199.1
 199.2
  200       2,393,000.00         2,393,000.00            0.09%                      0.10%                  10/01/04       11/11/04
  201       2,400,000.00         2,389,622.26            0.09%                      0.10%                  10/12/04       12/11/04
  202       2,335,000.00         2,335,000.00            0.09%                      0.10%                  08/28/04       10/11/04
  203       2,200,000.00         2,196,909.80            0.08%                      0.09%                  01/19/05       03/11/05
  204       2,192,000.00         2,192,000.00            0.08%                      0.09%                  11/08/04       12/11/04
  205       2,128,000.00         2,128,000.00            0.08%                      0.09%                  09/24/04       11/11/04
  206       2,120,000.00         2,116,953.31            0.08%                      0.09%                  02/11/05       03/11/05
  207       2,096,000.00         2,096,000.00            0.08%                      0.09%                  11/08/04       12/11/04
  208       2,000,000.00         2,000,000.00            0.07%                      0.09%                  02/25/05       04/11/05
  209       2,000,000.00         2,000,000.00            0.07%                      0.09%                  01/03/05       02/11/05
  210       1,973,000.00         1,973,000.00            0.07%                      0.08%                  01/05/05       02/11/05
  212       1,924,800.00         1,924,800.00            0.07%                      0.08%                  11/08/04       12/11/04
  213       1,875,000.00         1,872,314.26            0.07%                      0.08%                  01/26/05       03/11/05
  214       1,850,000.00         1,846,553.27            0.07%                      0.08%                  01/14/05       03/11/05
  215       1,842,700.00         1,842,700.00            0.07%                      0.08%                  11/08/04       12/11/04
  216       1,795,000.00         1,795,000.00            0.07%                      0.08%                  12/15/04       03/11/05
  218       1,662,000.00         1,662,000.00            0.06%                      0.07%                  12/15/04       03/11/05
  219       1,526,000.00         1,526,000.00            0.06%                      0.06%                  11/08/04       12/11/04
  220       1,368,898.00         1,366,369.70            0.05%                      0.06%                  02/02/05       03/11/05
  221       1,336,875.00         1,334,405.85            0.05%                      0.06%                  02/02/05       03/11/05
  222       1,310,000.00         1,306,624.02            0.05%                      0.06%                  01/10/05       03/11/05
  223       1,305,000.00         1,305,000.00            0.05%                      0.06%                  11/15/04       01/11/05
  224       1,224,000.00         1,224,000.00            0.04%                      0.05%                  11/22/04       01/11/05
  225       1,207,000.00         1,207,000.00            0.04%                      0.05%                  11/08/04       12/11/04
  226       1,160,122.00         1,157,979.30            0.04%                      0.05%                  02/02/05       03/11/05

                                                                                     INTEREST        ORIGINAL          REMAINING
MORTGAGE                                               LOAN            INTEREST      ACCURAL          TERM TO           TERM TO
  LOAN         MATURITY DATE       MORTGAGE       ADMINISTRATIVE       ACCRUAL        METHOD        MATURITY OR       MATURITY OR
 NUMBER           OR ARD           RATE (%)        COST RATE (%)        METHOD      DURING IO       ARD (MOS.)        ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1             01/11/15           5.2050%          0.04040%         Actual/360    Actual/360          120               118
   2             03/11/15           5.1000%          0.04040%         Actual/360    Actual/360          120               120
   3             02/11/15           5.1580%          0.04040%         Actual/360                        120               119
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
  3.10
  3.11
  3.12
  3.13
   4             02/11/15           5.1580%          0.04040%         Actual/360                        120               119
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
  4.8
  4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
   5             01/11/15           5.2100%          0.04040%         Actual/360    Actual/360          120               118
   6             02/11/12           5.0600%          0.04040%         Actual/360    Actual/360          84                83
   7             02/11/15           6.2400%          0.04040%         Actual/360    Actual/360          120               119
   8             01/11/15           5.8350%          0.04040%         Actual/360                        120               118
  8.1
  8.2
   9             03/11/10           5.8000%          0.04040%         Actual/360                        60                60
   10            11/11/14           5.6490%          0.04040%         Actual/360                        120               116
   11            03/11/15           5.4600%          0.04040%         Actual/360                        120               120
  11.1
  11.2
  11.3
  11.4
  11.5
  11.6
  11.7
  11.8
   12            02/11/10           5.5700%          0.04040%         Actual/360    Actual/360          60                59
   13            02/11/15           5.5000%          0.04040%         Actual/360                        120               119
   14            02/11/10           4.7800%          0.04040%         Actual/360    Actual/360          60                59
   15            11/11/14           5.6490%          0.04040%         Actual/360                        120               116
   16            03/11/15           5.2600%          0.04040%         Actual/360    Actual/360          120               120
   17            11/11/14           5.6490%          0.04040%         Actual/360                        120               116
   18            05/11/13           5.3000%          0.04040%         Actual/360                        101               98
   19            02/11/10           5.8700%          0.04040%         Actual/360    Actual/360          60                59
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
 19.10
 19.11
 19.12
 19.13
 19.14
 19.15
 19.16
 19.17
 19.18
   20            01/11/15           5.3400%          0.04040%         Actual/360    Actual/360          120               118
   21            03/11/15           5.5000%          0.04040%         Actual/360    Actual/360          120               120
   22            12/11/11           4.9200%          0.04040%         Actual/360    Actual/360          84                81
   24            01/11/15           5.2700%          0.04040%         Actual/360                        120               118
   26            01/11/10           4.8200%          0.04040%         Actual/360    Actual/360          60                58
   27            03/11/15           4.8800%          0.04040%         Actual/360    Actual/360          120               120
   28            02/11/15           5.6400%          0.04040%         Actual/360                        120               119
   29            11/11/14           5.7400%          0.04040%         Actual/360                        120               116
   31            01/11/15           5.1800%          0.04040%         Actual/360    Actual/360          120               118
   32            01/11/15           5.6800%          0.04040%         Actual/360    Actual/360          120               118
   33            01/11/15           5.2600%          0.04040%         Actual/360    Actual/360          120               118
   34            03/11/10           4.9800%          0.08040%         Actual/360    Actual/360          60                60
   35            11/11/14           5.3000%          0.06040%         Actual/360    Actual/360          120               116
   39            01/11/15           5.2100%          0.04040%         Actual/360    Actual/360          120               118
   40            03/11/15           5.2700%          0.04040%         Actual/360    Actual/360          120               120
   41            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
   42            02/11/15           5.6300%          0.04040%         Actual/360    Actual/360          120               119
   43            01/11/15           5.8500%          0.04040%         Actual/360                        120               118
   44            11/11/14           5.6490%          0.04040%         Actual/360                        120               116
   45            02/11/15           5.3900%          0.04040%         Actual/360    Actual/360          120               119
   46            12/11/12           5.5300%          0.04040%         Actual/360                        96                93
   48            03/11/15           5.5900%          0.04040%         Actual/360                        120               120
   49            03/11/15           5.3700%          0.04040%         Actual/360    Actual/360          120               120
   53            01/11/15           5.5900%          0.04040%         Actual/360                        120               118
   54            02/11/15           5.3700%          0.04040%         Actual/360    Actual/360          120               119
   55            11/11/14           5.8600%          0.04040%         Actual/360                        120               116
   56            03/11/15           5.6800%          0.04040%         Actual/360    Actual/360          120               120
   59            02/11/10           5.0200%          0.04040%         Actual/360    Actual/360          60                59
   60            03/11/15           5.4100%          0.04040%         Actual/360    Actual/360          120               120
   62            11/11/14           5.6490%          0.04040%         Actual/360                        120               116
   64            02/11/15           5.5100%          0.04040%         Actual/360                        120               119
   65            01/11/15           5.2100%          0.04040%         Actual/360                        120               118
   69            02/11/15           5.3600%          0.04040%         Actual/360    Actual/360          120               119
   70            01/11/15           5.4200%          0.04040%         Actual/360                        120               118
   71            11/11/09           5.1300%          0.04040%         Actual/360    Actual/360          60                56
   73            03/11/15           5.2000%          0.04040%         Actual/360    Actual/360          120               120
   74            12/11/14           5.3770%          0.04040%           30/360      Actual/360          120               117
   76            03/11/15           5.3900%          0.04040%         Actual/360    Actual/360          120               120
   78            01/11/27           5.7900%          0.04040%         Actual/360                        264               262
   79            01/11/10           5.1600%          0.04040%         Actual/360                        60                58
   81            01/11/15           6.0600%          0.04040%         Actual/360    Actual/360          120               118
   82            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
   83            11/11/14           5.6490%          0.04040%         Actual/360                        120               116
   84            01/11/15           5.2500%          0.04040%         Actual/360                        120               118
   85            12/01/13           5.8500%          0.04040%         Actual/360                        120               105
   86            02/11/15           5.0400%          0.04040%         Actual/360    Actual/360          120               119
   87            01/11/15           5.8500%          0.04040%         Actual/360                        120               118
   88            03/11/15           5.7700%          0.08040%         Actual/360                        120               120
   89            01/11/15           5.4500%          0.04040%         Actual/360                        120               118
   90            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
   91            03/11/15           5.7700%          0.08040%         Actual/360                        120               120
   92            01/11/12           5.3100%          0.04040%         Actual/360    Actual/360          84                82
   93            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
   95            01/11/15           5.2700%          0.04040%         Actual/360                        120               118
   96            02/11/15           5.3100%          0.04040%         Actual/360                        120               119
   98            01/11/10           4.9100%          0.04040%         Actual/360    Actual/360          60                58
   99            02/11/15           5.3800%          0.04040%         Actual/360    Actual/360          120               119
  100            02/11/15           5.2600%          0.04040%         Actual/360                        120               119
  101            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  102            11/11/14           5.5900%          0.04040%         Actual/360                        120               116
  104            01/11/27           5.8500%          0.04040%         Actual/360                        264               262
  105            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
  106            03/11/10           5.7300%          0.04040%         Actual/360                        60                60
  107            01/11/15           5.2100%          0.04040%         Actual/360                        120               118
  108            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
  110            01/11/15           5.4300%          0.04040%         Actual/360                        120               118
  111            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  112            02/11/15           5.3400%          0.04040%         Actual/360                        120               119
  114            11/11/09           5.0800%          0.04040%         Actual/360                        60                56
  117            03/11/15           5.7700%          0.09040%         Actual/360                        120               120
  118            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
  119            03/11/15           5.7700%          0.09040%         Actual/360                        120               120
  120            03/11/25           5.8000%          0.09040%         Actual/360                        240               240
  121            02/11/15           5.5400%          0.04040%         Actual/360                        120               119
  122            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  123            02/11/20           5.7700%          0.04040%         Actual/360    Actual/360          180               179
  124            12/11/14           5.3100%          0.04040%         Actual/360                        120               117
  125            03/11/15           5.3500%          0.04040%         Actual/360                        120               120
  126            02/11/15           5.2000%          0.04040%         Actual/360                        120               119
  127            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  128            01/11/10           5.1600%          0.04040%         Actual/360                        60                58
  129            02/11/15           5.4000%          0.04040%         Actual/360                        120               119
  130            12/11/14           5.4600%          0.04040%         Actual/360                        120               117
  131            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  132            02/11/10           5.8700%          0.04040%         Actual/360    Actual/360          60                59
  133            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  134            10/11/16           5.4200%          0.04040%         Actual/360    Actual/360          142               139
  135            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  136            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
  137            11/11/14           5.4000%          0.04040%         Actual/360    Actual/360          120               116
  139            03/11/15           6.5200%          0.04040%         Actual/360                        120               120
  140            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  141            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
  142            02/11/15           5.4700%          0.04040%         Actual/360                        120               119
  143            02/11/20           6.0000%          0.04040%         Actual/360    Actual/360          180               179
  144            01/11/15           5.2900%          0.04040%         Actual/360    Actual/360          120               118
  145            02/11/15           5.5600%          0.04040%         Actual/360                        120               119
  146            11/11/14           5.6000%          0.07040%         Actual/360                        120               116
  147            02/11/15           5.6300%          0.04040%         Actual/360                        120               119
  148            02/11/15           5.6500%          0.04040%         Actual/360                        120               119
  149            12/11/14           5.3100%          0.04040%         Actual/360                        120               117
  150            12/11/14           5.3100%          0.04040%         Actual/360                        120               117
  151            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  152            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  153            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  154            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  155            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  156            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  157            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  158            11/11/14           5.3000%          0.04040%         Actual/360    Actual/360          120               116
  159            11/11/14           5.9500%          0.10040%         Actual/360                        120               116
  160            12/11/14           5.0000%          0.04040%         Actual/360    Actual/360          120               117
  161            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  162            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
  163            02/11/15           5.4800%          0.04040%         Actual/360                        120               119
  164            02/11/15           5.4200%          0.04040%         Actual/360                        120               119
  166            02/11/15           5.8700%          0.04040%         Actual/360                        120               119
  167            12/11/14           5.3500%          0.04040%         Actual/360    Actual/360          120               117
  168            03/11/17           5.2800%          0.04040%         Actual/360                        144               144
  169            01/11/15           5.3800%          0.04040%         Actual/360                        120               118
  170            09/11/14           5.5000%          0.04040%         Actual/360    Actual/360          120               114
  171            01/11/15           5.3000%          0.04040%         Actual/360    Actual/360          120               118
  172            01/11/10           6.1800%          0.04040%         Actual/360                        60                58
  173            02/11/23           5.6000%          0.04040%         Actual/360                        216               215
  174            12/11/14           5.5800%          0.04040%         Actual/360                        120               117
  175            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  176            01/11/15           5.1850%          0.04040%         Actual/360                        120               118
  177            03/11/15           5.5950%          0.04040%         Actual/360                        120               120
  178            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  179            02/11/15           5.1000%          0.04040%         Actual/360    Actual/360          120               119
  181            02/11/15           5.5400%          0.04040%         Actual/360                        120               119
  182            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  183            02/11/15           5.4300%          0.04040%         Actual/360                        120               119
  184            02/11/15           5.3900%          0.04040%         Actual/360                        120               119
  185            03/11/15           5.6300%          0.04040%         Actual/360    Actual/360          120               120
  186            02/11/15           5.5500%          0.04040%         Actual/360                        120               119
  187            10/11/14           5.5000%          0.04040%         Actual/360    Actual/360          120               115
  188            10/11/14           5.5000%          0.04040%         Actual/360    Actual/360          120               115
  189            09/11/14           5.5000%          0.04040%         Actual/360    Actual/360          120               114
  190            02/11/10           5.2500%          0.04040%         Actual/360    Actual/360          60                59
  191            02/11/15           5.3800%          0.04040%         Actual/360                        120               119
  192            02/11/15           5.0700%          0.04040%         Actual/360                        120               119
  193            11/11/14           6.8800%          0.04040%         Actual/360    Actual/360          120               116
  194            02/11/15           5.5100%          0.04040%         Actual/360                        120               119
  195            01/11/15           5.2500%          0.04040%         Actual/360    Actual/360          120               118
  196            12/11/14           5.5900%          0.04040%         Actual/360    Actual/360          120               117
  197            01/11/15           5.1000%          0.04040%         Actual/360    Actual/360          120               118
  198            11/11/14           5.1000%          0.04040%         Actual/360    Actual/360          120               116
  199            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
 199.1
 199.2
  200            10/11/09           5.0600%          0.04040%         Actual/360    Actual/360          60                55
  201            11/11/14           5.6000%          0.07040%         Actual/360                        120               116
  202            09/11/14           5.5000%          0.04040%         Actual/360    Actual/360          120               114
  203            02/11/15           5.4700%          0.04040%         Actual/360                        120               119
  204            11/11/14           5.3500%          0.04040%         Actual/360    Actual/360          120               116
  205            10/11/14           5.5000%          0.04040%         Actual/360    Actual/360          120               115
  206            02/11/15           5.2600%          0.04040%         Actual/360                        120               119
  207            11/11/14           5.1800%          0.04040%         Actual/360    Actual/360          120               116
  208            03/11/15           5.3200%          0.04040%         Actual/360                        120               120
  209            01/11/15           5.2500%          0.04040%         Actual/360    Actual/360          120               118
  210            01/11/15           5.1900%          0.04040%         Actual/360    Actual/360          120               118
  212            11/11/09           5.3600%          0.04040%         Actual/360    Actual/360          60                56
  213            02/11/15           5.2900%          0.04040%         Actual/360                        120               119
  214            02/11/15           5.5000%          0.04040%         Actual/360                        120               119
  215            11/11/09           5.3600%          0.04040%         Actual/360    Actual/360          60                56
  216            02/11/15           5.3000%          0.04040%         Actual/360    Actual/360          120               119
  218            02/11/15           5.7000%          0.04040%         Actual/360    Actual/360          120               119
  219            11/11/09           5.1500%          0.04040%         Actual/360    Actual/360          60                56
  220            02/11/15           5.5900%          0.04040%         Actual/360                        120               119
  221            02/11/15           5.5900%          0.04040%         Actual/360                        120               119
  222            02/11/25           5.8400%          0.04040%         Actual/360                        240               239
  223            12/11/09           4.6200%          0.04040%         Actual/360    Actual/360          60                57
  224            12/11/09           4.6200%          0.04040%         Actual/360    Actual/360          60                57
  225            11/11/09           5.1500%          0.04040%         Actual/360    Actual/360          60                56
  226            02/11/15           5.5900%          0.04040%         Actual/360                        120               119

MORTGAGE                 ORIGINAL     REMAINING                 MATURITY DATE OR
  LOAN   REMAINING IO   AMORT TERM   AMORT TERM   MONTHLY P&I     ARD BALLOON      ARD
 NUMBER  PERIOD (MOS.)    (MOS.)       (MOS.)    PAYMENTS ($)     BALANCE ($)     LOAN   PREPAYMENT PROVISIONS   APPRAISED VALUE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1          22            360          360     1,186,746.76    187,848,579.57     N    L(26),D(90),O(4)            700,000,000
   2          36            324          324      753,921.17     114,058,938.94     N    L(24),D(92),O(4)            385,000,000
   3                        240          239      534,972.12     50,716,529.46      N    L(25),D(91),O(4)            146,900,000
  3.1                                                                                                                 17,500,000
  3.2                                                                                                                 16,300,000
  3.3                                                                                                                 14,400,000
  3.4                                                                                                                 13,400,000
  3.5                                                                                                                 13,700,000
  3.6                                                                                                                 12,200,000
  3.7                                                                                                                 11,700,000
  3.8                                                                                                                 11,100,000
  3.9                                                                                                                 8,400,000
  3.10                                                                                                                8,300,000
  3.11                                                                                                                7,600,000
  3.12                                                                                                                8,200,000
  3.13                                                                                                                4,100,000
   4                        240          239      387,854.79     36,769,483.50      N    L(25),D(91),O(4)            106,215,000
  4.1                                                                                                                 9,900,000
  4.2                                                                                                                 10,300,000
  4.3                                                                                                                 7,600,000
  4.4                                                                                                                 8,000,000
  4.5                                                                                                                 6,300,000
  4.6                                                                                                                 5,500,000
  4.7                                                                                                                 5,200,000
  4.8                                                                                                                 6,500,000
  4.9                                                                                                                 6,300,000
  4.10                                                                                                                6,100,000
  4.11                                                                                                                4,800,000
  4.12                                                                                                                3,500,000
  4.13                                                                                                                3,400,000
  4.14                                                                                                                3,300,000
  4.15                                                                                                                3,100,000
  4.16                                                                                                                2,200,000
  4.17                                                                                                                2,200,000
  4.18                                                                                                                2,200,000
  4.19                                                                                                                2,000,000
  4.20                                                                                                                1,835,000
  4.21                                                                                                                1,500,000
  4.22                                                                                                                1,420,000
  4.23                                                                                                                1,200,000
  4.24                                                                                                                1,060,000
  4.25                                                                                                                 800,000
   5          22            360          360      302,350.84     47,837,729.55      N    L(26),D(91),O(3)             85,100,000
   6          23            360          360      286,462.11     48,919,748.92      N    L(25),D(56),O(3)             68,000,000
   7           5            264          264      369,585.32     38,992,577.06      N    L(25),D(91),O(4)             74,575,000
   8                        300          298      317,126.55     38,491,521.73      N    L(26),D(91),O(3)            118,700,000
  8.1                                                                                                                 66,200,000
  8.2                                                                                                                 52,500,000
   9                        360          360      275,773.93     43,849,876.77      N    L(24),D(33),O(3)             59,000,000
   10                       360          356      270,116.77     39,265,185.95      N    L(28),D(89),O(3)             62,700,000
   11                       360          360      244,201.78     36,044,627.44      N    L(24), D(92), O(4)           56,400,000
  11.1                                                                                                                17,300,000
  11.2                                                                                                                10,400,000
  11.3                                                                                                                7,750,000
  11.4                                                                                                                5,500,000
  11.5                                                                                                                5,750,000
  11.6                                                                                                                3,800,000
  11.7                                                                                                                3,850,000
  11.8                                                                                                                2,050,000
   12         59            IO           IO           IO         43,000,000.00      N    L(25),D(28),O(7)             63,750,000
   13                       360          359      241,310.33     35,490,410.36      N    L(25),D(91),O(4)             56,900,000
   14         59            IO           IO           IO         40,000,000.00      N    YM1%(54),O(6)                56,700,000
   15                       360          356      209,513.65     30,455,688.87      N    L(28),D(89),O(3)             58,600,000
   16         12            344          344      202,900.61     30,085,936.60      Y    L(24),D(93),O(3)             48,000,000
   17                       360          356      199,124.54     28,945,489.97      N    L(28),D(89),O(3)             46,000,000
   18                     Varies       Varies      Steps(3)      24,484,076.35      N    L(27),D(71),O(3)             43,500,000
   19         11            360          360      175,698.24     28,191,216.40      Y    L(25),D(31),O(4)             38,430,000
  19.1                                                                                                                11,450,000
  19.2                                                                                                                5,400,000
  19.3                                                                                                                3,100,000
  19.4                                                                                                                2,500,000
  19.5                                                                                                                2,000,000
  19.6                                                                                                                1,800,000
  19.7                                                                                                                1,800,000
  19.8                                                                                                                1,600,000
  19.9                                                                                                                1,520,000
 19.10                                                                                                                1,250,000
 19.11                                                                                                                 910,000
 19.12                                                                                                                 900,000
 19.13                                                                                                                 740,000
 19.14                                                                                                                 730,000
 19.15                                                                                                                 700,000
 19.16                                                                                                                 680,000
 19.17                                                                                                                 680,000
 19.18                                                                                                                 670,000
   20         22            360          360      163,153.94     25,522,291.69      N    L(36),D(81),O(3)             37,000,000
   21         120           IO           IO           IO         29,000,000.00      N    YM1%(116),O(4)               35,800,000
   22         21            360          360      152,135.71     26,343,994.97      N    L(27),D(54),O(3)             36,000,000
   24                       360          358      154,964.07     23,216,205.81      N    L(26),D(87),O(7)             38,500,000
   26         58            IO           IO           IO         27,375,000.00      N    L(25),YM1%(31),O(4)          36,500,000
   27         120           IO           IO           IO         27,000,000.00      N    L(24),D(92),O(4)             78,000,000
   28                       360          359      155,683.03     22,643,982.24      N    L(25),D(92),O(3)             38,400,000
   29                       360          356      142,236.81     20,528,202.57      N    L(28),D(90),O(2)             31,300,000
   31         28            360          360      131,490.25     21,104,753.92      N    L(48),D(65),O(7)             30,100,000
   32         118           IO           IO           IO         23,900,000.00      Y    L(26),YM1%(91),O(3)          35,000,000
   33         34            360          360      129,913.46     20,920,048.93      N    L(26),D(91),O(3)             32,700,000
   34         24            360          360      122,116.79     21,788,707.45      N    L(24),D(33),O(3)             29,750,000
   35         32            360          360      124,943.55     20,046,995.70      N    L(28),D(89),O(3)             31,000,000
   39         22            360          360      118,191.69     18,700,203.61      Y    L(48),D(69),O(3)             30,000,000
   40         24            360          360      115,116.17     18,121,890.25      N    L(24),D(92),O(4)             26,000,000
   41          8            300          300      144,198.15     16,994,598.58      N    L(28),D(88),O(4)             27,500,000
   42          4            360          360      115,655.20     17,022,342.51      N    L(25),D(92),O(3)             25,435,000
   43                       360          358      115,038.48     16,459,591.50      N    L(26),D(90),O(4)             26,400,000
   44                       360          356      105,334.00     15,311,744.01      N    L(28),D(89),O(3)             33,000,000
   45         23            360          360       95,354.14     14,850,533.81      N    L(25),D(92),O(3)             21,200,000
   46                       360          357       95,705.01     14,726,387.16      Y    L(27),D(66),O(3)             21,000,000
   48                       360          360       92,325.22     13,487,507.59      Y    L(24),D(93),O(3)             21,000,000
   49         24            360          360       89,545.53     13,974,097.79      N    L(36),D(81),O(3)             20,175,000
   53                       360          358       83,150.04     12,143,276.20      N    L(26),D(90),O(4)             19,900,000
   54         23            360          360       75,554.04     11,787,355.52      Y    L(25),D(91),O(4)             18,000,000
   55                       360          356       79,137.64     11,314,359.65      N    L(28),D(89),O(3)             17,350,000
   56         24            360          360       75,287.37     11,438,517.13      N    L(36),D(81),O(3)             14,930,000
   59         35            360          360       64,565.35     11,656,985.55      N    L(48),D(9),O(3)              17,900,000
   60         30            360          360       63,242.46      9,939,391.55      N    L(24),D(92),O(4)             14,900,000
   62                       360          356       64,643.33      9,396,796.57      N    L(28),D(89),O(3)             18,300,000
   64                       360          359       61,104.78      8,979,762.33      N    L(25),D(92),O(3)             14,000,000
   65                       360          358       58,271.25      8,772,232.68      N    L(48),D(68),O(4)             13,300,000
   69         17            360          360       55,903.65      8,633,276.60      N    L(25),D(92),O(3)             12,650,000
   70                       360          358       53,464.09      7,914,194.02      N    L(26),D(90),O(4)             12,000,000
   71         14            360          360       50,121.11      8,732,713.65      N    L(28),D(29),O(3)             12,800,000
   73         60            360          360       49,969.09      8,418,015.74      N    L(36),D(81),O(3)             18,000,000
   74         117           IO           IO           IO          9,095,490.00      Y    L(27),D(89),O(4)             15,000,000
   76         24            360          360       50,481.61      7,864,254.82      Y    L(36),D(81),O(3)             11,700,000
   78                       264          262       58,266.83          0.00          N    L(48),YM1%(213),O(3)         11,750,000
   79                       360          358       45,043.34      7,617,045.75      N    L(48),D(8),O(4)              10,300,000
   81          7            360          360       49,178.20      7,044,645.68      N    L(26),D(91),O(3)             13,100,000
   82          8            300          300       56,280.97      6,633,043.36      N    L(28),D(88),O(4)             11,500,000
   83                       360          356       45,885.22      6,670,047.70      N    L(28),D(89),O(3)             10,600,000
   84                       360          358       43,734.53      6,562,702.00      N    L(48),D(68),O(4)             9,900,000
   85                       360          345       47,077.29      6,738,548.99      N    L(39),D(78),O(3)             10,100,000
   86         35            360          360       42,036.01      6,906,217.31      N    L(25),D(92),O(3)             14,800,000
   87                       360          358       46,015.39      6,583,836.89      N    L(6),YM1%(111),O(3)          10,500,000
   88                       300          300       48,534.30      5,916,885.10      N    L(36),D(81),O(3)             11,500,000
   89                       360          358       43,365.57      6,403,987.98      N    L(48),D(68),O(4)             9,600,000
   90          8            300          300       53,484.40      6,303,451.82      N    L(28),D(88),O(4)             10,200,000
   91                       300          300       47,903.98      5,840,043.00      N    L(36),D(81),O(3)             10,200,000
   92         10            360          360       40,916.14      6,691,584.95      N    L(26),D(55),O(3)             9,200,000
   93          5            300          300       44,214.37      5,521,016.60      Y    L(25),D(92),O(3)             9,350,000
   95                       360          358       37,772.49      5,658,950.49      N    L(26),D(91),O(3)             8,550,000
   96                       360          359       36,135.18      5,395,820.71      N    L(25),D(92),O(3)             8,700,000
   98         58            IO           IO           IO          6,187,500.00      Y    L(48),D(8),O(4)              11,200,000
   99         35            360          360       34,037.19      5,421,431.72      N    L(25),D(92),O(3)             8,100,000
  100                       360          359       33,611.65      5,039,191.45      N    L(25),D(92),O(3)             7,600,000
  101          5            300          300       37,565.31      4,690,753.29      Y    L(25),D(92),O(3)             7,500,000
  102                       360          356       32,973.29      4,815,551.16      N    L(28),YM1%(90),O(2)          8,500,000
  104                       264          262       38,371.32          0.00          N    L(48),YM1%(213),O(3)         9,200,000
  105          8            300          300       38,963.21      4,592,044.14      N    L(28),D(88),O(4)             7,430,000
  106                       360          360       32,026.66      5,126,429.37      Y    L(24),D(29),O(7)             7,180,000
  107                       360          358       30,235.08      4,551,630.56      N    L(26),D(91),O(3)             6,900,000
  108          8            300          300       38,173.18      4,498,934.18      N    L(28),D(88),O(4)             7,800,000
  110                       360          358       29,578.76      4,374,998.28      N    L(26),D(91),O(3)             7,000,000
  111          5            300          300       32,625.47      4,073,919.50      Y    L(25),D(92),O(3)             6,900,000
  112                       360          359       28,726.25      4,279,192.68      N    L(25),D(92),O(3)             6,550,000
  114                       360          356       27,627.80      4,708,861.53      N    L(28),D(29),O(3)             6,450,000
  117                       300          300       30,255.15      3,688,447.39      N    L(36),D(81),O(3)             8,700,000
  118          8            300          300       32,300.39      3,806,789.42      N    L(28),D(88),O(4)             6,600,000
  119                       300          300       28,994.52      3,534,762.01      N    L(36),D(81),O(3)             7,200,000
  120                       240          240       32,654.41          0.00          N    L(36),D(201),O(3)            6,660,000
  121                       360          359       25,378.40      3,720,646.41      Y    L(25),D(92),O(3)             6,425,000
  122          5            300          300       27,660.59      3,453,958.00      Y    L(25),D(92),O(3)             5,850,000
  123         59            360          360       25,733.14      3,704,817.55      N    L(25),YM1%(148),O(7)         5,500,000
  124                       360          357       24,460.74      3,653,206.35      N    L(27),D(90),O(3)             5,900,000
  125                       360          360       24,458.52      3,641,937.43      N    L(24),D(93),O(3)             6,500,000
  126                       360          359       23,886.32      3,598,466.69      N    L(48),D(69),O(3)             6,450,000
  127          5            300          300       26,953.11      3,365,615.47      Y    L(25),D(92),O(3)             5,700,000
  128                       360          358       23,232.31      3,928,694.39      N    L(48),D(8),O(4)              5,700,000
  129                       360          359       23,584.29      3,496,399.32      N    L(36),D(81),O(3)             5,550,000
  130                       360          357       23,741.84      3,503,597.05      Y    L(48),D(69),O(3)             6,000,000
  131          5            300          300       26,051.54      3,253,037.78      Y    L(25),D(92),O(3)             5,510,000
  132         11            360          360       24,594.68      3,946,276.97      Y    L(25),D(31),O(4)             5,700,000
  133          5            300          300       25,625.80      3,199,875.89      Y    L(25),D(92),O(3)             5,420,000
  134          9            360          360       22,961.42      3,324,308.67      N    L(27),D(111),O(4)            5,100,000
  135          5            300          300       25,531.89      3,188,148.51      Y    L(25),D(92),O(3)             5,400,000
  136          8            300          300       28,315.27      3,337,121.64      N    L(28),D(88),O(4)             5,400,000
  137         116           IO           IO           IO          4,032,000.00      Y    L(47),D(69),O(4)             7,250,000
  139                       204          204       32,490.11      2,231,374.77      Y    L(48),YM1%(36),O(36)         6,150,000
  140          5            300          300       24,824.41      3,099,805.98      Y    L(25),D(92),O(3)             5,250,000
  141          8            300          300       27,532.23      3,244,835.87      N    L(28),D(88),O(4)             5,250,000
  142                       360          359       22,143.99      3,264,587.04      N    L(25),D(92),O(3)             5,525,000
  143         35            360          360       23,382.47      3,138,727.07      N    L(25),YM 1%(148),O(7)        5,800,000
  144         118           IO           IO           IO          3,900,000.00      N    L(36),YM1%(77),O(7)          10,900,000
  145                       360          359       22,290.81      3,262,797.80      N    L(48),YM1%(68),O(4)          5,910,000
  146                       360          356       22,102.04      3,225,314.27      N    L(28),D(89),O(3)             4,850,000
  147                       360          359       22,030.93      3,206,920.03      N    L(25),D(91),O(4)             5,200,000
  148                       360          359       21,934.96      3,187,902.00      N    L(36),YM1%(81),O(3)          5,400,000
  149                       360          357       21,125.18      3,155,042.56      N    L(27),D(90),O(3)             5,100,000
  150                       360          357       20,569.26      3,072,014.21      N    L(27),D(90),O(3)             4,950,000
  151          5            300          300       22,695.71      2,833,996.50      Y    L(25),D(92),O(3)             4,800,000
  152          5            300          300       22,226.14      2,775,362.63      Y    L(25),D(92),O(3)             4,700,000
  153          5            300          300       22,226.14      2,775,362.63      Y    L(25),D(92),O(3)             4,700,000
  154          5            300          300       22,204.23      2,772,625.89      Y    L(25),D(92),O(3)             4,700,000
  155          5            300          300       21,490.49      2,683,501.44      Y    L(25),D(92),O(3)             4,550,000
  156          5            300          300       21,280.75      2,657,311.45      Y    L(25),D(92),O(3)             4,500,000
  157          5            300          300       21,280.75      2,657,311.45      Y    L(25),D(92),O(3)             4,500,000
  158         116           IO           IO           IO          3,387,000.00      Y    L(47),D(69),O(4)             6,000,000
  159                       300          296       21,802.45      2,627,741.64      N    L(28),D(89),O(3)             4,300,000
  160         117           IO           IO           IO          3,369,000.00      Y    L(48),D(68),O(4)             6,125,000
  161          5            300          300       21,042.83      2,627,604.31      Y    L(25),D(92),O(3)             4,450,000
  162          8            300          300       23,491.19      2,768,574.53      N    L(28),D(88),O(4)             7,100,000
  163                       360          359       18,939.26      2,789,905.47      N    L(48),YM1%(69),O(3)          4,220,000
  164                       300          299       19,863.80      2,473,536.81      N    L(25),D(92),O(3)             4,720,000
  166                       360          359       18,771.18      2,681,271.77      N    L(36),D(81),O(3)             4,330,000
  167         117           IO           IO           IO          3,128,000.00      Y    L(48),D(68),O(4)             5,700,000
  168                       144          144       29,233.31          0.00          N    L(36),D(105),O(3)            4,700,000
  169                       300          298       18,693.81      2,333,921.61      N    L(36),D(81),O(3)             4,500,000
  170         114           IO           IO           IO          3,033,250.00      Y    L(46),D(70),O(4)             5,540,000
  171         118           IO           IO           IO          3,000,000.00      N    L(36),YM1%(77),O(7)          4,800,000
  172                       300          298       19,660.47      2,719,650.27      N    L(36),D(21),O(3)             6,800,000
  173                       216          215       22,205.40          0.00          N    L(48),YM1%(165),O(3)         5,000,000
  174                       360          357       17,184.55      2,511,875.07      N    L(27),D(90),O(3)             3,775,000
  175          5            300          300       18,676.22      2,332,086.17      Y    L(25),D(92),O(3)             3,950,000
  176                       360          358       16,226.26      2,447,649.27      N    L(26),D(91),O(3)             5,260,000
  177                       360          360       16,926.03      2,471,693.73      N    L(24),D(92),O(4)             3,800,000
  178          5            300          300       17,968.74      2,243,743.65      Y    L(25),D(92),O(3)             3,800,000
  179         119           IO           IO           IO          2,868,000.00      Y    L(47),D(69),O(4)             5,215,000
  181                       360          359       16,253.58      2,382,886.15      Y    L(25),D(92),O(3)             3,950,000
  182          5            300          300       17,730.82      2,214,036.51      Y    L(25),D(92),O(3)             3,750,000
  183                       360          359       15,775.34      2,333,115.53      N    L(36),D(81),O(3)             3,570,000
  184                       360          359       15,452.98      2,292,754.10      N    L(48),D(69),O(3)             3,700,000
  185         24            360          360       15,839.23      2,416,834.53      N    L(60),YM1%(57),O(3)          3,700,000
  186                       360          359       15,500.75      2,270,711.03      N    L(48),D(69),O(3)             3,500,000
  187         115           IO           IO           IO          2,709,000.00      Y    L(47),D(69),O(4)             5,000,000
  188         115           IO           IO           IO          2,617,000.00      Y    L(48),D(68),O(4)             4,930,000
  189         114           IO           IO           IO          2,611,510.00      Y    L(46),D(70),O(4)             4,750,000
  190         17            360          360       14,357.03      2,470,906.61      N    YM1%(25),D(32),O(3)          3,500,000
  191                       360          359       14,567.36      2,163,082.96      N    L(25),D(91),O(4)             3,900,000
  192                       360          359       14,068.80      2,141,842.31      N    L(25),D(92),O(3)             6,150,000
  193          8            300          300       17,723.26      2,088,791.19      N    L(28),D(88),O(4)             3,900,000
  194                       240          239       17,280.15      1,613,659.32      N    L(36),D(81),O(3)             4,175,000
  195         118           IO           IO           IO          2,500,000.00      N    L(36),YM1%(77),O(7)          9,450,000
  196         117           IO           IO           IO          2,443,000.00      Y    L(48),D(68),O(4)             4,560,000
  197         118           IO           IO           IO          2,431,000.00      Y    L(47),D(69),O(4)             4,500,000
  198         116           IO           IO           IO          2,417,000.00      Y    L(48),D(68),O(4)             4,400,000
  199          5            300          300       15,038.64      1,877,865.77      Y    L(25),D(92),O(3)             3,180,000
 199.1                                                                                                                1,980,000
 199.2                                                                                                                1,200,000
  200         55            IO           IO           IO          2,393,000.00      Y    L(48),D(8),O(4)              4,400,000
  201                       360          356       13,777.90      2,010,584.73      N    L(28),D(89),O(3)             3,330,000
  202         114           IO           IO           IO          2,335,000.00      Y    L(47),D(69),O(4)             4,200,000
  203                       360          359       12,449.98      1,835,444.03      N    L(25),D(92),O(3)             4,300,000
  204         116           IO           IO           IO          2,192,000.00      Y    L(48),D(68),O(4)             4,000,000
  205         115           IO           IO           IO          2,128,000.00      Y    L(47),D(69),O(4)             4,000,000
  206                       360          359       11,719.85      1,757,086.32      N    L(25),D(92),O(3)             2,650,000
  207         116           IO           IO           IO          2,096,000.00      Y    L(48),D(68),O(4)             3,830,000
  208                       360          360       11,130.95      1,661,409.05      N    L(36),D(81),O(3)             2,700,000
  209         118           IO           IO           IO          2,000,000.00      N    L(36),YM1%(77),O(7)          3,600,000
  210         118           IO           IO           IO          1,973,000.00      Y    L(47),D(69),O(4)             3,600,000
  212         56            IO           IO           IO          1,924,800.00      Y    L(48),D(8),O(4)              3,400,000
  213                       360          359       10,400.32      1,555,504.19      Y    L(48),D(68),O(4)             2,625,000
  214                       300          299       11,360.62      1,407,638.80      Y    L(36),D(81),O(3)             2,600,000
  215         56            IO           IO           IO          1,842,700.00      Y    L(48),D(8),O(4)              3,400,000
  216          5            300          300       10,809.51      1,384,878.60      Y    L(25),D(92),O(3)             3,600,000
  218          5            300          300       10,405.59      1,299,338.79      Y    L(25),D(92),O(3)             2,200,000
  219         56            IO           IO           IO          1,526,000.00      Y    L(48),D(8),O(4)              2,790,000
  220                       300          299       8,479.96       1,044,847.89      N    L(25),D(92),O(3)             2,550,000
  221                       300          299       8,281.59       1,020,404.84      N    L(25),D(92),O(3)             2,820,000
  222                       240          239       9,326.29           0.00          N    L(25),D(212),O(3)            1,800,000
  223         57            IO           IO           IO          1,305,000.00      Y    L(48),D(8),O(4)              2,440,000
  224         57            IO           IO           IO          1,224,000.00      Y    L(48),D(8),O(4)              2,225,000
  225         56            IO           IO           IO          1,207,000.00      Y    L(48),D(8),O(4)              2,320,000
  226                       300          299       7,186.65        885,493.73       N    L(25),D(92),O(3)             2,440,000

MORTGAGE                                            LTV RATIO AT                                                     CUT-OFF DATE
  LOAN      APPRAISAL               CUT-OFF DATE     MATURITY OR    YEAR        YEAR       NUMBER OF      UNIT OF     LOAN AMOUNT
 NUMBER       DATE       DSCR (X)     LTV RATIO          ARD        BUILT    RENOVATED       UNITS        MEASURE    PER (UNIT) ($)
------------------------------------------------------------------------------------------------------------------------------------

   1        01/04/05       1.77        61.71%          53.67%       1987                   1,852,501      Sq. Ft.          117
   2        02/01/05       1.22        68.83%          59.25%       1969        1990       1,672,237      Sq. Ft.          79
   3         Various       2.36        54.31%          34.52%      Various                   1,436         Rooms         55,561
  3.1       01/01/05                                                2004                      160          Rooms
  3.2       01/01/05                                                2004                      146          Rooms
  3.3       01/01/05                                                2001                      90           Rooms
  3.4       01/01/05                                                2004                      139          Rooms
  3.5       01/01/05                                                2004                      142          Rooms
  3.6       01/01/05                                                2004                      102          Rooms
  3.7       01/01/05                                                2000                      90           Rooms
  3.8       01/01/05                                                2002                      113          Rooms
  3.9       01/01/05                                                2003                      96           Rooms
  3.10      01/01/05                                                2002                      96           Rooms
  3.11      12/31/04                                                2000                      90           Rooms
  3.12      01/01/05                                                2002                      96           Rooms
  3.13      12/31/04                                                2000                      76           Rooms
   4         Various       2.11        54.46%          34.62%      Various    Various        1,095         Rooms        42,553(2)
  4.1       01/01/05                                                1998        2004          90           Rooms
  4.2       01/01/05                                                1998        2004          96           Rooms
  4.3       12/09/04                                                1997                      78           Rooms
  4.4       01/01/05                                                1997        2004          90           Rooms
  4.5       12/31/04                                                1996        2004          78           Rooms
  4.6       12/31/04                                                1997        2004          78           Rooms
  4.7       12/17/04                                                1994                      66           Rooms
  4.8       01/01/05                                                1998        2004          94           Rooms
  4.9       01/01/05                                                1997        2004          90           Rooms
  4.10      01/01/05                                                1997                      78           Rooms
  4.11      12/31/04                                                1996        2004          66           Rooms
  4.12      12/16/04                                                1993        2003          63           Rooms
  4.13      12/31/04                                                1996        2004          64           Rooms
  4.14      12/31/04                                                1997        2004          64           Rooms
  4.15      01/01/05                                                                                       Rooms
  4.16      01/01/05                                                                                       Rooms
  4.17      01/01/05                                                                                       Rooms
  4.18      01/01/05                                                                                       Rooms
  4.19      01/01/05                                                                                       Rooms
  4.20      01/01/05                                                                                       Rooms
  4.21      01/01/05                                                                                       Rooms
  4.22      01/01/05                                                                                       Rooms
  4.23      01/01/05                                                                                       Rooms
  4.24      01/01/05                                                                                       Rooms
  4.25      01/01/05                                                                                       Rooms
   5        12/06/04       1.53        64.63%          56.21%       2001                    339,800       Sq. Ft.          162
   6        01/06/05       1.27        77.94%          71.94%       1953        2001        219,029       Sq. Ft.          242
   7        10/01/04       1.31        71.07%          52.29%       1965        2004        585,973       Sq. Ft.          90
   8         Various       3.08        41.99%          32.43%      Various                    562          Rooms         88,690
  8.1       09/21/04                                                2003                      281          Rooms
  8.2       09/24/04                                                2002                      281          Rooms
   9        01/21/05       1.21        79.66%          74.32%       1922        1995        638,712       Sq. Ft.          74
   10       05/12/04       1.85        74.32%          62.62%       1950        1990        311,950       Sq. Ft.          149
   11        Various       1.40        76.60%          63.91%      Various    Various      1,077,873      Sq. Ft.          40
  11.1      12/20/04                                                2001                    174,145       Sq. Ft.
  11.2      12/20/04                                                1999        2002        219,900       Sq. Ft.
  11.3      01/06/05                                                2004                    200,000       Sq. Ft.
  11.4      12/20/04                                                2001                    32,000        Sq. Ft.
  11.5      12/20/04                                                2002                    145,000       Sq. Ft.
  11.6      12/20/04                                                1950        2002        202,941       Sq. Ft.
  11.7      01/06/05                                                2004                    78,887        Sq. Ft.
  11.8      01/06/05                                                2002                    25,000        Sq. Ft.
   12       12/28/04       1.49        67.45%          67.45%       1959                      369          Units         116,531
   13       10/19/04       1.38        74.59%          62.37%       1998                    385,310       Sq. Ft.          110
   14       02/15/05       2.10        70.55%          70.55%       1987                    214,214       Sq. Ft.          187
   15       05/11/04       1.36        61.68%          51.97%       1957        2003        388,000       Sq. Ft.          93
   16       02/01/05       1.29        75.00%          62.68%       2005                    149,475       Sq. Ft.          241
   17       06/21/04       1.34        74.68%          62.92%       1966        2000        365,449       Sq. Ft.          94
   18       11/17/04       1.43        74.75%          56.29%       1971        2003        223,912       Sq. Ft.          145
   19        Various       1.26        76.77%          72.82%      Various                 1,026,070      Sq. Ft.          29
  19.1      12/03/04                                                2000                    333,800       Sq. Ft.
  19.2      12/08/04                                                1999                    112,104       Sq. Ft.
  19.3      12/08/04                                                1987                    80,220        Sq. Ft.
  19.4      12/03/04                                                2000                    32,562        Sq. Ft.
  19.5      11/30/04                                                1991                    80,000        Sq. Ft.
  19.6      12/08/04                                                1983                    45,734        Sq. Ft.
  19.7      12/08/04                                                1992                    52,500        Sq. Ft.
  19.8      12/08/04                                                1996                    41,400        Sq. Ft.
  19.9      12/08/04                                                1994                    27,500        Sq. Ft.
 19.10      12/08/04                                                1993                    34,500        Sq. Ft.
 19.11      11/30/04                                                1991                    38,400        Sq. Ft.
 19.12      12/08/04                                                1990                    24,000        Sq. Ft.
 19.13      12/08/04                                                1985                    20,000        Sq. Ft.
 19.14      12/08/04                                                1982                    21,000        Sq. Ft.
 19.15      12/18/04                                                1990                    21,000        Sq. Ft.
 19.16      12/08/04                                                1991                    21,190        Sq. Ft.
 19.17      12/08/04                                                1995                    20,000        Sq. Ft.
 19.18      12/08/04                                                1989                    20,160        Sq. Ft.
   20       10/05/04       1.20        79.05%          68.98%       1986                    169,334       Sq. Ft.          173
   21       01/25/05       1.55        81.01%          81.01%       1902        2001        192,220       Sq. Ft.          151
   22       10/25/04       1.28        79.44%          73.18%       1967        1974        113,283       Sq. Ft.          252
   24       11/04/04       1.48        72.55%          60.30%       1970        2001        326,282       Sq. Ft.          86
   26       12/02/04       2.33        75.00%          75.00%       1989                    324,603       Sq. Ft.          84
   27       01/07/05       3.42        34.62%          34.62%       1926        1988        400,061       Sq. Ft.          67
   28       01/04/05       1.40        70.22%          58.97%       2002                    158,636       Sq. Ft.          170
   29       03/03/04       1.30        77.63%          65.59%       1995        2002        182,875       Sq. Ft.          133
   31       10/28/04       1.36        79.73%          70.12%       1988                    137,932       Sq. Ft.          174
   32       10/11/04       1.58        68.29%          68.29%       1988                    177,933       Sq. Ft.          134
   33       10/27/04       1.42        71.87%          63.98%       1930        1991        242,200       Sq. Ft.          97
   34       01/04/05       1.24        76.64%          73.24%       2001                    175,209       Sq. Ft.          130
   35       08/16/04       1.23        72.58%          64.67%       1999                    93,351        Sq. Ft.          241
   39       10/10/04       1.21        71.67%          62.33%       2003                    79,675        Sq. Ft.          270
   40       12/30/04       1.24        80.00%          69.70%       1971        1993        170,965       Sq. Ft.          122
   41       09/07/04       1.44        75.00%          61.80%       1989        2001          192          Rooms         107,422
   42       05/25/05       1.24        78.95%          66.92%       2004                    180,088       Sq. Ft.          112
   43       11/12/04       1.22        73.70%          62.35%       1977                    338,476       Sq. Ft.          57
   44       10/04/04       1.73        55.07%          46.40%       1925        1999        162,140       Sq. Ft.          112
   45       01/01/05       1.20        80.19%          70.05%       1987                    96,502        Sq. Ft.          176
   46       07/20/04       1.33        79.74%          70.13%       1900        1985        104,553       Sq. Ft.          160
   48       11/11/04       1.29        76.67%          64.23%       2004                    94,552        Sq. Ft.          170
   49       01/07/05       1.26        79.31%          69.26%       1987        2004        187,476       Sq. Ft.          85
   53       11/11/04       1.23        72.70%          61.02%       1972        1998        361,152       Sq. Ft.          40
   54       11/27/04       1.25        75.00%          65.49%       1970        1997        59,300        Sq. Ft.          228
   55       10/10/04       1.27        76.92%          65.21%       2004                    67,400        Sq. Ft.          198
   56       01/13/05       1.30        63.63%          53.17%       1983                    46,670        Sq. Ft.          279
   59       08/12/04       1.29        67.04%          65.12%       1986                      84           Units         142,857
   60       12/03/04       1.26        75.50%          66.71%       1984                    73,353        Sq. Ft.          153
   62       05/19/04       1.33        60.94%          51.35%       1999                    125,538       Sq. Ft.          89
   64       11/10/04       1.31        76.68%          64.14%       1920        2000        149,587       Sq. Ft.          72
   65       11/16/04       1.20        79.50%          65.96%       2002                    83,154        Sq. Ft.          127
   69       12/01/04       1.26        79.05%          68.25%       2004                    98,124        Sq. Ft.          102
   70       02/01/05       1.40        78.98%          65.95%       2004                    46,742        Sq. Ft.          203
   71       10/20/04       1.45        71.88%          68.22%       1985                    151,938       Sq. Ft.          61
   73       01/19/05       1.33        50.56%          46.77%       1962        1972        44,844        Sq. Ft.          203
   74       12/01/04       2.06        60.64%          60.64%       1996                    107,872       Sq. Ft.          84
   76       01/24/05       1.47        76.92%          67.22%       2000                    128,955       Sq. Ft.          70
   78       10/07/04       1.24        73.11%                       2003                    70,514        Sq. Ft.          122
   79       01/01/05       1.22        79.80%          73.95%       1991                    70,630        Sq. Ft.          116
   81       01/15/05       1.45        62.21%          53.78%       1978        2005        139,786       Sq. Ft.          58
   82       09/01/04       1.35        70.00%          57.68%       1986                      120          Rooms         67,083
   83       05/12/04       1.52        74.68%          62.92%       1980        2000        68,807        Sq. Ft.          115
   84       11/16/04       1.25        79.80%          66.29%       2000                    68,738        Sq. Ft.          115
   85       06/16/03       1.35        77.83%          66.72%       2002                    56,832        Sq. Ft.          138
   86       11/18/04       1.77        52.67%          46.66%       1988                    116,950       Sq. Ft.          67
   87       11/17/04       1.56        74.12%          62.70%       1985                    84,931        Sq. Ft.          92
   88       01/18/05       1.60        66.96%          51.45%       2002                      138          Rooms         55,797
   89       03/01/05       1.22        79.81%          66.71%       2004                    66,442        Sq. Ft.          115
   90       08/23/04       1.33        75.00%          61.80%       1988        2003          112          Rooms         68,304
   91       01/19/05       1.50        74.51%          57.26%       2002                      125          Rooms         60,800
   92       10/29/04       1.34        80.00%          72.73%       1995                    72,006        Sq. Ft.          102
   93       05/16/04       1.25        75.53%          59.05%       1998                    28,176        Sq. Ft.          251
   95       04/01/05       1.20        79.63%          66.19%       2004                    66,777        Sq. Ft.          102
   96       01/11/05       1.59        74.61%          62.02%       1896        2004        160,607       Sq. Ft.          40
   98       12/01/04       2.71        55.25%          55.25%       1995                    130,497       Sq. Ft.          47
   99       11/11/04       1.23        75.00%          66.93%       1976                    102,587       Sq. Ft.          59
  100       02/01/05       1.32        79.89%          66.31%       2004                    52,888        Sq. Ft.          115
  101       05/16/04       1.26        80.00%          62.54%       1999                    48,769        Sq. Ft.          123
  102       09/21/04       1.39        67.35%          56.65%       1997                    25,555        Sq. Ft.          224
  104       10/26/04       1.35        61.17%                       1962                    54,532        Sq. Ft.          103
  105       09/03/04       1.50        75.01%          61.80%       1986        2004          128          Rooms         43,539
  106       11/11/04       1.38        76.60%          71.40%       2004                    135,450       Sq. Ft.          41
  107       11/01/04       1.36        79.51%          65.97%       1996                    39,000        Sq. Ft.          141
  108       08/19/04       1.41        70.00%          57.68%       1987        2003          112          Rooms         48,750
  110       12/02/04       1.47        74.82%          62.50%       1962                    46,186        Sq. Ft.          113
  111       05/12/04       1.30        75.52%          59.04%       1999                    17,145        Sq. Ft.          304
  112       11/22/04       1.33        78.51%          65.33%       1997                    52,620        Sq. Ft.          98
  114       09/15/04       1.53        78.69%          73.01%       2000                    57,486        Sq. Ft.          88
  117       01/18/05       1.85        55.17%          42.40%       1998                      129          Rooms         37,209
  118       08/24/04       1.71        70.00%          57.68%       1988        2003          96           Rooms         48,125
  119       01/18/05       1.73        63.89%          49.09%       1997                      94           Rooms         48,936
  120       01/20/05       1.23        69.07%                       2004                    37,525        Sq. Ft.          123
  121       12/07/04       1.35        69.16%          57.91%       2003                    14,490        Sq. Ft.          307
  122       05/16/04       1.25        75.52%          59.04%       1998                    15,120        Sq. Ft.          292
  123       12/16/04       1.22        80.00%          67.36%       2004                    22,125        Sq. Ft.          199
  124       09/22/04       1.21        74.32%          61.92%       2004                    14,820        Sq. Ft.          296
  125       10/28/04       1.69        67.38%          56.03%       1999                    47,376        Sq. Ft.          92
  126       12/01/04       1.54        67.34%          55.79%       1999                    19,095        Sq. Ft.          227
  127       05/12/04       1.26        75.53%          59.05%       1998                    15,930        Sq. Ft.          270
  128       01/01/05       1.22        74.38%          68.92%       1981                    82,187        Sq. Ft.          52
  129       12/10/04       1.45        75.57%          63.00%       2001                    53,050        Sq. Ft.          79
  130       11/15/04       1.50        69.77%          58.39%       2004                    25,676        Sq. Ft.          163
  131       05/12/04       1.25        75.52%          59.04%       1998                    15,120        Sq. Ft.          275
  132       12/06/04       1.26        76.77%          72.82%       1976        2000        35,959        Sq. Ft.          116
  133       05/27/04       1.21        75.52%          59.04%       1998                    15,930        Sq. Ft.          257
  134       10/08/04       1.24        80.00%          65.18%       1987                    38,722        Sq. Ft.          105
  135       05/17/04       1.21        75.52%          59.04%       2000                    15,120        Sq. Ft.          270
  136       09/01/04       1.29        75.00%          61.80%       1985                      72           Rooms         56,250
  137       08/31/04       2.20        55.61%          55.61%       2003                    13,650        Sq. Ft.          295
  139       10/13/04       1.64        65.04%          36.28%       2000                      132          Rooms         30,303
  140       05/16/04       1.25        75.52%          59.04%       2001                    15,120        Sq. Ft.          262
  141       08/26/04       1.55        75.01%          61.81%       1989                      83           Rooms         47,446
  142       12/13/04       1.37        70.72%          59.09%                               25,198        Sq. Ft.          155
  143       12/17/04       1.20        67.24%          54.12%       1972                    143,864       Sq. Ft.          27
  144       11/23/04       3.31        35.78%          35.78%       1958                    93,200        Sq. Ft.          42
  145       11/05/04       1.46        65.90%          55.21%       2003                    13,650        Sq. Ft.          285
  146       09/10/04       1.27        79.04%          66.50%       2004                    10,908        Sq. Ft.          351
  147       11/30/04       1.57        73.46%          61.67%       1992                    60,980        Sq. Ft.          63
  148       11/10/04       1.30        70.27%          59.04%                               16,561        Sq. Ft.          229
  149       09/21/04       1.21        74.26%          61.86%       2004                    14,560        Sq. Ft.          260
  150       09/21/04       1.21        74.49%          62.06%       2004                    13,650        Sq. Ft.          270
  151       05/12/04       1.25        75.52%          59.04%       1995                    16,496        Sq. Ft.          220
  152       05/11/04       1.21        75.53%          59.05%       1999                    15,120        Sq. Ft.          235
  153       05/12/04       1.21        75.53%          59.05%       2001                    15,120        Sq. Ft.          235
  154       05/17/04       1.21        75.46%          58.99%       2002                    15,120        Sq. Ft.          235
  155       05/27/04       1.21        75.44%          58.98%       2002                    15,120        Sq. Ft.          227
  156       05/17/04       1.21        75.53%          59.05%       2001                    13,905        Sq. Ft.          244
  157       05/12/04       1.25        75.53%          59.05%       1996                    15,930        Sq. Ft.          213
  158       08/26/04       2.26        56.45%          56.45%       2004                    13,216        Sq. Ft.          256
  159       08/27/04       1.21        78.61%          61.11%       1938        2000        10,908        Sq. Ft.          310
  160       10/05/04       2.38        55.00%          55.00%       2004                    13,650        Sq. Ft.          247
  161       05/10/04       1.21        75.53%          59.05%       2001                    15,120        Sq. Ft.          222
  162       09/01/04       1.29        47.32%          38.99%       1986        2004          119          Rooms         28,235
  163       11/11/04       1.30        79.11%          66.11%       2004                    15,035        Sq. Ft.          222
  164       11/10/04       1.40        68.94%          52.41%       1998                    38,171        Sq. Ft.          85
  166       11/18/04       1.26        73.23%          61.92%       2003                    74,069        Sq. Ft.          43
  167       09/28/04       2.22        54.88%          54.88%       2004                    13,650        Sq. Ft.          229
  168       10/12/04       1.28        65.96%                       1994                    111,457       Sq. Ft.          28
  169       11/02/04       1.41        68.22%          51.86%       1995                    20,200        Sq. Ft.          152
  170       06/08/04       2.24        54.75%          54.75%       2004                    13,650        Sq. Ft.          222
  171       12/09/04       2.16        62.50%          62.50%       1960        1990        28,509        Sq. Ft.          105
  172       11/19/04       1.70        43.99%          39.99%       1989                      58           Rooms         51,570
  173       11/16/04       1.25        59.82%                       2004                    19,722        Sq. Ft.          152
  174       10/11/04       1.36        79.21%          66.54%       2002                     6,000        Sq. Ft.          498
  175       05/16/04       1.25        75.52%          59.04%       1997                    15,930        Sq. Ft.          187
  176       09/20/04       1.76        56.13%          46.53%       2004                    14,560        Sq. Ft.          203
  177       11/08/04       1.31        77.63%          65.04%       1962        2004        11,305        Sq. Ft.          261
  178       05/16/04       1.25        75.53%          59.05%       1998                    15,120        Sq. Ft.          190
  179       10/11/04       2.32        55.00%          55.00%       2002                    14,490        Sq. Ft.          198
  181       12/11/04       1.34        72.05%          60.33%       2004                    14,820        Sq. Ft.          192
  182       05/16/04       1.26        75.52%          59.04%       1997                    15,930        Sq. Ft.          178
  183       12/23/04       1.37        78.32%          65.35%       2002                    16,244        Sq. Ft.          172
  184       12/28/04       1.33        74.35%          61.97%       2003                    14,560        Sq. Ft.          189
  185       01/25/05       1.36        74.32%          65.32%       2004                    23,805        Sq. Ft.          116
  186       12/21/04       1.28        77.46%          64.88%       2004                    13,650        Sq. Ft.          199
  187       07/15/04       2.30        54.18%          54.18%       2004                    13,650        Sq. Ft.          198
  188       07/11/04       2.31        53.08%          53.08%       2002                    14,490        Sq. Ft.          181
  189       06/11/04       2.22        54.98%          54.98%       2004                    14,560        Sq. Ft.          179
  190       01/08/05       1.41        74.29%          70.60%       2004                    13,719        Sq. Ft.          190
  191       11/16/04       1.55        66.57%          55.46%       2004                    23,754        Sq. Ft.          109
  192       12/07/04       1.91        42.21%          34.83%       1962                    112,270       Sq. Ft.          23
  193       09/10/04       1.38        65.00%          53.56%       1985                      105          Rooms         24,143
  194       12/11/04       1.25        59.96%          38.65%       1972        1999        93,398        Sq. Ft.          27
  195       11/23/04       4.59        26.46%          26.46%       1961                      62           Units         40,323
  196       10/15/04       2.20        53.57%          53.57%       2003                    14,560        Sq. Ft.          168
  197       08/28/04       2.37        54.02%          54.02%       2004                    14,560        Sq. Ft.          167
  198       10/04/04       2.35        54.93%          54.93%       2004                    14,560        Sq. Ft.          166
  199        Various       1.41        75.53%          59.05%      Various                  27,968        Sq. Ft.          86
 199.1      05/26/04                                                1999                    13,984        Sq. Ft.
 199.2      05/17/04                                                1998                    13,984        Sq. Ft.
  200       08/20/04       2.59        54.39%          54.39%       2000                    15,047        Sq. Ft.          159
  201       09/01/04       1.23        71.76%          60.38%       2003                    12,194        Sq. Ft.          196
  202       06/24/04       2.22        55.60%          55.60%       2004                    14,560        Sq. Ft.          160
  203       11/21/04       1.87        51.09%          42.68%       2000                    11,180        Sq. Ft.          197
  204       09/07/04       2.26        54.80%          54.80%       2003                    14,560        Sq. Ft.          151
  205       07/16/04       2.28        53.20%          53.20%       2004                    14,560        Sq. Ft.          146
  206       02/01/05       1.21        79.89%          66.31%       2004                    109,812       Sq. Ft.          19
  207       09/08/04       2.32        54.73%          54.73%       2004                    14,560        Sq. Ft.          144
  208       12/14/04       1.39        74.07%          61.53%       1985        1998        20,000        Sq. Ft.          100
  209       11/23/04       2.25        55.56%          55.56%       2004                      20           Units         100,000
  210       11/01/04       2.30        54.81%          54.81%       2003                    14,560        Sq. Ft.          136
  212       07/12/04       2.51        56.61%          56.61%       2000                    11,180        Sq. Ft.          172
  213       01/07/05       1.39        71.33%          59.26%       2004                    10,880        Sq. Ft.          172
  214       12/06/04       1.30        71.02%          54.14%       1987        1995        40,601        Sq. Ft.          45
  215       06/25/04       2.48        54.20%          54.20%       1999                    11,180        Sq. Ft.          165
  216       05/11/04       1.25        49.86%          38.47%       1990                    21,226        Sq. Ft.          85
  218       05/17/04       1.24        75.55%          59.06%       2003                     4,523        Sq. Ft.          367
  219       07/02/04       2.64        54.70%          54.70%       1992                    12,844        Sq. Ft.          119
  220       12/28/04       1.90        53.58%          40.97%       2001                    10,140        Sq. Ft.          135
  221       12/18/04       1.53        47.32%          36.18%       2002                     9,850        Sq. Ft.          135
  222       12/02/04       1.20        72.59%                       1958                    13,550        Sq. Ft.          96
  223       09/28/04       3.03        53.48%          53.48%       1994                    13,422        Sq. Ft.          97
  224       10/11/04       3.07        55.01%          55.01%       1994                    13,500        Sq. Ft.          91
  225       07/24/04       2.75        52.03%          52.03%       1993                    13,000        Sq. Ft.          93
  226       01/05/05       1.91        47.46%          36.29%       1998                     9,390        Sq. Ft.          123

MORTGAGE
  LOAN     OCCUPANCY      OCCUPANCY                                       MOST RECENT                                  MOST RECENT
 NUMBER    RATE (%)     "AS OF" DATE          MOST RECENT PERIOD         REVENUES ($)     MOST RECENT EXPENSES ($)       NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

   1        89.55%        01/31/05               TTM 07/31/04             70,644,369             39,362,284             31,282,085
   2        84.45%        03/01/05           YTD 11/04 Annualized         29,855,041             17,619,290             12,235,751
   3        75.00%        11/30/04               TTM 10/31/04             31,859,425             18,935,472             12,923,956
  3.1       69.20%        11/30/04               TTM 10/31/04              2,320,119              1,687,748              632,371
  3.2       65.20%        11/30/04               TTM 10/31/04               916,111                835,261                80,846
  3.3       91.70%        11/30/04               TTM 10/31/04              3,536,160              1,754,671             1,781,491
  3.4       68.90%        11/30/04               TTM 10/31/04              2,799,431              1,645,621             1,153,811
  3.5       71.00%        11/30/04               TTM 10/31/04              3,013,606              1,665,875             1,347,731
  3.6       73.30%        11/30/04               TTM 10/31/04              2,020,674              1,170,541              850,133
  3.7       87.20%        11/30/04               TTM 10/31/04              3,172,008              1,759,239             1,412,768
  3.8       80.30%        11/30/04               TTM 10/31/04              2,925,284              1,772,098             1,153,187
  3.9       89.80%        11/30/04               TTM 10/31/04              2,889,482              1,412,855             1,476,628
  3.10      71.00%        11/30/04               TTM 10/31/04              2,392,280              1,439,901              952,379
  3.11      80.20%        11/30/04               TTM 10/31/04              2,132,682              1,384,279              748,405
  3.12      70.50%        11/30/04               TTM 10/31/04              2,379,992              1,470,522              909,471
  3.13      70.70%        11/30/04               TTM 10/31/04              1,361,596               936,861               424,735
   4        74.28%        11/30/04               TTM 10/31/04             24,215,073             15,503,816             8,711,528
  4.1       86.30%        11/30/04               TTM 10/31/04              2,567,211              1,515,441             1,051,771
  4.2       78.90%        11/30/04               TTM 10/31/04              2,711,791              1,642,656             1,069,135
  4.3       80.80%        11/30/04               TTM 10/31/04              1,957,013              1,172,405              784,608
  4.4       64.50%        11/30/04               TTM 10/31/04              1,914,723              1,231,485              683,509
  4.5       75.20%        11/30/04               TTM 10/31/04              1,709,265              1,114,165              595,100
  4.6       71.30%        11/30/04               TTM 10/31/04              1,681,109              1,175,663              505,446
  4.7       82.90%        11/30/04               TTM 10/31/04              1,663,406              1,018,470              644,936
  4.8       73.20%        11/30/04               TTM 10/31/04              1,625,712              1,052,128              573,584
  4.9       65.30%        11/30/04               TTM 10/31/04              1,826,053              1,309,791              516,262
  4.10      80.40%        11/30/04               TTM 10/31/04              2,024,500              1,246,564              777,935
  4.11      82.90%        11/30/04               TTM 10/31/04              1,652,810              1,077,024              575,786
  4.12      71.10%        11/30/04               TTM 10/31/04              1,002,928               659,343               343,585
  4.13      61.60%        11/30/04               TTM 10/31/04               916,533                658,028               258,505
  4.14      63.50%        11/30/04               TTM 10/31/04               962,019                630,653               331,366
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
   5        72.01%        02/02/05
   6        88.15%        01/18/05              2004 Annualized            7,058,985              2,211,618             4,847,367
   7        87.45%        10/12/04               TTM 11/30/04              7,572,642              3,126,447             4,446,195
   8        63.60%        08/31/04              2004 Annualized           41,814,013             28,358,649             13,455,364
  8.1       68.30%        08/31/04              2004 Annualized           22,885,270             14,547,441             8,337,829
  8.2       58.90%        08/31/04              2004 Annualized           18,928,743             13,811,208             5,117,535
   9        93.48%        01/05/05
   10       87.38%        01/14/05               TTM 08/31/04              8,987,866              2,640,477             6,347,389
   11       94.90%        12/31/04                  Various                5,526,430               878,198              4,648,232
  11.1      100.00%       12/31/04                   2004                  1,656,886               246,645              1,410,241
  11.2      100.00%       12/31/04                   2004                  1,076,480               163,199               913,281
  11.3      100.00%       12/31/04                   2004                   608,167                84,212                523,955
  11.4      100.00%       12/31/04                   2004                   531,843                93,150                438,693
  11.5      62.07%        12/31/04                   2004                   630,201                134,036               496,165
  11.6      100.00%       12/31/04                   2004                   455,443                83,572                371,871
  11.7      100.00%       12/31/04              2004 Annualized             360,311                32,379                327,932
  11.8      100.00%       12/31/04                   2004                   207,099                41,005                166,094
   12       93.50%        12/22/04               TTM 11/30/04              5,640,071              1,630,266             4,009,805
   13                     11/09/04               TTM 09/30/04              6,326,524              2,434,825             3,891,699
   14       100.00%       01/14/05        T-9 01/04-09/04 Annualized       6,003,644              1,987,109             4,016,535
   15       99.73%        01/14/05               TTM 08/31/04             10,374,729              4,305,695             6,069,034
   16       100.00%       12/13/04
   17       94.47%        01/14/05               TTM 08/31/04              5,315,057              1,396,349             3,918,708
   18       98.99%        12/02/04                2005 Budget              5,096,685              1,883,740             3,212,945
   19       77.50%        01/31/05                  Various                4,616,555              1,265,609             3,350,946
  19.1      73.04%        01/31/05               TTM 09/30/04              1,288,953               237,205              1,051,748
  19.2      99.05%        01/31/05               TTM 09/30/04               619,352                211,297               408,055
  19.3      85.84%        01/31/05               TTM 09/30/04               305,282                69,982                235,300
  19.4      36.24%        01/31/05               TTM 09/30/04               299,478                69,691                229,787
  19.5      80.00%        01/31/05               TTM 09/30/04               234,981                107,462               127,519
  19.6      84.12%        01/31/05               TTM 09/30/04               236,271                51,331                184,940
  19.7      100.00%       01/31/05               TTM 09/30/04               223,379                49,274                174,105
  19.8      36.23%        01/31/05               TTM 09/30/04               232,975                59,817                173,158
  19.9      72.73%        01/31/05               TTM 09/30/04               194,643                46,888                147,755
 19.10      14.49%        01/31/05               TTM 09/30/04               188,130                45,049                143,081
 19.11      100.00%       01/31/05               TTM 09/30/04               139,392                50,056                 89,336
 19.12      100.00%       01/31/05               TTM 09/30/04               86,825                 53,190                 33,635
 19.13      100.00%       01/31/05               TTM 09/30/04               116,050                32,164                 83,886
 19.14                    01/31/05               TTM 09/30/04               92,837                 35,593                 57,244
 19.15      100.00%       01/31/05               TTM 09/30/04               81,870                 33,775                 48,095
 19.16      100.00%       01/31/05               TTM 09/30/04               114,111                36,550                 77,561
 19.17      100.00%       01/31/05               TTM 09/30/04               130,762                40,603                 90,159
 19.18      100.00%       01/31/05               TTM 09/30/04               31,264                 35,682                (4,418)
   20       96.02%        12/22/04                   2003                  3,031,532               665,144              2,366,388
   21       77.65%        01/06/05                   2004                  4,451,787              1,742,434             2,709,353
   22       96.38%        11/29/04              2004 Annualized            4,023,057              1,497,833             2,525,224
   24       96.26%        09/01/04              2004 Annualized            3,994,379               761,755              3,232,624
   26       66.30%        10/21/04              2004 Annualized            4,845,448              1,999,867             2,845,581
   27       97.06%        11/17/04             In-Place 12/31/04          10,239,936              4,985,433             5,254,503
   28       96.57%        01/13/05              2004 Annualized            2,746,662               877,719              1,868,943
   29       100.00%       09/24/04              2004 Annualized            3,391,833              1,061,534             2,330,300
   31       99.22%        12/06/04                   2003                  3,546,090              1,333,402             2,212,688
   32       95.70%        12/27/04
   33       94.59%        11/30/04         T-6 1/04-6/04 Annualized        4,676,572              2,152,749             2,523,823
   34       97.03%        02/28/05                   Ann.                  3,174,592              1,181,793             1,992,799
   35       83.88%        11/01/04              2004 Annualized            2,504,103               338,856              2,165,247
   39       94.94%        10/12/04
   40       92.69%        02/15/05                   2004                  2,529,264               815,933              1,713,331
   41       82.04%        12/03/04               TTM 12/03/04              6,904,183              4,068,565             2,835,618
   42       97.70%        01/01/05
   43       98.19%        12/31/04               TTM 09/30/04              3,399,524              1,583,029             1,816,495
   44       81.17%        01/14/05               TTM 08/31/04              3,914,943              1,012,354             2,902,589
   45       100.00%       01/19/05               TTM 11/30/04              1,742,426               600,179              1,142,247
   46       72.59%        11/02/04               TTM 09/30/04              2,603,917              1,098,084             1,505,833
   48       96.95%        12/10/04
   49       94.74%        01/01/05        T-10 01/04-10/04 Annualized      1,940,808               528,090              1,412,718
   53       93.32%        12/31/04            10/01/03 - 09/30/04          2,576,793              1,205,046             1,371,747
   54       100.00%       01/08/05            1/1/2004 - 12/31/04          1,343,019               217,095              1,125,924
   55       100.00%       10/27/04
   56       94.70%        01/26/05              Statement 2004             1,216,476               339,206               877,270
   59       85.71%        02/07/05               T-12 10/2004              1,503,668               506,404               997,264
   60       100.00%       01/13/05                 YTD 08/04               1,821,035               640,178              1,180,857
   62       100.00%       01/14/05                 TTM 08/04               2,670,760               790,567              1,880,193
   64       85.05%        01/10/05                   2003                   709,125                620,574                88,551
   65       93.75%        11/17/04           10/31 YTD Annualized          1,122,603               371,897               750,706
   69       95.72%        01/12/05
   70       95.79%        12/17/04
   71       89.68%        01/31/05
   73       94.98%        02/07/05              Statement 2004             1,306,371               474,858               831,513
   74       100.00%       12/01/04            01/01/03 - 12/31/03          1,659,713               305,921              1,353,792
   76       97.88%        01/26/05            2004 Oper Statement          1,362,756               370,886               991,870
   78       95.75%        02/14/05       Annualized 2004 (1/1 - 10/31)      762,959                146,034               616,926
   79       100.00%       11/10/04                   2003                   990,000                43,795                946,205
   81       82.80%        01/31/05         Trailing 12 (10/03-9/04)        1,379,406               627,557               751,849
   82       77.21%        12/03/04            TTM ended 12/03/04           3,161,355              2,093,145             1,068,210
   83       100.00%       01/14/05                 TTM 08/04               1,332,767               195,843              1,136,924
   84       100.00%       11/05/04                   2003                   927,566                245,893               681,673
   85       100.00%       12/01/04             Annualized 11/04             824,064                                      824,064
   86       97.21%        01/21/05               YTD 10/04 Ann             1,736,112               664,203              1,071,909
   87       91.73%        11/30/04        Annualized 2004 (1/1-11/30)      1,354,867               345,704              1,009,163
   88       67.64%        12/31/04              Statement 2004             3,033,222              1,983,381             1,049,841
   89       97.92%        12/15/04
   90       79.76%        12/03/04            TTM ended 12/03/04           3,000,861              1,995,430             1,005,431
   91       74.77%        12/31/04              Statement 2004             3,031,786              1,944,513             1,087,273
   92       94.73%        01/31/05                   2003                   910,166                214,558               695,608
   93       100.00%       02/01/05
   95       85.91%        12/13/04
   96       100.00%       11/19/04
   98       100.00%       11/30/04
   99       97.66%        01/26/05                   2003                   925,835                341,350               584,485
  100       100.00%       12/01/04
  101       100.00%       06/05/04
  102       100.00%       11/04/04             Annualized 11/04             611,000                15,196                595,804
  104       100.00%       12/07/04
  105       81.34%        12/03/04            TTM ended 12/03/04           2,926,453              2,078,429              848,024
  106       100.00%       12/10/04
  107       96.41%        01/31/05                   2004                   706,405                142,284               564,121
  108       80.93%        12/03/04            TTM ended 12/03/04           2,708,427              1,926,606              781,821
  110       100.00%       12/31/04             YTD Ending 11/04            1,036,518               373,392               663,126
  111       100.00%       05/24/04
  112       90.45%        01/01/05                   2004                   762,340                225,531               536,809
  114       93.15%        09/01/04                   2003                   646,625                183,631               462,994
  117       70.03%        12/31/04              Statement 2004             2,491,445              1,746,238              745,207
  118       79.36%        12/03/04            TTM ended 12/03/04           2,587,265              1,904,333              682,932
  119       75.31%        12/31/04              Statement 2004             2,142,411              1,466,863              675,548
  120       100.00%       01/21/05
  121       100.00%       11/30/04              Statement 2004              433,517                126,106               307,411
  122       100.00%       05/24/04
  123       100.00%       02/15/05           Annualized 2/04-10/04          358,586                132,782               225,804
  124       100.00%       12/08/04
  125       100.00%       02/09/05              Statement 2004              573,114                133,297               439,817
  126       100.00%       12/16/04                   2003                   557,463                106,552               450,911
  127       100.00%       05/24/04
  128       100.00%       11/10/04            YTD Ending 11/30/04           405,099                153,385               251,714
  129       88.96%        01/31/05              Statement 2004              550,996                196,059               354,937
  130       100.00%       12/02/04
  131       100.00%       05/24/04
  132       89.32%        01/31/05            10/01/03 - 09/30/04           706,021                263,787               442,234
  133       100.00%       05/24/04
  134       100.00%       11/19/04
  135       100.00%       05/24/04
  136       87.00%        12/03/04            TTM ended 12/03/04           1,819,550              1,283,733              535,817
  137       100.00%       09/07/04
  139       77.40%        12/31/04              Statement 2004             1,594,466               793,733               800,733
  140       100.00%       05/24/04
  141       83.52%        12/03/04            TTM ended 12/03/04           2,329,463              1,656,052              673,411
  142       100.00%       01/07/05
  143       100.00%       12/08/04      Annualized YTD Ending 11/31/04      574,459                139,473               434,986
  144       100.00%       02/16/05                 T-3 9/04                1,221,192               407,673               813,519
  145       100.00%       01/06/05
  146       100.00%       09/30/04
  147       86.11%        12/31/04                   2004                   592,226                173,052               419,174
  148       100.00%       11/09/04
  149       100.00%       12/08/04
  150       100.00%       12/08/04
  151       100.00%       05/24/04
  152       100.00%       05/24/04
  153       100.00%       05/24/04
  154       100.00%       05/24/04
  155       100.00%       05/24/04
  156       100.00%       05/24/04
  157       100.00%       05/24/04
  158       100.00%       10/01/04
  159       100.00%       10/20/04             Annualized 09/04             425,531                64,942                360,589
  160       100.00%       11/11/04
  161       100.00%       05/24/04
  162       78.32%        12/03/04            TTM ended 12/03/04           2,487,146              2,126,898              360,248
  163       100.00%       01/05/05
  164       95.81%        11/22/04                   2004                   383,005                58,331                324,674
  166       74.87%        11/17/04         Trailing 12 (12/03-11/04)        283,194                246,630                36,564
  167       100.00%       11/11/04
  168       100.00%       02/02/05
  169       100.00%       12/01/04       Annualized 2004 (1/1 - 10/31)      593,010                209,633               383,377
  170       100.00%       05/27/04
  171       100.00%       12/23/04              9/04 Annualized             539,826                129,213               410,613
  172       48.35%        11/30/04         Trailing 12 (11/03-10/04)       1,349,504               849,488               500,016
  173       83.98%        01/21/05
  174       100.00%       11/19/04             Annualized 10/04             306,431                36,380                270,050
  175       100.00%       05/24/04
  176       100.00%       12/08/04
  177       82.31%        11/25/04
  178       100.00%       05/24/04
  179       100.00%       11/11/04
  181       100.00%       11/30/04
  182       100.00%       05/24/04
  183       100.00%       01/01/05              2004 Statement              370,598                99,020                271,578
  184       100.00%       01/27/05
  185       100.00%       01/10/05
  186       100.00%       12/03/04
  187       100.00%       08/16/04
  188       100.00%       01/08/02
  189       100.00%       06/15/04
  190       100.00%       02/09/05                   2005                   336,558                73,140                263,418
  191       100.00%       08/05/04
  192       100.00%       01/01/05        Annualized 2004 (1/1-10/31)       440,911                322,157               118,754
  193       65.77%        12/03/04            TTM ended 12/03/04           2,313,979              1,842,517              471,462
  194       100.00%       12/30/04              Statement 2004              530,060                189,060               340,999
  195       95.16%        11/22/04                 T-6 09/04               1,014,792               436,892               577,900
  196       100.00%       11/02/04
  197       100.00%       06/25/03
  198       100.00%       10/20/04
  199       100.00%       04/29/04
 199.1      100.00%       04/29/04
 199.2      100.00%       04/29/04
  200       100.00%       12/07/99
  201       100.00%       09/30/04
  202       100.00%       07/09/01
  203       100.00%       11/11/04                   2003                   337,500                10,716                326,784
  204       100.00%       10/07/04
  205       100.00%       06/04/03
  206       100.00%       12/20/04
  207       100.00%       07/14/04
  208       100.00%       12/27/04              Statement 2003              225,000                17,047                207,953
  209       100.00%       01/01/05
  210       100.00%       12/07/04
  212       100.00%       07/29/04
  213       100.00%       01/27/05
  214       100.00%       01/11/05              Statement 2004              279,958                51,502                228,456
  215       100.00%       07/02/04
  216       65.13%        05/24/04
  218       100.00%       06/15/04
  219       100.00%       10/25/04
  220       100.00%       01/18/05
  221       100.00%       01/18/05
  222       100.00%       01/01/05        Annualized 2004 (1/1-10/31)       213,584                52,224                161,360
  223       100.00%       10/22/04
  224       100.00%       10/25/04
  225       100.00%       10/23/04
  226       100.00%       01/18/05

MORTGAGE                                                       UW NET
  LOAN    MOST RECENT      UW REVENUES           UW           OPERATING       UW NET CASH
 NUMBER     NCF ($)            ($)          EXPENSES ($)     INCOME ($)         FLOW ($)      LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

   1       30,911,585      90,592,807        37,103,624      53,489,183        50,540,583     Deutsche / Scudder, Stevens
   2       11,984,916      41,194,147        18,918,036      22,276,111        22,025,275     Associated Press
   3       12,796,564      40,255,633        23,495,181      16,760,451        15,152,133
  3.1       617,080         4,683,137         2,759,701       1,923,436        1,736,111
  3.2        71,625         4,576,656         2,584,518       1,992,138        1,809,072
  3.3      1,781,491        3,391,264         1,698,052       1,693,212        1,557,559
  3.4      1,141,055        3,436,664         2,004,550       1,432,114        1,294,647
  3.5      1,335,605        3,517,847         2,063,155       1,454,692        1,313,978
  3.6       843,655         3,399,749         1,893,659       1,506,090        1,370,100
  3.7      1,407,546        3,004,782         1,697,021       1,307,760        1,187,567
  3.8      1,138,957        2,951,607         1,826,819       1,124,788        1,006,724
  3.9      1,464,197        2,853,769         1,706,576       1,147,193        1,034,954
  3.10      938,643         2,416,288         1,441,421        974,867          878,215
  3.11      737,465         2,194,622         1,389,025        805,597          717,812
  3.12      899,287         2,409,426         1,483,247        926,179          829,802
  3.13      419,958         1,419,822          947,437         472,385          415,592
   4       8,559,774       26,341,457        15,546,616      10,794,841        9,804,088
  4.1      1,031,994        2,582,317         1,510,746       1,071,571         968,278
  4.2      1,046,654        2,737,361         1,644,132       1,093,229         983,738
  4.3       767,151         1,971,418         1,193,014        778,404          699,548
  4.4       673,335         2,021,233         1,221,677        799,556          718,707
  4.5       578,594         1,745,333         1,116,148        629,185          559,372
  4.6       497,018         1,764,519         1,206,228        558,291          487,710
  4.7       636,232         1,671,872         1,013,741        658,131          591,257
  4.8       564,701         1,674,816         1,039,680        635,136          568,143
  4.9       506,976         1,873,772         1,302,773        570,999          496,048
  4.10      767,452         2,063,623         1,235,667        827,956          745,412
  4.11      568,695         1,658,846         1,093,269        565,577          499,223
  4.12      341,481         1,042,819          661,987         380,832          339,119
  4.13      250,290          956,712           662,582         294,130          255,862
  4.14      329,201         1,004,325          644,972         359,353          319,180
  4.15                       238,933                           238,933          238,933
  4.16                       193,500                           193,500          193,500
  4.17                       166,290                           166,290          166,290
  4.18                       166,290                           166,290          166,290
  4.19                       150,536                           150,536          150,536
  4.20                       144,000                           144,000          144,000
  4.21                       115,500                           115,500          115,500
  4.22                       143,600                           143,600          143,600
  4.23                       108,000                           108,000          108,000
  4.24                       82,842                            82,842            82,842
  4.25                       63,000                            63,000            63,000
   5                        8,393,688         2,649,259       5,744,429        5,556,114      GSA (INS)
   6       4,801,370        7,200,789         2,366,204       4,834,585        4,357,037      Down Under / Bravo Bravo
   7       4,446,195        9,707,468         3,445,475       6,261,993        5,820,888      Alameda County Self Sufficiency Center
   8       13,455,364      41,699,767        28,324,071      13,375,696        11,707,706
  8.1      8,337,829       22,822,742        14,424,856       8,397,886        7,484,976
  8.2      5,117,535       18,877,025        13,899,215       4,977,810        4,222,730
   9                        6,492,779         2,171,219       4,321,560        4,004,713      Aggregate Sales Inc.
   10      6,347,389        9,680,127         3,066,238       6,613,889        6,010,295      Savvis, Inc.
   11      4,648,232        5,216,504          792,912        4,423,592        4,105,095      Various
  11.1     1,410,241        1,646,692          220,934        1,425,758        1,344,359      ARINC
  11.2      913,281          986,872           149,182         837,690          789,413       Henkel (Manco)
  11.3      523,955          716,388           72,880          643,508          602,437       IMAX Corporation
  11.4      438,693          526,672           86,168          440,504          418,676       L-3 Communications Corp.
  11.5      496,165          355,500           112,915         242,585          213,694       ProPak Logistics
  11.6      371,871          430,045           95,298          334,747          273,400       Howard GM
  11.7      327,932          361,478           15,648          345,830          326,439       Carbonyx, Inc.
  11.8      166,094          192,857           39,887          152,970          136,677       Simplex Grinnell (Tyco)
   12      3,916,448        5,682,368         2,015,187       3,667,181        3,573,824
   13      3,891,699        6,467,888         2,427,615       4,040,273        3,998,314      Walgreens
   14      3,973,692        5,937,571         1,877,852       4,059,718        4,016,876      CACI Enterprise Solutions, Inc.
   15      6,069,034        8,538,350         4,359,299       4,179,051        3,417,856      Comverse Technology
   16                       3,498,074          92,461         3,405,612        3,149,176      Cadbury Schweppes
   17      3,918,708        5,542,323         1,780,813       3,761,510        3,201,594      SBC Services, Inc.
   18      3,098,750        5,195,700         1,788,530       3,407,170        3,101,444      Choice Hotels International
   19      3,350,946        4,239,608         1,229,207       3,010,401        2,649,117      Various
  19.1     1,051,748        1,104,168          231,071         873,097          776,229       ADC Telecommunications
  19.2      408,055          760,599           210,110         550,489          502,367       Emerson Electric Company
  19.3      235,300          345,366           72,650          272,716          247,035       IMI Cornelius, Inc.
  19.4      229,787          134,448           58,859          75,589            60,528       Dona Ana Construction Ltd
  19.5      127,519          276,590           108,672         167,918          129,626       Aztec Imports, Inc.
  19.6      184,940          201,371           40,953          160,418          145,700       Secobasa Grocery, LLC
  19.7      174,105          239,399           55,353          184,046          166,862       Tally Genicom
  19.8      173,158          91,041            55,937          35,104            25,170       Antenna Specialists
  19.9      147,755          139,810           41,786          98,024            87,785       Grinnell Fire Protection Systems
 19.10      143,081          43,826            36,585           7,241             206         KCI Therapeutic Services
 19.11       89,336          155,520           52,611          102,909           82,715       Morrison Express Corp.
 19.12       33,635          136,306           45,087          91,219            80,197       Valley Archives
 19.13       83,886          113,400           33,971          79,429            72,517       McAllen Metal Stamping
 19.14       57,244          39,570            36,095           3,475             325
 19.15       48,095          116,792           32,622          84,170            76,912       Hankyu International Transport
 19.16       77,561          107,809           37,616          70,193            62,947       Exel North American Logistics
 19.17       90,159          122,915           42,393          80,522            68,951       Essex Group
 19.18      (4,418)          110,678           36,836          73,842            63,045       Fujitsu Ten Corp. of America
   20      2,366,388        3,218,413          685,482        2,532,931        2,340,412      Food 4 Less
   21      2,670,909        4,416,091         1,719,404       2,696,687        2,470,612      Neighborhood Health Plan, Inc.
   22      2,513,895        3,844,464         1,309,982       2,534,483        2,334,677      GSA (Department of Labor)
   24      3,199,996        3,701,683          878,346        2,823,336        2,743,993      Sam's Club
   26      2,370,622        5,419,734         2,106,951       3,312,784        3,073,936      Smith Moore LLP
   27      5,194,493       10,171,684         5,068,889       5,102,795        4,505,528      Cox & Company
   28      1,853,079        3,622,077          881,937        2,740,141        2,617,073      R/C Theatres
   29      2,330,300        3,558,822         1,291,835       2,266,987        2,222,631      Kohl's
   31      2,187,855        3,664,309         1,349,602       2,314,707        2,151,052      LG Electronics U.S.A., Inc.
   32                       3,719,989         1,397,314       2,322,675        2,138,137      Office Depot
   33      2,468,117        4,742,917         2,117,163       2,625,753        2,218,788      Mellon First Business Bank
   34      1,975,278        3,256,566         1,201,927       2,054,640        1,817,342      Universal Technical Institute
   35      2,165,247        2,711,822          752,304        1,959,518        1,836,802      AMC Theatre
   39                       2,434,769          658,305        1,776,464        1,711,308      99 Ranch Market
   40      1,713,331        2,646,506          809,817        1,836,689        1,707,515      Tops Supermarkets
   41      2,490,409        6,896,230         4,066,135       2,830,095        2,485,283
   42                       2,312,679          542,700        1,769,979        1,714,073      The Dunlap Company-Texas
   43      1,814,495        3,527,267         1,617,745       1,909,522        1,688,448      JC Penney
   44      2,902,589        3,578,901         1,054,802       2,524,099        2,186,529      QWEST Communications Corporation
   45      1,142,247        2,177,326          703,312        1,474,015        1,373,744      Board of Supervisors
   46      1,494,814        2,753,189         1,052,867       1,700,322        1,526,674      Morrison Mahoney LLP
   48                       2,279,825          744,278        1,535,547        1,427,092      Empire Health Services
   49      1,412,718        2,079,148          619,184        1,459,964        1,349,173      Best Buy
   53      1,371,747        2,704,671         1,247,478       1,457,193        1,223,407      Menards
   54      1,125,924        1,401,837          243,403        1,158,434        1,132,952      Ralph's Supermarket
   55                       1,742,053          528,200        1,213,853        1,202,422      Giant Food Stores, Inc.
   56       877,270         1,214,521          351,158         863,363          856,362
   59       976,348         1,603,022          582,599        1,020,423         999,507
   60      1,161,052        1,817,978          700,611        1,117,367         959,909       Levitt and Sons
   62      1,880,193        1,920,731          678,780        1,241,951        1,029,934      Siemens Subscriber Networks, Inc.
   64        74,676         2,073,444          914,372        1,159,072         957,243       Kaleidoscope
   65       742,390         1,242,773          375,965         866,808          836,642       Publix
   69                       1,293,759          433,313         860,446          842,815       Kohl's
   70                       1,189,943          236,866         953,077          895,914       The Maytag Store
   71                       1,559,493          539,962        1,019,531         872,031       Global Fitness, Inc.
   73       831,513         1,273,612          439,789         833,823          797,240       Business Benefits
   74      1,353,792        1,671,623          558,169        1,113,454        1,008,987      ANSYS, Inc.
   76       991,870         1,345,611          371,489         974,122          890,170       Shopko
   78       557,041         1,129,054          198,893         930,161          868,593       Dollar Tree
   79       934,198          765,531           42,621          722,910          660,355       Marathon Engineers
   81       736,763         1,439,626          597,907         841,719          755,601       Tom Thumb (Safeway)
   82       910,143         3,161,355         2,093,145       1,068,210         910,143
   83      1,136,924        1,215,710          272,586         943,123          839,426       Systems Management Specialists
   84       674,798          941,165           255,158         686,007          656,311       Publix
   85       824,064          940,310           173,537         766,773          761,090       The Stop & Shop Supermarket Company
   86      1,055,536        1,800,078          668,231        1,131,846         892,443       Cingular Wireless
   87      1,009,163        1,213,241          291,804         921,437          862,080       Dollar Value
   88      1,049,841        3,035,932         1,981,218       1,054,714         933,698
   89                        858,087           206,560         651,527          632,954       Publix
   90       855,388         3,000,861         1,995,430       1,005,431         855,388
   91      1,087,273        2,858,000         1,882,128        975,872          861,552
   92       688,310          878,727           202,784         675,943          659,680       Circuit City
   93                        732,144           42,567          689,576          665,558       Walgreens
   95                        789,936           234,384         555,552          546,016       Piggly Wiggly
   96                       2,093,017         1,278,324        814,693          688,617       National City Bank
   98                        862,585           25,878          836,708          823,658       Lowe's
   99       546,528          915,578           335,917         579,661          501,243       Fry's Food & Drug
  100                        769,537           190,682         578,855          532,406       Staples
  101                        735,019           155,304         579,716          569,130       Publix
  102       595,804          580,454           18,974          561,480          550,747       CompUSA, Inc.
  104                        896,394           220,204         676,191          623,773       MV Transportation, Inc.
  105       701,701         2,926,453         2,078,429        848,024          701,701
  106                        574,133           17,224          556,909          529,819       Empire Health Services
  107       559,831          692,604           155,315         537,288          494,149       Family Christian Stores
  108       646,400         2,708,427         1,926,606        781,821          646,400
  110       653,889          989,600           377,999         611,601          521,688       Novick Edelstein
  111                        524,980           15,749          509,231          507,516       Walgreens
  112       528,916          765,940           209,707         556,233          458,346       General Dynamics
  114       457,245          722,631           197,460         525,171          507,918       Food Lion
  117       745,207         2,491,493         1,722,934        768,559          671,453
  118       553,569         2,718,513         1,919,426        799,087          663,161
  119       675,548         2,131,734         1,445,708        686,026          600,756
  120                        770,070           245,337         524,733          483,304       Walsh, Colucci & Lubeley
  121       307,411          424,847           12,745          412,101          409,928       Walgreens
  122                        430,013           12,900          417,112          415,600       Walgreens
  123       223,591          547,504           133,026         414,478          377,950       Rick's Bedrooms
  124                        369,018           11,071          357,947          356,465       Walgreens
  125       439,817          667,734           124,664         543,070          495,789       Books-A-Million
  126       449,001          567,141           120,571         446,570          442,302       Walgreens
  127                        420,074           12,602          407,472          406,038       Walgreens
  128       229,112          617,011           203,713         413,298          340,041       Big Lots
  129       354,937          605,821           188,478         417,343          410,218
  130                        585,831           121,030         464,801          428,032       Dyson & Dyson
  131                        405,065           12,152          392,913          391,250       Walgreens
  132       442,234          710,201           275,619         434,582          387,736       University Radiation Oncology
  133                        385,028           11,551          373,477          371,884       Walgreens
  134                        360,886            3,609          357,277          341,034       Stater Bros. Markets
  135                        384,955           11,549          373,406          371,894       Walgreens
  136       444,839         1,810,393         1,282,680        527,713          437,193
  137                        494,949           14,848          480,101          479,418       Walgreens
  139       800,733         1,500,479          799,707         700,772          640,152
  140                        384,955           11,549          373,406          371,894       Walgreens
  141       556,938         2,282,285         1,657,126        625,159          511,044
  142                        384,779           21,568          363,212          363,212       Olive Garden (GMRI) (Pad Lease)
  143       420,600          588,141           165,346         422,795          337,950       K-Mart
  144       791,113         1,125,144          418,943         706,201          683,794       Winchester Physician Assoc
  145                        404,000           12,120          391,880          390,515       Walgreens
  146                        349,819           10,495          339,324          337,688       CVS
  147       413,076          621,623           173,645         447,978          414,667       Bi-Lo
  148                        354,050           12,622          341,429          341,429       Red Robin (Pad Lease)
  149                        318,718            9,562          309,157          307,701       Walgreens
  150                        309,992            9,300          300,692          299,327       Walgreens
  151                        353,595           10,608          342,987          341,337       Walgreens
  152                        334,001           10,020          323,981          322,469       Walgreens
  153                        332,942            9,988          322,954          321,442       Walgreens
  154                        332,942            9,988          322,954          321,442       Walgreens
  155                        322,963            9,689          313,274          311,762       Walgreens
  156                        319,954            9,599          310,355          308,964       Walgreens
  157                        330,070            9,902          320,168          318,575       Walgreens
  158                        420,004           12,600          407,404          406,083       Walgreens
  159       360,589          406,031           80,987          325,044          316,657       Eckerd
  160                        414,960           12,449          402,511          401,146       Walgreens
  161                        316,008            9,480          306,528          305,016       Walgreens
  162       235,891         2,593,065         2,099,980        493,085          363,432
  163                        300,000            3,000          297,000          295,496       Walgreens
  164       320,857          475,528           105,744         369,783          332,841       BMA Dialysis
  166        36,564          494,530           245,710         248,819          241,415
  167                        384,000           11,520          372,480          371,115       Walgreens
  168                       1,046,670          537,707         508,963          450,760       SPS Companies, Inc.
  169       383,377          597,168           244,659         352,509          316,721       Texas Health System
  170                        386,022           11,581          374,441          373,076       Walgreens
  171       404,911          509,627           140,765         368,862          343,584       Ming's Supermarket
  172       500,016         1,361,159          905,334         455,825          401,378
  173                        515,355           160,990         354,365          332,773       PrimaCare
  174       270,050          321,106           39,779          281,328          280,728       Jared - The Galleria of Jewelry
  175                        289,448            8,683          280,765          279,172       Walgreens
  176                        354,973           10,649          344,324          342,868       Walgreens
  177                        348,798           67,473          281,325          266,519       Kinko's
  178                        280,022            8,401          271,621          270,109       Walgreens
  179                        352,000           10,560          341,440          339,991       Walgreens
  181                        271,460            8,144          263,316          261,093       Walgreens
  182                        277,023            8,311          268,712          267,119       Walgreens
  183       268,236          364,965           88,067          276,898          260,247       Columbia River Bank
  184                        380,000           131,400         248,600          247,144       Walgreens
  185                        409,656           118,226         291,430          259,428       Windermere RE/Valley
  186                        345,000           105,350         239,650          238,285       Walgreens
  187                        354,627           10,639          343,988          342,623       Walgreens
  188                        345,000           10,350          334,650          333,201       Walgreens
  189                        329,999            9,900          320,099          318,643       Walgreens
  190       260,674          336,558           73,140          263,418          242,945       Suntana
  191                        393,909           116,645         277,264          270,874       China Gourmet Restaurant
  192       113,881          619,562           226,560         393,001          321,737       Maurice Auerbach
  193       355,763         2,426,225         2,010,372        415,852          294,541
  194       340,999          494,946           170,764         324,182          259,326       Big Lots
  195       562,400          984,600           367,050         617,550          602,050
  196                        311,438            9,343          302,095          300,639       Walgreens
  197                        305,032            9,151          295,881          294,425       Walgreens
  198                        299,935            8,998          290,937          289,481       Walgreens
  199                        469,753           173,516         296,237          254,204       Various
 199.1                                                                                        Medical Associates of Pinellas
 199.2                                                                                        American Vacation Resorts
  200                        325,080            9,752          315,328          313,816       Walgreens
  201                        213,416            4,268          209,147          203,385       Smokey Bones (Ground Lease)
  202                        294,986            8,850          286,136          284,680       Walgreens
  203       325,219          320,625            9,619          311,006          279,943       Rite-Aid
  204                        275,038            8,251          266,787          265,331       Walgreens
  205                        276,640            8,299          268,341          266,885       Walgreens
  206                        241,992           72,210          169,782          169,782       Lowe's
  207                        261,061            7,832          253,229          251,773       Walgreens
  208       207,953          213,120            6,394          206,726          185,278       Competitive Media Reports
  209                        324,323           83,366          240,957          236,457
  210                        244,026            7,321          236,705          235,249       Walgreens
  212                        278,617            8,359          270,258          259,143       Rite Aid
  213                        180,638            5,419          175,218          173,586       CVS
  214       228,456          264,159           62,506          201,653          177,644       DHL Express (USA) Inc.
  215                        263,725            7,912          255,813          245,009       Rite Aid
  216                        207,360           27,501          179,859          162,297       Walgreens
  218                        160,049            4,801          155,248          154,795       Applebees
  219                        215,137            6,454          208,683          207,398       Walgreens
  220                        219,825            8,793          211,032          193,040       Kindercare
  221                        174,144            5,224          168,920          151,615       Kindercare
  222       161,360          246,391           101,523         144,869          133,980       LMB Investments, Inc.
  223                        191,800            5,754          186,046          182,557       Walgreens
  224                        180,360            5,411          174,949          173,599       Walgreens
  225                        177,840            5,335          172,505          171,205       Walgreens
  226                        186,599            5,598          181,001          165,135       Kindercare

MORTGAGE    LARGEST    LARGEST
  LOAN       TENANT     TENANT     LARGEST TENANT
 NUMBER     SQ. FT.    % OF NRA       EXP. DATE       2ND LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

   1        378,490     20.43%        05/31/09        Ropes & Gray
   2        290,752     17.39%        11/30/19        Thirteen/WNET
   3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
  3.10
  3.11
  3.12
  3.13
   4
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
  4.8
  4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
   5         93,817     27.61%        02/24/14        GSA (DEA)
   6         9,107      4.16%         03/31/09        Dress Barn
   7         64,302     10.93%        11/30/14        Oakland Police Precinct
   8
  8.1
  8.2
   9         85,262     13.35%        06/30/06        A Touch of Class LTD
   10       234,570     75.19%        08/31/13        Level 3 Communications
   11       Various    Various         Various        Various
  11.1      174,145    100.00%        09/30/12
  11.2      153,900     69.99%        08/31/10        Henkel (Manco) Expansion
  11.3      200,000    100.00%        02/28/14
  11.4       32,000    100.00%        08/30/16
  11.5       60,000     41.38%        07/14/07        Sooner Portable Moving
  11.6      157,059     77.39%        10/31/07        Fine Art Engraving Company
  11.7       78,887    100.00%        03/31/14
  11.8       25,000    100.00%        06/30/10
   12
   13        12,150     3.15%         04/30/28        Office Max
   14       214,214    100.00%        12/31/16
   15       367,033     94.60%        02/14/11        Hallmark Health Properties, Inc.
   16       149,475    100.00%        03/31/21
   17       141,663     38.76%        11/30/10        Burlington Coat Factory
   18       158,727     70.89%        05/31/13        American Institutes for Research
   19       Various    Various         Various        Various
  19.1      243,800     73.04%        10/20/12
  19.2       38,268     34.14%        09/30/05        FedEx Trade Networks
  19.3       19,470     24.27%        11/30/05        Wells Manufacturing Company
  19.4       5,500      16.89%        01/25/06        La Frontera Foods, Inc.
  19.5       40,000     50.00%        02/28/06        Pedraza Custom House Brokers, Inc.
  19.6       9,375      20.50%        02/28/07        Central Consolidated
  19.7       52,500    100.00%        08/31/08
  19.8       15,000     36.23%        07/31/05
  19.9       5,000      18.18%        10/31/05        The Glidden Co
 19.10       5,000      14.49%        05/31/06
 19.11       38,400    100.00%        05/31/07
 19.12       6,000      25.00%        12/31/09        Manuel Flores
 19.13       20,000    100.00%        06/30/06
 19.14
 19.15       12,000     57.14%        03/31/07        Tres Puentes Logistics, Inc.
 19.16       21,190    100.00%        03/31/05
 19.17       20,000    100.00%        10/31/06
 19.18       20,160    100.00%        08/31/07
   20        60,560     35.76%        12/31/06        Hollywood Video
   21        69,023     35.91%        07/31/11        DST Technologies
   22        22,552     19.91%        04/04/11        The District of Columbia Eastern Star Temple Building & Maintenance, Inc.
   24       140,000     42.91%        01/31/21        Harris Teeter
   26        70,360     21.68%        02/28/10        Wachovia Bank
   27       104,890     26.22%        04/29/10        Doremus & Company, Inc.
   28        57,000     35.93%        11/30/22        Champion Billiards, II, Inc.
   29       113,275     61.94%        07/30/19        Stop & Shop
   31        35,530     25.76%     Multiple Spaces    Unilever Consumer Services
   32        30,000     16.86%        08/31/12        Sam Ash Music
   33        62,867     25.96%     Multiple Spaces    IPG Shared Services
   34        69,030     39.40%        02/28/11        Payment Systems
   35        39,799     42.63%        09/30/19        Macaroni Grill
   39        35,000     43.93%        10/03/18        Ten Ten Seafood
   40        55,344     32.37%        12/31/13        Fitworks Fitness Centers
   41
   42        35,080     19.48%        09/30/19        Ross Stores Texas, L.P.
   43        91,889     27.15%        03/31/07        Younker's
   44        78,540     48.44%        12/31/13        Savvis, Inc.
   45        96,502    100.00%        09/30/11
   46        68,435     65.45%        04/30/13        KLD Research & Analytics, Inc.
   48        50,121     53.01%        02/25/19        NW Orthopaedic Specialists, PS
   49        36,258     19.34%        01/31/09        The Pharm
   53        77,284     21.40%        01/31/08        JC Penney
   54        41,545     70.06%        12/31/17        John Czuchanski, DDS
   55        67,400    100.00%        10/31/24        Fulton Bank (Ground Lease)
   56
   59
   60        17,441     23.78%        01/31/08        Broad & Cassel
   62       125,538    100.00%        04/30/10
   64        27,023     18.07%        06/30/11        US Marshall Service
   65        44,270     53.24%        01/16/22        Laurens Hallmark Shop
   69        88,408     90.10%        03/31/24        Paradise Tanning
   70        6,000      12.84%        05/31/09        Clarkson Eyecare
   71        13,392     8.81%         05/31/13        Red River Mercantile
   73        2,626      5.86%         07/31/07        Rairdon
   74       107,872    100.00%        12/31/14
   76       112,260     87.05%        10/31/20        Dollar Tree
   78        10,000     14.18%        09/30/13        Blockbuster
   79        43,932     62.20%        12/30/10        Virchow, Krause & Company
   81        43,200     30.90%        11/30/14        Rock Climbing
   82
   83        68,807    100.00%        12/31/14
   84        44,270     64.40%        02/29/20        Sonia's Mexican Restaurant
   85        56,832    100.00%        11/30/27
   86        23,878     20.42%        06/30/05        Cascade Engineering Services
   87        8,130      9.57%         12/31/08        Goodwill Retail Store
   88
   89        44,271     66.63%        12/31/23        Milagros
   90
   91
   92        45,000     62.49%        01/31/16        Stax Grill
   93        15,120     53.66%        10/01/58        Hollywood Video
   95        51,067     76.47%        10/31/24        China Town Kitchen
   96       160,607    100.00%        12/31/14
   98       130,497    100.00%        10/01/15
   99        55,947     54.54%        12/31/12        Ace Hardware
  100        14,600     27.61%        11/30/13        Aaron's Rents
  101        44,265     90.76%        09/30/24        UPS Store
  102        25,555    100.00%        04/30/22
  104        6,730      12.34%        06/30/07        Economy Office Products, Inc.
  105
  106       135,450    100.00%        04/02/54
  107        4,900      12.56%        11/30/06        Dos Hombres
  108
  110        14,000     30.31%        09/30/08        Smith Buss & Jacobs
  111        17,145    100.00%        07/31/59
  112        7,260      13.80%        12/31/10        Software Quality
  114        37,119     64.57%        06/01/25        Dollar Buys
  117
  118
  119
  120        14,313     38.14%        05/31/14        Fru-Con Construction
  121        14,490    100.00%        10/31/78
  122        15,120    100.00%        06/30/59
  123        4,207      19.01%        12/31/09        Benchmark Medical
  124        14,820    100.00%        09/30/79
  125        15,882     33.52%        01/31/10        Morris Appliance
  126        15,795     82.72%        08/01/59        JP Morgan Chase Bank
  127        15,930    100.00%        08/31/58
  128        31,000     37.72%        03/31/08        Wallace Furniture
  129
  130        14,268     55.57%        10/31/17        Berkley, Gordon & Goldstein
  131        15,120    100.00%        08/31/58
  132        8,360      23.25%        12/14/10        Gresham Smith and Partners
  133        15,930    100.00%        10/31/59
  134        38,722    100.00%        10/17/16
  135        15,120    100.00%        08/31/60
  136
  137        13,650    100.00%        03/31/78
  139
  140        15,120    100.00%        12/31/61
  141
  142        7,685      30.50%        12/31/14        Smokey Bones (GMRI) (Pad Lease)
  143       114,464     79.56%        11/30/07        Paperphanalia
  144        13,098     14.05%     Multiple Spaces    CVS
  145        13,650    100.00%        12/31/78
  146        10,908    100.00%        02/25/24
  147        30,500     50.02%        05/09/12        Family Dollar
  148        7,800      47.10%        03/31/19        Wachovia (Pad Lease)
  149        14,560    100.00%        08/31/79
  150        13,650    100.00%        09/30/79
  151        16,496    100.00%        11/30/62
  152        15,120    100.00%        07/31/60
  153        15,120    100.00%        10/31/61
  154        15,120    100.00%        11/30/62
  155        15,120    100.00%        10/31/62
  156        13,905    100.00%        06/30/61
  157        15,930    100.00%        01/31/57
  158        13,216    100.00%        09/30/79
  159        10,908    100.00%        07/24/20
  160        13,650    100.00%        10/31/79
  161        15,120    100.00%        07/31/61
  162
  163        15,035    100.00%        09/30/62
  164        8,200      21.48%        02/28/13        Hibbetts
  166
  167        13,650    100.00%        08/31/79
  168       111,457    100.00%        02/18/17
  169        10,366     51.32%        12/31/08        Rehab First
  170        13,650    100.00%        03/31/79
  171        23,356     81.93%        05/31/10        Empire Collateral Loan
  172
  173        4,000      20.28%        08/01/14        Fast Eddie's Burgers
  174        6,000     100.00%        04/30/22
  175        15,930    100.00%        12/31/57
  176        14,560    100.00%        10/31/79
  177        7,400      65.46%        12/01/14        Peet's Coffee Tea
  178        15,120    100.00%        10/31/58
  179        14,490    100.00%        10/31/78
  181        14,820    100.00%        10/31/79
  182        15,930    100.00%        11/30/57
  183        2,600      16.01%        02/28/06        Therapeutic Associates, Inc.
  184        14,560    100.00%        09/30/74
  185        13,511     56.76%        09/30/14        Acceptance Cap. Mortg
  186        13,650    100.00%        10/31/79
  187        13,650    100.00%        08/31/79
  188        14,490    100.00%        08/31/77
  189        14,560    100.00%        03/31/79
  190        2,030      14.80%        11/30/09        Wings N Things
  191        7,520      31.66%        08/31/14        Mountainer Imaging Ground Lease
  192        36,500     32.51%        06/30/09        Driscoll Foods
  193
  194        28,700     30.73%        01/31/08        H. H. Gregg, Inc.
  195
  196        14,560    100.00%        10/31/78
  197        14,560    100.00%        12/31/78
  198        14,560    100.00%        10/31/79
  199       Various    Various         Various        Various
 199.1       13,984    100.00%        12/31/08
 199.2       7,000      50.06%        12/15/05        Olympia Development
  200        15,047    100.00%        10/31/60
  201        6,894      56.54%        11/30/13        Longhorn Steakhouse (Ground Lease)
  202        14,560    100.00%        06/30/79
  203        11,180    100.00%        04/30/20
  204        14,560    100.00%        11/30/78
  205        14,560    100.00%        02/28/79
  206       109,812    100.00%        09/30/26
  207        14,560    100.00%        05/31/79
  208        20,000    100.00%        12/31/12
  209
  210        14,560    100.00%        12/31/78
  212        11,180    100.00%        04/06/20
  213        10,880    100.00%        01/31/30
  214        29,853     73.53%        01/31/11        DHL Airways, Inc.
  215        11,180    100.00%        04/30/20
  216        13,824     65.13%        08/31/40
  218        4,523     100.00%        12/08/23
  219        12,844    100.00%        12/31/43
  220        10,140    100.00%        11/30/19
  221        9,850     100.00%        11/30/19
  222        4,500      33.21%        09/30/11        Group Venus, Inc.
  223        13,422    100.00%        07/31/44
  224        13,500    100.00%        09/30/44
  225        13,000    100.00%        02/29/44
  226        9,390     100.00%        11/30/19

MORTGAGE       2ND LARGEST        2ND LARGEST       2ND LARGEST                                                   3RD LARGEST
  LOAN            TENANT           TENANT %            TENANT                                                       TENANT
 NUMBER          SQ. FT.          OF NRA (%)          EXP. DATE     3RD LARGEST TENANT NAME                         SQ. FT.
------------------------------------------------------------------------------------------------------------------------------------

   1             322,754            17.42%            12/31/10      Choate, Hall & Stewart                          155,324
   2             204,791            12.25%            11/19/18      Lerner NY                                       163,093
   3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
  3.10
  3.11
  3.12
  3.13
   4
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
  4.8
  4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
   5              70,626            20.78%            02/28/15      Management Systems Designers                    44,844
   6              9,056              4.13%        Multiple Spaces   Competitive Enterprise Inst.                     8,971
   7              64,000            10.92%            12/06/22      County of Alameda Adult and Aging               55,000
   8
  8.1
  8.2
   9              70,067            10.97%            08/31/18      Samuel Aaron                                    67,789
   10             38,017            12.19%            10/31/13
   11            Various            Various           Various
  11.1
  11.2            66,000            30.01%            06/30/05
  11.3
  11.4
  11.5            30,000            20.69%            04/30/06
  11.6            37,442            18.45%            05/31/05
  11.7
  11.8
   12
   13             3,363              0.87%            04/30/12      Tahn / 65 Restaurant                             1,760
   14
   15             19,923             5.13%            07/31/06
   16
   17             80,000            21.89%            01/31/09      T-Mobile                                        33,966
   18             40,676            18.17%            10/31/08      Sunburst Hospitality Corporation                18,658
   19            Various            Various           Various       Various                                         Various
  19.1
  19.2            19,184            17.11%            12/31/09      Wurth McAllen Bolt & Screw                      12,822
  19.3            17,725            22.10%            12/31/05      Electronic Label Company, Inc.                  11,652
  19.4            3,200              9.83%            12/31/05      Quest Personal, Inc.                             1,600
  19.5            16,000            20.00%            05/31/07      FedEx Trade Networks Transport                   8,000
  19.6            6,250             13.67%            12/31/06      Olmstead-Kirk Paper Co.                          6,250
  19.7
  19.8
  19.9            5,000             18.18%            08/31/09      Hobart Corporation/ITW Food Equip.               4,405
 19.10
 19.11
 19.12            6,000             25.00%            10/31/07      R.C. Coil Manufacturing Co., Inc.                6,000
 19.13
 19.14
 19.15            9,000             42.86%            12/31/06
 19.16
 19.17
 19.18
   20             12,432             7.34%            03/31/06      Wells Fargo                                      9,074
   21             24,400            12.69%            01/31/09      Softricity                                      16,605
   22             7,458              6.58%            03/31/07      State of Texas                                   6,802
   24             66,440            20.36%            06/30/16      Linens 'N Things                                37,500
   26             62,622            19.29%        Multiple Spaces   Womble Carlyle                                  20,387
   27             97,200            24.30%            06/30/10      NYSarc, Inc. NYC Chapter                        40,000
   28             16,441            10.36%            01/31/10      Renaissance of Frederick, LLC                    7,688
   29             64,100            35.05%            01/31/20      Ruby Tuesday's (Ground Lease)
   31             20,104            14.58%            08/31/06      Concentrex Incorporated                         14,198
   32             20,160            11.33%            09/30/14      Smart & Final                                   15,080
   33             27,336            11.29%            06/30/08      O'Melveny & Meyers LLP                          18,714
   34             35,462            20.24%            07/31/09      TCA America                                     20,009
   35             8,000              8.57%            06/02/09      Garden Fresh Restaurant                          7,433
   39             8,085             10.15%            12/15/18      United Commercial Bank                           2,650
   40             32,269            18.87%            12/31/07      Dollar Tree                                      7,858
   41
   42             30,228            16.79%            01/31/15      Michaels Stores, Inc.                           21,332
   43             48,205            14.24%            01/31/08      Mcgregor's                                      39,250
   44             23,805            14.68%            08/11/09      LayerOne Miami, Inc., LLC                       17,545
   45
   46             5,500              5.26%            10/31/08      Glickman Turley, LLP                             1,962
   48             41,544            43.94%        Multiple Spaces
   49             30,000            16.00%            03/31/05      Office Depot, Inc.                              25,000
   53             46,854            12.97%            07/31/07      Younker's                                       38,804
   54             2,521              4.25%            02/28/08      Pampered Pets                                    2,000
   55                                                 07/31/14
   56
   59
   60             17,346            23.65%        Multiple Spaces   XM Satellite Radio                              13,649
   62
   64             24,790            16.57%            03/31/15      Pioneer                                         11,320
   65             4,800              5.77%            02/28/07      Washington Mutual                                3,200
   69             2,800              2.85%            07/31/09      Advance America                                  1,400
   70             4,768             10.20%            10/31/09      Beacon Street                                    4,209
   71             8,600              5.66%        Multiple Spaces   Zio's Italian Kitchen                            7,252
   73             1,491              3.32%            04/30/05      West Coast Yachts                                1,248
   74
   76             9,387              7.28%            02/28/07      Hair Cuttery                                     1,600
   78             6,014              8.53%            08/04/10      Source of Truth                                  6,000
   79             26,698            37.80%            12/31/13
   81             12,138             8.68%            04/30/10      Neal's                                           4,800
   82
   83
   84             4,184              6.09%            12/31/07      Blockbuster Video                                3,500
   85
   86             16,193            13.85%            02/28/08      AppWorx, Corporations                           14,456
   87             8,080              9.51%            01/31/08      Pflugerville Center LP                           7,770
   88
   89             3,900              5.87%            01/31/10      Movie Gallery                                    3,900
   90
   91
   92             6,748              9.37%            09/30/12      Jason's Deli                                     4,988
   93             6,656             23.62%            08/30/08      Bank of America                                  4,400
   95             2,000              3.00%            12/31/14      AD Nails                                         1,200
   96
   98
   99             12,960            12.63%            01/31/12      Just Brakes                                      5,040
  100             6,000             11.34%            07/31/09      Hollywood Video                                  6,000
  101             1,512              3.10%            11/30/13      H&R Block                                        1,512
  102
  104             6,489             11.90%            08/31/06      End of The Roll, Inc.                            5,582
  105
  106
  107             4,200             10.77%            12/31/06      Mattress Source                                  4,200
  108
  110             7,000             15.16%            12/31/14      Prime Locations                                  6,042
  111
  112             6,578             12.50%            12/31/05      Masthead Hoses                                   5,907
  114             6,400             11.13%            12/01/08      Tanning/Nail Salon                               3,632
  117
  118
  119
  120             10,230            27.26%            11/30/09      Mike Garcia Construction                         5,191
  121
  122
  123             3,565             16.11%            09/30/09      First Horizon Home Loan Corp.                    3,000
  124
  125             9,439             19.92%            12/31/14      Pier 1 Imports                                   9,219
  126             3,300             17.28%            05/03/09
  127
  128             20,000            24.33%            12/31/09      Tuesday Morning                                 10,227
  129
  130             5,624             21.90%            07/31/10      Easton Business Oppor.                           2,961
  131
  132             6,187             17.21%            06/30/06      First Rate Mortgage Corp.                        3,611
  133
  134
  135
  136
  137
  139
  140
  141
  142             6,800             26.99%            12/31/14      Red Robin (Pad Lease)                            6,350
  143             10,000             6.95%            08/31/08      Champions Family Karate                          7,150
  144             10,025            10.76%            05/31/06      Medford Furniture                                6,032
  145
  146
  147             9,800             16.07%            12/31/09      Fashion Cents                                    2,970
  148             4,500             27.17%            03/22/25      Chick-Fil-A (Pad Lease)                          4,261
  149
  150
  151
  152
  153
  154
  155
  156
  157
  158
  159
  160
  161
  162
  163
  164             4,982             13.05%            01/31/06      Cato                                             4,240
  166
  167
  168
  169             3,888             19.25%            12/31/07      Diagnostic Imaging                               2,676
  170
  171             3,060             10.73%            06/30/10      Cheng Wing Printing                              1,080
  172
  173             3,600             18.25%            07/31/09      Fermentations                                    2,100
  174
  175
  176
  177             1,905             16.85%            02/28/14
  178
  179
  181
  182
  183             2,496             15.37%            11/30/10      Scrapbook Station                                2,308
  184
  185             8,944             37.57%            02/20/10      Transnation                                      1,350
  186
  187
  188
  189
  190             1,776             12.95%            11/30/08      Cingular Wireless                                1,768
  191             5,417             22.80%            01/31/23      O'Charley's Ground Lease                         5,417
  192             31,000            27.61%            08/31/09      Advance Fiber Technologies Corp.                28,170
  193
  194             26,000            27.84%            04/30/10      Save-A-Lot                                      15,248
  195
  196
  197
  198
  199            Various            Various           Various       Various                                         Various
 199.1
 199.2            5,080             36.33%              MTM         The Kolletis Crew                                1,904
  200
  201             5,300             43.46%            09/30/13
  202
  203
  204
  205
  206
  207
  208
  209
  210
  212
  213
  214             10,748            26.47%            07/31/09
  215
  216
  218
  219
  220
  221
  222             3,250             23.99%            09/30/07      Richard Bettinger                                2,000
  223
  224
  225
  226

MORTGAGE       3RD LARGEST        3RD LARGEST
  LOAN          TENANT %            TENANT                                          LARGEST AFFILIATED SPONSOR FLAG
 NUMBER          OF NRA            EXP. DATE        LOCKBOX                             (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   1              8.38%            09/30/15          Day 1            Prudential Property Investment Separate Account ("PRISA")
   2              9.75%            06/30/15          Day 1                     Jacob Chetrit & Arbor Realty SR, Inc.
   3                                                 Day 1                                Gary Tharaldson
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
  3.10
  3.11
  3.12
  3.13
   4                                                 Day 1                                Gary Tharaldson
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
  4.8
  4.9
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
   5             13.20%            01/31/13
   6              4.10%            11/30/08
   7              9.39%            10/31/23          Day 1
   8                                                 Day 1
  8.1
  8.2
   9             10.61%            12/31/09          Day 1                    Meyer Chetrit & Margaret & Cindy Dolgin
   10                                                Day 1             Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   11                                                Day 1
  11.1
  11.2
  11.3
  11.4
  11.5
  11.6
  11.7
  11.8
   12
   13             0.46%            03/31/08          Day 1
   14                                                Day 1
   15                                                Day 1             Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   16                                                Day 1
   17             9.29%            05/31/10          Day 1             Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   18             8.33%            05/31/13          Day 1
   19            Various            Various          Day 1
  19.1
  19.2           11.44%            04/30/09
  19.3           14.53%            02/28/07
  19.4            4.91%            10/31/06
  19.5           10.00%            08/31/09
  19.6           13.67%            05/31/09
  19.7
  19.8
  19.9           16.02%            07/31/05
 19.10
 19.11
 19.12           25.00%            02/04/06
 19.13
 19.14
 19.15
 19.16
 19.17
 19.18
   20             5.36%            05/31/07
   21             8.64%            10/31/09          Day 1
   22             6.00%            09/30/07
   24            11.49%            01/31/11
   26             6.28%            06/30/10
   27            10.00%            12/31/19
   28             4.85%            06/30/09
   29                              09/30/16
   31            10.29%            03/31/05          Day 1
   32             8.48%            11/30/11          Day 1
   33             7.73%            12/31/13
   34            11.42%            02/28/09
   35             7.96%            08/31/15
   39             3.33%            09/21/08        Springing
   40             4.60%            05/31/09          Day 1
   41
   42            11.85%            02/28/14
   43            11.60%            08/31/14          Day 1
   44            10.82%         Multiple Spaces      Day 1             Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   45                                                Day 1
   46             1.88%            08/31/08        Springing
   48                                                Day 1
   49            13.34%            06/30/09
   53            10.74%            01/31/13          Day 1
   54             3.37%            05/31/09
   55
   56
   59
   60            18.61%            10/01/05
   62                                                Day 1             Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   64             7.57%            10/31/11
   65             3.85%            03/31/07
   69             1.43%            03/31/07
   70             9.00%            10/31/09
   71             4.77%            04/30/09
   73             2.78%            12/31/05
   74                                                Day 1
   76             1.24%            10/31/06          Day 1
   78             8.51%            10/14/08
   79                                              Springing
   81             3.43%            05/31/09
   82
   83                                                Day 1             Digital Realty Trust, L.P., Digital Realty Trust, Inc.
   84             5.09%            02/28/10
   85
   86            12.36%            08/31/09
   87             9.15%            10/06/06
   88
   89             5.87%            02/28/10
   90
   91
   92             6.93%            02/28/10
   93            15.62%            02/28/08        Springing
   95             1.80%            11/30/09
   96                                                Day 1
   98                                              Springing
   99             4.91%            08/31/13
  100            11.34%            12/31/14
  101             3.10%            04/20/07        Springing
  102
  104            10.24%            08/31/08
  105
  106                                                Day 1
  107            10.77%            02/29/08
  108
  110            13.08%         Multiple Spaces
  111                                              Springing
  112            11.23%            09/30/06
  114             6.32%            12/01/14
  117
  118
  119
  120            13.83%            05/31/14
  121                                              Springing
  122                                              Springing
  123            13.56%            07/31/09
  124
  125            19.46%            07/31/09        Springing
  126
  127                                              Springing
  128            12.44%            04/30/09        Springing
  129
  130            11.53%            11/30/11        Springing
  131                                              Springing
  132                                                               10.04% 10/18/06 Day 1
  133                                                                     Springing
  134                                                Day 1
  135                                              Springing
  136
  137                                                Day 1
  139                                              Springing
  140                                              Springing
  141
  142            25.20%            02/28/25
  143             4.97%            06/30/09        Springing
  144             6.47%            08/31/09        Springing
  145
  146
  147             4.87%            05/31/07
  148            25.73%            01/27/25        Springing
  149
  150
  151                                              Springing
  152                                              Springing
  153                                              Springing
  154                                              Springing
  155                                              Springing
  156                                              Springing
  157                                              Springing
  158                                                Day 1
  159
  160                                              Springing
  161                                              Springing
  162
  163
  164            11.11%            01/31/09
  166
  167                                              Springing
  168                                                Day 1
  169            13.25%            09/30/07
  170                                                Day 1
  171             3.79%               MTM          Springing
  172
  173            10.65%            08/31/09
  174
  175                                              Springing
  176
  177                                                Day 1
  178                                              Springing
  179                                              Springing
  181                                              Springing
  182                                              Springing
  183            14.21%            08/30/07
  184                                                Day 1
  185             5.67%            07/31/09
  186                                                Day 1
  187                                                Day 1
  188                                                Day 1
  189                                                Day 1
  190            12.89%            08/31/09
  191            22.80%            11/30/18
  192            25.09%            01/31/10
  193
  194            16.33%            02/28/09
  195                                              Springing
  196                                              Springing
  197                                              Springing
  198                                                Day 1
  199            Various            Various        Springing
 199.1
 199.2           13.62%            12/01/07
  200                                              Springing
  201                                              Springing
  202                                                Day 1
  203
  204                                                Day 1
  205                                                Day 1
  206
  207                                                Day 1
  208                                              Springing
  209                                              Springing
  210                                              Springing
  212                                              Springing
  213                                              Springing
  214                                                Day 1
  215                                              Springing
  216                                              Springing
  218                                              Springing
  219                                              Springing
  220                                                Day 1
  221                                                Day 1
  222            14.76%            06/30/06
  223                                              Springing
  224                                              Springing
  225                                              Springing
  226                                                Day 1

(1) Two Mortgage Loans are part of a split loan structure and the related pari passu companion loans are not included in the trust fund with respect to these
Mortgage Loans. Unless otherwise specified, the calculation of Balance per SF,
LTV ratios and DSC ratios were based upon the aggregate indebtedness of these
Mortgage Loans and the related pari passu companion loans.
(2) Calculation excludes the Mortgaged Properties which are leased fee interest.
(3) Pursuant to the Annex A-6 Choice Center Payment Schedule, monthly debt service payments increase to coincide with the applicable rent bumps.
(4) For purposes of determining the DSC Ratio of this Mortgage Loan the debt service payments were reduced by taking into account an amount available in certain cash reserves or under a letter of credit.
(5) For purposes of determining the LTV Ratio of this Mortgage Loan the loan amount was reduced by taking into account an amount available under a letter of credit.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C17

ANNEX A-1B

CERTAIN CHARACTERISTICS OF THE LOAN GROUP 2 MORTGAGE LOANS AND MORTGAGED
PROPERTIES

MORTGAGE   LOAN
  LOAN    GROUP
 NUMBER   NUMBER    PROPERTY NAME                              ADDRESS                         CITY                 STATE   ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------

   23       2       Sterling University Vista Apartments       625 Cantrill Drive              Davis                 CA      95616
   25       2       AMLI at Bent Tree Apartments               3901 and 3930 Accent Drive      Dallas                TX      75287
   30       2       Pine Lake Apartments                       7700 Pine Lakes Boulevard       Port Saint Lucie      FL      34952
   36       2       The Exchange at Auburn Apartments          202 West Long Leaf Drive        Auburn                AL      36830
   37       2       Appling Lakes at Cordova Club Apartments   1392 Equestrian Drive           Cordova               TN      38120
   38       2       Spring Canyon Apartments                   4510 Spring Canyon Heights      Colorado Springs      CO      80907
   47       2       Inverness Landing                          100 Inverness Lane              Birmingham            AL      33324
   50       2       Baywater Townhomes                         US Route 52 West                West Lafayette        IN      47906
   51       2       The Falls at Duraleigh                     4518 Tournament Drive           Raleigh               NC      27612
   52       2       Sutton Plaza                               1230 13th Street NW             Washington            DC      20005
   57       2       Heritage at Riverstone*                    101 Heritage Drive              Canton                GA      30114
   58       2       One Dartmouth Place                        11100 East Dartmouth Avenue     Aurora                CO      80014
   61       2       Jefferson Oaks Apartments                  18788 Marsh Lane                Dallas                TX      75287
   63       2       The Riviera Apartments                     1505 North Canyon Road          Provo                 UT      84604
   66       2       Courtyards Apartments                      8810 Courtyard Way              Knoxville             TN      37931
   67       2       Greenwich Green Apartments                 3515 SW 39th Boulevard          Gainesville           FL      32608
   68       2       32-40 Boylston Street                      32-40 Boylston Street           Boston                MA      02116
   72       2       Regency Tower                              333 Northwest 5th Street        Oklahoma City         OK      73102
   75       2       The Grove Apartments                       1526 West Candletree Drive      Peoria                IL      61614
   77       2       Waterford Place Apartments                 1055 West Baseline Road         Mesa                  AZ      85210
   80       2       Camden Plaza                               611 Rugby Road                  Charlottesville       VA      22903
   94       2       The University Villa Apartments            865 North 160 West              Provo                 UT      84604
   97       2       Woodhaven Apartments                       6045 Lyndale Avenue South       Minneapolis           MN      55419
  103       2       Stonebridge Apartments                     38-48 Dean Street               Norwood               MA      02062
  109       2       Bayberry Place Apartments                  3395 Yankee Doodle Road         Eagan                 MN      55121
  113       2       The Frontier Apartments                    4426 Plantation Road            Roanoke               VA      24012
  115       2       The Avalon Apartments                      1248 West Adams Boulevard       Los Angeles           CA      90007
  116       2       The Jefferson Park Apartments              1815 Jefferson Park Avenue      Charlottesville       VA      22901
  138       2       Windsor Oaks Apartments                    1520-1560 Highway 23 East       St. Cloud             MN      56304
  165       2       Summit Court Apartments                    1001 Summit Avenue North        Sauk Rapids           MN      56379
  180       2       Autumn Manor Apartments                    9960 McCombs Street             El Paso               TX      79924
  211       2       Williams Court Townhomes                   2700-2744 Ruddell Road SE       Lacey                 WA      98503
  217       2       Brook Crossing Apartments                  3816 Wilshire Boulevard         Wilmington            NC      28403

     MORTGAGE                                                                              GENERAL               SPECIFIC
       LOAN              CROSS COLLATERALIZED AND CROSS                LOAN               PROPERTY               PROPERTY
      NUMBER                   DEFAULTED LOAN FLAG                  ORIGINATOR              TYPE                   TYPE
---------------------------------------------------------------------------------------------------------------------------------

        23                   Davis Pacific Portfolio                 Wachovia            Multifamily         Student Housing
        25                                                           Wachovia            Multifamily           Conventional
        30                                                           Wachovia            Multifamily           Conventional
        36                                                          Citigroup            Multifamily         Student Housing
        37                                                           Wachovia            Multifamily           Conventional
        38                                                           Wachovia            Multifamily           Conventional
        47                                                           Wachovia            Multifamily           Conventional
        50                                                          Citigroup            Multifamily         Student Housing
        51                                                           Wachovia            Multifamily           Conventional
        52                                                           Wachovia            Multifamily           Conventional
        57                                                           Artesia             Multifamily           Conventional
        58                                                           Wachovia            Multifamily           Conventional
        61                                                          Citigroup            Multifamily           Conventional
        63                       Provo Portfolio                     Wachovia            Multifamily         Student Housing
        66                                                           Wachovia            Multifamily           Conventional
        67                                                           Artesia             Multifamily           Conventional
        68                                                           Wachovia            Multifamily           Conventional
        72                                                         Countrywide           Multifamily            High Rise
        75                                                           Wachovia            Multifamily           Conventional
        77                                                           Wachovia            Multifamily           Conventional
        80                                                           Wachovia            Multifamily         Student Housing
        94                       Provo Portfolio                     Wachovia            Multifamily         Student Housing
        97                                                           Wachovia            Multifamily           Conventional
       103                                                           Wachovia            Multifamily           Conventional
       109                                                           Wachovia            Multifamily           Conventional
       113                                                           Wachovia            Multifamily           Conventional
       115                                                           Wachovia            Multifamily           Conventional
       116                                                           Wachovia            Multifamily         Student Housing
       138                                                           Artesia             Multifamily           Conventional
       165                                                           Artesia             Multifamily           Conventional
       180                                                           Wachovia            Multifamily           Conventional
       211                                                           Artesia             Multifamily           Conventional
       217                                                           Wachovia            Multifamily           Conventional

MORTGAGE                                           % OF AGGREGATE     % OF AGGREGATE                           FIRST
  LOAN       ORIGINAL LOAN         CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE       ORIGINATION           PAY
 NUMBER       BALANCE ($)        LOAN BALANCE ($)   POOL BALANCE      GROUP 2 BALANCE         DATE              DATE
--------------------------------------------------------------------------------------------------------------------------

   23        28,000,000.00        28,000,000.00         1.03%              7.46%            09/28/04          11/11/04
   25        27,475,000.00        27,475,000.00         1.01%              7.32%            02/03/05          03/11/05
   30        24,240,000.00        24,240,000.00         0.89%              6.46%            12/17/04          02/11/05
   36        22,500,000.00        22,500,000.00         0.83%              6.00%            12/30/04          02/11/05
   37        22,100,000.00        22,100,000.00         0.81%              5.89%            02/15/05          04/11/05
   38        21,557,000.00        21,557,000.00         0.79%              5.74%            11/30/04          01/11/05
   47        16,200,000.00        16,176,354.94         0.59%              4.31%            02/10/05          03/11/05
   50        16,000,000.00        16,000,000.00         0.59%              4.26%            09/23/04          11/11/04
   51        15,500,000.00        15,500,000.00         0.57%              4.13%            12/22/04          02/11/05
   52        14,500,000.00        14,479,433.41         0.53%              3.86%            01/26/05          03/11/05
   57        13,000,000.00        13,000,000.00         0.48%              3.46%            12/21/04          02/11/05
   58        12,650,000.00        12,650,000.00         0.46%              3.37%            12/30/04          02/11/05
   61        11,200,000.00        11,200,000.00         0.41%              2.98%            04/23/04          06/11/04
   63        11,000,000.00        11,000,000.00         0.40%              2.93%            03/01/05          04/11/05
   66        10,500,000.00        10,500,000.00         0.39%              2.80%            01/31/05          03/11/05
   67        10,250,000.00        10,235,413.99         0.38%              2.73%            02/01/05          03/11/05
   68        10,000,000.00        10,000,000.00         0.37%              2.66%            01/03/05          02/11/05
   72         9,200,000.00         9,159,085.09         0.34%              2.44%            11/15/04          12/06/04
   75         9,000,000.00         9,000,000.00         0.33%              2.40%            10/20/04          11/11/04
   77         9,000,000.00         9,000,000.00         0.33%              2.40%            01/27/05          03/11/05
   80         8,200,000.00         8,200,000.00         0.30%              2.19%            12/30/04          02/11/05
   94         7,000,000.00         7,000,000.00         0.26%              1.87%            03/01/05          04/11/05
   97         6,400,000.00         6,400,000.00         0.23%              1.71%            12/23/04          02/11/05
  103         5,650,000.00         5,650,000.00         0.21%              1.51%            12/01/04          01/11/05
  109         5,350,000.00         5,350,000.00         0.20%              1.43%            12/23/04          02/11/05
  113         5,100,000.00         5,092,646.42         0.19%              1.36%            02/01/05          03/11/05
  115         5,000,000.00         5,000,000.00         0.18%              1.33%            01/05/05          02/11/05
  116         5,000,000.00         4,988,404.15         0.18%              1.33%            12/28/04          02/11/05
  138         4,025,000.00         4,019,221.94         0.15%              1.07%            12/17/04          03/11/05
  165         3,200,000.00         3,195,406.26         0.12%              0.85%            01/17/05          03/11/05
  180         2,850,000.00         2,850,000.00         0.10%              0.76%            12/31/04          02/11/05
  211         1,950,000.00         1,950,000.00         0.07%              0.52%            02/24/05          04/11/05
  217         1,775,000.00         1,772,482.37         0.07%              0.47%            02/04/05          03/11/05

                                                                              INTEREST        ORIGINAL      REMAINING
MORTGAGE                                      LOAN           INTEREST         ACCURAL         TERM TO        TERM TO
  LOAN      MATURITY DATE    MORTGAGE    ADMINISTRATIVE      ACCRUAL           METHOD       MATURITY OR    MATURITY OR
 NUMBER         OR ARD       RATE (%)     COST RATE (%)       METHOD         DURING IO       ARD (MOS.)    ARD (MOS.)
----------------------------------------------------------------------------------------------------------------------------

   23          10/11/14      5.5300%        0.04040%        Actual/360       Actual/360         120            115
   25          02/11/15      5.4700%        0.04040%        Actual/360       Actual/360         120            119
   30          10/11/14      5.8400%        0.04040%        Actual/360       Actual/360         117            115
   36          01/11/12      5.4200%        0.04040%        Actual/360       Actual/360          84            82
   37          03/11/12      5.1500%        0.04040%        Actual/360       Actual/360          84            84
   38          12/11/14      5.0900%        0.04040%        Actual/360       Actual/360         120            117
   47          02/11/10      5.1200%        0.04040%        Actual/360                           60            59
   50          10/11/14      5.2300%        0.09040%        Actual/360       Actual/360         120            115
   51          01/11/15      5.4600%        0.04040%        Actual/360       Actual/360         120            118
   52          02/11/15      5.3800%        0.04040%        Actual/360                          120            119
   57          01/11/15      5.4500%        0.06809%        Actual/360       Actual/360         120            118
   58          01/11/15      5.2300%        0.04040%        Actual/360       Actual/360         120            118
   61          05/11/14      5.3200%        0.04040%        Actual/360       Actual/360         120            110
   63          03/11/15      5.2600%        0.04040%        Actual/360       Actual/360         120            120
   66          02/11/12      4.9300%        0.04040%        Actual/360       Actual/360          84            83
   67          02/11/15      5.3500%        0.04040%        Actual/360                          120            119
   68          01/11/15      5.3000%        0.04040%        Actual/360       Actual/360         120            118
   72          11/11/14      5.4500%        0.04040%        Actual/360                          120            116
   75          05/11/09      4.9900%        0.04040%        Actual/360       Actual/360          55            50
   77          02/11/15      5.2900%        0.04040%        Actual/360       Actual/360         120            119
   80          01/11/15      5.5300%        0.04040%        Actual/360       Actual/360         120            118
   94          03/11/15      5.2600%        0.04040%        Actual/360       Actual/360         120            120
   97          01/11/15      5.0700%        0.04040%        Actual/360       Actual/360         120            118
   103         12/11/14      5.1300%        0.04040%        Actual/360       Actual/360         120            117
   109         01/11/15      5.0700%        0.04040%        Actual/360       Actual/360         120            118
   113         02/11/15      5.2300%        0.04040%        Actual/360                          120            119
   115         01/11/15      5.0600%        0.04040%        Actual/360       Actual/360         120            118
   116         01/11/15      5.5700%        0.04040%        Actual/360                          120            118
   138         02/11/15      5.2700%        0.04040%        Actual/360                          120            119
   165         02/11/15      5.2700%        0.04040%        Actual/360                          120            119
   180         01/11/15      5.1900%        0.04040%        Actual/360       Actual/360         120            118
   211         03/11/15      5.7000%        0.04040%        Actual/360                          120            120
   217         02/11/15      5.3800%        0.04040%        Actual/360                          120            119

MORTGAGE     REMAINING    ORIGINAL       REMAINING                       MATURITY DATE OR
  LOAN       IO PERIOD   AMORT TERM      AMORT TERM     MONTHLY P&I        ARD BALLOON        ARD
 NUMBER       (MOS.)       (MOS.)          (MOS.)       PAYMENTS ($)       BALANCE ($)        LOAN    PREPAYMENT PROVISIONS
-----------------------------------------------------------------------------------------------------------------------------------

   23           31           360            360          159,508.35       25,068,446.13        N      L(48),D(69),O(3)
   25           119          IO              IO              IO           27,475,000.00        Y      L(25),YM1%(92),O(3)
   30           31           360            360          142,846.98       21,838,272.51        N      L(45),D(69),O(3)
   36           22           360            360          126,625.47       20,878,435.96        N      L(26),D(54),O(4)
   37           24           360            360          120,671.80       20,431,789.09        N      L(24),D(57),O(3)
   38           33           360            360          116,911.26       19,121,633.04        N      L(27),D(90),O(3)
   47                        360            359          88,157.06        14,965,881.97        N      L(48),D(5),O(7)
   50           19           360            360          88,154.50        13,924,359.53        N      L(29),D(88),O(3)
   51           34           360            360          87,618.69        13,856,229.43        N      L(48),D(69),O(3)
   52                        360            359          81,241.03        12,063,349.86        N      L(48),YM2%(60),YM(9),O(3)
   57           22           360            360          73,405.27        11,373,499.99        N      L(48),YM1%(69),O(3)
   58           34           360            360          69,697.15        11,254,051.44        N      L(48),D(69),O(3)
   61           26           360            360          62,333.30         9,984,412.96        N      L(34),D(83),O(3)
   63           36           360            360          60,810.56         9,791,719.29        N      L(48),D(69),O(3)
   66           23           360            360          55,917.93         9,672,630.98        N      L(25),D(56),O(3)
   67                        360            359          57,237.40         8,519,518.57        N      L(25),D(92),O(3)
   68           34           360            360          55,530.47         8,909,675.98        N      L(36),YM1%(77),O(7)
   72                        360            356          51,948.35         7,671,615.44        N      L(28),D(88),O(4)
   75            2           360            360          48,258.96         8,454,117.55        N      L(43),D(9),O(3)
   77           35           360            360          49,921.54         8,016,599.04        N      L(25),D(92),O(3)
   80           22           360            360          46,713.16         7,187,818.56        N      L(26),D(91),O(3)
   94           36           360            360          38,697.63         6,231,094.09        N      L(48),D(69),O(3)
   97           22           360            360          34,630.90         5,547,184.35        N      L(26),D(91),O(3)
   103          33           360            360          30,780.90         5,016,026.05        N      L(36),YM2%(77),O(7)
   109          22           360            360          28,949.27         4,637,099.17        N      L(26),D(91),O(3)
   113                       360            359          28,099.25         4,222,925.79        N      L(48),D(65),O(7)
   115          34           360            360          27,024.73         4,432,038.43        N      L(48),D(69),O(3)
   116                       360            358          28,609.43         4,184,766.52        N      L(26),D(91),O(3)
   138                       360            359          22,276.09         3,337,034.54        N      L(36),D(81),O(3)
   165                       360            359          17,710.18         2,653,046.58        N      L(36),D(81),O(3)
   180          22           360            360          15,632.06         2,477,637.08        N      L(48),D(69),O(3)
   211                       300            300          12,208.72         1,494,820.48        N      L(60),YM1%(57),O(3)
   217                       360            359           9,945.02         1,476,720.83        N      L(25),D(92),O(3)

MORTGAGE                 MORTGAGE   MORTGAGE                                           LTV RATIO AT
  LOAN     APPRAISED       LOAN       LOAN     APPRAISAL                CUT-OFF DATE   MATURITY OR    YEAR        YEAR    NUMBER OF
 NUMBER    VALUE ($)      NUMBER     NUMBER       DATE      DSCR (X)     LTV RATIO         ARD        BUILT    RENOVATED    UNITS
------------------------------------------------------------------------------------------------------------------------------------

   23      36,100,000       23         23       08/18/04      1.24         77.56%         69.44%      2003                   132
   25      39,350,000       25         25       12/01/04      1.52         69.82%         69.82%      1996                   500
   30      30,300,000       30         30       11/12/04      1.24         80.00%         72.07%      2003                   320
   36      30,400,000       36         36       11/15/04      1.27         74.01%         68.68%      2002                   246
   37      28,000,000       37         37       12/02/04      1.24         78.93%         72.97%      1997                   312
   38      28,300,000       38         38       11/01/04      1.23         76.17%         67.57%      1997                   292
   47      21,800,000       47         47       12/13/04      1.34         74.20%         68.65%      1975        2004       322
   50      20,725,000       50         50       08/02/04      1.24         77.20%         67.19%      2004                   138
   51      20,800,000       51         51       11/18/04      1.24         74.52%         66.62%      1987                   396
   52      21,800,000       52         52       12/30/04      1.24         66.42%         55.34%      1964        2004       176
   57      18,150,000       57         57       11/30/04      1.20         71.63%         62.66%      2000                   240
   58      17,550,000       58         58       12/01/04      1.27         72.08%         64.13%      1973                   418
   61      14,750,000       61         61       03/19/04      1.20         75.93%         67.69%      1984        1997       302
   63      15,200,000       63         63       09/01/05      1.36         72.37%         64.42%      1969        2005       137
   66      13,750,000       66         66       08/26/04      1.45         76.36%         70.35%      1995                   164
   67      13,950,000       67         67       12/13/04      1.56         73.37%         61.07%      1990        2004       180
   68      12,900,000       68         68       08/31/04      1.44         77.52%         69.07%      2004                   48
   72      11,500,000       72         72       09/24/04      1.31         79.64%         66.71%      1964        1995       274
   75      12,530,000       75         75       03/04/04      1.21         71.83%         67.47%      1972        2003       318
   77      13,200,000       77         77       01/04/05      1.25         68.18%         60.73%      1984                   200
   80      10,500,000       80         80       10/23/04      1.35         78.10%         68.46%      1950                   51
   94      9,700,000        94         94       09/01/05      1.34         72.16%         64.24%      1969        2005       125
   97      9,200,000        97         97       11/11/04      1.53         69.57%         60.30%      1974        2004       176
   103     7,100,000        103        103      11/02/04      1.35         79.58%         70.65%      1982                   69
   109     7,800,000        109        109      11/11/04      1.57         68.59%         59.45%      1969        2002       120
   113     6,400,000        113        113      01/05/05      1.35         79.57%         65.98%      1971                   182
   115     6,500,000        115        115      10/13/04      1.21         76.92%         68.19%      2002                   15
   116     6,800,000        116        116      06/15/04      1.52         73.36%         61.54%      2002                   30
   138     5,100,000        138        138      11/24/04      1.25         78.81%         65.43%      1973        2004       120
   165     4,000,000        165        165      11/24/04      1.28         79.89%         66.33%      1990        2003       64
   180     3,750,000        180        180      11/01/04      1.73         76.00%         66.07%      1984                   159
   211     2,650,000        211        211      10/11/04      1.25         73.58%         56.41%      1969        1998       48
   217     2,250,000        217        217      12/29/04      1.44         78.78%         65.63%      1993                   40

   MORTGAGE                 CUT-OFF DATE
     LOAN        UNIT OF     LOAN AMOUNT      OCCUPANCY        OCCUPANCY                                          MOST RECENT
    NUMBER       MEASURE   PER (UNIT) ($)     RATE (%)        "AS OF" DATE          MOST RECENT PERIOD            REVENUES ($)
----------------------------------------------------------------------------------------------------------------------------------

      23          Units        212,121         93.94%          02/07/05
      25          Units        54,950          91.60%          11/12/04                    2004                    4,723,302
      30          Units        75,750          99.06%          11/01/04                 Trailing 3                 3,580,644
      36          Units        91,463          99.34%          11/30/04                TTM 10/31/04                3,459,070
      37          Units        70,833          96.47%          02/04/05                    2004                    3,041,927
      38          Units        73,825          95.89%          11/29/04          T-3 8/04-10/04 Annualized         2,670,236
      47          Units        50,237          97.52%          01/31/05                 MetLife T12                2,546,876
      50          Units        115,942         90.58%          01/20/05
      51          Units        39,141          97.73%          12/10/04              TTM Ended 9/30/04             2,334,622
      52          Units        82,270          90.34%          01/04/05              Trailing-3 11/04              2,050,596
      57          Units        54,167          90.42%          12/27/04        Annualized 2004 (1/1 - 11/30)       1,482,110
      58          Units        30,263          93.30%          01/31/05                  T12 11/04                 2,383,245
      61          Units        37,086          87.42%          10/25/04           Annualized 6 mos. 10/04          2,171,119
      63          Units        80,292          99.53%          02/25/05                    2004                    1,490,098
      66          Units        64,024          96.95%          01/13/05                04-Annualized               1,568,837
      67          Units        56,863          97.78%          11/15/04         Annualized 2004 (1/1-11/30)        1,491,878
      68          Units        208,333         100.00%         12/27/04
      72          Units        33,427          90.51%          10/28/04             10/01/03 - 09/30/04            2,003,097
      75          Units        28,302          83.87%          10/14/04                    2004                    1,660,974
      77          Units        45,000          97.50%          01/21/05                     T-3                    1,424,136
      80          Units        160,784         100.00%         11/08/04
      94          Units        56,000          93.17%          02/25/05                    2004                     978,192
      97          Units        36,364          93.75%          10/06/04            T-3 09/04 Annualized            1,493,432
      103         Units        81,884          100.00%         10/25/04          T-12 10/30/04 Annualized           897,464
      109         Units        44,583          96.67%          12/06/04                    2003                    1,049,315
      113         Units        27,982          92.86%          12/28/04                    2004                    1,041,654
      115         Units        333,333         100.00%         12/29/04
      116         Units        166,280         100.00%         08/15/04                 Fiscal 2004                 704,640
      138         Units        33,494          89.17%          12/08/04          Annualized 2004 (Jan-Nov)          799,151
      165         Units        49,928          98.44%          12/08/04         Annualized 2004 (Jan - Nov)         512,090
      180         Units        17,925          95.17%          11/02/04                  TTM 09/04                  762,659
      211         Units        40,625          85.42%          02/04/05               Statement 2004                348,795
      217         Units        44,312          100.00%         12/20/04               2004-Annualized               246,789

   MORTGAGE                                                                                                UW NET
     LOAN          MOST RECENT      MOST RECENT      MOST RECENT         UW                 UW           OPERATING     UW NET CASH
    NUMBER        EXPENSES ($)        NOI ($)          NCF ($)      REVENUES ($)       EXPENSES ($)      INCOME ($)      FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

      23                                                              3,300,192          889,896         2,410,296      2,373,996
      25            2,039,610        2,683,692        2,561,192       4,723,304         2,322,672        2,400,632      2,278,132
      30            1,250,855        2,329,789        2,265,789       3,663,595         1,466,589        2,197,006      2,133,006
      36            1,276,788        2,182,282        2,137,753       3,428,780         1,381,355        2,047,425      1,934,024
      37            1,097,120        1,944,807        1,866,807       3,004,723         1,137,301        1,867,422      1,789,422
      38             947,658         1,722,578        1,650,454       2,701,200          909,759         1,791,441      1,719,317
      47            1,592,661         954,215          873,715        2,623,006         1,121,337        1,501,669      1,421,169
      50                                                              2,091,132          735,334         1,355,798      1,314,398
      51            1,218,064        1,116,558        1,037,358       2,480,987         1,104,179        1,376,809      1,299,985
      52             797,485         1,253,111        1,218,111       2,098,456          843,839         1,254,617      1,210,617
      57             863,248          618,862          586,441        1,828,445          815,298         1,013,147       953,147
      58            1,274,849        1,108,396        1,016,478       2,432,267         1,281,744        1,150,523      1,058,605
      61             730,655         1,440,464        1,427,696       2,107,947         1,131,753         976,194        899,586
      63             481,219         1,008,879         974,629        1,597,125          567,458         1,029,667       995,417
      66             499,830         1,069,007        1,028,007       1,509,385          493,314         1,016,071       975,071
      67             771,665          720,213          720,213        1,936,874          819,285         1,117,589      1,068,089
      68                                                              1,369,346          394,615          974,731        962,731
      72            1,202,171         800,926          800,926        2,002,265         1,111,979         890,286        813,566
      75            1,034,746         626,228          557,222        1,765,215          997,607          767,608        698,602
      77             831,257          592,879          542,879        1,513,215          712,279          800,936        750,936
      80                                                              1,076,834          304,273          772,560        754,710
      94             403,425          574,767          537,267        1,101,774          444,171          657,603        620,103
      97             791,586          701,846          647,110        1,488,442          808,678          679,764        635,764
      103            363,852          533,612          516,362         894,315           377,226          517,089        499,839
      109            447,522          601,793          561,833        1,018,610          443,597          575,014        545,014
      113            502,581          539,073          493,573        1,009,866          507,546          502,320        456,820
      115                                                              559,546           162,825          396,721        393,346
      116            156,069          548,571          541,071         696,846           166,192          530,654        523,154
      138            452,905          346,246          256,891         845,681           470,527          375,154        333,154
      165            273,245          238,845          202,487         543,125           247,891          295,234        271,372
      180            392,983          369,676          330,726         762,854           399,984          362,870        323,920
      211            157,241          191,555          189,450         358,336           160,980          197,356        183,465
      217            89,650           157,139          147,139         272,919            90,824          182,095        172,095

                                                                                                     2ND        2ND
 MORTGAGE                          LARGEST   LARGEST                                               LARGEST    LARGEST    2ND LARGEST
   LOAN                            TENANT     TENANT     LARGEST TENANT                            TENANT     TENANT %     TENANT
  NUMBER   LARGEST TENANT NAME     SQ. FT.   % OF NRA       EXP. DATE    2ND LARGEST TENANT NAME   SQ. FT.   OF NRA (%)   EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

    23
    25
    30
    36
    37
    38
    47
    50
    51
    52
    57
    58
    61
    63
    66
    67
    68
    72
    75
    77
    80
    94
    97
   103
   109
   113
   115
   116
   138
   165
   180
   211
   217

                                             3RD          3RD
MORTGAGE                                   LARGEST      LARGEST      3RD LARGEST
  LOAN                                     TENANT      TENANT %         TENANT                     LARGEST AFFILIATED SPONSOR FLAG
 NUMBER       3RD LARGEST TENANT NAME      SQ. FT.      OF NRA        EXP. DATE       LOCKBOX            (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

   23
   25                                                                                  Day 1
   30
   36                                                                                  Day 1
   37
   38                                                                                Springing
   47                                                                                  Day 1
   50
   51
   52
   57
   58
   61
   63
   66
   67
   68                                                                                Springing
   72                                                                                  Day 1
   75
   77                                                                                Springing
   80
   94
   97
  103                                                                                Springing
  109
  113
  115
  116
  138
  165
  180
  211
  217

* For purposes of determining the DSC Ratio of this Mortgage Loan the debt service payments were reduced by taking into account an amount available under a letter of credit.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C17

ANNEX A-2

CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE     LOAN
  LOAN       GROUP
 NUMBER     NUMBER      PROPERTY NAME                                   PROPERTY ADDRESS                         PROPERTY CITY
------------------------------------------------------------------------------------------------------------------------------------

   12         1         Cabrillo Palisades                              7901 Harmarsh Street                     San Diego
   23         2         Sterling University Vista Apartments            625 Cantrill Drive                       Davis
   25         2         AMLI at Bent Tree Apartments                    3901 and 3930 Accent Drive               Dallas
   30         2         Pine Lake Apartments                            7700 Pine Lakes Boulevard                Port Saint Lucie
   36         2         The Exchange at Auburn Apartments               202 West Long Leaf Drive                 Auburn
   37         2         Appling Lakes at Cordova Club Apartments        1392 Equestrian Drive                    Cordova
   38         2         Spring Canyon Apartments                        4510 Spring Canyon Heights               Colorado Springs
   47         2         Inverness Landing                               100 Inverness Lane                       Birmingham
   50         2         Baywater Townhomes                              US Route 52 West                         West Lafayette
   51         2         The Falls at Duraleigh                          4518 Tournament Drive                    Raleigh
   52         2         Sutton Plaza                                    1230 13th Street NW                      Washington
   57         2         Heritage at Riverstone                          101 Heritage Drive                       Canton
   58         2         One Dartmouth Place                             11100 East Dartmouth Avenue              Aurora
   59         1         Seventeen Mile Drive Apartments                 1012 Pacific Grove Lane                  Pacific Grove
   61         2         Jefferson Oaks Apartments                       18788 Marsh Lane                         Dallas
   63         2         The Riviera Apartments                          1505 North Canyon Road                   Provo
   66         2         Courtyards Apartments                           8810 Courtyard Way                       Knoxville
   67         2         Greenwich Green Apartments                      3515 SW 39th Boulevard                   Gainesville
   68         2         32-40 Boylston Street                           32-40 Boylston Street                    Boston
   72         2         Regency Tower                                   333 Northwest 5th Street                 Oklahoma City
   75         2         The Grove Apartments                            1526 West Candletree Drive               Peoria
   77         2         Waterford Place Apartments                      1055 West Baseline Road                  Mesa
   80         2         Camden Plaza                                    611 Rugby Road                           Charlottesville
   94         2         The University Villa Apartments                 865 North 160 West                       Provo
   97         2         Woodhaven Apartments                            6045 Lyndale Avenue South                Minneapolis
   103        2         Stonebridge Apartments                          38-48 Dean Street                        Norwood
   109        2         Bayberry Place Apartments                       3395 Yankee Doodle Road                  Eagan
   113        2         The Frontier Apartments                         4426 Plantation Road                     Roanoke
   115        2         The Avalon Apartments                           1248 West Adams Boulevard                Los Angeles
   116        2         The Jefferson Park Apartments                   1815 Jefferson Park Avenue               Charlottesville
   138        2         Windsor Oaks Apartments                         1520-1560 Highway 23 East                St. Cloud
   165        2         Summit Court Apartments                         1001 Summit Avenue North                 Sauk Rapids
   180        2         Autumn Manor Apartments                         9960 McCombs Street                      El Paso
   195        1         Babcock Apartments                              222 and 230 Babcock Street               Brookline
   209        1         The Courtyard at Westgate                       105-107 Westgate Drive                   Burlington
   211        2         Williams Court Townhomes                        2700-2744 Ruddell Road SE                Lacey
   217        2         Brook Crossing Apartments                       3816 Wilshire Boulevard                  Wilmington

MORTGAGE                                                        GENERAL           SPECIFIC                    UTILITIES   NUMBER OF
  LOAN       PROPERTY     PROPERTY                              PROPERTY          PROPERTY        ELEVATOR     TENANT       STUDIO
 NUMBER       STATE       ZIP CODE            COUNTY              TYPE              TYPE          BUILDINGS     PAYS        UNITS
------------------------------------------------------------------------------------------------------------------------------------

   12           CA          92123           San Diego         Multifamily       Conventional          N           E
   23           CA          95616              Yolo           Multifamily     Student Housing         N           E
   25           TX          75287             Dallas          Multifamily       Conventional          N         E,W,S
   30           FL          34952          Saint Lucie        Multifamily       Conventional          N         E,W,S
   36           AL          36830              Lee            Multifamily     Student Housing         N           E
   37           TN          38120             Shelby          Multifamily       Conventional          N           E
   38           CO          80907            El Paso          Multifamily       Conventional          N        E,G,W,S
   47           AL          33324             Shelby          Multifamily       Conventional          N         E,W,S
   50           IN          47906           Tippecanoe        Multifamily     Student Housing         N         E,W,S
   51           NC          27612              Wake           Multifamily       Conventional          N           E           52
   52           DC          20005      District Of Columbia   Multifamily       Conventional          Y           E           19
   57           GA          30114            Cherokee         Multifamily       Conventional          N          W,E
   58           CO          80014             Denver          Multifamily       Conventional          N          E,G          2
   59           CA          93950            Monterey         Multifamily       Conventional          N           E
   61           TX          75287             Denton          Multifamily       Conventional          N         E,W,S
   63           UT          84604              Utah           Multifamily     Student Housing         N          E,G
   66           TN          37931              Knox           Multifamily       Conventional          N           E
   67           FL          32608            Alachua          Multifamily       Conventional          N           E
   68           MA          02116            Suffolk          Multifamily       Conventional          Y           E
   72           OK          73102            Oklahoma         Multifamily        High Rise            Y                       71
   75           IL          61614             Peoria          Multifamily       Conventional          N          E,G
   77           AZ          85210            Maricopa         Multifamily       Conventional          N           E
   80           VA          22903           Albemarle         Multifamily     Student Housing         Y           E           1
   94           UT          84604              Utah           Multifamily     Student Housing         N          E,G
   97           MN          55419            Hennepin         Multifamily       Conventional          Y           E           18
   103          MA          02062            Norfolk          Multifamily       Conventional          N           E
   109          MN          55121             Dakota          Multifamily       Conventional          N           E
   113          VA          24012          Roanoke City       Multifamily       Conventional          N           E
   115          CA          90007          Los Angeles        Multifamily       Conventional          N         E,W,G
   116          VA          22901           Albemarle         Multifamily     Student Housing         N         E,W,S
   138          MN          56304             Benton          Multifamily       Conventional          N           E
   165          MN          56379             Benton          Multifamily       Conventional          N           E
   180          TX          79924            El Paso          Multifamily       Conventional          N           E           3
   195          MA          02446            Norfolk          Multifamily       Conventional          Y           E           20
   209          MA          01803           Middlesex         Multifamily       Conventional          N          E,W
   211          WA          98503            Thurston         Multifamily       Conventional          N           E
   217          NC          28403          New Hanover        Multifamily       Conventional          N       E,W,S,P,C

                                                   AVERAGE          AVERAGE          AVERAGE          AVERAGE         AVERAGE
MORTGAGE   NUMBER   NUMBER    NUMBER   NUMBER     RENT; RENT      RENT; RENT       RENT; RENT       RENT; RENT       RENT; RENT
  LOAN    OF 1 BR   OF 2 BR  OF 3 BR  OF 4+ BR     RANGES -        RANGES -         RANGES -         RANGES -         RANGES -
 NUMBER    UNITS     UNITS    UNITS    UNITS     STUDIO UNITS     1 BR UNITS       2 BR UNITS       3 BR UNITS      4+ BR UNITS
------------------------------------------------------------------------------------------------------------------------------------

   12                 266      103                                               1187; 1187-1187  1479; 1479-1479
   23                           24      108                                                       1860;1860-1860   2317;2175-2430
   25       284       204       12                               799;745-1065    1140;1065-1209   1395;1395-1395
   30        68       168       84                                813;813-813      913;913-913    1123;1123-1123
   36                 72        84       90                                        859;814-903    1185;1135-1220   1388;1280-1460
   37       112       148       52                                732;677-802     942;862-1060    1162;1132-1242
   38       136       140       16                                805;805-805     991;950-1025    1295;1295-1295
   47       128       124       70                                541;513-606      686;616-776      958;862-987
   50                           60       78                                                       1184; 050-1380   1380;732-1473
   51       204       140                        386;350-450      460;382-615      559;460-765
   52       157                                  899;875-900     1191;900-1375
   57        70       134       36                                576;495-714      658;534-899      778;725-870
   58       362       54                         465;465-465      595;595-615      776;775-795
   59                 84                                                         1674;1649-1699
   61       213       89                                          697;600-755      845;699-855
   63                 89        48                                                 928;928-928    1260;1260-1260
   66        12       98        54                                625;625-625      756;755-785      875;860-880
   67                 72       108                                                 798;740-829     984;850-1110
   68        29       19                                        1584;1446-1600   2532;2500-2600
   72       123       76        4                    464              586              745             1067
   75       120       162       36                                522;515-539      606;560-749      772;759-779
   77       100       100                                         654;634-674      781;759-804
   80        10        9        13       18      795;795-795     898;800-1250     1144;950-1300   1504;1050-1550   2356;1800-3800
   94                 117       8                                                  838;600-840    1158;1158-1158
   97       143       15                         604;604-604      725;725-725      935;935-935
   103       3        66                                          950;950-950    1109;1109-1109
   109       68       52                                          688;688-688      791;788-825
   113       2        180                                         400;400-400      521;500-580
   115                 9        6                                                2910;2800-3020   3700;3600-3800
   116                                   30                                                                        1923;1890-1990
   138       33       87                                          528;485-555      654;550-695
   165       5        47        12                                602;569-620      682;606-810      779;656-800
   180       58       98                         378;378-378      383;373-393      468;463-473
   195       14       28                        1020;900-1100   1275;1175-1350   1513;1335-1600
   209       8        12                                        1200;1100-1300   1469;1400-1600
   211                48                                                           683;595-695
   217       12       24        4                                 480;480-480     572; 572-572      726;726-726

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C17

             ANNEX A-3                                                RESERVE ACCOUNT INFORMATION
             ---------

   MORTGAGE         LOAN
     LOAN          GROUP                                                                                     GENERAL PROPERTY
    NUMBER         NUMBER    PROPERTY NAME                                                                         TYPE
------------------------------------------------------------------------------------------------------------------------------------

       1             1       One & Two International Place                                                        Office
       2             1       450 West 33rd Street                                                                 Office
       3             1       Tharaldson Pool I-B                                                               Hospitality
      3.1                    Las Vegas Residence Inn                                                           Hospitality
      3.2                    Las Vegas Courtyard                                                               Hospitality
      3.3                    Palmdale Residence Inn                                                            Hospitality
      3.4                    Las Vegas Holiday Inn Express                                                     Hospitality
      3.5                    Las Vegas Fairfield Inn & Suites                                                  Hospitality
      3.6                    Montgomeryville Courtyard                                                         Hospitality
      3.7                    Palmdale Courtyard                                                                Hospitality
      3.8                    Cheektowaga Residence Inn                                                         Hospitality
      3.9                    El Paso Residence Inn                                                             Hospitality
     3.10                    Woodlands Residence Inn (Six Pine Drive)                                          Hospitality
     3.11                    Tulsa Residence Inn                                                               Hospitality
     3.12                    Willowbrook Residence Inn                                                         Hospitality
     3.13                    Tulsa Springhill Suites                                                           Hospitality
       4             1       Tharaldson Pool I-A                                                               Hospitality
      4.1                    Peoria Residence Inn                                                              Hospitality
      4.2                    Westchase Homewood Suites                                                         Hospitality
      4.3                    Toledo Homewood Suites                                                            Hospitality
      4.4                    Woodlands Residence Inn (Lake Front Circle)                                       Hospitality
      4.5                    Lansing Residence Inn                                                             Hospitality
      4.6                    Grand Rapids Homewood Suites                                                      Hospitality
      4.7                    Sioux Falls Residence Inn                                                         Hospitality
      4.8                    Houston Towneplace Suites                                                         Hospitality
      4.9                    Woodlands Courtyard                                                               Hospitality
     4.10                    Waco Residence Inn                                                                Hospitality
     4.11                    Cedar Rapids Residence Inn                                                        Hospitality
     4.12                    Sioux Falls Fairfield Inn                                                         Hospitality
     4.13                    Lansing Fairfield Inn                                                             Hospitality
     4.14                    Mankato Fairfield Inn                                                             Hospitality
     4.15                    Leased Fee Interest - Las Vegas Residence Inn                                     Hospitality
     4.16                    Leased Fee Interest - Montgomeryville Courtyard                                   Hospitality
     4.17                    Leased Fee Interest - Las Vegas Courtyard                                         Hospitality
     4.18                    Leased Fee Interest - Las Vegas Fairfield Inn                                     Hospitality
     4.19                    Leased Fee Interest - Las Vegas Holiday Inn Express                               Hospitality
     4.20                    Leased Fee Interest - Palmdale Residence & Courtyard                              Hospitality
     4.21                    Leased Fee Interest - Woodlands Residence Inn (Six Pine Drive)                    Hospitality
     4.22                    Leased Fee Interest - Tulsa Residence Inn & Springhill                            Hospitality
     4.23                    Leased Fee Interest - Cheektowaga Residence Inn                                   Hospitality
     4.24                    Leased Fee Interest - El Paso Residence Inn                                       Hospitality
     4.25                    Leased Fee Interest - Willowbrook Residence Inn                                   Hospitality
       5             1       MetroPlace III & IV                                                                  Office
       6             1       1001 Connecticut Avenue & 1701 K Street                                              Office
       7             1       Eastmont Town Center                                                               Mixed Use
       8             1       Great Wolf Resorts Pool                                                           Hospitality
      8.1                    Great Wolf - Traverse City                                                        Hospitality
      8.2                    Great Wolf - Kansas City                                                          Hospitality
       9             1       Falchi Building                                                                    Mixed Use
      10             1       Hudson Corporate Center                                                              Office
      11             1       Gardner Tanenbaum Pool                                                             Industrial
     11.1                    ARINC Building                                                                     Industrial
     11.2                    Henkel (Manco) Building                                                            Industrial
     11.3                    IMAX Distribution Warehouse Building                                               Industrial
     11.4                    L-3 Communications Building                                                        Industrial
     11.5                    Northgate Commerce Center                                                          Industrial
     11.6                    36th & Santa Fe Warehouse                                                          Industrial
     11.7                    Carbonyx Industrial Facility                                                       Industrial
     11.8                    Simplex Grinnell Building                                                          Industrial
      12             1       Cabrillo Palisades                                                                Multifamily
      13             1       201 West Madison                                                                Special Purpose
      14             1       One Fair Oaks                                                                        Office
      15             1       Comverse Office Building                                                             Office
      16             1       Cadbury Schweppes                                                                    Office
      17             1       Webb at LBJ                                                                        Mixed Use
      18             1       Choice Center                                                                        Office
      19             1       Santa Teresa Pool                                                                  Industrial
     19.1                    ADC Distribution Center                                                            Industrial
     19.2                    The Logistics Center                                                               Industrial
     19.3                    4200 West Military                                                                 Industrial
     19.4                    2660 Airport Road                                                                  Industrial
     19.5                    9701 Pan American Distribution Center                                              Industrial
     19.6                    1328 East Hackberry                                                                Industrial
     19.7                    4301 West Military                                                                 Industrial
     19.8                    5800 South 42nd                                                                    Industrial
     19.9                    1200 East Hackberry                                                                Industrial
     19.10                   1300 East Hackberry                                                                Industrial
     19.11                   9515 Plaza Drive Distribution Center                                               Industrial
     19.12                   6200 South 35th                                                                    Industrial
     19.13                   3500 West Military                                                                 Industrial
     19.14                   3600 West Military                                                                 Industrial
     19.15                   3500 Durango                                                                       Industrial
     19.16                   6901 South 33rd                                                                    Industrial
     19.17                   7001 South 33rd                                                                    Industrial
     19.18                   6412 South 36th                                                                    Industrial
      20             1       Renaissance West Retail Center                                                       Retail
      21             1       253 Summer Street                                                                    Office
      22             1       122 C Street                                                                         Office
      23             2       Sterling University Vista Apartments                                              Multifamily
      24             1       Princess Anne Plaza                                                                  Retail
      25             2       AMLI at Bent Tree Apartments                                                      Multifamily
      26             1       Wachovia Tower                                                                       Office
      27             1       200 Varick Street                                                                    Office
      28             1       Westview Promenade                                                                   Retail
      29             1       Kohl's Plaza                                                                         Retail
      30             2       Pine Lake Apartments                                                              Multifamily
      31             1       Sylvan Corporate Center                                                              Office
      32             1       Plaza at Puente Hills                                                                Retail
      33             1       One Bunker Hill Office Building                                                      Office
      34             1       Deer Valley Office Park                                                              Office
      35             1       Creve Coeur Pavilion Retail Center                                                   Retail
      36             2       The Exchange at Auburn Apartments                                                 Multifamily
      37             2       Appling Lakes at Cordova Club Apartments                                          Multifamily
      38             2       Spring Canyon Apartments                                                          Multifamily
      39             1       Artesia Oasis Plaza                                                                  Retail
      40             1       Hilltop Plaza                                                                        Retail
      41             1       Residence Inn #1 - Las Vegas, NV                                                  Hospitality
      42             1       Shops at Abilene (Phase 1)                                                           Retail
      43             1       Westland Mall                                                                        Retail
      44             1       36 Northeast Second Street                                                           Office
      45             1       6245 Leesburg Pike                                                                   Office
      46             1       250 Summer Street                                                                    Office
      47             2       Inverness Landing                                                                 Multifamily
      48             1       Spokane Integrated Medical Plaza                                                     Office
      49             1       The Airport Square Shopping Center                                                   Retail
      50             2       Baywater Townhomes                                                                Multifamily
      51             2       The Falls at Duraleigh                                                            Multifamily
      52             2       Sutton Plaza                                                                      Multifamily
      53             1       Marshall Town Center                                                                 Retail
      54             1       Rusty Leaf Plaza                                                                     Retail
      55             1       Spring Meadow Shopping Center                                                        Retail
      56             1       EZ Storage Pico                                                                   Self Storage
      57             2       Heritage at Riverstone                                                            Multifamily
      58             2       One Dartmouth Place                                                               Multifamily
      59             1       Seventeen Mile Drive Apartments                                                   Multifamily
      60             1       Boca Corporate Center                                                                Office
      61             2       Jefferson Oaks Apartments                                                         Multifamily
      62             1       Siemens Building                                                                     Office
      63             2       The Riviera Apartments                                                            Multifamily
      64             1       700 North Sacramento                                                                 Office
      65             1       Grayson Village Shopping Center                                                      Retail
      66             2       Courtyards Apartments                                                             Multifamily
      67             2       Greenwich Green Apartments                                                        Multifamily
      68             2       32-40 Boylston Street                                                             Multifamily
      69             1       CenterPlace of Greeley Phase II                                                      Retail
      70             1       Chesterfield Commons Village                                                         Retail
      71             1       The Plaza Shopping Center                                                            Retail
      72             2       Regency Tower                                                                     Multifamily
      73             1       Harbormaster Office & Marina                                                       Mixed Use
      74             1       ANSYS Office Building                                                                Office
      75             2       The Grove Apartments                                                              Multifamily
      76             1       Shopko Plaza                                                                         Retail
      77             2       Waterford Place Apartments                                                        Multifamily
      78             1       Clayton Town Center                                                                  Retail
      79             1       Marathon Center                                                                      Office
      80             2       Camden Plaza                                                                      Multifamily
      81             1       Independence Square                                                                  Retail
      82             1       Residence Inn #1 - Santa Fe, NM                                                   Hospitality
      83             1       Brea Office Building                                                                 Office
      84             1       Golden Park Village Shopping Center                                                  Retail
      85             1       Milestone Crossing                                                                   Retail
      86             1       Park 140 Office Park                                                                 Office
      87             1       Three Points Plaza                                                                   Retail
      88             1       Hilton Garden Inn - Austin, TX                                                    Hospitality
      89             1       Shoppes at Tuscaloosa                                                                Retail
      90             1       Residence Inn #1 - Placentia, CA                                                  Hospitality
      91             1       Courtyard by Marriott - College Station, TX                                       Hospitality
      92             1       Crosspointe Plaza                                                                    Retail
      93             1       Olympia Retail Plaza at Dunedin, FL                                                  Retail
      94             2       The University Villa Apartments                                                   Multifamily
      95             1       Prairie Creek Shopping Center                                                        Retail
      96             1       National City Bank Building                                                          Office
      97             2       Woodhaven Apartments                                                              Multifamily
      98             1       Lowe's - Texas City, TX                                                              Retail
      99             1       Sunburst Plaza Shopping Center                                                       Retail
      100            1       Lowe's Shopping Center - Athens, OH                                                  Retail
      101            1       Olympia Temple Terrace Publix Shopping Center                                        Retail
      102            1       Comp USA - Braintree, MA                                                             Retail
      103            2       Stonebridge Apartments                                                            Multifamily
      104            1       Lee Highway Retail                                                                   Retail
      105            1       Residence Inn #1 - Birmingham, AL                                                 Hospitality
      106            1       Spokane Integrated Medical Plaza (Garage)                                       Special Purpose
      107            1       River Pointe Shopping Center                                                         Retail
      108            1       Residence Inn #1 - Akron, OH                                                      Hospitality
      109            2       Bayberry Place Apartments                                                         Multifamily
      110            1       733 Yonkers Avenue                                                                   Office
      111            1       Olympia Walgreens - Sarasota (Tamiami Trail), FL                                     Retail
      112            1       Wells Lake Commerce Center                                                           Office
      113            2       The Frontier Apartments                                                           Multifamily
      114            1       Hyde Park Station Shopping Center                                                    Retail
      115            2       The Avalon Apartments                                                             Multifamily
      116            2       The Jefferson Park Apartments                                                     Multifamily
      117            1       Hilton Garden Inn - Rio Rancho, NM                                                Hospitality
      118            1       Residence Inn #1 - Danvers, MA                                                    Hospitality
      119            1       Courtyard by Marriott - Nashville, TN                                             Hospitality
      120            1       Glen Office Building I                                                               Office
      121            1       Walgreens-Cincinnati, OH                                                             Retail
      122            1       Olympia Walgreens - Temple Terrace, FL                                               Retail
      123            1       Firewheel Corners Shopping Center                                                    Retail
      124            1       Walgreens - Madison, AL                                                              Retail
      125            1       Oglesby Square                                                                       Retail
      126            1       Walgreens/Chase Bank - Houston (West Bellfort Avenue), TX                            Retail
      127            1       Olympia Walgreens - Bradenton, FL                                                    Retail
      128            1       Market Fair Shopping Center                                                          Retail
      129            1       Four Corners Self Storage                                                         Self Storage
      130            1       Great American Plaza (building A-2)                                                  Office
      131            1       Olympia Walgreens - Merritt Island, FL                                               Retail
      132            1       Santa Teresa - 6030 Hollywood                                                        Office
      133            1       Olympia Walgreens - Naples, FL                                                       Retail
      134            1       Stater Bros - Ridgecrest                                                             Retail
      135            1       Olympia Walgreens - Lilburn, GA                                                      Retail
      136            1       Residence Inn #1 - Bossier City, LA                                               Hospitality
      137            1       Walgreens - Houston (Westheimer Road), TX                                            Retail
      138            2       Windsor Oaks Apartments                                                           Multifamily
      139            1       Suburban Lodge-D'Iberville, MS                                                    Hospitality
      140            1       Olympia Walgreens - Brooksville, FL                                                  Retail
      141            1       Residence Inn #1 - Kalamazoo, MI                                                  Hospitality
      142            1       4 Ground Leased Parcels - Cranberry, PA                                               Land
      143            1       Kmart Plaza Shopping Center                                                          Retail
      144            1       Riverside Place                                                                    Mixed Use
      145            1       Walgreens - Austin, TX                                                               Retail
      146            1       CVS at Foley, AL                                                                     Retail
      147            1       Dorchester Square                                                                    Retail
      148            1       Horizon Center (Pad Leases)                                                           Land
      149            1       Walgreens - Kennesaw, GA                                                             Retail
      150            1       Walgreens - Lawrenceville (Duluth Highway), GA                                       Retail
      151            1       Olympia Walgreens - Sarasota (Bee Ridge Road), FL                                    Retail
      152            1       Olympia Walgreens - New Smyrna Beach, FL                                             Retail
      153            1       Olympia Walgreens - Tampa, FL                                                        Retail
      154            1       Olympia Walgreens - Marietta, GA                                                     Retail
      155            1       Olympia Walgreens - Lehigh Acres, FL                                                 Retail
      156            1       Olympia Walgreens - Decatur, GA                                                      Retail
      157            1       Olympia Walgreens - Seminole, FL                                                     Retail
      158            1       Walgreens - Richmond Heights, OH                                                     Retail
      159            1       Eckerd Drug - Pittsburgh, PA                                                         Retail
      160            1       Walgreens - Glen Burnie, MD                                                          Retail
      161            1       Olympia Walgreens - Ocoee, FL                                                        Retail
      162            1       Residence Inn #1 - Jackson, MS                                                    Hospitality
      163            1       Walgreens - Ashland, IL                                                              Retail
      164            1       Suwannee Plaza Shopping Center                                                       Retail
      165            2       Summit Court Apartments                                                           Multifamily
      166            1       Beaumont Self Storage                                                             Self Storage
      167            1       Walgreens - Garfield Heights, OH                                                     Retail
      168            1       SPS Companies Building                                                             Industrial
      169            1       Griego Medical Building                                                              Office
      170            1       Walgreens - Hamilton, OH                                                             Retail
      171            1       Mings Shopping Center                                                                Retail
      172            1       The Clarion Inn of Sun Valley                                                     Hospitality
      173            1       El Porton Shopping Center                                                            Retail
      174            1       Fair Lakes                                                                           Retail
      175            1       Olympia Walgreens - Homosassa, FL                                                    Retail
      176            1       Walgreens - Reno, NV                                                                 Retail
      177            1       650 4th Street                                                                       Retail
      178            1       Olympia Walgreens - Oldsmar, FL                                                      Retail
      179            1       Walgreens - Columbus, OH                                                             Retail
      180            2       Autumn Manor Apartments                                                           Multifamily
      181            1       Walgreens - Lebanon, IN                                                              Retail
      182            1       Olympia Walgreens - Lake Wales, FL                                                   Retail
      183            1       Gage Retail                                                                          Retail
      184            1       Walgreens - Medway, MA                                                               Retail
      185            1       Premier Professional Center                                                          Office
      186            1       Walgreens - Clinton, CT                                                              Retail
      187            1       Walgreens - Willimantic, CT                                                          Retail
      188            1       Walgreens - Fairborn, OH                                                             Retail
      189            1       Walgreens - Goldsboro, NC                                                            Retail
      190            1       Broadway Corners                                                                     Retail
      191            1       Shoppes at Trace Fork                                                                Retail
      192            1       490 Huyler Street                                                                  Industrial
      193            1       Residence Inn #1 - Memphis, TN                                                    Hospitality
      194            1       Richmond Commons                                                                     Retail
      195            1       Babcock Apartments                                                                Multifamily
      196            1       Walgreens - Ponca City, OK                                                           Retail
      197            1       Walgreens - Jacksonville, AR                                                         Retail
      198            1       Walgreens - Eatonville, FL                                                           Retail
      199            1       Olympia Medical/Office Pool                                                          Office
     199.1                   Medical Associates of Pinellas Building                                              Office
     199.2                   Olympia Office Center                                                                Office
      200            1       Walgreens - Newton, IA                                                               Retail
      201            1       Smokey Bones_Longhorn Steakhouse-SC                                                   Land
      202            1       Walgreens - Carlsbad, NM                                                             Retail
      203            1       Rite Aid - Midland, MI                                                               Retail
      204            1       Walgreens - Slidell, LA                                                              Retail
      205            1       Walgreens - Edgewood, NM                                                             Retail
      206            1       Lowe's - Athens, OH                                                                  Retail
      207            1       Walgreens - Covington, TN                                                            Retail
      208            1       1385 Enterprise Drive                                                                Office
      209            1       The Courtyard at Westgate                                                         Multifamily
      210            1       Walgreens - Spring, TX                                                               Retail
      211            2       Williams Court Townhomes                                                          Multifamily
      212            1       Cole Rite Aid - Memphis, TN                                                          Retail
      213            1       CVS - Barnesville, GA                                                                Retail
      214            1       DHL & Airborne Express                                                             Industrial
      215            1       Cole Rite Aid - Warren, OH                                                           Retail
      216            1       Olympia Retail Plaza at Daytona Beach, FL                                            Retail
      217            2       Brook Crossing Apartments                                                         Multifamily
      218            1       Olympia Applebees - Lithia Springs, GA                                               Retail
      219            1       Cole Walgreens - Lawrence, KS                                                        Retail
      220            1       Kindercare - Rocky Hill, CT                                                     Special Purpose
      221            1       Kindercare - Santa Clarita, CA                                                  Special Purpose
      222            1       Camp Bowie Shopping Center                                                           Retail
      223            1       Cole Walgreens - Cahokia, IL                                                         Retail
      224            1       Cole Walgreens - Cleveland, OH                                                       Retail
      225            1       Cole Walgreens - Houston (Almeda Road), TX                                           Retail
      226            1       Kindercare - Wayne, NJ                                                          Special Purpose

                                                                           ANNUAL       INITIAL DEPOSIT
MORTGAGE                                                   MONTHLY       DEPOSIT TO        TO CAPITAL       INITIAL     ONGOING
  LOAN          SPECIFIC PROPERTY          MONTHLY TAX    INSURANCE     REPLACEMENT      IMPROVEMENTS        TI/LC       TI/LC
 NUMBER               TYPE                   ESCROW         ESCROW        RESERVES          RESERVE         ESCROW     FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------

    1                  CBD                  1,467,536       70,850        183,120         2,158,900       22,334,679
    2                  CBD                   583,567        54,072        334,447           22,125        14,000,000      (2)
    3            Limited Service             142,483
   3.1           Limited Service
   3.2           Limited Service
   3.3           Limited Service
   3.4           Limited Service
   3.5           Limited Service
   3.6           Limited Service
   3.7           Limited Service
   3.8           Limited Service
   3.9           Limited Service
  3.10           Limited Service
  3.11           Limited Service
  3.12           Limited Service
  3.13           Limited Service
    4            Limited Service             109,246
   4.1           Limited Service
   4.2           Limited Service
   4.3           Limited Service
   4.4           Limited Service
   4.5           Limited Service
   4.6           Limited Service
   4.7           Limited Service
   4.8           Limited Service
   4.9           Limited Service
  4.10           Limited Service
  4.11           Limited Service
  4.12           Limited Service
  4.13           Limited Service
  4.14           Limited Service
  4.15           Limited Service
  4.16           Limited Service
  4.17           Limited Service
  4.18           Limited Service
  4.19           Limited Service
  4.20           Limited Service
  4.21           Limited Service
  4.22           Limited Service
  4.23           Limited Service
  4.24           Limited Service
  4.25           Limited Service
    5               Suburban
    6                  CBD                   70,578                       45,875            6,250           500,000       (2)
    7             Office/Retail              36,844       15,833(1)       146,000           2,500                         (2)
    8             Full Service               134,491       111,039                          62,350
   8.1            Full Service
   8.2            Full Service                                                              62,350
    9           Office/Industrial            54,122         13,401        127,742          206,195         1,500,000      (2)
   10      Telecommunications Facility       130,720        5,301         77,988            5,625           41,869        (2)
   11            Warehouse/Flex              34,188         6,156                           65,625                        (2)
  11.1                Flex
  11.2              Warehouse
  11.3              Warehouse
  11.4                Flex
  11.5              Warehouse
  11.6              Warehouse
  11.7              Warehouse
  11.8                Flex
   12             Conventional               59,340         8,440         93,357           334,740
   13        Parking Garage, Retail          135,551        5,912         42,000            31,250          125,000       (2)
   14               Suburban
   15               Suburban                 103,500        7,189         97,000                            52,246        (2)
   16                 Flex                                  1,875
   17         Telecom/Office/Retail          56,500         4,900         90,364            46,250         1,310,479      (2)
   18               Suburban                 21,880         4,265         114,195           68,750                        (2)
   19               Warehouse                46,244         14,622        182,461           31,938                        (2)
  19.1              Warehouse
  19.2              Warehouse
  19.3              Warehouse
  19.4              Warehouse
  19.5              Warehouse
  19.6              Warehouse
  19.7              Warehouse
  19.8              Warehouse
  19.9              Warehouse
  19.10             Warehouse
  19.11             Warehouse
  19.12             Warehouse
  19.13             Warehouse
  19.14             Warehouse
  19.15             Warehouse
  19.16             Warehouse
  19.17             Warehouse
  19.18             Warehouse
   20               Anchored                 12,660         3,800         35,940            1,563           250,000       (2)
   21               Suburban                 50,707                                         18,385
   22                  CBD                   30,833                       11,340                            375,000       (2)
   23            Student Housing             17,043         3,648         33,000
   24               Anchored                 24,014                       32,628
   25             Conventional               72,978         9,030         122,688           9,250
   26                  CBD
   27                  CBD                   132,765
   28              Unanchored                22,702         2,520         15,864                                          (2)
   29               Anchored                 69,173         5,071         26,255
   30             Conventional               39,292         12,655        64,000
   31               Suburban                 23,736         3,417         24,828           123,469         1,000,000      (2)
   32               Anchored                 47,156         8,550         11,376                            350,000       (2)
   33                  CBD                   31,106         14,317        56,196            17,500                        (2)
   34               Suburban                 25,289         3,526         17,521
   35               Anchored                 14,929         2,840          9,351
   36            Student Housing             15,842         7,694         113,400
   37             Conventional               28,145         4,118         78,000
   38             Conventional                9,183         5,018         73,000
   39               Anchored                 23,536         1,926          7,980                                          (2)
   40               Anchored                 32,250         3,975         25,645
   41             Extended Stay
   42               Anchored                                                                                340,000       (2)
   43               Anchored                 42,893         3,713         74,720           205,756          13,508        (2)
   44      Telecommunications Facility       22,600         3,316         40,535            2,500           24,103        (2)
   45               Suburban                  9,780         3,032         13,510                            500,000
   46                  CBD                   26,389         3,133         32,460            22,125                        (2)
   47             Conventional               11,910         6,958         80,500
   48                Medical                  5,572         1,448         19,137
   49               Anchored                 30,139         2,987         28,121            55,938                        (2)
   50            Student Housing             14,747         5,403         34,500
   51             Conventional               15,230         7,124                           14,219
   52             Conventional                7,917         3,128         44,000            7,188
   53               Anchored                 30,403         3,942         78,648           104,450          12,928        (2)
   54               Anchored                  3,579          917           8,895                                          (2)
   55               Anchored
   56             Self Storage                5,096          978           7,001
   57             Conventional               11,037         5,609         60,000
   58             Conventional                9,187         4,651         91,918
   59             Conventional                8,448         2,168         20,916            2,000
   60               Suburban                 14,643                                                                       (2)
   61             Conventional               24,185         7,500         76,608
   62               Suburban                 27,600         1,994         31,385                            14,617        (2)
   63            Student Housing              5,311         2,431         34,250           120,062
   64               Suburban                 10,162         2,859         14,959                            656,000       (2)
   65               Anchored                  8,775
   66             Conventional                6,386
   67             Conventional               19,419         3,876         45,986
   68             Conventional                7,337         1,283         12,000
   69               Anchored                   857           478           9,821
   70              Unanchored
   71            Shadow Anchored              7,289         2,304         22,660           166,250                        (2)
   72               High Rise                12,051         5,833         76,720            26,250
   73        Office/Special Purpose           5,511                        8,969
   74               Suburban
   75             Conventional               10,947         4,649         69,006            31,688
   76               Anchored                 16,580         1,464         19,343            34,125                        (2)
   77             Conventional                6,795         4,604         50,000            22,925
   78            Shadow Anchored              4,991          759          10,607                            100,000       (2)
   79               Suburban                                              12,007                                          (2)
   80            Student Housing              6,350          954          17,850
   81               Anchored                 17,272         4,112         24,000                            80,000        (2)
   82             Extended Stay
   83      Telecommunications Facility        9,430         3,788         17,202             625            406,999       (2)
   84               Anchored                  3,298
   85               Anchored
   86               Suburban                                                                55,000
   87              Unanchored                10,522                       12,740                            400,000
   88            Limited Service             15,897         4,347         121,000
   89               Anchored                  5,360
   90             Extended Stay
   91            Limited Service             14,241         5,602         120,000
   92               Anchored                  7,583          629           7,298                                          (2)
   93               Anchored
   94            Student Housing              2,440         1,637         31,250            93,750
   95               Anchored                                               6,621
   96                  CBD                   14,725         2,328         32,121                                          (2)
   97             Conventional               14,976         3,225         44,000           220,688
   98               Anchored
   99               Anchored                 12,108         1,348         20,172            52,256
   100              Anchored                 16,383         1,137          5,289
   101              Anchored
   102              Anchored                                                                                100,000       (2)
   103            Conventional                4,286         1,977
   104             Unanchored                 8,333         1,325
   105            Extended Stay
   106           Parking Garage               1,500          345          27,090
   107           Shadow Anchored              4,036          604           4,290                                          (2)
   108            Extended Stay
   109            Conventional                5,519         2,807         30,000           243,688
   110              Suburban                  5,974         1,296          9,699           127,563          137,500       (2)
   111              Anchored
   112              Suburban                  6,653         1,074
   113            Conventional                4,886         3,680         45,500           311,150
   114              Anchored                  5,529          969           5,749                                          (2)
   115            Conventional                2,207          883                            14,750
   116           Student Housing              4,286         1,185          7,500
   117           Limited Service              4,578         3,604         97,000
   118            Extended Stay
   119           Limited Service              5,460         2,599         86,000            30,000
   120              Suburban                  3,854          286           7,505                                          (2)
   121              Anchored
   122              Anchored
   123           Shadow Anchored              3,530          450           2,213                                          (2)
   124              Anchored
   125             Unanchored                 4,649         1,320          7,106                                          (2)
   126              Anchored
   127              Anchored
   128              Anchored                  6,269          960          16,437            4,375                         (2)
   129            Self Storage                3,224          631           7,125
   130              Suburban                  3,420          541           2,172                                          (2)
   131              Anchored
   132              Suburban                  9,338         3,813           450                                           (2)
   133              Anchored
   134             Unanchored
   135              Anchored
   136            Extended Stay
   137              Anchored
   138            Conventional                6,424         2,519
   139           Limited Service              5,305         2,310         63,565
   140              Anchored
   141            Extended Stay
   142               Retail                                  311
   143              Anchored                  5,161         2,074         14,386            6,906           100,000       (2)
   144         Retail/Multifamily             7,720         2,363                           93,250
   145              Anchored
   146              Anchored
   147              Anchored                  4,351          832           6,098            4,125                         (2)
   148               Retail                   1,963           29
   149              Anchored
   150              Anchored
   151              Anchored
   152              Anchored
   153              Anchored
   154              Anchored
   155              Anchored
   156              Anchored
   157              Anchored
   158              Anchored
   159              Anchored                  4,933                        2,945            15,625
   160              Anchored
   161              Anchored
   162            Extended Stay
   163              Anchored
   164           Shadow Anchored              2,591         1,303          3,817                                          (2)
   165            Conventional                4,218         2,021         16,000
   166            Self Storage                5,342          741           7,404
   167              Anchored
   168         Warehouse - Office            12,509         2,786         27,864
   169               Medical                  6,171         1,072          4,040                                          (2)
   170              Anchored
   171             Unanchored                 4,711          920
   172           Limited Service              1,915         8,900         27,000                             6,000        (2)
   173             Unanchored                 6,895          529           2,958                                          (2)
   174           Shadow Anchored              1,954                         600
   175              Anchored
   176              Anchored
   177             Unanchored                 2,284                        1,696                            113,442       (2)
   178              Anchored
   179              Anchored
   180            Conventional                6,159         1,385         38,950
   181              Anchored
   182              Anchored
   183             Unanchored                 2,435          534           2,437                            25,000        (2)
   184              Anchored
   185              Suburban                  2,198          247           4,761                                          (2)
   186              Anchored
   187              Anchored
   188              Anchored
   189              Anchored
   190           Shadow Anchored              7,324          259           2,058            1,875                         (2)
   191           Shadow Anchored
   192              Warehouse
   193            Extended Stay
   194              Anchored                  8,450                       29,121            12,500
   195            Conventional                5,686         1,536
   196              Anchored
   197              Anchored
   198              Anchored
   199          Medical/Suburban
  199.1              Medical
  199.2             Suburban
   200              Anchored
   201             Restaurant
   202              Anchored
   203             Unanchored
   204              Anchored
   205              Anchored
   206              Anchored                  5,461
   207              Anchored
   208              Suburban                                                                                              (2)
   209            Conventional                1,926         1,166
   210              Anchored
   211            Conventional                2,135          849          13,891            50,413
   212             Unanchored
   213              Anchored
   214         Warehouse - Office             3,235         1,303          4,060
   215             Unanchored
   216              Anchored
   217            Conventional                1,642          721          10,000
   218             Unanchored
   219              Anchored
   220             Child Care
   221             Child Care
   222             Unanchored                 4,732          738           2,033            36,250                        (2)
   223              Anchored
   224              Anchored
   225              Anchored
   226             Child Care

(1) Estimate of required insurance escrow commencing when the new county tenant,
Alameda County Behavioral Health Services, takes occupancy and starts paying rent.

(2) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C17

                ANNEX A-4                                                                            COMMERCIAL TENANT SCHEDULE
                ---------

MORTGAGE    LOAN                                                                  GENERAL
  LOAN      GROUP                                                                 PROPERTY                      SPECIFIC
 NUMBER    NUMBER    PROPERTY NAME                                                  TYPE                     PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1         1      One & Two International Place                                 Office                         CBD
    2         1      450 West 33rd Street                                          Office                         CBD
    5         1      MetroPlace III & IV                                           Office                       Suburban
    6         1      1001 Connecticut Avenue & 1701 K Street                       Office                         CBD
    7         1      Eastmont Town Center                                        Mixed Use                   Office/Retail
    9         1      Falchi Building                                             Mixed Use                 Office/Industrial
   10         1      Hudson Corporate Center                                       Office             Telecommunications Facility
   11         1      Gardner Tanenbaum Pool                                      Industrial                  Warehouse/Flex
  11.1               ARINC Building                                              Industrial                       Flex
  11.2               Henkel (Manco) Building                                     Industrial                    Warehouse
  11.3               IMAX Distribution Warehouse Building                        Industrial                    Warehouse
  11.4               L-3 Communications Building                                 Industrial                       Flex
  11.5               Northgate Commerce Center                                   Industrial                    Warehouse
  11.6               36th & Santa Fe Warehouse                                   Industrial                    Warehouse
  11.7               Carbonyx Industrial Facility                                Industrial                    Warehouse
  11.8               Simplex Grinnell Building                                   Industrial                       Flex
   14         1      One Fair Oaks                                                 Office                       Suburban
   15         1      Comverse Office Building                                      Office                       Suburban
   16         1      Cadbury Schweppes                                             Office                         Flex
   17         1      Webb at LBJ                                                 Mixed Use               Telecom/Office/Retail
   18         1      Choice Center                                                 Office                       Suburban
   19         1      Santa Teresa Pool                                           Industrial                    Warehouse
  19.1               ADC Distribution Center                                     Industrial                    Warehouse
  19.2               The Logistics Center                                        Industrial                    Warehouse
  19.3               4200 West Military                                          Industrial                    Warehouse
  19.4               2660 Airport Road                                           Industrial                    Warehouse
  19.5               9701 Pan American Distribution Center                       Industrial                    Warehouse
  19.6               1328 East Hackberry                                         Industrial                    Warehouse
  19.7               4301 West Military                                          Industrial                    Warehouse
  19.8               5800 South 42nd                                             Industrial                    Warehouse
  19.9               1200 East Hackberry                                         Industrial                    Warehouse
  19.10              1300 East Hackberry                                         Industrial                    Warehouse
  19.11              9515 Plaza Drive Distribution Center                        Industrial                    Warehouse
  19.12              6200 South 35th                                             Industrial                    Warehouse
  19.13              3500 West Military                                          Industrial                    Warehouse
  19.14              3600 West Military                                          Industrial                    Warehouse
  19.15              3500 Durango                                                Industrial                    Warehouse
  19.16              6901 South 33rd                                             Industrial                    Warehouse
  19.17              7001 South 33rd                                             Industrial                    Warehouse
  19.18              6412 South 36th                                             Industrial                    Warehouse
   20         1      Renaissance West Retail Center                                Retail                       Anchored
   21         1      253 Summer Street                                             Office                       Suburban
   22         1      122 C Street                                                  Office                         CBD
   24         1      Princess Anne Plaza                                           Retail                       Anchored
   26         1      Wachovia Tower                                                Office                         CBD
   27         1      200 Varick Street                                             Office                         CBD
   28         1      Westview Promenade                                            Retail                      Unanchored
   29         1      Kohl's Plaza                                                  Retail                       Anchored
   31         1      Sylvan Corporate Center                                       Office                       Suburban
   32         1      Plaza at Puente Hills                                         Retail                       Anchored
   33         1      One Bunker Hill Office Building                               Office                         CBD
   34         1      Deer Valley Office Park                                       Office                       Suburban
   35         1      Creve Coeur Pavilion Retail Center                            Retail                       Anchored
   39         1      Artesia Oasis Plaza                                           Retail                       Anchored
   40         1      Hilltop Plaza                                                 Retail                       Anchored
   42         1      Shops at Abilene (Phase 1)                                    Retail                       Anchored
   43         1      Westland Mall                                                 Retail                       Anchored
   44         1      36 Northeast Second Street                                    Office             Telecommunications Facility
   45         1      6245 Leesburg Pike                                            Office                       Suburban
   46         1      250 Summer Street                                             Office                         CBD
   48         1      Spokane Integrated Medical Plaza                              Office                       Medical
   49         1      The Airport Square Shopping Center                            Retail                       Anchored
   53         1      Marshall Town Center                                          Retail                       Anchored
   54         1      Rusty Leaf Plaza                                              Retail                       Anchored
   55         1      Spring Meadow Shopping Center                                 Retail                       Anchored
   60         1      Boca Corporate Center                                         Office                       Suburban
   62         1      Siemens Building                                              Office                       Suburban
   64         1      700 North Sacramento                                          Office                       Suburban
   65         1      Grayson Village Shopping Center                               Retail                       Anchored
   69         1      CenterPlace of Greeley Phase II                               Retail                       Anchored
   70         1      Chesterfield Commons Village                                  Retail                      Unanchored
   71         1      The Plaza Shopping Center                                     Retail                   Shadow Anchored
   73         1      Harbormaster Office & Marina                                Mixed Use               Office/Special Purpose
   74         1      ANSYS Office Building                                         Office                       Suburban
   76         1      Shopko Plaza                                                  Retail                       Anchored
   78         1      Clayton Town Center                                           Retail                   Shadow Anchored
   79         1      Marathon Center                                               Office                       Suburban
   81         1      Independence Square                                           Retail                       Anchored
   83         1      Brea Office Building                                          Office             Telecommunications Facility
   84         1      Golden Park Village Shopping Center                           Retail                       Anchored
   85         1      Milestone Crossing                                            Retail                       Anchored
   86         1      Park 140 Office Park                                          Office                       Suburban
   87         1      Three Points Plaza                                            Retail                      Unanchored
   89         1      Shoppes at Tuscaloosa                                         Retail                       Anchored
   92         1      Crosspointe Plaza                                             Retail                       Anchored
   93         1      Olympia Retail Plaza at Dunedin, FL                           Retail                       Anchored
   95         1      Prairie Creek Shopping Center                                 Retail                       Anchored
   96         1      National City Bank Building                                   Office                         CBD
   98         1      Lowe's - Texas City, TX                                       Retail                       Anchored
   99         1      Sunburst Plaza Shopping Center                                Retail                       Anchored
   100        1      Lowe's Shopping Center - Athens, OH                           Retail                       Anchored
   101        1      Olympia Temple Terrace Publix Shopping Center                 Retail                       Anchored
   102        1      Comp USA - Braintree, MA                                      Retail                       Anchored
   104        1      Lee Highway Retail                                            Retail                      Unanchored
   107        1      River Pointe Shopping Center                                  Retail                   Shadow Anchored
   110        1      733 Yonkers Avenue                                            Office                       Suburban
   111        1      Olympia Walgreens - Sarasota (Tamiami Trail), FL              Retail                       Anchored
   112        1      Wells Lake Commerce Center                                    Office                       Suburban
   114        1      Hyde Park Station Shopping Center                             Retail                       Anchored
   120        1      Glen Office Building I                                        Office                       Suburban
   121        1      Walgreens-Cincinnati, OH                                      Retail                       Anchored
   122        1      Olympia Walgreens - Temple Terrace, FL                        Retail                       Anchored
   123        1      Firewheel Corners Shopping Center                             Retail                   Shadow Anchored
   124        1      Walgreens - Madison, AL                                       Retail                       Anchored
   125        1      Oglesby Square                                                Retail                      Unanchored
   126        1      Walgreens/Chase Bank - Houston (West Bellfort Avenue), TX     Retail                       Anchored
   127        1      Olympia Walgreens - Bradenton, FL                             Retail                       Anchored
   128        1      Market Fair Shopping Center                                   Retail                       Anchored
   130        1      Great American Plaza (building A-2)                           Office                       Suburban
   131        1      Olympia Walgreens - Merritt Island, FL                        Retail                       Anchored
   132        1      Santa Teresa - 6030 Hollywood                                 Office                       Suburban
   133        1      Olympia Walgreens - Naples, FL                                Retail                       Anchored
   134        1      Stater Bros - Ridgecrest                                      Retail                      Unanchored
   135        1      Olympia Walgreens - Lilburn, GA                               Retail                       Anchored
   137        1      Walgreens - Houston (Westheimer Road), TX                     Retail                       Anchored
   140        1      Olympia Walgreens - Brooksville, FL                           Retail                       Anchored
   143        1      Kmart Plaza Shopping Center                                   Retail                       Anchored
   145        1      Walgreens - Austin, TX                                        Retail                       Anchored
   146        1      CVS at Foley, AL                                              Retail                       Anchored
   147        1      Dorchester Square                                             Retail                       Anchored
   149        1      Walgreens - Kennesaw, GA                                      Retail                       Anchored
   150        1      Walgreens - Lawrenceville (Duluth Highway), GA                Retail                       Anchored
   151        1      Olympia Walgreens - Sarasota (Bee Ridge Road), FL             Retail                       Anchored
   152        1      Olympia Walgreens - New Smyrna Beach, FL                      Retail                       Anchored
   153        1      Olympia Walgreens - Tampa, FL                                 Retail                       Anchored
   154        1      Olympia Walgreens - Marietta, GA                              Retail                       Anchored
   155        1      Olympia Walgreens - Lehigh Acres, FL                          Retail                       Anchored
   156        1      Olympia Walgreens - Decatur, GA                               Retail                       Anchored
   157        1      Olympia Walgreens - Seminole, FL                              Retail                       Anchored
   158        1      Walgreens - Richmond Heights, OH                              Retail                       Anchored
   159        1      Eckerd Drug - Pittsburgh, PA                                  Retail                       Anchored
   160        1      Walgreens - Glen Burnie, MD                                   Retail                       Anchored
   161        1      Olympia Walgreens - Ocoee, FL                                 Retail                       Anchored
   163        1      Walgreens - Ashland, IL                                       Retail                       Anchored
   164        1      Suwannee Plaza Shopping Center                                Retail                   Shadow Anchored
   167        1      Walgreens - Garfield Heights, OH                              Retail                       Anchored
   168        1      SPS Companies Building                                      Industrial                Warehouse - Office
   169        1      Griego Medical Building                                       Office                       Medical
   170        1      Walgreens - Hamilton, OH                                      Retail                       Anchored
   171        1      Mings Shopping Center                                         Retail                      Unanchored
   173        1      El Porton Shopping Center                                     Retail                      Unanchored
   174        1      Fair Lakes                                                    Retail                   Shadow Anchored
   175        1      Olympia Walgreens - Homosassa, FL                             Retail                       Anchored
   176        1      Walgreens - Reno, NV                                          Retail                       Anchored
   177        1      650 4th Street                                                Retail                      Unanchored
   178        1      Olympia Walgreens - Oldsmar, FL                               Retail                       Anchored
   179        1      Walgreens - Columbus, OH                                      Retail                       Anchored
   181        1      Walgreens - Lebanon, IN                                       Retail                       Anchored
   182        1      Olympia Walgreens - Lake Wales, FL                            Retail                       Anchored
   183        1      Gage Retail                                                   Retail                      Unanchored
   184        1      Walgreens - Medway, MA                                        Retail                       Anchored
   185        1      Premier Professional Center                                   Office                       Suburban
   186        1      Walgreens - Clinton, CT                                       Retail                       Anchored
   187        1      Walgreens - Willimantic, CT                                   Retail                       Anchored
   188        1      Walgreens - Fairborn, OH                                      Retail                       Anchored
   189        1      Walgreens - Goldsboro, NC                                     Retail                       Anchored
   190        1      Broadway Corners                                              Retail                   Shadow Anchored
   191        1      Shoppes at Trace Fork                                         Retail                   Shadow Anchored
   192        1      490 Huyler Street                                           Industrial                    Warehouse
   194        1      Richmond Commons                                              Retail                       Anchored
   196        1      Walgreens - Ponca City, OK                                    Retail                       Anchored
   197        1      Walgreens - Jacksonville, AR                                  Retail                       Anchored
   198        1      Walgreens - Eatonville, FL                                    Retail                       Anchored
   199        1      Olympia Medical/Office Pool                                   Office                   Medical/Suburban
  199.1              Medical Associates of Pinellas Building                       Office                       Medical
  199.2              Olympia Office Center                                         Office                       Suburban
   200        1      Walgreens - Newton, IA                                        Retail                       Anchored
   202        1      Walgreens - Carlsbad, NM                                      Retail                       Anchored
   203        1      Rite Aid - Midland, MI                                        Retail                      Unanchored
   204        1      Walgreens - Slidell, LA                                       Retail                       Anchored
   205        1      Walgreens - Edgewood, NM                                      Retail                       Anchored
   206        1      Lowe's - Athens, OH                                           Retail                       Anchored
   207        1      Walgreens - Covington, TN                                     Retail                       Anchored
   208        1      1385 Enterprise Drive                                         Office                       Suburban
   210        1      Walgreens - Spring, TX                                        Retail                       Anchored
   212        1      Cole Rite Aid - Memphis, TN                                   Retail                      Unanchored
   213        1      CVS - Barnesville, GA                                         Retail                       Anchored
   214        1      DHL & Airborne Express                                      Industrial                Warehouse - Office
   215        1      Cole Rite Aid - Warren, OH                                    Retail                      Unanchored
   216        1      Olympia Retail Plaza at Daytona Beach, FL                     Retail                       Anchored
   218        1      Olympia Applebees - Lithia Springs, GA                        Retail                      Unanchored
   219        1      Cole Walgreens - Lawrence, KS                                 Retail                       Anchored
   222        1      Camp Bowie Shopping Center                                    Retail                      Unanchored
   223        1      Cole Walgreens - Cahokia, IL                                  Retail                       Anchored
   224        1      Cole Walgreens - Cleveland, OH                                Retail                       Anchored
   225        1      Cole Walgreens - Houston (Almeda Road), TX                    Retail                       Anchored

MORTGAGE    CUT-OFF DATE        NUMBER                                                                 LARGEST          LARGEST
  LOAN          LOAN          OF UNITS      UNIT OF                                                     TENANT           TENANT
 NUMBER     BALANCE ($)        (UNITS)      MEASURE    LARGEST TENANT                                  % OF NRA        EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

    1      216,000,000.00     1,852,501     Sq. Ft.    Deutsche / Scudder, Stevens                      20.43%          05/31/09
    2      132,500,000.00     1,672,237     Sq. Ft.    Associated Press                                 17.39%          11/30/19
    5      55,000,000.00       339,800      Sq. Ft.    GSA (INS)                                        27.61%          02/24/14
    6      53,000,000.00       219,029      Sq. Ft.    Down Under / Bravo Bravo                         4.16%           03/31/09
    7      53,000,000.00       585,973      Sq. Ft.    Alameda County Self Sufficiency Center           10.93%          11/30/14
    9      47,000,000.00       638,712      Sq. Ft.    Aggregate Sales Inc.                             13.35%          06/30/06
   10      46,599,489.64       311,950      Sq. Ft.    Savvis, Inc.                                     75.19%          08/31/13
   11      43,200,000.00      1,077,873     Sq. Ft.    Various                                         Various          Various
  11.1                         174,145      Sq. Ft.    ARINC                                           100.00%          09/30/12
  11.2                         219,900      Sq. Ft.    Henkel (Manco)                                   69.99%          08/31/10
  11.3                         200,000      Sq. Ft.    IMAX Corporation                                100.00%          02/28/14
  11.4                         32,000       Sq. Ft.    L-3 Communications Corp.                        100.00%          08/30/16
  11.5                         145,000      Sq. Ft.    ProPak Logistics                                 41.38%          07/14/07
  11.6                         202,941      Sq. Ft.    Howard GM                                        77.39%          10/31/07
  11.7                         78,887       Sq. Ft.    Carbonyx, Inc.                                  100.00%          03/31/14
  11.8                         25,000       Sq. Ft.    Simplex Grinnell (Tyco)                         100.00%          06/30/10
   14      40,000,000.00       214,214      Sq. Ft.    CACI Enterprise Solutions, Inc.                 100.00%          12/31/16
   15      36,144,475.93       388,000      Sq. Ft.    Comverse Technology                              94.60%          02/14/11
   16      36,000,000.00       149,475      Sq. Ft.    Cadbury Schweppes                               100.00%          03/31/21
   17      34,352,187.88       365,449      Sq. Ft.    SBC Services, Inc.                               38.76%          11/30/10
   18      32,516,547.47       223,912      Sq. Ft.    Choice Hotels International                      70.89%          05/31/13
   19      29,718,000.00      1,026,070     Sq. Ft.    Various                                         Various          Various
  19.1                         333,800      Sq. Ft.    ADC Telecommunications                           73.04%          10/20/12
  19.2                         112,104      Sq. Ft.    Emerson Electric Company                         34.14%          09/30/05
  19.3                         80,220       Sq. Ft.    IMI Cornelius, Inc.                              24.27%          11/30/05
  19.4                         32,562       Sq. Ft.    Dona Ana Construction Ltd                        16.89%          01/25/06
  19.5                         80,000       Sq. Ft.    Aztec Imports, Inc.                              50.00%          02/28/06
  19.6                         45,734       Sq. Ft.    Secobasa Grocery, LLC                            20.50%          02/28/07
  19.7                         52,500       Sq. Ft.    Tally Genicom                                   100.00%          08/31/08
  19.8                         41,400       Sq. Ft.    Antenna Specialists                              36.23%          07/31/05
  19.9                         27,500       Sq. Ft.    Grinnell Fire Protection Systems                 18.18%          10/31/05
  19.10                        34,500       Sq. Ft.    KCI Therapeutic Services                         14.49%          05/31/06
  19.11                        38,400       Sq. Ft.    Morrison Express Corp.                          100.00%          05/31/07
  19.12                        24,000       Sq. Ft.    Valley Archives                                  25.00%          12/31/09
  19.13                        20,000       Sq. Ft.    McAllen Metal Stamping                          100.00%          06/30/06
  19.14                        21,000       Sq. Ft.
  19.15                        21,000       Sq. Ft.    Hankyu International Transport                   57.14%          03/31/07
  19.16                        21,190       Sq. Ft.    Exel North American Logistics                   100.00%          03/31/05
  19.17                        20,000       Sq. Ft.    Essex Group                                     100.00%          10/31/06
  19.18                        20,160       Sq. Ft.    Fujitsu Ten Corp. of America                    100.00%          08/31/07
   20      29,250,000.00       169,334      Sq. Ft.    Food 4 Less                                      35.76%          12/31/06
   21      29,000,000.00       192,220      Sq. Ft.    Neighborhood Health Plan, Inc.                   35.91%          07/31/11
   22      28,600,000.00       113,283      Sq. Ft.    GSA (Department of Labor)                        19.91%          04/04/11
   24      27,931,791.95       326,282      Sq. Ft.    Sam's Club                                       42.91%          01/31/21
   26      27,375,000.00       324,603      Sq. Ft.    Smith Moore LLP                                  21.68%          02/28/10
   27      27,000,000.00       400,061      Sq. Ft.    Cox & Company                                    26.22%          04/29/10
   28      26,962,756.97       158,636      Sq. Ft.    R/C Theatres                                     35.93%          11/30/22
   29      24,297,237.52       182,875      Sq. Ft.    Kohl's                                           61.94%          07/30/19
   31      24,000,000.00       137,932      Sq. Ft.    LG Electronics U.S.A., Inc.                      25.76%      Multiple Spaces
   32      23,900,000.00       177,933      Sq. Ft.    Office Depot                                     16.86%          08/31/12
   33      23,500,000.00       242,200      Sq. Ft.    Mellon First Business Bank                       25.96%      Multiple Spaces
   34      22,800,000.00       175,209      Sq. Ft.    Universal Technical Institute                    39.40%          02/28/11
   35      22,500,000.00       93,351       Sq. Ft.    AMC Theatre                                      42.63%          09/30/19
   39      21,500,000.00       79,675       Sq. Ft.    99 Ranch Market                                  43.93%          10/03/18
   40      20,800,000.00       170,965      Sq. Ft.    Tops Supermarkets                                32.37%          12/31/13
   42      20,080,000.00       180,088      Sq. Ft.    The Dunlap Company-Texas                         19.48%          09/30/19
   43      19,456,802.82       338,476      Sq. Ft.    JC Penney                                        27.15%          03/31/07
   44      18,171,809.51       162,140      Sq. Ft.    Qwest Communications Corporation                 48.44%          12/31/13
   45      17,000,000.00       96,502       Sq. Ft.    Board of Supervisors                            100.00%          09/30/11
   46      16,744,934.77       104,553      Sq. Ft.    Morrison Mahoney LLP                             65.45%          04/30/13
   48      16,100,000.00       94,552       Sq. Ft.    Empire Health Services                           53.01%          02/25/19
   49      16,000,000.00       187,476      Sq. Ft.    Best Buy                                         19.34%          01/31/09
   53      14,466,482.00       361,152      Sq. Ft.    Menards                                          21.40%          01/31/08
   54      13,500,000.00       59,300       Sq. Ft.    Ralph's Supermarket                              70.06%          12/31/17
   55      13,344,831.00       67,400       Sq. Ft.    Giant Food Stores, Inc.                         100.00%          10/31/24
   60      11,250,000.00       73,353       Sq. Ft.    Levitt and Sons                                  23.78%          01/31/08
   62      11,152,014.61       125,538      Sq. Ft.    Siemens Subscriber Networks, Inc.               100.00%          04/30/10
   64      10,734,964.94       149,587      Sq. Ft.    Kaleidoscope                                     18.07%          06/30/11
   65      10,573,923.36       83,154       Sq. Ft.    Publix                                           53.24%          01/16/22
   69      10,000,000.00       98,124       Sq. Ft.    Kohl's                                           90.10%          03/31/24
   70       9,477,419.74       46,742       Sq. Ft.    The Maytag Store                                 12.84%          05/31/09
   71       9,200,000.00       151,938      Sq. Ft.    Global Fitness, Inc.                             8.81%           05/31/13
   73       9,100,000.00       44,844       Sq. Ft.    Business Benefits                                5.86%           07/31/07
   74       9,095,490.00       107,872      Sq. Ft.    ANSYS, Inc.                                     100.00%          12/31/14
   76       9,000,000.00       128,955      Sq. Ft.    Shopko                                           87.05%          10/31/20
   78       8,590,241.66       70,514       Sq. Ft.    Dollar Tree                                      14.18%          09/30/13
   79       8,219,562.42       70,630       Sq. Ft.    Marathon Engineers                               62.20%          12/30/10
   81       8,150,000.00       139,786      Sq. Ft.    Tom Thumb (Safeway)                              30.90%          11/30/14
   83       7,915,938.95       68,807       Sq. Ft.    Systems Management Specialists                  100.00%          12/31/14
   84       7,900,643.56       68,738       Sq. Ft.    Publix                                           64.40%          02/29/20
   85       7,861,201.47       56,832       Sq. Ft.    The Stop & Shop Supermarket Company             100.00%          11/30/27
   86       7,795,000.00       116,950      Sq. Ft.    Cingular Wireless                                20.42%          06/30/05
   87       7,782,721.13       84,931       Sq. Ft.    Dollar Value                                     9.57%           12/31/08
   89       7,661,835.15       66,442       Sq. Ft.    Publix                                           66.63%          12/31/23
   92       7,360,000.00       72,006       Sq. Ft.    Circuit City                                     62.49%          01/31/16
   93       7,062,000.00       28,176       Sq. Ft.    Walgreens                                        53.66%          10/01/58
   95       6,808,374.29       66,777       Sq. Ft.    Piggly Wiggly                                    76.47%          10/31/24
   96       6,490,709.82       160,607      Sq. Ft.    National City Bank                              100.00%          12/31/14
   98       6,187,500.00       130,497      Sq. Ft.    Lowe's                                          100.00%          10/01/15
   99       6,075,000.00       102,587      Sq. Ft.    Fry's Food & Drug                                54.54%          12/31/12
   100      6,071,262.31       52,888       Sq. Ft.    Staples                                          27.61%          11/30/13
   101      6,000,000.00       48,769       Sq. Ft.    Publix                                           90.76%          09/30/24
   102      5,725,089.99       25,555       Sq. Ft.    CompUSA, Inc.                                   100.00%          04/30/22
   104      5,627,381.65       54,532       Sq. Ft.    MV Transportation, Inc.                          12.34%          06/30/07
   107      5,486,469.67       39,000       Sq. Ft.    Family Christian Stores                          12.56%          11/30/06
   110      5,237,541.86       46,186       Sq. Ft.    Novick Edelstein                                 30.31%          09/30/08
   111      5,211,000.00       17,145       Sq. Ft.    Walgreens                                       100.00%          07/31/59
   112      5,142,663.42       52,620       Sq. Ft.    General Dynamics                                 13.80%          12/31/10
   114      5,075,706.41       57,486       Sq. Ft.    Food Lion                                        64.57%          06/01/25
   120      4,600,000.00       37,525       Sq. Ft.    Walsh, Colucci & Lubeley                         38.14%          05/31/14
   121      4,443,796.16       14,490       Sq. Ft.    Walgreens                                       100.00%          10/31/78
   122      4,418,000.00       15,120       Sq. Ft.    Walgreens                                       100.00%          06/30/59
   123      4,400,000.00       22,125       Sq. Ft.    Rick's Bedrooms                                  19.01%          12/31/09
   124      4,384,971.98       14,820       Sq. Ft.    Walgreens                                       100.00%          09/30/79
   125      4,380,000.00       47,376       Sq. Ft.    Books-A-Million                                  33.52%          01/31/10
   126      4,343,707.01       19,095       Sq. Ft.    Walgreens                                        82.72%          08/01/59
   127      4,305,000.00       15,930       Sq. Ft.    Walgreens                                       100.00%          08/31/58
   128      4,239,458.76       82,187       Sq. Ft.    Big Lots                                         37.72%          03/31/08
   130      4,186,051.69       25,676       Sq. Ft.    Dyson & Dyson                                    55.57%          10/31/17
   131      4,161,000.00       15,120       Sq. Ft.    Walgreens                                       100.00%          08/31/58
   132      4,160,000.00       35,959       Sq. Ft.    University Radiation Oncology                    23.25%          12/14/10
   133      4,093,000.00       15,930       Sq. Ft.    Walgreens                                       100.00%          10/31/59
   134      4,080,000.00       38,722       Sq. Ft.    Stater Bros. Markets                            100.00%          10/17/16
   135      4,078,000.00       15,120       Sq. Ft.    Walgreens                                       100.00%          08/31/60
   137      4,032,000.00       13,650       Sq. Ft.    Walgreens                                       100.00%          03/31/78
   140      3,965,000.00       15,120       Sq. Ft.    Walgreens                                       100.00%          12/31/61
   143      3,900,000.00       143,864      Sq. Ft.    K-Mart                                           79.56%          11/30/07
   145      3,894,574.52       13,650       Sq. Ft.    Walgreens                                       100.00%          12/31/78
   146      3,833,352.41       10,908       Sq. Ft.    CVS                                             100.00%          02/25/24
   147      3,819,718.32       60,980       Sq. Ft.    Bi-Lo                                            50.02%          05/09/12
   149      3,787,021.27       14,560       Sq. Ft.    Walgreens                                       100.00%          08/31/79
   150      3,687,362.80       13,650       Sq. Ft.    Walgreens                                       100.00%          09/30/79
   151      3,625,000.00       16,496       Sq. Ft.    Walgreens                                       100.00%          11/30/62
   152      3,550,000.00       15,120       Sq. Ft.    Walgreens                                       100.00%          07/31/60
   153      3,550,000.00       15,120       Sq. Ft.    Walgreens                                       100.00%          10/31/61
   154      3,546,500.00       15,120       Sq. Ft.    Walgreens                                       100.00%          11/30/62
   155      3,432,500.00       15,120       Sq. Ft.    Walgreens                                       100.00%          10/31/62
   156      3,399,000.00       13,905       Sq. Ft.    Walgreens                                       100.00%          06/30/61
   157      3,399,000.00       15,930       Sq. Ft.    Walgreens                                       100.00%          01/31/57
   158      3,387,000.00       13,216       Sq. Ft.    Walgreens                                       100.00%          09/30/79
   159      3,380,086.51       10,908       Sq. Ft.    Eckerd                                          100.00%          07/24/20
   160      3,369,000.00       13,650       Sq. Ft.    Walgreens                                       100.00%          10/31/79
   161      3,361,000.00       15,120       Sq. Ft.    Walgreens                                       100.00%          07/31/61
   163      3,338,309.35       15,035       Sq. Ft.    Walgreens                                       100.00%          09/30/62
   164      3,253,878.91       38,171       Sq. Ft.    BMA Dialysis                                     21.48%          02/28/13
   167      3,128,000.00       13,650       Sq. Ft.    Walgreens                                       100.00%          08/31/79
   168      3,100,000.00       111,457      Sq. Ft.    SPS Companies, Inc.                             100.00%          02/18/17
   169      3,069,750.91       20,200       Sq. Ft.    Texas Health System                              51.32%          12/31/08
   170      3,033,250.00       13,650       Sq. Ft.    Walgreens                                       100.00%          03/31/79
   171      3,000,000.00       28,509       Sq. Ft.    Ming's Supermarket                               81.93%          05/31/10
   173      2,990,861.27       19,722       Sq. Ft.    PrimaCare                                        20.28%          08/01/14
   174      2,990,258.94        6,000       Sq. Ft.    Jared - The Galleria of Jewelry                 100.00%          04/30/22
   175      2,983,000.00       15,930       Sq. Ft.    Walgreens                                       100.00%          12/31/57
   176      2,952,688.35       14,560       Sq. Ft.    Walgreens                                       100.00%          10/31/79
   177      2,950,000.00       11,305       Sq. Ft.    Kinko's                                          65.46%          12/01/14
   178      2,870,000.00       15,120       Sq. Ft.    Walgreens                                       100.00%          10/31/58
   179      2,868,000.00       14,490       Sq. Ft.    Walgreens                                       100.00%          10/31/78
   181      2,846,026.75       14,820       Sq. Ft.    Walgreens                                       100.00%          10/31/79
   182      2,832,000.00       15,930       Sq. Ft.    Walgreens                                       100.00%          11/30/57
   183      2,796,049.99       16,244       Sq. Ft.    Columbia River Bank                              16.01%          02/28/06
   184      2,751,096.59       14,560       Sq. Ft.    Walgreens                                       100.00%          09/30/74
   185      2,750,000.00       23,805       Sq. Ft.    Windermere RE/Valley                             56.76%          09/30/14
   186      2,711,219.00       13,650       Sq. Ft.    Walgreens                                       100.00%          10/31/79
   187      2,709,000.00       13,650       Sq. Ft.    Walgreens                                       100.00%          08/31/79
   188      2,617,000.00       14,490       Sq. Ft.    Walgreens                                       100.00%          08/31/77
   189      2,611,510.00       14,560       Sq. Ft.    Walgreens                                       100.00%          03/31/79
   190      2,600,000.00       13,719       Sq. Ft.    Suntana                                          14.80%          11/30/09
   191      2,596,312.20       23,754       Sq. Ft.    China Gourmet Restaurant                         31.66%          08/31/14
   192      2,596,183.87       112,270      Sq. Ft.    Maurice Auerbach                                 32.51%          06/30/09
   194      2,503,476.59       93,398       Sq. Ft.    Big Lots                                         30.73%          01/31/08
   196      2,443,000.00       14,560       Sq. Ft.    Walgreens                                       100.00%          10/31/78
   197      2,431,000.00       14,560       Sq. Ft.    Walgreens                                       100.00%          12/31/78
   198      2,417,000.00       14,560       Sq. Ft.    Walgreens                                       100.00%          10/31/79
   199      2,402,000.00       27,968       Sq. Ft.    Various                                         Various          Various
  199.1                        13,984       Sq. Ft.    Medical Associates of Pinellas                  100.00%          12/31/08
  199.2                        13,984       Sq. Ft.    American Vacation Resorts                        50.06%          12/15/05
   200      2,393,000.00       15,047       Sq. Ft.    Walgreens                                       100.00%          10/31/60
   202      2,335,000.00       14,560       Sq. Ft.    Walgreens                                       100.00%          06/30/79
   203      2,196,909.80       11,180       Sq. Ft.    Rite-Aid                                        100.00%          04/30/20
   204      2,192,000.00       14,560       Sq. Ft.    Walgreens                                       100.00%          11/30/78
   205      2,128,000.00       14,560       Sq. Ft.    Walgreens                                       100.00%          02/28/79
   206      2,116,953.31       109,812      Sq. Ft.    Lowe's                                          100.00%          09/30/26
   207      2,096,000.00       14,560       Sq. Ft.    Walgreens                                       100.00%          05/31/79
   208      2,000,000.00       20,000       Sq. Ft.    Competitive Media Reports                       100.00%          12/31/12
   210      1,973,000.00       14,560       Sq. Ft.    Walgreens                                       100.00%          12/31/78
   212      1,924,800.00       11,180       Sq. Ft.    Rite Aid                                        100.00%          04/06/20
   213      1,872,314.26       10,880       Sq. Ft.    CVS                                             100.00%          01/31/30
   214      1,846,553.27       40,601       Sq. Ft.    DHL Express (USA) Inc.                           73.53%          01/31/11
   215      1,842,700.00       11,180       Sq. Ft.    Rite Aid                                        100.00%          04/30/20
   216      1,795,000.00       21,226       Sq. Ft.    Walgreens                                        65.13%          08/31/40
   218      1,662,000.00        4,523       Sq. Ft.    Applebees                                       100.00%          12/08/23
   219      1,526,000.00       12,844       Sq. Ft.    Walgreens                                       100.00%          12/31/43
   222      1,306,624.02       13,550       Sq. Ft.    LMB Investments, Inc.                            33.21%          09/30/11
   223      1,305,000.00       13,422       Sq. Ft.    Walgreens                                       100.00%          07/31/44
   224      1,224,000.00       13,500       Sq. Ft.    Walgreens                                       100.00%          09/30/44
   225      1,207,000.00       13,000       Sq. Ft.    Walgreens                                       100.00%          02/29/44

                                                                                                   2ND
MORTGAGE                                                                                         LARGEST          2ND LARGEST
  LOAN                                                                                           TENANT %         TENANT EXP.
 NUMBER    2ND LARGEST TENANT NAME                                                              OF NRA (%)           DATE
------------------------------------------------------------------------------------------------------------------------------------

    1      Ropes & Gray                                                                           17.42%           12/31/10
    2      Thirteen/WNET                                                                          12.25%           11/19/18
    5      GSA (DEA)                                                                              20.78%           02/28/15
    6      Dress Barn                                                                             4.13%         Multiple Spaces
    7      Oakland Police Precinct                                                                10.92%           12/06/22
    9      A Touch of Class LTD                                                                   10.97%           08/31/18
   10      Level 3 Communications                                                                 12.19%           10/31/13
   11      Various                                                                               Various            Various
  11.1
  11.2     Henkel (Manco) Expansion                                                               30.01%           06/30/05
  11.3
  11.4
  11.5     Sooner Portable Moving                                                                 20.69%           04/30/06
  11.6     Fine Art Engraving Company                                                             18.45%           05/31/05
  11.7
  11.8
   14
   15      Hallmark Health Properties, Inc.                                                       5.13%            07/31/06
   16
   17      Burlington Coat Factory                                                                21.89%           01/31/09
   18      American Institutes for Research                                                       18.17%           10/31/08
   19      Various                                                                               Various            Various
  19.1
  19.2     FedEx Trade Networks                                                                   17.11%           12/31/09
  19.3     Wells Manufacturing Company                                                            22.10%           12/31/05
  19.4     La Frontera Foods, Inc.                                                                9.83%            12/31/05
  19.5     Pedraza Custom House Brokers, Inc.                                                     20.00%           05/31/07
  19.6     Central Consolidated                                                                   13.67%           12/31/06
  19.7
  19.8
  19.9     The Glidden Co                                                                         18.18%           08/31/09
  19.10
  19.11
  19.12    Manuel Flores                                                                          25.00%           10/31/07
  19.13
  19.14
  19.15    Tres Puentes Logistics, Inc.                                                           42.86%           12/31/06
  19.16
  19.17
  19.18
   20      Hollywood Video                                                                        7.34%            03/31/06
   21      DST Technologies                                                                       12.69%           01/31/09
   22      The District of Columbia Eastern Star Temple Building & Maintenance, Inc.              6.58%            03/31/07
   24      Harris Teeter                                                                          20.36%           06/30/16
   26      Wachovia Bank                                                                          19.29%        Multiple Spaces
   27      Doremus & Company, Inc.                                                                24.30%           06/30/10
   28      Champion Billiards, II, Inc.                                                           10.36%           01/31/10
   29      Stop & Shop                                                                            35.05%           01/31/20
   31      Unilever Consumer Services                                                             14.58%           08/31/06
   32      Sam Ash Music                                                                          11.33%           09/30/14
   33      IPG Shared Services                                                                    11.29%           06/30/08
   34      Payment Systems                                                                        20.24%           07/31/09
   35      Macaroni Grill                                                                         8.57%            06/02/09
   39      Ten Ten Seafood                                                                        10.15%           12/15/18
   40      Fitworks Fitness Centers                                                               18.87%           12/31/07
   42      Ross Stores Texas, L.P.                                                                16.79%           01/31/15
   43      Younker's                                                                              14.24%           01/31/08
   44      Savvis, Inc.                                                                           14.68%           08/11/09
   45
   46      KLD Research & Analytics, Inc.                                                         5.26%            10/31/08
   48      NW Orthopaedic Specialists, PS                                                         43.94%        Multiple Spaces
   49      The Pharm                                                                              16.00%           03/31/05
   53      JC Penney                                                                              12.97%           07/31/07
   54      John Czuchanski, DDS                                                                   4.25%            02/28/08
   55      Fulton Bank (Ground Lease)                                                             0.00%            07/31/14
   60      Broad & Cassel                                                                         23.65%        Multiple Spaces
   62
   64      US Marshall Service                                                                    16.57%           03/31/15
   65      Laurens Hallmark Shop                                                                  5.77%            02/28/07
   69      Paradise Tanning                                                                       2.85%            07/31/09
   70      Clarkson Eyecare                                                                       10.20%           10/31/09
   71      Red River Mercantile                                                                   5.66%         Multiple Spaces
   73      Rairdon                                                                                3.32%            04/30/05
   74
   76      Dollar Tree                                                                            7.28%            02/28/07
   78      Blockbuster                                                                            8.53%            08/04/10
   79      Virchow, Krause & Company                                                              37.80%           12/31/13
   81      Rock Climbing                                                                          8.68%            04/30/10
   83
   84      Sonia's Mexican Restaurant                                                             6.09%            12/31/07
   85
   86      Cascade Engineering Services                                                           13.85%           02/28/08
   87      Goodwill Retail Store                                                                  9.51%            01/31/08
   89      Milagros                                                                               5.87%            01/31/10
   92      Stax Grill                                                                             9.37%            09/30/12
   93      Hollywood Video                                                                        23.62%           08/30/08
   95      China Town Kitchen                                                                     3.00%            12/31/14
   96
   98
   99      Ace Hardware                                                                           12.63%           01/31/12
   100     Aaron's Rents                                                                          11.34%           07/31/09
   101     UPS Store                                                                              3.10%            11/30/13
   102
   104     Economy Office Products, Inc.                                                          11.90%           08/31/06
   107     Dos Hombres                                                                            10.77%           12/31/06
   110     Smith Buss & Jacobs                                                                    15.16%           12/31/14
   111
   112     Software Quality                                                                       12.50%           12/31/05
   114     Dollar Buys                                                                            11.13%           12/01/08
   120     Fru-Con Construction                                                                   27.26%           11/30/09
   121
   122
   123     Benchmark Medical                                                                      16.11%           09/30/09
   124
   125     Morris Appliance                                                                       19.92%           12/31/14
   126     JP Morgan Chase Bank                                                                   17.28%           05/03/09
   127
   128     Wallace Furniture                                                                      24.33%           12/31/09
   130     Berkley, Gordon & Goldstein                                                            21.90%           07/31/10
   131
   132     Gresham Smith and Partners                                                             17.21%           06/30/06
   133
   134
   135
   137
   140
   143     Paperphanalia                                                                          6.95%            08/31/08
   145
   146
   147     Family Dollar                                                                          16.07%           12/31/09
   149
   150
   151
   152
   153
   154
   155
   156
   157
   158
   159
   160
   161
   163
   164     Hibbetts                                                                               13.05%           01/31/06
   167
   168
   169     Rehab First                                                                            19.25%           12/31/07
   170
   171     Empire Collateral Loan                                                                 10.73%           06/30/10
   173     Fast Eddie's Burgers                                                                   18.25%           07/31/09
   174
   175
   176
   177     Peet's Coffee Tea                                                                      16.85%           02/28/14
   178
   179
   181
   182
   183     Therapeutic Associates, Inc.                                                           15.37%           11/30/10
   184
   185     Acceptance Cap. Mortg                                                                  37.57%           02/20/10
   186
   187
   188
   189
   190     Wings N Things                                                                         12.95%           11/30/08
   191     Mountainer Imaging Ground Lease                                                        22.80%           01/31/23
   192     Driscoll Foods                                                                         27.61%           08/31/09
   194     H. H. Gregg, Inc.                                                                      27.84%           04/30/10
   196
   197
   198
   199     Various                                                                               Various            Various
  199.1
  199.2    Olympia Development                                                                    36.33%              MTM
   200
   202
   203
   204
   205
   206
   207
   208
   210
   212
   213
   214     DHL Airways, Inc.                                                                      26.47%           07/31/09
   215
   216
   218
   219
   222     Group Venus, Inc.                                                                      23.99%           09/30/07
   223
   224
   225

                                                                                  3RD
MORTGAGE                                                                        LARGEST                 3RD LARGEST
  LOAN                                                                          TENANT %                TENANT EXP.
 NUMBER        3RD LARGEST TENANT NAME                                           OF NRA                     DATE
----------------------------------------------------------------------------------------------------------------------------

    1          Choate, Hall & Stewart                                             8.38%                   09/30/15
    2          Lerner NY                                                          9.75%                   06/30/15
    5          Management Systems Designers                                      13.20%                   01/31/13
    6          Competitive Enterprise Inst.                                       4.10%                   11/30/08
    7          County of Alameda Adult and Aging                                  9.39%                   10/31/23
    9          Samuel Aaron                                                      10.61%                   12/31/09
   10
   11
  11.1
  11.2
  11.3
  11.4
  11.5
  11.6
  11.7
  11.8
   14
   15
   16
   17          T-Mobile                                                           9.29%                   05/31/10
   18          Sunburst Hospitality Corporation                                   8.33%                   05/31/13
   19          Various                                                           Various                  Various
  19.1
  19.2         Wurth McAllen Bolt & Screw                                        11.44%                   04/30/09
  19.3         Electronic Label Company, Inc.                                    14.53%                   02/28/07
  19.4         Quest Personal, Inc.                                               4.91%                   10/31/06
  19.5         FedEx Trade Networks Transport                                    10.00%                   08/31/09
  19.6         Olmstead-Kirk Paper Co.                                           13.67%                   05/31/09
  19.7
  19.8
  19.9         Hobart Corporation/ITW Food Equip.                                16.02%                   07/31/05
  19.10
  19.11
  19.12        R.C. Coil Manufacturing Co., Inc.                                 25.00%                   02/04/06
  19.13
  19.14
  19.15
  19.16
  19.17
  19.18
   20          Wells Fargo                                                        5.36%                   05/31/07
   21          Softricity                                                         8.64%                   10/31/09
   22          State of Texas                                                     6.00%                   09/30/07
   24          Linens 'N Things                                                  11.49%                   01/31/11
   26          Womble Carlyle                                                     6.28%                   06/30/10
   27          NYSarc, Inc. NYC Chapter                                          10.00%                   12/31/19
   28          Renaissance of Frederick, LLC                                      4.85%                   06/30/09
   29          Ruby Tuesday's (Ground Lease)                                      0.00%                   09/30/16
   31          Concentrex Incorporated                                           10.29%                   03/31/05
   32          Smart & Final                                                      8.48%                   11/30/11
   33          O'Melveny & Meyers LLP                                             7.73%                   12/31/13
   34          TCA America                                                       11.42%                   02/28/09
   35          Garden Fresh Restaurant                                            7.96%                   08/31/15
   39          United Commercial Bank                                             3.33%                   09/21/08
   40          Dollar Tree                                                        4.60%                   05/31/09
   42          Michaels Stores, Inc.                                             11.85%                   02/28/14
   43          Mcgregor's                                                        11.60%                   08/31/14
   44          LayerOne Miami, Inc., LLC                                         10.82%               Multiple Spaces
   45
   46          Glickman Turley, LLP                                               1.88%                   08/31/08
   48
   49          Office Depot, Inc.                                                13.34%                   06/30/09
   53          Younker's                                                         10.74%                   01/31/13
   54          Pampered Pets                                                      3.37%                   05/31/09
   55
   60          XM Satellite Radio                                                18.61%                   10/01/05
   62
   64          Pioneer                                                            7.57%                   10/31/11
   65          Washington Mutual                                                  3.85%                   03/31/07
   69          Advance America                                                    1.43%                   03/31/07
   70          Beacon Street                                                      9.00%                   10/31/09
   71          Zio's Italian Kitchen                                              4.77%                   04/30/09
   73          West Coast Yachts                                                  2.78%                   12/31/05
   74
   76          Hair Cuttery                                                       1.24%                   10/31/06
   78          Source of Truth                                                    8.51%                   10/14/08
   79
   81          Neal's                                                             3.43%                   05/31/09
   83
   84          Blockbuster Video                                                  5.09%                   02/28/10
   85
   86          AppWorx, Corporations                                             12.36%                   08/31/09
   87          Pflugerville Center LP                                             9.15%                   10/06/06
   89          Movie Gallery                                                      5.87%                   02/28/10
   92          Jason's Deli                                                       6.93%                   02/28/10
   93          Bank of America                                                   15.62%                   02/28/08
   95          AD Nails                                                           1.80%                   11/30/09
   96
   98
   99          Just Brakes                                                        4.91%                   08/31/13
   100         Hollywood Video                                                   11.34%                   12/31/14
   101         H&R Block                                                          3.10%                   04/20/07
   102
   104         End of The Roll, Inc.                                             10.24%                   08/31/08
   107         Mattress Source                                                   10.77%                   02/29/08
   110         Prime Locations                                                   13.08%               Multiple Spaces
   111
   112         Masthead Hoses                                                    11.23%                   09/30/06
   114         Tanning/Nail Salon                                                 6.32%                   12/01/14
   120         Mike Garcia Construction                                          13.83%                   05/31/14
   121
   122
   123         First Horizon Home Loan Corp.                                     13.56%                   07/31/09
   124
   125         Pier 1 Imports                                                    19.46%                   07/31/09
   126
   127
   128         Tuesday Morning                                                   12.44%                   04/30/09
   130         Easton Business Oppor.                                            11.53%                   11/30/11
   131
   132         First Rate Mortgage Corp.                                         10.04%                   10/18/06
   133
   134
   135
   137
   140
   143         Champions Family Karate                                            4.97%                   06/30/09
   145
   146
   147         Fashion Cents                                                      4.87%                   05/31/07
   149
   150
   151
   152
   153
   154
   155
   156
   157
   158
   159
   160
   161
   163
   164         Cato                                                              11.11%                   01/31/09
   167
   168
   169         Diagnostic Imaging                                                13.25%                   09/30/07
   170
   171         Cheng Wing Printing                                                3.79%                     MTM
   173         Fermentations                                                     10.65%                   08/31/09
   174
   175
   176
   177
   178
   179
   181
   182
   183         Scrapbook Station                                                 14.21%                   08/30/07
   184
   185         Transnation                                                        5.67%                   07/31/09
   186
   187
   188
   189
   190         Cingular Wireless                                                 12.89%                   08/31/09
   191         O'Charley's Ground Lease                                          22.80%                   11/30/18
   192         Advance Fiber Technologies Corp.                                  25.09%                   01/31/10
   194         Save-A-Lot                                                        16.33%                   02/28/09
   196
   197
   198
   199         Various                                                           Various                  Various
  199.1
  199.2        The Kolletis Crew                                                 13.62%                   12/01/07
   200
   202
   203
   204
   205
   206
   207
   208
   210
   212
   213
   214
   215
   216
   218
   219
   222         Richard Bettinger                                                 14.76%                   06/30/06
   223
   224
   225

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C17

ANNEX A-5

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
(POOLS & PORTFOLIOS)

   MORTGAGE          LOAN
     LOAN           GROUP
    NUMBER          NUMBER     PROPERTY NAME                                                         CITY              STATE
------------------------------------------------------------------------------------------------------------------------------------

    Various           1        Digital Realty Trust Portfolio                                      Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      10              1        Hudson Corporate Center                                            Weehawken             NJ
      15              1        Comverse Office Building                                           Wakefield             MA
      17              1        Webb at LBJ                                                          Dallas              TX
      44              1        36 Northeast Second Street                                           Miami               FL
      62              1        Siemens Building                                                 Farmers Branch          TX
      83              1        Brea Office Building                                                  Brea               CA

    Various           1        Olympia Portfolio                                                   Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      93              1        Olympia Retail Plaza at Dunedin, FL                                 Dunedin              FL
      101             1        Olympia Temple Terrace Publix Shopping Center                    Temple Terrace          FL
      111             1        Olympia Walgreens - Sarasota (Tamiami Trail), FL                    Sarasota             FL
      122             1        Olympia Walgreens - Temple Terrace, FL                           Temple Terrace          FL
      127             1        Olympia Walgreens - Bradenton, FL                                  Bradenton             FL
      131             1        Olympia Walgreens - Merritt Island, FL                           Merritt Island          FL
      133             1        Olympia Walgreens - Naples, FL                                       Naples              FL
      135             1        Olympia Walgreens - Lilburn, GA                                     Lilburn              GA
      140             1        Olympia Walgreens - Brooksville, FL                               Brooksville            FL
      151             1        Olympia Walgreens - Sarasota (Bee Ridge Road), FL                   Sarasota             FL
      152             1        Olympia Walgreens - New Smyrna Beach, FL                        New Smyrna Beach         FL
      153             1        Olympia Walgreens - Tampa, FL                                        Tampa               FL
      154             1        Olympia Walgreens - Marietta, GA                                    Marietta             GA
      155             1        Olympia Walgreens - Lehigh Acres, FL                              Lehigh Acres           FL
      156             1        Olympia Walgreens - Decatur, GA                                     Decatur              GA
      157             1        Olympia Walgreens - Seminole, FL                                    Seminole             FL
      161             1        Olympia Walgreens - Ocoee, FL                                        Ocoee               FL
      175             1        Olympia Walgreens - Homosassa, FL                                  Homosassa             FL
      178             1        Olympia Walgreens - Oldsmar, FL                                     Oldsmar              FL
      182             1        Olympia Walgreens - Lake Wales, FL                                 Lake Wales            FL
      199             1        Olympia Medical/Office Pool                                         Dunedin              FL
     199.1                     Medical Associates of Pinellas Building                             Dunedin              FL
     199.2                     Olympia Office Center                                               Dunedin              FL
      216             1        Olympia Retail Plaza at Daytona Beach, FL                        Daytona Beach           FL
      218             1        Olympia Applebees - Lithia Springs, GA                           Lithia Springs          GA

       3              1        Tharaldson Pool I-B                                                 Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      3.1                      Las Vegas Residence Inn                                            Las Vegas             NV
      3.2                      Las Vegas Courtyard                                                Las Vegas             NV
      3.3                      Palmdale Residence Inn                                              Palmdale             CA
      3.4                      Las Vegas Holiday Inn Express                                      Las Vegas             NV
      3.5                      Las Vegas Fairfield Inn & Suites                                   Las Vegas             NV
      3.6                      Montgomeryville Courtyard                                         North Wales            PA
      3.7                      Palmdale Courtyard                                                  Palmdale             CA
      3.8                      Cheektowaga Residence Inn                                         Cheektowaga            NY
      3.9                      El Paso Residence Inn                                               El Paso              TX
     3.10                      Woodlands Residence Inn (Six Pine Drive)                         The Woodlands           TX
     3.11                      Tulsa Residence Inn                                                  Tulsa               OK
     3.12                      Willowbrook Residence Inn                                           Houston              TX
     3.13                      Tulsa Springhill Suites                                              Tulsa               OK

    Various           1        Residence Inn #1 Portfolio                                          Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      41              1        Residence Inn #1 - Las Vegas, NV                                   Las Vegas             NV
      82              1        Residence Inn #1 - Santa Fe, NM                                     Santa Fe             NM
      90              1        Residence Inn #1 - Placentia, CA                                   Placentia             CA
      105             1        Residence Inn #1 - Birmingham, AL                                  Birmingham            AL
      108             1        Residence Inn #1 - Akron, OH                                         Akron               OH
      118             1        Residence Inn #1 - Danvers, MA                                      Danvers              MA
      136             1        Residence Inn #1 - Bossier City, LA                               Bossier City           LA
      141             1        Residence Inn #1 - Kalamazoo, MI                                   Kalamazoo             MI
      162             1        Residence Inn #1 - Jackson, MS                                      Jackson              MS
      193             1        Residence Inn #1 - Memphis, TN                                      Memphis              TN

       4              1        Tharaldson Pool I-A                                                 Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      4.1                      Peoria Residence Inn                                                 Peoria              AZ
      4.2                      Westchase Homewood Suites                                           Houston              TX
      4.3                      Toledo Homewood Suites                                               Maumee              OH
      4.4                      Woodlands Residence Inn (Lake Front Circle)                      The Woodlands           TX
      4.5                      Lansing Residence Inn                                               Lansing              MI
      4.6                      Grand Rapids Homewood Suites                                      Grand Rapids           MI
      4.7                      Sioux Falls Residence Inn                                         Sioux Falls            SD
      4.8                      Houston Towneplace Suites                                           Houston              TX
      4.9                      Woodlands Courtyard                                              The Woodlands           TX
     4.10                      Waco Residence Inn                                                    Waco               TX
     4.11                      Cedar Rapids Residence Inn                                        Cedar Rapids           IA
     4.12                      Sioux Falls Fairfield Inn                                         Sioux Falls            SD
     4.13                      Lansing Fairfield Inn                                               Lansing              MI
     4.14                      Mankato Fairfield Inn                                               Mankato              MN
     4.15                      Leased Fee Interest - Las Vegas Residence Inn                      Las Vegas             NV
     4.16                      Leased Fee Interest - Montgomeryville Courtyard                   North Wales            PA
     4.17                      Leased Fee Interest - Las Vegas Courtyard                          Las Vegas             NV
     4.18                      Leased Fee Interest - Las Vegas Fairfield Inn                      Las Vegas             NV
     4.19                      Leased Fee Interest - Las Vegas Holiday Inn Express                Las Vegas             NV
     4.20                      Leased Fee Interest - Palmdale Residence & Courtyard                Palmdale             CA
     4.21                      Leased Fee Interest - Woodlands Residence Inn (Six Pine Drive)   The Woodlands           TX
     4.22                      Leased Fee Interest - Tulsa Residence Inn & Springhill               Tulsa               OK
     4.23                      Leased Fee Interest - Cheektowaga Residence Inn                     Buffalo              NY
     4.24                      Leased Fee Interest - El Paso Residence Inn                         El Paso              TX
     4.25                      Leased Fee Interest - Willowbrook Residence Inn                     Houston              TX

       8              1        Great Wolf Resorts Pool                                             Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      8.1                      Great Wolf - Traverse City                                       Traverse City           MI
      8.2                      Great Wolf - Kansas City                                          Kansas City            KS

      11              1        Gardner Tanenbaum Pool                                              Various              OK
------------------------------------------------------------------------------------------------------------------------------------
     11.1                      ARINC Building                                                   Oklahoma City           OK
     11.2                      Henkel (Manco) Building                                          Oklahoma City           OK
     11.3                      IMAX Distribution Warehouse Building                                 Tulsa               OK
     11.4                      L-3 Communications Building                                      Oklahoma City           OK
     11.5                      Northgate Commerce Center                                        Oklahoma City           OK
     11.6                      36th & Santa Fe Warehouse                                        Oklahoma City           OK
     11.7                      Carbonyx Industrial Facility                                        Ardmore              OK
     11.8                      Simplex Grinnell Building                                            Tulsa               OK

    Various        Various     Davis Pacific Portfolio                                             Various              CA
------------------------------------------------------------------------------------------------------------------------------------
      23              2        Sterling University Vista Apartments                                 Davis               CA
      59              1        Seventeen Mile Drive Apartments                                  Pacific Grove           CA

    Various           1        Santa Teresa Portfolio                                              Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      19              1        Santa Teresa Pool                                                   Various            Various
     19.1                      ADC Distribution Center                                           Santa Teresa           NM
     19.2                      The Logistics Center                                                McAllen              TX
     19.3                      4200 West Military                                                  McAllen              TX
     19.4                      2660 Airport Road                                                 Santa Teresa           NM
     19.5                      9701 Pan American Distribution Center                               El Paso              TX
     19.6                      1328 East Hackberry                                                 McAllen              TX
     19.7                      4301 West Military                                                  McAllen              TX
     19.8                      5800 South 42nd                                                     McAllen              TX
     19.9                      1200 East Hackberry                                                 McAllen              TX
     19.10                     1300 East Hackberry                                                 McAllen              TX
     19.11                     9515 Plaza Drive Distribution Center                                El Paso              TX
     19.12                     6200 South 35th                                                     McAllen              TX
     19.13                     3500 West Military                                                  McAllen              TX
     19.14                     3600 West Military                                                  McAllen              TX
     19.15                     3500 Durango                                                        McAllen              TX
     19.16                     6901 South 33rd                                                     McAllen              TX
     19.17                     7001 South 33rd                                                     McAllen              TX
     19.18                     6412 South 36th                                                     McAllen              TX
      132             1        Santa Teresa - 6030 Hollywood                                      Hollywood             FL

    Various           1        Spokane Portfolio                                                   Spokane              WA
------------------------------------------------------------------------------------------------------------------------------------
      48              1        Spokane Integrated Medical Plaza                                    Spokane              WA
      106             1        Spokane Integrated Medical Plaza (Garage)                           Spokane              WA

    Various           2        Provo Portfolio                                                      Provo               UT
------------------------------------------------------------------------------------------------------------------------------------
      63              2        The Riviera Apartments                                               Provo               UT
      94              2        The University Villa Apartments                                      Provo               UT

    Various           1        East Capital Portfolio                                              Various              WI
------------------------------------------------------------------------------------------------------------------------------------
      79              1        Marathon Center                                                     Appleton             WI
      128             1        Market Fair Shopping Center                                         Oshkosh              WI

    Various           1        Bernstein Portfolio                                                 Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      124             1        Walgreens - Madison, AL                                             Madison              AL
      149             1        Walgreens - Kennesaw, GA                                            Kennesaw             GA
      150             1        Walgreens - Lawrenceville (Duluth Highway), GA                   Lawrenceville           GA

    Various           1        Cole Portfolio                                                      Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      212             1        Cole Rite Aid - Memphis, TN                                         Memphis              TN
      215             1        Cole Rite Aid - Warren, OH                                           Warren              OH
      219             1        Cole Walgreens - Lawrence, KS                                       Lawrence             KS
      223             1        Cole Walgreens - Cahokia, IL                                        Cahokia              IL
      224             1        Cole Walgreens - Cleveland, OH                                     Cleveland             OH
      225             1        Cole Walgreens - Houston (Almeda Road), TX                          Houston              TX

    Various           1        Continental Portfolio                                                Athens              OH
------------------------------------------------------------------------------------------------------------------------------------
      100             1        Lowe's Shopping Center - Athens, OH                                  Athens              OH
      206             1        Lowe's - Athens, OH                                                  Athens              OH

    Various           1        Regency Portfolio                                                   Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      146             1        CVS at Foley, AL                                                     Foley               AL
      201             1        Smokey Bones_Longhorn Steakhouse-SC                             North Charleston         SC

    Various           1        Kindercare Portfolio                                                Various            Various
------------------------------------------------------------------------------------------------------------------------------------
      220             1        Kindercare - Rocky Hill, CT                                        Rocky Hill            CT
      221             1        Kindercare - Santa Clarita, CA                                   Santa Clarita           CA
      226             1        Kindercare - Wayne, NJ                                               Wayne               NJ

                                                                                                    % OF              ORIGINAL
   MORTGAGE                                                ORIGINAL         CUT-OFF DATE          AGGREGATE           TERM TO
     LOAN              CROSS COLLATERALIZED AND              LOAN               LOAN            CUT-OFF DATE        MATURITY OR
    NUMBER            CROSS DEFAULTED LOAN FLAG           BALANCE ($)        BALANCE ($)           BALANCE           ARD (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

    Various         Digital Realty Trust Portfolio      155,000,000.00     154,335,916.52           5.67%               120
----------------------------------------------------------------------------------------------------------------------------------
      10            Digital Realty Trust Portfolio       46,800,000.00      46,599,489.64           1.71%               120
      15            Digital Realty Trust Portfolio       36,300,000.00      36,144,475.93           1.33%               120
      17            Digital Realty Trust Portfolio       34,500,000.00      34,352,187.88           1.26%               120
      44            Digital Realty Trust Portfolio       18,250,000.00      18,171,809.51           0.67%               120
      62            Digital Realty Trust Portfolio       11,200,000.00      11,152,014.61           0.41%               120
      83            Digital Realty Trust Portfolio       7,950,000.00       7,915,938.95            0.29%               120

    Various               Olympia Portfolio              85,700,000.00      85,700,000.00           3.15%               120
----------------------------------------------------------------------------------------------------------------------------------
      93                  Olympia Portfolio              7,062,000.00       7,062,000.00            0.26%               120
      101                 Olympia Portfolio              6,000,000.00       6,000,000.00            0.22%               120
      111                 Olympia Portfolio              5,211,000.00       5,211,000.00            0.19%               120
      122                 Olympia Portfolio              4,418,000.00       4,418,000.00            0.16%               120
      127                 Olympia Portfolio              4,305,000.00       4,305,000.00            0.16%               120
      131                 Olympia Portfolio              4,161,000.00       4,161,000.00            0.15%               120
      133                 Olympia Portfolio              4,093,000.00       4,093,000.00            0.15%               120
      135                 Olympia Portfolio              4,078,000.00       4,078,000.00            0.15%               120
      140                 Olympia Portfolio              3,965,000.00       3,965,000.00            0.15%               120
      151                 Olympia Portfolio              3,625,000.00       3,625,000.00            0.13%               120
      152                 Olympia Portfolio              3,550,000.00       3,550,000.00            0.13%               120
      153                 Olympia Portfolio              3,550,000.00       3,550,000.00            0.13%               120
      154                 Olympia Portfolio              3,546,500.00       3,546,500.00            0.13%               120
      155                 Olympia Portfolio              3,432,500.00       3,432,500.00            0.13%               120
      156                 Olympia Portfolio              3,399,000.00       3,399,000.00            0.12%               120
      157                 Olympia Portfolio              3,399,000.00       3,399,000.00            0.12%               120
      161                 Olympia Portfolio              3,361,000.00       3,361,000.00            0.12%               120
      175                 Olympia Portfolio              2,983,000.00       2,983,000.00            0.11%               120
      178                 Olympia Portfolio              2,870,000.00       2,870,000.00            0.11%               120
      182                 Olympia Portfolio              2,832,000.00       2,832,000.00            0.10%               120
      199                 Olympia Portfolio              2,402,000.00       2,402,000.00            0.09%               120
     199.1
     199.2
      216                 Olympia Portfolio              1,795,000.00       1,795,000.00            0.07%               120
      218                 Olympia Portfolio              1,662,000.00       1,662,000.00            0.06%               120

       3                                                 80,000,000.00      79,785,970.10           2.93%               120
----------------------------------------------------------------------------------------------------------------------------------
      3.1                                                9,800,000.00
      3.2                                                9,100,000.00
      3.3                                                8,100,000.00
      3.4                                                7,700,000.00
      3.5                                                7,500,000.00
      3.6                                                6,900,000.00
      3.7                                                6,600,000.00
      3.8                                                6,300,000.00
      3.9                                                4,400,000.00
     3.10                                                4,350,000.00
     3.11                                                4,100,000.00
     3.12                                                2,850,000.00
     3.13                                                2,300,000.00

    Various           Residence Inn Portfolio #1         65,861,000.00      65,861,000.00           2.42%               120
----------------------------------------------------------------------------------------------------------------------------------
      41              Residence Inn Portfolio #1         20,625,000.00      20,625,000.00           0.76%               120
      82              Residence Inn Portfolio #1         8,050,000.00       8,050,000.00            0.30%               120
      90              Residence Inn Portfolio #1         7,650,000.00       7,650,000.00            0.28%               120
      105             Residence Inn Portfolio #1         5,573,000.00       5,573,000.00            0.20%               120
      108             Residence Inn Portfolio #1         5,460,000.00       5,460,000.00            0.20%               120
      118             Residence Inn Portfolio #1         4,620,000.00       4,620,000.00            0.17%               120
      136             Residence Inn Portfolio #1         4,050,000.00       4,050,000.00            0.15%               120
      141             Residence Inn Portfolio #1         3,938,000.00       3,938,000.00            0.14%               120
      162             Residence Inn Portfolio #1         3,360,000.00       3,360,000.00            0.12%               120
      193             Residence Inn Portfolio #1         2,535,000.00       2,535,000.00            0.09%               120

       4                                                 58,000,000.00      57,844,828.32           2.12%               120
----------------------------------------------------------------------------------------------------------------------------------
      4.1                                                5,720,000.00
      4.2                                                5,248,000.00
      4.3                                                4,480,000.00
      4.4                                                3,888,000.00
      4.5                                                3,720,000.00
      4.6                                                3,250,000.00
      4.7                                                3,070,000.00
      4.8                                                3,008,000.00
      4.9                                                2,828,000.00
     4.10                                                2,828,000.00
     4.11                                                2,710,000.00
     4.12                                                2,070,000.00
     4.13                                                2,010,000.00
     4.14                                                1,890,000.00
     4.15                                                1,740,000.00
     4.16                                                1,400,000.00
     4.17                                                1,230,000.00
     4.18                                                1,230,000.00
     4.19                                                1,120,000.00
     4.20                                                1,030,000.00
     4.21                                                 900,000.00
     4.22                                                 800,000.00
     4.23                                                 780,000.00
     4.24                                                 600,000.00
     4.25                                                 450,000.00

       8                                                 50,000,000.00      49,843,593.67           1.83%               120
----------------------------------------------------------------------------------------------------------------------------------
      8.1
      8.2

      11                                                 43,200,000.00      43,200,000.00           1.59%               120
----------------------------------------------------------------------------------------------------------------------------------
     11.1                                                14,200,000.00
     11.2                                                8,200,000.00
     11.3                                                6,000,000.00
     11.4                                                4,500,000.00
     11.5                                                4,000,000.00
     11.6                                                2,700,000.00
     11.7                                                2,100,000.00
     11.8                                                1,500,000.00

    Various            Davis Pacific Portfolio           40,000,000.00      40,000,000.00           1.47%             Various
----------------------------------------------------------------------------------------------------------------------------------
      23               Davis Pacific Portfolio           28,000,000.00      28,000,000.00           1.03%               120
      59               Davis Pacific Portfolio           12,000,000.00      12,000,000.00           0.44%                60

    Various             Santa Teresa Portfolio           33,878,000.00      33,878,000.00           1.24%                60
----------------------------------------------------------------------------------------------------------------------------------
      19                Santa Teresa Portfolio           29,718,000.00      29,718,000.00           1.09%                60
     19.1
     19.2
     19.3
     19.4
     19.5
     19.6
     19.7
     19.8
     19.9
     19.10
     19.11
     19.12
     19.13
     19.14
     19.15
     19.16
     19.17
     19.18
      132               Santa Teresa Portfolio           4,160,000.00       4,160,000.00            0.15%                60

    Various               Spokane Portfolio              21,600,000.00      21,600,000.00           0.79%             Various
----------------------------------------------------------------------------------------------------------------------------------
      48                  Spokane Portfolio              16,100,000.00      16,100,000.00           0.59%               120
      106                 Spokane Portfolio              5,500,000.00       5,500,000.00            0.20%                60

    Various                Provo Portfolio               18,000,000.00      18,000,000.00           0.66%               120
----------------------------------------------------------------------------------------------------------------------------------
      63                   Provo Portfolio               11,000,000.00      11,000,000.00           0.40%               120
      94                   Provo Portfolio               7,000,000.00       7,000,000.00            0.26%               120

    Various             East Capital Portfolio           12,490,000.00      12,459,021.18           0.46%                60
----------------------------------------------------------------------------------------------------------------------------------
      79                East Capital Portfolio           8,240,000.00       8,219,562.42            0.30%                60
      128               East Capital Portfolio           4,250,000.00       4,239,458.76            0.16%                60

    Various              Bernstein Portfolio             11,900,000.00      11,859,356.05           0.44%               120
----------------------------------------------------------------------------------------------------------------------------------
      124                Bernstein Portfolio             4,400,000.00       4,384,971.98            0.16%               120
      149                Bernstein Portfolio             3,800,000.00       3,787,021.27            0.14%               120
      150                Bernstein Portfolio             3,700,000.00       3,687,362.80            0.14%               120

    Various                 Cole Portfolio               9,029,500.00       9,029,500.00            0.33%                60
----------------------------------------------------------------------------------------------------------------------------------
      212                   Cole Portfolio               1,924,800.00       1,924,800.00            0.07%                60
      215                   Cole Portfolio               1,842,700.00       1,842,700.00            0.07%                60
      219                   Cole Portfolio               1,526,000.00       1,526,000.00            0.06%                60
      223                   Cole Portfolio               1,305,000.00       1,305,000.00            0.05%                60
      224                   Cole Portfolio               1,224,000.00       1,224,000.00            0.04%                60
      225                   Cole Portfolio               1,207,000.00       1,207,000.00            0.04%                60

    Various             Continental Portfolio            8,200,000.00       8,188,215.62            0.30%               120
----------------------------------------------------------------------------------------------------------------------------------
      100               Continental Portfolio            6,080,000.00       6,071,262.31            0.22%               120
      206               Continental Portfolio            2,120,000.00       2,116,953.31            0.08%               120

    Various               Regency Portfolio              6,250,000.00       6,222,974.67            0.23%               120
----------------------------------------------------------------------------------------------------------------------------------
      146                 Regency Portfolio              3,850,000.00       3,833,352.41            0.14%               120
      201                 Regency Portfolio              2,400,000.00       2,389,622.26            0.09%               120

    Various              Kindercare Portfolio            3,865,895.00       3,858,754.85            0.14%               120
----------------------------------------------------------------------------------------------------------------------------------
      220                Kindercare Portfolio            1,368,898.00       1,366,369.70            0.05%               120
      221                Kindercare Portfolio            1,336,875.00       1,334,405.85            0.05%               120
      226                Kindercare Portfolio            1,160,122.00       1,157,979.30            0.04%               120

                REMAINING                       ORIGINAL     REMAINING           MONTHLY         MATURITY DATE
   MORTGAGE      TERM TO         REMAINING        AMORT        AMORT               P&I               OR ARD
     LOAN      MATURITY OR       IO PERIOD        TERM          TERM            PAYMENTS             BALLOON            APPRAISED
    NUMBER     ARD (MOS.)          (MOS.)        (MOS.)        (MOS.)              ($)             BALANCE ($)          VALUE ($)
------------------------------------------------------------------------------------------------------------------------------------

    Various        116                             360          356            894,617.51        130,044,953.07       229,200,000.00
------------------------------------------------------------------------------------------------------------------------------------
      10           116                             360          356            270,116.77         39,265,185.95       62,700,000.00
      15           116                             360          356            209,513.65         30,455,688.87       58,600,000.00
      17           116                             360          356            199,124.54         28,945,489.97       46,000,000.00
      44           116                             360          356            105,334.00         15,311,744.01       33,000,000.00
      62           116                             360          356             64,643.33         9,396,796.57        18,300,000.00
      83           116                             360          356             45,885.22         6,670,047.70        10,600,000.00

    Various        119               5             300          300            536,129.05         66,981,156.81       114,260,000.00
------------------------------------------------------------------------------------------------------------------------------------
      93           119               5             300          300             44,214.37         5,521,016.60         9,350,000.00
      101          119               5             300          300             37,565.31         4,690,753.29         7,500,000.00
      111          119               5             300          300             32,625.47         4,073,919.50         6,900,000.00
      122          119               5             300          300             27,660.59         3,453,958.00         5,850,000.00
      127          119               5             300          300             26,953.11         3,365,615.47         5,700,000.00
      131          119               5             300          300             26,051.54         3,253,037.78         5,510,000.00
      133          119               5             300          300             25,625.80         3,199,875.89         5,420,000.00
      135          119               5             300          300             25,531.89         3,188,148.51         5,400,000.00
      140          119               5             300          300             24,824.41         3,099,805.98         5,250,000.00
      151          119               5             300          300             22,695.71         2,833,996.50         4,800,000.00
      152          119               5             300          300             22,226.14         2,775,362.63         4,700,000.00
      153          119               5             300          300             22,226.14         2,775,362.63         4,700,000.00
      154          119               5             300          300             22,204.23         2,772,625.89         4,700,000.00
      155          119               5             300          300             21,490.49         2,683,501.44         4,550,000.00
      156          119               5             300          300             21,280.75         2,657,311.45         4,500,000.00
      157          119               5             300          300             21,280.75         2,657,311.45         4,500,000.00
      161          119               5             300          300             21,042.83         2,627,604.31         4,450,000.00
      175          119               5             300          300             18,676.22         2,332,086.17         3,950,000.00
      178          119               5             300          300             17,968.74         2,243,743.65         3,800,000.00
      182          119               5             300          300             17,730.82         2,214,036.51         3,750,000.00
      199          119               5             300          300             15,038.64         1,877,865.77         3,180,000.00
     199.1                                                                                                             1,980,000.00
     199.2                                                                                                             1,200,000.00
      216          119               5             300          300             10,809.51         1,384,878.60         3,600,000.00
      218          119               5             300          300             10,405.59         1,299,338.79         2,200,000.00

       3           119                             240          239            534,972.12         50,716,529.46       146,900,000.00
------------------------------------------------------------------------------------------------------------------------------------
      3.1                                                                                                             17,500,000.00
      3.2                                                                                                             16,300,000.00
      3.3                                                                                                             14,400,000.00
      3.4                                                                                                             13,400,000.00
      3.5                                                                                                             13,700,000.00
      3.6                                                                                                             12,200,000.00
      3.7                                                                                                             11,700,000.00
      3.8                                                                                                             11,100,000.00
      3.9                                                                                                              8,400,000.00
     3.10                                                                                                              8,300,000.00
     3.11                                                                                                              7,600,000.00
     3.12                                                                                                              8,200,000.00
     3.13                                                                                                              4,100,000.00

    Various        116               8             300          300            460,462.25         54,268,184.73       92,680,000.00
------------------------------------------------------------------------------------------------------------------------------------
      41           116               8             300          300            144,198.15         16,994,598.58       27,500,000.00
      82           116               8             300          300             56,280.97         6,633,043.36        11,500,000.00
      90           116               8             300          300             53,484.40         6,303,451.82        10,200,000.00
      105          116               8             300          300             38,963.21         4,592,044.14         7,430,000.00
      108          116               8             300          300             38,173.18         4,498,934.18         7,800,000.00
      118          116               8             300          300             32,300.39         3,806,789.42         6,600,000.00
      136          116               8             300          300             28,315.27         3,337,121.64         5,400,000.00
      141          116               8             300          300             27,532.23         3,244,835.87         5,250,000.00
      162          116               8             300          300             23,491.19         2,768,574.53         7,100,000.00
      193          116               8             300          300             17,723.26         2,088,791.19         3,900,000.00

       4           119                             240          239            387,854.79         36,769,483.50       106,215,000.00
------------------------------------------------------------------------------------------------------------------------------------
      4.1                                                                                                              9,900,000.00
      4.2                                                                                                             10,300,000.00
      4.3                                                                                                              7,600,000.00
      4.4                                                                                                              8,000,000.00
      4.5                                                                                                              6,300,000.00
      4.6                                                                                                              5,500,000.00
      4.7                                                                                                              5,200,000.00
      4.8                                                                                                              6,500,000.00
      4.9                                                                                                              6,300,000.00
     4.10                                                                                                              6,100,000.00
     4.11                                                                                                              4,800,000.00
     4.12                                                                                                              3,500,000.00
     4.13                                                                                                              3,400,000.00
     4.14                                                                                                              3,300,000.00
     4.15                                                                                                              3,100,000.00
     4.16                                                                                                              2,200,000.00
     4.17                                                                                                              2,200,000.00
     4.18                                                                                                              2,200,000.00
     4.19                                                                                                              2,000,000.00
     4.20                                                                                                              1,835,000.00
     4.21                                                                                                              1,500,000.00
     4.22                                                                                                              1,420,000.00
     4.23                                                                                                              1,200,000.00
     4.24                                                                                                              1,060,000.00
     4.25                                                                                                               800,000.00

       8           118                             300          298            317,126.55         38,491,521.73       118,700,000.00
------------------------------------------------------------------------------------------------------------------------------------
      8.1                                                                                                             66,200,000.00
      8.2                                                                                                             52,500,000.00

      11           120                             360          360            244,201.78         36,044,627.44       56,400,000.00
------------------------------------------------------------------------------------------------------------------------------------
     11.1                                                                                                             17,300,000.00
     11.2                                                                                                             10,400,000.00
     11.3                                                                                                              7,750,000.00
     11.4                                                                                                              5,500,000.00
     11.5                                                                                                              5,750,000.00
     11.6                                                                                                              3,800,000.00
     11.7                                                                                                              3,850,000.00
     11.8                                                                                                              2,050,000.00

    Various      Various          Various          360          360            224,073.70         36,725,431.68       54,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
      23           115               31            360          360            159,508.35         25,068,446.13       36,100,000.00
      59           59                35            360          360             64,565.35         11,656,985.55       17,900,000.00

    Various        59                11            360          360            200,292.92         32,137,493.37       44,130,000.00
------------------------------------------------------------------------------------------------------------------------------------
      19           59                11            360          360            175,698.24         28,191,216.40       38,430,000.00
     19.1                                                                                                             11,450,000.00
     19.2                                                                                                              5,400,000.00
     19.3                                                                                                              3,100,000.00
     19.4                                                                                                              2,500,000.00
     19.5                                                                                                              2,000,000.00
     19.6                                                                                                              1,800,000.00
     19.7                                                                                                              1,800,000.00
     19.8                                                                                                              1,600,000.00
     19.9                                                                                                              1,520,000.00
     19.10                                                                                                             1,250,000.00
     19.11                                                                                                              910,000.00
     19.12                                                                                                              900,000.00
     19.13                                                                                                              740,000.00
     19.14                                                                                                              730,000.00
     19.15                                                                                                              700,000.00
     19.16                                                                                                              680,000.00
     19.17                                                                                                              680,000.00
     19.18                                                                                                              670,000.00
      132          59                11            360          360             24,594.68         3,946,276.97         5,700,000.00

    Various      Various                           360          360            124,351.88         18,613,936.96       28,180,000.00
------------------------------------------------------------------------------------------------------------------------------------
      48           120                             360          360             92,325.22         13,487,507.59       21,000,000.00
      106          60                              360          360             32,026.66         5,126,429.37         7,180,000.00

    Various        120               36            360          360             99,508.19         16,022,813.38       24,900,000.00
------------------------------------------------------------------------------------------------------------------------------------
      63           120               36            360          360             60,810.56         9,791,719.29        15,200,000.00
      94           120               36            360          360             38,697.63         6,231,094.09         9,700,000.00

    Various        58                              360          358             68,275.65         11,545,740.14       16,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
      79           58                              360          358             45,043.34         7,617,045.75        10,300,000.00
      128          58                              360          358             23,232.31         3,928,694.39         5,700,000.00

    Various        117                             360          357             66,155.18         9,880,263.12        15,950,000.00
------------------------------------------------------------------------------------------------------------------------------------
      124          117                             360          357             24,460.74         3,653,206.35         5,900,000.00
      149          117                             360          357             21,125.18         3,155,042.56         5,100,000.00
      150          117                             360          357             20,569.26         3,072,014.21         4,950,000.00

    Various      Various          Various          IO            IO                IO             9,029,500.00        16,575,000.00
------------------------------------------------------------------------------------------------------------------------------------
      212          56                56            IO            IO                IO             1,924,800.00         3,400,000.00
      215          56                56            IO            IO                IO             1,842,700.00         3,400,000.00
      219          56                56            IO            IO                IO             1,526,000.00         2,790,000.00
      223          57                57            IO            IO                IO             1,305,000.00         2,440,000.00
      224          57                57            IO            IO                IO             1,224,000.00         2,225,000.00
      225          56                56            IO            IO                IO             1,207,000.00         2,320,000.00

    Various        119                             360          359             45,331.50         6,796,277.77        10,250,000.00
------------------------------------------------------------------------------------------------------------------------------------
      100          119                             360          359             33,611.65         5,039,191.45         7,600,000.00
      206          119                             360          359             11,719.85         1,757,086.32         2,650,000.00

    Various        116                             360          356             35,879.94         5,235,899.00         8,180,000.00
------------------------------------------------------------------------------------------------------------------------------------
      146          116                             360          356             22,102.04         3,225,314.27         4,850,000.00
      201          116                             360          356             13,777.90         2,010,584.73         3,330,000.00

    Various        119                             300          299             23,948.20         2,950,746.46         7,810,000.00
------------------------------------------------------------------------------------------------------------------------------------
      220          119                             300          299             8,479.96          1,044,847.89         2,550,000.00
      221          119                             300          299             8,281.59          1,020,404.84         2,820,000.00
      226          119                             300          299             7,186.65           885,493.73          2,440,000.00

                                                                                                 CUT-OFF DATE
   MORTGAGE                     CUT-OFF          LTV RATIO         NUMBER                            LOAN                UW NET
     LOAN                       DATE LTV        AT MATURITY       OF UNITS          UNIT OF       AMOUNT PER           CASH FLOW
    NUMBER      DSCR (X)         RATIO            OR ARD           (UNITS)          MEASURE       (UNIT) ($)              ($)
------------------------------------------------------------------------------------------------------------------------------------

    Various       1.55           67.34%           56.74%         1,421,884          Sq. Ft.         108.54           16,685,634.14
------------------------------------------------------------------------------------------------------------------------------------
      10          1.85           74.32%           62.62%          311,950           Sq. Ft.         149.38            6,010,295.28
      15          1.36           61.68%           51.97%          388,000           Sq. Ft.         93.16             3,417,855.58
      17          1.34           74.68%           62.92%          365,449           Sq. Ft.         94.00             3,201,593.93
      44          1.73           55.07%           46.40%          162,140           Sq. Ft.         112.07            2,186,529.18
      62          1.33           60.94%           51.35%          125,538           Sq. Ft.         88.83             1,029,933.79
      83          1.52           74.68%           62.92%           68,807           Sq. Ft.         115.05             839,426.38

    Various       1.24           75.00%           58.62%          409,058           Sq. Ft.         209.51            8,009,467.99
------------------------------------------------------------------------------------------------------------------------------------
      93          1.25           75.53%           59.05%           28,176           Sq. Ft.         250.64             665,558.11
      101         1.26           80.00%           62.54%           48,769           Sq. Ft.         123.03             569,129.68
      111         1.30           75.52%           59.04%           17,145           Sq. Ft.         303.94             507,515.60
      122         1.25           75.52%           59.04%           15,120           Sq. Ft.         292.20             415,600.42
      127         1.26           75.53%           59.05%           15,930           Sq. Ft.         270.24             406,038.18
      131         1.25           75.52%           59.04%           15,120           Sq. Ft.         275.20             391,250.05
      133         1.21           75.52%           59.04%           15,930           Sq. Ft.         256.94             371,884.16
      135         1.21           75.52%           59.04%           15,120           Sq. Ft.         269.71             371,894.35
      140         1.25           75.52%           59.04%           15,120           Sq. Ft.         262.24             371,894.35
      151         1.25           75.52%           59.04%           16,496           Sq. Ft.         219.75             341,337.15
      152         1.21           75.53%           59.05%           15,120           Sq. Ft.         234.79             322,468.97
      153         1.21           75.53%           59.05%           15,120           Sq. Ft.         234.79             321,441.74
      154         1.21           75.46%           58.99%           15,120           Sq. Ft.         234.56             321,442.13
      155         1.21           75.44%           58.98%           15,120           Sq. Ft.         227.02             311,762.11
      156         1.21           75.53%           59.05%           13,905           Sq. Ft.         244.44             308,964.38
      157         1.25           75.53%           59.05%           15,930           Sq. Ft.         213.37             318,574.51
      161         1.21           75.53%           59.05%           15,120           Sq. Ft.         222.29             305,015.76
      175         1.25           75.52%           59.04%           15,930           Sq. Ft.         187.26             279,171.56
      178         1.25           75.53%           59.05%           15,120           Sq. Ft.         189.81             270,109.34
      182         1.26           75.52%           59.04%           15,930           Sq. Ft.         177.78             267,119.02
      199         1.41           75.53%           59.05%           27,968           Sq. Ft.         85.88              254,204.12
     199.1                                                         13,984           Sq. Ft.
     199.2                                                         13,984           Sq. Ft.
      216         1.25           49.86%           38.47%           21,226           Sq. Ft.         84.57              162,297.00
      218         1.24           75.55%           59.06%           4,523            Sq. Ft.         367.46             154,795.30

       3          2.36           54.31%           34.52%           1,436             Rooms        55,561.26          15,152,133.00
------------------------------------------------------------------------------------------------------------------------------------
      3.1                                                           160              Rooms                            1,736,111.00
      3.2                                                           146              Rooms                            1,809,072.00
      3.3                                                            90              Rooms                            1,557,559.00
      3.4                                                           139              Rooms                            1,294,647.00
      3.5                                                           142              Rooms                            1,313,978.00
      3.6                                                           102              Rooms                            1,370,100.00
      3.7                                                            90              Rooms                            1,187,567.00
      3.8                                                           113              Rooms                            1,006,724.00
      3.9                                                            96              Rooms                            1,034,954.00
     3.10                                                            96              Rooms                             878,215.00
     3.11                                                            90              Rooms                             717,812.00
     3.12                                                            96              Rooms                             829,802.00
     3.13                                                            76              Rooms                             415,592.00

    Various       1.42           71.06%           58.55%           1,139             Rooms        57,823.53           7,868,286.29
------------------------------------------------------------------------------------------------------------------------------------
      41          1.44           75.00%           61.80%            192              Rooms        107,421.88          2,485,283.16
      82          1.35           70.00%           57.68%            120              Rooms        67,083.33            910,142.51
      90          1.33           75.00%           61.80%            112              Rooms        68,303.57            855,387.99
      105         1.50           75.01%           61.80%            128              Rooms        43,539.06            701,700.97
      108         1.41           70.00%           57.68%            112              Rooms        48,750.00            646,399.99
      118         1.71           70.00%           57.68%             96              Rooms        48,125.00            663,161.45
      136         1.29           75.00%           61.80%             72              Rooms        56,250.00            437,192.86
      141         1.55           75.01%           61.81%             83              Rooms        47,445.78            511,044.27
      162         1.29           47.32%           38.99%            119              Rooms        28,235.29            363,431.91
      193         1.38           65.00%           53.56%            105              Rooms        24,142.86            294,541.18

       4          2.11           54.46%           34.62%           1,095             Rooms        42,553.00           9,804,088.00
------------------------------------------------------------------------------------------------------------------------------------
      4.1                                                            90              Rooms                             968,278.00
      4.2                                                            96              Rooms                             983,738.00
      4.3                                                            78              Rooms                             699,548.00
      4.4                                                            90              Rooms                             718,707.00
      4.5                                                            78              Rooms                             559,372.00
      4.6                                                            78              Rooms                             487,710.00
      4.7                                                            66              Rooms                             591,257.00
      4.8                                                            94              Rooms                             568,143.00
      4.9                                                            90              Rooms                             496,048.00
     4.10                                                            78              Rooms                             745,412.00
     4.11                                                            66              Rooms                             499,223.00
     4.12                                                            63              Rooms                             339,119.00
     4.13                                                            64              Rooms                             255,862.00
     4.14                                                            64              Rooms                             319,180.00
     4.15                                                                            Rooms                             238,933.00
     4.16                                                                            Rooms                             193,500.00
     4.17                                                                            Rooms                             166,290.00
     4.18                                                                            Rooms                             166,290.00
     4.19                                                                            Rooms                             150,536.00
     4.20                                                                            Rooms                             144,000.00
     4.21                                                                            Rooms                             115,500.00
     4.22                                                                            Rooms                             143,600.00
     4.23                                                                            Rooms                             108,000.00
     4.24                                                                            Rooms                             82,842.00
     4.25                                                                            Rooms                             63,000.00

       8          3.08           41.99%           32.43%            562              Rooms        88,689.67          11,707,706.44
------------------------------------------------------------------------------------------------------------------------------------
      8.1                                                           281              Rooms                            7,484,976.50
      8.2                                                           281              Rooms                            4,222,729.95

      11          1.40           76.60%           63.91%         1,077,873          Sq. Ft.         40.08             4,105,095.00
------------------------------------------------------------------------------------------------------------------------------------
     11.1                                                         174,145           Sq. Ft.                           1,344,359.00
     11.2                                                         219,900           Sq. Ft.                            789,413.00
     11.3                                                         200,000           Sq. Ft.                            602,437.00
     11.4                                                          32,000           Sq. Ft.                            418,676.00
     11.5                                                         145,000           Sq. Ft.                            213,694.00
     11.6                                                         202,941           Sq. Ft.                            273,400.00
     11.7                                                          78,887           Sq. Ft.                            326,439.00
     11.8                                                          25,000           Sq. Ft.                            136,677.00

    Various       1.25           74.07%           68.01%            216              Units        185,185.19          3,373,503.24
------------------------------------------------------------------------------------------------------------------------------------
      23          1.24           77.56%           69.44%            132              Units        212,121.21          2,373,996.24
      59          1.29           67.04%           65.12%             84              Units        142,857.14           999,507.00

    Various       1.26           76.77%           72.82%        1,062,029.00        Sq. Ft.         31.90             3,036,853.00
------------------------------------------------------------------------------------------------------------------------------------
      19          1.26           76.77%           72.82%         1,026,070          Sq. Ft.         28.96             2,649,117.00
     19.1                                                         333,800           Sq. Ft.                            776,229.00
     19.2                                                         112,104           Sq. Ft.                            502,367.00
     19.3                                                          80,220           Sq. Ft.                            247,035.00
     19.4                                                          32,562           Sq. Ft.                            60,528.00
     19.5                                                          80,000           Sq. Ft.                            129,626.00
     19.6                                                          45,734           Sq. Ft.                            145,700.00
     19.7                                                          52,500           Sq. Ft.                            166,862.00
     19.8                                                          41,400           Sq. Ft.                            25,170.00
     19.9                                                          27,500           Sq. Ft.                            87,785.00
     19.10                                                         34,500           Sq. Ft.                              206.00
     19.11                                                         38,400           Sq. Ft.                            82,715.00
     19.12                                                         24,000           Sq. Ft.                            80,197.00
     19.13                                                         20,000           Sq. Ft.                            72,517.00
     19.14                                                         21,000           Sq. Ft.                              325.00
     19.15                                                         21,000           Sq. Ft.                            76,912.00
     19.16                                                         21,190           Sq. Ft.                            62,947.00
     19.17                                                         20,000           Sq. Ft.                            68,951.00
     19.18                                                         20,160           Sq. Ft.                            63,045.00
      132         1.26           76.77%           72.82%           35,959           Sq. Ft.         115.69             387,736.00

    Various       1.31           76.65%           66.05%          230,002           Sq. Ft.         93.91             1,956,910.77
------------------------------------------------------------------------------------------------------------------------------------
      48          1.29           76.67%           64.23%           94,552           Sq. Ft.         170.28            1,427,092.24
      106         1.38           76.60%           71.40%          135,450           Sq. Ft.         40.61              529,818.53

    Various       1.35           72.29%           64.35%            262              Units        68,702.29           1,615,519.66
------------------------------------------------------------------------------------------------------------------------------------
      63          1.36           72.37%           64.42%            137              Units        80,291.97            995,417.00
      94          1.34           72.16%           64.24%            125              Units        56,000.00            620,102.66

    Various       1.22           77.87%           72.16%          152,817           Sq. Ft.         81.53             1,000,395.60
------------------------------------------------------------------------------------------------------------------------------------
      79          1.22           79.80%           73.95%           70,630           Sq. Ft.         116.37             660,354.92
      128         1.22           74.38%           68.92%           82,187           Sq. Ft.         51.58              340,040.68

    Various       1.21           74.35%           61.95%           43,030           Sq. Ft.         275.61             963,493.07
------------------------------------------------------------------------------------------------------------------------------------
      124         1.21           74.32%           61.92%           14,820           Sq. Ft.         295.88             356,465.46
      149         1.21           74.26%           61.86%           14,560           Sq. Ft.         260.10             307,700.85
      150         1.21           74.49%           62.06%           13,650           Sq. Ft.         270.14             299,326.76

    Various      2.71*           54.48%           54.48%           75,126           Sq. Ft.         120.19            1,238,910.99
------------------------------------------------------------------------------------------------------------------------------------
      212         2.51           56.61%           56.61%           11,180           Sq. Ft.         172.16             259,143.28
      215         2.48           54.20%           54.20%           11,180           Sq. Ft.         164.82             245,008.57
      219         2.64           54.70%           54.70%           12,844           Sq. Ft.         118.81             207,398.49
      223         3.03           53.48%           53.48%           13,422           Sq. Ft.         97.23              182,556.65
      224         3.07           55.01%           55.01%           13,500           Sq. Ft.         90.67              173,599.20
      225         2.75           52.03%           52.03%           13,000           Sq. Ft.         92.85              171,204.80

    Various       1.29           79.89%           66.31%          162,700           Sq. Ft.         50.33              702,188.47
------------------------------------------------------------------------------------------------------------------------------------
      100         1.32           79.89%           66.31%           52,888           Sq. Ft.         114.79             532,406.43
      206         1.21           79.89%           66.31%          109,812           Sq. Ft.         19.28              169,782.04

    Various       1.26           76.08%           64.01%           23,102           Sq. Ft.         269.37             541,073.37
------------------------------------------------------------------------------------------------------------------------------------
      146         1.27           79.04%           66.50%           10,908           Sq. Ft.         351.43             337,688.19
      201         1.23           71.76%           60.38%           12,194           Sq. Ft.         195.97             203,385.18

    Various       1.77           49.41%           37.78%           29,380           Sq. Ft.         131.34             509,790.22
------------------------------------------------------------------------------------------------------------------------------------
      220         1.90           53.58%           40.97%           10,140           Sq. Ft.         134.75             193,039.86
      221         1.53           47.32%           36.18%           9,850            Sq. Ft.         135.47             151,615.00
      226         1.91           47.46%           36.29%           9,390            Sq. Ft.         123.32             165,135.36

* Weighted based on Cut-Off Date Loan Balance

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C17

ANNEX A-6         CHOICE CENTER DEBT SERVICE PAYMENT SCHEDULE
---------

LOAN PAY PERIOD      DEBT SERVICE($)    LOAN PAY PERIOD        DEBT SERVICE($)
----------------  ------------------   ------------------  -------------------
      1                  180,111.13            51                 214,765.10
      2                  180,111.13            52                 214,765.10
      3                  180,111.13            53                 214,765.10
      4                  180,111.13            54                 214,765.10
      5                  180,111.13            55                 214,765.10
      6                  180,111.13            56                 214,765.10
      7                  180,111.13            57                 214,765.10
      8                  180,111.13            58                 214,765.10
      9                  180,111.13            59                 214,765.10
     10                  180,111.13            60                 215,936.48
     11                  180,111.13            61                 215,936.48
     12                  187,627.78            62                 215,936.48
     13                  187,627.78            63                 215,936.48
     14                  187,627.78            64                 215,936.48
     15                  187,627.78            65                 215,936.48
     16                  187,627.78            66                 215,936.48
     17                  187,627.78            67                 215,936.48
     18                  187,627.78            68                 215,936.48
     19                  187,627.78            69                 215,936.48
     20                  187,627.78            70                 215,936.48
     21                  187,627.78            71                 215,936.48
     22                  187,627.78            72                 231,591.52
     23                  187,627.78            73                 231,591.52
     24                  199,262.63            74                 231,591.52
     25                  199,262.63            75                 231,591.52
     26                  199,262.63            76                 231,591.52
     27                  199,262.63            77                 231,591.52
     28                  199,262.63            78                 231,591.52
     29                  199,262.63            79                 231,591.52
     30                  199,262.63            80                 231,591.52
     31                  199,262.63            81                 231,591.52
     32                  199,262.63            82                 231,591.52
     33                  199,262.63            83                 231,591.52
     34                  199,262.63            84                 242,744.69
     35                  199,262.63            85                 242,744.69
     36                  208,013.15            86                 242,744.69
     37                  208,013.15            87                 242,744.69
     38                  208,013.15            88                 242,744.69
     39                  208,013.15            89                 242,744.69
     40                  208,013.15            90                 242,744.69
     41                  208,013.15            91                 242,744.69
     42                  208,013.15            92                 242,744.69
     43                  208,013.15            93                 242,744.69
     44                  208,013.15            94                 242,744.69
     45                  208,013.15            95                 242,744.69
     46                  208,013.15            96                 251,686.54
     47                  208,013.15            97                 251,686.54
     48                  214,765.10            98                 251,686.54
     49                  214,765.10            99                 251,686.54
     50                  214,765.10           100                 251,686.54
                                              101              24,735,762.78

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(S)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation                                           6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables     8-10
                                 Mortgage Loan Detail                                          11
                                 Principal Prepayment Detail                                   12
                                 Historical Detail                                             13
                                 Delinquency Loan Detail                                       14
                                 Specially Serviced Loan Detail                               15-16
                                 Modified Loan Detail                                          17
                                 Liquidated Loan Detail                                        18
                                 Bond / Collateral Realized Loss Reconciliation                19
                                 ===================================================================

                 DEPOSITOR                                        MASTER SERVICER                         SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association        Allied Capital Corporation
301 South College Street                          8739 Research Drive                        1919 Pennsylvania Ave, N.W.
Charlotte, NC 28288-1016                          URP 4, NC1075                              Washington, DC 20006-3434
                                                  Charlotte, NC 28262

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Suzanne Sparrow
Phone Number  (704) 593-7822                      Phone Number  (704) 593-7878               Phone Number  (202) 331-1112
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 19

                                      B-1

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-2                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-PB                   0.000000%          0.00         0.00          0.00            0.00            0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-J                    0.000000%          0.00         0.00          0.00            0.00            0.00
A-1A                   0.000000%          0.00         0.00          0.00            0.00            0.00
B                      0.000000%          0.00         0.00          0.00            0.00            0.00
C                      0.000000%          0.00         0.00          0.00            0.00            0.00
D                      0.000000%          0.00         0.00          0.00            0.00            0.00
E                      0.000000%          0.00         0.00          0.00            0.00            0.00
F                      0.000000%          0.00         0.00          0.00            0.00            0.00
G                      0.000000%          0.00         0.00          0.00            0.00            0.00
H                      0.000000%          0.00         0.00          0.00            0.00            0.00
J                      0.000000%          0.00         0.00          0.00            0.00            0.00
K                      0.000000%          0.00         0.00          0.00            0.00            0.00
L                      0.000000%          0.00         0.00          0.00            0.00            0.00
M                      0.000000%          0.00         0.00          0.00            0.00            0.00
N                      0.000000%          0.00         0.00          0.00            0.00            0.00
O                      0.000000%          0.00         0.00          0.00            0.00            0.00
P                      0.000000%          0.00         0.00          0.00            0.00            0.00
R-I                    0.000000%          0.00         0.00          0.00            0.00            0.00
R-II                   0.000000%          0.00         0.00          0.00            0.00            0.00
Z                      0.000000%          0.00         0.00          0.00            0.00            0.00
==============================================================================================================
Totals
==============================================================================================================

=================================================================
       Realized Loss/                                   Current
      Additional Trust       Total        Ending    Subordination
Class  Fund Expenses      Distribution    Balance        Level(1)
=================================================================
A-1         0.00             0.00          0.00          0.00%
A-2         0.00             0.00          0.00          0.00%
A-3         0.00             0.00          0.00          0.00%
A-4         0.00             0.00          0.00          0.00%
A-5         0.00             0.00          0.00          0.00%
A-6         0.00             0.00          0.00          0.00%
A-J         0.00             0.00          0.00          0.00%
B           0.00             0.00          0.00          0.00%
C           0.00             0.00          0.00          0.00%
D           0.00             0.00          0.00          0.00%
E           0.00             0.00          0.00          0.00%
F           0.00             0.00          0.00          0.00%
G           0.00             0.00          0.00          0.00%
H           0.00             0.00          0.00          0.00%
J           0.00             0.00          0.00          0.00%
K           0.00             0.00          0.00          0.00%
L           0.00             0.00          0.00          0.00%
M           0.00             0.00          0.00          0.00%
N           0.00             0.00          0.00          0.00%
O           0.00             0.00          0.00          0.00%
P           0.00             0.00          0.00          0.00%
R-I         0.00             0.00          0.00          0.00%
R-II        0.00             0.00          0.00          0.00%
Z           0.00             0.00          0.00          0.00%
=================================================================
Totals
=================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================
X-P                    0.000000%          0.00         0.00           0.00            0.00            0.00     0.00
X-C                    0.000000%          0.00         0.00           0.00            0.00            0.00     0.00
=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 19

                                      B-2

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                    Realized Loss/
                  Beginning       Principal        Interest         Prepayment     Additional Trust     Ending
Class  CUSIP      Balance         Distribution     Distribution     Premium         Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-PB              0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-J               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1A              0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-I               0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-II              0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Z                 0.00000000      0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional         Interest     Prepayment     Notional
Class    CUSIP       Amount         Distribution   Premium        Amount
============================================================================
X-P               0.00000000        0.00000000    0.00000000     0.00000000
X-C               0.00000000        0.00000000    0.00000000     0.00000000
============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 19

                                      B-3

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                 SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Master Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Delinquent Master Servicing Fees                          0.00

Reimbursement for Interest on Advances         0.00            Less Reductions to Master Servicing Fees                       0.00
paid from general collections
                                                               Plus Master Servicing Fees for Delinquent Payments Received    0.00
Reimbursement for Interest on Servicing        0.00
Advances paid from general collections                         Plus Adjustments for Prior Master Servicing Calculation        0.00

Aggregate Amount of Nonrecoverable Advances    0.00            Total Master Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================

          Accrued      Net Aggregate     Distributable     Distributable      Additional                     Remaining Unpaid
        Certificate      Prepayment      Certificate   Certificate Interest   Trust Fund      Interest         Distributable
Class     Interest   Interest Shortfall    Interest         Adjustment         Expenses      Distribution  Certificate Interest
====================================================================================================================================
A-1
A-2
A-3
A-PB
A-4
A-J
A-1A
X-P
X-C
B
C
D
E
F
G
H
J
K
L
M
N
O
P
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 19

                                      B-4

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                                Appraisal Reduction Amount
Available Distribution Amount                                        0.00       ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                 Loan     Reduction        ASER         App. Red.
                                                                                Number     Amount         Amount           Date
                                                                                ====================================================
Aggregate Number of Outstanding Loans                                   0

Aggregate Stated Principal Balance of Loans before Distributions     0.00

Aggregate Stated Principal Balance of Loans after Distributions      0.00

Aggregate Unpaid Principal Balance of Loans                          0.00

Net Swap Payment received from Counterparty                          0.00

Net Swap Payment made to Counterparty                                0.00

Aggregate Amount of Master Servicing Fee                             0.00

Aggregate Amount of Special Servicing Fee                            0.00

Aggregate Amount of Trustee Fee                                      0.00

Aggregate Trust Fund Expenses                                        0.00

Interest Reserve Deposit                                             0.00

Interest Reserve Withdrawal                                          0.00

Specially Serviced Loans not Delinquent

    Number of Outstanding Loans                                         0       ====================================================
                                                                                  Total
    Aggregate Unpaid Principal Balance                               0.00       ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 19

                                      B-5

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 19

                                      B-6

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2
                           A-3
                           A-PB
                           A-4
                           A-J
                           A-1A
                           X-P
                           X-C
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           ===============================================================================
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 19

                                      B-7

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                             CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       SCHEDULED BALANCE                                                     STATE (3)
===============================================================   ===============================================================
                                % of                                                              % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                   # of   Scheduled   Agg.   WAM          Weighted
 Balance     Loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)  State        Props   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================   ===============================================================

===============================================================   ===============================================================
Totals                                                            Totals
===============================================================   ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 19

                                      B-8

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                 DEBT SERVICE COVERAGE RATIO (1)                                           PROPERTY TYPE (3)
================================================================   ================================================================
                                    % of                                                               % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted      Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  Loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)     Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

                            NOTE RATE                                                          SEASONING
================================================================   ================================================================
                                    % of                                                               % of
Note            # of    Scheduled   Agg.  WAM        Weighted                      # of    Scheduled   Agg.  WAM        Weighted
Rate            Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)   Seasoning       Loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
Totals                                                             Totals
================================================================   ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 19

                                      B-9

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
======================================================================  ============================================================
                                          % of                          Remaining                      % of
Anticipated Remaining   # of   Scheduled  Agg.  WAM        Weighted       Stated      # of   Scheduled  Agg.  WAM        Weighted
        Term (2)        Loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)     Term       Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================  ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
======================================================================  ============================================================
                                          % of                                                         % of
Remaining Amortization  # of   Scheduled  Agg.  WAM        Weighted     Age of Most  # of   Scheduled  Agg.  WAM        Weighted
         Term           Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)  Recent NOI   Loans  Balance    Bal.  (2)  WAC  Avg DSCR (1)
======================================================================  ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 19

                                      B-10

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                              MORTGAGE LOAN DETAIL

==========================================================================================================
                                                                          Anticipated              Neg.
Loan            Property                  Interest   Principal   Gross     Repayment    Maturity   Amort
Number   ODCR   Type (1)   City   State   Payment    Payment     Coupon       Date        Date     (Y/N)
==========================================================================================================

==========================================================================================================
Totals
==========================================================================================================

=============================================================================
         Beginning    Ending     Paid   Appraisal   Appraisal   Res.     Mod.
Loan     Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number    Balance     Balance    Date      Date       Amount     (2)     (3)
=============================================================================

=============================================================================
Totals
=============================================================================

------------------------------------------------------------------------------------------------------------------------------------
         (1) Property Type Code                           (2) Resolution Strategy Code                     (3) Modification Code
         ----------------------                           ----------------------------                     ---------------------

MF - Multi-Family       OF -  Office               1 - Modification       9 - Pending Return to         1 - Maturity Date Extension
RT - Retail             MU -  Mixed Use            2 - Foreclosure             Master Servicer          2 - Amortization Change
HC - Health Care        LO -  Lodging              3 - Bankruptcy        10 - Deed in Lieu Of           3 - Principal Write-Off
IN - Industrial         SS -  Self Storage         4 - Extension               Foreclosure              4 - Combination
WH - Warehouse          OT -  Other                5 - Note Sale         11 - Full Payoff
MH - Mobile Home Park                              6 - DPO               12 - Reps and Warranties
                                                   7 - REO               13 - Other or TBD
                                                   8 - Resolved
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 19

                                      B-11

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                           PRINCIPAL PREPAYMENT DETAIL

   ==============================================================================================================================
                                              Principal Prepayment Amount                         Prepayment Penalties
                   Offering Document     ------------------------------------     -----------------------------------------------
   Loan Number      Cross-Reference      Payoff Amount     Curtailment Amount     Prepayment Premium    Yield Maintenance Premium
   ==============================================================================================================================

   ==============================================================================================================================
   Totals
   ==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 19

                                      B-12

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               HISTORICAL DETAIL
===================================================================================================
                                              Delinquencies
---------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure      REO       Modifications
Date           #  Balance   #  Balance     #   Balance     #   Balance   #  Balance     #  Balance
===================================================================================================

===================================================================================================

======================================   =========================
                    Prepayments             Rate and Maturities
--------------------------------------   -------------------------
Distribution Curtailments     Payoff     Next Weighted Avg.
Date          #   Amount    #   Amount    Coupon    Remit    WAM
======================================   =========================

======================================   =========================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 19

                                      B-13

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            DELINQUENCY LOAN DETAIL

=================================================================================================================================
                   Offering        # of                     Current     Outstanding    Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy        Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)      Code(2)      Transfer Date
=================================================================================================================================

=================================================================================================================================
Totals
=================================================================================================================================

===========================================================================
                               Actual      Outstanding
               Foreclosure    Principal     Servicing     Bankruptcy   REO
Loan Number        Date        Balance       Advances        Date      Date
===========================================================================

===========================================================================
Totals
===========================================================================

------------------------------------------------------------------------------------------------------------------------------------
                (1) Status of Mortgage Loan                                         (2) Resolution Strategy Code
                ---------------------------                                         ----------------------------

A - Payment Not Received         0 - Current                                   1 - Modification     9 - Pending Return to
     But Still in Grace Period   1 - One Month Delinquent                      2 - Foreclosure           Master Servicer
B - Late Payment But Less        2 - Two Months Delinquent                     3 - Bankruptcy      10 - Deed In Lieu Of
     Than 1 Month Delinquent     3 - Three or More Months Delinquent           4 - Extension             Foreclosure
                                 4 - Assumed Scheduled Payment                 5 - Note Sale       11 - Full Payoff
                                     (Performing Matured Balloon)              6 - DPO             12 - Reps and Warranties
                                 7 - Foreclosure                               7 - REO             13 - Other or TBD
                                 9 - REO                                       8 - Resolved

** Outstanding P & I Advances include the current period advance.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 19

                                      B-14

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                     SPECIALLY SERVICED LOAN DETAIL - PART 1

================================================================================================================
              Offering       Servicing    Resolution
Loan          Document       Transfer      Strategy     Scheduled    Property             Interest    Actual
Number    Cross-Reference      Date        Code(1)       Balance     Type (2)    State      Rate      Balance
================================================================================================================

================================================================================================================

======================================================================
            Net                                            Remaining
Loan     Operating    DSCR            Note    Maturity    Amortization
Number    Income      Date    DSCR    Date      Date          Term
======================================================================

======================================================================

                   (1) Resolution Strategy Code                                             (2) Property Type Code
                   ----------------------------                                             ----------------------

1 - Modification   6  - DPO                     10 -  Deed in Lieu Of              MF  -  Multi-Family       OF  -  Office
2 - Foreclosure    7  - REO                            Foreclosure                 RT  -  Retail             MU  -  Mixed Use
3 - Bankruptcy     8  - Resolved                11 -  Full Payoff                  HC  -  Health Care        LO  -  Lodging
4 - Extension      9  - Pending Return          12 -  Reps and Warranties          IN  -  Industrial         SS  -  Self Storage
5 - Note Sale            to Master Servicer     13 -  Other or TBD                 WH  -  Warehouse          OT  -  Other
                                                                                   MH  -  Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 19

                                      B-15

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                    SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
             Offering         Resolution        Site
Loan         Document          Strategy      Inspection                    Appraisal    Appraisal       Other REO
Number    Cross-Reference      Code (1)         Date       Phase 1 Date      Date         Value      Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                           (1) Resolution Strategy Code
                                           ----------------------------

                        1 - Modification   6  - DPO                     10 -  Deed in Lieu Of
                        2 - Foreclosure    7  - REO                            Foreclosure
                        3 - Bankruptcy     8  - Resolved                11 -  Full Payoff
                        4 - Extension      9  - Pending Return          12 -  Reps and Warranties
                        5 - Note Sale            to Master Servicer     13 -  Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 19

                                      B-16

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                             MODIFIED LOAN DETAIL

====================================================================================================================================
               Offering
 Loan          Document         Pre-Modification
Number     Cross-Reference          Balance          Modification Date                    Modification Description
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 19

                                      B-17

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                            LIQUIDATED LOAN DETAIL

====================================================================================================================================
           Final Recovery        Offering                                                             Gross Proceeds     Aggregate
Loan       Determination         Document        Appraisal     Appraisal     Actual      Gross          as a % of        Liquidation
Number         Date          Cross-Reference        Date          Value      Balance     Proceeds     Actual Balance     Expenses *
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

=================================================================================
                             Net        Net Proceeds                  Repurchased
Loan                    Liquidation       as a % of       Realized     by Seller
Number                    Proceeds      Actual Balance      Loss         (Y/N)
=================================================================================

=================================================================================
Current Total
=================================================================================
Cumulative Total
=================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 19

                                      B-18

                                                                                          ------------------------------------------
                                                                                          For Additional Information, please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C17                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045                                                                        ------------------------------------------
                                                                                          PAYMENT DATE:  04/15/2005
                                                                                          RECORD DATE:   03/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                      BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                                  Amounts
                               Balance of        Aggregate     Prior Realized        Covered by Over-    Interest (Shortage)/
Distribution   Prospectus     the Loan at      Realized Loss    Loss Applied     collateralization and   Excesses applied to
   Date            ld         Liquidation        on Loans      to Certificates    other Credit Support   other Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                     Modification            Additional
                     Adjustments/           (Recoveries)/         Current Realized        Recoveries of      (Recoveries)/Realized
Distribution      Appraisal Reduction    Expenses applied to      Loss Applied to        Realized Losses         Loss Applied to
   Date              Adjustment            Realized Losses         Certificates            Paid as Cash        Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 19

                                      B-19

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

                       CLASS X-P REFERENCE RATE SCHEDULE

    INTEREST                                 CLASS X-P          INTEREST                                CLASS X-P
 ACCRUAL PERIOD     DISTRIBUTION DATE     REFERENCE RATE     ACCRUAL PERIOD     DISTRIBUTION DATE     REFERENCE RATE
----------------   -------------------   ----------------   ----------------   -------------------   ---------------

        1                4/15/2005            5.56475%             43              10/15/2008            5.38089%
        2                5/15/2005            5.38387%             44              11/15/2008            5.56161%
        3                6/15/2005            5.56470%             45              12/15/2008            5.38082%
        4                7/15/2005            5.38383%             46               1/15/2009            5.38077%
        5                8/15/2005            5.56466%             47               2/15/2009            5.38074%
        6                9/15/2005            5.56464%             48               3/15/2009            5.38138%
        7               10/15/2005            5.38373%             49               4/15/2009            5.56140%
        8               11/15/2005            5.56452%             50               5/15/2009            5.38060%
        9               12/15/2005            5.38360%             51               6/15/2009            5.56276%
       10                1/15/2006            5.38349%             52               7/15/2009            5.38193%
       11                2/15/2006            5.38339%             53               8/15/2009            5.56267%
       12                3/15/2006            5.38363%             54               9/15/2009            5.56263%
       13                4/15/2006            5.56398%             55              10/15/2009            5.38180%
       14                5/15/2006            5.38304%             56              11/15/2009            5.56289%
       15                6/15/2006            5.56375%             57              12/15/2009            5.38407%
       16                7/15/2006            5.38282%             58               1/15/2010            5.38482%
       17                8/15/2006            5.56352%             59               2/15/2010            5.39312%
       18                9/15/2006            5.56342%             60               3/15/2010            5.40334%
       19               10/15/2006            5.38249%             61               4/15/2010            5.57846%
       20               11/15/2006            5.56318%             62               5/15/2010            5.39714%
       21               12/15/2006            5.38227%             63               6/15/2010            5.57841%
       22                1/15/2007            5.38215%             64               7/15/2010            5.39709%
       23                2/15/2007            5.38205%             65               8/15/2010            5.57835%
       24                3/15/2007            5.38242%             66               9/15/2010            5.57833%
       25                4/15/2007            5.56267%             67              10/15/2010            5.39701%
       26                5/15/2007            5.38182%             68              11/15/2010            5.57827%
       27                6/15/2007            5.56254%             69              12/15/2010            5.39695%
       28                7/15/2007            5.38169%             70               1/15/2011            5.39692%
       29                8/15/2007            5.56241%             71               2/15/2011            5.39689%
       30                9/15/2007            5.56235%             72               3/15/2011            5.39772%
       31               10/15/2007            5.38151%             73               4/15/2011            5.57811%
       32               11/15/2007            5.56222%             74               5/15/2011            5.39680%
       33               12/15/2007            5.38138%             75               6/15/2011            5.57805%
       34                1/15/2008            5.56208%             76               7/15/2011            5.39674%
       35                2/15/2008            5.38124%             77               8/15/2011            5.57798%
       36                3/15/2008            5.38138%             78               9/15/2011            5.57795%
       37                4/15/2008            5.56188%             79              10/15/2011            5.39664%
       38                5/15/2008            5.38108%             80              11/15/2011            5.57789%
       39                6/15/2008            5.56181%             81              12/15/2011            5.39658%
       40                7/15/2008            5.38101%             82               1/15/2012            5.58432%
       41                8/15/2008            5.56173%             83               2/15/2012            5.40345%
       42                9/15/2008            5.56169%             84               3/15/2012            5.41825%

                                      C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

                                   CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

 PERIOD       DATE         BALANCE       PERIOD       DATE         BALANCE
--------   ----------   -------------   --------   ----------   ------------
     0     03/30/05     224,353,000         57       12/15/09   224,353,000
     1     04/15/05     224,353,000         58       01/15/10   224,353,000
     2     05/15/05     224,353,000         59       02/15/10   224,353,000
     3     06/15/05     224,353,000         60       03/15/10   224,352,236
     4     07/15/05     224,353,000         61       04/15/10   221,423,656
     5     08/15/05     224,353,000         62       05/15/10   218,210,939
     6     09/15/05     224,353,000         63       06/15/10   215,253,421
     7     10/15/05     224,353,000         64       07/15/10   212,012,566
     8     11/15/05     224,353,000         65       08/15/10   209,025,841
     9     12/15/05     224,353,000         66       09/15/10   206,025,042
    10     01/15/06     224,353,000         67       10/15/10   202,742,105
    11     02/15/06     224,353,000         68       11/15/10   199,711,694
    12     03/15/06     224,353,000         69       12/15/10   196,384,308
    13     04/15/06     224,353,000         70       01/15/11   193,308,281
    14     05/15/06     224,353,000         71       02/15/11   190,217,761
    15     06/15/06     224,353,000         72       03/15/11   186,315,888
    16     07/15/06     224,353,000         73       04/15/11   183,192,409
    17     08/15/06     224,353,000         74       05/15/11   179,789,682
    18     09/15/06     224,353,000         75       06/15/11   176,635,447
    19     10/15/06     224,353,000         76       07/15/11   173,202,816
    20     11/15/06     224,353,000         77       08/15/11   170,017,537
    21     12/15/06     224,353,000         78       09/15/11   166,817,248
    22     01/15/07     224,353,000         79       10/15/11   163,339,837
    23     02/15/07     224,353,000         80       11/15/11   160,108,074
    24     03/15/07     224,353,000         81       12/15/11   156,808,074
    25     04/15/07     224,353,000         82       01/15/12   153,508,074
    26     05/15/07     224,353,000         83       02/15/12   150,206,215
    27     06/15/07     224,353,000         84       03/15/12   146,529,013
    28     07/15/07     224,353,000         85       04/15/12   143,330,488
    29     08/15/07     224,353,000         86       05/15/12   139,869,855
    30     09/15/07     224,353,000         87       06/15/12   136,639,843
    31     10/15/07     224,353,000         88       07/15/12   133,148,593
    32     11/15/07     224,353,000         89       08/15/12   129,886,798
    33     12/15/07     224,353,000         90       09/15/12   126,609,580
    34     01/15/08     224,353,000         91       10/15/12   123,072,430
    35     02/15/08     224,353,000         92       11/15/12   119,762,986
    36     03/15/08     224,353,000         93       12/15/12   101,459,172
    37     04/15/08     224,353,000         94       01/15/13    98,133,797
    38     05/15/08     224,353,000         95       02/15/13    94,792,698
    39     06/15/08     224,353,000         96       03/15/13    90,717,100
    40     07/15/08     224,353,000         97       04/15/13    87,340,920
    41     08/15/08     224,353,000         98       05/15/13    59,226,269
    42     09/15/08     224,353,000         99       06/15/13    55,956,896
    43     10/15/08     224,353,000        100       07/15/13    52,438,268
    44     11/15/08     224,353,000        101       08/15/13    49,136,745
    45     12/15/08     224,353,000        102       09/15/13    45,819,584
    46     01/15/09     224,353,000        103       10/15/13    42,254,490
    47     02/15/09     224,353,000        104       11/15/13    38,904,730
    48     03/15/09     224,353,000        105       12/15/13    28,569,388
    49     04/15/09     224,353,000        106       01/15/14    25,199,854
    50     05/15/09     224,353,000        107       02/15/14    21,814,363
    51     06/15/09     224,353,000        108       03/15/14    17,727,369
    52     07/15/09     224,353,000        109       04/15/14    14,306,482
    53     08/15/09     224,353,000        110       05/15/14    10,642,050
    54     09/15/09     224,353,000        111       06/15/14     7,187,604
    55     10/15/09     224,353,000        112       07/15/14     3,490,541
    56     11/15/09     224,353,000        113       08/15/14         2,220
                                           114       09/15/14             0

                                      D-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN
THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 March 18, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

 Distributions on the Certificates in Respect of Prepayment Premiums or

                                       2

                                       3

                                       4

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 116 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to
Wachovia Commercial Mortgage Securities, Inc.

                             ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                                       5

                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the
Registration Statement may be obtained from the Public Reference Room of the
Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and
Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The
Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange
Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte,
North Carolina 28288-0166, Attention: Secretary, or by telephone at
704-374-6161.

                                       6

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent
                                 the entire beneficial ownership interest in a
                                 trust fund consisting primarily of any of the
                                 following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding
                                    account.

The Mortgage Assets...........   The mortgage assets with respect to each
                                 series of certificates may consist of any of
                                 the following:

                                 o  multifamily and commercial mortgage loans,
                                    including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o  direct obligations of the United States or
                                    other government agencies; and

                                 o  a combination of the assets described
                                    above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless otherwise provided in the prospectus
                                 supplement, by any governmental agency or
                                 instrumentality or other person. The mortgage
                                 loans will be primarily secured by first or
                                 junior liens on, or security interests in fee
                                 simple, leasehold or a similar interest in,
                                 any of the following types of properties:

                                 o  residential properties consisting of five
                                    or more rental or cooperatively owned
                                    dwelling units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o  warehouse, mini-warehouse or self-storage
                                    facilities;

                                 o  mobile home parks;

                                       7

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be
                                 secured by an assignment of one or more leases
                                 of all or a portion of the related mortgaged
                                 properties. A significant or the sole source
                                 of payments on certain mortgage loans will be
                                 the rental payments due under the related
                                 leases.

                                 A mortgage loan may have an interest rate that
                                 has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o  is floating based on one or more formulae
                                    or indices;

                                 o  may be converted from a floating to a
                                    fixed interest rate;

                                 o  may be converted from a fixed to a
                                    floating interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal
                                    balance.

                                 A mortgage loan may provide for any of the
                                     following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o  releases or substitutions of collateral,
                                    including defeasance thereof with direct
                                    obligations of the United States; and

                                 o  payment of a premium or a yield
                                    maintenance penalty in connection with a
                                    principal prepayment.

                                 Unless otherwise described in the prospectus
                                 supplement for a series of certificates:

                                 o  the mortgaged properties may be located in
                                    any one of the 50 states, the District of
                                    Columbia or the Commonwealth of Puerto
                                    Rico;

                                 o  all mortgage loans will have original
                                    terms to maturity of not more than 40
                                    years;

                                 o  all mortgage loans will have individual
                                    principal balances at origination of not
                                    less than $100,000;

                                      8

                                 o  all mortgage loans will have been
                                    originated by persons other than the
                                    depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly,
                                    by the depositor on or before the date of
                                    initial issuance of the related series of
                                    certificates.

                                 Any commercial mortgage-backed securities
                                 included in a trust fund will evidence
                                 ownership interests in or be secured by
                                 mortgage loans similar to those described
                                 above and other mortgage-backed securities.
                                 Some commercial mortgage-backed securities
                                 included in a trust fund may be guaranteed or
                                 insured by an affiliate of the depositor,
                                 Freddie Mac, Fannie Mae, Ginnie Mae, Farmer
                                 Mac or any other person specified in the
                                 prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. All payments and
                                 collections received or advanced with respect
                                 to the mortgage assets and other assets in the
                                 trust fund will be deposited into those
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and funds may be
                                 held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions
                                 on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  issurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o  other types of credit support described in
                                    the prospectus supplement and a
                                    combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange
                                 rate fluctuations on the underlying mortgage
                                 assets or on one or more classes of
                                 certificates and increase the likelihood of
                                 timely distributions on the certificates or
                                 such classes of certificates, as the case may
                                 be. The trust fund may include any of the
                                 following types of cash flow agreements:

                                 o  guaranteed investment contracts;

                                 o  interest rate swap or exchange contracts;

                                 o  interest rate cap or floor agreements;

                                 o  currency exchange agreements;

                                 o  yield supplement agreements; or

                                      9

                                 o  other types of similar agreements
                                    described in the prospectus supplement.

Pre-Funding Account;
 Capitalized Interest
 Account.......................  A trust fund may use monies deposited into a pre-funding account to acquire additional
                                 mortgage assets following a closing date for
                                 the related series of certificates. The amount
                                 on deposit in a pre-funding account will not
                                 exceed 25% of the pool balance of the trust
                                 fund as of the cut-off date on which the
                                 ownership of the mortgage loans and rights to
                                 payment thereon are deemed transferred to the
                                 trust fund, as specified in the related
                                 prospectus supplement. The depositor will
                                 select any additional mortgage assets using
                                 criteria that is substantially similar to the
                                 criteria used to select the mortgage assets
                                 included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit
                                 in a separate capitalized interest account.
                                 The depositor may use amounts on deposit in a
                                 capitalized interest account to supplement
                                 investment earnings, if any, of amounts on
                                 deposit in the pre-funding account, supplement
                                 interest collections of the trust fund, or
                                 such other purpose as specified in the
                                 prospectus supplement.

                                 Amounts on deposit in any pre-funding account
                                 or any capitalized interest account will be
                                 held in cash or invested in short-term
                                 investment grade obligations. Amounts
                                 remaining on deposit in any pre-funding
                                 account and any capitalized interest account
                                 after the end of the related pre-funding
                                 period will be distributed to
                                 certificateholders as described in the
                                 prospectus supplement.

Description of Certificates...   Each series of certificates will include one
                                 or more classes. Each series of certificates
                                 will represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund. The offered certificates are the
                                 classes of certificates being offered to you
                                 pursuant to the prospectus supplement. The
                                 non-offered certificates are the classes of
                                 certificates not being offered to you pursuant
                                 to the prospectus supplement. Information on
                                 the non-offered certificates is being provided
                                 solely to assist you in your understanding of
                                 the offered certificates.

Distributions on
 Certificates..................  The certificates may provide for different methods of distributions to specific classes.
                                 Any class of certificates may:

                                 o  provide for the accrual of interest
                                    thereon based on fixed, variable or
                                    floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect
                                    to interest or principal distribution and
                                    the allocation of losses on the assets of
                                    the trust fund;

                                      10

                                 o  be entitled to principal distributions,
                                    with disproportionately low, nominal or no
                                    interest distributions;

                                 o  be entitled to interest distributions,
                                    with disproportionately low, nominal or no
                                    principal distributions;

                                 o  provide for distributions of principal or
                                    accrued interest only after the occurrence
                                    of certain events, such as the retirement
                                    of one or more other classes of
                                    certificates;

                                 o  provide for distributions of principal to
                                    be made at a rate that is faster or slower
                                    than the rate at which payments are
                                    received on the mortgage assets in the
                                    related trust fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment
                                    schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates
                                 of each series will accrue at the applicable
                                 pass-through rate on the outstanding
                                 certificate balance or notional amount.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and the prospectus supplement.

                                 The certificate balance of a certificate
                                 outstanding from time to time represents the
                                 maximum amount that the holder thereof is then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. Unless otherwise specified
                                 in the prospectus supplement, distributions of
                                 principal will be made on each distribution
                                 date to the class or classes of certificates
                                 entitled thereto until the certificate balance
                                 of such certificates is reduced to zero.
                                 Distributions of principal to any class of
                                 certificates will be made on a pro rata basis
                                 among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain
                                 advances with respect to delinquent scheduled
                                 payments and property related expenses which it
                                 deems recoverable. The trust fund may be
                                 charged interest for any advance. We will not
                                 have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only
                                 if that affiliate is acting as a servicer or
                                 master servicer for the related series of
                                 certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the
                                 related trust fund.

                                       11

Registration of Certificates...  One or more classes of the offered certificates may be initially represented by
                                 one or more certificates registered in the name
                                 of Cede & Co. as the nominee of The Depository
                                 Trust Company. If your offered certificates are
                                 so registered, you will not be entitled to
                                 receive a definitive certificate representing
                                 your interest except in the event that physical
                                 certificates are issued under the limited
                                 circumstances described in this prospectus and
                                 the prospectus supplement.
Tax Status of
 the Certificates..............  The certificates of each series will constitute either:

                                 o  "regular interests" or "residual
                                    interests" in a trust fund treated as a
                                    "real estate mortgage investment conduit"
                                    under the Internal Revenue Code of 1986,
                                    as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions
                                    of the Internal Revenue Code of 1986, as
                                    amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement
                                 that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar
                                 federal, state or local law, or any person who
                                 proposes to use "plan assets" of any of these
                                 plans to acquire any offered certificates, you
                                 should carefully review with your legal counsel
                                 whether the purchase or holding of any offered
                                 certificates could give rise to transactions
                                 not permitted under these laws. The prospectus
                                 supplement will specify if investment in some
                                 certificates may require a representation that
                                 the investor is not (or is not investing on
                                 behalf of) a plan or similar arrangement or if
                                 other restrictions apply.

Legal Investment..............   The prospectus supplement will specify
                                 whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" herein.

                                       12

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be
                                 rated lower than investment grade by one or
                                 more nationally recognized statistical rating
                                 agencies. A security rating is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to qualification, revision
                                 or withdrawal at any time by the assigning
                                 rating organization.

                                       13

                                 RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
 Certificates May Be
 Limited Because of Their
 Characteristics..............   You may not be able to resell your
                                 certificates and the value of your certificates
                                 may be less than you anticipated for a variety
                                 of reasons including:

                                 o  a secondary market for your certificates
                                    may not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o  the limited sources of information about
                                    the certificates other than that provided
                                    in this prospectus, the prospectus
                                    supplement and the monthly report to
                                    certificateholders.

The Assets of the Trust Fund May
 Not Be Sufficient to Pay
 Your Certificates.............  Unless otherwise specified in the prospectus supplement, neither the offered certificates of
                                 any series nor the mortgage assets in the
                                 related trust fund will be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. No offered certificate of any
                                 series will represent a claim against or
                                 security interest in the trust fund for any
                                 other series. Accordingly, if the related trust
                                 fund has insufficient assets to make payments
                                 on the certificates, there will be no other
                                 assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer,
                                 special servicer or other specified person may
                                 under certain circumstances withdraw some
                                 amounts on deposit in certain funds or
                                 accounts constituting part of a trust fund,
                                 including the certificate account and any
                                 accounts maintained as credit support, as
                                 described in the prospectus supplement. The
                                 trustee, master servicer, special servicer or
                                 other specified person may have the authority
                                 to make these withdrawals for purposes other
                                 than the payment of principal of or interest
                                 on the related series of certificates.

                                 The prospectus supplement for a series of
                                 certificates may provide for one or more
                                 classes of certificates that are subordinate
                                 to one or more other classes of certificates
                                 in entitlement to certain distributions on the
                                 certificates. On any distribution date in
                                 which the related trust fund has incurred
                                 losses or shortfalls in collections on the
                                 mortgage assets, the subordinate certificates
                                 initially will bear the amount of such losses
                                 or shortfalls and, thereafter, the remaining
                                 classes of certificates will bear the
                                 remaining amount of such losses or shortfalls.
                                 The priority, manner and limitations on the
                                 allocation of losses and shortfalls will be
                                 specified in the prospectus supplement.

                                       14

Prepayments and Repurchases of
 the Mortgage Assets Will Affect
 the Timing of Your Cash Flow
 and May Affect Your Yield.....  Prepayments (including those caused by defaults on the mortgage loans and repurchases
                                 for breach of representation or warranty) on
                                 the mortgage loans in a trust fund generally
                                 will result in a faster rate of principal
                                 payments on one or more classes of the related
                                 certificates than if payments on such mortgage
                                 assets were made as scheduled. Thus, the
                                 prepayment experience on the mortgage assets
                                 may affect the average life of each class of
                                 related certificates. The rate of principal
                                 payments on mortgage loans varies between pools
                                 and from time to time is influenced by a
                                 variety of economic, demographic, geographic,
                                 social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate
                                 of prepayments on the mortgage loans in any
                                 trust fund or that such rate will conform to
                                 any model described in this prospectus or in
                                 any prospectus supplement. As a result,
                                 depending on the anticipated rate of
                                 prepayment for the mortgage loans in any trust
                                 fund, the retirement of any class of
                                 certificates could occur significantly earlier
                                 or later than you expected.

                                 The rate of voluntary prepayments will also be
                                 affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment
                                    lock-out periods and prepayment premiums;

                                 o  then-current interest rates being charged
                                    on similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or
                                 more classes of certificates with entitlements
                                 to payments prior to other classes of
                                 certificates. As a result, yields on classes
                                 of certificates with a lower priority of
                                 payment, including classes of offered
                                 certificates, of such series may be more
                                 sensitive to prepayments on mortgage assets. A
                                 series of certificates may include one or more
                                 classes offered at a significant premium or
                                 discount. Yields on such classes of
                                 certificates will be sensitive, and in some
                                 cases extremely sensitive, to prepayments on
                                 mortgage assets and, where the amount of
                                 interest payable with respect to a class is
                                 disproportionately high, as compared to the
                                 amount of principal, a holder might, in some
                                 prepayment scenarios, fail to recoup its
                                 original investment.

                                 If a mortgage loan is in default, it may not
                                 be possible to collect a prepayment premium.
                                 No person will be required to pay any premium
                                 if a mortgage loan is repurchased for a breach
                                 of representation or warranty.

                                       15

                                 The yield on your certificates may be less
                                 than anticipated because:

                                 o  the prepayment premium or yield
                                    maintenance required under certain
                                    prepayment scenarios may not be
                                    enforceable in some states or under
                                    federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.

Optional Early Termination of
 the Trust Fund May Result in an
 Adverse Impact on Your Yield or
 May Result in a Loss.........   A series of certificates may be subject to
                                 optional early termination by means of the
                                 repurchase of the mortgage assets in the
                                 related trust fund. We cannot assure you that
                                 the proceeds from a sale of the mortgage assets
                                 will be sufficient to distribute the
                                 outstanding certificate balance plus accrued
                                 interest and any undistributed shortfalls in
                                 interest accrued on the certificates that are
                                 subject to the termination. Accordingly, the
                                 holders of such certificates may suffer an
                                 adverse impact on the overall yield on their
                                 certificates, may experience repayment of their
                                 investment at an unpredictable and inopportune
                                 time or may even incur a loss on their
                                 investment.

Ratings Do Not Guarantee Payment
 and Do Not Address Prepayment
 Risks........................   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only
                                 its assessment of the likelihood that holders
                                 of certificates of such class will receive
                                 payments to which such certificateholders are
                                 entitled under the related pooling and
                                 servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on
                                    the related mortgage loans will be made;

                                 o  the degree to which the rate of
                                    prepayments on the related mortgage loans
                                    might differ from that originally
                                    anticipated;

                                 o  the likelihood of early optional
                                    termination of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or
                                    lower rate than anticipated by an investor
                                    may cause such investor to experience a
                                    lower than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup
                                    its initial investment under certain
                                    prepayment scenarios.

                                 The amount, type and nature of credit support,
                                 if any, provided with respect to a series of
                                 certificates will be determined on the basis
                                 of criteria established by each rating

                                       16

                                 agency rating classes of certificates of such
                                 series. Those criteria are sometimes based
                                 upon an actuarial analysis of the behavior of
                                 mortgage loans in a larger group. However, we
                                 cannot provide assurance that the historical
                                 data supporting any such actuarial analysis
                                 will accurately reflect future experience, or
                                 that the data derived from a large pool of
                                 mortgage loans will accurately predict the
                                 delinquency, foreclosure or loss experience of
                                 any particular pool of mortgage loans. In
                                 other cases, a rating agency may base their
                                 criteria upon determinations of the values of
                                 the mortgaged properties that provide security
                                 for the mortgage loans. However, we cannot
                                 provide assurance that those values will not
                                 decline in the future.

Unused Amounts in Pre-Funding
 Accounts May Be Returned to
 You as a Prepayment..........   The prospectus supplement will disclose when
                                 we are using a pre-funding account to purchase
                                 additional mortgage assets in connection with
                                 the issuance of certificates. Amounts on
                                 deposit in a pre-funding account that are not
                                 used to acquire additional mortgage assets by
                                 the end of the pre-funding period for a series
                                 of certificates may be distributed to holders
                                 of those certificates as a prepayment of
                                 principal, which may materially and adversely
                                 affect the yield on those certificates.

Additional Mortgage Assets
 Acquired in Connection with the
 Use of a Pre-Funding Account
 May Change the Aggregate
 Characteristics of a Trust
 Fund.........................   Any additional mortgage assets acquired by a
                                 trust fund with funds in a pre-funding account
                                 may possess substantially different
                                 characteristics than the mortgage assets in the
                                 trust fund on the closing date for a series of
                                 certificates. Therefore, the aggregate
                                 characteristics of a trust fund following the
                                 pre-funding period may be substantially
                                 different than the characteristics of a trust
                                 fund on the closing date for that series of
                                 certificates.

Net Operating Income Produced
 by a Mortgaged Property May Be
 Inadequate to Repay the Mortgage
 Loans........................   The value of a mortgage loan secured by a
                                 multifamily or commercial property is directly
                                 related to the net operating income derived
                                 from that property because the ability of a
                                 borrower to repay a loan secured by an
                                 income-producing property typically depends
                                 primarily upon the successful operation of that
                                 property rather than upon the existence of
                                 independent income or assets of the borrower.
                                 The reduction in the net operating income of
                                 the property may impair the borrower's ability
                                 to repay the loan.

                                 Many of the mortgage loans included in a trust
                                 fund may be secured by liens on owner-occupied
                                 mortgaged properties or

                                       17

                                 on mortgaged properties leased to a single
                                 tenant. Accordingly, a decline in the
                                 financial condition of the borrower or single
                                 tenant may have a disproportionately greater
                                 affect on the net operating income from such
                                 mortgaged properties than would be the case
                                 with respect to mortgaged properties with
                                 multiple tenants.

Future Value of a Mortgaged
 Property and its Net Operating
 Income and Cash Flow Is Not
 Predictable...................  Commercial and multifamily property values and cash flows and net operating income from such
                                 mortgaged properties are volatile and may be
                                 insufficient to cover debt service on the
                                 related mortgage loan at any given time.
                                 Property value, cash flow and net operating
                                 income depend upon a number of factors,
                                 including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o  an oversupply of commercial or multifamily
                                    properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o  increases in interest rates, real estate
                                    tax rates and other operating expenses;

                                 o  changes in governmental rules, regulations
                                    and fiscal policies, including
                                    environmental legislation;

                                 o  perceptions by prospective tenants and, if
                                    applicable, their customers, of the
                                    safety, convenience, services and
                                    attractiveness of the property;

                                 o  the age, construction quality and design
                                    of a particular property;

                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
 Remedies Available Following a
 Mortgagor Default............   The mortgage loans will not be an obligation
                                 of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage
                                 insurer, or by the depositor, the originators,
                                 the master servicer, the special servicer, the
                                 trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund
                                 generally will be a nonrecourse loan. If there
                                 is a default (other than a default resulting
                                 from voluntary bankruptcy, fraud or willful
                                 misconduct) there will generally only be
                                 recourse against the specific mortgaged
                                 properties and other assets that have been
                                 pledged

                                       18

                                 to secure such mortgage loan. Even if a
                                 mortgage loan provides for recourse to a
                                 mortgagor or its affiliates, it is unlikely
                                 the trust fund ultimately could recover any
                                 amounts not covered by the mortgaged property.

Special Risks of Mortgage Loans
 Secured by Multifamily
 Properties....................  Mortgage loans secured by multifamily properties may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Adverse economic conditions, either
                                 local, regional or national, may limit the
                                 amount of rent that a borrower may charge for
                                 rental units, and may result in a reduction in
                                 timely rent payments or a reduction in
                                 occupancy levels. Occupancy and rent levels may
                                 also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily
                                    rental properties, current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  the level of mortgage interest rates,
                                    which may encourage tenants in multifamily
                                    rental properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose rent limitations and may
                                    adversely affect the ability of the
                                    applicable borrowers to increase rents to
                                    maintain the mortgaged properties in
                                    proper condition during periods of rapid
                                    inflation or declining market value of the
                                    mortgaged properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose income restrictions on tenants
                                    and which may reduce the number of
                                    eligible tenants in such mortgaged
                                    properties and result in a reduction in
                                    occupancy rates applicable thereto; and

                                 o  the possibility that some eligible tenants
                                    may not find any differences in rents
                                    between subsidized or supported properties
                                    and other multifamily rental properties in
                                    the same area to be a sufficient economic
                                    incentive to reside at a subsidized or
                                    supported property, which may have fewer
                                    amenities or otherwise be less attractive
                                    as a residence.

                                 All of these conditions and events may
                                 increase the possibility that a borrower may
                                 be unable to meet its obligations under its
                                 mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to
                                 entry. Thus, a particular apartment market
                                 with historically low vacancies could
                                 experience substantial new construction, and a
                                 resultant oversupply of units, in a

                                       19

                                 relatively short period of time. Because
                                 multifamily apartment units are typically
                                 leased on a short-term basis, the tenants who
                                 reside in a particular project within such a
                                 market may easily move to alternative projects
                                 with more desirable amenities or locations.

Special Risks of Mortgage Loans
 Secured by Retail Properties..  Mortgage loans secured by retail properties may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of retail
                                 properties are:

                                 o  the quality of the tenants; and

                                 o  the fundamental aspects of real estate
                                    such as location and market demographics.

                                 The correlation between the success of tenant
                                 businesses and property value is more direct
                                 with respect to retail properties than other
                                 types of commercial property because a
                                 significant component of the total rent paid
                                 by retail tenants is often tied to a
                                 percentage of gross sales. Significant tenants
                                 at a retail property play an important part in
                                 generating customer traffic and making a
                                 retail property a desirable location for other
                                 tenants at that property. Accordingly, retail
                                 properties may be adversely affected if a
                                 significant tenant ceases operations at those
                                 locations, which may occur on account of a
                                 voluntary decision not to renew a lease,
                                 bankruptcy or insolvency of the tenant, the
                                 tenant's general cessation of business
                                 activities or for other reasons. In addition,
                                 some tenants at retail properties may be
                                 entitled to terminate their leases or pay
                                 reduced rent if an anchor tenant ceases
                                 operations at the property. In those cases, we
                                 cannot provide assurance that any anchor
                                 tenants will continue to occupy space in the
                                 related shopping centers.

                                 Shopping centers, in general, are affected by
                                 the health of the retail industry. In
                                 addition, a shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor tenant, the risk
                                 that an anchor tenant may vacate
                                 notwithstanding that tenant's continuing
                                 obligation to pay rent, a shift in consumer
                                 demand due to demographic changes (for
                                 example, population decreases or changes in
                                 average age or income) and/or changes in
                                 consumer preference (for example, to discount
                                 retailers).

                                 Unlike other income producing properties,
                                 retail properties also face competition from
                                 sources outside a given real estate market,
                                 such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                       20

                                 Continued growth of these alternative retail
                                 outlets (which are often characterized by
                                 lower operating costs) could adversely affect
                                 the rents collectible at the retail properties
                                 which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans
 Secured by Hospitality
 Properties....................  Mortgage loans secured by hospitality properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Various factors
                                 affect the economic viability of a hospitality
                                 property, including:

                                 o  location, quality and franchise
                                    affiliation (or lack thereof);

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that a consumer is willing to pay
                                    for a room and may result in a reduction
                                    in occupancy levels;

                                 o  the construction of competing hospitality
                                    properties, which may result in a
                                    reduction in occupancy levels;

                                 o  the increased sensitivity of hospitality
                                    properties (relative to other commercial
                                    properties) to adverse economic conditions
                                    and competition, as hotel rooms generally
                                    are rented for short periods of time;

                                 o  the financial strength and capabilities of
                                    the owner and operator of a hospitality
                                    property, which may have a substantial
                                    impact on the property's quality of
                                    service and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be
                                    expected to cause periodic fluctuations in
                                    room and other revenues, occupancy levels,
                                    room rates and operating expenses.

                                 In addition, the successful operation of a
                                 hospitality property with a franchise
                                 affiliation may depend in part upon the
                                 strength of the franchisor, the public
                                 perception of the franchise service mark and
                                 the continued existence of any franchise
                                 license agreement. The transferability of a
                                 franchise license agreement may be restricted,
                                 and a lender or other person that acquires
                                 title to a hospitality property as a result of
                                 foreclosure may be unable to succeed to the
                                 borrower's rights under the franchise license
                                 agreement. Moreover, the transferability of a
                                 hospitality property's operating, liquor and
                                 other licenses upon a transfer of the
                                 hospitality property, whether through purchase
                                 or foreclosure, is subject to local law
                                 requirements and may not be transferable.

Special Risks of Mortgage Loans
 Secured by Office Buildings...  Mortgage loans secured by office buildings may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of office
                                 buildings include:

                                 o  the quality of the tenants in the
                                    building;

                                       21

                                 o  the physical attributes of the building in
                                    relation to competing buildings; and

                                 o  the strength and stability of the market
                                    area as a desirable business location.

                                 An economic decline in the business operated
                                 by the tenants may adversely affect an office
                                 building. That risk is increased if revenue is
                                 dependent on a single tenant or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in
                                 the same market. Competition is affected by a
                                 property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite
                                    communications or other base building
                                    technological features).

                                 The success of an office building also depends
                                 on the local economy. A company's decision to
                                 locate office headquarters in a given area,
                                 for example, may be affected by such factors
                                 as labor cost and quality, tax environment and
                                 quality of life issues such as schools and
                                 cultural amenities. A central business
                                 district may have an economy which is markedly
                                 different from that of a suburb. The local
                                 economy and the financial condition of the
                                 owner will impact on an office building's
                                 ability to attract stable tenants on a
                                 consistent basis. In addition, the cost of
                                 refitting office space for a new tenant is
                                 often more costly than for other property
                                 types.

Special Risks of Mortgage Loans
 Secured by Warehouse and Self
 Storage Facilities...........   Mortgage loans secured by warehouse and
                                 storage facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. The storage facilities market contains
                                 low barriers to entry.

                                 Increased competition among self storage
                                 facilities may reduce income available to
                                 repay mortgage loans secured by a self storage
                                 facility. Furthermore, the inability of a
                                 borrower to police what is stored in a self
                                 storage facility due to privacy considerations
                                 may increase environmental risks.

                                       22

Special Risks of Mortgage Loans
 Secured by Healthcare-Related
 Properties...................   The mortgaged properties may include health
                                 care-related facilities, including senior
                                 housing, assisted living facilities, skilled
                                 nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own
                                    affairs and typically are couples whose
                                    children have left the home and at which
                                    the accommodations are usually apartment
                                    style;

                                 o  Assisted living facilities are typically
                                    single or double room occupancy,
                                    dormitory-style housing facilities which
                                    provide food service, cleaning and some
                                    personal care and with respect to which
                                    the tenants are able to medicate
                                    themselves but may require assistance with
                                    certain daily routines;

                                 o  Skilled nursing facilities provide
                                    services to post trauma and frail
                                    residents with limited mobility who
                                    require extensive medical treatment; and

                                 o  Acute care facilities generally consist of
                                    hospital and other facilities providing
                                    short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care
                                 facilities, skilled nursing facilities and
                                 some assisted living facilities, typically
                                 receive a substantial portion of their
                                 revenues from government reimbursement
                                 programs, primarily Medicaid and Medicare.
                                 Medicaid and Medicare are subject to statutory
                                 and regulatory changes, retroactive rate
                                 adjustments, administrative rulings, policy
                                 interpretations, delays by fiscal
                                 intermediaries and government funding
                                 restrictions. Moreover, governmental payors
                                 have employed cost-containment measures that
                                 limit payments to health care providers, and
                                 there exist various proposals for national
                                 health care reform that could further limit
                                 those payments. Accordingly, we cannot provide
                                 assurance that payments under government
                                 reimbursement programs will, in the future, be
                                 sufficient to fully reimburse the cost of
                                 caring for program beneficiaries. If those
                                 payments are insufficient, net operating
                                 income of health care-related facilities that
                                 receive revenues from those sources may
                                 decline, which consequently could have an
                                 adverse affect on the ability of the related
                                 borrowers to meet their obligations under any
                                 mortgage loans secured by health care-related
                                 facilities.

                                 Moreover, health care-related facilities are
                                 generally subject to federal and state laws
                                 that relate to the adequacy of medical care,
                                 distribution of pharmaceuticals, rate setting,
                                 equipment, personnel, operating policies and
                                 additions to facilities and services. In
                                 addition, facilities where such care or other
                                 medical services are provided are subject to
                                 periodic

                                       23

                                 inspection by governmental authorities to
                                 determine compliance with various standards
                                 necessary to continued licensing under state
                                 law and continued participation in the
                                 Medicaid and Medicare reimbursement programs.
                                 Furthermore, under applicable federal and
                                 state laws and regulations, Medicare and
                                 Medicaid reimbursements are generally not
                                 permitted to be made to any person other than
                                 the provider who actually furnished the
                                 related medical goods and services.
                                 Accordingly, in the event of foreclosure, the
                                 trustee, the master servicer, the special
                                 servicer or a subsequent lessee or operator of
                                 any health care-related facility securing a
                                 defaulted mortgage loan generally would not be
                                 entitled to obtain from federal or state
                                 governments any outstanding reimbursement
                                 payments relating to services furnished at
                                 such property prior to foreclosure. Any of the
                                 aforementioned events may adversely affect the
                                 ability of the related borrowers to meet their
                                 mortgage loan obligations.

                                 Providers of assisted living services are also
                                 subject to state licensing requirements in
                                 certain states. The failure of an operator to
                                 maintain or renew any required license or
                                 regulatory approval could prevent it from
                                 continuing operations at a health care-related
                                 facility or, if applicable, bar it from
                                 participation in government reimbursement
                                 programs. In the event of foreclosure, we
                                 cannot provide assurance that the trustee or
                                 any other purchaser at a foreclosure sale
                                 would be entitled to the rights under the
                                 licenses, and the trustee or other purchaser
                                 may have to apply in its own right for the
                                 applicable license. We cannot provide
                                 assurance that the trustee or other purchaser
                                 could obtain the applicable license or that
                                 the related mortgaged property would be
                                 adaptable to other uses.

                                 Government regulation applying specifically to
                                 acute care facilities, skilled nursing
                                 facilities and certain types of assisted
                                 living facilities includes health planning
                                 legislation, enacted by most states, intended,
                                 at least in part, to regulate the supply of
                                 nursing beds. The most common method of
                                 control is the requirement that a state
                                 authority first make a determination of need,
                                 evidenced by its issuance of a certificate of
                                 need, before a long-term care provider can
                                 establish a new facility, add beds to an
                                 existing facility or, in some states, take
                                 certain other actions (for example, acquire
                                 major medical equipment, make major capital
                                 expenditures, add services, refinance
                                 long-term debt, or transfer ownership of a
                                 facility). States also regulate nursing bed
                                 supply in other ways. For example, some states
                                 have imposed moratoria on the licensing of new
                                 beds, or on the certification of new Medicaid
                                 beds, or have discouraged the construction of
                                 new nursing facilities by limiting Medicaid
                                 reimbursements allocable to the cost of new
                                 construction and equipment. In general, a
                                 certificate of need is site specific and
                                 operator specific; it cannot be transferred
                                 from one site to another, or to another
                                 operator, without the approval of the
                                 appropriate state agency. Accordingly, in the
                                 case of foreclosure upon a mortgage loan

                                       24

                                 secured by a lien on a health care-related
                                 mortgaged property, the purchaser at
                                 foreclosure might be required to obtain a new
                                 certificate of need or an appropriate
                                 exemption. In addition, compliance by a
                                 purchaser with applicable regulations may in
                                 any case require the engagement of a new
                                 operator and the issuance of a new operating
                                 license. Upon a foreclosure, a state
                                 regulatory agency may be willing to expedite
                                 any necessary review and approval process to
                                 avoid interruption of care to a facility's
                                 residents, but we cannot provide assurance
                                 that any state regulatory agency will do so or
                                 that the state regulatory agency will issue
                                 any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse"
                                 laws also apply to health care-related
                                 facilities. "Fraud and abuse" laws generally
                                 prohibit payment or fee-splitting arrangements
                                 between health care providers that are
                                 designed to induce or encourage the referral
                                 of patients to, or the recommendation of, a
                                 particular provider for medical products or
                                 services. Violation of these restrictions can
                                 result in license revocation, civil and
                                 criminal penalties, and exclusion from
                                 participation in Medicare or Medicaid
                                 programs. The state law restrictions in this
                                 area vary considerably from state to state.
                                 Moreover, the federal anti-kickback law
                                 includes broad language that potentially could
                                 be applied to a wide range of referral
                                 arrangements, and regulations designed to
                                 create "safe harbors" under the law provide
                                 only limited guidance. Accordingly, we cannot
                                 provide assurance that such laws will be
                                 interpreted in a manner consistent with the
                                 practices of the owners or operators of the
                                 health care-related mortgaged properties that
                                 are subject to those laws.

                                 The operators of health care-related
                                 facilities are likely to compete on a local
                                 and regional basis with others that operate
                                 similar facilities, some of which competitors
                                 may be better capitalized, may offer services
                                 not offered by such operators, or may be owned
                                 by non-profit organizations or government
                                 agencies supported by endowments, charitable
                                 contributions, tax revenues and other sources
                                 not available to such operators. The
                                 successful operation of a health care-related
                                 facility will generally depend upon:

                                 o  the number of competing facilities in the
                                    local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o  the types of services the facility
                                    provides; and

                                 o  where applicable, the quality of care and
                                    the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a
                                 competitive market may increase the likelihood
                                 of foreclosure on the related mortgage loan,
                                 possibly affecting the yield on one or more
                                 classes of the related series of offered
                                 certificates.

                                       25

Special Risks of Mortgage Loans
 Secured by Industrial and
 Mixed-Use Facilities..........  Mortgage loans secured by industrial and mixed-use facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Significant factors determining the value
                                 of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.
                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. Location is
                                 also important because an industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (e.g. a decline in defense
                                 spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties.

Poor Property Management Will
 Adversely Affect the Performance
 of the Related Mortgaged
 Property......................  Each mortgaged property securing a mortgage loan which has been sold into a trust fund is
                                 managed by a property manager (which generally
                                 is an affiliate of the borrower) or by the
                                 borrower itself. The successful operation of a
                                 real estate project is largely dependent on the
                                 performance and viability of the management of
                                 such project. The property manager is
                                 responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels
                                    of rent payments and advising the
                                    borrowers so that maintenance and capital
                                    improvements can be carried out in a
                                    timely fashion.

                                       26

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise. There can be
                                 no assurance that the property managers will
                                 at all times be in a financial condition to
                                 continue to fulfill their management
                                 responsibilities under the related management
                                 agreements throughout the terms of those
                                 agreements.

Balloon Payments on Mortgage
 Loans Result in Heightened Risk
 of Borrower Default..........   Some of the mortgage loans included in a
                                 trust fund may not be fully amortizing (or may
                                 not amortize at all) over their terms to
                                 maturity and, thus, will require substantial
                                 principal payments (that is, balloon payments)
                                 at their stated maturity. Mortgage loans of
                                 this type involve a greater degree of risk than
                                 self-amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 will depend upon either:

                                 o  its ability to fully refinance the loan;
                                    or

                                 o  its ability to sell the related mortgaged
                                    property at a price sufficient to permit
                                    the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                 o  the value of the related mortgaged
                                    property;

                                 o  the level of available mortgage interest
                                    rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o  rent control laws (with respect to certain
                                    residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions;
                                    and

                                 o  the availability of credit for loans
                                    secured by commercial or multifamily, as
                                    the case may be, real properties
                                    generally.

                                       27

The Servicer Will Have Discretion
 to Handle or Avoid Obligor
 Defaults in a Manner Which May
 Be Adverse to Your Interests..  If and to the extent specified in the prospectus supplement defaulted mortgage loans
                                 exist or are imminent, in order to maximize
                                 recoveries on defaulted mortgage loans, the
                                 related pooling and servicing agreement will
                                 permit (within prescribed limits) the master
                                 servicer or a special servicer to extend and
                                 modify mortgage loans that are in default or as
                                 to which a payment default is imminent. While
                                 the related pooling and servicing agreement
                                 generally will require a master servicer to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, we cannot provide assurance that
                                 any such extension or modification will in fact
                                 increase the present value of receipts from or
                                 proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from or proceeds of such mortgage
                                 loans that would otherwise be payable to the
                                 certificateholders.

Proceeds Received upon
 Foreclosure of Mortgage Loans
 Secured Primarily by Junior
 Mortgages May Result in
 Losses.......................   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included
                                 in a trust fund may be secured primarily by
                                 junior mortgages. When liquidated, mortgage
                                 loans secured by junior mortgages are entitled
                                 to satisfaction from proceeds that remain from
                                 the sale of the related mortgaged property
                                 after the mortgage loans senior to such
                                 mortgage loans have been satisfied. If there
                                 are insufficient funds to satisfy both the
                                 junior mortgage loans and senior mortgage
                                 loans, the junior mortgage loans would suffer a
                                 loss and, accordingly, one or more classes of
                                 certificates would bear such loss. Therefore,
                                 any risks of deficiencies associated with first
                                 mortgage loans will be greater with respect to
                                 junior mortgage loans.

Credit Support May Not Cover
 Losses or Risks Which Could
 Adversely Affect Payment on
 Your Certificates.............  The prospectus supplement for the offered certificates of each series will describe any
                                 credit support provided with respect to those
                                 certificates. Use of credit support will be
                                 subject to the conditions and limitations
                                 described in this prospectus and in the related
                                 prospectus supplement. Moreover, credit support
                                 may not cover all potential losses or risks;
                                 for example, credit support may or may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates
                                 (which may include offered certificates), if
                                 so provided in the prospectus supplement.
                                 Although subordination is intended to reduce
                                 the risk to holders of

                                       28

                                 senior certificates of delinquent
                                 distributions or ultimate losses, the amount
                                 of subordination will be limited and may
                                 decline under certain circumstances. In
                                 addition, if principal payments on one or more
                                 classes of certificates of a series are made
                                 in a specified order of priority, any limits
                                 with respect to the aggregate amount of claims
                                 under any related credit support may be
                                 exhausted before the principal of the lower
                                 priority classes of certificates of such
                                 series has been fully repaid. As a result, the
                                 impact of losses and shortfalls experienced
                                 with respect to the mortgage assets may fall
                                 primarily upon those classes of certificates
                                 having a lower priority of payment. Moreover,
                                 if a form of credit support covers more than
                                 one series of certificates, holders of
                                 certificates of one series will be subject to
                                 the risk that such credit support will be
                                 exhausted by the claims of the holders of
                                 certificates of one or more other series.

                                 Regardless of the form of credit enhancement
                                 provided, the amount of coverage will be
                                 limited in amount and in most cases will be
                                 subject to periodic reduction in accordance
                                 with a schedule or formula. The master
                                 servicer will generally be permitted to
                                 reduce, terminate or substitute all or a
                                 portion of the credit enhancement for any
                                 series of certificates if the applicable
                                 rating agency indicates that the then-current
                                 rating of those certificates will not be
                                 adversely affected. The rating of any series
                                 of certificates by any applicable rating
                                 agency may be lowered following the initial
                                 issuance of those certificates as a result of
                                 the downgrading of the obligations of any
                                 applicable credit support provider, or as a
                                 result of losses on the related mortgage
                                 assets substantially in excess of the levels
                                 contemplated by that rating agency at the time
                                 of its initial rating analysis. None of the
                                 depositor, the master servicer or any of our
                                 or the master servicer's affiliates will have
                                 any obligation to replace or supplement any
                                 credit enhancement, or to take any other
                                 action to maintain any rating of any series of
                                 certificates.

Mortgagors of Commercial Mortgage
 Loans Are Sophisticated and May
 Take Actions Adverse to Your
 Interests....................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks
                                 of loss from delinquency and foreclosure that
                                 are greater than those of mortgage loans made
                                 to individuals. The mortgagor's sophistication
                                 and form of organization may increase the
                                 likelihood of protracted litigation or
                                 bankruptcy in default situations.

Some Actions Allowed by the
 Mortgage May Be Limited by
 Law..........................   Mortgages securing mortgage loans included in
                                 a trust fund may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages securing mortgage
                                 loans included in a trust fund may also include
                                 a

                                       29

                                 debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are not always enforceable. The courts
                                 of all states will enforce clauses providing
                                 for acceleration in the event of a material
                                 payment default. The equity courts of any
                                 state, however, may refuse the foreclosure of
                                 a mortgage or deed of trust when an
                                 acceleration of the indebtedness would be
                                 inequitable or unjust or the circumstances
                                 would render the acceleration unconscionable.

Assignment of Leases and Rents
 to Provide Further Security for
 Mortgage Loans Poses
 Special Risks.................  The mortgage loans included in any trust fund typically will be secured by an assignment of
                                 leases and rents pursuant to which the borrower
                                 assigns to the lender its right, title and
                                 interest as landlord under the leases of the
                                 related mortgaged property, and the income
                                 derived therefrom, as further security for the
                                 related mortgage loan, while retaining a
                                 license to collect rents for so long as there
                                 is no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. Some state laws may require
                                 that the lender take possession of the
                                 mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition,
                                 bankruptcy or the commencement of similar
                                 proceedings by or in respect of the borrower
                                 may adversely affect the lender's ability to
                                 collect the rents.

Inclusion in a Trust Fund of
 Delinquent Mortgage Loans May
 Adversely Affect the Rate of
 Defaults and Prepayments on the
 Mortgage Loans................  If so provided in the prospectus supplement, the trust fund for a series of certificates may
                                 include mortgage loans that are delinquent as
                                 of the date they are deposited in the trust
                                 fund. A mortgage loan will be considered
                                 "delinquent" if it is 30 days or more past its
                                 most recently contractual scheduled payment
                                 date in payment of all amounts due according to
                                 its terms. In any event, at the time of its
                                 creation, the trust fund will not include
                                 delinquent loans which by principal amount are
                                 more than 20% of the aggregate principal amount
                                 of all mortgage loans in the trust fund. If so
                                 specified in the prospectus supplement, the
                                 servicing of such mortgage loans will be
                                 performed by a special servicer.

                                 Credit support provided with respect to a
                                 series of certificates may not cover all
                                 losses related to delinquent mortgage loans,
                                 and investors should consider the risk that
                                 the inclusion of such mortgage loans in the
                                 trust fund may adversely affect the rate of
                                 defaults and prepayments on the mortgage loans
                                 in the trust fund and the yield on the offered
                                 certificates of such series.

                                       30

Environmental Liability May
 Affect the Lien on a Mortgaged
 Property and Expose the Lender
 to Costs.....................   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, that lien has priority over an
                                 existing mortgage lien on a property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or
                                 "operator," for costs of addressing releases or
                                 threatened releases of hazardous substances at
                                 a property, if agents or employees of the
                                 lender have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by the borrower. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. In addition, liabilities imposed upon
                                 a borrower by CERCLA or other environmental
                                 laws may adversely affect a borrower's ability
                                 to repay a loan. If a trust fund includes
                                 mortgage loans and the prospectus supplement
                                 does not otherwise specify, the related pooling
                                 and servicing agreement will contain provisions
                                 generally to the effect that the master
                                 servicer, acting on behalf of the trust fund,
                                 may not acquire title to a mortgaged property
                                 or assume control of its operation unless the
                                 master servicer, based upon a report prepared
                                 by a person who regularly conducts
                                 environmental site assessments, has made the
                                 determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs
                                 associated with remediation of hazardous
                                 substances, but we cannot provide assurance in
                                 a given case that those risks can be eliminated
                                 entirely. In addition, it is likely that any
                                 recourse against the person preparing the
                                 environmental report, and such person's ability
                                 to satisfy a judgment, will be limited.

One Action Jurisdiction May
 Limit the Ability of the
 Special Servicer to Foreclose
 on a Mortgaged Property.......  Several states (including California) have laws that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. The special servicer may need
                                 to obtain advice of counsel prior to enforcing
                                 any of the trust fund's rights under any of the
                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the special servicer may be required
                                 to foreclose first on properties located in
                                 states where "one action" rules apply (and
                                 where non-judicial foreclosure is permitted)
                                 before foreclosing on properties located in
                                 states where judicial foreclosure is the only
                                 permitted method of foreclosure.

                                       31

Rights Against Tenants May Be
 Limited if Leases Are Not
 Subordinate to the Mortgage
 or Do Not Contain Attornment
 Provisions...................   Some of the tenant leases contain provisions
                                 that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a
                                 successor owner of the property following
                                 foreclosure. Some of the leases may be either
                                 subordinate to the liens created by the
                                 mortgage loans or else contain a provision that
                                 requires the tenant to subordinate the lease if
                                 the mortgagee agrees to enter into a
                                 non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain
                                 attornment provisions, such leases may
                                 terminate upon the transfer of the property to
                                 a foreclosing lender or purchaser at
                                 foreclosure. Accordingly, in the case of the
                                 foreclosure of a mortgaged property located in
                                 such a state and leased to one or more
                                 desirable tenants under leases that do not
                                 contain attornment provisions, such mortgaged
                                 property could experience a further decline in
                                 value if such tenants' leases were terminated
                                 (e.g., if such tenants were paying
                                 above-market rents).

                                 If a lease is senior to a mortgage, the lender
                                 will not (unless it has otherwise agreed with
                                 the tenant) possess the right to dispossess
                                 the tenant upon foreclosure of the property,
                                 and if the lease contains provisions
                                 inconsistent with the mortgage (e.g.,
                                 provisions relating to application of
                                 insurance proceeds or condemnation awards),
                                 the provisions of the lease will take
                                 precedence over the provisions of the
                                 mortgage.

If Mortgaged Properties Are Not
 in Compliance With Current
 Zoning Laws, You May Not Be
 Able to Restore Compliance
 Following a Casualty Loss....   Due to changes in applicable building and
                                 zoning ordinances and codes which have come
                                 into effect after the construction of
                                 improvements on certain of the mortgaged
                                 properties, some improvements may not comply
                                 fully with current zoning laws (including
                                 density, use, parking and set-back
                                 requirements) but may qualify as permitted
                                 non-confirming uses. Such changes may limit the
                                 ability of the related mortgagor to rebuild the
                                 premises "as is" in the event of a substantial
                                 casualty loss. Such limitations may adversely
                                 affect the ability of the mortgagor to meet its
                                 mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay
                                 off such mortgage loan in full. In addition, if
                                 the mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

                                       32

Inspections of the Mortgaged
 Properties Were Limited......   The mortgaged properties were inspected by
                                 licensed engineers in connection with the
                                 origination of the mortgage loans to assess the
                                 structure, exterior walls, roofing interior
                                 construction, mechanical and electrical systems
                                 and general condition of the site, buildings
                                 and other improvements located on the mortgaged
                                 properties. We cannot provide assurance that
                                 all conditions requiring repair or replacement
                                 have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the
                                 mortgagors or their affiliates relating to the
                                 business, or arising out of the ordinary course
                                 of business, of the mortgagors and their
                                 affiliates. We cannot provide assurance that
                                 such litigation will not have a material
                                 adverse effect on the distributions to you on
                                 your certificates.

                                       33

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United
States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage
Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and
Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata

                                       34

share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover

                                       35

debt service on the mortgage loan at any given time. An insufficiency of Net
Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method
(recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from

                                       36

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income
Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans"
and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower
Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable
Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv)
the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt
Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants

                                       37

of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the
United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie
Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the CMBS will be made by the CMBS servicer or the
CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated
maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the
CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS,
(ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under
"--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements"
and (xi) the characteristics of any cash flow agreements that relate to the
CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the
Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k)
under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

                                       38

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which
Could Adversely Affect Payment on Your Certificates" and "Description of Credit
Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the
Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk
Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a
Prepayment."

                                       39

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and
Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and
May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the
Pooling and Servicing Agreements--Servicing Compensation and Payment of
Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal

                                       40

balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates)
occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share
(which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies
(e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest
Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal
Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any

                                       41

trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the

                                       42

sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their

                                       43

terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.
Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect

                                       44

of the certificates of any series on any distribution date that represent (i)
interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North
Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in
Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
Wachovia Corporation is a financial holding company under the
Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its
telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       45

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii)
be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as
Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of
Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell
Certificates May Be Limited Because of Their Characteristics," and "--The
Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided

                                       46

in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class
(other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the
Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates
(other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i)
based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the certificate balance
of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield
Considerations--Shortfalls in Collections of Interest Resulting from
Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on
(or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets
Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield
Considerations."

                                       47

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual
Certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in

                                       48

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the
Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

                                       49

        (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

        (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

        (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

        (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

        (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

        (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

        (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

        (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund
      (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

        (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B)
      the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

        (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby)
      immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

        (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

        (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

        (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

        (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv)
above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the

                                       50

calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such
CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See
"Description of the Pooling and Servicing Agreements--Events of Default,"
"--Rights upon Event of Default" and "--Resignation and Removal of the
Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or

                                       51

certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc., and the National Association of Securities Dealers, Inc. Access
to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the
DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction.
Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC,

                                       52

and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement.
In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.
However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term
"certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans

                                       53

to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the
Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the

                                       54

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date
(other than payments due on or before the Cut-Off Date):

                                       55

        (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

        (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

        (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

        (v) any advances made as described under "Description of the
      Certificate--Advances in Respect of Delinquencies;"

        (vi) any amounts paid under any cash flow agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements;"

        (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations
     and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization
     Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the
     Certificates--Termination;"

        (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

        (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

        (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

        (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

        (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

        (i) to make distributions to the certificateholders on each distribution date;

        (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified

                                       56

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

        (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

        (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

        (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity
      (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

        (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
      "--Realization Upon Defaulted Mortgage Loans;"

        (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
      Servicer and the Depositor;"

        (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

        (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under
      "--Certain Matters Regarding the Trustee;"

        (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

        (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

        (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
     Consequences--Taxation of Owners of REMIC Residual
     Certificates--Prohibited Transactions Tax and Other Taxes;"

                                       57

        (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

        (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

        (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

        (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

        (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or

                                       58

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless

                                       59

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

       (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

       (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal
     Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.
If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the

                                       60

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of

                                       61

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting
from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,

                                       62

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.
However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less

                                       63

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment
(other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes;
provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

                                       64

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and

                                       65

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause)
remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       66

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and
(iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

                                       67

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.
However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the

                                       68

types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any
CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the
Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion,
"mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.
The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws
(including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.
A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At

                                       69

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.
See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform
Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such

                                       70

tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii)
arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.
The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state

                                       71

law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.
Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all

                                       72

parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears
(without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

                                       73

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real

                                       74

property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will

                                       75

recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

                                       76

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.
Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%
of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise

                                       77

accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.
Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"

                                       78

of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.
However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or
"operator" of contaminated property or underground petroleum storage tanks. The
Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

                                       79

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

                                       80

material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.
Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such

                                       81

as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the
OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

                                       82

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii)
the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered
Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                                       83

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which
(e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return.
Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences."
Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i)
REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G
(the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC.
For purposes of this tax discussion, references to a "certificateholder" or a
"holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow
Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham &
Taft LLP, counsel to the depositor, that upon the issuance of each series of
REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more
REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC Provisions.

                                       84

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a
REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if
95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year.
Interest on the REMIC Regular Certificates and income allocated to the class of
REMIC Residual Certificates will be interest described in section 856(c)(3)(B)
of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered
REMICs will ach qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

                                       85

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section
1272(a)(6) of the Code provides special rules applicable to REMIC Regular
Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of
1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest"
includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates,"
or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC
Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated
interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest"
for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC
Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a

                                       86

REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the
REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC
Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue

                                       87

price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium."
Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o  on the basis of a constant yield method;

                                       88

     o  in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o  in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC
        Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a
REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates--Market Discount." The committee report accompanying the
Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular
Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

                                       89

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual
Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than)
the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions,"
residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return.

     On May 11, 2004 the Internal Revenue Service published final Treasury regulations (the "Inducement Fee Regulations") under Sections 446(b), 860C, and
863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

     Proposed Treasury Regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury Regulation section 1.446-6(c) sets forth a general rule (the "General

                                       90

Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury Regulations state, however, that the treatment of inducement fees received on noneconomic REMIC
Residual Certificates constitutes a method of accounting for purposes of
Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee
Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the
Treasury Regulations and other procedures thereunder.

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The
Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee
Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC
Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury Regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." If one or more classes of REMIC
Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds

                                       91

will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC
Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September
27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular
Certificates equal to the deductions that would be allowed if the REMIC Regular
Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular
Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the
REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual
Certificateholders should consult their tax advisors.

                                       92

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC
Residual Certificateholders. To the extent such REMIC Residual
Certificateholders' initial bases are less than the distributions to such REMIC
Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual
Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     o  the sum of the daily portions of REMIC taxable income allocable to such
        REMIC Residual Certificate; over

     o  the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
        Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC
Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term
Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o  will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o  will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o  will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

                                       93

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual
Certificateholder. First, alternative minimum taxable income for a REMIC
Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions.
Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the
"applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if
(1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2)
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a
"safe harbor" against ignoring the transfer. Either:

       (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

           (i) the present value of any consideration given the transferee to acquire the interest;

           (ii)  the present value of the expected future distributions on the interest; and

           (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

                                       94

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

       (b) the following requirements are satisfied:

           (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

           (ii)  the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

           (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC
Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations;
provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in
REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a
REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o  3% of the excess of the individual's adjusted gross income over such amount; and

     o  80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

                                       95

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such
REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such
REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions".
Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o  the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate"
        determined as of the date of purchase of such REMIC Regular Certificate, over

     o  the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate
"applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC

                                       96

or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the
Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC
Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions, a prohibited transaction means:

     o  the disposition of a mortgage loan;

     o  the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o  the receipt of compensation for services; or

     o  gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the
        REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization," a tax would be imposed in an amount equal to the product of:

     o  the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual
        Certificate for periods after the transfer; and

     o  the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such

                                       97

agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available.
Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual
Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o  the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     o  any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o  any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in such REMIC Residual Certificate, such
REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC
Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the
REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification.

                                       98

REMIC Residual Certificateholders will generally be required to report such
REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30%
after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United
States federal income or withholding tax in respect of a distribution on a
REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder). For these purposes, "United States Person"
means:

     o  a citizen or resident of the United States;

                                       99

     o  a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o  an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United
        States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular
Certificate that is held by:

     o  a REMIC Residual Certificateholder that owns directly or indirectly a
        10% or greater interest in the REMIC Residual Certificates; or

     o  to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United
        States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC
Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

                                      100

     o  assets described in section 7701(a)(19)(C) of the Code;

     o  "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     o  "real estate assets" within the meaning of section 856(c)(5)(B) of the
        Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section
856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible
Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the
"stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain
"safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of

                                      101

section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of
Grantor Trust Fractional Interest Certificates--Market Discount." Under the
stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the grantor trust fractional interest certificate and accounted

                                      102

for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do
so.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated
rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than
"qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

                                      103

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan.
Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount"
below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that

                                      104

has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates-- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular
Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules
Do Not Apply." Further, under the rules described in "--Taxation of Owners of
REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See

                                      105

"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."
It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6)
applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

                                      106

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced
(but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of
Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC
Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular
Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign
Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in

                                      107

the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.
However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S.
certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      108

                             ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons
("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain
Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL")
provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not
"significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under
ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections
406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this
Section, "ERISA Considerations,"

                                      109

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of
Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch,
Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the
Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s)
in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding
Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding
Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of
Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

                                      110

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii)
the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of a certificate on behalf of an "Excluded
Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an
Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to
5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund)
containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing
Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the
"Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support

                                      111

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of
Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and
III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities
(including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to

                                      112

Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R.  Section
1.2(m) to include certain "commercial mortgage-related securities" and
"residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it
"represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R.  Section
703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section
742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18,
2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal
Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or

                                      113

prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets,
LLC acts as agent in the sale of offered certificates, Wachovia Capital
Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that
Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets,
LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

                                      114

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by
Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped
Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

                                      115

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped
Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the
Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage
Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans
(including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                      116

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                      117

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The file "WBCMT 2005-C17 Prospectus Annexes A1-6.xls", which is a
Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4, A-5 and
A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged
Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage
Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to
Certificateholders; Available Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2005-C17 Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2005-C17 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C17 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule"
or "A-1A Loan and Property Schedule" or "A-1B Loan and Property Schedule" or
"A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant
Schedule" or "A-5 Crossed Collateralized Pool" or "A-6 Choice Center Debt
Service Payment Schedule", respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       UNTIL JUNE 17, 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE
DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

                 --------------------------------------------

                                                                           PAGE
                                                                           -----
                              PROSPECTUS SUPPLEMENT

MATERIAL FEDERAL INCOME TAX

ANNEX A-1A ..............................................................   A-1A
ANNEX A-1B ..............................................................   A-1B

                                   PROSPECTUS

ADDITIONAL INFORMATION ..................................................      6
INCORPORATION OF CERTAIN

DESCRIPTION OF THE POOLING AND
  SERVICING AGREEMENTS ..................................................     53
DESCRIPTION OF CREDIT SUPPORT ...........................................     67
CERTAIN LEGAL ASPECTS OF MORTGAGE
  LOANS AND LEASES ......................................................     69
MATERIAL FEDERAL INCOME TAX

================================================================================

================================================================================

                                 $2,137,215,000
                                  (APPROXIMATE)

                               WACHOVIA COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2005-C17

                ------------------------------------------------

                              PROSPECTUS SUPPLEMENT

                ------------------------------------------------

                               WACHOVIA SECURITIES

                       COUNTRYWIDE SECURITIES CORPORATION

                                    CITIGROUP

                              ABN AMRO INCORPORATED
                           CREDIT SUISSE FIRST BOSTON
                              GOLDMAN, SACHS & CO.

                                 MARCH 18, 2005

================================================================================